FILED PURSUANT TO RULE 424(h)
REGISTRATION FILE NO.: 333-282099-05

The information in this preliminary prospectus is not complete and may be changed. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

This preliminary prospectus, dated July 8, 2025, may be amended or completed prior to the time of sale.

$522,979,000 (Approximate)

Wells Fargo Commercial Mortgage Trust 2025-5C5
(Central Index Key Number 0002063021)

as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.
(Central Index Key Number 0000850779)

as Depositor

Wells Fargo Bank, National Association

(Central Index Key Number 0000740906)

Argentic Real Estate Finance 2 LLC
(Central Index Key Number 0001968416)

Citi Real Estate Funding Inc.
(Central Index Key Number 0001701238)

UBS AG
(Central Index Key Number 0001685185)

Bank of Montreal

(Central Index Key Number 0000927971)

Greystone Commercial Mortgage Capital LLC

(Central Index Key number 0001931347)

Zions Bancorporation, N.A.

(Central Index Key number 0000109380)

BSPRT CMBS Finance, LLC
(Central Index Key Number 0001722518)

Natixis Real Estate Capital LLC

(Central Index Key Number 0001542256)

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2025-5C5

Wells Fargo Commercial Mortgage Securities, Inc. is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2025-5C5 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered Class X-D, Class X-E, Class D, Class E, Class F-RR, Class G-RR and Class R certificates) represent the beneficial ownership interests in the issuing entity, which will be a New York common law trust named Wells Fargo Commercial Mortgage Trust 2025-5C5. The assets of the issuing entity will primarily consist of a pool of fixed rate commercial mortgage loans, which are generally the sole source of payments on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in August 2025. The rated final distribution date for the certificates is the distribution date in July 2058.

Class	Approximate Initial Certificate Balance or Notional Amount(1)		Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)
Class A-1	$4,000,000		[__]%	(6)	May 2030
Class A-2	(7)		[__]%	(6)	(7)
Class A-3	(7)		[__]%	(6)	(7)
Class X-A	$417,191,000	(8)	[__]%	Variable(9)	NAP
Class X-B	$105,788,000	(10)	[__]%	Variable(11)	NAP
Class A-S	$52,149,000		[__]%	(6)	July 2030
Class B	$29,800,000		[__]%	(6)	July 2030
Class C	$23,839,000		[__]%	(6)	July 2030

(Footnotes to this table begin on page 3)

You should carefully consider the summary of risk factors and the risk factors beginning on page 63 and page 65, respectively, of this prospectus.

Neither the certificates nor the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. Wells Fargo Commercial Mortgage Securities, Inc. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity will not be relying upon Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act as a basis for not registering under the Investment Company Act. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, Wells Fargo Securities, LLC, BMO Capital Markets Corp., Citigroup Global Markets Inc., UBS Securities LLC, Natixis Securities Americas LLC, Academy Securities, Inc., Drexel Hamilton, LLC and Siebert Williams Shank & Co., LLC, will purchase the offered certificates from Wells Fargo Commercial Mortgage Securities, Inc. and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. Wells Fargo Securities, LLC, BMO Capital Markets Corp., Citigroup Global Markets Inc. and UBS Securities LLC are acting as co-lead managers and joint bookrunners in the following manner: Wells Fargo Securities, LLC is acting as sole bookrunning manager with respect to approximately 72.0% of each class of offered certificates, BMO Capital Markets Corp. is acting as sole bookrunning manager with respect to approximately 9.4% of each class of offered certificates and Citigroup Global Markets Inc. is acting as sole bookrunning manager with respect to approximately 18.6% of each class of offered certificates. Academy Securities, Inc., Drexel Hamilton, LLC, Natixis Securities Americas LLC, and Siebert Williams Shank & Co., LLC are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, Luxembourg and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about July 30, 2025. Wells Fargo Commercial Mortgage Securities, Inc. expects to receive from this offering approximately [_]% of the aggregate certificate balance of the offered certificates, plus accrued interest from July 1, 2025, before deducting expenses payable by the depositor.

Wells Fargo Securities	BMO Capital Markets	Citigroup	UBS Securities LLC
Co-Lead Managers and Joint Bookrunners
Academy Securities Co-Manager	Drexel Hamilton Co-Manager	Natixis Securities Americas LLC Co-Manager	Siebert Williams Shank Co-Manager
July [_, 2025

Wells Fargo Commercial Mortgage Trust 2025-5C5

Geographic Overview of Mortgage Pool

Missouri
1 property
$4,992,580
0.8% of total
Illinois
1 property
$19,295,000
3.2% of total
Michigan
1 property
$59,500,000
10.0% of total
New York
15 properties
$169,300,000
28.4% of total
Ohio
1 property
$5,300,000
0.9% of total
Massachusetts
1 property
$21,000,000
3.5% of total
Connecticut
3 properties
$30,600,000
5.1% of total
New Jersey
1 property
$41,966,659
7.0% of total
District of Columbia
15 properties
$50,000,000
8.4% of total
California
2 properties
$97,600,000
16.4% of total
Texas
4 properties
$66,734,221
11.2% of total
Louisiana
1 property
$29,700,000
5.0% of total
% of Cut-Off Date Balance
< 1.0%
1.0% – 10.0%
> 10.0%

Mortgaged Properties by Property Type

Other 1.1%
Mixed Use 2.5%
Self Storage 0.6%
Retail 5.8%
Multifamily 29.3%
Hospitality 13.3%
Office 23.2%
Industrial 24.2%

Summary of Certificates

Class	Approx. Initial Certificate Balance or Notional Amount(1)		Approx. Initial Available Certificate Balance or Notional Amount(1)(2)		Approx. Initial Retained Certificate Balance or Notional Amount(1)(2)		Approx. Initial Credit Support(3)	Approx. Initial Pass-Through Rate	Pass-Through Rate Description		Assumed Final Distribution Date(4)	Weighted Average Life (Years)(5)	Expected Principal Window (Months)(5)
Offered Certificates
Class A-1	$4,000,000		$3,901,000		$99,000		30.000%	[_]%		(6)	May 2030	2.52	08/25 – 05/30
Class A-2	(7)		(7)		(7)		30.000%	[_]%		(6)	(7)	(7)	(7)
Class A-3	(7)		(7)		(7)		30.000%	[_]%		(6)	(7)	(7)	(7)
Class X-A	$417,191,000	(8)	$406,928,000	(8)	$10,263,000	(8)	NAP	[_]%	Variable(9)		NAP	NAP	NAP
Class X-B	$105,788,000	(10)	$103,185,000	(10)	$2,603,000	(10)	NAP	[_]%	Variable(11)		NAP	NAP	NAP
Class A-S	$52,149,000		$50,866,000		$1,283,000		21.250%	[_]%		(6)	July 2030	4.96	07/30 – 07/30
Class B	$29,800,000		$29,066,000		$734,000		16.250%	[_]%		(6)	July 2030	4.96	07/30 – 07/30
Class C	$23,839,000		$23,252,000		$587,000		12.250%	[_]%		(6)	July 2030	4.96	07/30 – 07/30
Non-Offered Certificates
Class X-D	$22,350,000	(12)	$21,800,000	(12)	$550,000	(12)	NAP	[_]%	Variable(13)		NAP	NAP	NAP
Class X-E	$14,900,000	(12)	$14,533,000	(12)	$367,000	(12)	NAP	[_]%	Variable(13)		NAP	NAP	NAP
Class D	$22,350,000		$21,800,000		$550,000		8.500%	[_]%		(6)	July 2030	4.96	07/30 – 07/30
Class E	$14,900,000		$14,533,000		$367,000		6.000%	[_]%		(6)	July 2030	4.96	07/30 – 07/30
Class F-RR	$10,429,000		$10,172,000		$257,000		4.250%	[_]%		(6)	July 2030	4.96	07/30 – 07/30
Class G-RR	$25,330,459		$24,706,459		$624,000		0.000%	[_]%		(6)	July 2030	4.96	07/30 – 07/30
Class R(14)	NAP		NAP		NAP		NAP	NAP	NAP		NAP	NAP	NAP

(1)	Approximate, subject to a permitted variance of plus or minus 5% and further subject to the discussion in footnote (7) below. In addition, the notional amounts of the Class X-A, Class X-B, Class X-D and Class X-E certificates may vary depending upon the final pricing of the classes of principal balance certificates whose certificate balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any class of the Class X-A, Class X-B, Class X-D or Class X-E certificates, as applicable, would be equal to zero at all times, such class of certificates will not be issued on the closing date of this securitization.
(2)	On the closing date, Argentic Real Estate Finance 2 LLC, as “retaining sponsor” (as defined in Regulation RR) for the securitization constituted by the issuance of the certificates, is expected to cause a “majority-owned affiliate” (as defined in Regulation RR) to purchase (i) an “eligible vertical interest” (as defined in Regulation RR) in the form of certificates representing approximately 2.46% of the initial certificate balance, notional amount or percentage interest, as applicable, of each class of certificates other than the Class R certificates (collectively, the “VRR Interest”), as set forth in the table above under “Approx. Initial Retained Certificate Balance or Notional Amount,” and (ii) an “eligible horizontal residual interest” (as defined in Regulation RR) in the form of the Class F-RR and Class G-RR certificates (in each case, excluding the portion thereof that comprises a part of the VRR Interest) (collectively referred to herein as the “HRR Interest”), representing approximately 2.57% of the aggregate fair value of the certificates (other than the Class R certificates). See “Credit Risk Retention”. The initial certificate balance, notional amount or percentage interest of each class of certificates (other than the Class R certificates) expected to be retained as part of the VRR Interest may be increased or decreased in connection with final pricing, as described under “Credit Risk Retention”.
(3)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2 and Class A-3 certificates, are presented in the aggregate. See “Credit Risk Retention”.
(4)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.
(5)	The weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates of the mortgage loans.
(6)	The pass-through rate for each class of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D, Class E, Class F-RR and Class G-RR certificates for any distribution date will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(7)	The exact initial certificate balances of the Class A-2 and Class A-3 certificates are unknown and will be determined based on the final pricing of the certificates. However, the initial certificate balances (and corresponding available and retained portions thereof), assumed final distribution dates, weighted average lives and principal windows of the Class A-2 and Class A-3 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-2 and Class A-3 Certificates is expected to be approximately $413,191,000, subject to a variance of plus or minus 5%. The available certificate balance of each class of the Class A-2 and Class A-3 certificates will be equal to approximately 97.54% of the certificate balance of such class of certificates. In the event that the Class A-3 certificates issued with an initial certificate balance of $413,191,000, the Class A-2 certificates will not be issued.
3

Class of Certificates	Expected Range of Initial Certificate Balance	Expected Range of Initial Available Certificate Balance	Expected Range of Initial Retained Certificate Balance	Expected Range of Assumed Final Distribution Dates	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window (Months)
Class A-2	$0 - $150,000,000	$0 - $146,310,000	$0 - $3,690,000	NAP – June 2030	NAP- 4.83	NAP / 05/30 – 06/30
Class A-3	$263,191,000 - $413,191,000	$256,716,000 - $403,026,000	$6,475,000 - $10,165,000	July 2030 – July 2030	4.88 – 4.91	05/30 – 07/30 / 06/30 – 07/30

(8)	The Class X-A certificates are notional amount certificates. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2 and Class A-3 certificates outstanding from time to time. The Class X-A certificates will not be entitled to distributions of principal.
(9)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2 and Class A-3 certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(10)	The Class X-B certificates are notional amount certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S, Class B and Class C certificates outstanding from time to time. The Class X-B certificates will not be entitled to distributions of principal.
(11)	The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(12)	The Class X-D and Class X-E certificates are notional amount certificates and will not be entitled to distributions of principal. The notional amount of the Class X-D certificates will be equal to the certificate balance of the Class D certificates outstanding from time to time. The notional amount of the Class X-E certificates will be equal to the certificate balance of the Class E certificates outstanding from time to time.
(13)	The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class D certificates for the related distribution date. The pass-through rate for the Class X-E certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class E certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(14)	The Class R certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class R certificates represent the residual interest in each Trust REMIC as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

The Class X-D, Class X-E, Class D, Class E, Class F-RR, Class G-RR and Class R certificates are not offered by this prospectus. Any information in this prospectus concerning these certificates is presented solely to enhance your understanding of the offered certificates.

4

TABLE OF CONTENTS

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	15
Important Notice About Information Presented in this Prospectus	16
Summary of Terms	26
Summary of Risk Factors	63
Risk Factors	65
Risks Related to Market Conditions and Other External Factors	65
Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties	65
Risks Relating to the Mortgage Loans	66
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	66
Risks of Commercial and Multifamily Lending Generally	67
Sale-Leaseback Transactions Have Special Risks	69
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	70
Multifamily Properties Have Special Risks	76
Industrial Properties Have Special Risks	80
Office Properties Have Special Risks	81
Hospitality Properties Have Special Risks	82
Risks Relating to Affiliation with a Franchise or Hotel Management Company	85
Retail Properties Have Special Risks	86
Mixed Use Properties Have Special Risks	89
Parking Garage Properties Have Special Risks	89
Self Storage Properties Have Special Risks	90
Mortgaged Properties Leased to Government Tenants Have Special Risks	91
Condominium Ownership May Limit Use and Improvements	91
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	93
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	94
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	96
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	97
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	98
Risks Related to Zoning Non-Compliance and Use Restrictions	101
Risks Relating to Inspections of Properties	102
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	102
Insurance May Not Be Available or Adequate	103
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	104
Terrorism Insurance May Not Be Available for All Mortgaged Properties	104
Risks Associated with Blanket Insurance Policies or Self-Insurance	106
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	106
Limited Information Causes Uncertainty	107
Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions	107
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	108
5

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	109
Static Pool Data Would Not Be Indicative of the Performance of this Pool	110
Appraisals May Not Reflect Current or Future Market Value of Each Property	111
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	112
The Borrower’s Form of Entity May Cause Special Risks	113
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	116
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	116
Other Financings or Ability to Incur Other Indebtedness Entails Risk	118
Tenancies-in-Common May Hinder Recovery	119
Risks Relating to Enforceability of Cross-Collateralization	120
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	120
Risks Associated with One Action Rules	121
State Law Limitations on Assignments of Leases and Rents May Entail Risks	121
Various Other Laws Could Affect the Exercise of Lender’s Rights	121
Cash Management Operations Entail Certain Risks That Could Adversely Affect Distributions on Your Certificates	122
Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	123
Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool	125
Risks Related to Ground Leases and Other Leasehold Interests	125
Increases in Real Estate Taxes May Reduce Available Funds	127
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds	127
Collective Bargaining Activity May Disrupt Operations, Increase Labor Costs or Interfere with Business Strategies	128
Risks Related to Conflicts of Interest	128
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	128
The Servicing of the Shaw Park Plaza Whole Loan Will Shift to Other Servicers	131
The Servicing of Servicing Shift Whole Loans Will Shift to Other Servicers	132
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	132
Potential Conflicts of Interest of the Master Servicer and Special Servicer	134
Potential Conflicts of Interest of the Operating Advisor	136
Potential Conflicts of Interest of the Asset Representations Reviewer	137
Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders	138
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	140
Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder to Terminate the Applicable Special Servicer of the Applicable Whole Loan	142
Other Potential Conflicts of Interest May Affect Your Investment	142
Other Risks Relating to the Certificates	143
EU Securitization Rules and UK Securitization Rules	143
6

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	145
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	149
Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates	153
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	153
Risks Relating to Modifications of the Mortgage Loans	160
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	161
Pro Rata Allocation of Principal Between and Among the Subordinate Companion Loans and the Related Mortgage Loan Prior to a Material Mortgage Loan Event Default	162
Risks Relating to Interest on Advances and Special Servicing Compensation	162
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	163
The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	163
The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	165
The Master Servicer, any Sub-Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Custodian May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement	165
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	166
General Risks	171
The Certificates May Not Be a Suitable Investment for You	171
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	171
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS	171
Other Events May Affect the Value and Liquidity of Your Investment	172
The Certificates Are Limited Obligations	172
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	173
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	173
Description of the Mortgage Pool	175
General	175
Co-Originated Whole Loans and Third-Party Originated Mortgage Loans	177
Certain Calculations and Definitions	178
Definitions	179
Mortgage Pool Characteristics	192
Overview	192
Property Types	193
7

Significant Obligors	200
Mortgage Loan Concentrations	200
Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	201
Geographic Concentrations	202
Mortgaged Properties With Limited Prior Operating History	203
Tenancies-in-Common and Crowd-Funded Entities	204
Condominium and Other Shared Interests	204
Fee & Leasehold Estates; Ground Leases	205
Environmental Considerations	207
Redevelopment, Renovation and Expansion	210
Assessment of Property Value and Condition	211
Litigation and Other Considerations	212
Condemnations	213
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	213
Tenant Issues	214
Tenant Concentrations	214
Lease Expirations and Terminations	215
Purchase Options and Rights of First Refusal	219
Affiliated Leases	221
Competition from Certain Nearby Properties	222
Insurance Considerations	222
Use Restrictions	224
Appraised Value	225
Non-Recourse Carveout Limitations	225
Real Estate and Other Tax Considerations	227
Delinquency Information	230
Certain Terms of the Mortgage Loans	230
Amortization of Principal	230
Due Dates; Mortgage Rates; Calculations of Interest	230
Single-Purpose Entity Covenants	232
Prepayment Protections and Certain Involuntary Prepayments	233
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	235
Defeasance	236
Releases; Partial Releases; Property Additions	237
Escrows	238
Mortgaged Property Accounts	239
Exceptions to Underwriting Guidelines	241
Additional Indebtedness	242
General	242
Whole Loans	243
Mezzanine Indebtedness	243
Other Secured Indebtedness	245
Preferred Equity	246
Other Unsecured Indebtedness	247
The Whole Loans	247
General	247
The Serviced Pari Passu Whole Loans	252
The Non-Serviced Pari Passu Whole Loans	255
The Non-Serviced AB Whole Loans	259
Additional Information	271
Transaction Parties	271
The Sponsors and Mortgage Loan Sellers	271
Wells Fargo Bank, National Association	272
8

Argentic Real Estate Finance 2 LLC	286
Citi Real Estate Funding Inc.	295
UBS AG	306
Bank of Montreal	315
Greystone Commercial Mortgage Capital LLC	324
Zions Bancorporation, N.A.	334
BSPRT CMBS Finance, LLC	343
Natixis Real Estate Capital LLC	352
The Depositor	360
The Issuing Entity	361
The Certificate Administrator and Trustee	362
The Master Servicer	365
The Special Servicer	370
The Operating Advisor and Asset Representations Reviewer	373
Credit Risk Retention	375
General	375
Qualifying CRE Loans; Required Credit Risk Retention Percentage	377
The VRR Interest	377
Material Terms of the VRR Interest	377
The HRR Interest	377
Material Terms of the HRR Interest	377
Determination of Amount of Required Horizontal Credit Risk Retention	378
General	378
Treasury-Priced Principal Balance Certificates	378
Treasury Yield Curve	379
Credit Spread Determination for Treasury-Priced Principal Balance Certificates	379
Discount Yield Determination for Treasury-Priced Principal Balance Certificates	380
Determination of Class Sizes for Treasury-Priced Principal Balance Certificates	380
Target Price or Target Coupon Determination for Treasury-Priced Principal Balance Certificates	381
Determination of Assumed Certificate Coupon for Treasury-Priced Principal Balance Certificates	381
Determination of Expected Price for Treasury-Priced Principal Balance Certificates	382
Treasury Priced Class X Certificates	382
Determination of Treasury Yield Curve for Treasury Priced Class X Certificates	383
Yield Priced Certificates	384
Weighted Average Life of Certificates	385
Calculation of Fair Value of All ABS Interests	385
Hedging, Transfer and Financing Restrictions	386
Operating Advisor	387
Representations and Warranties	388
Description of the Certificates	393
General	393
Distributions	394
Method, Timing and Amount	394
Available Funds	395
Priority of Distributions	397
Pass-Through Rates	400
Interest Distribution Amount	401
Principal Distribution Amount	402
Certain Calculations with Respect to Individual Mortgage Loans	403
Application Priority of Mortgage Loan Collections or Whole Loan Collections	405
9

Allocation of Yield Maintenance Charges and Prepayment Premiums	409
Assumed Final Distribution Date; Rated Final Distribution Date	411
Prepayment Interest Shortfalls	412
Subordination; Allocation of Realized Losses	413
Reports to Certificateholders; Certain Available Information	416
Certificate Administrator Reports	416
Information Available Electronically	423
Voting Rights	428
Delivery, Form, Transfer and Denomination	429
Book-Entry Registration	429
Definitive Certificates	432
Certificateholder Communication	433
Access to Certificateholders’ Names and Addresses	433
Requests to Communicate	433
List of Certificateholders	434
Description of the Mortgage Loan Purchase Agreements	434
General	434
Dispute Resolution Provisions	446
Asset Review Obligations	446
Pooling and Servicing Agreement	446
General	446
Assignment of the Mortgage Loans	447
Servicing Standard	447
Subservicing	449
Advances	450
P&I Advances	450
Servicing Advances	451
Nonrecoverable Advances	452
Recovery of Advances	453
Accounts	455
Withdrawals from the Collection Account	457
Servicing and Other Compensation and Payment of Expenses	460
General	460
Master Servicing Compensation	464
Special Servicing Compensation	467
Disclosable Special Servicer Fees	472
Certificate Administrator and Trustee Compensation	473
Operating Advisor Compensation	473
Asset Representations Reviewer Compensation	474
CREFC® Intellectual Property Royalty License Fee	475
Appraisal Reduction Amounts	475
Maintenance of Insurance	482
Modifications, Waivers and Amendments	486
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	492
Inspections	494
Collection of Operating Information	495
Special Servicing Transfer Event	495
Asset Status Report	498
Realization Upon Mortgage Loans	502
Sale of Defaulted Loans and REO Properties	505
The Directing Certificateholder	508
General	508
Major Decisions	510
10

Asset Status Report	515
Replacement of the Special Servicer	515
Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event	516
Servicing Override	518
Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans	519
Rights of the Holders of Serviced Pari Passu Companion Loans	520
Limitation on Liability of Directing Certificateholder	520
The Risk Retention Consultation Party	521
General	521
Limitation on Liability of Risk Retention Consultation Party	521
The Operating Advisor	522
General	522
Duties of Operating Advisor at All Times	522
Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing	526
Recommendation of the Replacement of the Special Servicer	526
Eligibility of Operating Advisor	526
Other Obligations of Operating Advisor	527
Delegation of Operating Advisor’s Duties	528
Termination of the Operating Advisor With Cause	529
Rights Upon Operating Advisor Termination Event	530
Waiver of Operating Advisor Termination Event	530
Termination of the Operating Advisor Without Cause	530
Resignation of the Operating Advisor	531
Operating Advisor Compensation	531
The Asset Representations Reviewer	531
Asset Review	531
Eligibility of Asset Representations Reviewer	537
Other Obligations of Asset Representations Reviewer	538
Delegation of Asset Representations Reviewer’s Duties	538
Asset Representations Reviewer Termination Events	538
Rights Upon Asset Representations Reviewer Termination Event	540
Termination of the Asset Representations Reviewer Without Cause	540
Resignation of Asset Representations Reviewer	540
Asset Representations Reviewer Compensation	541
Replacement of Special Servicer Without Cause	541
Replacement of Special Servicer After Operating Advisor Recommendation and Certificateholder Vote	543
Termination of the Master Servicer or Special Servicer for Cause	545
Servicer Termination Events	545
Rights Upon Servicer Termination Event	546
Waiver of Servicer Termination Event	548
Resignation of the Master Servicer or Special Servicer	549
Resignation of Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation	549
Limitation on Liability; Indemnification	550
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	553
Dispute Resolution Provisions	554
Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder	554
11

Repurchase Request Delivered by a Party to the PSA	554
Resolution of a Repurchase Request	555
Mediation and Arbitration Provisions	558
Servicing of the Servicing Shift Mortgage Loans	559
Servicing of the Non-Serviced Mortgage Loans	560
General	560
Servicing of The Wharf Mortgage Loan	564
Servicing of the 347-363 Flushing Avenue Mortgage Loan and the 1499 Bedford Avenue Mortgage Loan	565
Servicing of the 1535 Broadway Whole Mortgage Loan	565
Servicing of the Shaw Park Plaza Mortgage Loan	566
Rating Agency Confirmations	567
Evidence as to Compliance	569
Limitation on Rights of Certificateholders to Institute a Proceeding	570
Termination; Retirement of Certificates	571
Amendment	572
Resignation and Removal of the Trustee and the Certificate Administrator	575
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	577
Certain Legal Aspects of Mortgage Loans	577
General	579
Types of Mortgage Instruments	580
Leases and Rents	580
Personalty	581
Foreclosure	581
General	581
Foreclosure Procedures Vary from State to State	581
Judicial Foreclosure	582
Equitable and Other Limitations on Enforceability of Certain Provisions	582
Nonjudicial Foreclosure/Power of Sale	582
Public Sale	583
Rights of Redemption	584
Anti-Deficiency Legislation	584
Leasehold Considerations	585
Cooperative Shares	585
Bankruptcy Laws	586
Environmental Considerations	593
General	593
Superlien Laws	594
CERCLA	594
Certain Other Federal and State Laws	594
Additional Considerations	595
Due-on-Sale and Due-on-Encumbrance Provisions	595
Subordinate Financing	596
Default Interest and Limitations on Prepayments	596
Applicability of Usury Laws	596
Americans with Disabilities Act	597
Servicemembers Civil Relief Act	597
Anti-Money Laundering, Economic Sanctions and Bribery	597
Potential Forfeiture of Assets	598
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	598
Pending Legal Proceedings Involving Transaction Parties	601
Use of Proceeds	601
12

Yield and Maturity Considerations	601
Yield Considerations	601
General	601
Rate and Timing of Principal Payments	601
Losses and Shortfalls	603
Certain Relevant Factors Affecting Loan Payments and Defaults	603
Delay in Payment of Distributions	604
Yield on the Certificates with Notional Amounts	604
Weighted Average Life	605
Pre-Tax Yield to Maturity Tables	609
Material Federal Income Tax Considerations	612
General	612
Qualification as a REMIC	613
Status of Offered Certificates	615
Taxation of Regular Interests	615
General	615
Original Issue Discount	615
Acquisition Premium	618
Market Discount	618
Premium	619
Election To Treat All Interest Under the Constant Yield Method	619
Treatment of Losses	620
Yield Maintenance Charges and Prepayment Premiums	621
Sale or Exchange of Regular Interests	621
3.8% Medicare Tax on “Net Investment Income”	622
Backup Withholding	622
Information Reporting	622
Taxation of Certain Foreign Investors	622
FATCA	624
Backup Withholding	624
Taxes That May Be Imposed on a REMIC	624
Prohibited Transactions	624
Contributions to a REMIC After the Startup Day	625
Net Income from Foreclosure Property	625
Administrative Matters	625
REMIC Partnership Representative	625
Reporting Requirements	626
Certain State and Local Tax Considerations	626
Plan of Distribution (Conflicts of Interest)	627
Incorporation of Certain Information by Reference	630
Where You Can Find More Information	631
Financial Information	631
Certain ERISA Considerations	631
General	631
Plan Asset Regulations	632
Administrative Exemptions	633
Insurance Company General Accounts	635
Legal Investment	636
Legal Matters	637
Ratings	637
Index of Defined Terms	640

13

ANNEXES

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1-1
Annex A-2:	Mortgage Pool Information (Tables)	A-2-1
Annex A-3:	Summaries of the Fifteen Largest Mortgage Loans	A-3-1
Annex B:	Form of Distribution Date Statement	B-1
Annex C:	Form of Operating Advisor Annual Report	C-1
Annex D-1:	Mortgage Loan Representations and Warranties	D-1-1
Annex D-2:	Exceptions to Mortgage Loan Representations and Warranties	D-2-1

14

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS; HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE OBTAINED ELECTRONICALLY THROUGH THE SECURITIES AND EXCHANGE COMMISSION’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE INFORMATION IN THIS PROSPECTUS IS PRELIMINARY AND MAY BE SUPPLEMENTED OR AMENDED PRIOR TO THE TIME OF SALE. IN ADDITION, THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF OFFERED CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED) AT ANY TIME PRIOR TO ISSUANCE, AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR AND MAY BE SUPERSEDED BY INFORMATION DELIVERED TO SUCH PROSPECTIVE INVESTOR PRIOR TO THE TIME OF SALE.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING CERTIFICATEHOLDER, THE RISK RETENTION CONSULTATION PARTY, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. THE OFFERED CERTIFICATES ARE A NEW ISSUE OF SECURITIES WITH NO ESTABLISHED TRADING MARKET AND WE CANNOT ASSURE YOU THAT A SECONDARY MARKET FOR THE OFFERED CERTIFICATES WILL DEVELOP. THE UNDERWRITERS ARE UNDER NO OBLIGATION TO MAKE A MARKET IN THE OFFERED CERTIFICATES AND MAY DISCONTINUE ANY MARKET MAKING ACTIVITIES AT ANY TIME WITHOUT NOTICE. IN ADDITION, THE ABILITY OF THE UNDERWRITERS TO MAKE A MARKET IN THE OFFERED CERTIFICATES MAY BE IMPACTED BY CHANGES IN REGULATORY REQUIREMENTS APPLICABLE TO MARKETING, HOLDING AND SELLING OF, OR ISSUING QUOTATIONS WITH RESPECT TO, ASSET-BACKED SECURITIES

15

GENERALLY. IF A SECONDARY MARKET DOES DEVELOP, WE CANNOT ASSURE YOU THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE LIFE OF THE OFFERED CERTIFICATES. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline” IN THIS PROSPECTUS.

Important Notice About Information Presented in this Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the certificates and the issuing entity in abbreviated form:

●	Summary of Certificates, commencing on the page set forth on the table of contents of this prospectus, which sets forth important statistical information relating to the certificates;
●	Summary of Terms, commencing on the page set forth on the table of contents of this prospectus, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and
●	Summary of Risk Factors and Risk Factors, commencing on the page set forth on the table of contents of this prospectus, which describe risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms”.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to Wells Fargo Commercial Mortgage Securities, Inc.;
●	references to any specified mortgaged property (or portfolio of mortgaged properties) refer to the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex A-1;
●	references to any specified mortgage loan should be construed to refer to the mortgage loan secured by the mortgaged property (or portfolio of mortgaged
16

properties) with the same name identified on Annex A-1, representing the approximate percentage of the initial pool balance set forth on Annex A-1;

●	any parenthetical with a percentage next to a mortgage loan name or a group of mortgage loans indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of such mortgage loan (or the aggregate outstanding principal balance of such group of mortgage loans) represents, as set forth on Annex A-1;
●	any parenthetical with a percentage next to a mortgaged property (or portfolio of mortgaged properties) indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount or aggregate allocated loan amount with respect to such mortgaged property or mortgaged properties) represents, as set forth on Annex A-1;
●	references to a “pooling and servicing agreement” (other than the Wells Fargo Commercial Mortgage Trust 2025-5C5 pooling and servicing agreement) governing the servicing of any mortgage loan should be construed to refer to any relevant pooling and servicing agreement, trust and servicing agreement or other primary transaction agreement governing the servicing of such mortgage loan; and
●	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

Until ninety days after the date of this prospectus, all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

NON-GAAP FINANCIAL MEASURES

This prospectus presents a number of non-GAAP financial measures, including Underwritten Net Cash Flow as well as other terms used to measure and present information relating to operation and performance of the Mortgaged Properties that are commonly used in the commercial real estate and real estate finance industries. In addition, the presentation of Net Operating Income includes adjustments that reflect various non-GAAP measures.

As presented in this prospectus, these terms are measures that are not presented in accordance with generally accepted accounting principles (“GAAP”). They are not measurements of financial performance under GAAP and should not be considered as alternatives to performance measures derived in accordance with GAAP or as alternatives to net income or cash flows from operating activities or as illustrative measures of liquidity. While some of these terms are widely-used within the commercial real estate and real estate finance industries, these terms have limitations as analytical tools, and investors should not consider them in isolation or as substitutes for analysis of results as if reported under GAAP.

17

The non-GAAP financial measures presented are not intended as alternatives to any measures of performance in conformity with GAAP. Investors should therefore not place undue reliance on non-GAAP financial measures or ratios calculated using those measures.

The SEC has adopted rules to regulate the use in filings with the SEC and public disclosures and press releases of non-GAAP financial measures that are derived on the basis of methodologies other than in accordance with GAAP. The non-GAAP financial measures presented in this prospectus may not comply with these rules.

NOTICE TO INVESTORS: EUROPEAN ECONOMIC AREA

PROHIBITION ON SALES TO EU RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, ANY EU RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (THE “EEA”). FOR THESE PURPOSES (AND FOR THE PURPOSES OF THE FOLLOWING SECTION OF THIS PROSPECTUS), AN “EU RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT, AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT, AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR (AN “EU QUALIFIED INVESTOR”), AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129 (AS AMENDED, THE “EU PROSPECTUS REGULATION”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “EU PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO EU RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY EU RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE EU PRIIPS REGULATION.

OTHER EEA OFFERING RESTRICTIONS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR PURPOSES OF THE EU PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE EEA WILL BE MADE ONLY TO A LEGAL ENTITY WHICH IS AN EU QUALIFIED INVESTOR. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE EEA OF OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO WITH RESPECT TO EU QUALIFIED INVESTORS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY UNDERWRITER HAVE AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN THE EEA OTHER THAN TO EU QUALIFIED INVESTORS.

MIFID II PRODUCT GOVERNANCE

ANY DISTRIBUTOR SUBJECT TO MIFID II THAT IS OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS FOR THE PURPOSES OF THE MIFID II PRODUCT GOVERNANCE RULES UNDER COMMISSION DELEGATED DIRECTIVE (EU) 2017/593 (AS AMENDED, THE “DELEGATED DIRECTIVE”). NONE OF THE ISSUING ENTITY,

18

THE DEPOSITOR OR (EXCEPT AS REGARDS ITSELF OR AGENTS ACTING ON ITS BEHALF, TO THE EXTENT RELEVANT) ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE DELEGATED DIRECTIVE.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

EACH UNDERWRITER, SEVERALLY BUT NOT JOINTLY, HAS REPRESENTED AND AGREED THAT IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE, AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE, ANY OFFERED CERTIFICATES TO ANY EU RETAIL INVESTOR (AS DEFINED ABOVE) IN THE EEA. FOR THE PURPOSES OF THIS PROVISION, THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES.

NOTICE TO INVESTORS: UNITED KINGDOM

PROHIBITION ON SALES TO UK RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, ANY UK RETAIL INVESTOR IN THE UNITED KINGDOM (THE “UK”). FOR THESE PURPOSES (AND FOR THE PURPOSES OF THE FOLLOWING SECTION OF THIS PROSPECTUS), A “UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2 OF COMMISSION DELEGATED REGULATION (EU) 2017/565, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUROPEAN UNION (WITHDRAWAL) ACT 2018 (AS AMENDED, THE “EUWA”) AND AS AMENDED; OR (II) A CUSTOMER WITHIN THE MEANING OF THE PROVISIONS OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (AS AMENDED, THE “FSMA”) AND ANY RULES OR REGULATIONS MADE UNDER THE FSMA (SUCH RULES AND REGULATIONS AS AMENDED) TO IMPLEMENT DIRECTIVE (EU) 2016/97, WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2(1) OF REGULATION (EU) NO 600/2014, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED; OR (III) NOT A QUALIFIED INVESTOR (A “UK QUALIFIED INVESTOR”), AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED (THE “UK PROSPECTUS REGULATION”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED (THE “UK PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO UK RETAIL INVESTORS IN THE UK HAS BEEN PREPARED; AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY UK RETAIL INVESTOR IN THE UK MAY BE UNLAWFUL UNDER THE UK PRIIPS REGULATION.

OTHER UK OFFERING RESTRICTIONS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR PURPOSES OF THE UK PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE UK WILL BE MADE ONLY TO A LEGAL ENTITY WHICH IS A UK QUALIFIED INVESTOR. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE UK OF OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO WITH RESPECT TO UK

19

QUALIFIED INVESTORS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY UNDERWRITER HAVE AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN THE UK OTHER THAN TO UK QUALIFIED INVESTORS.

UK MIFIR PRODUCT GOVERNANCE

ANY DISTRIBUTOR SUBJECT TO THE FCA HANDBOOK PRODUCT INTERVENTION AND PRODUCT GOVERNANCE SOURCEBOOK (THE “UK MIFIR PRODUCT GOVERNANCE RULES”) THAT IS OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR (EXCEPT AS REGARDS ITSELF OR AGENTS ACTING ON ITS BEHALF, TO THE EXTENT RELEVANT) ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE UK MIFIR PRODUCT GOVERNANCE RULES.

OTHER UK REGULATORY RESTRICTIONS

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UK TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UK, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL PROMOTION ORDER, OR (IV) ARE PERSONS TO WHOM THIS PROSPECTUS MAY OTHERWISE LAWFULLY BE COMMUNICATED OR DIRECTED (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UK, OR (II) HAVE PROFESSIONAL EXPERIENCE OF PARTICIPATING IN UNREGULATED SCHEMES (AS DEFINED FOR PURPOSES OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”)) AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH SECTION 4.12B OF THE FCA HANDBOOK CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS, TOGETHER WITH FPO PERSONS, “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS

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PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

POTENTIAL INVESTORS IN THE UK ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UK REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UK FINANCIAL SERVICES COMPENSATION SCHEME.

UNITED KINGDOM SELLING RESTRICTIONS

EACH UNDERWRITER, SEVERALLY BUT NOT JOINTLY, HAS REPRESENTED AND AGREED THAT:

PROHIBITION ON SALES TO UK RETAIL INVESTORS

(A) IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE, AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE, ANY OFFERED CERTIFICATES TO ANY UK RETAIL INVESTOR (AS DEFINED ABOVE) IN THE UK (AND FOR THE PURPOSES OF THIS PROVISION, THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES);

OTHER UK REGULATORY RESTRICTIONS

(B) IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FSMA) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY OR THE DEPOSITOR; AND

(C) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UK.

EU SECURITIZATION RULES AND UK SECURITIZATION RULES

NONE OF THE SPONSORS, THE DEPOSITOR OR THE UNDERWRITERS, OR THEIR RESPECTIVE AFFILIATES, OR ANY OTHER PERSON, INTENDS TO RETAIN A MATERIAL NET ECONOMIC INTEREST IN THE SECURITIZATION CONSTITUTED BY THE ISSUANCE OF THE CERTIFICATES, OR TO TAKE ANY OTHER ACTION IN RESPECT OF SUCH SECURITIZATION, IN A MANNER PRESCRIBED OR CONTEMPLATED BY THE EU SECURITIZATION RULES OR THE UK SECURITIZATION RULES (EACH AS DEFINED BELOW). IN PARTICULAR, NO SUCH PERSON UNDERTAKES TO TAKE ANY ACTION, OR REFRAIN FROM TAKING ANY ACTION, FOR PURPOSES OF, OR IN CONNECTION WITH, COMPLIANCE BY ANY PROSPECTIVE INVESTOR OR CERTIFICATEHOLDER WITH ANY APPLICABLE REQUIREMENT OF THE EU SECURITIZATION RULES OR THE UK SECURITIZATION RULES. IN ADDITION, THE ARRANGEMENTS DESCRIBED UNDER “CREDIT RISK RETENTION” IN THIS PROSPECTUS HAVE NOT BEEN STRUCTURED WITH THE OBJECTIVE OF ENSURING OR FACILITATING COMPLIANCE BY ANY PERSON WITH ANY APPLICABLE REQUIREMENT OF THE EU SECURITIZATION RULES OR THE UK SECURITIZATION RULES. CONSEQUENTLY, THE CERTIFICATES MAY NOT BE A SUITABLE INVESTMENT FOR ANY PERSON THAT IS SUBJECT

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TO THE EU SECURITIZATION RULES OR THE UK SECURITIZATION RULES; AND THIS MAY, AMONGST OTHER THINGS, HAVE A NEGATIVE IMPACT ON THE VALUE AND LIQUIDITY OF THE CERTIFICATES, AND OTHERWISE AFFECT THE SECONDARY MARKET FOR THE CERTIFICATES.

SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—EU SECURITIZATION RULES AND UK SECURITIZATION RULES” IN THIS PROSPECTUS.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR

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DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. ANY PROSPECTIVE INVESTOR SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT. THIS PROSPECTUS AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR (AS DEFINED IN SECTION 4A(1)(c) OF THE SFA) PURSUANT TO SECTION 274 OF THE SFA (EACH AN “INSTITUTIONAL INVESTOR”), (II) TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA) PURSUANT TO SECTION 275(1), OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, AND IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA, PROVIDED ALWAYS THAT NONE OF SUCH PERSON SHALL BE AN INDIVIDUAL OTHER THAN AN INDIVIDUAL WHO IS AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A(1)(a) OF THE SFA) (EACH, A “RELEVANT INVESTOR”).

NO CERTIFICATES ACQUIRED BY (I) AN INSTITUTIONAL INVESTOR; OR (II) A RELEVANT INVESTOR IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA MAY BE OFFERED OR SOLD, MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, OR OTHERWISE TRANSFERRED, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE, OTHER THAN TO (I) AN INSTITUTIONAL INVESTOR; OR (II) A RELEVANT INVESTOR IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA.

WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS: (A) A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A OF THE SFA)) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE

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CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR, SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST (HOWSOEVER DESCRIBED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 OF THE SFA EXCEPT: (1) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR TO ANY PERSON PURSUANT TO AN OFFER THAT IS MADE ON TERMS THAT SUCH SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR SUCH RIGHTS OR INTEREST IN THAT TRUST ARE ACQUIRED AT A CONSIDERATION OF NOT LESS THAN 200,000 SINGAPORE DOLLARS (OR ITS EQUIVALENT IN A FOREIGN CURRENCY) FOR EACH TRANSACTION, WHETHER SUCH AMOUNT IS TO BE PAID FOR IN CASH OR BY EXCHANGE OF SECURITIES OR OTHER ASSETS, AND FURTHER FOR CORPORATIONS, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275(1A) OF THE SFA; (2) WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; (3) WHERE THE TRANSFER IS BY OPERATION OF LAW; OR (4) AS SPECIFIED IN SECTION 276(7) OF THE SFA.

REPUBLIC OF KOREA

THESE CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF THE REPUBLIC OF KOREA FOR A PUBLIC OFFERING IN THE REPUBLIC OF KOREA. THE UNDERWRITERS HAVE THEREFORE REPRESENTED AND AGREED THAT THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE OFFERED, SOLD OR DELIVERED DIRECTLY OR INDIRECTLY, OR OFFERED, SOLD OR DELIVERED TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN THE REPUBLIC OF KOREA OR TO ANY RESIDENT OF THE REPUBLIC OF KOREA, EXCEPT AS OTHERWISE PERMITTED UNDER APPLICABLE LAWS AND REGULATIONS OF THE REPUBLIC OF KOREA, INCLUDING THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE FOREIGN EXCHANGE TRANSACTIONS LAW AND THE DECREES AND REGULATIONS THEREUNDER.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

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JAPANESE RETENTION REQUIREMENT

THE JAPANESE FINANCIAL SERVICES AGENCY (“JFSA”) PUBLISHED A RISK RETENTION RULE AS PART OF THE REGULATORY CAPITAL REGULATION OF CERTAIN CATEGORIES OF JAPANESE INVESTORS SEEKING TO INVEST IN SECURITIZATION TRANSACTIONS (THE “JRR RULE”). THE JRR RULE MANDATES AN “INDIRECT” COMPLIANCE REQUIREMENT, MEANING THAT CERTAIN CATEGORIES OF JAPANESE INVESTORS WILL BE REQUIRED TO APPLY HIGHER RISK WEIGHTING TO SECURITIZATION EXPOSURES THEY HOLD UNLESS THE RELEVANT ORIGINATOR COMMITS TO HOLD A RETENTION INTEREST IN THE SECURITIES ISSUED IN THE SECURITIZATION TRANSACTION EQUAL TO AT LEAST 5% OF THE EXPOSURE OF THE TOTAL UNDERLYING ASSETS IN THE SECURITIZATION TRANSACTION (THE “JAPANESE RETENTION REQUIREMENT”), OR SUCH INVESTORS DETERMINE THAT THE UNDERLYING ASSETS WERE NOT “INAPPROPRIATELY ORIGINATED.” IN THE ABSENCE OF SUCH A DETERMINATION BY SUCH INVESTORS THAT SUCH UNDERLYING ASSETS WERE NOT “INAPPROPRIATELY ORIGINATED,” THE JAPANESE RETENTION REQUIREMENT WOULD APPLY TO AN INVESTMENT BY SUCH INVESTORS IN SUCH SECURITIES.

NO PARTY TO THE TRANSACTION DESCRIBED IN THIS PROSPECTUS HAS COMMITTED TO HOLD A RISK RETENTION INTEREST IN COMPLIANCE WITH THE JAPANESE RETENTION REQUIREMENT, AND WE MAKE NO REPRESENTATION AS TO WHETHER THE TRANSACTION DESCRIBED IN THIS PROSPECTUS WOULD OTHERWISE COMPLY WITH THE JRR RULE.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT HERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

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Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Title of Certificates	Commercial Mortgage Pass-Through Certificates, Series 2025-5C5.
Depositor	Wells Fargo Commercial Mortgage Securities, Inc., a North Carolina corporation, a wholly-owned subsidiary of Wells Fargo Bank, National Association, a national banking association organized under the laws of the United States of America, which is a direct, wholly-owned subsidiary of Wells Fargo & Company, a Delaware corporation. The depositor’s address is 301 South College Street, Charlotte, North Carolina 28202-0901 and its telephone number is (704) 374-6161. See “Transaction Parties—The Depositor”.
Issuing Entity	Wells Fargo Commercial Mortgage Trust 2025-5C5, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.
Sponsors and Originators	The sponsors of this transaction are:
●	Wells Fargo Bank, National Association, a national banking association
●	Argentic Real Estate Finance 2 LLC, a Delaware limited liability company
●	Citi Real Estate Funding Inc., a New York corporation
●	UBS AG New York Branch, an Office of the Comptroller of the Currency regulated branch of a foreign bank
●	Bank of Montreal, a Canadian chartered bank
●	Greystone Commercial Mortgage Capital LLC, a Delaware limited liability company
●	Zions Bancorporation, N.A., a national banking association
●	BSPRT CMBS Finance, LLC, a Delaware limited liability company

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●	Natixis Real Estate Capital LLC, a Delaware limited liability company

These entities are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

The originators of this transaction are:

●	Wells Fargo Bank, National Association, a national banking association
●	Argentic Real Estate Finance 2 LLC, a Delaware limited liability company
●	Citi Real Estate Funding Inc., a New York corporation
●	UBS AG New York Branch, an Office of the Comptroller of the Currency regulated branch of a foreign bank
●	Bank of Montreal, a Canadian chartered bank
●	Greystone Select Company II LLC, a Delaware limited liability company
●	Zions Bancorporation, N.A., a national banking association
●	BSPRT CMBS Finance, LLC, a Delaware limited liability company
●	Natixis Real Estate Capital LLC, a Delaware limited liability company

The sponsors originated, co-originated or acquired and will transfer to the depositor the mortgage loans set forth in the following chart:

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Sellers of the Mortgage Loans

Mortgage Loan Seller	Originator(1)	Number of Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	4	$149,142,693	25.0%
Argentic Real Estate Finance 2 LLC	Argentic Real Estate Finance 2 LLC	9	106,362,500	17.8
Citi Real Estate Funding Inc.	Citi Real Estate Funding Inc.	4	82,395,000	13.8
UBS AG	UBS AG	2	63,100,000	10.6
Citi Real Estate Funding Inc. / Argentic Real Estate Finance 2 LLC(2)	Citi Real Estate Funding Inc. / Argentic Real Estate Finance 2 LLC	1	59,500,000	9.98
Greystone Commercial Mortgage Capital LLC / Bank of Montreal(3)	Greystone Select Company II LLC/ Bank of Montreal	1	52,500,000	8.8
Bank of Montreal	Bank of Montreal	4	29,992,580	5.0
Zions Bancorporation, N.A.	Zions Bancorporation, N.A.	3	20,850,000	3.5
BSPRT CMBS Finance, LLC	BSPRT CMBS Finance, LLC	3	17,145,687	2.9
Natixis Real Estate Capital LLC	Natixis Real Estate Capital LLC	1	15,000,000	2.5
Total		32	$595,988,459	100.0%

(1)	Certain of the mortgage loans were co-originated or are part of whole loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity that is not affiliated with the mortgage loan seller and transferred to the mortgage loan seller. See “Description of the Mortgage Pool—Co-Originated Whole Loans and Third-Party Originated Mortgage Loans”.
(2)	The Gateway Industrial Center mortgage loan (9.98%) is comprised of separate notes that are being sold by Citi Real Estate Finance Inc. and Argentic Real Estate Finance 2 LLC. The Gateway Industrial Center mortgage loan is evidenced by three (3) promissory notes: (i) note A-1 with an outstanding principal balance of $28,250,000 as of the cut-off date, as to which Citi Real Estate Finance Inc. is acting as mortgage loan seller; and (ii) notes A-4 and A-5-3-2 with an aggregate outstanding principal balance of $31,250,000 as of the cut-off date, as to which Argentic Real Estate Finance 2 LLC is acting as mortgage loan seller.
(3)	The 322 Grand Concourse mortgage loan (8.8%) is comprised of separate notes that are being sold by Greystone Commercial Mortgage Capital LLC and Bank of Montreal. The 322 Grand Concourse mortgage loan is evidenced by two (2) promissory notes: (i) note A-1 with an outstanding principal balance of $26,250,000 as of the cut-off date, as to which Bank of Montreal is acting as mortgage loan seller; and (ii) note A-3 with an outstanding principal balance of $26,250,000 as of the cut-off date, as to which Greystone Commercial Mortgage Capital LLC is acting as mortgage loan seller.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Master Servicer	Trimont LLC, a Georgia limited liability company, is expected to act as the master servicer under the pooling and servicing agreement with respect to the mortgage loans. The master servicer will be responsible for the master servicing and administration of the mortgage loans and any related companion loan pursuant to the pooling and servicing agreement (other than any mortgage loan or companion loan that is part of a whole loan and serviced under the related trust and servicing agreement or pooling and servicing agreement, as applicable, related to the transaction indicated in the

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table entitled “Non Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below). The principal servicing offices of Trimont LLC are located at Two Alliance Center, 3560 Lenox Road NE, Suite 2200, Atlanta, Georgia 30326 and 550 South Tryon Street, Charlotte, North Carolina 28202. See “Transaction Parties—The Master Servicer” and “Pooling and Servicing Agreement”.

The non serviced mortgage loans will be serviced by the master servicer set forth in the table below under the heading “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Prior to the applicable servicing shift securitization date, any servicing shift whole loan will be serviced by the master servicer under the pooling and servicing agreement. From and after the related servicing shift securitization date, any such servicing shift whole loan will be serviced under, and by the master servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans”.

Special Servicer	Argentic Services Company LP, a Delaware limited partnership, is expected to act as the initial special servicer with respect to the mortgage loans (other than any excluded special servicer loan and any non-serviced mortgage loan (except as set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”)) and the related companion loans. The special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and related companion loans as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) in certain circumstances, reviewing, evaluating, processing and/or providing or withholding consent as to certain major decisions and other actions of the master servicer relating to such mortgage loans and related companion loans as to which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. Argentic Services Company LP was selected to be the special servicer by Argentic Securities Income USA 2 LLC or an affiliate thereof, which, on the closing date, is expected to be appointed as the initial directing certificateholder. See “Pooling and Servicing Agreement—The Directing

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Certificateholder”. The principal servicing office of Argentic Services Company LP is located at 500 North Central Expressway, Suite 261, Plano, Texas 75074, and its telephone number is (469) 609-2000. See “Transaction Parties—The Special Servicer” and “Pooling and Servicing Agreement”.

The special servicer with respect to each non-serviced mortgage loan is set forth in the table below titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

If the special servicer obtains knowledge that it has become a borrower party with respect to any mortgage loan (such mortgage loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer of that excluded special servicer loan. Prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to use reasonable efforts to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class of certificates). At any time after the occurrence and during the continuance of a control termination event, or if the applicable excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class of certificates) or if the directing certificateholder is entitled to appoint the excluded special servicer but does not select a replacement special servicer within 30 days of notice of resignation (provided that the conditions required to be satisfied for the appointment of the replacement special servicer to be effective are not required to be completed within such 30 day period but in any event are to be completed within 120 days), the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “—Directing Certificateholder” below and “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the

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related mortgage loan is an excluded special servicer loan.

Prior to the applicable servicing shift securitization date, any servicing shift whole loan, if necessary, will be specially serviced by the special servicer under the pooling and servicing agreement. From and after the related servicing shift securitization date, any such servicing shift whole loan will be specially serviced, if necessary, under, and by the special servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans”.

Certain mortgage loans will be specially serviced, if necessary, by the special servicer under another pooling and servicing agreement as set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Trustee	Computershare Trust Company, National Association, a national banking association, will act as trustee. The corporate trust office of the trustee is located at 9062 Old Annapolis Road, Columbia, Maryland 21045 (among other offices). Following the transfer of the mortgage loans, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than a non-serviced mortgage loan) and any related companion loan. See “Transaction Parties—The Certificate Administrator and Trustee” and “Pooling and Servicing Agreement”.

The trustee under the pooling and servicing agreement will become the mortgagee of record with respect to any servicing shift mortgage loans if the related whole loan becomes a specially serviced loan prior to the related servicing shift securitization date. From and after the related servicing shift securitization date, the mortgagee of record with respect to any servicing shift mortgage loan will be the trustee designated in the related servicing shift pooling and servicing agreement.

With respect to each non-serviced mortgage loan, the entity set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below, in its capacity as trustee under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See

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“Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certificate Administrator	Computershare Trust Company, National Association, a national banking association will act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The corporate trust offices of Computershare Trust Company, National Association are located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and for certificate transfer purposes are located at 1505 Energy Park Drive, St. Paul, Minnesota 55108. See “Transaction Parties—The Certificate Administrator and Trustee” and “Pooling and Servicing Agreement”.

The custodian with respect to any servicing shift mortgage loans will be the certificate administrator, in its capacity as custodian under the pooling and servicing agreement. After the related servicing shift securitization date, the custodian of the mortgage file for a servicing shift mortgage loan (other than the promissory note evidencing the related servicing shift mortgage loan) will be the custodian under the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The custodian with respect to any non-serviced mortgage loan will be the entity set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Operating Advisor	Park Bridge Lender Services LLC, a New York limited liability company and an indirect wholly owned subsidiary of Park Bridge Financial LLC, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicer, and in certain circumstances may recommend to the certificateholders that the special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to a non-serviced whole loan, servicing shift whole loan or any related REO property (each of which will be serviced pursuant to the related non-serviced pooling and servicing agreement). See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

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Asset Representations

Reviewer	Park Bridge Lender Services LLC, a New York limited liability company and an indirect wholly owned subsidiary of Park Bridge Financial LLC, will also be serving as the asset representations reviewer. The asset representations reviewer generally will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and notification from the certificate administrator that the required percentage of certificateholders have voted to direct a review of such delinquent mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.
Directing Certificateholder	The directing certificateholder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than (i) any non-serviced mortgage loans, (ii) any servicing shift mortgage loans and (iii) any excluded loans as described in the next paragraph), as further described in this prospectus. The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by more than a specified percentage (by certificate balance) of the controlling class certificateholders. In certain circumstances (such as when no directing certificateholder has been appointed and no one holder owns the largest aggregate certificate balance of the controlling class) there may be no directing certificateholder even though there is a controlling class. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

With respect to the directing certificateholder or the holder of the majority of the controlling class certificates, an “excluded loan” is a mortgage loan or whole loan with respect to which such party is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, or certain affiliates thereof.

The controlling class will be the most subordinate class of the Class F-RR and Class G-RR certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reduction amounts allocable to such class, at least equal to 25% of the initial certificate balance of that class; provided, however, that if at any time the certificate balances of the principal balance certificates other than the control eligible certificates have been

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reduced to zero as a result of principal payments on the mortgage loans, then the controlling class will be the most subordinate class of control eligible certificates that has a certificate balance greater than zero without regard to any cumulative appraisal reduction amounts. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder. As of the closing date, the controlling class will be the Class G-RR certificates.

It is anticipated that (i) Argentic Securities Holdings 2 Cayman Limited or its affiliate will purchase the VRR Interest and the HRR Interest and, on the closing date, will appoint Argentic Securities Income USA 2 LLC, its affiliate, as the initial directing certificateholder, and (ii) Argentic CMBS Holdings II Limited will purchase the Class X-E and Class E certificates.

With respect to a servicing shift whole loan, the holder of the related companion loan identified in the related intercreditor agreement as the controlling note will be the controlling noteholder with respect to such servicing shift whole loan, and will be entitled to certain consent and consultation rights with respect to such servicing shift whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization. From and after the servicing shift securitization date, the rights of the controlling noteholder of the related servicing shift whole loan (if the related control note is included in the related future securitization) are expected to be exercisable by the directing certificateholder under the related servicing shift pooling and servicing agreement. The directing certificateholder of this securitization will generally only have limited consultation rights with respect to certain servicing matters or mortgage loan modifications affecting a servicing shift mortgage loan. See “Description of the Mortgage Pool—The Whole Loans”.

With respect to any non-serviced whole loan, the entity identified in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below is the initial directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement for the indicated transaction (or other indicated party) and will have certain consent and consultation rights with respect to such whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole

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Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Risk Retention

Consultation Party	The risk retention consultation party will have certain non-binding consultation rights with respect to certain matters relating to specially serviced loans (other than certain excluded loans as described in the next paragraph), as further described in this prospectus. The risk retention consultation party will be the party selected by the holder or holders of more than 50% of the VRR Interest. Argentic Real Estate Finance 2 LLC will retain the right to appoint a risk retention consultation party but will not be appointing a risk retention consultation party on the closing date. For the avoidance of doubt, as of the closing date there will be no risk retention consultation party; provided that if Argentic Services Company LP or an affiliate thereof is appointed as the risk retention consultation party and Argentic Services Company LP, as special servicer, is processing any action that requires consultation with the risk retention consultation party, Argentic Services Company LP, as special servicer, will not be required to consult with the risk retention consultation party. See “Pooling and Servicing Agreement—The Risk Retention Consultation Party”.

With respect to the risk retention consultation party, an “excluded loan” is a mortgage loan or whole loan with respect to which the risk retention consultation party or the holder of the VRR Interest entitled to appoint such risk retention consultation party is a borrower, a mortgagor, a manager of the mortgaged property, the holder of a related mezzanine loan who has accelerated such mezzanine loan or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure such mezzanine loan, or a borrower party affiliate thereof.

Certain Affiliations

and Relationships	The originators, the sponsors, the underwriters, and parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.
Significant Obligor	There are no significant obligors related to the issuing entity.

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Relevant Dates and Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in July 2025 (or, in the case of any mortgage loan that has its first due date after July 2025, the date that would have been its due date in July 2025 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Closing Date	On or about July 30, 2025.
Distribution Date	The 4th business day following each determination date. The first distribution date will be in August 2025.
Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.
Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.
Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in California, Texas, New York, North Carolina or any of the jurisdictions in which the respective primary servicing offices of the master servicer or special servicer or the corporate trust offices of either the certificate administrator or the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.
Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.
Collection Period	For any mortgage loan and any distribution date, the collection period will be the period beginning with the day after the determination date in the month preceding the month in which such distribution date occurs (or, in the case of the first distribution date, commencing immediately following the cut-off date) and ending with the determination date occurring in the month in which such distribution date occurs.

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Assumed Final

   Distribution Date; Rated

Final Distribution Date	The assumed final distribution dates set forth below for each class have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:

Class	Assumed Final Distribution Date
Class A-1	May 2030
Class A-2	NAP –June 2030(1)
Class A-3	July 2030 - July 2030 (1)
Class X-A	NAP
Class X-B	NAP
Class A-S	July 2030
Class B	July 2030
Class C	July 2030

(1)	The range of assumed final distribution dates is based on the initial certificate balance of the Class A-2 certificates ranging from $0 to $150,000,000 and the initial certificate balance of the Class A-3 certificates ranging from $263,191,000 to $413,191,000.

The rated final distribution date will be the distribution date in July 2058.

Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into among the depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below:

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Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2025-5C5: Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class A-S, Class B and Class C.

The certificates of this Series will consist of the above classes and the following classes that are not being offered by this prospectus: Class X-D, Class X-E, Class D, Class E, Class F-RR, Class G-RR and Class R.

Certificate Balances and

Notional Amounts	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:
Class	Approx. Initial Aggregate Certificate Balance or Notional Amount		Approx. % of Initial Pool Balance	Approx. Initial Credit Support(1)
Class A-1		$4,000,000	0.671%	30.000%
Class A-2	$	[__](2)	[__]%(2)	30.000%
Class A-3	$	[__](2)	[__]%(2)	30.000%
Class X-A		$417,191,000	NAP	NAP
Class X-B		$105,788,000	NAP	NAP
Class A-S		$52,149,000	8.750%	21.250%
Class B		$29,800,000	5.000%	16.250%
Class C		$23,839,000	4.000%	12.250%

(1)	The approximate initial credit support percentages with respect to the Class A-1, Class A-2 and Class A-3 certificates are presented in the aggregate. See “Credit Risk Retention”.
(2)	The exact initial certificate balances of the Class A-2 and Class A-3 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the initial certificate balance of the Class A-2 certificates is expected to be within the range of $0 - $150,000,000 (0.000% - 25.168% of the Initial Pool Balance), and the initial certificate balance of the Class A-3 certificates is expected to be within the range of $263,191,000 - 413,191,000 (44.160% - 69.329% of the Initial Pool Balance). The aggregate initial certificate balance of the Class A-2 and Class A-3 certificates is expected to be approximately $413,191,000, subject to a variance of plus or minus 5%.

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth below for each class of certificates:

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Class	Approx. Initial Pass-Through Rate(1)
Class A-1%
Class A-2%
Class A-3%
Class X-A	%
Class X-B	%
Class A-S	%
Class B	%
Class C	%

(1)	The pass-through rate for each class of the Class A-1, Class A-2, Class A-3, Class A-S, Class B and Class C certificates for any distribution date will equal to one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates for the related distribution date minus a specified percentage. The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2 and Class A-3 certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

B. Interest Rate

Calculation Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.

For purposes of calculating the pass-through rates on the Class X-A and Class X-B certificates and any other class of certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate, the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

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For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and

Administration Fees	The master servicer and special servicer is entitled to a servicing fee or special servicing fee, as the case may be, from the interest payments on each mortgage loan (other than any non-serviced mortgage loan with respect to the special servicing fee only), any related serviced companion loan and any related REO loans and, with respect to the special servicing fees, if the related mortgage loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans.

The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) and any related serviced companion loan at a servicing fee rate equal to a per annum rate ranging from 0.00260% to 0.00500%.

The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan as to which a special servicing transfer event has occurred (including any REO loans), on a loan-by-loan basis at the special servicing fee rate equal to the greater of a per annum rate of 0.25% and the per annum rate that would result in a special servicing fee for the related month of $5,000. The special servicer will not be entitled to a special servicing fee with respect to any non-serviced mortgage loan.

The master servicer and special servicer are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See

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“Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.

The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan (including any REO loan and any non-serviced mortgage loan) at a per annum rate equal to 0.01582%. The trustee fee is payable by the certificate administrator from the certificate administrator fee.

The operating advisor will be entitled to an upfront fee of $5,000 on the closing date. As compensation for the performance of its routine duties, the operating advisor will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and successor REO loan (including any non-serviced mortgage loan but excluding any related companion loans) at a per annum rate equal to 0.00208%. The operating advisor will also be entitled under certain circumstances to a consulting fee.

The asset representations reviewer will be entitled to an upfront fee of $5,000 on the closing date. As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and successor REO loan (including any non-serviced mortgage loan but excluding any related companion loans) at a per annum rate equal to 0.00042%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances. Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders.

Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and any successor REO loan will be payable to CRE Finance Council® as a license fee for use of their names and trademarks, including an investor reporting package. This fee will be payable prior to any distributions to certificateholders.

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Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” and “—Limitation on Liability; Indemnification”.

With respect to each non-serviced mortgage loan set forth in the table below, the master servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that mortgage loan will be entitled to a primary servicing fee at a per annum rate set forth in the table below, and the special servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, will be entitled to a special servicing fee at the per annum rate set forth below. In addition, each party to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan will be entitled to receive other fees and reimbursements with respect to such non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to such non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

NON-SERVICED MORTGAGE LOANS

Non-Serviced Mortgage Loan(1)	Primary Servicing Fee Rate(2)	Special Servicing Fee Rate
The Wharf	0.00010% per annum	0.25%
347-363 Flushing Avenue	0.00125% per annum	0.25%(3)
1499 Bedford Avenue	0.00125% per annum	0.25%(3)
1535 Broadway	0.00040% per annum	0.25%
Shaw Park Plaza	0.00125% per annum	0.25%(3)(4)

(1)	Does not reflect The Roosevelt New Orleans mortgage loan, which is a servicing shift mortgage loan. After the related servicing shift securitization date, the related mortgage loan will also be a non-serviced mortgage loan, and the master servicer and special servicer under such future pooling and servicing agreement will be entitled to the primary servicing fee and special servicing fee, respectively.

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(2)	Included as part of the servicing fee rate.

(3)	Such fee rate is subject to a minimum amount equal to $5,000 for any month in which such fee is payable.

(4)	The Shaw Park Plaza whole loan will initially be serviced under the pooling and servicing agreement governing the BMO 2025-5C11 securitization. From and after the securitization of the related controlling pari passu companion loan, such mortgage loan will be serviced under the pooling and servicing agreement governing such securitization and the related special servicing fee rate will be as specified in such pooling and servicing agreement.
Distributions

A. Amount and Order of
Distributions on

Certificates	On each distribution date, funds available for distribution from the mortgage loans (which are net of specified expenses of the issuing entity, including fees payable to, and advances, costs and expenses reimbursable to, the master servicer, any primary servicer, the special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and CREFC®, other than (i) any yield maintenance charges and prepayment premiums and (ii) any excess interest) will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D and Class X-E certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes of certificates;

Second, to the Class A-1, Class A-2 and Class A-3 certificates as follows: (i) to the extent of funds allocated to principal and available for distribution: (a) first, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (b) second, to principal on the Class A-2 certificates, until the certificate balance of the Class A-2 certificates has been reduced to zero, and (c) third, to principal on the Class A-3 certificates, until the certificate balance of the Class A-3 certificates has been reduced to zero, or (ii) if the certificate balance of each class of certificates other than the Class A-1, Class A-2 and Class A-3 certificates has been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, applicable funds available for distributions of principal will be distributed to the Class A-1, Class A-2 and Class A-3 certificates, pro rata, without regard to the distribution priorities described above;

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Third, to the Class A-1, Class A-2 and Class A-3 certificates, to reimburse the Class A-1, Class A-2 and Class A-3 certificates, pro rata, based upon the aggregate unreimbursed losses previously allocated to each such class, first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, and then in an amount equal to interest on that amount at the pass-through rate for such class;

Fourth, to the Class A-S certificates, as follows: (a)  in respect of interest, up to an amount equal to the interest entitlement for that class of certificates; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class of certificates with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class A-S certificates, first in an amount equal to any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, and then in an amount equal to interest on that amount at the related pass-through rate for such class;

Fifth, to the Class B certificates, as follows: (a)  in respect of interest, up to an amount equal to the interest entitlement for that class of certificates; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class of certificates with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class B certificates, first in an amount equal to any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, and then in an amount equal to interest on that amount at the related pass-through rate for such class;

Sixth, to the Class C certificates, as follows: (a)  in respect of interest, up to an amount equal to the interest entitlement for that class of certificates; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class of certificates with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class C certificates, first in an amount equal to any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, and then in an amount

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equal to interest on that amount at the related pass-through rate for such class;

Seventh, to the non-offered certificates (other than the Class X-D, Class X-E and Class R certificates) in the amounts and order of priority described in “Description of the Certificates—Distributions”; and

Eighth, to the Class R certificates, any remaining amounts.

For more detailed information regarding distributions on the certificates, see “Description of the Certificates—Distributions—Priority of Distributions”.

B. Interest and Principal

Entitlements	A description of the interest entitlement of each class of certificates (other than the Class R certificates) can be found in “Description of the Certificates—Distributions—Interest Distribution Amount”. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.

A description of the amount of principal required to be distributed to each class of certificates entitled to principal on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount”.

C. Yield Maintenance

     Charges, Prepayment

Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the offered certificates as and to the extent described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

D. Subordination,

     Allocation of Losses

and Certain Expenses	The chart below describes the manner in which the payment rights of certain classes of certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates. The chart also shows the entitlement to receive principal and/or interest of certain classes of certificates on any distribution date in descending order. It also shows the manner in which mortgage loan losses are allocated to

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certain classes of certificates in ascending order (beginning with the non-offered certificates, other than the Class X-D, Class X-E and Class R certificates) to reduce the balance of each such class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, Class X-B, Class X-D, Class X-E or Class R certificates, although principal payments and mortgage loan losses may reduce the notional amounts of the Class X-A, Class X-B, Class X-D and Class X-E certificates and, therefore, the amount of interest they accrue.

Class A-1, Class A-2, Class A-3, Class X-A(1), Class X-B(1), Class X-D(1)(2), Class X-E(1)(2)

Class A-S

Class B

Class C

Non-offered certificates(3)

(1)	The Class X-A, Class X-B, Class X-D and Class X-E certificates are interest-only certificates.
(2)	The Class X-D and Class X-E certificates are non-offered certificates.
(3)	Other than the Class X-D, Class X-E and Class R certificates.

Other than the subordination of certain classes of certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

The notional amount of the Class X-A certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-2 and Class A-3 certificates. The notional amount of the Class X-B certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-S, Class B and Class C certificates.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and the allocation of losses to the certificates.

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E. Shortfalls in Available

Funds	Shortfalls will reduce the available funds and will correspondingly reduce the amount allocated to the certificates. The reduction in amounts available for distribution to the certificates (other than the Class R Certificates) will reduce distributions to the classes of certificates with the lowest payment priorities.

Shortfalls may occur as a result of:

●	the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive;
●	interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);
●	the application of appraisal reductions to reduce interest advances;
●	extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;
●	a modification of a mortgage loan’s interest rate or principal balance; and
●	other unanticipated or default-related expenses of the issuing entity.

In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by the master servicer are required to be allocated among all of the classes of certificates entitled to interest, on a pro rata basis based on their respective amounts of accrued interest for the related distribution date, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Prepayment Interest Shortfalls”.

Advances

A. P&I Advances	The master servicer is required to advance a delinquent periodic payment on each mortgage loan (including any non-serviced mortgage loan) or any successor REO loan (other than any portion of an REO loan related to a companion loan) serviced by the master servicer, unless in each case, the master servicer or the special servicer determines that the advance would be nonrecoverable. Neither the master servicer nor the trustee will be

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required to advance balloon payments due at maturity in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.

The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee or the special servicer determines that the advance would be nonrecoverable. If an interest advance is made by the master servicer, the master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor and the asset representations reviewer and the CREFC® license fee.

No master servicer or special servicer or the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan.

See “Pooling and Servicing Agreement—Advances”.

B. Property Protection

Advances	The master servicer may be required to make advances with respect to the mortgage loans (other than any non-serviced mortgage loan) and any related companion loan that it is required to service to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:
●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;
●	maintain the lien on the related mortgaged property; and/or
●	enforce the related mortgage loan documents.

The special servicer will not have an obligation to make any property protection advances (although they may elect to make them in an emergency circumstance in their sole discretion). If the special servicer makes a property protection advance, the master servicer will be

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required to reimburse the special servicer for that advance (unless the master servicer determines that the advance would be nonrecoverable, in which case the advance will be reimbursed out of the collection account) and the master servicer will be deemed to have made that advance as of the date made by the special servicer.

If the master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicer, the special servicer or the trustee is required to advance amounts determined by such party to be nonrecoverable.

See “Pooling and Servicing Agreement—Advances”.

With respect to any non-serviced mortgage loan, the applicable master servicer (and the trustee, as applicable) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that non-serviced whole loan will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on the above described advances at the “Prime Rate” as published in The Wall Street Journal, subject to a floor of 2.0% per annum, as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See “Pooling and Servicing Agreement—Advances”.

With respect to any non-serviced mortgage loan, the applicable makers of advances under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced whole loan and to the extent allocable to such non-serviced mortgage loan in accordance with the related intercreditor agreement.

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The Mortgage Pool
The Mortgage Pool	The issuing entity’s primary assets will be thirty-two (32) commercial mortgage loans, each evidenced by one or more promissory notes secured by, generally, first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrower in forty-six (46) commercial or multifamily properties. See “Description of the Mortgage Pool—General”.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $595,988,459.

Whole Loans

Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each mortgage loan in the table below is part of a larger “whole loan”, which is comprised of the related mortgage loan and one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus as a “pari passu companion loan” or a “companion loan”). For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”.

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan Cut-off Date LTV Ratio(1)	Whole Loan Cut-off Date LTV Ratio(2)	Mortgage Loan Underwritten NCF DSCR(1)	Whole Loan Underwritten NCF DSCR(2)
Century Business Center	$59,500,000	9.98%	$3,700,000	N/A	38.1%	38.1%	1.77x	1.77x
Gateway Industrial Center	$59,500,000	9.98%	$33,500,000	N/A	64.5%	64.5%	1.25x	1.25x
322 Grand Concourse	$52,500,000	8.8%	$17,500,000	N/A	68.0%	68.0%	1.25x	1.25x
The Wharf	$50,000,000	8.4%	$668,600,000	$306,400,000	41.5%	59.2%	2.62x	1.65x
The Roosevelt New Orleans	$29,700,000	5.0%	$100,300,000	N/A	53.5%	53.5%	1.87x	1.87x
Parkwyn Townhomes	$15,112,500	2.5%	$8,137,500	N/A	56.0%	56.0%	1.38x	1.38x
347-363 Flushing Avenue	$15,000,000	2.5%	$60,000,000	N/A	67.3%	67.3%	1.31x	1.31x
1499 Bedford Avenue	$5,000,000	0.8%	$53,000,000	N/A	65.5%	65.5%	1.25x	1.25x
1535 Broadway	$5,000,000	0.8%	$272,100,000	$172,900,000	26.6%	43.3%	3.34x	1.89x
Shaw Park Plaza	$4,992,580	0.8%	$49,925,798	N/A	65.5%	65.5%	1.63x	1.63x

(1)	Calculated including any related pari passu companion loans, but excluding any related subordinate companion loans or mezzanine debt.
(2)	Calculated including any related pari passu companion loans and any related subordinate companion loans, but excluding any related mezzanine debt.

Each of the Century Business Center whole loan, the Gateway Industrial Center whole loan, the 322 Grand Concourse whole loan and the Parkwyn Townhomes whole loan will be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction and is referred to in this prospectus as a “serviced whole loan”, and

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each related companion loan is referred to in this prospectus as a “serviced companion loan”.

Each servicing shift whole loan (a “servicing shift whole loan”, and the related mortgage loan, a “servicing shift mortgage loan”) will initially be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction. From and after the date on which the related controlling companion loan is securitized (each, a “servicing shift securitization date”), it is anticipated that the related servicing shift whole loan will be serviced under, and by the applicable master servicer (a “servicing shift master servicer”) and the applicable special servicer (a “servicing shift special servicer”) designated in, the related pooling and servicing agreement entered into in connection with such securitization (a “servicing shift pooling and servicing agreement”).

Prior to the applicable servicing shift securitization date, each servicing shift whole loan will be a “serviced whole loan”, the related mortgage loan will be a “serviced mortgage loan” and the related companion loans will be “serviced companion loans”. On and after the applicable servicing shift securitization date, each servicing shift whole loan will be a “non-serviced whole loan”, the related mortgage loan will be a “non-serviced mortgage loan” and the related companion loans will be “non-serviced companion loans”. As of the Closing Date, The Roosevelt New Orleans whole loan is a servicing shift whole loan.

Each whole loan identified in the table below will not be serviced under the pooling and servicing agreement for this transaction and instead will be serviced under a separate trust and servicing agreement or pooling and servicing agreement, as applicable, identified in the table below entered into in connection with the securitization of one or more related companion loan(s) and is referred to in this prospectus as a “non-serviced whole loan”. The related mortgage loan is referred to as a “non-serviced mortgage loan” and the related companion loans are each referred to in this prospectus as a “non-serviced companion loan” or collectively, as the “non-serviced companion loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

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Non-Serviced Whole Loans(1)(2)(3)

Whole Loan Name	Transaction/ Pooling Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee
The Wharf	WHARF 2025-DC TSA	8.4%	Midland Loan Services, a Division of PNC Bank, National Association	KeyBank National Association	Computershare Trust Company, National Association
347-363 Flushing Avenue	BMO 2025-5C11 PSA	2.5%	Midland Loan Services, a Division of PNC Bank, National Association	LNR Partners, LLC	Computershare Trust Company, National Association
1499 Bedford Avenue	BMO 2025-5C11 PSA	0.8%	Midland Loan Services, a Division of PNC Bank, National Association	LNR Partners, LLC	Computershare Trust Company, National Association
1535 Broadway	BWAY 2025-1535 TSA	0.8%	Midland Loan Services, a Division of PNC Bank, National Association	Rialto Capital Advisors, LLC	Computershare Trust Company, National Association
Shaw Park Plaza	BMO 2025-5C11 PSA(4)	0.8%	Midland Loan Services, a Division of PNC Bank, National Association	LNR Partners, LLC	Computershare Trust Company, National Association
Whole Loan Name	Certificate Administrator	Custodian	Operating Advisor	Directing Holder
The Wharf	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	OP USA Debt Holdings II Limited Partnership
347-363 Flushing Avenue	Computershare Trust Company, National Association	Computershare Trust Company, National Association	BellOak, LLC	LNR Securities Holdings, LLC
1499 Bedford Avenue	Computershare Trust Company, National Association	Computershare Trust Company, National Association	BellOak, LLC	LNR Securities Holdings, LLC
1535 Broadway	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Pentalpha Surveillance LLC	FS CREIT INVESTMENTS HHR, LLC
Shaw Park Plaza	Computershare Trust Company, National Association	Computershare Trust Company, National Association	BellOak, LLC	(5)

(1)	Information in this table is presented as of the closing date of the related securitization or, if such securitization has not yet closed, reflects information regarding the expected parties to such securitization.
(2)	Does not reflect The Roosevelt New Orleans mortgage loan, which is a servicing shift mortgage loan that will constitute a non-serviced whole loan after the related servicing shift securitization date.
(3)	With respect to each servicing shift whole loan, the right to remove the related special servicer and other control rights will be exercisable by the holder of the related control note designated under the related co-lender agreement. If such control note is included in a securitization trust, the party designated under the related pooling and servicing agreement will be entitled to exercise the rights of the control note holder.
(4)	The Shaw Park Plaza mortgage loan is currently being serviced and administered by the servicer and special servicer pursuant to the pooling and servicing agreement for the BMO 2025-5C11 securitization transaction. From and after the securitization of the related controlling pari passu companion loan, such whole loan will be serviced under the pooling and servicing agreement governing such securitization and the related master servicer, special servicer, trustee, certificate administrator, custodian, operating advisor, asset representations reviewer and directing certificateholder will be the parties specified in such pooling and servicing agreement.
(5)	With respect to the Shaw Park Plaza mortgage loan, there will be no initial directing certificateholder until the securitization of the related controlling pari passu companion loan in a future commercial mortgage securitization transaction. See the “Whole Loan Control Notes and Non-Control Notes” chart under “Description of the Mortgage Pool—The Whole Loans—General” for the identity of the related controlling note holder for the related whole loan.
Mortgage Loan Characteristics

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically

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provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with a pari passu companion loan is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payment of any subordinate debt encumbering the related mortgaged property or any related mezzanine debt or preferred equity.

In addition, investors should be aware that the appraisals for the mortgaged properties were prepared prior to origination and have not been updated. Net operating income and occupancy information used in underwriting the mortgage loans may not reflect current conditions. As a result, appraised values, net operating income, occupancy, and related metrics, such as loan-to-value ratios, debt service coverage ratios and debt yields, may not accurately reflect the current conditions at the mortgaged properties.

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes (or, in the case of each mortgage loan with a cut-off date prior to the date of this prospectus, reflects) the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1. All percentages of the mortgage loans and mortgaged properties, or of any specified group of mortgage loans and mortgaged properties, referred to in this prospectus without further description are approximate percentages of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, by cut-off date balances

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and/or the allocated loan amount allocated to such mortgaged properties as of the cut-off date.

The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-off Date Mortgage Loan Characteristics
All Mortgage Loans
Initial Pool Balance(1)	$595,988,459
Number of mortgage loans	32
Number of mortgaged properties	46
Range of Cut-off Date Balances	$3,600,000 to $59,500,000
Average Cut-off Date Balance	$18,624,639
Range of Mortgage Rates	5.4389% to 8.2400%
Weighted average Mortgage Rate	6.7410%
Range of original terms to maturity	60 months to 61 months
Weighted average original term to maturity	60 months
Range of remaining terms to maturity	58 months to 60 months
Weighted average remaining term to maturity	59 months
Range of original amortization terms(2)	360 months to 360 months
Weighted average original amortization term(2)	360 months
Range of remaining amortization terms(2)	358 months to 359 months
Weighted average remaining amortization term(2)	359 months
Range of Cut-off Date LTV Ratios(3)(4)	26.6% to 70.9%
Weighted average Cut-off Date LTV Ratio(3)(4)	55.3%
Range of LTV Ratios as of the maturity date(3)(4)	26.6% to 70.9%
Weighted average LTV Ratio as of the maturity date(3)(4)	54.9%
Range of U/W NCF DSCRs(4)(5)	1.20x to 3.34x
Weighted average U/W NCF DSCR(4)(5)	1.66x
Range of U/W NOI Debt Yields(4)	7.8% to 21.6%
Weighted average U/W NOI Debt Yield(4)	12.2%
Percentage of Initial Pool Balance consisting of:
Interest Only	86.4%
Amortizing Balloon	13.6%

(1)	Subject to a permitted variance of plus or minus 5%.
(2)	Excludes twenty-eight (28) mortgage loans (86.4%) identified on Annex A-1, which are interest-only for the entire term.
(3)	Loan-to-value ratios (such as, for example, the loan-to-value ratios as of the cut-off date and the loan-to-value ratios at the maturity date) with respect to the mortgage loans were generally calculated using “as-is” values (or any equivalent term) as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”; provided, that with respect to certain mortgage loans, the related loan-to-value ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as portfolio” value that assigns a

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premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. Such mortgage loans are identified under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

(4)	In the case of mortgage loans that have one or more pari passu companion loans that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related pari passu companion loan(s). With respect to The Wharf mortgage loan (8.4%), the related Cut-off Date LTV Ratio, LTV Ratio at Maturity, U/W NCF DSCR and U/W NOI Debt Yield including the related Subordinate Companion Loans are 59.2%, 59.2%, 1.65x and 10.5%, respectively. With respect to the 1535 Broadway mortgage loan (0.8%), (a) the related mortgage loan and pari passu companion loans have varying interest rates, and the Debt Yield and DSCR are calculated using the weighted average interest rate of such mortgage loan and pari passu companion loans of 6.33195%, and (b) the Cut-off Date LTV Ratio, LTV Ratio at Maturity, U/W NCF DSCR and U/W NOI Debt Yield including the related subordinate companion loans are 43.3%, 43.3%, 1.89x and 13.3%, respectively.
(5)	Debt service coverage ratios (such as, for example, underwritten net cash flow debt service coverage ratios or underwritten net operating income debt service coverage ratios) are calculated based on “Annual Debt Service”, as defined under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”.

All of the mortgage loans accrue interest on an actual/360 basis.

For further information regarding the mortgage loans, see “Description of the Mortgage Pool”.

Modified and Refinanced

Loans	As of the cut-off date, other than as described in the following paragraph, none of the mortgage loans were modified due to a delinquency or were refinancings of loans in default at the time of refinancing and/or otherwise involved discounted payoffs in connection with the origination of the mortgage loan.

With respect to the 149-153 Wooster Street mortgage loan (1.7%), the mortgage loan refinanced a prior mortgage loan in the original principal amount of approximately $13 million which matured in February of 2023, which maturity was extended to June of 2024 pursuant to agreement between the borrower and the Federal Deposit Insurance Corporation, as receiver of the lender. No further extension of the maturity was made, and in May 2025 the holder of the prior loan agreed to a discounted payoff in which payoff it waived default interest, which was made upon the origination of the current mortgage loan on June 9, 2025.

See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

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Properties with Limited

Operating History	Six (6) of the mortgaged properties (24.4%) (i) were constructed or the subject of a major renovation or were in leaseup that was completed within 12 calendar months prior to the cut-off date or are leased fee properties and, therefore, the related mortgaged property has no or limited prior operating history, (ii) have a borrower or an affiliate under the related mortgage loan that acquired the related mortgaged property within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired mortgaged property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from

Underwriting Standards	Each sponsor maintains its own set of underwriting guidelines, which typically relate to credit and collateral analysis, loan approval, debt service coverage ratio and loan-to-value ratio analysis, assessment of property condition, escrow requirements and requirements regarding title insurance policy and property insurance. Certain of the mortgage loans may vary from the related mortgage loan seller’s underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

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Registration, Clearance

and Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.

Credit Risk Retention	Regulation RR implementing the risk retention requirements of Section 15G of the Securities Exchange Act of 1934, as amended, will apply to this securitization. An economic interest in the credit risk of the mortgage loans in this securitization is expected to be retained by Argentic Securities Holdings 2 Cayman Limited, a “majority-owned affiliate” (as defined under Regulation RR) of Argentic Real Estate Finance 2 LLC, as “retaining sponsor” (as defined under Regulation RR), in the form of a combination of (i) an “eligible vertical interest” comprised of the percentage of each class of certificates (other than the Class R certificates) retained as described under “Credit Risk Retention” (collectively, the “VRR Interest”) and (ii) an “eligible horizontal residual interest” in the form of the Class F-RR and Class G-RR certificates (in each case, excluding the portion thereof that comprises a part of the VRR Interest) (collectively referred to herein as the “HRR Interest”).

The retaining sponsor is permitted under Regulation RR to transfer the HRR Interest to a “third-party purchaser” (as defined in Regulation RR) on and after the date that is 5 years after the Closing Date and in accordance with the Credit Risk Retention Rules.

For a further discussion of the manner in which the credit risk retention requirements are expected to be satisfied, see “Credit Risk Retention” and “Risk Factors—Other Risks Relating to the Certificates—Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment—The Repurchase Finance

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Facility Could Cause the Retaining Sponsor to Fail to Satisfy the Credit Risk Retention Rules” in this prospectus.

EU Securitization Rules and

UK Securitization Rules	None of the sponsors, the depositor or the underwriters, or their respective affiliates, or any other person, intends to retain a material net economic interest in the securitization constituted by the issuance of the certificates, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by the EU Securitization Rules or the UK Securitization Rules (each as defined below). In particular, no such person undertakes to take any action, or refrain from taking any action, for purposes of, or in connection with, compliance by any prospective investor or certificateholder with any applicable requirement of the EU Securitization Rules or the UK Securitization Rules. In addition, the arrangements described under “Credit Risk Retention” in this prospectus have not been structured with the objective of ensuring or facilitating compliance by any person with any applicable requirement of the EU Securitization Rules or the UK Securitization Rules. Consequently, the certificates may not be a suitable investment for any person that is subject to the EU Securitization Rules or the UK Securitization Rules; and this may, amongst other things, have a negative impact on the value and liquidity of the certificates, and otherwise affect the secondary market for the certificates.

See “Risk Factors—Other Risks Relating to the Certificates—EU Securitization Rules and UK Securitization Rules” in this prospectus.

Information Available to

Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.
Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:
●	Bloomberg Financial Markets, L.P., CRED iQ, Trepp, LLC, Intex Solutions, Inc., Markit Group Limited, Interactive Data Corp., BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s

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Analytics, Inc., Morningstar Credit Information & Analytics, LLC, KBRA Analytics, LLC, MBS Data, LLC, RealInsight, LSEG, DealView Technologies Ltd. (dba DealX) and Recursion Co.;

●	The certificate administrator’s website initially located at www.ctslink.com; and
●	The master servicer’s website initially located at https://cmsview.trimont.com/tcms.
Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than 1.0% of the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.

The issuing entity may also be terminated in connection with a voluntary exchange of all of the then-outstanding certificates (other than the Class R certificates) and deemed payment of a price specified in this prospectus for the mortgage loans then held by the issuing entity, provided that (i) the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C and Class D certificates are no longer outstanding, (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class R certificates), and (iii) the master servicer consents to the exchange.

See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or

Substitutions of Mortgage

Loans; Loss of Value

Payment	Under certain circumstances, the related mortgage loan seller (or Franklin BSP Realty Trust, Inc., with respect to the repurchase and substitution obligations of BSPRT CMBS Finance, LLC, or Greystone Select Company II LLC, with respect to the repurchase and substitution obligations of Greystone Commercial Mortgage Capital LLC) may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the related mortgage

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loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of any certificateholders in the mortgage loan or mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”); provided that, with respect to each of the Gateway Industrial Center mortgage loan and the 322 Grand Concourse mortgage loan, each related mortgage loan seller will be obligated to take the above remedial actions only with respect to the related promissory note(s) sold by it to the depositor as if the note(s) contributed by such mortgage loan seller and evidencing such mortgage loan were a separate mortgage loan. See “Description of the Mortgage Loan Purchase Agreements—General”.

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, under certain circumstances the special servicer is required to use reasonable efforts to solicit offers for defaulted serviced mortgage loans (or a defaulted serviced whole loan and/or related REO properties) and, in the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the pooling and servicing agreement, may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted serviced mortgage loan (or defaulted serviced whole loan) or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the special servicer determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that rejection of such offer would be in the best interests of the certificateholders and any related companion loan holder (as a collective whole as if such certificateholders and such companion loan holder constituted a single lender).

With respect to any non-serviced mortgage loan, if a related pari passu companion loan becomes a defaulted mortgage loan under the trust and servicing agreement or pooling and servicing agreement for the related pari passu companion loan and the special servicer under the related trust and servicing agreement or pooling and servicing agreement for the related pari passu companion loan(s) determines to sell such pari passu

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companion loan(s), then that special servicer will be required to sell such non-serviced mortgage loan together with the related pari passu companion loan(s) in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.

In the case of mortgage loans that permit certain equity owners of the borrower to incur future mezzanine debt as described in “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness”, the related mezzanine lender may have the option to purchase the related mortgage loan after certain defaults. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”, “—Sale of Defaulted Loans and REO Properties” and “Description of the Mortgage Pool—The Whole Loans”.

Tax Status	Elections will be made to treat designated portions of the issuing entity as two separate REMICs – the lower-tier REMIC and the upper-tier REMIC – for federal income tax purposes.

Pertinent federal income tax consequences of an investment in the offered certificates include:

●	Each class of offered certificates will represent REMIC “regular interests”.
●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.
●	You will be required to report income on your offered certificates using the accrual method of accounting.
●	It is anticipated that the Class [_] certificates will represent regular interests issued with original issue discount, the Class [_] certificates will represent regular interests issued with de minimis original issue discount and that the Class [_] certificates will represent regular interests issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Considerations”.

Certain ERISA

Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.
Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

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If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity will not be relying upon Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act of 1940, as amended, as a basis for not registering under the Investment Company Act of 1940, as amended. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

See “Legal Investment”.

Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

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Summary of Risk Factors

Investing in the certificates involves risks. Any of the risks set forth in this prospectus under the heading “Risk Factors” may have a material adverse effect on the cash flow on one or more mortgaged properties, the related borrowers’ ability to meet their respective payment obligations under the mortgage loans, and/or on your certificates. As a result, the market price of the certificates could decline significantly and you could lose a part or all of your investment. You should carefully consider all the information set forth in this prospectus and, in particular, evaluate the risks set forth in this prospectus under the heading “Risk Factors” before deciding to invest in the certificates. The following is a summary of some of the principal risks associated with an investment in the certificates:

Risks Relating to the Mortgage Loans

●	Non-Recourse Loans: The mortgage loans are non-recourse loans, and in the event of a default on a mortgage loan, recourse generally may only be had against the specific mortgaged property(ies) and other assets that have been pledged to secure the mortgage loan. Consequently, payment on the certificates is dependent primarily on the sufficiency of the net operating income or market value of the mortgaged properties, each of which may be volatile.
●	Borrowers: Frequent and early occurrence of borrower delinquencies and defaults may adversely affect your investment. Bankruptcy proceedings involving borrowers, borrower organizational structures and additional debt incurred by a borrower or its sponsors may increase risk of loss. In addition, borrowers may be unable to refinance or repay their mortgage loans at the maturity date, which may result in non-payment of the mortgage loans.
●	Property Performance: Certificateholders are exposed to risks associated with the performance of the mortgaged properties, including location, competition, condition (including environmental conditions), maintenance, ownership, management, and litigation. Property values may decrease even when current operating income does not. The property type (e.g., multifamily, industrial, office, hospitality, retail, mixed use and self storage) may present additional risks.
●	Loan Concentration: Certain of the mortgage loans represent significant concentrations of the mortgage pool as of the cut-off date. A default on one or more of such mortgage loans may have a disproportionate impact on the performance of the certificates.
●	Property Type Concentration: Certain property types represent significant concentrations of the mortgaged properties securing the mortgage pool as of the cut-off date, based on allocated loan amounts. Adverse developments with respect to those property types or related industries may have a disproportionate impact on the performance of the certificates.
●	Other Concentrations: Losses on loans to related borrowers or cross-collateralized and cross-defaulted loan groups, geographical concentration of the mortgaged properties, and concentration of tenants among the mortgaged properties, may disproportionately affect distributions on the offered certificates.
●	Tenant Performance: The repayment of a commercial or multifamily mortgage loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Therefore, the performance of the mortgage loans will be highly dependent on the performance of tenants and tenant leases.
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●	Significant Tenants: Properties that are leased to a single tenant or a tenant that comprises a significant portion of the rental income are disproportionately susceptible to interruptions of cash flow in the event of a lease expiration or termination or a downturn in the tenant’s business.
●	Underwritten Net Cash Flow: Underwritten net cash flow for the mortgaged properties could be based on incorrect or flawed assumptions.
●	Appraisals: Appraisals may not reflect the current or future market value of the mortgaged properties.
●	Inspections: Property inspections may not identify all conditions requiring repair or replacement.
●	Insurance: The absence or inadequacy of terrorism, fire, flood, earthquake and other insurance may adversely affect payment on the certificates.
●	Zoning: Changes in zoning laws may affect the ability to repair or restore a mortgaged property. Properties or structures considered to be “legal non-conforming” may not be able to be restored or rebuilt “as-is” following a casualty or loss.

Risks Relating to Conflicts of Interest

●	Transaction Parties: Conflicts of interest may arise from the transaction parties’ relationships with each other or their economic interests in the transaction.
●	Directing Holder and Companion Holders: Certain certificateholders and companion loan holders have control and/or consent rights regarding the servicing of the mortgage loans and related whole loans. Such rights include rights to remove and replace the special servicer without cause and/or to direct or recommend the special servicer or non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of certificates. The right to remove and replace the special servicer may give the directing holder the ability to influence the special servicer’s servicing actions in a manner that may be more favorable to the directing holder relative to other certificateholders.

Other Risks Relating to the Certificates

●	Limited Obligations: The certificates will only represent ownership interests in the issuing entity, and will not be guaranteed by the sponsors, the depositor or any other person. The issuing entity’s assets may be insufficient to repay the offered certificates in full.
●	Uncertain Yields to Maturity: The offered certificates have uncertain yields to maturity. Prepayments on the underlying mortgage loans will affect the average lives of the certificates; and the rate and timing of prepayments may be highly unpredictable. Optional early termination of the issuing entity may also adversely impact your yield or may result in a loss.
●	Rating Agency Feedback: Future events could adversely impact the credit ratings and value of your certificates.
●	Limited Credit Support: Credit support provided by subordination of certain certificates is limited and may not be sufficient to prevent loss on the offered certificates.
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Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

Risks Related to Market Conditions and Other External Factors

Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties

In the normal course of business, the sponsors, the master servicer, the special servicer and the other transaction parties may collect, process and retain confidential or sensitive information regarding their customers (including mortgage loan borrowers and applicants). The sharing, use, disclosure and protection of this information is governed by the privacy and data security policies of such parties.  Moreover, there are federal, state and international laws regarding privacy and the storing, sharing, use, disclosure and protection of personally identifiable information and user data.  Although the transaction parties may devote significant resources and management focus to ensuring the integrity of their systems through information security and business continuity programs, their facilities and systems, and those of their third-party service providers, may be subject to external or internal security breaches, acts of vandalism, computer viruses, misplaced or lost data, programming or human errors, or other similar events. The access by unauthorized persons to, or the improper disclosure by the sponsors, the master servicer, the special servicer or any other transaction party of, confidential information regarding their customers or their own proprietary information, software, methodologies and business secrets could result in business disruptions, legal or regulatory proceedings, reputational damage, or other adverse consequences, any of which could materially adversely affect their financial condition or results of operations (including the servicing of the mortgage loans). Cybersecurity risks for organizations like the sponsors, the master servicer, the special servicer and the other transaction parties have increased recently in part because of new technologies, the use of the internet and telecommunications technologies (including mobile and other connected devices) to conduct financial and other business transactions, the increased sophistication and activities of organized crime, perpetrators of fraud, hackers, terrorists and others, and the evolving nature of these threats. Hackers engage in attacks against organizations from time to time that are designed to disrupt key business services.  There can be no assurance that the sponsors, the master servicer, the special servicer or the other transaction parties will not be subject to attacks and suffer any such losses in the future.

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Cyberattacks or other breaches, whether affecting the sponsors, the master servicer, the special servicer or other transaction parties, could result in heightened consumer concern and regulatory focus and increased costs, which could have a material adverse effect on the sponsors’, the master servicer’s, the special servicer’s or another transaction party’s businesses. If the business of the sponsors or any of their affiliates is materially adversely affected by such events, the sponsors may not be able to fulfill their remedy obligations with respect to a mortgage loan.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs on a non-recourse loan, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law. Certain of the Mortgage Loans may have “sunset” clauses that provide that recourse liability (including for environmental matters) terminates following repayment or defeasance in full. Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially and substantially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Moreover, certain mortgage loans may permit the replacement of the guarantor subject to the requirements set forth in the related mortgage loan documents. Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan.

With respect to certain of the mortgage loans the related guaranty and/or environmental indemnity contains provisions to the effect that, provided certain conditions are satisfied, the recourse liability of the guarantor will not apply to any action, event or condition arising after the foreclosure, delivery of a deed-in-lieu of foreclosure, or appointment of a receiver, of the mortgaged property, pursuant to such mortgage loan and/or after the foreclosure, acceptance of a transfer in lieu of foreclosure or appointment of a receiver by a mezzanine lender under any related mezzanine loan.

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The non-recourse carveout provisions contained in certain of the mortgage loan documents may also limit the liability of the non-recourse carveout guarantor for certain monetary obligations or covenants related to the use and operation of the mortgaged property to the extent that there is sufficient cash flow generated by the mortgaged property and made available to the related borrower and/or non-recourse carveout guarantor to take or prevent such required action.

In all cases, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness. In addition, certain mortgage loans may provide for recourse to a guarantor for all or a portion of the indebtedness or for any loss or costs that may be incurred by the borrower or the lender with respect to certain borrower obligations under the related mortgage loan documents. In such cases, we cannot assure you any recovery from such guarantor will be made or that such guarantor will have asset sufficient to pay any otherwise recoverable claim under a guaranty.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income-producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;
●	perceptions regarding the safety, convenience and attractiveness of the properties, including perceptions as to, or incidences of, crime, risk of terrorism or other factors;
●	the characteristics and desirability of the area where the property is located;
●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;
●	the proximity and attractiveness of competing properties;
●	the adequacy of the property’s management and maintenance;
●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;
●	an increase in the capital expenditures needed to maintain the properties or make improvements;
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●	the dependence upon a single tenant or concentration of tenants in a particular business or industry;
●	a decline in the businesses operated by tenants or in their financial condition;
●	an increase in vacancy rates; and
●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national or regional economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;
●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;
●	demographic factors;
●	consumer confidence;
●	consumer tastes and preferences;
●	political factors;
●	environmental factors;
●	seismic activity risk;
●	retroactive changes in building codes;
●	changes or continued weakness in specific industry segments;
●	location of certain mortgaged properties in less densely populated or less affluent areas; and
●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);
●	the quality and creditworthiness of tenants;
●	tenant defaults;
●	in the case of rental properties, the rate at which new rentals occur; and
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●	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

Sale-Leaseback Transactions Have Special Risks

Certain mortgaged properties were each the subject of a sale-leaseback transaction in connection with the acquisition of such property (or a portion of such property) by the related borrower or following such acquisition, including the Gateway Industrial Center mortgaged property (9.98%). Each of these mortgaged properties (or a portion thereof) are leased to a tenant, who is the former owner of the mortgaged property or portion thereof, pursuant to a lease. We cannot assure you that any of these tenants will not file for bankruptcy protection.

A bankruptcy with respect to a tenant in a sale-leaseback transaction could result in the related lease being recharacterized as a loan from the borrower to the tenant. If the lease were recharacterized as a loan, the lease would be a deemed loan and the tenant would gain a number of potential benefits in a bankruptcy case. The tenant could retain possession of the mortgaged property during the pendency of its bankruptcy case without having to comply with the ongoing post-petition rent requirements of section 365(d)(3) of the Bankruptcy Code, which requires a tenant to start paying rent within 60 days following the commencement of its bankruptcy case, while deciding whether to assume or reject a lease of nonresidential real property. The tenant desiring to remain in possession of the mortgaged property would not have to assume the lease within 120 days following the commencement of its bankruptcy case pursuant to section 365(d)(4) of the Bankruptcy Code or comply with the conditions precedent to assumption, including curing all defaults, compensating for damages and giving adequate assurance of future performance. To the extent the deemed loan is under-secured, the tenant would be able to limit the secured claim to the then-current value of the mortgaged property and treat the balance as a general unsecured claim. The tenant also might assert that the entire claim on the deemed loan is an unsecured claim. In Liona Corp., Inc. v. PCH Associates (In re PCH Associates), 949 F.2d 585 (2d Cir. 1991), the court considered the effect of recharacterizing a sale-leaseback transaction as a financing rather than a true lease. The court held that the landlord’s record title to the leased property should be treated as an equitable mortgage securing the deemed loan. Under the reasoning of that case, if a lease were recharacterized as a loan, the related borrower would have a claim against the tenant secured by an equitable mortgage. Here, that secured claim has been collaterally assigned to the mortgagees. However, the legal authority considering the effects of such a recharacterization is limited, and we cannot assure you that a bankruptcy court would follow the reasoning of the PCH Associates case.

There is also a risk that a tenant that files for bankruptcy protection may reject the related lease. It is likely that each lease constitutes an “unexpired lease” for purposes of the Bankruptcy Code. Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of a debtor may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in such lease providing for the termination or modification of such rights or obligations upon

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the filing of a bankruptcy petition or the occurrence of certain other similar events. This prohibition on so called “ipso facto clauses” could limit the ability of a borrower to exercise certain contractual remedies with respect to a lease. In addition, the Bankruptcy Code provides that a trustee in bankruptcy or debtor in possession may, subject to approval of the court, (a) assume an unexpired lease and (i) retain it or (ii) unless applicable law excuses a party other than the debtor from accepting performance from or rendering performance to an entity other than the debtor, assign it to a third party (notwithstanding any other restrictions or prohibitions on assignment) or (b) reject such contract. In a bankruptcy case of a tenant, if the lease were to be assumed, the trustee in bankruptcy on behalf of the tenant, or the tenant as debtor in possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the related borrower for its losses and provide such borrower with “adequate assurance” of future performance. Such remedies may be insufficient, however, as the borrower may be forced to continue under the lease with a tenant that is a poor credit risk or an unfamiliar tenant if the lease was assigned (if applicable state law does not otherwise prevent such an assignment), and any assurances provided to the borrower may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the lease immediately before the date of the filing of the petition. As a consequence, the borrower would have only an unsecured claim against the tenant for damages resulting from such breach, which could adversely affect the security for the certificates.

Furthermore, there is likely to be a period of time between the date upon which a tenant files a bankruptcy petition and the date upon which the lease is assumed or rejected. Although the tenant is obligated to make all lease payments within 60 days following the commencement of the bankruptcy case, there is a risk that such payments will not be made due to the tenant’s poor financial condition. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease and the borrower must re-let the mortgaged property before the flow of lease payments will recommence. In addition, pursuant to section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent).

As discussed above, bankruptcy courts, in the exercise of their equitable powers, have the authority to recharacterize a lease as a financing. We cannot assure you such recharacterization would not occur with respect to the mortgage loans as to which the related mortgaged properties were the subject of sale-leaseback transactions.

The application of any of these doctrines to any one of the sale-leaseback transactions could result in substantial, direct and material impairment of the rights of the certificateholders.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. Tenants under certain leases included in the underwritten net cash flow, underwritten net operating income or occupancy may nonetheless be in financial distress. If tenants’ sales were to decline, percentage rents may decline and, further,

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tenants may be unable to pay their base rent or other occupancy costs. Factors unrelated to a tenant’s operations at a particular mortgaged property may also result in the tenant’s failure to make payments under its lease (including, for example, economic sanctions imposed on the tenant’s parent company or other financial distress experienced by affiliates of the tenant). If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;
●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;
●	a significant tenant were to become a debtor in a bankruptcy case;
●	rental payments could not be collected for any other reason; or
●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

In addition, certain tenants may be part of a chain that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs.

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, certain tenants and/or their parent companies that may have a material adverse effect on the related tenant’s ability to pay rent or remain open for business. We cannot assure you that any such litigation or dispute will not result in a material decline in net operating income at the related mortgaged property.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

Certain tenants may have the right to assign their leases (and be released from their lease obligations) without landlord consent, either to other tenants meeting specific criteria, or more generally. In such event, the credit of the replacement tenant may be weaker than that of the assigning tenant.

A Tenant Concentration May Result in Increased Losses

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to

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interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;
●	more time may be required to re-lease the space; and
●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

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Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. In addition, in certain circumstances lease payments of affiliated tenants may be higher relative to those of non-affiliated tenants and/or market rents, resulting in higher net operating income at the property. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliate could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” and “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including treatment of the mortgage loan as an unsecured obligation, a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

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Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to recognize a successor owner, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,
●	if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions,
●	if the related borrower fails to provide a designated number of parking spaces,
●	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,
●	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time,
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●	if a tenant’s use is not permitted by zoning or applicable law,
●	if the tenant is unable to exercise an expansion right,
●	if the landlord defaults on its obligations under the lease,
●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,
●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,
●	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,
●	if the landlord violates the tenant’s exclusive use rights for a specified period of time,
●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,
●	in the case of government sponsored tenants, at any time or for lack of appropriations, or
●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

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Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

●	the quality of property management;
●	the ability of management to provide adequate maintenance and insurance;
●	the types of services or amenities that the property provides;
●	the property’s reputation;
●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;
●	the generally short terms of residential leases and the need for continued reletting;
●	rent concessions and month-to-month leases, which may impact cash flow at the property;
●	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;
●	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months, and closures of, or ongoing social distancing measures that may be instituted by, colleges and universities due to the coronavirus pandemic;
●	that certain multifamily properties may be considered to be “flexible apartment properties”, which properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;
●	restrictions on the age or income of tenants who may reside at the property;
●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;
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●	adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;
●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and
●	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

Certain multifamily properties may have a significant percentage of units leased to companies or non-profit organizations that use such units to provide short term housing to transient tenants, including but not limited to corporate or leisure travelers, or transitional housing for people undergoing various types of rehabilitation. Such leases to companies or non-profits may pose additional risks, including the risk that a large block of units may be vacated at once if the short-term housing provider elects to stop leasing at the mortgaged property, as well as less ability to vet the ultimate tenants.

Certain states regulate the relationship between an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, in some states, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase a tenant’s rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship generally, numerous counties and municipalities, or state law as applicable in designated counties and municipalities, impose rent control or rent stabilization on apartment buildings. These laws and ordinances generally impose limitations on rent increases, with such increases limited to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property. In addition, prospective investors should assume that these laws and ordinances generally entitle existing tenants at rent-controlled and rent-stabilized units to a lease renewal upon the expiration of their existing lease; entitle certain family members of a tenant the right to a rent stabilized or rent controlled renewal lease notwithstanding the absence of the original tenant upon lease expiration; empower a court or a designated government agency, following a tenant complaint and fact-finding, to order a reduction in rent and impose penalties on the landlord if the tenant’s rights are violated or certain services are not maintained; and, for the purposes of any prohibitions on retaliatory evictions, establish presumptions of landlord retaliation in cases of recent tenant complaints or other prescribed circumstances. These provisions may result in rents that are lower, or operating costs that are higher, than would otherwise be the case, thereby impairing the borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

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Certain of the mortgage loans may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. Furthermore, changes to such programs may impose additional limits on rent increases that were not contemplated when the related mortgage loans were originated. These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and
●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Certain of the mortgage loans may be subject to New York’s Section 421-a (16) Program, which provides, among other things, that a market rate residential unit will be subject to rent stabilization unless the owner would be entitled to remove such market rate residential unit from rent stabilization upon vacancy of such unit by reason of the monthly rent exceeding any limit established under the rent stabilization laws. In general, in Section 421-a (16) Program buildings, apartments initially rented at a rent amount in excess of the high rent threshold qualify for permanent exemption from the rent regulations. Rent concessions given to a particular tenant may be relevant in determining whether a unit has been initially rented at a rent that is at or above the high rent threshold. However, there is currently no governing statute, judicial decision, or governmental authority regulatory guidance as to whether rent concessions such as free rent, should be included or excluded in determining whether a unit has been initially rented at a rent that is at or above the high rent threshold. Accordingly, if the lower net effective rent (taking any rent concessions into consideration) is used as the relevant rent (rather than the higher contractual stated rent), more units at such property could be subject to rent stabilization.

Some counties and municipalities may later impose stricter rent control regulations on apartment buildings. For example, on June 14, 2019, the New York State Senate passed the Housing Stability and Tenant Protection Act of 2019 (the “HSTP Act”), which, among other things, limits the ability of landlords to increase rents in rent stabilized apartments at the time of lease renewal and after a vacancy. The HSTP Act also limits potential rent increases for major capital improvements and for individual apartment improvements. In addition, the HSTP Act permits certain qualified localities in the State of New York to implement the rent stabilization system. In particular, the impact of the HSTP Act on the appraised value of mortgaged real properties located in the City of New York that have significant numbers of rent stabilized units is uncertain.

Moreover, legislative or judicial actions concerning rent-stabilized properties may adversely affect, among other things, existing market rent units and a borrower’s ability to

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convert rent-stabilized units to market rent units in the future or may give rise to liability in connection with previously converted units, which may adversely impact the net operating income or the appraised value of the property and/or the value of the property.

Certain of the mortgage loans may be secured currently or in the future by mortgaged properties as to which the borrower has, or plans to enter into, an agreement with a housing finance corporation (the “HFC”), pursuant to which a specified number of units will be reserved for tenants whose household income does not exceed certain thresholds and the rent charged with respect to the reserved units will be limited in exchange for certain tax abatements and temporary transfer of ownership of such mortgaged properties to the HFC. On May 28, 2025, the Governor of the State of Texas signed into law House Bill 21 (“House Bill 21”). House Bill 21, among other things, significantly restricts the usage of so-called “traveling HFCs”. “Traveling HFCs” are HFCs that are sponsored by one municipality or county and own real property in another municipality or county that are nevertheless exempted from taxation in the municipality or county where the real property is located. House Bill 21 generally restricts HFC ownership of real property to the boundaries of the municipalities and/or counties sponsoring the HFC. In addition, while House Bill 21 provides that multifamily residential developments that have entered into agreements with traveling HFCs prior to May 28, 2025 will generally be governed by the law that was in effect on the date the real property was acquired by the HFC, it also provides that such residential developments must obtain the consents of the municipalities and counties in which such real property is located, as well as HFCs sponsored by such municipalities and counties, by January 1, 2027 or lose the benefits of the ad valorem tax exemptions.

In addition, House Bill 21 imposes various additional requirements for a multifamily residential development owned by an HFC to qualify for ad valorem tax exemptions, including (i) more specific requirements as to the percentages of units that must be reserved for very low, low, moderate and middle income housing units, (ii) a requirement that generally at least 50% of the tax saving be passed through as rent reductions allocated to income-restricted housing units, (iii) caps on rent that may be charged to income-restricted housing units and (iv) audit requirements to ensure compliance. Although House Bill 21 requires compliance with certain administrative requirements by January 1, 2026, many of the more substantive requirements such as those described in clauses (i) through (iii) of the preceding sentence do not require compliance until the end of 2036 or, if earlier, the year following the year in which the mortgage indebtedness is refinanced, title to the real property is conveyed, or there is a sale or other transfer of a majority of the beneficial ownership interests in the HFC. Compliance with the audit requirements will be required as early as June 2026. Each of these requirements may have an adverse impact on the ability of borrowers to refinance underlying mortgage loans benefiting from HFC-related tax abatements.

We cannot predict what effect, if any, House Bill 21 will have on the continued viability of the current housing finance corporation programs or the tax abatements currently enjoyed by the Parkwyn Townhomes mortgaged property. We cannot assure you that House Bill 21 will not adversely affect cash flow at the related mortgaged property, whether through potential loss of tax abatements, costs associated with compliance with House Bill 21 or reductions in rental income. In addition, we cannot assure you that House Bill 21 will not adversely affect the ability of the related borrowers to refinance their underlying mortgage loan prior to maturity or sell the mortgaged property for a price sufficient to repay the underlying mortgage loan at maturity.

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See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

●	reduced demand for industrial space because of a decline in a particular industry segment;
●	the property becoming functionally obsolete;
●	building design and adaptability;
●	unavailability of labor sources;
●	supply chain disruptions;
●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;
●	changes in proximity of supply sources;
●	the expenses of converting a previously adapted space to general use; and
●	the location of the property.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenants conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related

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mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses. Because of seasonal use, leases at such facilities are customarily for shorter terms, making income potentially more volatile than for properties with longer term leases. In addition, such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

●	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);
●	the adaptability of the building to changes in the technological needs of the tenants;
●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space); and
●	in the case of a medical office property, (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

In addition, as a result of the COVID-19 pandemic office properties have been experiencing lower than normal utilization levels and it is uncertain whether utilization levels will return to levels experienced prior to the COVID-19 pandemic. In the event that office tenants continue to utilize partial “work from home” or other remote work policies, the

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overall demand for office space may be adversely affected for a significant period of time, which may impact the ability of the borrowers to lease their properties, and may impact the operation and cash flow of the properties and/or the borrowers’ ability to refinance the mortgage loans at maturity.

In addition, WeWork, which filed for Chapter 11 bankruptcy on November 6, 2023, may cancel leases in certain locations in which they had been operating, which cancellations could in turn produce downward pressure on office rents in those locations.

Certain of the mortgaged properties contain life science laboratory and office buildings, leased to a tenant engaged in the life science industry. Properties with life science tenants have unique risk factors that may affect their performance, revenues and/or value. Life science tenants are subject to a number of risks unique to the life science industry, including (but not limited to): (i) high levels of regulation; (ii) failures in the safety and efficacy of their products; (iii) significant funding requirements for product research and development; and (iv) changes in technology, patent expiration, and intellectual property protection. Risks associated with life science laboratory buildings may affect the business, financial condition and results of operations of the related mortgaged property and such risks may adversely affect a life science tenant’s ability to make payments under its lease, and consequently, may materially adversely affect a borrower’s ability to make payments on the related mortgage loan.

In addition, in the case of tenants that offer co-working or office-sharing space designed for multiple, unaffiliated space users, licenses or subleases of space to users are generally of shorter-term duration, and user turnover is generally greater than with typical office leases. Co-working tenants may experience higher operating costs than typical office tenants, and revenues may lag expenses until the co-working space is filled out. Shorter-term space leases and users may be more impacted by economic fluctuations compared to traditional long term office leases. Further, if office rents decrease, shorter-term space users may move to properties with lower rent, while co-working tenants would be left with longer-term lease obligations. Additionally, if there is a concentration of subleases of the co-working space to a single tenant or affiliated tenants, expiration or termination of such subleases may leave a large block of the co-working space unoccupied. The business model for co-working tenants is evolving, and in markets where co-working tenants represent significant market share, deteriorating performance at any one location may create disruption across other co-working locations and affect the broader office market as well. The foregoing factors may subject the related mortgage loan to increased risk of default and loss.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Hospitality Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hospitality properties, including:

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●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);
●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;
●	ability to convert to alternative uses which may not be readily made;
●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hospitality property;
●	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions, pandemics and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors; and
●	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because hotel rooms are generally rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hospitality properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, certain hospitality properties are limited-service, select service or extended stay hotels. Hospitality properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hospitality properties as they generally require less capital for construction than full-service hospitality properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hospitality properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hospitality properties also operate entertainment complexes that include restaurants, lounges, nightclubs, banquet and meeting spaces, pools, swimming facilities and/or waterparks and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such

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as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s, bar’s or waterpark’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hospitality property’s nightclubs, restaurants, bars or waterparks will maintain their current level of popularity or perception in the market. Any such change could have a material adverse effect on the net cash flow of the property.

Some of the hospitality properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hospitality property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from the related mortgaged property or on the hospitality property’s occupancy rate.

In addition, hospitality properties may be structured with a master lease (or operating lease) in order to minimize potential liabilities of the borrower, including but not limited to certain tax liabilities related to a REIT borrower structure that is commonly utilized in connection with hospitality properties. Under the master lease or operating lease structure, an operating lessee (typically affiliated with the borrower) pays rent to the fee owner borrower. In addition, the operating lessee may also be an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” and “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

In addition, there may be risks associated with hospitality properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hospitality properties often enter into these types of agreements in order to align the hospitality property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hospitality properties that lack such benefits will be able to operate successfully on an independent basis.

In addition, such hospitality properties are subject to the potential risks associated with concentration of the resorts under the same brand. A negative public image or other adverse event that becomes associated with such brand could adversely affect the related borrowers’ business and revenues.

If accidents, injuries or sicknesses occur at any such hospitality properties, the related borrowers may be held liable for costs related to the injuries or face litigation proceedings relating to such accidents and sicknesses. There can be no assurance that any

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liability insurance maintained by the related borrowers against such risks will be adequate or available at all times and in all circumstances to cover any liability for these costs. In addition, many jurisdictions do not insure against punitive damages, and the related borrowers would not be covered if they experienced a judgment including punitive damages. Such borrowers’ business, financial condition and results of operations would be adversely affected to the extent claims and associated expenses resulting from accidents or injuries exceed insurance recoveries. See “—Insurance May Not Be Available or Adequate” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hospitality property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;
●	the public perception of the franchise or hotel chain service mark; and
●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement, license agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, license or hotel management agreement. We cannot assure you that a replacement franchise affiliation (either through a franchise, license or management agreement, as the case may be) could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation. In addition, a replacement franchise, license and/or hospitality property manager may require significantly higher fees as well as the investment of capital to bring the hospitality property into compliance with the requirements of the replacement franchisor, licensor and/or hospitality property manager. Any provision in a franchise agreement, license agreement or management agreement providing for termination because of a bankruptcy of a franchisor, licensor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements and property management agreements may be restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

In some cases where a hospitality property is subject to a license, franchise or management agreement, the licensor, franchisor or manager has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the licensor, franchisor or manager. Failure to complete those

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repairs and/or renovations in accordance with the plan could result in the hospitality property losing its license or franchise or in the termination of the management agreement. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hospitality property. In addition, in some cases, those reserves will be maintained by the franchisor, licensor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Retail Properties Have Special Risks

Certain of the mortgage loans are secured by retail properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties”. The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, as well as changes in shopping methods and choices. Some of the risks related to these matters are further described in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, “—Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers”, “—The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector” and “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales. To the extent that a tenant changes the manner in which its gross sales are reported it could result in lower rent paid by that tenant. For example, if a tenant takes into account customer returns of merchandise purchased online and reduces the gross sales, this could result in lower gross sales relative to gross sales previously reported at that location even if the actual performance of the store remained unchanged. We cannot assure you that the net operating income contributed by the retail mortgaged properties or the rates of occupancy at the retail stores will remain at the levels specified in this prospectus or remain consistent with past performance.

Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.

Online shopping and the use of technology, such as smartphone shopping applications, to transact purchases or to aid purchasing decisions have increased in recent years and are expected to continue to increase in the future. This trend is affecting business models, sales and profitability of some retailers and could adversely affect the demand for retail real estate and occupancy at retail properties securing the mortgage loans. Any resulting decreases in rental revenue could have a material adverse effect on the value of retail properties securing the mortgage loans.

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Some of these developments in the retail sector have led to retail companies, including several national retailers, filing for bankruptcy and/or voluntarily closing certain of their stores. Borrowers may be unable to re-lease such space or to re-lease it on comparable or more favorable terms. As a result, the bankruptcy or closure of a national tenant may adversely affect a retail borrower’s revenues. In addition, such closings may allow other tenants to modify their leases to terms that are less favorable for borrowers or to terminate their leases, also adversely impacting their revenues. A number of retailers, including retailers that have stores located at the mortgaged properties, have announced ongoing store closures or are in financial distress, and other tenants at the mortgaged properties have co-tenancy clauses related to such retailers. See also “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

In addition to competition from online shopping, retail properties face competition from sources outside a specific geographical real estate market. For example, all of the following compete with more traditional retail properties for consumers: factory outlet centers, discount shopping centers and clubs, catalog retailers, home shopping networks and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

Additionally, the grocery store industry is highly competitive and is characterized by intense price competition, narrow margins, increasing fragmentation of retail and online formats, entry of non-traditional competitors and market consolidation. In addition, evolving customer preferences and the advancement of online, delivery, ship to home, and mobile channels in the industry enhance the competitive environment. Grocery stores may be undercut by competition that have greater financial resources to take measures such as altering product mixes, reducing prices, providing home/in-store fulfillment, or online ordering.

We cannot assure you that these developments in the retail sector will not adversely affect the performance of retail properties securing the mortgage loans.

The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.

Retail properties are also subject to conditions that could negatively affect the retail sector, such as increased unemployment, increased federal income and payroll taxes, increased health care costs, increased state and local taxes, increased real estate taxes, industry slowdowns, lack of availability of consumer credit, weak income growth, increased levels of consumer debt, poor housing market conditions, adverse weather conditions, natural disasters, plant closings, and other factors. Similarly, local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the supply and creditworthiness of current and prospective tenants may negatively impact those retail properties.

In addition, the limited adaptability of certain shopping malls or strip centers that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls or strip centers. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan

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secured by a shopping mall or strip center property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important to the performance of a retail property because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Retail properties may also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants at the mortgaged property, and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants at the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor tenant, the shadow anchor tenant or another major tenant goes dark, a specified percentage of the property is vacant or if the subject store is not meeting the minimum sales requirement under its lease. Even if non-anchor tenants do not have termination or rent abatement rights, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate because the anchor tenant or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants. This, in turn, may adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents. Anchor tenants frequently have the right to go dark (i.e. cease operating), in their spaces and shadow anchor tenants frequently do not have operating covenants, and therefore are not required to continue operating in proximity to the related mortgaged property. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy may be to terminate that lease after the anchor tenant has been dark for a specified amount of time.

Certain anchor tenants may have the right to demolish and rebuild, or substantially alter, their premises. Exercise of such rights may result in disruptions at the mortgaged property or reduce traffic to the mortgaged property, may trigger co-tenancy clauses if such activities result in the anchor tenants being dark for the period specified in the co-tenancy clause, and may result in reduced value of the structure or in loss of the structure if the tenant fails to rebuild.

If anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, we cannot assure you that the related borrower’s ability to repay its mortgage loan would not be materially and adversely affected.

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Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans. These estoppels may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and/or operating agreement (each, an “REA”). Such disputes, defaults or potential defaults could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant, the tenant withholding some or all of its rental payments, or litigation against the related borrower. We cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with respect to the retail mortgaged properties, or that anchor tenant or tenant disputes will not have a material adverse effect on the ability of borrowers to repay their mortgage loans.

Certain retail properties may have specialty use tenants. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties” and “—Mortgage Pool Characteristics—Property Types—Specialty Use Concentrations”.

Certain retail or other properties may have one or more tenants that sell hemp derived cannabidiol-based products. The legality of certain cannabidiol-based products under federal, state and local laws is uncertain, and, as to state and local laws, may vary based on jurisdiction. Retail leases typically require the tenant to comply with applicable law, however, so any governmental action or definitive legal guidance restricting the possession or distribution of some or all cannabidiol-based products would require the affected tenants to cease possessing and/or distributing such products or otherwise be in breach of their respective leases.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged properties are subject to the risks relating to the property types described in “—Office Properties Have Special Risks” and “—Retail Properties Have Special Risks” as applicable. See Annex A-1 for the 5 largest tenants (by net rentable area leased) at the mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

Parking Garage Properties Have Special Risks

Certain retail, office or mixed use properties may be partially comprised of a parking garage, or certain properties may be entirely comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;
●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;
●	the amount of alternative parking spaces in the area;
●	the availability of mass transit; and
●	the perceptions of the safety, convenience and services of the lot or garage.
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In instances where a parking garage does not have a long-term leasing arrangement with a parking lessee, but rather relies on individual short-term (i.e., daily or weekly) parking tenants for parking revenues, variations in any or all of the foregoing factors can result in increased volatility in the net operating income for such parking garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Self Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of self storage properties, including:

●	decreased demand;
●	lack of proximity to apartment complexes or commercial users;
●	apartment tenants moving to single family homes;
●	decline in services rendered, including security;
●	dependence on business activity ancillary to renting units;
●	security concerns;
●	age of improvements; or
●	competition or other factors.

Self storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage properties becomes unprofitable, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses. In addition, storage units are typically engaged for shorter time frames than traditional commercial leases for office or retail space. In addition, in certain cases, self storage properties may be leased to commercial tenants, which lease a large block of units or other space. In such case, expiration or termination of the commercial lease will expose the mortgaged property to a concentrated vacancy.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit. No environmental assessment of a self storage mortgaged property included an inspection of the contents of the self storage units at that mortgaged property, and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

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Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self storage properties may derive a material portion of revenue from business activities ancillary to self storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals and/or from leasing a portion of the subject property for office or retail purposes. See Annex A-1 and the footnotes related thereto.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Self Storage Properties”.

Mortgaged Properties Leased to Government Tenants Have Special Risks

Certain of the Mortgaged Properties may be leased in whole or in part by government sponsored tenants. Government sponsored tenants frequently have the right to cancel their leases at any time or after a specific time (in some cases after the delivery of notice) or for lack of appropriations or upon the loss of access to certain government programs or upon other events related to government status.

With respect to tenants that constitute United States government agencies or entities, generally if the related Mortgaged Property is transferred, the leases require the United States and the transferee to enter into novation agreements; however, if the United States determines that recognizing the transferee as landlord is not in its interest, it may continue to hold the transferor liable for performance of obligations under the lease. The United States’ obligation to pay rent to the transferee would be suspended until government transfer procedures are completed, and the United States has determined that recognizing the transferee is in its interest. The foregoing provisions may delay or impede the ability of the lender to realize on the related Mortgaged Properties following a default. In addition, the borrowers may be subject to certain requirements regarding management of the Mortgaged Property and the borrowers required by certain United States agencies.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by

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virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans. See representation and warranty no. 8 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds. See representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D 2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance

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and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

A condominium regime can also be established with respect to land only, as an alternative to land subdivision in those jurisdictions where it is so permitted. In such circumstances, the condominium board’s responsibilities are typically limited to matters such as landscaping and maintenance of common areas, including private roadways, while individual unit owners have responsibility for the buildings constructed on their respective land units. Likewise, in land condominium regimes, individual unit owners would typically have responsibility for property insurance, although the condominium board might maintain liability insurance for the common areas. Accordingly, while some attributes of a building condominium form are shared by a land condominium, the latter would have a more limited scope of board responsibilities and shared costs.

In addition, vertical subdivisions and “fee above a plane” structures are property ownership structures in which owners have a fee simple interest in certain ground-level and above-ground parcels. Such structures often have risks similar to those of condominium structures. A vertical subdivision or fee above a plane structure is generally governed by a declaration or similar agreement defining the respective owner’s fee estates and relationship; one or more owners typically relies on one or more other owners’ parcels for structural support. Each owner is responsible for maintenance of its respective parcel and retains essential operational control over its parcel. We cannot assure you that owners of parcels supporting collateral interests in vertical subdivision and fee above a plane parcels will perform any maintenance and repair obligations that may be required under the declaration with respect to the supporting parcel, or that proceeds following a casualty would be used to reconstruct a supporting parcel. Owners of interests in a vertical subdivision or fee above a plane structure may be required under the related declaration to pay certain assessments relating to any shared interests in the related property, and a lien may be attached for failure to pay such assessments.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests”.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;
●	planning and implementing the rental structure;
●	operating the property and providing building services;
●	managing operating expenses; and
●	assuring that maintenance and capital improvements are carried out in a timely fashion.

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Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining certificateholders may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the tables entitled “Remaining Term to Maturity” in Annex A-2 for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es) have been paid in full, classes that have a lower sequential priority are more likely to face these types of risks of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are: multifamily, industrial, office, hospitality and retail. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those

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mortgaged properties. In particular, there have been predictions that climate change may lead to an increase in the frequency of natural disasters and extreme weather conditions, with certain states bearing a greater risk of the adverse effects of climate change, which could increase the frequency and severity of losses on mortgage loans secured by mortgaged properties located in those states. For example, mortgaged real properties located in California may be more susceptible to certain hazards (such as earthquakes or widespread fires) than mortgaged real properties in other parts of the country and mortgaged real properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country. Hurricanes and related windstorms, floods, droughts, tornadoes and oil spills have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the eastern, mid-Atlantic and Gulf Coast regions of the United States and certain other parts of the eastern and southeastern United States. A number of the mortgaged real properties may be located in areas that are susceptible to such hazards. The geographic locations of the mortgaged real properties are indicated on Annex A-1. As a result, areas affected by such events may experience disruptions in travel, transportation and tourism, loss of jobs, an overall decrease in consumer activity, or a decline in real estate-related investments. We cannot assure you that the economies in such impacted areas will recover sufficiently to support income-producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations” in this prospectus. We cannot assure you that any hurricane damage would be covered by insurance.

Mortgaged properties securing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in New York, California, Texas, Michigan, the District of Columbia, New Jersey, Connecticut and Louisiana. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks, such as:

●	if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one such property, it could defer maintenance at a mortgaged property or debt service payments on the related mortgage loan in order to satisfy current expenses with respect to the first property or, alternatively, it could direct leasing activity in ways that are adverse to the mortgaged property;
●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and
●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common
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managing members, thereby increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or
●	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee or the special servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being

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obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 43 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Argentic Real Estate Finance 2 LLC—Argentic’s Underwriting Standards and Processes”; “—Citi Real Estate Funding Inc.—Citi Real Estate Funding Inc.’s Underwriting Standards”; “—UBS AG— UBS AG New York Branch’s Underwriting Standards”; “—Bank of Montreal—BMO’s Origination Procedures and Underwriting Guidelines”; “—Greystone Commercial Mortgage Capital LLC— GCMC’s Origination Procedures and Underwriting Guidelines”; “—Zions Bancorporation, N.A.—ZBNA’s Underwriting Guidelines and Process”; “—BSPRT CMBS Finance, LLC—BSPRT’s Underwriting Standards”; and “—Natixis Real Estate Capital LLC—NREC’s Underwriting Standards”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. In addition, the related borrower may be permitted under the related mortgage loan documents, at its option and cost but subject to certain conditions, to undergo future construction, renovation or alterations of the mortgaged property. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hospitality properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans. In some circumstances, these renovations or property improvement plans may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hospitality property. In other cases, these renovations may involve renovations of common spaces or external features of the related hospitality property, which may cause disruptions or otherwise decrease the attractiveness of the related hospitality property to potential guests. These property improvement plans may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the properties securing the mortgage loans may currently be undergoing or are scheduled to undergo renovations or property expansions. Such renovations or

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expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 15 largest mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, office or mixed use properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of such theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail, office or mixed use properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);
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●	the reputation, safety, convenience and attractiveness of the property to users;
●	management’s ability to control membership growth and attrition;
●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and
●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain properties may be partially comprised of a parking garage, or certain properties may be entirely comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;
●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;
●	the amount of alternative parking spaces in the area;
●	the availability of mass transit; and
●	the perceptions of the safety, convenience and services of the lot or garage.

In instances where a parking garage does not have a long-term leasing arrangement with a parking lessee, but rather relies on individual short-term (i.e., daily or weekly) parking tenants for parking revenues, variations in any or all of the foregoing factors can result in increased volatility in the net operating income for such parking garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as retail bank branches, medical and dental offices, lab space, gas stations, data centers, urgent care

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facilities, daycare centers, television studios, arcades, design showrooms and/or restaurants, as part of the mortgaged property.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Retail bank branches are specialty use tenants that are often outfitted with vaults, teller counters and other customary installations and equipment that may have required significant capital expenditures to install. The ability to lease these types of properties may be difficult due to the added cost and time to retrofit the property to allow for other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the

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government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including use, density, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to, and could be substantially less than, that before the casualty.

In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements, including, within the policy’s limitations, demolition costs, increased costs of construction due to code compliance and loss of value to undamaged improvements resulting from the application of zoning laws. However, if as a result of the applicable zoning laws, the improvements cannot be used for the current use, or the rebuilt improvements are smaller or less attractive to tenants than the original improvements, you should not assume that the resulting loss in income will be covered by law and ordinance insurance. Zoning protection insurance, if obtained, will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”, thus constituting a zoning violation. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. See representation and warranty no. 26 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

The limited availability of zoning information and/or extent of zoning diligence may also present risks. Zoning information contained in appraisals may be based on limited investigation, and zoning comfort letters obtained from jurisdictions, while based on available records, do not customarily involve any contemporaneous site inspection. The

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extent of zoning diligence will also be determined based on perceived risk and the cost and benefit of obtaining additional information. Even if law and ordinance insurance is required to mitigate rebuilding-related risks, we cannot assure you that other risks related to material zoning violations will have been identified under such circumstances, and that appropriate borrower covenants or other structural mitigants will have been required as a result.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, regulatory agreements, ground leases, restrictive covenants, environmental restrictions, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. Further, such agreements may give the related owners’ association the right to impose assessments which, if unpaid, would constitute a lien prior to that of the Mortgage Loan. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. In addition, a borrower may incur costs to comply with various existing and future federal, state or local laws and regulations enacted to address the potential impact of climate change, including, for example, laws that require mortgaged

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properties to comply with certain green building certification programs (e.g. LEED and EnergyStar) and other laws which may impact commercial real estate as a result of efforts to mitigate the factors contributing to climate change. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

The National Flood Insurance Program (the “NFIP”) is scheduled to expire on September 30, 2025. We cannot assure you if or when the program will be reauthorized. Expiration of the NFIP could have an adverse effect on the value of properties in flood zones or their ability to be repaired or rebuilt after flood damage.

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We cannot assure you that any damage caused by hurricanes, windstorms, floods, droughts, tornadoes, wildfires, oil spills or other events will be covered by insurance, or even if covered by insurance, that the insurer will have sufficient financial resources to make any payment on the insurance policy or that the insurer will not challenge any claim resulting in a delay or reduction of the ultimate insurance proceeds. Any such lack of coverage, insufficiency of resources or challenge to a claim could have a material adverse effect on the performance of the certificates.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;
●	the title insurer will maintain its present financial strength; or
●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

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After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002 (as amended, “TRIPRA”), establishing the Terrorism Insurance Program. The Terrorism Insurance Program has since been extended and reauthorized a few times. Most recently, it was reauthorized on December 20, 2019 for a period of seven years through December 31, 2027 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2019.

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 80% of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the immediately preceding calendar year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $200 million. The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2027, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not

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required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See Annex A-3 for a summary of the terrorism insurance requirements under each of the 10 largest mortgage loans. See representation and warranty no. 31 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations”. We cannot assure you that any insurance obtained by a sole or significant tenant will be adequate or that such sole or significant tenant will comply with any requirements to maintain adequate insurance. Additionally, to the extent that insurance coverage relies on self-insurance, there is a risk that the “insurer” will not be willing or have the financial ability to satisfy a claim if a loss occurs. See also representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Additionally, the risks related to blanket or self-insurance may be aggravated if the mortgage loans that allow such coverage are part of a group of mortgage loans with related borrowers, some or all of which are covered under the same self-insurance or blanket insurance policy, and which may also cover other properties owned by affiliates of such borrowers.

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. The application of condemnation proceeds may be subject to the leases of certain major tenants and, in some cases, the tenant may be entitled to a portion of the condemnation proceeds.

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Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates. See “Description of the Mortgage Pool—Litigation and Other Considerations” in this prospectus.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple-net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent, which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” below.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions

As described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For

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example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (but have in some instances signed letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy of all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Certain Calculations and Definitions”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

In addition, the debt service coverage ratios set forth in this prospectus for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus for additional information on certain of the mortgage loans in the issuing entity.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the

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certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders. The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and the sponsor’s description of its underwriting criteria and the review conducted by each sponsor for this securitization transaction described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Argentic Real Estate Finance 2 LLC—Argentic’s Underwriting Standards and Processes”; “—Citi Real Estate Funding Inc.—Citi Real Estate Funding Inc.’s Underwriting Standards”; “—UBS AG— UBS AG New York Branch’s Underwriting Standards”; “—Bank of Montreal—BMO’s Origination Procedures and

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Underwriting Guidelines”; “—Greystone Commercial Mortgage Capital LLC— GCMC’s Origination Procedures and Underwriting Guidelines”; “—Zions Bancorporation, N.A.—ZBNA’s Underwriting Guidelines and Process”; “—BSPRT CMBS Finance, LLC—BSPRT’s Underwriting Standards”; and “—Natixis Real Estate Capital LLC—NREC’s Underwriting Standards”.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

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Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the related mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans. In addition, in certain cases where a mortgage loan is funding the acquisition of the related mortgaged property or portfolio of mortgaged properties, the purchase price may be less than the related appraised value set forth herein.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;
●	potential environmental or other legal liabilities;
●	the availability of refinancing; and
●	changes in interest rate levels.
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In certain cases, appraisals may reflect both the “as-is” value and an “as-stabilized”, “as-complete” or other hypothetical value. However, the appraised value reflected in this prospectus with respect to each mortgaged property reflects only the “as-is” value (or, in certain cases, may reflect certain values other than “as-is” values as a result of the satisfaction of the related conditions or assumptions or the establishment of reserves estimated to complete the renovations) unless otherwise specified. Any non-“as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. We cannot assure you that those assumptions are or will be accurate or that any such non-“as-is” value will be the value of the related mortgaged property at maturity or other specified date. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. See “Description of the Mortgage Pool—Appraised Value”.

Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Argentic Real Estate Finance 2 LLC—Argentic’s Underwriting Standards and Processes”; “—Citi Real Estate Funding Inc.—Citi Real Estate Funding Inc.’s Underwriting Standards”; “—UBS AG— UBS AG New York Branch’s Underwriting Standards”; “—Bank of Montreal—BMO’s Origination Procedures and Underwriting Guidelines”; “—Greystone Commercial Mortgage Capital LLC— GCMC’s Origination Procedures and Underwriting Guidelines”; “—Zions Bancorporation, N.A.—ZBNA’s Underwriting Guidelines and Process”; “—BSPRT CMBS Finance, LLC—BSPRT’s Underwriting Standards”; and “—Natixis Real Estate Capital LLC—NREC’s Underwriting Standards”. for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”.

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The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most legal entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, or in the future will comply, with such requirements. Additionally, in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single-purpose entities”.

Although a borrower may currently be a single-purpose entity, in certain cases the borrowers were not originally formed as single-purpose entities, but at origination of the related mortgage loan their organizational documents were amended. Such borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single-purpose entity” and thus may have liabilities arising from events prior to becoming a single-purpose entity.

In addition, certain mortgage loans may have been structured similarly to a Maryland indemnity deed of trust (an “IDOT”). An IDOT is structured so that the lender makes the loan to the owner of the property owner and the property owner guarantees in full the payment of the loan and secures such guaranty with a mortgage on the property owner’s property. Accordingly, the mortgagor/payment guarantor and the borrower are two different, but affiliated, entities. In the case of a mortgage loan structured as an IDOT, references herein to “borrower” will mean the actual borrower or the mortgagor/payment guarantor, as the context may require.

The organizational documents of a borrower or the direct or indirect general partner or managing member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be

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taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan. Certain of the mortgage loans may have been made to single-purpose limited partnerships that have a general partner or general partners that are not themselves single-purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single-purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan, or in lieu of one or more reserve funds. A payment guaranty for a portion of the indebtedness under the mortgage loan that is greater than 10% presents a risk for consolidation of the assets of a borrower and the guarantor.

Certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise

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maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Single-Purpose Entity Covenants” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, borrowers may own a mortgaged property as tenants-in-common. In the case of a mortgaged property that is owned by tenants-in-common, there is a risk that obtaining the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See “—Tenancies-in-Common May Hinder Recovery” below. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common and Crowd-Funded Entities” in this prospectus.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan or otherwise impair the borrower’s ability to operate the related mortgaged property. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan or impair the borrower’s ability to operate the related mortgaged property. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common and Crowd-Funded Entities” in this prospectus. See “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”, “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment” and “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property”.

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A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the federal bankruptcy code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the federal bankruptcy code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loan Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors, the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. It is also possible that, under certain extraordinary circumstances, economic or other sanctions may be imposed upon such entities or any individuals that own interests in such entities. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors, managers for the mortgaged properties or their respective affiliates or owners. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any of the foregoing issues, even if ultimately settled or resolved, may materially impair distributions to certificateholders. For example, property income may not be available to make debt service payments if borrowers must use property income to pay judgments, legal fees or litigation costs. Similarly, borrowers’ and borrower sponsors’ operations at the related mortgaged properties may be restricted, including the use of property income or borrower sponsor contributions to pay debt service or otherwise support mortgaged property operations. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

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Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or may have been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that such borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the federal bankruptcy code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. Accordingly, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

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Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;
●	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);
●	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;
●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;
●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and
●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although no companion loan related to a whole loan will be an asset of the issuing entity, the related borrower is still obligated to make interest and principal payments on such companion loan. As a result, the issuing entity is subject to additional risks, including:

●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and
●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the

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mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single-purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common

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borrower or the guarantor if a tenant-in-common files for partition. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common and Crowd-Funded Entities”.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for a description of any mortgage loans that secured by multiple properties owned by multiple borrowers.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

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Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. In particular, with respect to properties that are subject to master leases, operating leases or a similar structure, state law may provide that the lender will not have a perfected security interest in the underlying property rents (even if covered by an assignment of leases and rents), unless there is also a mortgage on the master tenant’s, operating lessee’s or similar party’s leasehold interest. Such a mortgage is not typically obtained. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;
●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;
●	whether and to what extent recourse to the borrower is permitted; and
●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.
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In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders. See “Certain Legal Aspects of Mortgage Loans”.

In addition, Florida statutes render unenforceable provisions that allow for acceleration and other unilateral modifications solely as a result of a property owner entering into an agreement for a property-assessed clean energy (“PACE”) financing. Consequently, given that certain remedies in connection therewith are not enforceable in Florida, we cannot assure you that any borrower owning assets in Florida will not obtain PACE financing notwithstanding any prohibition on such financing set forth in the related mortgage loan documents.

Cash Management Operations Entail Certain Risks That Could Adversely Affect Distributions on Your Certificates

On March 10, 2023, the California Department of Financial Protection and Innovation appointed the Federal Deposit Insurance Corporation (the “FDIC”) as receiver for Silicon Valley Bank (“SVB”).  To protect insured depositors, the FDIC ultimately transferred all the deposits and substantially all of the assets of SVB to Silicon Valley Bridge Bank, N.A., a full-service bridge bank that will be operated by the FDIC as it stabilizes the institution and implements an orderly resolution. On March 12, 2023, Signature Bank was closed by the New York State Department of Financial Services, which appointed the FDIC as receiver. To protect depositors, the FDIC transferred all the deposits and substantially all of the assets of Signature Bank to Signature Bridge Bank, N.A. (“Bridge Bank”), a full-service bank that will be operated by the FDIC as it markets the institution to potential bidders. On March 20, 2023, the FDIC announced that it had entered into a purchase and assumption agreement for substantially all deposits and certain loan portfolios of Bridge Bank by Flagstar Bank, National Association (“Flagstar”). On May 1, 2023, the FDIC announced that it entered into a purchase and assumption agreement with JPMorgan Chase Bank, National Association, to assume all of the deposits and substantially all of the assets of First Republic Bank. Other banks have also come under pressure as a result of the failure of SVB, Signature Bank and First Republic Bank and we cannot assure you as to whether or not the FDIC will take similar or different actions with respect to other banking institutions. Under the related mortgage loan documents, all accounts, including the lockbox accounts, are required to be held at institutions meeting certain financial and ratings requirements. In many cases, Flagstar does not meet the requirements for an eligible institution under the applicable mortgage loan documents. Recently, a number of rating agencies have downgraded certain regional banks and other financial institutions and have put others on watch for possible downgrades. Such downgrades may trigger the obligation to transfer accounts held at certain institutions if any such downgrades cause them not to meet the requirements of the mortgage loan documents. Failure to meet those requirements could result in a default by the related borrower until the lockbox account is transferred to an institution meeting the necessary financial and ratings requirements. We cannot assure you that the operation of any lockbox accounts at Bridge Bank or Flagstar, or the transfer of those lockbox accounts (or other accounts held at other institutions) to other qualified institutions, if required, will not have an adverse impact on the operational cash flows from the related mortgaged properties or the related borrowers’ ability to meet their respective obligations under the mortgage loan documents during that time.

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In addition, in some cases the related mortgage loan documents permit lockbox accounts to be maintained at institutions that do not meet the customary rating requirements under such mortgage loan documents, so long as such institutions meet certain other requirements under the mortgage loan documents related to the lockbox account, such as, without limitation, the requirement to transfer all amounts on deposit in the related lockbox account once every business day.

Certain of the mortgage loans may not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date involve greater risk than fully-amortizing mortgage loans because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

Most of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity, and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing real estate projects, which fluctuate over time;
●	the prevailing interest rates;
●	the net operating income generated by the mortgaged property;
●	the fair market value of the related mortgaged property;
●	the borrower’s equity in the related mortgaged property;
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●	significant tenant rollover at the related mortgaged properties (see “—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” above);
●	the borrower’s financial condition;
●	the operating history and occupancy level of the mortgaged property;
●	reductions in applicable government assistance/rent subsidy programs;
●	the tax laws; and
●	prevailing general and regional economic conditions.

The interest rate on certain of the mortgage loans may have been reduced significantly as a result of an upfront fee paid to the applicable originator by each of the related borrowers. As a result, the interest rate on those mortgage loans may not reflect the current “market rate” that the related originator would have otherwise charged the related borrower based solely on the credit and collateral characteristics of the related mortgaged property and structural features of the applicable mortgage loan. See the corresponding description of the underwriting standards for each applicable mortgage loan seller under “Transaction Parties” in this prospectus.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of any related companion loan.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

Neither the master servicer nor the special servicer will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by the master servicer or special servicer pursuant to the trust and servicing agreement or pooling and servicing agreement governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

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Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool

Climate change and legal, technological and political developments related to climate change could have an adverse effect on the underlying mortgaged properties and borrowers and consequently on an investment in the certificates. Such developments include the adoption of local laws or regulations designed to improve energy efficiency or reduce greenhouse gas emissions that have been linked to climate change, which could require borrowers to incur significant costs to retrofit the related properties to comply or subject the borrowers to fines.

For example, with respect to any mortgage loans secured by properties located in New York City, the related borrowers may face fines or retrofitting costs related to compliance with New York City Local Law 97 of 2019 (“Local Law 97”). Local Law 97 generally requires, with some exceptions, that (i) buildings that exceed 25,000 gross square feet, (ii) two or more buildings on the same tax lot that together exceed 50,000 square feet and (iii) two or more buildings owned by a condominium association that are governed by the same board of managers and that together exceed 50,000 square feet meet new energy efficiency and greenhouse gas emissions limits by 2024, with stricter limits coming into effect in 2030. Noncompliant building owners may face fines starting in 2025, unless they are able to bring their building into timely compliance by retrofitting their buildings.

We cannot assure you that any retrofitting of properties to comply with new laws or regulations or any change in tenant mix due to the characteristics of the mortgaged property will improve the operations at, or increase the value of, the related mortgaged property. However, failure to comply with any required retrofitting or a concentration of tenants in industries subject to heightened regulation or “green” competition could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan. Properties that are less energy efficient or that produce higher greenhouse gas emissions may also be at a competitive disadvantage to more efficient or cleaner properties in attracting potential tenants.

Tenants at certain properties may also be in, or may be dependent upon, industries, such as oil and gas, that are or may become subject to heightened regulation due to climate change or the development of competing “green” technologies, which may have a material adverse effect on such tenants and lead to, among other things, vacancies or tenant bankruptcies at certain mortgaged properties.

Climate change may also have other effects, such as increasing the likelihood of extreme weather and natural disasters in certain geographic areas. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

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Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the federal bankruptcy code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 amendments to the federal bankruptcy code, such a result would be consistent with the purpose of the 1994 amendments to the federal bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the federal bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under the federal bankruptcy code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the federal bankruptcy code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the federal bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the federal bankruptcy code otherwise permits the sale), we cannot

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assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the federal bankruptcy code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See also representation and warranty no. 36 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Except as noted in “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in this prospectus, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may have a material effect on the cash flow and net income of the related borrower.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases”.

See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the

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mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Collective Bargaining Activity May Disrupt Operations, Increase Labor Costs or Interfere with Business Strategies

A number of employees at certain of the mortgaged properties may be covered by a collective bargaining agreement. If relationships with such employees or the unions that represent them become adverse, such mortgaged properties could experience labor disruptions such as strikes, lockouts, boycotts and public demonstrations. Labor disputes, which may be more likely when collective bargaining agreements are being negotiated, could harm relationships with employees, result in increased regulatory inquiries and enforcement by governmental authorities. Further, adverse publicity related to a labor dispute could harm such mortgaged properties’ reputation and reduce customer demand for related services. Labor regulation and the negotiation of new or existing collective bargaining agreements could lead to higher wage and benefit costs, changes in work rules that raise operating expenses, legal costs, and limitations on the related borrower’s ability to take cost saving measures during economic downturns. We cannot assure you that the related borrower will be able to control the negotiations of collective bargaining agreements covering unionized labor employed at such mortgaged properties.

In addition, certain union employees working at a borrower’s premises may participate in multiemployer pension plans. In the event that the borrower or property manager, as applicable, were to withdraw from one or more of these pension plans with respect to the employees working at the borrower’s premises, the borrower could be subject to substantial withdrawal liability under ERISA, including without limitation for any unfunded or underfunded pension liability. Members of a borrower’s controlled group could also be liable for the borrower’s pension obligations.

Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of Wells Fargo Bank, National Association, a sponsor, an originator and the holder of one or more companion loans relating to The Wharf whole loan, and of Wells Fargo Securities, LLC, one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the sponsors’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. The originators may also earn origination fees in connection with the origination of the mortgage loans to be included in the mortgage pool. In certain cases, additional upfront fees may be earned in connection with a reduction of the mortgage rate of the related mortgage loan, in light of the other credit characteristics of such mortgage loan. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the

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Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the sponsors’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators, the sponsors or their affiliates are the holders of the mezzanine loans, subordinate loans, unsecured loans and/or companion loans related to their mortgage loans. The originators, the sponsors and/or their respective affiliates may retain existing mezzanine loans, subordinate loans, unsecured loans and/or companion loans or originate future permitted mezzanine indebtedness, subordinate indebtedness or unsecured indebtedness with respect to the mortgage loans. These transactions may cause the originators, the sponsors and their affiliates or their clients or counterparties who purchase the mezzanine loans, subordinate loans, unsecured loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, subordinate loans and/or unsecured loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the

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mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective key employees or affiliates, or a sponsor, an originator or one of their respective key employees or affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective key employees and affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective key employees and affiliates may differ from, and compete with, the interests of the issuing entity.

In addition, Argentic Real Estate Finance 2 LLC or its “majority-owned affiliate(s)” (as defined under Regulation RR) will be required to retain the VRR Interest and the HRR Interest as described in “Credit Risk Retention” in this prospectus, and Argentic Real Estate Finance 2 LLC, as retaining sponsor, has the right to appoint a risk retention consultation party. The risk retention consultation party may, upon request and on a strictly non-binding basis, and subject to the limitations described in this prospectus, consult with the special servicer and recommend that such special servicer take certain actions that may conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not required to follow any such recommendations or take directions from the risk retention consultation party and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents. In addition, Argentic Real Estate Finance 2 LLC is affiliated with the b-piece buyer and Argentic Services Company LP, the special servicer. While the risk retention consultation party only has consultation rights, the b-piece buyer and the special servicer have rights which are not merely consultive. The risk retention consultation party and the holder of the majority of the VRR Interest by whom it is appointed may have interests that are in conflict with those of certain other certificateholders, in particular if any such party or an affiliate thereof holds companion loans or companion loan securities, or has financial interests in or other financial dealings (as a lender or otherwise) with a borrower or an affiliate of a borrower under any of the mortgage loans. In order to minimize the effect of certain of these conflicts of interest, for so long as, with respect to any mortgage loan, any related borrower party is the risk retention consultation party, the retaining sponsor or the holder of the majority of the VRR Interest (any such mortgage loan referred to in this context as an “excluded loan” as to such party), then the risk retention consultation party will not have consultation rights solely with respect to any such excluded loan. See “Credit Risk Retention” in this prospectus.

There can be no assurance that the retaining sponsor, the holder of the majority of the VRR Interest or the risk retention consultation party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or whole loan or otherwise seek to exert its influence over the special servicer in the event such mortgage loan or whole loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without

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limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

In addition, Argentic Real Estate Finance 2 LLC, a mortgage loan seller, originator, sponsor and the retaining sponsor is an affiliate of (i) Argentic Services Company LP, the special servicer, (ii) Argentic Securities Holdings 2 Cayman Limited, the entity that is expected to be the holder of the VRR Interest and the HRR Interest, (iii) Argentic CMBS Holdings II Limited, the entity that is expected to purchase the Class X-E and Class E certificates (in each case, other than the portion of each such class of certificates that constitutes a part of the “VRR Interest” as described in “Credit Risk Retention” in this prospectus) on the closing date and (iv) Argentic Securities Income USA 2 LLC, the entity that is expected to be appointed as the initial directing certificateholder.

For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

The Servicing of the Shaw Park Plaza Whole Loan Will Shift to Other Servicers

The servicing of the Shaw Park Plaza whole loan will be governed by the BMO 2025-5C11 pooling and servicing agreement only temporarily, until the securitization of the related controlling pari passu companion loan. Upon the securitization of such companion loan, the servicing and administration of the related whole loan will shift to the applicable master servicer and the special servicer under the pooling and servicing agreement that governs the securitization of such companion loan and will be governed exclusively by such pooling and servicing agreement and the related intercreditor agreement. Neither the closing date of any such securitization nor the identity of any such master servicer or special servicer has been determined. In addition, the provisions of any such pooling and servicing agreement that governs the securitization of any such companion loan have not yet been determined. Prospective investors should be aware that they will not have any control over the identity of the master servicer or special servicer under any pooling and servicing agreement that governs the securitization of such companion loan, nor will they have any assurance as to the particular terms of any such pooling and servicing agreement except to the extent of compliance with any requirements set forth in the related intercreditor agreement. Moreover, the directing certificateholder for this securitization will not have any consent or consultation rights with respect to the servicing of the Shaw Park Plaza whole loan other than those limited consent and consultation rights as are provided in each related intercreditor agreement, and the holder of the related controlling pari passu companion loan or the controlling party in each related securitization of such controlling pari passu companion loan or such other party specified in the related intercreditor agreement is expected to have rights substantially similar to, but not necessarily identical to, those

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granted to the directing certificateholder in this transaction. See “Description of the Mortgage Pool—The Whole Loans”.

The Servicing of Servicing Shift Whole Loans Will Shift to Other Servicers

The servicing of any servicing shift whole loans will be governed by the pooling and servicing agreement for this securitization only temporarily, in each case until the related servicing shift securitization date. At that time, the servicing and administration of the related servicing shift whole loan will shift to the master servicer and the special servicer under the related servicing shift pooling and servicing agreement and will be governed exclusively by such servicing shift pooling and servicing agreement and the related intercreditor agreement. Neither the closing date of any such securitization nor the identity of any such servicing shift master servicer or servicing shift special servicer has been determined. In addition, the provisions of the servicing shift pooling and servicing agreements have not yet been determined. Prospective investors should be aware that they will not have any control over the identity of the servicing shift master servicers or servicing shift special servicers, nor will they have any assurance as to the particular terms of the servicing shift pooling and servicing agreements except to the extent of compliance with any requirements set forth in the related intercreditor agreement. Moreover, the directing certificateholder for this securitization will not have any consent or consultation rights with respect to the servicing of the servicing shift whole loans other than those limited consent and consultation rights as are provided in the related intercreditor agreement, and the holder of the related controlling companion loan or the controlling party in the related securitization of such controlling companion loan or such other party specified in the related intercreditor agreement is expected to have rights substantially similar to, but not necessarily identical to, those granted to the directing certificateholder in this transaction. See “Description of the Mortgage Pool—The Whole Loans”. As of the closing date, The Roosevelt New Orleans whole loan will be a servicing shift whole loan.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other

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parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

Further, certain Underwriter Entities and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related

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mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

For a description of certain of the foregoing and additional relationships and arrangements that exist among the parties to this securitization, see “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”. Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer and Special Servicer

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. The pooling and servicing agreement governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is substantially similar in all material respect but not necessarily identical to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, the master servicer, each sub-servicer and the special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, the master servicer, sub-servicer, special servicer or any of their respective affiliates under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if such master servicer, sub-servicer, special servicer or any of their respective affiliates holds certificates or securities relating to any applicable companion loan, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

Furthermore, nothing in the pooling and servicing agreement or otherwise will prohibit the master servicer or special servicer or an affiliate thereof from soliciting the refinancing of any of the mortgage loans. In the event that the master servicer or special servicer or an affiliate thereof refinances any of the mortgage loans included in the mortgage pool, an earlier than expected payoff of any such mortgage loan could occur, which would result in a prepayment, which such prepayment could have an adverse effect on the yield of the certificates. See “—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicer, for so long as the special servicer obtains knowledge that it has become a borrower party with respect to an excluded special servicer loan, such special servicer will be required to resign as special servicer with respect to that mortgage loan and, prior to the occurrence of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class). At any time after the occurrence and during the continuance of a control termination event, or if the applicable excluded special servicer

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loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class) or if the directing certificateholder is entitled to appoint the excluded special servicer but does not select a replacement special servicer within 30 days of notice of resignation (provided that the conditions required to be satisfied for the appointment of the replacement special servicer to be effective are not required to be completed within such 30 day period but in any event are to be completed within 120 days), the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While the special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, the special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest. For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the Wells Fargo Commercial Mortgage Trust 2025-5C5 non-offered certificates, any serviced companion loan holder or the holder of any serviced companion loan securities.

The master servicer and special servicer service and are expected to continue to service, in the ordinary course of their respective businesses, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the master servicer or the special servicer under the pooling and servicing agreement including, among other things, the manner in which such master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. Such enforcement may also be influenced by any affiliation between such master servicer or special servicer, as applicable, and the related mortgage loan seller. This may pose inherent conflicts for such master servicer or special servicer.

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The special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder, a serviced companion loan holder or other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, such special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

Trimont LLC is expected to act as the master servicer, and it serves in various capacities pursuant to the non-serviced pooling and servicing agreements as described in the chart entitled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool”.

Similarly, the master servicer and special servicer for this transaction may act in one or more other capacities in the securitizations governing the servicing of non-serviced mortgage loans. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Although the master servicer and the special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or special servicer is (or is affiliated with) a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Park Bridge Lender Services LLC has been appointed as the initial operating advisor with respect to all of the mortgage loans other than any non-serviced mortgage loan or servicing shift mortgage loan. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial operating advisor and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, the directing certificateholder, mortgaged property owners and their vendors or affiliates of any of those parties. In the normal course of business, Park Bridge Lender Services LLC and its affiliates are hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other

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relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

Additionally, Park Bridge Lender Services LLC or its affiliates, in the ordinary course of their business, may in the future (a) perform for third parties contract underwriting services and advisory services as well as service or specially service mortgage loans and (b) acquire mortgage loans for their own account, including, in each such case, mortgage loans similar to the mortgage loans that will be included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of Park Bridge Lender Services LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services with respect to, or while Park Bridge Lender Services LLC or its affiliates are holding, other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for Park Bridge Lender Services LLC. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Asset Representations Reviewer

Park Bridge Lender Services LLC has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer or the directing certificateholder, mortgaged property owners and their vendors or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

Additionally, Park Bridge Lender Services LLC or its affiliates, in the ordinary course of their business, may in the future (a) perform for third parties contract underwriting services and advisory services as well as service or specially service mortgage loans and (b) acquire mortgage loans for their own account, including, in each such case, mortgage loans similar to the mortgage loans that will be included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of Park Bridge Lender Services LLC may perform

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services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services with respect to, or while Park Bridge Lender Services LLC or its affiliates are holding, other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for Park Bridge Lender Services LLC.

In addition, the asset representations reviewer and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the asset representations reviewer or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders

It is expected that Argentic Securities Income USA 2 LLC will be appointed as the initial directing certificateholder. The special servicer may, at the direction of the directing certificateholder (for so long as a control termination event does not exist and is not continuing and, at all times, other than with respect to certain excluded loans) (or, in the case of the servicing shift mortgage loans, at the direction of the related controlling noteholder, prior to the applicable servicing shift securitization date), take actions with respect to the specially serviced loans that could adversely affect the holders of some or all of the classes of certificates. The directing certificateholder will be controlled by the controlling class certificateholders.

The controlling class certificateholders and the holder of any companion loan or securities backed by such companion loan may have interests in conflict with those of the other certificateholders. As a result, it is possible that (i) the directing certificateholder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and, at all times, other than with respect to any applicable excluded loans or non-serviced whole loans), (ii) the controlling noteholder of any servicing shift whole loan prior to the applicable servicing shift securitization date or (iii) the directing certificateholder (or equivalent entity) under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan, may direct the special servicer or the applicable special servicer under such trust and servicing agreement or pooling and servicing agreement relating to the other securitization transaction, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates. Set forth in the table entitled “Non-Serviced Whole Loans” under “Summary of Terms—Non-Serviced Whole Loans” is the identity of the initial directing certificateholder (or equivalent entity) for each non-serviced whole loan, the securitization trust or other entity holding the controlling note in such non-serviced whole loan and the trust and servicing agreement or pooling and servicing agreement, as applicable, under which it is being serviced.

The controlling noteholder or directing certificateholder indicated in such table has certain consent and/or consultation rights with respect to the related non-serviced whole loan under the trust and servicing agreement or pooling and servicing agreement governing the servicing of that non-serviced whole loan. Such controlling noteholder or directing certificateholder does not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans. As a result, it is possible that a non-serviced companion loan holder (solely with respect to the related non-serviced whole loan) may advise a non-serviced

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special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, such non-serviced special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”. In addition, except as limited by certain conditions described under “Description of the Mortgage Pool—The Whole Loans”, a non-serviced special servicer may be replaced by the related directing certificateholder or controlling noteholder for cause at any time and without cause for so long as a control termination event (or its equivalent) does not exist (or, in the case of a servicing shift mortgage loan, prior to the applicable servicing shift securitization date, by the holder of the controlling companion loan at any time, for cause or without cause). See “Pooling and Servicing Agreement —Servicing of the Non-Serviced Mortgage Loans” below and “Description of the Mortgage Pool—The Whole Loans”.

With respect to a servicing shift whole loan, prior to the applicable servicing shift securitization date, the related controlling companion loan holder will have certain consent and/or consultation rights, and the related non-controlling companion loan holders will have non-binding consultation rights, in each case with respect to such servicing shift whole loan under the pooling and servicing agreement. Such companion loan holders do not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans, if any. As a result, it is possible that such controlling companion loan holder (solely with respect to the related servicing shift whole loan and prior to the applicable servicing shift securitization date) may advise the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. Additionally, it is possible that such non-controlling companion loan holders (solely with respect to the related servicing shift whole loan and prior to the applicable servicing shift securitization date) may, on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates. Accordingly, prior to the applicable servicing shift securitization date, the special servicer may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. However, the special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. After the related servicing shift securitization date, the related servicing shift whole loan will become a non-serviced whole loan and, thereafter, be subject to the conflicts described herein applicable to non-serviced mortgage loans. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”, the special servicer may be replaced by the directing certificateholder at any time for cause or without cause (for so long as a control termination event does not exist and other than in respect of any applicable excluded loan). See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”.

With respect to serviced whole loans other than any servicing shift whole loan, the special servicer, upon strictly non-binding consultation with a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In

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connection with the whole loans serviced under the pooling and servicing agreement for this securitization, a serviced companion loan holder does not have any duties to the holders of any class of certificates, and it may have interests in conflict with those of the certificateholders. As a result, it is possible that a serviced companion loan holder with respect to a serviced whole loan other than any servicing shift whole loan (solely with respect to the related serviced whole loan) may, on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not required to follow such recommendations and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents and is otherwise under no obligation to take direction from a serviced companion loan holder. In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause—Rights Upon Servicer Termination Events”, the special servicer may be replaced by the directing certificateholder for cause or without cause (for so long as a control termination event does not exist and other than in respect of any applicable excluded loans). See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”. Notwithstanding the foregoing, with respect to a servicing shift whole loan, prior to the applicable servicing shift securitization date, the special servicer may be replaced by the holder of the related controlling companion loan at any time, for cause or without cause.

The directing certificateholder, any controlling noteholder or their respective affiliates (and the directing certificateholder (or equivalent entity) under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan and their respective affiliates) may have interests that are in conflict with those of certain certificateholders, especially if the applicable directing certificateholder, controlling noteholder or their respective affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the directing certificateholder or the holder of the majority of the controlling class (any such loan referred to herein as an “excluded loan” with respect to the directing certificateholder), the directing certificateholder will not have consent or consultation rights solely with respect to such excluded loan (however, the directing certificateholder will be provided certain notices and certain information relating to any such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing certificateholder or a controlling class certificateholder, as applicable, the directing certificateholder or such controlling class certificateholder, as applicable, will not be given access to any “excluded information” solely relating to any such mortgage loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, there can be no assurance that the directing certificateholder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or otherwise seek to exert its influence over the special servicer in the event any such mortgage loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus. Each of these relationships may create a conflict of interest.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class F-RR and Class G-RR certificates, which is referred to in this prospectus as the “b-piece buyer” (see “Pooling and Servicing

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Agreement—The Directing Certificateholder—General”), was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests. In addition, the b-piece buyer received or may have received price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the b-piece buyer or that the final pool as influenced by the b-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the b-piece buyer’s certificates. Because of the differing subordination levels, the b-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the b-piece buyer but that does not benefit other investors. In addition, the b-piece buyer may enter into hedging or other transactions (except as may be restricted pursuant to the risk retention rules) or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The b-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The b-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the b-piece buyer’s acceptance of a mortgage loan. The b-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The b-piece buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

The b-piece buyer or an affiliate will constitute the initial directing certificateholder. The directing certificateholder will have certain rights to direct and consult with the master servicer and special servicer. In addition, the directing certificateholder will generally have certain consultation rights with regard to the non-serviced mortgage loans under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of such non-serviced whole loan and the related intercreditor agreement, and with regard to any servicing shift whole loan following the applicable servicing shift securitization date, under the related pooling and servicing agreement governing the servicing of such servicing shift whole loan. See “Pooling and Servicing Agreement—The Directing Certificateholder” and “Description of the Mortgage Pool—The Whole Loans”.

It is expected that Argentic Securities Income USA 2 LLC will be the initial directing certificateholder. Argentic Services Company LP is expected to act as the special servicer and it or an affiliate assisted Argentic Securities Income USA 2 LLC and/or one or more of its affiliates with its due diligence of the mortgage loans prior to the closing date.

Because the incentives and actions of the b-piece buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates,

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you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder to Terminate the Applicable Special Servicer of the Applicable Whole Loan

With respect to any whole loan, the directing certificateholder exercising control rights over that whole loan (or, with respect to a servicing shift whole loan, or if applicable, a non-serviced whole loan, the holder of the related controlling companion loan) will be entitled, under certain circumstances, to remove the applicable special servicer under the applicable pooling and servicing agreement or trust and servicing agreement governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing certificateholder or, with respect to a servicing shift whole loan, or if applicable, a non-serviced whole loan, the holder of the related controlling companion loan, under the pooling and servicing agreement for this securitization or under the pooling and servicing agreement or trust and servicing agreement governing the servicing of such non-serviced whole loan, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the applicable special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;
●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and
●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties. In certain such cases where the borrower under a mortgage loan in this transaction is affiliated with the owner of a competing property, the related mortgage loan documents will often contain so-called “anti-poaching” provisions, which are designed to prevent borrowers and their affiliates from steering or directing existing or prospective tenants to the competing property. However, not all mortgage loan documents will contain such provisions and violations of such anti-poaching provisions might not trigger the non-

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recourse carve-out and may not be easily discovered and/or proven. See “Description of the Mortgage Pool—Non-Recourse Carveout Limitations”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

EU Securitization Rules and UK Securitization Rules

Prospective investors should be aware of the following matters which may, in certain cases, be relevant to an investor’s own regulatory obligations; and may, in any case, adversely affect the value and liquidity of the certificates.

In the European Union (“EU”), certain restrictions and obligations with regard to securitizations are imposed pursuant to Regulation (EU) 2017/2402 and related technical standards (in each case, as amended, and collectively the “EU Securitization Rules”). These include certain requirements (the “EU Investor Requirements”) imposed on institutional investors, as defined for purposes of the EU Securitization Rules. An institutional investor is a person holding a securitization position (i.e., an exposure to a securitization, as defined for purposes of the EU Securitization Rules) and which is one of the following: (a) an insurance undertaking or a reinsurance undertaking, each as defined in Directive 2009/138/EC; (b) an institution for occupational retirement provision falling within the scope of Directive (EU) 2016/2341 (unless not subject thereto), or an investment manager or an authorized entity appointed by such an institution; (c) an alternative investment fund manager, as defined in Directive 2011/61/EU, that manages and/or markets alternative investment funds in the EU; (d) an internally-managed UCITS, which is an investment company authorized in accordance with Directive 2009/65/EC and which has not designated a management company authorized under that Directive for its management, or a management company, as defined in that Directive; or (e) a credit institution or an investment firm, each as defined in Regulation (EU) No 575/2013 (as amended, the “EU CRR”). In addition, the EU CRR makes provision as to the application of the EU Investor Requirements to consolidated affiliates, wherever established or located, of institutional investors that are subject to the EU CRR. Each such institutional investor and each relevant affiliate is referred to herein as an “EU Institutional Investor”.

Pursuant to the EU Investor Requirements, an EU Institutional Investor is required (amongst other things), prior to holding a securitization position, to verify certain matters in accordance with the EU Securitization Rules, including that (a) except in specified cases, certain credit-granting requirements are satisfied; (b) the originator, sponsor or original lender retains a material net economic interest in the securitization of not less than 5%, in accordance with the EU Securitization Rules; and (c) the originator, sponsor or securitization special purpose entity has, where applicable, made information available in accordance with the EU Securitization Rules. Aspects of the EU Investor Requirements, and what is or will be required for an EU Institutional Investor to be able to demonstrate compliance to its regulator, may be unclear.

The EU Securitization Rules will apply also in the non-EU member states of the European Economic Area, to the extent (if at all) implemented in such member states.

The consequences of a failure to comply with the EU Investor Requirements with respect to an investment in the certificates would depend on the characteristics of the relevant EU Institutional Investor. For example, an EU Institutional Investor that is subject

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to regulatory capital requirements may be subject to a penalty regulatory capital charge on the relevant certificates; and an EU Institutional Investor that is an alternative investment fund manager may be required to take corrective action in the best interest of investors in the relevant fund.

In the United Kingdom (“UK”), certain restrictions and obligations with regard to securitizations are imposed pursuant to the Securitisation Regulations 2024 and related rules made by the Financial Conduct Authority and the Prudential Regulation Authority (in each case, as amended, and collectively the “UK Securitization Rules”). These include certain requirements (the “UK Investor Requirements”) imposed on institutional investors, as defined for purposes of the UK Securitization Rules. An institutional investor is a person holding a securitization position (i.e., an exposure to a securitization, as defined for purposes of the UK Securitization Rules) and which is one of the following: (a) an insurance undertaking or a reinsurance undertaking, each as defined in the Financial Services and Markets Act 2000 (as amended, the “FSMA”); (b) the trustees or managers of an occupational pension scheme, as defined in the Pension Schemes Act 1993, that has its main administration in the UK, or a fund manager of such a scheme appointed under the Pensions Act 1995 that, in respect of activity undertaken pursuant to that appointment, is authorized for the purposes of the FSMA; (c) an AIFM, as defined in the Alternative Investment Fund Managers Regulations 2013 (as amended, the “AIFM Regulations”) that has permission under the FSMA for managing an AIF (as defined in the AIFM Regulations) and markets or manages an AIF in the UK, or a small registered UK AIFM, as defined in the AIFM Regulations; (d) a UCITS, as defined in the FSMA, which is an authorized open ended investment company, as defined in the FSMA, or a management company, as defined in the FSMA; or (e) a CRR firm or an FCA investment firm, each as defined in Regulation (EU) No 575/2013, as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “UK CRR”). In addition, the UK CRR makes provision as to the application of the UK Investor Requirements to consolidated affiliates, wherever established or located, of institutional investors that are subject to the UK CRR. Each such institutional investor and each relevant affiliate is referred to herein as a “UK Institutional Investor”.

Pursuant to the UK Investor Requirements, a UK Institutional Investor is required (amongst other things), prior to holding a securitization position, to verify certain matters in accordance with the UK Securitization Rules to which it is subject, including that (a) except in specified cases, certain credit-granting requirements are satisfied; (b) the originator, sponsor or original lender retains a material net economic interest in the securitization of not less than 5%, in accordance with the UK Securitization Rules; and (c) the originator, sponsor or securitization special purpose entity has made information available (and committed to make further information available) in accordance with the UK Securitization Rules to which the UK Institutional Investor is subject. Aspects of the UK Investor Requirements, and what is or will be required for a UK Institutional Investor to be able to demonstrate compliance to its regulator, may be unclear.

The consequences of a failure to comply with the UK Investor Requirements with respect to an investment in the certificates would depend on the characteristics of the relevant UK Institutional Investor. For example, a UK Institutional Investor that is subject to regulatory capital requirements may be subject to a penalty regulatory capital charge on the relevant certificates; and a UK Institutional Investor that is an AIFM may be required to take corrective action in the best interest of investors in the relevant AIF.

None of the sponsors, the depositor or the underwriters, or their respective affiliates, or any other person, intends to retain a material net economic interest in the securitization constituted by the issuance of the certificates, or to take any other action in respect of such

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securitization, in a manner prescribed or contemplated by the EU Securitization Rules or the UK Securitization Rules. In particular, no such person undertakes to take any action, or refrain from taking any action, for purposes of, or in connection with, compliance by any prospective investor or certificateholder with any EU Investor Requirements or any UK Investor Requirements.

In addition, the arrangements described under “Credit Risk Retention” in this prospectus have not been structured with the objective of ensuring or facilitating compliance by any person with any applicable requirement of the EU Securitization Rules or the UK Securitization Rules.

Consequently, the certificates may not be a suitable investment for an EU Institutional Investor or a UK Institutional Investor; and this may, amongst other things, have a negative impact on the value and liquidity of the certificates, and otherwise affect the secondary market for the certificates.

Prospective investors and certificateholders are responsible for analyzing their own legal and regulatory position; and are encouraged (where relevant) to consult their own legal, accounting and other advisors and/or any relevant regulator or other authority, and to make their own assessment, regarding the suitability of the certificates for investment, and, in particular, the scope and applicability of the EU Securitization Rules or the UK Securitization Rules (as relevant) and their compliance with any applicable requirement thereof.

In addition, prospective investors should note that a legislative procedure is underway in the EU that is expected to result in the adoption of legislation which, if implemented in the terms currently proposed, would (amongst other things) amend certain aspects of the EU Investor Requirements. It is not known whether, when, or in what terms such proposed legislation will be implemented. Each prospective investor in the certificates that is an EU Institutional Investor should make its own assessment as to the implications (if any) of such proposed legislation.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;
●	do not represent any assessment of the yield to maturity that a certificateholder may experience;
●	reflect only the views of the respective rating agencies as of the date such ratings were issued;
●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;
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●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;
●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and
●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the mortgage loans. Actual losses may, however, exceed the assumed levels. If actual losses on the mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to five nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization engaged by the depositor, the depositor only requested ratings for certain classes of offered certificates, due in part to the final subordination levels provided by such nationally recognized statistical rating organization for such classes of certificates. If the depositor had selected such nationally recognized statistical rating organization to rate

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those classes of offered certificates not rated by it, such ratings on those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations hired by the depositor. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.

On September 29, 2020, a settlement was reached between Kroll Bond Rating Agency, LLC and the Securities and Exchange Commission in connection with an investigation into the policies and procedures deployed by Kroll Bond Rating Agency, LLC to establish, maintain, enforce and document an effective internal control structure governing the implementation of and adherence to policies, procedures, and methodologies for determining credit ratings for conduit/fusion commercial mortgage-backed securities in accordance with Section 15E(c)(3)(A) of the Exchange Act. The Securities and Exchange Commission found that Kroll Bond Rating Agency, LLC’s internal controls relating to its rating of conduit/fusion commercial mortgage-backed securities had deficiencies that resulted in material weaknesses in its internal control structure. Under the settlement, Kroll Bond Rating Agency, LLC, without admitting or denying the findings of the Securities and Exchange Commission, agreed (a) to pay a civil penalty of $1.25 million, (b) to undertake, among other things, a review of the application of its internal processes, policies and procedures regarding the implementation of and adherence to procedures and methodologies for determining credit ratings, and (c) to take the necessary actions to ensure that such internal processes, policies and procedures accurately reflect the strictures of Section 15E(c)(3)(A) of the Exchange Act. Any change in Kroll Bond Rating Agency, LLC’s rating criteria or methodology could result in a downgrade, withdrawal or qualification of any rating assigned to any class of certificates, despite the fact that such class might still be performing fully to the specifications described in this prospectus and set forth in the pooling and servicing agreement.

To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a

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result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Recently, a number of rating agencies have downgraded certain regional banks and other financial institutions and have put others on watch for possible downgrade. Under the terms of the pooling and servicing agreement, the certificate administrator and trustee are required to maintain certain minimum credit ratings. Computershare Trust Company, National Association (“Computershare”) has entered into a backup advancing agreement with a national banking association that meets the rating requirements provided for in the pooling and servicing agreement which will apply to this securitization transaction. Subject to the terms and conditions of such backup advancing agreement, upon a failure by the master servicer to make any advance required to be made under the pooling and servicing agreement, such national banking association has agreed to fund such amount to or on behalf of Computershare if, pursuant to the pooling and servicing agreement, Computershare, in its capacity as backup advancing party, is required to but does not make such advance. Failure to maintain the ongoing rating requirements may require the certificate administrator and trustee, as applicable, to resign and be replaced with an entity meeting those required ratings. See “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator”. If the certificate administrator and/or trustee were required to resign due to a credit rating downgrade or otherwise, we cannot assure you that an appropriate replacement could be identified or that a replacement would agree to the appointment or would be appointed within the time periods required in the pooling and servicing agreement. In addition, accounts established and maintained under the pooling and servicing agreement by the master servicer, the special servicer, the certificate administrator or any institution designated by those parties on behalf of the parties to the pooling and servicing agreement, including, in certain circumstances, borrower reserve accounts, are required to be held at institutions meeting certain eligibility criteria, including minimum long term and/or short term credit ratings depending on the time period funds will be held in those accounts. If an institution holding accounts established and maintained under the pooling and servicing agreement were downgraded below the applicable eligibility criteria and a rating agency confirmation was not delivered, those accounts may be required to be transferred to an institution satisfying the applicable eligibility criteria. Any downgrade or required replacement of the certificate administrator and/or trustee or required transfer of accounts may negatively impact the servicing and

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administration of the mortgage loans and may also adversely impact the performance, ratings, liquidity and/or value of your certificates.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the certificates;
●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and
●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and
●	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans
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increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;
●	the level of prevailing interest rates;
●	the availability of credit for commercial real estate;
●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;
●	the failure to meet certain requirements for the release of escrows;
●	the occurrence of casualties or natural disasters; and
●	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity and there is a risk that a number of those mortgage loans may default at maturity or that the special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of a party to the pooling and servicing

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agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

Furthermore, yield maintenance charges and prepayment premiums will only be allocated to certain classes of certificates as described under “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”, and each class may receive a different allocation of such amounts than other classes.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments” and “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, any mezzanine lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X-A and Class X-B certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the table below is based upon the outstanding certificate balances of the related class of certificates, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates.

Interest-Only Class of Certificates	Underlying Classes of Certificates
Class X-A	Class A-1, Class A-2 and Class A-3 certificates
Class X-B	Class A-S, Class B and Class C certificates

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the certificates with notional amounts. Investors in any such certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

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Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be, or may be required to be, applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans allocated to the certificates exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer, the special servicer or the trustee reimburses itself (or a master servicer, special servicer, trustee or other party to a trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal ultimately available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of a class of certificates. See “Description of the Certificates—Distributions”. Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts and the Class R certificates) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans, first the Class G-RR certificates, then the Class F-RR certificates, then the Class E certificates, then the Class D certificates, then the Class C certificates, then the Class B certificates, then the Class A-S certificates and, then, pro rata, the Class A-1, Class A-2 and Class A-3 certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class. A reduction in the certificate balance of the Class A-1, Class A-2 or Class A-3 certificates will result in a corresponding reduction in the notional amount of the Class X-A certificates, and a reduction of the certificate balance of the Class A-S, Class B or Class C certificates will result in a corresponding reduction of the notional amount of the Class X-B certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or

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involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates

As described in this prospectus, the rights of the holders of the Class A-S, Class B and Class C certificates to receive payments of principal and interest and otherwise payable on the certificates they hold will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric class designation. If you acquire any such certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will generally be subordinated to those of the holders of the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D and Class X-E certificates, and, if your certificates are Class B or Class C certificates, to those of the holders of the Class A-S certificates and, if your certificates are Class C certificates, to those of the holders of the Class B certificates. See “Description of the Certificates”. As a result, investors in those classes of certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of such other classes of certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than any mortgage loan that will be serviced under a separate trust and servicing agreement or pooling and servicing agreement), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing certificateholder or the risk retention consultation party under the pooling and servicing agreement for this transaction and the rights of the holders of any related companion loan and mezzanine debt under the related intercreditor agreement. With respect to a non-serviced mortgage loan, you will generally not have any right to vote or make decisions with respect a non-serviced mortgage loan, and those decisions will generally be made by the master servicer or the special servicer under the trust and servicing agreement or pooling and servicing agreement governing the servicing of such non-serviced mortgage loan and the related companion loan, subject to the rights of the directing certificateholder appointed under such trust and servicing agreement or pooling and servicing agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with

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respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. In addition, in all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by cumulative appraisal reduction amounts, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loan that will be serviced under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan.

In general, a certificate beneficially owned by any borrower affiliate, any property manager, the master servicer, the special servicer, the trustee, the certificate administrator, the depositor, any mortgage loan seller or respective affiliates or agents will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports”.

The Class R certificates will not have any voting rights.

The Rights of the Directing Certificateholder, the Risk Retention Consultation Party and the Operating Advisor Could Adversely Affect Your Investment

The directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than any applicable excluded loans and, with respect to any non-serviced mortgage loan or servicing shift mortgage loan, will have certain limited consultation rights) and the right to replace the special servicer (other than with respect to a non-serviced mortgage loan or a servicing shift mortgage loan) with or without cause, except that if a control termination event occurs and is continuing (other than with respect to servicing shift mortgage loans, with respect to which the holder of the related controlling companion loan prior to the applicable servicing shift securitization date will have the rights and powers of the directing certificateholder under the pooling and servicing agreement), the directing certificateholder will lose the consent rights and the right to replace the special servicer, and if a consultation termination event occurs and is continuing, then the directing certificateholder will no longer have any consultation rights with respect to any mortgage loans. The holder of the controlling companion loan for each servicing shift whole loan will, prior to the related servicing shift securitization date, be entitled to replace the special servicer with or without cause, regardless of whether a control termination event exists. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

In addition, the risk retention consultation party will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than any applicable excluded loans). See “Pooling and Servicing Agreement—The Directing Certificateholder—Major Decisions”.

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These actions and decisions with respect to which the directing certificateholder has consent or consultation rights and the risk retention consultation party has consultation rights include, among others, certain modifications to the mortgage loans or any serviced whole loan (other than any servicing shift whole loan), including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing certificateholder and the risk retention consultation party, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to any non-serviced mortgage loan, the master servicer or the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan may, at the direction or upon the advice of the directing certificateholder (or equivalent) of the related securitization trust holding the controlling note for a non-serviced whole loan, take actions with respect to such non-serviced mortgage loan and related companion loans that could adversely affect such non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. Similarly, with respect to any servicing shift whole loan, prior to the related servicing shift securitization date, the special servicer or the master servicer may, at the direction or upon the advice of the holder of the related controlling companion loan, take actions with respect to such whole loan that could adversely affect such whole loan and, therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of a non-controlling note) will have limited consultation rights with respect to major decisions and the implementation of any recommended actions outlined in an asset status report relating to a non-serviced whole loan (and each servicing shift whole loan) and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing certificateholder for this transaction so long as no consultation termination event has occurred and is continuing and by the special servicer if a consultation termination event has occurred and is continuing. Additionally, with respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent) of the related securitization trust will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although the master servicer or special servicer under the pooling and servicing agreement and the master servicer and the special servicer for a non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or trust and servicing agreement or the terms of the related mortgage loan documents, it is possible that the directing certificateholder (or the equivalent) under such pooling and servicing agreement or trust and servicing agreement may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing certificateholder, the controlling companion loan holder with respect to any servicing shift whole loan, the risk retention consultation party and the directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan:

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(i)                      may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)                   may act solely in the interests of the holders of the controlling class or the VRR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) or, in the case of any servicing shift mortgage loan, the related controlling companion loan holder may act solely in its own best interests;

(iii)                does not have any duties to the holders of any class of certificates other than the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) or, in the case of any servicing shift mortgage loan, the related controlling companion loan holder does not have any duties to any other person, and in the case of the risk retention consultation party, the holders of the VRR Interest that appointed such risk retention consultation party do not have any duties to any other person;

(iv)                may take actions that favor the interests of the holders of the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) over the interests of the holders of one or more other classes of certificates, or in the case of any servicing shift mortgage loan, the related controlling companion loan holder may take actions that favor only its own interests; and

(v)                   will have no liability whatsoever (other than to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing certificateholder, the risk retention consultation party or the directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan, or the controlling companion loan holder of any servicing shift whole loan, or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if (i) the aggregate certificate balance of the portions of the classes that constitute the HRR Interest (taking into account the application of any cumulative appraisal reduction amounts to notionally reduce the certificate balances of such classes) is 25% or less of the initial aggregate certificate balance of such portions of such classes or (ii) a control termination event has occurred and is continuing (either such event being referred to in this prospectus as an “operating advisor consultation event”), then so long as such operating advisor consultation event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than any non-serviced mortgage loan). Further, the operating advisor will have the right to recommend a replacement of the special servicer at any time, as described under “Pooling and Servicing Agreement—The Operating Advisor” and “Replacement of Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, with respect to any serviced whole loan (other than a servicing shift whole loan), for the benefit of any holder of a

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related companion loan (as a collective whole as if the certificateholders and the companion loan holder constituted a single lender taking into account the pari passu or subordinate nature of such companion loans). We cannot assure you that any actions taken by the master servicer or the special servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates. With respect to any non-serviced mortgage loan, the operating advisor, if any, appointed under the related trust and servicing agreement or pooling and servicing agreement governing the servicing of such non-serviced mortgage loan may have similar rights and duties under such trust and servicing agreement or pooling and servicing agreement that vary in certain respects from those under the pooling and servicing agreement relating to this transaction, including, for example, variations in the duties of the operating advisor that may result if the related securitization is not satisfying its risk retention requirements through retention by a “third-party purchaser”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—General”. Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan, servicing shift whole loan or any related REO Property. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer

In general, the directing certificateholder will have the right to terminate and replace the special servicer with or without cause so long as no control termination event has occurred and is continuing and other than in respect of any applicable excluded loans or any servicing shift whole loan as described in this prospectus. After the occurrence and during the continuance of a control termination event under the pooling and servicing agreement, the special servicer (other than with respect to a servicing shift whole loan) may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) and (y) upon receipt of approval by certificateholders holding at least 66-2/3% of a quorum of the certificateholders (which quorum consists of the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances)). See “Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause”.

In addition, if at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, and (2) the replacement of the special servicer would be in the best interest of the certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “Pooling and Servicing Agreement—Replacement of Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”. The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of certificates representing a majority of the aggregate outstanding certificate balance of all principal balance Certificates whose holders voted on the matter, provided that the holders of principal balance certificates that so voted on the matter (i) hold principal balance certificates representing at least 20% of the outstanding certificate balance of all principal balance certificates on an aggregate basis and (ii) consist of at least three certificateholders or certificate owners that are not “risk retention affiliated” with each other.

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The certificateholders will generally have no right to replace and terminate the master servicer, the trustee and the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace the master servicer, the special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. With respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent), or with respect to any servicing shift whole loan, the holders of the controlling notes related to such whole loans, and the certificateholders of the securitization trust related to such other trust and servicing agreement or pooling and servicing agreement will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. The certificateholders generally will have no right to replace the master servicer or the special servicer of a trust and servicing agreement or pooling and servicing agreement relating to any non-serviced mortgage loan, though under certain circumstances the certificateholders may have a limited right to replace the master servicer or special servicer for cause solely with respect to such non-serviced whole loan under such trust and servicing agreement or pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” in this prospectus. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment

The holders of a serviced pari passu companion loan relating to a serviced mortgage loan (including, in the case of a servicing shift mortgage loan, the holder of any related non-controlling serviced pari passu companion loan) will have certain consultation rights (on a non-binding basis) with respect to major decisions and implementation of any recommended actions outlined in an asset status report relating to the related whole loan under the related intercreditor agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the special servicer may not be required to consult with such a companion loan holder unless required to do so under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the special servicer and will not adversely affect your investment.

With respect to certain mortgage loans with one or more related subordinate companion loans, the holders of such companion loan(s) will have the right under certain limited circumstances, prior to the occurrence and continuance of a “control appraisal period” or a “control termination event” under the related intercreditor agreement with respect to such subordination companion loan, to approve certain modifications and consent to certain actions to be taken with respect to the related whole loan and replace the special servicer with respect to the related whole loan. The rights of the holder of such subordinate companion loan could adversely affect your ability to protect your interest with respect to matters relating to the related mortgage loan. See “Description of the Mortgage Pool—The Whole Loans”.

With respect to mortgage loans that have mezzanine debt, the related mezzanine lender may have the right under certain limited circumstances to (i) cure certain defaults

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with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

Any purchase option that the holder of mezzanine debt may hold pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to any non-serviced mortgage loan or servicing shift mortgage loan, you will generally not have any right to vote or consent with respect to any matters relating to the servicing and administration of such non-serviced mortgage loan or servicing shift mortgage loan; however, the directing certificateholder (or equivalent) of the related securitization trust holding the controlling note for the related non-serviced whole loan (or the holder of the related controlling companion loan in the case of a servicing shift whole loan), will have the right to vote or consent with respect to certain specified matters relating to the servicing and administration of such non-serviced mortgage loan or servicing shift mortgage loan, as applicable. The interests of the securitization trust holding the controlling note (or the holder of the related controlling companion loan in the case of a servicing shift whole loan) may conflict with those of the holders of some or all of the classes of certificates, and accordingly the directing certificateholder (or the equivalent) of such securitization trust (or the holder of the related controlling companion loan in the case of a servicing shift whole loan) may direct or advise the special servicer for the related securitization trust (or, with respect to a servicing shift whole loan prior to the related servicing shift securitization date, the special servicer under the pooling and servicing agreement for this securitization) to take actions that conflict with the interests of the holders of certain classes of the certificates. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that any companion loan holder:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;
●	may act solely in its own interests, without regard to your interests;
●	do not have any duties to any other person, including the holders of any class of certificates;
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●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and
●	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the related special servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the special servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received in respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount of cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicer may be limited by several factors. First, if the special servicer has to consider a large number of modifications, operational constraints may affect the ability of the special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit the special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by the special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

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Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates. The pooling and servicing agreement obligates the special servicer not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans (or portion thereof) sold by such sponsor to us. Neither we nor any of our affiliates (except Wells Fargo Bank, National Association in its capacity as a sponsor) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. However, Franklin BSP Realty Trust, Inc. will guarantee the performance of BSPRT CMBS Finance, LLC’s obligations to repurchase or replace defective BSPRT Mortgage Loans and Greystone Select Company II LLC will guarantee the performance of Greystone Commercial Mortgage Capital LLC’s obligations to repurchase or replace defective GCMC Mortgage Loans. We cannot assure you that the sponsors or, notwithstanding the existence of any guarantee, any related guarantor, will effect such repurchases or substitutions or make such payment to compensate the issuing entity. Although a loss of value payment may only be made by the related mortgage loan seller to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In particular, in the case of a non-serviced whole loan that is serviced under the related non-serviced trust and servicing agreement or pooling and servicing agreement entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer under that trust and servicing agreement or pooling and servicing agreement, if any, may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. In addition, the sponsors (or in the case of BSPRT CMBS Finance, LLC, each of that sponsor and Franklin BSP Realty Trust, Inc., or in the case of Greystone Commercial Mortgage Capital LLC, each of that sponsor and Greystone Select Company II LLC) may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as a REMIC or cause the issuing entity to incur a tax.

In addition, with respect to each of the Gateway Industrial Center mortgage loan (9.98%) and the 322 Grand Concourse mortgage loan (8.8%), each related mortgage loan seller will be obligated to take the remedial actions described above as a result of a material document defect or material breach only with respect to the related promissory note(s) sold by it to the depositor as if the note(s) contributed by each such mortgage loan seller and

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evidencing such mortgage loan were a separate mortgage loan. In addition to the foregoing, it is also possible that under certain circumstances, only one of such mortgage loan sellers will repurchase, or otherwise comply with any remedial obligations with respect to, its interest in such mortgage loan if there is a material breach or material document defect.

A financial failure or insolvency proceeding involving a mortgage loan seller may interfere with or prevent the Trust’s enforcement of the mortgage loan seller’s obligation to repurchase, cure or indemnify.

Each sponsor (or in the case of mortgage loans sold by BSPRT CMBS Finance, LLC, each of that sponsor and Franklin BSP Realty Trust, Inc., or in the case of mortgage loans sold by Greystone Commercial Mortgage Capital LLC, each of that sponsor and Greystone Select Company II LLC) has only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the sponsor’s representations or warranties. We cannot assure you that a sponsor (or in the case of BSPRT CMBS Finance, LLC, each of that sponsor and Franklin BSP Realty Trust, Inc., or in the case of Greystone Commercial Mortgage Capital LLC, each of that sponsor and Greystone Select Company II LLC) has or will have sufficient assets with which to fulfill any obligations on its part that may arise, or that any such entity will maintain its existence.

See “Description of the Mortgage Loan Purchase Agreements”.

Pro Rata Allocation of Principal Between and Among the Subordinate Companion Loans and the Related Mortgage Loan Prior to a Material Mortgage Loan Event Default

With respect to The Wharf mortgage loan (8.4%), prior to the occurrence and continuance of certain mortgage loan events of default specified in the related co-lender agreement, any collections of scheduled principal payments and certain other unscheduled principal payments with respect to the related whole loan received from the related borrower will generally be allocated to such mortgage loan, the related pari passu companion loans and the related subordinate companion loans on a pro rata and pari passu basis. Such pro rata distributions of principal will have the effect of reducing the total dollar amount of subordination provided to the offered certificates by such subordinate companion loans.

See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loan” and “—The Wharf AB Whole Loan”.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, the master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “Prime Rate” as published in The Wall Street Journal, subject to a floor of 2.0% per annum. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

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Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The master servicer or special servicer may be eligible to become a debtor under the federal bankruptcy code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If the master servicer or special servicer, as applicable, were to become a debtor under the federal bankruptcy code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the master servicer or special servicer, as applicable, the provision would most likely not be enforceable. However, a rejection of the pooling and servicing agreement by the master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the federal bankruptcy code would require the master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the master servicer or special servicer, as applicable, would not adversely impact the servicing of the related mortgage loans or the issuing entity would be entitled to terminate the master servicer or special servicer, as applicable, in a timely manner or at all.

If the master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) for securitizations sponsored by insured depository institutions. However, the safe harbor is non-exclusive.

In the case of each sponsor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the related mortgage loans by such sponsor to the depositor would generally be respected in the event of a bankruptcy or insolvency of such sponsor. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues were competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy or bank insolvency cases. In this regard, legal opinions on

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bankruptcy law and bank insolvency matters unavoidably have inherent limitations primarily because of the pervasive equity powers of the bankruptcy courts, the overriding goal of reorganization to which other legal rights and policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy or bank insolvency process. In any event, we cannot assure you that the Federal Deposit Insurance Corporation, a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then-acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the federal bankruptcy code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

BMO is funding its Mortgage Loans through its Chicago branch. BMO’s Chicago branch is a banking office of a foreign banking corporation licensed in the State of Illinois. If BMO were to become subject to a receivership, the proceeding involving assets of BMO’s Chicago branch would be governed by the Foreign Banking Office Act (205 ILCS 645/1) and likely administered by the Illinois Secretary of Financial and Professional Regulation (the “Secretary”) or a receiver appointed by the Secretary. In addition, Bank of Montreal is a Schedule I bank under the Bank Act (Canada) and subject to Canadian bankruptcy and insolvency laws. The Superintendent of Financial Institutions and other Canadian regulatory authorities have broad powers under the Bank Act (Canada) and other applicable Canadian federal legislation to take control of BMO or its assets to protect the rights and interests of the depositors and creditors of BMO, including making an application for a winding-up of BMO or a restructuring of its assets under applicable Canadian federal legislation. There is considerable uncertainty about the scope of the powers afforded to these Canadian regulatory authorities and how they may choose to exercise such powers. Actions taken by such authorities may affect the ability of BMO to satisfy its ongoing obligations under the related mortgage loan purchase agreement and/or result in the cancellation, modification or conversion of certain unsecured liabilities of BMO under the transaction documents or in

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other modifications to such documents without BMO’s or your consent, which could in turn affect the ability of the issuing entity to meet its obligations in respect of the offered certificates.

The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one not prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates continuing to hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

The Master Servicer, any Sub-Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Custodian May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement

The issuing entity relies on the ability of the master servicer, any sub-servicer, the special servicer, the trustee, the certificate administrator and the custodian to perform their respective duties under the pooling and servicing agreement or any related sub-servicing agreement. Any economic downturn or recession may adversely affect the master servicer’s, any sub-servicer’s or the special servicer’s ability to perform its duties under the PSA or the related sub-servicing agreement, including, if applicable, performance as it relates to the making of debt service or property protection advances or the ability to effectively service the underlying mortgage loans. Accordingly, this may adversely affect the performance of the underlying mortgage loans or the performance of the certificates. Any economic downturn or recession may similarly adversely affect the ability of the trustee, the certificate administrator and the custodian to perform their respective duties, including the duty of the trustee to make P&I Advances in the event that the master servicer fails to make such advances and the duties of the certificate administrator relating to securities administration.

The performance of such parties may also be affected by future events that occur with respect to each such party. For example, as described under “Transaction Parties—The Master Servicer”, Wells Fargo Bank, N.A. (“Wells Fargo Bank”) transferred its third-party master servicing and primary servicing business (exclusive of Wells Fargo Bank’s rights and obligations related to the servicing of loans that Wells Fargo Bank originated for Fannie Mae, Freddie Mac, and FHA/Ginnie Mae) to Trimont LLC (“Trimont”) on March 1, 2025. A business combination transaction of the size and nature of the transaction between Wells Fargo and Trimont may present risks related to the performance of such parties. Such risks might include potential delays or disruptions resulting from integration of operations, integration of information technology and accounting systems, loss of key personnel, failure to attract new employees, difficulties in maintaining continuity of management or other changes associated with the implementation of such transaction. We cannot assure you that the transfer by

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Wells Fargo of this master and primary servicing business to Trimont, will not cause disruptions in the performance by Trimont of its duties and obligations as master servicer under the pooling and servicing agreement.

Any of the above-described factors may adversely affect the performance of the underlying mortgage loans or the performance of the certificates.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other restrictions, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Generally, any (i) net income from such operation (other than qualifying “rents from real property”), (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates and any related companion loan holder, as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

When foreclosing on a real estate mortgage, a REMIC is generally limited to taking only the collateral that will qualify as “foreclosure property” within the meaning of the REMIC provisions of the United States Internal Revenue Code of 1986, as amended (the “Code”). Foreclosure property includes only the real property (ordinarily the land and structures) securing the real estate mortgage and personal property incident to such real property.

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REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the Code, during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the relevant entity would likely be treated as an association taxable as a corporation under the Code. If designated portions of the issuing entity are so treated, the offered certificates may be treated as stock interests in an association and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to an ordinary deduction or a capital loss.

Changes to REMIC Restrictions on Loan Modifications and REMIC Rules on Partial Releases May Impact an Investment in the Certificates

Ordinarily, a REMIC that modifies a mortgage loan jeopardizes its tax status as a REMIC and risks having a 100% penalty tax being imposed on any income from the mortgage loan. A REMIC may avoid such adverse REMIC consequences, however, if the mortgage loan is in default, default of such mortgage loan is “reasonably foreseeable” or other special circumstances apply.

Revenue Procedure 2009-45, issued by the Internal Revenue Service (“IRS”), eases the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances under which default is “reasonably foreseeable” to include those where the servicer reasonably believes there is a “significant risk of default” with respect to the mortgage loan upon maturity of the loan or at an earlier date and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that an underlying mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the pooling and servicing agreement, any such modification may impact the timing and ultimate recovery on the mortgage loan, and likewise on one or more classes of certificates.

In addition, the IRS has issued final regulations under the REMIC provisions of the Code that allow a servicer to modify terms of REMIC-held mortgage loans without risking adverse REMIC consequences provided that both (1) the modification relates to changes in collateral, credit enhancement and recourse features, and (2) after the modification, the mortgage loan remains “principally secured by real property” (that is, as long as the loan continues to satisfy the “REMIC LTV Test”). In general, a mortgage loan meets the REMIC LTV Test if the loan-to-value ratio is no greater than 125%. One of the modifications covered by the final regulations is a release of a lien on one or more of the mortgaged properties securing a REMIC-held mortgage loan. Following such a release, however, it may be difficult to demonstrate that a mortgage loan still meets the REMIC LTV Test. To provide relief for taxpayers, the IRS has issued Revenue Procedure 2010-30, which describes

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circumstances in which the IRS will not challenge whether a mortgage loan satisfies the REMIC LTV Test following a lien release. The lien releases covered by Revenue Procedure 2010-30 are “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction.” If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the special servicer’s actions in negotiating the terms of a workout or in allowing minor lien releases for cases in which a mortgage loan could fail the REMIC LTV Test following the release. This could impact the timing and ultimate recovery on a mortgage loan, and likewise on one or more classes of certificates. Further, if a mortgaged property becomes the subject of a partial condemnation and, after giving effect to the partial taking the mortgaged property has a loan-to-value ratio in excess of 125%, the related mortgage loan may be subject to being paid down by a “qualified amount” (within the meaning of Revenue Procedure 2010-30) notwithstanding the existence of a prepayment lockout period.

You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

Changes in Tax Law; No Gross Up in Respect of the Certificates

Although no withholding tax is currently imposed on the payments of interest on or principal of the Certificates in respect of the Mortgage Loans to a holder of such Certificates that provides the appropriate forms and documentation to the Certificate Administrator and with respect to whom interest on the Mortgage Loans is “portfolio interest,” we cannot assure you that, as a result of any change in any applicable law, treaty, rule or regulation, or interpretation of any applicable law, treaty, rule or regulation, the payments on the Certificates in respect of the Mortgage Loans would not in the future become subject to withholding taxes. To the extent that any withholding tax is imposed on payments of interest or other payments on any Certificates, neither any Borrower nor the Issuing Entity has an obligation to make any “gross up” payments to Certificateholders in respect of such taxes and such withholding tax would therefore result in a shortfall to affected Certificateholders.

State and Local Taxes Could Adversely Impact Your Investment

In addition to the federal income tax consequences described under the heading “Material Federal Income Tax Considerations,” potential purchasers should consider the state and local income tax consequences of the acquisition, ownership and disposition of the certificates. State income tax laws may differ substantially from the corresponding federal income tax laws, and this prospectus does not purport to describe any aspects of the income tax laws of the states or localities in which the Mortgaged Properties are located or of any other applicable state or locality or other jurisdiction.

It is possible that one or more jurisdictions may (i) attempt to tax nonresident holders of certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, a borrower or a mortgaged property or on some other basis, (ii) require nonresident holders of certificates to file returns in such jurisdiction or (iii) attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of certificates.

We cannot assure you that holders of certificates will not be subject to tax in any particular state or local taxing jurisdiction.

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If any tax or penalty is successfully asserted by any state or local taxing jurisdiction, neither we nor any other person will be obligated to indemnify or otherwise to reimburse the holders of certificates for such tax or penalty.

You should consult your own tax advisors with respect to the various state and local tax consequences of an investment in the certificates.

The Repurchase Finance Facility Could Cause the Retaining Sponsor to Fail to Satisfy the Credit Risk Retention Rules

To finance a portion of the purchase price of the VRR Interest, Argentic Securities Holdings 2 Cayman Limited or any other applicable majority-owned affiliate of Argentic Real Estate Finance 2 LLC (each, an “AREF Repo Seller”), in its capacity as seller, may enter into a repurchase finance facility with a repurchase counterparty, in its capacity as buyer. In connection with a repurchase financing transaction between an AREF Repo Seller and the repurchase counterparty relating to this securitization, the repurchase counterparty would advance funds to enable Argentic Real Estate Finance 2 LLC (“Argentic”), Argentic Securities Holdings 2 Cayman Limited or such other AREF Repo Seller to finance a portion of the purchase price of the VRR Interest to be acquired by Argentic Securities Holdings 2 Cayman Limited. The VRR Interest will be purchased in order for Argentic to satisfy its obligation as retaining sponsor with respect to this securitization under the Credit Risk Retention Rules.

Although the Credit Risk Retention Rules allow for eligible retaining parties to enter into financing arrangements to finance the acquisition of risk retention interests and expressly permit such financing arrangement to be in the form of a “repurchase agreement”, there is no guidance from any regulatory agency as to which types of terms and conditions of such financing arrangements comply or do not comply with the Credit Risk Retention Rules. As a result, it is possible that a regulatory agency would make a determination that the terms and conditions of a repurchase finance facility cause Argentic, in its capacity as retaining sponsor, or such applicable AREF Repo Seller, in its capacity as retaining party, to fail to comply with the Credit Risk Retention Rules on the effective date of the repurchase finance facility or at any other time during the term of such repurchase finance facility.

None of the depositor, the underwriters, the initial purchasers, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer, Wells Fargo Bank, National Association, Citi Real Estate Funding Inc., UBS AG, Bank of Montreal, Greystone Commercial Mortgage Capital LLC, Zions Bancorporation, N.A., BSPRT CMBS Finance, LLC or Natixis Real Estate Capital LLC makes any representation as to the compliance of Argentic or Argentic Securities 2 Holdings Cayman Limited in any respect with the Credit Risk Retention Rules including, without limitation, whether (i) the manner in which Argentic is fulfilling its obligation to retain the VRR Interest satisfies such rules, (ii) Argentic Securities Holdings 2 Cayman Limited or any other applicable AREF Repo Seller is eligible to retain the VRR Interest or (iii) the structure of such repurchase finance facility would cause Argentic to fail to comply with the Credit Risk Retention Rules.

In connection with the repurchase financing transaction, the AREF Repo Seller and the repurchase counterparty will acknowledge and agree that the applicable AREF Repo Seller’s obligations under the repurchase financing facility are full recourse to it. The applicable AREF Repo Seller will also represent and warrant to the repurchase counterparty that it and Argentic are in compliance with the Credit Risk Retention Rules. In addition, the obligations of such AREF Repo Seller will be secured by the VRR Interest and may be

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secured by additional CMBS collateral from one or more other transactions or other collateral. Unless accelerated by the repurchase counterparty or terminated early by the applicable AREF Repo Seller, Argentic Securities Holdings 2 Cayman Limited, the end of the term of each repurchase transaction would be on or prior to the assumed final distribution date of the VRR Interest. If distributions in respect of the purchased securities are not sufficient to cover the financing fees and margin requirements under the repurchase financing facility, the repurchase counterparty will be entitled to use such additional pledged securities as collateral or demand such payments from the applicable AREF Repo Seller. Any collateral pledged with respect to a repurchase finance facility may be cross-collateralized with other repurchase finance facilities with such a repurchase counterparty.

Upon the occurrence of certain specified events of default under such repurchase finance facility, including an event of default resulting from the applicable AREF Repo Seller failure to satisfy its payment obligations, such repurchase counterparty may exercise creditor remedies that could include accelerating the payment obligations of such AREF Repo Seller and not transferring legal title to the VRR Interest back to such Argentic. Repo Seller In addition, such AREF Repo Seller’s repurchase financing facilities with a repurchase counterparty may be cross-defaulted. As a result, an event of default with respect to a repurchase finance facility could result in an event of default for all such repurchase finance facilities. Although, under the terms of any repurchase finance facility, the repurchase counterparty will generally agree to not foreclose on the VRR interest (other than defaults related to insolvency, material misrepresentation and fraud) during the period when the VRR Interest is subject to the Credit Risk Retention Rules, the occurrence of an event of default under a repurchase finance facility and the exercise of the repurchase counterparty’s remedies thereunder could result in Argentic, in its capacity as retaining sponsor, failing to be in compliance with the Credit Risk Retention Rules.

Under a repurchase transaction and subject to its terms, legal title to the VRR Interest will initially be sold to the repurchase counterparty. Notwithstanding the sale and purchase of such securities, a repurchase finance facility is intended to be a financing and is expected to be treated as such under United States generally accepted accounting principles. This treatment would be based in part on the expectation that the repurchase counterparty will transfer legal title to the VRR Interest back to Argentic Securities Holdings 2 Cayman Limited, Argentic or any other AREF Repo Seller upon payment in full of the obligations under the applicable repurchase transaction. Although the repurchase counterparty would be obligated to use commercially reasonable efforts to effect such transfer, notwithstanding a repurchase counterparty’s commercially reasonable efforts, such repurchase counterparty may not be able to effect such a transfer and such failure would not constitute an event of default in respect of the repurchase counterparty under the repurchase finance facility. Any failure of the repurchase counterparty to return all or any portion of the VRR Interest to Argentic Securities Holdings 2 Cayman Limited, Argentic or the applicable AREF Repo Seller when due would likely cause the applicable regulatory authority to view Argentic as no longer being in compliance with its risk retention obligations.

In exercising rights under a repurchase finance facility to (i) exercise creditor remedies, (ii) exercise voting rights with respect to the VRR Interest or (iii) take any other action or remedy, the repurchase counterparty (a) would not owe any duty of care to any person (including, but not limited to, any other certificateholder, the depositor, issuing entity, the trustee, any underwriter or Argentic); (b) would not be obligated to act in a fiduciary capacity to any such person; (c) would only be required to consider the interests of itself and/or its affiliates, without regard to the impact on compliance with the Credit Risk Retention Rules or any related effect on any such person; (d) may realize gains in

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connection with any sale, transfer and/or repurchase of purchased securities; and (e) would not be prohibited from engaging in activities that compete or conflict with those of any such person.

General Risks

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS

The real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), have from time to time experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Furthermore, consumer and producer prices in the United States have experienced steep increases. The general effects of inflation on the economy of the United States can be wide ranging, as evidenced by rising interest rates, wages and costs of goods and services. If a borrower’s operating income growth fails to keep pace with the rising costs of operating the related mortgaged property, then such borrower may have less funds available to make its mortgage payments. In addition, rising interest rates may hinder a borrower’s ability to refinance, and provide a borrower with less incentive to cure delinquencies and avoid foreclosure. The foregoing may have a material adverse impact on the amounts available to make payments on the mortgage loans, and consequently, the certificates.

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The current presidential administration has instituted a broad review of federal spending, including freezing of previously promised funds. The federal government may be a tenant at one or more mortgaged properties, and we cannot assure you that they will remain in occupancy or pay scheduled rent. Additionally, certain tenants may receive income from the federal government, including in the form of grants or as reimbursement for services such as medical care under Medicare, and such funds may no longer be available. Furthermore, a widespread reduction in federal spending could have an adverse effect on the economy as a whole.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●	Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, pandemics, natural disasters, civil unrest and/or protests and man-made disasters, including without limitation, the invasion of Ukraine by Russia and the economic sanctions triggered thereby, may have an adverse effect on the mortgaged properties and/or your certificates;
●	The imposition of economic tariffs, or the threat of such tariffs, by the United States may have adverse economic effects on the economy. Similarly, any retaliatory actions taken by countries affected by those tariffs, both threatened and actual, may have adverse economic effects. The impact of any tariffs is uncertain, but may result in inflation in the United States, which may affect consumer demand for products, as well as increased cost of operations at the mortgaged properties. Certain tariffs may have significant or disproportionate impacts on specific tenants at the mortgaged properties. Any of the foregoing impacts on the economy, the supply chain or tenants may negatively impact the tenants at the mortgaged properties, which may adversely affect a borrower’s ability to pay a mortgage loan; and
●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts

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of interest and principal to which the certificateholders will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The offered certificates are a new issue of securities with no established trading market and we cannot assure you that a secondary market for the offered certificates will develop. The underwriters are under no obligation to make a market in the offered certificates and may discontinue any market making activities at any time without notice. In addition, the ability of the underwriters to make a market in the offered certificates may be impacted by changes in regulatory requirements applicable to marketing, holding and selling of, or issuing quotations with respect to, asset-backed securities generally. If a secondary market does develop, we cannot assure you that it will provide holders of the offered certificates with liquidity of investment or that it will continue for the life of the offered certificates. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;
●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;
●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and
●	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets including the

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CMBS market and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●	Changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets. In particular, capital regulations issued by the U.S. banking regulators in 2013 implement the increased capital requirements established under the Basel Accord and are being phased in over time. These capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.
●	Regulations were adopted on December 10, 2013 to implement Section 619 of the Dodd-Frank Act (such statutory provision, together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Subject to certain exceptions, banking entities were required to be in conformance with the Volcker Rule by July 21, 2015. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity.  The issuing entity will not be relying upon Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act as a basis for not registering under the Investment Company Act. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other bank affiliate, should

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consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.
●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.
●	In addition, compliance with legal requirements, such as the credit risk retention regulations under the Dodd-Frank Act, could cause commercial real estate lenders to tighten their lending standards and reduce the availability of debt financing for commercial real estate borrowers. This, in turn, may adversely affect a borrower’s ability to refinance the related mortgage loan or sell the related mortgaged property on such mortgage loan’s maturity date. We cannot assure you that a borrower will be able to generate sufficient cash from the sale or refinancing of the related mortgaged property to make the balloon payment on such mortgage loan.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

In addition, this transaction is structured to comply with the Credit Risk Retention Rules as and to the extent set forth under “Credit Risk Retention”. We cannot assure you that the retaining sponsor or the third-party purchaser will at all times satisfy such credit risk retention requirements. At this time, it is unclear what effect a failure of the retaining sponsor or the third-party purchaser to be in compliance with the Credit Risk Retention Rules at any time will have on the certificateholders or the market value or liquidity of the certificates.

Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a pool of thirty-two (32) fixed-rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of $595,988,459 (the “Initial Pool

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Balance”). The “Cut-off Date” means the respective payment due dates for such Mortgage Loans in July 2025 (or, in the case of any Mortgage Loan that has its first payment due date after July 2025, the date that would have been its payment due date in July 2025 under the terms of such Mortgage Loan if a monthly debt service payment were scheduled to be due in that month).

Ten (10) Mortgage Loans (49.7%) are each part of a larger whole loan, each of which is comprised of the related Mortgage Loan and one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loans” or “Companion Loans”). Each Mortgage Loan and the related Companion Loans are collectively referred to as a “Whole Loan”. Each Companion Loan is secured by the same mortgage and the same single assignment of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of any Companion Loan.

The Mortgage Loans were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the mortgage loan sellers and their respective affiliates, or originated by others and acquired by the mortgage loan sellers specifically for a securitization of this type, in either case, taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate certificates, property type and geographic location.

The Mortgage Loans were originated, co-originated or acquired by the mortgage loan sellers set forth in the following chart and such entities will sell their respective Mortgage Loans to the depositor, which will in turn sell the Mortgage Loans to the issuing entity:

Sellers of the Mortgage Loans

Mortgage Loan Seller	Originator(1)	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	4	18	$149,142,693	25.0%
Argentic Real Estate Finance 2 LLC	Argentic Real Estate Finance 2 LLC	9	9	106,362,500	17.8
Citi Real Estate Funding Inc.	Citi Real Estate Funding Inc.	4	4	82,395,000	13.8
UBS AG	UBS AG	2	2	63,100,000	10.6
Citi Real Estate Funding Inc. / Argentic Real Estate Finance 2 LLC(2)	Citi Real Estate Funding Inc. / Argentic Real Estate Finance 2 LLC	1	1	59,500,000	9.98
Greystone Commercial Mortgage Capital LLC / Bank of Montreal(3)	Greystone Select Company II LLC / Bank of Montreal	1	1	52,500,000	8.8
Bank of Montreal	Bank of Montreal	4	4	29,992,580	5.0
Zions Bancorporation, N.A.	Zions Bancorporation, N.A.	3	3	20,850,000	3.5
BSPRT CMBS Finance, LLC	BSPRT CMBS Finance, LLC	3	3	17,145,687	2.9
Natixis Real Estate Capital LLC	Natixis Real Estate Capital LLC	1	1	15,000,000	2.5
Total		32	46	$ 595,988,459	100.0%

(1)	Certain of the Mortgage Loans were co-originated or are part of Whole Loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity that is not affiliated with the related mortgage loan seller and transferred to the mortgage loan seller. See “Co-Originated Whole Loans and Third-Party Originated Mortgage Loans”.
(2)	The Gateway Industrial Center Mortgage Loan (9.98%) is comprised of separate notes that are being sold by Citi Real Estate Finance Inc. and Argentic Real Estate Finance 2 LLC. The Gateway Industrial Center Mortgage Loan is evidenced by three (3) promissory notes: (i) note A-1 with an outstanding principal balance of $28,250,000 as of the Cut-off Date, as to which Citi Real Estate Finance Inc. is acting as mortgage loan seller; and (ii) notes A-4 and A-5-3-2 with an aggregate outstanding principal balance of $31,250,000 as of the Cut-off Date, as to which Argentic Real Estate Finance 2 LLC is acting as mortgage loan seller.
(3)	The 322 Grand Concourse Mortgage Loan (8.8%) is comprised of separate notes that are being sold by Greystone Commercial Mortgage Capital LLC and Bank of Montreal. The 322 Grand Concourse Mortgage Loan is evidenced by two (2)
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promissory notes: (i) note A-1 with an outstanding principal balance of $26,250,000 as of the Cut-off Date, as to which Bank of Montreal is acting as mortgage loan seller; and (ii) note A-3 with an outstanding principal balance of $26,250,000 as of the Cut-off Date, as to which Greystone Commercial Mortgage Capital LLC is acting as mortgage loan seller.

Each Mortgage Loan is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, is secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in one or more commercial or multifamily real properties (each, a “Mortgaged Property”).

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property or Mortgaged Properties and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be non-recourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Co-Originated Whole Loans and Third-Party Originated Mortgage Loans

Each of the following Mortgage Loans is part of a Whole Loan that was co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or originated by another entity that is not affiliated with the mortgage loan seller and transferred to the mortgage loan seller:

●	The Gateway Industrial Center Mortgage Loan (9.98%), for which Citi Real Estate Funding Inc. and Argentic Real Estate Finance 2 LLC are the mortgage loan sellers, is part of a Whole Loan that was co-originated by Citi Real Estate Funding Inc. and Argentic Real Estate Finance 2 LLC.
●	The 322 Grand Concourse Mortgage Loan (8.8%), for which Greystone Commercial Mortgage Capital LLC and Bank of Montreal are the mortgage loan sellers, is part of a Whole Loan that was originated by Greystone Select Company II LLC. The promissory notes evidencing the 322 Grand Concourse Whole Loan were all subsequently transferred from Greystone Select Company II LLC to Bank of Montreal, and one of such promissory notes was subsequently transferred from Bank of Montreal to Greystone CMC I LLC, an affiliate of Greystone Commercial Mortgage Capital LLC.
●	The Wharf Mortgage Loan (8.4%) is part of a Whole Loan that was co-originated by Wells Fargo Bank, National Association, Goldman Sachs Bank USA and Morgan Stanley Bank, N.A.
●	The Roosevelt New Orleans Mortgage Loan (5.0%) is part of a Whole Loan that was originated by Barclays Capital Real Estate Inc. and Wells Fargo Bank, National Association.
●	The Parkwyn Townhomes Mortgage Loan (2.5%) is part of a Whole Loan that was co-originated by Argentic Real Estate Finance 2 LLC and KeyBank National Association.
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●	The 347-363 Flushing Avenue Mortgage Loan (2.5%), for which Bank of Montreal is the mortgage loan seller, is part of a Whole Loan that was co-originated by Bank of Montreal and Starwood Mortgage Capital LLC.
●	The 1535 Broadway Mortgage Loan (0.8%), for which Bank of Montreal is the mortgage loan seller, is part of a Whole Loan that was co-originated by Bank of Montreal, Goldman Sachs Bank USA and Bank of America, National Association.
●	The Shaw Park Plaza Mortgage Loan (0.8%), for which Bank of Montreal is the mortgage loan seller, is part of a Whole Loan that was co-originated by Bank of Montreal and 3650 Capital SCF LOE I(A), LLC.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 or Annex A-3 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on July 30, 2025 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

From time to time, a particular Mortgage Loan or Whole Loan may be identified in this prospectus by name (for example, the Century Business Center Mortgage Loan or the Century Business Center Whole Loan); when that occurs, we are referring to the Mortgage Loan or Whole Loan, as the case may be, secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1. From time to time, a particular Mortgaged Property may be referred to by name (for example, the Century Business Center Mortgaged Property); when that occurs, we are referring to the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1. From time to time, a particular Companion Loan may be identified by name (for example, Century Business Center Companion Loan); when that occurs, we are referring to the (or, if applicable, an individual) Companion Loan secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the allocated loan amount allocated to such Mortgaged Properties as of the Cut-off Date.

With respect to each Mortgaged Property, any appraisal of such Mortgaged Property, Phase I environmental report, Phase II environmental report or seismic or property condition report obtained in connection with origination (each, a “Third Party Report”) was prepared prior to the date of this prospectus. The information included in the Third Party Reports may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The Third Party Reports may be based on assumptions regarding market conditions and other matters as reflected in those Third Party

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Reports. The opinions of value rendered by the appraisers in the appraisals are subject to the assumptions and conditions set forth in those appraisals.

All information presented in this prospectus with respect to each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), unless otherwise indicated.

Definitions

For purposes of this prospectus, including the information presented in the Annexes, the indicated terms have the meanings set forth below. In addition, investors should be aware that the appraisals for the Mortgaged Properties were prepared prior to origination and have not been updated. Similarly, net operating income and occupancy information used in underwriting the Mortgage Loans may not reflect current conditions. As a result, appraised values, net operating income, occupancy, and related metrics, such as loan-to-value ratios, debt service coverage ratios and debt yields, may not accurately reflect the current conditions at the Mortgaged Properties.

“ADR” means, for any hospitality property, average daily rate.

“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the monthly payment in effect as of the Cut-off Date, provided that:

●	in the case of a Mortgage Loan that provides for interest-only payments through maturity, such term means the aggregate interest payments scheduled to be due on the Due Date following the Cut-off Date and the 11 Due Dates thereafter for such Mortgage Loan;
●	in the case of a Mortgage Loan that provides for an initial interest-only period or multiple interest-only periods and provides for scheduled amortization payments after the expiration of such initial interest-only period or between such interest-only periods prior to the maturity date, such term means 12 times the monthly payment of principal and interest payable during the amortization period(s); and
●	in the case of a Mortgage Loan that provides for monthly payments in accordance with a specified payment schedule, “Annual Debt Service” means 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, or, if such Mortgage Loan provides for an initial interest-only period and provides for amortization payments in accordance with a specified payment schedule after the expiration of such interest-only period prior to the maturity date, such term means 12 times the average of the principal and interest payments for the first 12 payment periods during the amortization period.

Monthly debt service and the debt service coverage ratios are also calculated using the monthly payment in effect as of the Cut-off Date, subject to the proviso to the prior sentence. Annual Debt Service is calculated with regard to the related Mortgage Loan included in the issuing entity only, unless otherwise expressly indicated.

“Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the related mortgage loan seller as set forth under

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“Appraised Value” on Annex A-1. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes. In certain cases, appraisals may reflect both the “as-is” value and an “as-stabilized”, “as-complete” or other hypothetical value. However, the appraised value reflected in this prospectus with respect to each mortgaged property reflects only the “as-is” value unless otherwise specified. Any non-“as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. We cannot assure you that those assumptions are or will be accurate or that any such non-“as-is” value will be the value of the related mortgaged property at maturity or other specified date. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. With respect to any Mortgage Loan that is a part of a Whole Loan, the Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan. See “Description of the Mortgage Pool—Appraised Value”.

In the following cases, the Appraised Value set forth in this prospectus and on Annex A-1 is not the “as-is” appraised value, but is instead calculated based on the condition(s) set forth in the table below:

Mortgage Loan or Mortgaged Property Name	% of Initial Pool Balance by Allocated Loan Amount	Cut-off Date LTV Ratio (Other Than “As-Is”)	LTV Ratio at Maturity (“Other Than As-Is”)	Other Than “As-Is” Appraised Value	Cut-off Date LTV Ratio (“As-Is”)	LTV Ratio at Maturity (“As-Is”)	“As-Is” Appraised Value
Parkwyn Townhomes(1)	2.5%	56.0%	56.0%	$41,500,000	73.1%	73.1%	$31,800,000
Hampton Inn Marysville(2)	0.9%	61.6%	61.6%	$8,600,000	76.8%	76.8%	$6,900,000

(1)	The related Other Than "As-Is" Appraised Value represents the “Hypothetical Market Value Encumbered by HFC” value of the leasehold interest for the Mortgaged Property, which assumes the Mortgaged Property is encumbered by a ground lease and rental and income requirements as part of the Pecos Housing Finance Corporation (“PHFC”) program (“PHFC Program”), pursuant to which the Mortgaged Property is expected to benefit from an exemption from all property taxes, and that ongoing payments due in connection with being part of the PHFC Program are subordinate to the Mortgage Loan.
(2)	The related Other Than “As-Is” Appraised Value represents the “As Complete” value of the Mortgaged Property, which assumes completion of the anticipated PIP renovations described under “—Redevelopment, Renovation and Expansion”.
●	With respect to The Wharf Mortgage Loan (8.4%), the Appraised Value is based on the “As Portfolio” value, inclusive of a 1.7% portfolio premium. The appraisal appraised The Wharf Mortgaged Properties as of various dates in February and March 2025, which produced an aggregate “as is” appraised value of $1,700,400,000, which equates to a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 42.3% and 42.3%, respectively.
●	With respect to the 200 Wood Avenue South Mortgage Loan (7.0%), the as-is appraisal includes a payment in lieu of taxes (“PILOT”) savings value equal to approximately $4,700,000. See “—Real Estate and Other Tax Considerations” below.
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With respect to any Mortgage Loan that is a part of a Whole Loan, Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan.

“Balloon Balance” means, with respect to any Mortgage Loan, the principal amount that will be due at maturity for such Mortgage Loan, assuming no payment defaults or principal prepayments.

“Cash Flow Analysis” is, with respect to one or more of the Mortgaged Properties securing a Mortgage Loan among the 15 largest Mortgage Loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) “Effective Gross Income” minus (b) “Total Operating Expenses” and underwritten replacement reserves and (if applicable) tenant improvements and leasing commissions. For this purpose:

●	“Effective Gross Income” means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses. The “revenue” component of such calculation was generally determined on the basis of the information described with respect to the “revenue” component described under “Underwritten Net Cash Flow” below. In general, any non-recurring revenue items and non-property related revenue are eliminated from the calculation of Effective Gross Income.
●	“Total Operating Expenses” means, with respect to any Mortgaged Property, all operating expenses associated with that property, including, but not limited to, utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent. Such expenses were generally determined on the basis of the same information as the “expense” component described under “Underwritten Net Cash Flow” below.

To the extent available, selected historical income, expenses and net income associated with the operation of the related Mortgaged Property securing each Mortgage Loan appear in each cash flow summary contained in Annex A-3. Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based. The historical information presented is derived from audited and/or unaudited financial statements provided by the borrowers. The historical information in the cash flow summaries reflects adjustments made by the mortgage loan seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow. In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income (and, in the case of hospitality properties and certain other property types, parking income, telephone income, food and beverage income, laundry income and other income)), with adjustments to exclude amounts recognized on the financial statements under a straight-line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one-time revenue collections or considered nonrecurring in property operations. The amount set forth under the caption “expenses” in the historical financial information consists of the total expenses set forth in

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the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third parties, charges for depreciation and amortization and items indicated as extraordinary or one-time losses or considered nonrecurring in property operations.

The selected historical information presented in the cash flow summaries is derived from audited and/or unaudited financial statements furnished by the respective borrowers which have not been verified by the depositor, any underwriters, the mortgage loan sellers or any other person. Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated or understated.

The “Cut-off Date Balance” of any Mortgage Loan will be the unpaid principal balance of that Mortgage Loan, as of the Cut-off Date for such Mortgage Loan, after application of all payments due on or before that date, whether or not received.

An “LTV Ratio” for any Mortgage Loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the Mortgage Loan as of that date (assuming no defaults or prepayments on the Mortgage Loan prior to that date), and the denominator of which is the Appraised Value.

With respect to Mortgage Loans which have an Appraised Value other than an “as-is” appraised value, or have an “as portfolio” value, as set forth in the definition of “Appraised Value” above, the LTV Ratio is, unless otherwise expressly indicated, based on such non-“as-is” or “as portfolio” Appraised Value. See also the footnotes to Annex A-1 to this prospectus for more information.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, LTV Ratios were calculated based on the aggregate principal balance of such Mortgage Loan and any related Pari Passu Companion Loan(s).

The LTV Ratio as of the related maturity date, set forth in Annex A-2 was calculated based on the principal balance of the related Mortgage Loan on the related maturity date assuming all principal payments required to be made on or prior to the related maturity date (not including the balloon payment) are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this prospectus in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a Mortgage Loan and the LTV Ratio at maturity may be higher than its LTV Ratio at origination even after taking into account amortization since origination. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

“Cut-off Date Loan-to-Value Ratio” or “Cut-off Date LTV Ratio” generally means the ratio, expressed as a percentage, of the Cut-off Date Balance of a Mortgage Loan to the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”.

With respect to Mortgage Loans which have an Appraised Value other than an “as-is” appraised value, or have an “as portfolio” value, as set forth in the definition of “Appraised

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Value” above, the Cut-off Date LTV Ratio is, unless otherwise expressly indicated, based on such non-“as-is” or “as portfolio” Appraised Value.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, the Cut-off Date LTV Ratio was calculated based on the aggregate principal balance of such Mortgage Loan and any related Pari Passu Companion Loan(s).

Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of property value or the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the current actual cut-off date loan-to-value ratio of a Mortgage Loan may be higher than the Cut-off Date LTV Ratio that we present in this prospectus, even after taking into account any amortization since origination. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale of that property. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

“Debt Service Coverage Ratio”, “DSCR”, “Underwritten Debt Service Coverage Ratio”, “Underwritten Net Cash Flow Debt Service Coverage Ratio”, “Underwritten NCF DSCR”, “U/W NCF DSCR” or “U/W DSCR” generally means the ratio of the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties to the Annual Debt Service as shown on Annex A-1.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Mortgage Loan and the related Pari Passu Companion Loan(s).

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. See the definition of “Underwritten Net Cash Flow” below.

The Underwritten Debt Service Coverage Ratios presented in this prospectus appear for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property or Mortgaged Properties to generate sufficient cash flow to repay the related Mortgage Loan. No representation is made that the Underwritten Debt Service Coverage Ratios presented in this prospectus accurately reflect that ability.

“GLA” means gross leasable area.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are

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forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are continuing) generally on a daily basis.

“Loan Per Unit” means the principal balance per unit of measure (as applicable) as of the Cut-off Date. With respect to any Mortgage Loan that is part of a Whole Loan structure, the Loan Per Unit is calculated with regard to both the related Pari Passu Companion Loan(s) and the related Mortgage Loan included in the issuing entity, unless otherwise expressly indicated.

“LTV Ratio at Maturity”, “LTV Ratio at Maturity”, “LTV Ratio at Maturity” and “Balloon LTV Ratio” generally means the ratio, expressed as a percentage, of (a) the principal balance of a balloon Mortgage Loan scheduled to be outstanding on the stated maturity date, assuming (among other things) no prepayments or defaults, to (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date, and accordingly the principal balance referenced in clause (a) of the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

With respect to Mortgage Loans which have an Appraised Value other than an “as-is” appraised value, or have an “as portfolio” value, as set forth in the definition of “Appraised Value” above, the LTV Ratio at Maturity is, unless otherwise expressly indicated, based on such non-“as-is” or “as portfolio” Appraised Value.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, the LTV Ratio at Maturity was calculated based on the aggregate principal balance of such Mortgage Loan and any related Pari Passu Companion Loan(s) as of the stated maturity date.

Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the actual loan-to-value ratio at maturity of a Mortgage Loan may be higher than the LTV Ratio at Maturity that we present in this prospectus. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

“Maturity Date Balloon Payment” or “Balloon Payment” means, for any balloon Mortgage Loan, the payment of principal due upon its stated maturity date. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date, and accordingly the payment of principal referenced in the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

“Net Operating Income” generally means (other than as set forth in the proviso to this definition), for any given period (ending on the “NOI Date”), the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

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●	non-cash items such as depreciation and amortization,
●	capital expenditures, and
●	debt service on the related Mortgage Loan or on any other loans that are secured by that Mortgaged Property.

“NRA” means net rentable area.

“Occupancy Rate” means (i) in the case of multifamily rental properties and manufactured housing properties, the percentage of rental units or pads, as applicable, that are rented (generally without regard to the length of the lease or rental period) as of the date of determination; (ii) in the case of industrial/warehouse, office and retail properties, the percentage of the net rentable square footage rented as of the date of determination (subject to, in the case of certain Mortgage Loans, one or more of the additional lease-up assumptions); (iii) in the case of hospitality properties, the percentage of available rooms occupied for the trailing 12-month period ending on the date of determination; and (iv) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented as of the date of determination, depending on borrower reporting. In the case of some of the Mortgage Loans, the calculation of Occupancy Rate for one or more related properties was based on assumptions regarding occupancy, such as: the assumption that a particular tenant at the subject Mortgaged Property that has executed a lease (or, in some cases, a letter of intent to execute a lease), but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject Mortgaged Property; and certain additional lease-up assumptions as may be described in the footnotes to Annex A-1. For information regarding the determination of the occupancy rates with respect to the 15 largest Mortgage Loans and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3.

“Occupancy Date” means the date of determination of the occupancy of a Mortgaged Property.

“Prepayment Provisions” denotes a general summary of the provisions of a Mortgage Loan that restrict the ability of the related borrower to voluntarily prepay the Mortgage Loan. In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves to a partial prepayment, in each case notwithstanding any lockout period or yield maintenance charge that may otherwise apply. In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

●	“@%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).
●	“D(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is
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permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property.

●	“L(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.
●	“O(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.
●	“YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.
●	“D/@%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).
●	“DorYM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge.
●	“DorYM@(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount).
●	“YM@(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

“Remaining Term to Maturity” means, with respect to any Mortgage Loan, the number of months from the Cut-off Date to the related stated maturity date.

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“RevPAR” means, with respect to any hospitality property, revenue per available room.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as an industrial/warehouse facility, office, retail center, self storage, any combination of the foregoing or other single-purpose property, the square footage of the net rentable or leasable area.

“T-12” and “TTM” each means trailing 12 months.

“Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date.

“Underwritten Expenses” or “U/W Expenses” means, with respect to any Mortgage Loan or Mortgaged Property, an estimate of (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the related mortgage loan seller and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market rate management fee and subject to certain assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” in this prospectus.

“Underwritten Net Cash Flow”, “Underwritten NCF” or “U/W NCF” means an amount based on assumptions relating to cash flow available for debt service. In general, it is the Underwritten Net Operating Income less all reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses.

In determining the “revenue” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied by the related borrower and, where the actual vacancy shown thereon and, if available, the market vacancy was less than 5%, assumed a minimum 5% vacancy in determining revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income), except that in the case of certain non-multifamily and non-manufactured housing properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants. Where the actual or market vacancy was greater than 5%, the mortgage loan seller determined revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income) by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters

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of credit) supplied and generally (but not in all cases) the greatest of (a) actual current vacancy at the related Mortgaged Property or a vacancy otherwise based on performance of the related Mortgaged Property (e.g., an economic vacancy based on actual collections for a specified trailing period), (b) if available, current vacancy according to third-party-provided market information or at comparable properties in the same or similar market as the related Mortgaged Property, subject to adjustment to address special considerations (such as where market vacancy may have been ignored with respect to space covered by long-term leases or because it was deemed inapplicable by reason of, among other things, below market rents at or unique characteristics of the subject Mortgaged Property) and/or to reflect the appraiser’s conclusion of a supportable or stabilized occupancy rate, and (c) subject to the discussion above, 5%. In some cases involving a multi-property Mortgage Loan, the foregoing vacancy assumptions may be applied to the portfolio of the related Mortgaged Properties in its entirety, but may not apply to each related Mortgaged Property. In addition, for some Mortgaged Properties, the actual vacancy may reflect the average vacancy over the course of a year (or trailing 12-month period). In determining revenue for multifamily, manufactured housing and self storage properties, the mortgage loan sellers generally reviewed rental revenue shown on the rolling one-to-twelve month (or some combination thereof) operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve-month periods. Furthermore, the Underwritten Net Cash Flow for certain Mortgaged Properties reflects the estimated benefits of any applicable real estate tax exemptions or abatements. See “—Real Estate and Other Tax Considerations” below. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 80% and daily rates based on third-party-provided market information or average daily rates achieved during the prior one-to-three year annual reporting period.

In determining the “expense” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on, to the extent available, historical operating statements, full-year or year-to-date financial statements, rolling 12-month operating statements, year-to-date financial statements and/or budgets supplied by the related borrower, as well as estimates in the related appraisal, except that: (i) if tax or insurance expense information more current than that reflected in the financial statements was available and verified, the newer information was generally used; (ii) property management fees were generally assumed to be 1% to 6% (depending on the property type) of effective gross revenue (or, in the case of a hospitality property, gross receipts); (iii) in general, depending on the property type, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; (iv) expenses were assumed to include annual replacement reserves; and (v) recent changes in circumstances at the Mortgaged Properties were taken into account (for example, physical changes that would be expected to reduce utilities costs). Annual replacement reserves were generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or minimum requirements by property type designated by the mortgage loan seller, and are: (a) in the case of industrial/warehouse, office, retail and self storage properties, generally not more than $0.40 per square foot of net rentable commercial area (and may be zero); (b) in the case of multifamily rental apartments, generally not more than approximately $400 per residential unit per year, depending on the condition of the property (and may be zero); (c) in the case of manufactured housing properties, generally not more than approximately $80 per pad per year, depending on the condition of the property (and may be zero) and (d) in the case of hospitality properties, generally 4% to 5%, inclusive, of gross revenues (and may be zero). In addition, in some cases, the

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mortgage loan seller recharacterized as capital expenditures items that are reported by borrowers as operating expenses (thus increasing the “net cash flow”).

Historical operating results may not be available for Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple-net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants, other third-party-provided market information or from other borrower-supplied information. We cannot assure you with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the related mortgage loan seller in determining the presented operating information.

For purposes of calculating Underwritten Net Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases, if applicable, have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

The amounts described as revenue and expense above are often highly subjective values. In the case of some of the Mortgage Loans, the calculation of Underwritten Net Cash Flow for the related Mortgaged Properties was based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following: (i) the assumption that a particular tenant at a Mortgaged Property that has executed a lease or letter of intent, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date generally expected to occur within 12 months of the cut-off date; (ii) the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period, will be paid commencing on such future date; (iii) assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures; (iv) assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date; and (v) assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring. In addition, in the case of some commercial properties, the underwritten revenues were adjusted upward to account for a portion or average of the additional rents provided for under any rent step-ups scheduled to occur over the terms of the executed leases. We cannot assure you that the assumptions made with respect to any Mortgage Loan will, in fact, be consistent with actual property performance. Actual annual net cash flow for a Mortgaged Property may be less than the Underwritten Net Cash Flow presented with respect to that property in this prospectus. In addition, the underwriting analysis of any particular Mortgage Loan as described herein by a particular mortgage loan seller may not conform to an analysis of the same property by other persons or entities.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”.

“Underwritten NCF Debt Yield” or “U/W NCF Debt Yield” generally means, with respect to any Mortgage Loan, the related Underwritten NCF divided by the Cut-off Date Balance of that Mortgage Loan.

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With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date.

“Underwritten Net Operating Income”, “Underwritten NOI” or “U/W NOI” means an amount based on assumptions of the cash flow available for debt service before deductions for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. In general, Underwritten Net Operating Income is the assumed revenue derived from the use and operation of a Mortgaged Property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions.

The Underwritten Net Operating Income for cooperative mortgaged properties is based on projected net operating income at the Mortgaged Property, as determined by the appraisal obtained in connection with the origination of the related Mortgage Loan, assuming that the related Mortgaged Property was operated as a rental property with rents set at prevailing market rates taking into account the presence, if any, of existing rent-controlled or rent-stabilized occupants, if any, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

“Underwritten Net Operating Income Debt Service Coverage Ratio”, “Underwritten NOI DSCR” or “U/W NOI DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, is the ratio of Underwritten NOI calculated for the related Mortgaged Property to the amount of total Annual Debt Service on such Mortgage Loan except that the Underwritten Net Operating Income Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan. The Underwritten Net Operating Income Debt Service Coverage Ratios for all interest-only Mortgage Loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date.

“Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any Mortgage Loan, the related Underwritten NOI divided by the Cut-off Date Balance of that Mortgage Loan.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date.

“Underwritten Revenues” or “U/W Revenues” with respect to any Mortgage Loan means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease

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tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income), subject to the assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” above.

“Units”, “Rooms”, “Beds”, “Spaces” or “Pads” means (a) in the case of a Mortgaged Property operated as a multifamily housing property, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms, (c) in the case of a Mortgaged Property operated as a manufactured housing property, the number of pads for manufactured homes, (d) in the case of certain Mortgaged Properties operated as self storage properties, the number of self storage units, (e) in the case of certain Mortgaged Properties operated as a parking garage property, the number of spaces or (d) in the case of certain Mortgaged Properties operated as student housing properties, the number of beds.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

The Wharf Mortgage Loan and The Wharf Pari Passu Companion Loans evidence pari passu portions of Components A, B and C-1, with initial balances of $561,888,076, $98,829,617 and $57,882,307, respectively, and per annum rates equal to 5.35727%, 5.55191% and 6.03788%, respectively. The Wharf Subordinate Companion Loans evidence Components C-2, D, E and HRR, with initial balances of $17,000,000, $105,400,000, $140,250,000 and $43,750,000, respectively, and per annum rates equal to 6.03788%, 6.61989%, 7.73189% and 9.05400%, respectively. As of the Closing Date, the interest rate of The Wharf Mortgage Loan is 5.43886125% and the weighted average interest rate of The Wharf Whole Loan is 6.03829867%.

You should review the footnotes to Annex A-1 in this prospectus for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

Except as otherwise specifically stated, the Cut-off Date LTV Ratio, Underwritten Debt Service Coverage Ratio, LTV Ratio at Maturity, Underwritten NCF Debt Yield, Underwritten NOI Debt Yield and loan per net rentable square foot or unit statistics with respect to each Mortgage Loan are calculated and presented without regard to any indebtedness other than the Mortgage Loan and any related Pari Passu Companion Loan, whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

A Mortgage Loan’s Mortgage Rate may be lower than the interest rate initially proposed to the related borrower at the loan application stage. Such interest rate may have been reduced in connection with the payment of an upfront fee from the borrower to the related originator, in light of the other credit characteristics of the Mortgage Loan. See Annex A-3 for certain information regarding each of the 15 largest Mortgage Loans that was considered in connection with its origination, as well as the descriptions of the underwriting standards for each mortgage loan seller under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

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References to “Weighted Averages” of the Mortgage Loans in the Mortgage Pool or any particular sub-group of the mortgage loans are references to averages weighted on the basis of the Cut-off Date Balances of the subject Mortgage Loans.

If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease. Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables in Annex A-2 may not equal the indicated total due to rounding.

Historical information presented in this prospectus, including information in Annex A-1 and Annex A-3, is derived from audited and/or unaudited financial statements provided by the borrowers. In each case, the historical information is taken from the same source with respect to a Mortgage Loan and subject to the same adjustments and considerations as described above with respect to the 15 largest Mortgage Loans under the definition of “Cash Flow Analysis”.

Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$595,988,459
Number of Mortgage Loans	32
Number of Mortgaged Properties	46
Range of Cut-off Date Balances	$3,600,000 to $59,500,000
Average Cut-off Date Balance	$18,624,639
Range of Mortgage Rates	5.4389% to 8.2400%
Weighted average Mortgage Rate	6.7410%
Range of original terms to maturity	60 months to 61 months
Weighted average original term to maturity	60 months
Range of remaining terms to maturity	58 months to 60 months
Weighted average remaining term to maturity	59 months
Range of original amortization terms(2)	360 months to 360 months
Weighted average original amortization term(2)	360 months
Range of remaining amortization terms(2)	358 months to 359 months
Weighted average remaining amortization term(2)	359 months
Range of Cut-off Date LTV Ratios(3)(4)	26.6% to 70.9%
Weighted average Cut-off Date LTV Ratio(3)(4)	55.3%
Range of LTV Ratios at Maturity(3)(4)	26.6% to 70.9%
Weighted average LTV Ratio at Maturity(3)(4)	54.9%
Range of U/W NCF DSCRs(4)(5)	1.20x to 3.34x
Weighted average U/W NCF DSCR(4)(5)	1.66x
Range of U/W NOI Debt Yields(4)	7.8% to 21.6%
Weighted average U/W NOI Debt Yield(4)	12.2%
Percentage of Initial Pool Balance consisting of:
Interest Only	86.4%
Amortizing Balloon	13.6%

(1)	Subject to a permitted variance of plus or minus 5%.
(2)	Excludes twenty-eight (28) Mortgage Loans (86.4%) identified on Annex A-1, which are interest-only for the entire term.
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(3)	LTV Ratios (such as, for example, the Cut-off Date LTV Ratios and LTV Ratios at Maturity) with respect to the Mortgage Loans were generally calculated using “as-is” values (or any equivalent term) as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”; provided, that with respect to certain Mortgage Loans, the related LTV Ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. In addition, with respect to certain Mortgage Loans secured by multiple Mortgaged Properties, the Appraised Value may be an “as portfolio” value that assigns a premium to the value of the Mortgaged Properties as a whole, which value exceeds the sum of their individual appraised values. Such Mortgage Loans are identified under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.
(4)	In the case of Mortgage Loans that have one or more Pari Passu Companion Loans and/or Subordinate Companion Loans that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related Pari Passu Companion Loan(s) but excluding any related Subordinate Companion Loan. With respect to The Wharf Mortgage Loan (8.4%), the related Cut-off Date LTV Ratio, LTV Ratio at Maturity, U/W NCF DSCR and U/W NOI Debt Yield including the related Subordinate Companion Loans are 59.2%, 59.2%, 1.65x and 10.5%, respectively. With respect to the 1535 Broadway Mortgage Loan (0.8%), (a) the related Mortgage Loan and Pari Passu Companion Loans have varying interest rates, and the Debt Yield and DSCR are calculated using the weighted average interest rate of such Mortgage Loan and Pari Passu Companion Loans of 6.33195%, and (b) the Cut-off Date LTV Ratio, LTV Ratio at Maturity, U/W NCF DSCR and U/W NOI Debt Yield including the related Subordinate Companion Loans are 43.3%, 43.3%, 1.89x and 13.3%, respectively.
(5)	Debt Service Coverage Ratios (such as, for example, U/W NCF DSCRs or U/W NOI DSCRs) are calculated based on “Annual Debt Service”, as defined under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”.

The issuing entity will include two (2) Mortgage Loans (9.2%) that represent the obligations of multiple borrowers (other than by reason of cross-collateralization provisions and/or tenancies-in-common borrower structures) that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related Mortgage Loan.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Multifamily	15	$174,532,256	29.3%
High Rise	6	85,569,756	14.4
Mid Rise	8	73,850,000	12.4
Garden	1	15,112,500	2.5
Industrial	4	$144,095,000	24.2%
Warehouse/Distribution	2	78,795,000	13.2
Warehouse/Manufacturing/Flex	1	59,500,000	9.98
Warehouse	1	5,800,000	1.0
Office	9	$138,060,946	23.2%
Suburban	3	85,059,238	14.3
CBD	6	53,001,707	8.9
Hospitality	7	$79,536,306	13.3%
Full Service	3	59,429,254	10.0
Extended Stay	2	9,707,053	1.6
Limited Service	1	5,300,000	0.9
Select Service	1	5,100,000	0.9
Retail	6	$34,508,537	5.8%
Anchored	3	17,537,854	2.9
Unanchored	1	10,000,000	1.7
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Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Retail/Signage	1	5,000,000	0.8
Performing Arts Center	1	1,970,683	0.3
Mixed Use	1	$15,000,000	2.5%
Office/Retail	1	15,000,000	2.5
Other	3	$6,655,415	1.1%
Parking Garage	2	5,920,634	1.0
Marina	1	734,780	0.1
Self Storage	1	$3,600,000	0.6%
Self Storage	1	3,600,000	0.6
Total	46	$595,988,459	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

With respect to all the property types listed above, the borrowers with respect to Mortgage Loans secured by such property types may face increased incidence of nonpayment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions and local officials refusing to enforce eviction orders. We cannot assure you that borrowers of Mortgage Loans secured by any of the property types will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic or otherwise.

Multifamily Properties

With respect to the multifamily properties set forth in the above chart, we note the following:

●	With respect to the 322 Grand Concourse Mortgage Loan (8.8%), the tenants at the Mortgaged Property occupying approximately 21 affordable housing units that qualify under the 421-a tax exemption program receive rental vouchers through the CityFHEPS program, a rental subsidy program administered by the New York City DSS to assist low-income households. The rental rates for these affordable housing units do not exceed the prevailing free market rental rates. The Mortgage Loan documents provide that the borrower must continue to comply fully with all of its obligations under the CityFHEPS program and that the borrower will not, without the lender’s prior written consent, surrender, terminate, cancel or modify any lease subject to the CityFHEPS program in any material respect. The Mortgage Loan documents also provide that any new lease entered into by the borrower that would be subject to the CityFHEPS program requires the lender’s prior written consent. The Mortgage Loan documents provide for losses recourse to the borrower and the guarantors for any past, present or future breach of the CityFHEPS program or if the borrower or the guarantors (or any affiliate thereof) terminates, surrenders or cancels (or permits the termination, surrender or cancelation of) the benefits from the CityFHEPS program without the lender’s prior written consent. The New York City HPD recently issued guidance regarding modifications to CityFHEPS rental subsidies, specifically affecting Augmented CityFHEPS – a category of subsidy that allows for higher-than-standard rental payments. Under the new 421-a program, subsidy limits will be reduced from 130% of AMI to 120% of the 2024 FMR. These changes will be implemented in a phased approach beginning April 15, 2025. For tenants selected through the Housing Connect lottery: (i) applicants
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approved by HPD or the New York City Housing Development Corporation for a Housing Connect unit on or before April 15, 2025 will retain existing Augmented CityFHEPS rent levels and will not be subject to new limits; and (ii) applicants approved for a Housing Connect unit between April 16, 2025 and June 15, 2027 will be subject to the 120% FMR cap. For tenants selected through HPS referrals: (i) referrals in process will retain existing Augmented CityFHEPS rent levels, provided that the subsidy package is submitted by September 30, 2025; and (ii) all Augmented CityFHEPS packages submitted to DSS from October 1, 2025, through June 15, 2027, will be subject to the 120% FMR payment standard. Existing tenants receiving Augmented CityFHEPS subsidies will not be affected by these new limits for the duration of their tenancy; however, if such tenant vacates their unit, the 120% FMR payment standard will apply to the subsequent tenant, should such unit be leased through another HPS referral, at least until June 15, 2027. The Mortgaged Property also benefits from a 421-a tax exemption. See also “—Real Estate and Other Tax Considerations” below.

●	With respect to the 322 Grand Concourse Mortgage Loan (8.8%), the Mortgaged Property consists of a 14-story building comprised of 151 residential units and 4,000 square feet of commercial space across two units, as well as a 32-space parking garage leased to a third-party operator and shared with the adjacent 310 Grand Concourse building through an easement agreement. Pursuant to the easement agreement, the Mortgaged Property shares a lobby and amenities with the adjacent 310 Grand Concourse property that is currently owned by an affiliate of the related borrower sponsors. Shared amenities include, among other things, a roof deck, fitness center, recreation room, business center, laundry room, pet spa and outdoor courtyard.
●	With respect to the Parkwyn Townhomes Mortgage Loan (2.5%), the borrower has, or plans to enter into, an agreement with a housing finance corporation (the “HFC”), pursuant to which a specified number of units at the Mortgaged Property will be reserved for tenants whose household income does not exceed certain thresholds and the rent charged with respect to the reserved units will be limited in exchange for a tax abatement and temporary transfer of ownership of the Mortgaged Property to the HFC. The Parkwyn Townhomes Mortgage Loan received eligibility from a county other than the one in which the Mortgaged Property resides from a “traveling HFC”. On May 28, 2025, the Governor of the State of Texas signed into law House Bill 21 (“House Bill 21”). House Bill 21, among other things, significantly restricts the usage of so-called “traveling HFCs”. See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”. We cannot predict what effect, if any, House Bill 21 will have on the continuation of the current housing finance corporation programs or the Mortgaged Property’s eligibility.
●	With respect to the Parkwyn Townhomes Mortgage Loan (2.5%), as a condition to the entry of the Mortgaged Property into the PHFC Program, as part of an application to benefit from an exemption to all property taxes, the borrower entered into a regulatory agreement pursuant to which the Mortgaged Property is required to reserve (i) at least 40% of the units to tenants earning less than 140% of the area median income and (ii) at least 50% of the units to tenants earning less than 80% of the area median income, subject to certain rent restrictions (collectively, the “PHFC Program Affordable Components”). See “Real Estate and Other Tax Considerations” below.
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●	With respect to the Cedar Village at Minerva Square Mortgage Loan (2.5%), the related Mortgaged Property is subject to a 20-year PILOT agreement with the City of Derby, which was provided to encourage clean-up and development of the Mortgaged Property, expiring in 2043. Pursuant to the PILOT agreement, the related borrower is required to make fixed PILOT payments of $70,000 per property tax year for the entire term of the abatement. The unabated taxes for 2025 are $247,500 compared to the abated taxes of $70,000. Pursuant to the PILOT agreement, the related Mortgaged Property is required to reserve 10% of all units for tenants earning 80% of the AMI. In addition, pursuant to the Assistance Agreement, the related borrower is required to reserve 10% of all units for tenants earning 80% of the AMI, which such rent not to exceed 30% of the AMI. See “Description of the Mortgaged Properties—Other Secured Indebtedness” below.
●	With respect to the 3030 Brighton 12th Street Mortgage Loan (2.0%), 31 of the 96 units at the Mortgaged Property are rented by tenants receiving Section 8 vouchers.
●	With respect to the 1339 Morris Avenue Mortgage Loan (1.1%), the Mortgaged Property is eligible for, and the borrower leases units through, the New York City Family Homelessness and Eviction Supplement (“CityFHEPS”) program. The CityFHEPS program provides property owners with rental subsidies for leasing units to households with tenants who, among other requirements, have children, earn no more than 200% of the federal poverty level and are in a shelter or at risk of entering a shelter. The subsidy amounts provided by CityFHEPS are published by the Department of Social Services each year and the appraiser concluded that the current in-place rents at the related Mortgaged Property are achievable based on the maximum subsidy amounts. The Mortgage Loan will become full recourse to the borrower in the event that (i) the Mortgaged Property or the borrower fails to remain eligible, in whole or in part, to receive subsidies under the CityFHEPS program and/or (ii) any amendment to or termination of the CityFHEPS program reduces the amount of subsidies paid or payable to the borrower under the CityFHEPS program. The Mortgaged Property also benefits from a 421-a tax exemption. See also “—Real Estate and Other Tax Considerations” below.
●	With respect to the 2783 Webb Avenue Mortgage Loan (1.0%), the Mortgaged Property is eligible for, and the borrower leases units through, the CityFHEPS program. The appraiser concluded that the current in-place rents at the Mortgaged Property are achievable based on the maximum subsidy amounts. The Mortgage Loan will become full recourse to the borrower in the event that (i) the Mortgaged Property or the borrower fails to remain eligible, in whole or in part, to receive subsidies under the CityFHEPS program and/or (ii) any amendment to or termination of the CityFHEPS program reduces the amount of subsidies paid or payable to the borrower under the CityFHEPS program. The Mortgaged Property also benefits from a 421-a tax exemption. See also “—Real Estate and Other Tax Considerations” below.
●	With respect to the 50 Clifford Place Mortgage Loan (0.8%), the Mortgaged Property is eligible for, and the borrower leases units through, the CityFHEPS program. The appraiser concluded that the current in-place rents at the Mortgaged Property are achievable based on the maximum subsidy amounts. The Mortgage Loan will become full recourse to the borrower in the event that (i) the
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Mortgaged Property or the borrower fails to remain eligible, in whole or in part, to receive subsidies under the CityFHEPS program and/or (ii) any amendment to or termination of the CityFHEPS program reduces the amount of subsidies paid or payable to the borrower under the CityFHEPS program. The Mortgaged Property also benefits from a 421-a tax exemption. See also “—Real Estate and Other Tax Considerations” below.

●	With respect to the 1499 Bedford Avenue Mortgage Loan (0.8%), the tenants at the Mortgaged Property occupying approximately 30 affordable housing units that qualify under the 421-a tax exemption program receive rental vouchers through the CityFHEPS program, a rental subsidy program administered by the New York City Department of Social Services (“DSS”) to assist low-income households. The rental rates for these affordable housing units do not exceed the prevailing free market rental rates. Of the approximately 30 affordable housing units, tenants residing in 10 of the units are required to contribute a portion of their rent. There is no requirement for the borrower to maintain tenants with CityFHEPS vouchers. If any such tenant vacates its respective unit, the borrower may lease the affordable housing units to any income-qualified tenant through the required marketing process. The New York City Department of Housing Preservation and Development (“HPD”) recently issued guidance regarding modifications to CityFHEPS rental subsidies, specifically affecting Augmented CityFHEPS – a category of subsidy that allows for higher-than-standard rental payments. Under the new 421-a program, subsidy limits will be reduced from 130% of Area Median Income (“AMI”) to 120% of the 2024 fair market rent (“FMR”). These changes will be implemented in a phased approach beginning April 15, 2025. For tenants selected through the Housing Connect lottery: (i) applicants approved by HPD or the New York City Housing Development Corporation for a Housing Connect unit on or before April 15, 2025 will retain existing Augmented CityFHEPS rent levels and will not be subject to new limits; and (ii) applicants approved for a Housing Connect unit between April 16, 2025 and June 15, 2027 will be subject to the 120% FMR cap. For tenants selected through Homeless Placement Services (“HPS”) referrals: (i) referrals in process will retain existing Augmented CityFHEPS rent levels, provided that the subsidy package is submitted by September 30, 2025; and (ii) all Augmented CityFHEPS packages submitted to DSS from October 1, 2025, through June 15, 2027, will be subject to the 120% FMR payment standard. Existing tenants receiving Augmented CityFHEPS subsidies will not be affected by these new limits for the duration of their tenancy; however, if such tenant vacates their unit, the 120% FMR payment standard will apply to the subsequent tenant, should such unit be leased through another HPS referral, at least until June 15, 2027.
●	With respect to the 8201 Bay Parkway Mortgage Loan (0.7%), 12 of the 48 units at the Mortgaged Property are rented by tenants receiving Section 8 vouchers.

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”.

Industrial Properties

In the case of the industrial properties set forth in the above chart, we note the following:

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●	With respect to the Century Business Center Mortgage Loan (9.98%), the sole tenant at the Mortgaged Property also subleases a 1.73-acre site for additional parking along the northern part of the Mortgaged Property from the City of Hawthorne. The sole tenant is fully responsible for sublease payments and utilizes the parcel for additional parking. The Mortgaged Property has access to two railroad tracks on the east side of the site serviced by Southern Pacific Railroad. According to the borrower sponsors, the railroads were used by the prior tenant, Northrop Grumman, up to the time such prior tenant vacated in 2020, but are no longer actively used by the sole tenant.

See “Risk Factors—Industrial Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Office Properties

In the case of the office properties or mixed use properties with office components set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Hospitality Properties

In the case of the hospitality properties set forth in the above chart, we note the following:

●	With respect to The Roosevelt New Orleans Mortgage Loan (5.0%), 33.8% of the underwritten income is attributable to food and beverage sales.
●	With respect to the Marriott Dallas Fort Worth Airport South Mortgage Loan (4.6%), 24.7% of the underwritten income is attributable to food and beverage sales.
●	With respect to the Hotel Shocard Mortgage Loan (0.9%), the related Mortgaged Property benefits from an Industrial Commercial Abatement Program (“ICAP”) abatement, which provides an exemption for property taxes for 10 years, expiring in 2027. During the first six years of the term, the ICAP abatement is equal to 100% of the taxable value over the taxable base value, after which the ICAP abatement decreases by 20% in years seven through 10. In year 11, the Mortgaged Property becomes fully taxable again. The lender underwrote the Mortgage Loan using the unabated taxes of $322,908.96 for the 2025/2026 tax year.
●	Certain of the hospitality Mortgaged Properties are subject to seasonal changes in revenues, such that such Mortgage Loans may not cover debt service during the off-seasons for such Mortgaged Properties. In certain cases, seasonality reserves may be required under the related Mortgage Loan documents.

The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license agreement, franchise agreement, operating agreement or management agreement.

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Mortgaged Property Name	Mortgage Loan Cut-off Date Balance ($)(1)	Percentage (%) of the Initial Pool Balance by Allocated Loan Amount	Expiration/Termination of Related License/ Franchise Agreement, Operating Agreement or Management Agreement	Maturity Date of the Related Mortgage Loan
The Roosevelt New Orleans	$29,700,000	5.0%	12/31/2032	07/06/2030
Marriott Dallas Fort Worth Airport South	$27,476,034	4.6%	07/16/2039	06/11/2030
Home2 Suites Pearland	$6,745,687	1.1%	05/29/2040	06/06/2030
Hampton Inn Marysville	$5,300,000	0.9%	07/31/2036	06/06/2030
The Wharf – Hyatt House	$2,961,366	0.5%	10/31/2042	07/11/2030
The Wharf – Canopy	$2,253,220	0.4%	10/31/2037	07/11/2030

See “Risk Factors—Risks Relating to the Mortgage Loans—Hospitality Properties Have Special Risks”, “—Risks Relating to Affiliation with a Franchise or Hotel Management Company” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus as well as “—Insurance Considerations” and “—Specialty Use Concentrations”. For a description of scheduled PIPs with respect to certain Mortgaged Properties, see “—Redevelopment, Renovation and Expansion”.

Retail Properties

In the case of the retail properties or mixed use properties with retail components set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks”, and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Redevelopment, Renovation and Expansion” and “—Specialty Use Concentrations” below.

Mixed Use Properties

In the case of the mixed use properties set forth in the above chart, we note the following:

●	With respect to The Wharf Mortgage Loan (8.4%), the Mortgaged Property is part of a mixed-use project which consists of the borrower’s leasehold interests in four office buildings, three multifamily buildings, three retail spaces, two hotels, two parking garages and a marina located in Washington, D.C. The three multifamily properties are subject to certain affordable housing and workforce housing unit requirements, as follows: The Channel Mortgaged Property (501 units total/153 affordable units), The Tides Mortgaged Property (255 units total/136 affordable units) and the Incanto Mortgaged Property (148 units total/47 affordable units). In the aggregate, there are 568 market-rate units (62.8% of total units) and 336 affordable and workforce units (37.2% of total units).

See “Risk Factors—Risks Relating to the Mortgage Loans—Mixed Use Properties Have Special Risks”, “—Office Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Parking Garage Properties

In the case of the parking garage properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Parking Garages Have Special Risks”.

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Self Storage Properties

In the case of the self storage properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Self Storage Properties Have Special Risks”.

Marina Properties

In the case of the marina property set forth in the above chart see "Property Types -Mixed Use Properties" above and "- Fee & Leasehold Estates; Ground Leases" below.

Specialty Use Concentrations

Certain Mortgaged Properties (or portfolios of Mortgaged Properties) have one of the five largest tenants by NRA that operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

Specialty Use	Number of Mortgaged Properties or portfolio of Mortgaged Properties	Approx. % of Initial Pool Balance by allocated loan amount
Medical	3	7.4%
Movie Theater/Entertainment Venue	3	3.7%
Restaurant	2	2.5%
Gym, fitness center, spa or health club	1	2.5%

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Significant Obligors

There are no significant obligors related to the issuing entity.

Mortgage Loan Concentrations

Top Fifteen Mortgage Loans

The following table shows certain information regarding the 15 largest Mortgage Loans by Cut-off Date Balance:

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Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per SF/Unit(1)	U/W NCF DSCR(1)	Cut-off Date LTV Ratio(1)(2)	Property Type
Century Business Center	$59,500,000	9.98%	$45	1.77x	38.1%	Industrial
Gateway Industrial Center	$59,500,000	9.98%	$65	1.25x	64.5%	Industrial
322 Grand Concourse	$52,500,000	8.8%	$463,576	1.25x	68.0%	Multifamily
The Wharf	$50,000,000	8.4%	$321	2.62x	41.5%	Various
200 Wood Avenue South	$41,966,659	7.0%	$156	1.81x	50.1%	Office
The Park Calabasas	$38,100,000	6.4%	$171	2.23x	54.0%	Office
The Roosevelt New Orleans	$29,700,000	5.0%	$257,937	1.87x	53.5%	Hospitality
Marriott Dallas Fort Worth Airport South	$27,476,034	4.6%	$90,980	1.79x	45.4%	Hospitality
The Dior	$21,000,000	3.5%	$437,500	1.20x	62.5%	Multifamily
111 on East Apartments	$20,250,000	3.4%	$81,984	1.26x	64.8%	Multifamily
O'Hare 8 Portfolio	$19,295,000	3.2%	$91	1.32x	67.0%	Industrial
One Glen Lakes	$17,400,000	2.9%	$102	1.30x	59.8%	Office
Parkwyn Townhomes	$15,112,500	2.5%	$96,473	1.38x	56.0%	Multifamily
347-363 Flushing Avenue	$15,000,000	2.5%	$506	1.31x	67.3%	Mixed Use
145 West 30th Street	$15,000,000	2.5%	$151	1.87x	42.6%	Office
Top 3 Total/Weighted Average	$171,500,000	28.8%		1.43x	56.4%
Top 5 Total/Weighted Average	$263,466,659	44.2%		1.72x	52.6%
Top 15 Total/Weighted Average	$481,800,193	80.8%		1.68x	54.4%

(1)	In the case of each of the Mortgage Loans that is part of a Whole Loan, the calculation of the Loan per Unit/SF, U/W NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the Mortgage Loan included in the issuing entity and the related Pari Passu Companion Loan in the aggregate.
(2)	See the definition of “Appraised Value” under “—Certain Calculations and Definitions—Definitions” for additional information regarding the calculation of the Cut-off Date LTV Ratio, including any such values calculated using non-“as-is” values.

For more information regarding the 15 largest Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3. Other than with respect to the top 15 Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than 2.5% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

The Mortgage Loans set forth in the table below entitled “Multi-Property Mortgage Loans” are secured by two or more properties. In some cases, however, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan.

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

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Multi-Property Mortgage Loans(1)(2)

Mortgage Loan/Property Portfolio Names	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
The Wharf	$ 50,000,000.00	8.4%
Total	$ 50,000,000.00	8.4%

(1)	Total may not equal the sum of such amounts listed due to rounding.
(2)	Does not reflect the O’Hare 8 Portfolio Mortgaged Property, which is comprised of eight industrial properties. See Annex A-1 hereto for a list of the addresses of the properties that comprise the O’Hare 8 Portfolio Mortgaged Property.

In some cases, an individual Mortgaged Property may be comprised of two or more parcels, buildings or units that may not be contiguous or may be owned by separate borrowers or a portfolio of Mortgaged Properties may be comprised of Mortgaged Properties owned by separate borrowers.

Two (2) groups of Mortgage Loans, set forth in the table below entitled “Related Borrower Loans” (collectively, 4.3%) are not cross-collateralized but have borrower sponsors related to each other. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

The following table shows each group of Mortgage Loans that are not cross-collateralized but have borrowers that are related to each other.

Related Borrower Loans(1)

Mortgage Loan Names	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group 1
1339 Morris Avenue	1	$ 6,500,000	1.1%
2783 Webb Avenue	1	5,750,000	1.0
50 Clifford Place	1	4,750,000	0.8
Total	3	$ 17,000,000	2.9%
Group 2
377 Ocean Parkway	1	$ 4,500,000	0.8%
8201 Bay Parkway	1	4,300,000	0.7
Total	2	$8,800,000	1.5%

(1)	Totals may not equal the sum of such amounts listed due to rounding.

Mortgage Loans with related borrowers are identified under “Affiliated Sponsor” on Annex A-1. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

Geographic Concentrations

The table below shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

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Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
New York	15	$ 169,300,000	28.4%
California	2	$ 97,600,000	16.4%
Texas	4	$ 66,734,221	11.2%
Michigan	1	$ 59,500,000	9.98%
District of Columbia	15	$ 50,000,000	8.4%
New Jersey	1	$ 41,966,659	7.0%
Connecticut	3	$ 30,600,000	5.1%
Louisiana	1	$ 29,700,000	5.0%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A-1.

The remaining Mortgaged Properties are located throughout four (4) other states with no more than 3.5% of the Initial Pool Balance by allocated loan amount secured by Mortgaged Properties located in any such jurisdiction.

In addition, with respect to the Mortgaged Properties in the Mortgage Pool, we note the following in respect of their geographic concentration:

●	Six (6) Mortgaged Properties (27.6%) located in California and Texas among others, are more susceptible to wildfires than properties in other parts of the country.
●	Two (2) Mortgaged Properties (16.4%) are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 14.0%.
●	Two (2) Mortgaged Properties (6.1%) are each located within approximately 25 miles of the coast of the Gulf of Mexico or the Atlantic Ocean south of Maryland, and are therefore more susceptible to hurricanes. See representation and warranty no. 18 and 26 in Annex D-1 (subject to the limitations and qualifications set forth in the preamble in Annex D-1).

Mortgaged Properties With Limited Prior Operating History

Six (6) of the Mortgaged Properties (24.4%) (i) were constructed or the subject of a major renovation or were in leaseup that was completed within 12 calendar months prior to the Cut-off Date or are leased fee properties and, therefore, the related Mortgaged Property has no or limited prior operating history, (ii) have a borrower or an affiliate under the related Mortgage Loan that acquired the related Mortgaged Property within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired Mortgaged Property or (iii) are single tenant properties subject to triple net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related Mortgaged Property.

See Annex A-3 for more information on the Mortgaged Properties with limited prior operating history relating to the largest 15 Mortgage Loans.

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See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

Tenancies-in-Common and Crowd-Funded Entities

With respect to the Gateway Industrial Center Mortgage Loan (9.98%), approximately 20.97% of the equity ownership of the borrower is owned by multiple individual crowd funding investors which invested through Realty Mogul, a crowd-funding website.

With respect to the 149-153 Wooster Street Mortgage Loan (1.7%), the related borrowers own all or a portion of the related Mortgaged Property as tenants-in-common and the respective tenants-in-common have agreed to a waiver of their rights of partition. See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

Condominium and Other Shared Interests

The Mortgage Loans identified on Annex A-1 as the 149-153 Wooster Street Mortgage Loan (1.7%) and the 1535 Broadway Mortgage Loan (0.8%) are each secured in whole or in part by the related borrower’s interest in one or more units in a condominium or similar shared interest structure. With respect to such Mortgage Loans, the borrower generally controls the appointment and voting of the condominium (or other shared interest structure) board or the condominium (or other shared interest structure) owners cannot take actions or cause the condominium association (or other shared interest structure) to take actions that would affect the borrower’s unit without the borrower’s consent.

●	With respect to the 149-153 Wooster Street Mortgage Loan (1.7%), the Mortgaged Property consists of a ground floor retail condominium unit and a lower level retail condominium unit, which also includes one additional commercial unit containing office space and located on the second floor and 12 residential units categorized as joint live work quarters for artists. The borrower has a 12.5% interest in the common elements of the condominium, does not have the right to appoint any of the members of the board of the condominium, and does not have the right to prevent an amendment to the condominium declaration, to control the determination of whether to rebuild the Mortgaged Property after a casualty or to prevent the termination of the condominium. The mortgage lender has been designated a “Mortgagee Representative” under the terms of the condominium declaration, which provides the mortgage lender with the right to consent to an amendment to the condominium declaration, but does not provide the lender rights with respect to any other matters.
●	With respect to the 1535 Broadway Mortgage Loan (0.8%), the Mortgaged Property is part of a mixed use complex which is subject to a condominium regime consisting of a hotel unit owned and operated as a Marriott hotel (the “Hotel Unit”), a retail unit and a theater unit (together, the “Commercial Unit”). The Commercial Unit comprises the Mortgaged Property and is owned by the related borrower, while the Hotel Unit is not part of the collateral for the Whole Loan. The Commercial Unit comprises 17% (16.7% for the retail unit and 0.3% for the theater unit) of the interests in the condominium, and the related borrower has the right to appoint three of the seven directors on the condominium board. Therefore, the related borrower does not control the condominium board.
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See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”.

Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee(2)	28	$496,075,959	83.2%
Leasehold	16	55,100,000	9.2
Fee/Leasehold	2	44,812,500	7.5
Total	46	$595,988,459	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.
(2)	For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

In general, except as noted in the exceptions to representation and warranty no. 36 in Annex D-1 indicated on Annex D-2 or otherwise discussed below, and unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases: (i) has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options); and (ii) contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

●	With respect to The Wharf Mortgage Loan (8.4%), the Mortgaged Property is comprised of various co-borrower leasehold interests in four office buildings, three multifamily buildings, three retail spaces, two hotels, two parking garages and a marina located in Washington, D.C. There are 27 co-borrower entities, corresponding to various phases of 15 constituent properties. The ground lessor is the District of Columbia. There are 13 related ground leases with various co-borrower entities. One of the co-borrowers, Wharf Phase 3 REIT Leaseholder LLC, is included as a ground lessee with a non-borrower party, Wharf 8 Hotel REIT Parking Lessee, with respect to a parcel comprised of a parking area benefiting the non-collateral Pendry Hotel and known as the Parcel 8 Hotel Parking Parcel (the “Parcel 8 Hotel Parking Parcel”). The ground lessor has not agreed to bifurcate the related ground lease to separate the ownership interests of the co-borrower and non-borrower parties. Lease amendments are proposed to synthetically separate the collateral parcels within the lease documentation so that the co-borrower is not jointly and severally liable with a non-borrower party. The loan documents provide that within 120 days after the closing date the borrower is to provide evidence reasonably acceptable to lender that the borrower or an affiliate has obtained certain indicia from the District of Columbia
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that the Parcel 8 Hotel Parking Parcel has been separated for property tax assessment purposes, among other things related to such separation of ownership. Once completed, the Parcel 8 Hotel Parking Parcel will be deemed a prior owned property. The loan documents further provide that the borrower and guarantor have personal liability for losses related to the borrower’s nominee title ownership of the Parcel 8 Hotel Parking Parcel.

●	With respect to The Roosevelt New Orleans Mortgage Loan (5.0%), the Mortgaged Property is comprised of the borrower’s (i) fee interest in the core, revenue-producing hotel property (core property), and (ii) sub-leasehold interests in pool, spa and a portion of the meeting room space for the hotel (annex property). The fee interest in the sub-leasehold property was acquired by a borrower affiliate, FCH Holdings LLC ("FCH"), subject to an existing ground lease with a third party, Belmont Commons, L.L.C. (“Belmont” ). FCH’s fee interest in the annex property is not subordinated to the lender’s mortgage lien. Thereafter Belmont executed two sub-ground leases to the borrower for the annex property. The term of the prime ground lease (borrower affiliate to Belmont) and the sub-ground leases (Belmont to borrower) for the annex property expire on September 30, 2049 (the loan matures on July 6, 2030). FCH has agreed to enter into a direct lease with the borrower upon expiration or earlier termination of either the prime ground lease or the sub-ground leases, including provision for an extension of such direct lease terms to December 31, 2060. Belmont’s leasehold estate is encumbered by a mortgage, and a 2016 SNDA with its current mortgagee, which runs to the benefit of successors and assigns, includes borrower non-disturbance protections. In addition, Belmont provides property insurance for the annex buildings, and the borrower is responsible for insurance on its FF&E-type improvements. With respect to any casualty involving the annex property, available insurance proceeds are required to be held in trust by a trustee reasonably agreed to by the ground lessor, sub-ground lessor, and sub-ground lessee/ borrower.
●	With respect to the Parkwyn Townhomes Mortgage Loan (2.5%), the Mortgaged Property is encumbered by a ground lease between the PHFC, as ground lessor, and the borrower, as ground lessee, in connection with an exemption from all property taxes expected to benefit the Mortgaged Property. Pursuant to the ground lease, which is scheduled to terminate on April 30, 2124, with no extensions, and other documents and agreements entered into in relation to the related tax exemption, the borrower is required to pay, among other amounts, (i) an annual oversight and compliance fee equal to the sum of $50 per unit (the “PHFC Compliance Fee”) plus (ii) an annual payment equal to 10% of the annual property tax savings received by the borrower pursuant to the tax exemption, subject to annual increases of 2% (the “PHFC Tax Savings Payment” and, together with the PHFC Compliance Fee, the “PHFC Payments”). In addition, pursuant to a subordination agreement among the borrower, its managing member and the PHFC, so long as the tax exemption remains in effect, all fees required under the PHFC documents, including the PHFC Tax Savings Payment but excluding the PHFC Compliance Fee, are to be paid from excess distributable cash, if any, after the payment of debt service payments in connection with the Mortgage Loan and operating expenses due and owing. Under the Whole Loan documents, the lender has established a reserve for the PHFC Payments, provided that, absent a continuing event of default under the Mortgage Loan, there is no obligation to make deposits into the PHFC Payments reserve unless the borrower fails to provide evidence of timely payment. The lender has a lien
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on both the leasehold interest, held by the borrower, and the fee interest, held by PHFC, in the Mortgaged Property.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than twelve (12) months prior to the Cut-off Date. See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the ASTM International (“ASTM”) standard for a “Phase I” environmental site assessment (the “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age. Additionally, as warranted pursuant to ASTM standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and laboratory analysis. Unless expressly indicated below, the borrower was not required to remediate the RECs and other conditions described below.

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result In Losses” in this prospectus. See also representation and warranty no. 43 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Described below is certain additional information regarding environmental issues at the Mortgaged Properties:

●	With respect to the Century Business Center Mortgage Loan (9.98%), the related ESA identified a REC in connection with ongoing remediation of soil and groundwater impacts at the Mortgaged Property resulting from historical operations of Northrup Grumman Systems Corporation (“NGSC”) that caused the discharge of contaminants (including chromium, VOCs and other solvents) into the ground. The California Department of Toxic Substance Control (“DTSC”) identified Northrop as the responsible party to investigate and cleanup the unauthorized discharges with respect to investigations that began in 2009 and NGSC and the DTSC entered into a Corrective Action Consent Agreement to address the identified soil and groundwater issues. According to the environmental consultant, a 2024 remediation progress evaluation report concluded that, among other things, (i) remediation of VOC-impacted soil, soil vapor, and groundwater is ongoing, (ii) the DTSC indicated additional delineation of groundwater impacts and expansion/additional/alternative remedial activities may be required, (iii) the site investigation was satisfying the requirements/activities requested by the DTSC and (iv)ongoing/additional investigation/remedial activities will likely extend several years and will be conducted by NGSC. The environmental consultant recommended the owner of the Mortgaged Property continue to cooperate with NGSC and the DTSC until full site closure is achieved. The Mortgage Loan documents require, and the borrower maintains, a Beazley ECLIPSE Enviro Covered Location Insurance Policy (Site Environmental) (the “ECLIPSE Policy”), having a policy period from and including the origination date through and including May 29, 2033 (based on the loan term plus three (3) years), with minimum coverage limits of $10 million per each pollution condition and in the aggregate, subject to a $100,000 self insured
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retention/deductible per pollution condition applicable to the borrower and a $25,000 deductible per pollution condition applicable to the lender. The ECLIPSE Policy may only cover the Mortgaged Property. The borrower may not and may not permit any person to (i) cancel or modify the ECLIPSE Policy, including without limitation adding additional properties, without the prior written consent of the lender, which the lender may provide in its sole discretion, or (ii) in any way prejudice the lender’s rights under the ECLIPSE Policy. The borrower was required to pay the premium for the entire policy period of the ECLIPSE Policy at origination.

●	With respect to the Gateway Industrial Center Mortgage Loan (9.98%), the Phase I ESA identified as a controlled recognized environmental condition (“CREC”) for the Mortgaged Property impacts to soil, soil vapor, and shallow perched groundwater associated with long-term industrial use. These impacts were identified during various Baseline Environmental Assessment (“BEA”) investigations that have been conducted at the Mortgaged Property, including by the current ownership entities. A BEA allows the person(s) on whose behalf it is performed to purchase or begin operating at a property without taking on liability for historic impacts identified in the BEA. To specifically address concerns associated with potential exposure to soil vapor, vapor mitigation systems have been installed under the east end of Building A2 and under Building C at the Mortgaged Property. Given the preparation of a current BEA for, and the installation of vapor mitigation systems at, the Mortgaged Property, the Phase I ESA concluded that no further investigation was necessary in relation to this matter.
●	With respect to the O’Hare 8 Portfolio Mortgage Loan (3.2%), as to the properties located at 2375-2401 Delta Lane, and 2425-2435, 2475-2485 and 2501-2541 Devon Avenue, the Phase I ESA identified as a CREC for the Mortgaged Property residual impacts to site soils and groundwater associated with historic operations. These impacts, which were identified during subsurface investigations conducted at the Mortgaged Property in September and December 1998 and May 2000, included low, but reportable, levels of volatile organic compounds (VOCs), polynuclear aromatic hydrocarbons (PNAs), and RCRA Metals. The subsurface investigations additionally revealed an elevated level of lead in one groundwater sample. Given the concentrations identified in the sampling results, the Illinois Environmental Protection Agency (IEPA) ultimately issued a No Further Remediation (“NFR”) letter to the Mortgaged Property on October 24, 2000. The NFR allows for certain residual impacts to remain on site, but required the placement of land and groundwater use restrictions on the Mortgaged Property. Based upon the issuance of the NFR and the use restrictions in place at the Mortgaged Property to protect from exposure to any residual impacts, the Phase I ESA concluded that no further action is necessary in relation to this matter.
●	With respect to the 145 West 30th Street Mortgage Loan (2.5%), the Phase I ESA identifies as a REC for the Mortgaged Property its historic, nearly century long occupation by fur and clothing manufacturers. These historic manufacturing operations likely involved the use of hazardous substances, including cleaning solvents, although no information detailing operational activities was available for review. Given the lack of information available in relation to these historic operations, the Phase I ESA recommended conducting a subsurface investigation to determine whether former fur and clothing manufacturing operations have impacted the Mortgaged Property. The Phase I ESA consultant estimated the
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cost of such subsurface investigation plus, if necessary, any remediation and the installation of a sub-slab depressurization system to address any vapor intrusion concerns, to be between $475,000 and $1,030,000. A subsurface investigation and remediation were not required at origination. The borrower is a named insured under an Environmental Liability insurance policy issued by Mosaic Americas Insurance Services, LLC, that covers multiple (non-collateral) properties, as well as the Mortgaged Property, and includes multiple named insureds, which has a term of five years and a deductible of $50,000, and includes a limit of liability of $5 million for each incident and $22 million in the aggregate and expires June 18, 2030 (the Mortgage Loan matures July 6, 2030). The lender is an additional named insured under such policy. Such policy provides less protection than would a lender policy solely covering the Mortgaged Property. The environmental indemnity for the Mortgage Loan requires the borrower to maintain the Environmental Liability insurance policy with at least the same coverages that are in place on the origination date and which environmental policy is required to be maintained by the borrower, either by renewal, extension or replacement, for a period commencing no later than the origination date and continuing through the date that is 36 months beyond the fully extended maturity date of the Mortgage Loan. In the event the limits which are in place as of the origination date are eroded by 50% or more due to claims, the environmental indemnity requires that the borrower reinstate the available environmental coverage limits within 60 days to the limits in place as of the origination date.

●	With respect to the Cedar Village at Minerva Square Mortgage Loan (2.5%), the related ESA identified a CREC at the related Mortgaged Property in connection with historic automotive services and mechanical repair operations between 1906 and 2003 that utilized underground storage tanks (“USTs”). Subsurface investigations identified contaminants in the soil and groundwater and remedial actions were conducted, which included (i) the removal of leaking drums, aboveground storage tanks and USTs, (ii) the demolition of a former building and (iii) the removal and excavation of impacted soil. Subsequently, post-excavation soil samples indicated that the soil was free of contaminants and a Remedial Action Plan (“RAP”) was implemented, which requires that, among other things, (a) an Environmental Land Use Restriction (“ELUR”) be recorded with the Connecticut Department of Energy and Environmental Protection (“CTDEEP”) to formally render the soil "inaccessible" and "environmentally isolated” and (b) the related borrower continue post-remedial groundwater monitoring. The ESA recommends continued compliance with the RAP, and continued sampling of the soil vapor extraction wells and groundwater monitoring until the CTDEEP determines that one or both tasks can be discontinued. In connection with the redevelopment of the Mortgaged Property, the related borrower sponsors received a $650,000 grant from the State of Connecticut to cover the costs of remediation and as a condition thereto, a subordinate mortgage was recorded on the Mortgaged Property. See “Description of the Mortgaged Properties—Other Secured Indebtedness” below for additional information.
●	With respect to the 149-153 Wooster Street Mortgage Loan (1.7%), the Phase I identified as a CREC for the Mortgaged Property soil and groundwater impacts associated with historic operations that resulted in the placement of a Restrictive Declaration on the Mortgaged Property. In April 2004 and August 2005, environmental investigations were conducted at the Mortgaged Property that confirmed the presence of soil and groundwater impacts in the immediate vicinity
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of the Mortgaged Property and that identified a waste drum in the cellar of the Mortgaged Property associated with a tenant, Allied Brass, which was thought to have potentially impacted the Mortgaged Property with heavy metals.  Given these impacts, a Restrictive Declaration was assigned to the Mortgaged Property in 2006 after an application had been submitted to the New York City Planning Commission for a permit to convert the building in which the Mortgaged Property is located from manufacturing/commercial use to mixed residential and commercial use. The Restrictive Declaration required that potential hazardous materials be adequately addressed prior to and during any construction activities at the Mortgaged Property. In 2009, after various investigations and remedial activities had taken place at the building in which the Mortgaged Property is located, a Certificate of Occupancy (“CO”) was issued to such building allowing for mixed residential and commercial use. Based upon the issuance of the 2009 CO, which could not have been issued without first receiving notice from the New York City Department of Environmental Protection (“NYCDEP”) to proceed with conversion to mixed use and/or that the identified environmental contamination concerns had been addressed to the satisfaction of the NYCDEP, the Phase I ESA concluded that no further action in relation to the matter was necessary.

●	With respect to the Dodge Industrial Mortgage Loan (1.0%), the related Phase I ESA noted that the Mortgaged Property may be considered an “Establishment” under the Connecticut Property Transfer Act (“CPTA”) due to the generation of hazardous waste from prior operations at the Mortgaged Property. The CPTA requires a filing at the time of transfer of the Mortgaged Property or a transfer of the majority share interest in the Mortgaged Property. Such filing has not yet been submitted by the borrower to the Connecticut Department of Energy & Environmental Protection (“CTDEEP”). Pursuant to the Mortgage Loan documents, within 90 days of the origination date, the borrower is required, at its sole cost and expense, to engage a Connecticut Licensed Environmental Professional (“LEP”) and complete, execute and file with the CTDEEP, such property transfer forms and documentation as may be required under the CPTA with respect to the borrower’s acquisition of the Mortgaged Property, and thereafter, complete any investigation and/or remediation, if any, as may be required by the CTDEEP or by a LEP in order to submit a verification in accordance with the requirements of the CPTA. At origination, the borrower deposited $100,000 into a CPTA compliance reserve, which will be released upon such time that the borrower has provided the lender with evidence reasonably acceptable to the lender that the borrower is in compliance with the requirements of the CPTA.
●	With respect to the 1499 Bedford Avenue Mortgage Loan (0.8%), a petroleum release from small underground storage tanks and metals from urban fill constitute a historical REC and were remediated via soil removal and the installation of a vapor barrier and clean fill and stone.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo material redevelopment, renovation or expansion, including with respect to hotel properties, executing property improvement plans (“PIPs”) required by the franchisors. Below are descriptions of certain of such Mortgaged Properties related to (i) the 15 largest Mortgage Loans and (ii) Mortgage Loans with property improvement plan amounts exceeding 10% of the related Cut-off Date Balance of such Mortgage Loan:

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●	With respect to the Home2 Suites Pearland Mortgage Loan (1.1%), the related Mortgaged Property is subject to a change-of-ownership PIP following origination, which will primarily consist of upgrades to the building exterior, lobby, meeting facilities, public restrooms, corridors/elevator lobbies, recreation facilities, technology and guest rooms. At origination, the related borrower escrowed $650,000 into a PIP reserve, which is equal to 125% of the estimated cost of the PIP. Pursuant to the related franchise agreement, the PIP is required to be completed in phases, with the entire PIP required to be complete by May 30, 2027.
●	With respect to the Hampton Inn Marysville Mortgage Loan (0.9%), the related Mortgaged Property is subject to a change-of-ownership PIP following origination, which will primarily consist of upgrades to the building exterior, lobby, meeting facilities, public restrooms, food and beverage facilities, corridors/elevator lobbies, recreation facilities, technology, guest rooms and signage. At origination, the related borrower escrowed $1,045,000 into a PIP reserve, which is equal to 125% of the estimated cost of the PIP. Pursuant to the related franchise agreement, the PIP is required to be completed in phases, with the entire PIP required to be complete by November 15, 2026.

We cannot assure you that any of these redevelopments, renovations or expansions will be completed, that any amounts reserved in connection therewith will be sufficient to complete any such redevelopment, renovation or expansion or that the failure to do so will not have a material adverse impact on the related Mortgaged Properties. Additionally, other Mortgaged Properties may, and likely do, have property improvement or renovation plans in various stages of completion or planning.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser that was state certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the

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structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, certain manufactured housing properties and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering. None of these engineering reports are more than 11 months old as of the Cut-off Date. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

See Annex A-1 and the footnotes related thereto and the definition of “LTV Ratio” for additional information.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates.

●	With respect to The Roosevelt New Orleans Mortgage Loan (5.0%), guarantor (AVR Enterprises LLC) (“AVR”) is a named defendant in an action filed on July 22, 2022 by Breslin Brookhaven LLC (“Breslin”) alleging that defendants abused management authority for self-dealing purposes, and, further, that the transfer of Allan V. Rose’s interest in Rose-Breslin Associates (“RBA”) to AVR was in contravention of RBA’s operating agreement. The lawsuit seeks declaratory relief and damages in the approximate amount of $101,000,000. The matter is still active before the Superior Court for Nassau County, NY. In addition, AVR is a named defendant in an action filed May 16, 2024 by Breslin individually and on behalf of RBA alleging that the payment terms of loans from Allan V. Rose contemplated by RBA’s Operating Agreement were wrongfully re-characterized by AVR representatives. The lawsuit seeks monetary damages in the amount of not less than $31,727,894. On June 3, 2024 the Superior Court for Nassau County, NY denied AVR’s motion to compel arbitration or, in the alternative, to dismiss the complaint. AVR has filed a notice of appeal. Neither of the guarantor lawsuits involves the Mortgaged Property. AVR has stated net worth and liquidity in excess of the amounts in controversy.
●	With respect to the 145 West 30th Street Mortgage Loan (2.5%), the non-recourse carveout guarantor, Jeffrey J. Feil, and affiliated entities, are defendants in a foreclosure action filed on May 7, 2025 relating to a 2023 maturity default on a $9,000,000 loan secured by a medical office property in Manhattan, New York. The plaintiff lender alleged that as a result of the borrowers collecting rent from such property after a default (and not applying such funds to pay down the loan), the guarantors of such loan, including Mr. Feil, are liable under their guarantees for any monetary loss incurred by the plaintiff.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”. See also “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” below and representation and warranty no. 15 in Annex D-1 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

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Condemnations

There may be Mortgaged Properties as to which there have been or are currently condemnations, takings and/or grant of easements affecting portions of such Mortgaged Properties, or property adjacent to such Mortgaged Properties, which, in general, would not and do not materially affect the use, value or operation of such Mortgaged Property.

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

●	Twenty-six (26) Mortgage Loans (86.9%) were originated in connection with the borrower’s refinancing of a previous mortgage loan.
●	Two (2) Mortgage Loans (7.2%) was originated in connection with the borrower’s recapitalization of the related Mortgaged Property.
●	One (1) Mortgage Loan (3.2%) was originated partially in connection with the borrower’s refinancing of a previous mortgage loan and partially in connection with borrower’s acquisition of the related Mortgaged Property.
●	Three (3) Mortgage Loans (2.6%) were originated in connection with the borrower’s acquisition of the related Mortgaged Property.

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals or single tenants at the related Mortgaged Properties or in certain cases a Mortgaged Property that secures a Mortgage Loan are, or previously have been, parties to bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts resulting from mortgage loan defaults, which in some cases involved a Mortgaged Property that secures a Mortgage Loan to be included in the Trust. For example:

●	With respect to the Marriott Dallas Fort Worth Airport South Mortgage Loan, the 145 West 30th Street Mortgage Loan, the 149-153 Wooster Street Mortgage Loan, the Hotel Shocard Mortgage Loan and the 1535 Broadway Mortgage Loan (collectively, 10.5%), (a) within approximately the last 10 years, related borrowers, sponsors and/or key principals (or affiliates thereof) have previously (i) sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff or modification, or (ii) been the subject of personal bankruptcy proceedings, (b) the related Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the Mortgaged Property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring, (c) the Mortgaged Property was acquired by the related borrower or an affiliate thereof from a foreclosing lender or through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership, or (d) the Mortgaged Property has been or currently is involved in a borrower, principal or tenant bankruptcy.
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In particular, with respect to the 15 largest Mortgage Loans, we note the following:

●	With respect to the Marriott Dallas Fort Worth Airport South Mortgage Loan (4.6%), the non-recourse guarantor (CSC Holdings, an affiliate of Columbia Sussex Corporation) has been involved in various mortgage defaults, including (A) since 2009, 16 foreclosures, eight deeds in lieu, and four discounted payoffs, including seven COVID-impacted properties that were the subject to foreclosure or deeds-in-lieu within the last 3 years; (B) the maturity default of a 14-property Wyndham-branded portfolio in 2010 that resulted in a deed-in-lieu, and (C) the Chapter 11 bankruptcy filing of an affiliate, Tropicana Entertainment, in 2008 following the denial of a gaming license for an Atlantic City, NJ casino property.
●	With respect to the 347-363 Flushing Avenue Mortgage Loan (2.5%), one of the borrower sponsors was subject to a foreclosure action in connection with a construction loan made to such borrower sponsor in December 2018. The foreclosure action is now settled, and the construction loan has been paid in full. In addition, one of the borrower sponsors is subject to a mortgage foreclosure action unrelated to the Mortgaged Property in connection with alleged nonpayment in the amount of $277,677. The foreclosure action has not progressed since July 2018.
●	With respect to the 145 West 30th Street Mortgage Loan (2.5%), the borrower sponsor and non-recourse carveout guarantor, Jeffrey J. Feil, has been subject to defaults and foreclosure proceedings with respect to commercial mortgage loans, including most recently the foreclosure proceeding described under “Litigation and Other Considerations” above.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations as set forth below:

●	Four (4) Mortgaged Properties (14.4%) are leased (or marketed to be leased) to multiple tenants; however, one such tenant occupies 50% or more of the NRA of such Mortgaged Property.
●	Two (2) Mortgaged Properties (10.3%) are each leased entirely to a single tenant.

See “—Lease Expirations and Terminations” below, “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

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Lease Expirations and Terminations

Expirations

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top 15 Mortgage Loans, see the related summaries attached as Annex A-3. In addition, see Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on NRA leased) at each office, retail and industrial Mortgaged Property. Whether or not any of the 5 largest tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly following, the maturity of the related Mortgage Loan. In addition, certain other Mortgaged Properties may have a significant portion of the leases that expire or can be terminated in a particular year, or portion thereof, at the related Mortgaged Property. Prospective investors are encouraged to review the tables entitled “Tenant Summary” and “Lease Rollover Schedule” for the 15 largest Mortgage Loans presented on Annex A-3.

If a Mortgaged Property loses its sole tenant, whether upon expiration of the related lease or otherwise, the “dark value” of such property may be materially below the “as-is” value of such property or even the unpaid principal balance of the related Mortgage Loan because of the difficulties of finding a new tenant that will lease the space on comparable terms as the old tenant. Such difficulties may arise from an oversupply of comparable space, high vacancy rates, low rental rates or the Mortgaged Property’s lack of suitability for most potential replacement tenants.

In addition, with respect to certain Mortgaged Properties, there are leases that represent in the aggregate a material (greater than 25%) portion (but less than 100%) of the NRA of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

Each of the Mortgaged Properties identified in the table below is occupied by a single tenant under a lease which expires prior to, or within 12 months after, the related maturity date.

Mortgaged Property	% of the Initial Pool Balance by Allocated Loan Amount	Owner Occupied	Lease Expiration Date	Maturity Date
Century Business Center	9.98%	No	12/31/2030	6/6/2030

In addition, certain Mortgage Loans secured by a portfolio of properties may have one or more of those individual properties occupied by single tenants. See Annex A-1 to this prospectus.

See Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on NRA leased) at each office, retail and industrial Mortgaged Property.

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Terminations

In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to unilaterally terminate its lease at any time. For example, with respect to (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans and (iii) tenants that, alone or together with affiliated tenants, occupy 50% or more of the net rentable area of, or represent 50% or more of the underwritten revenues of, the related Mortgaged Properties, certain of such tenants have unilateral termination options or termination options related to lack of appropriations with respect to all or a portion of their space as set forth below:

●	With respect to the Gateway Industrial Center Mortgage Loan (9.98%), the fourth largest tenant, the General Services Administration - IRS (“IRS”), which leases 5.6% of the net rentable area and represents 22.8% of underwritten rent at the related Mortgaged Property has the right to terminate its lease upon 90 days’ notice, effective at any time on or after the end of the firm term of the lease, which is expected to be April 30, 2034.
●	With respect to The Wharf Mortgage Loan (8.4%), (i) the largest tenant in the portfolio of Mortgaged Properties, Williams & Connolly LLP, has an option to termination its lease effective as of October 31, 2032 with 24 months’ prior notice and payment of a termination fee equal to unamortized cost of tenant improvements/leasing commissions, legal fees and free rent at an interest rate of 7%, (ii) the third largest tenant in the portfolio of Mortgaged Properties, PhRMA, has an option to termination its lease effective as of July 31, 2036 with 24 months’ notice, and (iii) the fifth largest tenant in the portfolio of Mortgaged Properties, Kelley Drye & Warren LLP, has the right to contact its space by 6,700 square feet effective as of March 1, 2036 with 20 months prior notice and payment of a contraction fee of approximately $1,362,352.
●	With respect to the 200 Wood Avenue South Mortgage Loan (7.0%), (i) the second largest tenant, Siemens Corporation, has an option to terminate its lease effective as of April 1, 2030 with 270 days prior notice and payment of termination fee equal to unamortized cost of tenant improvements/leasing commissions, legal fees and free rent, and (ii) the fifth largest tenant, Forvis / Mazars, has an option to terminate its lease effective November 1, 2030 with 365 days prior notice and payment of termination fee equal to $295,177.76 plus unamortized cost of TI/LC’s, legal fees and free rent to unamortized cost of tenant improvements/leasing commissions, legal fees and free rent at 5% interest.
●	With respect to The Park Calabasas Mortgage Loan (6.4%), the fourth largest tenant, Poms & Associates Insurance Brokers, LLC, which leases 11.5% of the net rentable area at the related Mortgaged Property, has the right to terminate its lease effective May 31, 2030, upon at least 12 months’ notice and payment of a termination fee.
●	With respect to the O’Hare 8 Portfolio Mortgage Loan (3.2%), the fourth largest tenant, Formula Systems of North America, Inc., which leases 5.0% of the net rentable area at the related Mortgaged Property has the right to terminate its
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lease effective March 31, 2027 upon 120 days’ notice and payment of a termination fee.

●	With respect to the 347-363 Flushing Avenue Mortgage Loan (2.5%), the second largest tenant at the Mortgaged Property, ODA Health, has the right to terminate its lease to the first parking level space of the Mortgaged Property (the “ODA 1st Floor Parking Lease”), representing approximately 11.5% of the underwritten gross potential rent, in the event that the borrower does not obtain the approvals necessary to change the use of the space to office space by September 25, 2026. ODA Health may terminate the ODA 1st Floor Parking Lease as of March 25, 2027 by giving notice to the borrower by October 10, 2026.

With respect to certain retail properties, some or all of the related tenants may not be required to continue to operate (i.e. such tenants may “go dark”) at such properties. With respect to any such tenant that has a right to go dark, if such tenant elects to go dark, such election may trigger co-tenancy clauses in other tenants’ leases.

For more information related to tenant termination options see the charts entitled “Tenant Summary” and “Lease Rollover Schedule” for certain tenants at the 15 largest Mortgage Loans presented on Annex A-3.

Other

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy Rate may not be in physical occupancy, may not have begun paying rent, may have subleased their spaces in whole or part or may be in negotiation.

For example, with respect to (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans and (iii) tenants that individually or together with their affiliates occupy 50% or more of, or represent 50% or more of the underwritten revenues of, the net rentable area of related Mortgaged Properties, certain of such tenants have not taken occupancy or commenced paying rent, may have subleased their spaces, may be in negotiation or have rent underwritten on a straight-lined basis as set forth below:

●	With respect to the Gateway Industrial Center Mortgage Loan (9.98%), the fourth largest tenant, the IRS, which leases 5.6% of the net rentable area and represents 22.8% of underwritten rent, is building out its space and has not yet taken occupancy or commenced paying rent. The IRS is expected to take occupancy in or around April 2026 and to commence paying rent within one month following taking occupancy. On the origination date, $1,944,408 was reserved with the lender for gap rent for the IRS for the period from July 2025 through April 2026. We cannot assure you that the IRS will take occupancy or pay rent as expected or at all. The IRS is dependent upon congressional appropriations. See “Risk Factors—Risks Relating to the Mortgage Loans--The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS,” regarding the freezing of certain federal funding by the current presidential administration. In recent years the Internal Revenue Service has lost previously allocated funding and its workforce has declined, which could adversely affect its ability to take occupancy or pay rent.
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●	With respect to The Wharf Mortgage Loan (8.4%), the rent for the largest tenant in the portfolio of Mortgaged Properties, Williams & Connolly LLP, the fourth largest tenant in the portfolio of Mortgaged Properties, Washington Gas Light Company, and the fifth largest tenant in the portfolio of Mortgaged Properties, Kelley Drye & Warren LLP, were underwritten on a straight-line rent averaging basis.
●	With respect to the 200 Wood Avenue South Mortgage Loan (7.0%), the rent for the largest tenant, DSV Air & Sea Inc., and the second largest tenant, Siemens Corporation, were underwritten on a straight-line rent averaging basis.
●	With respect to The Park Calabasas Mortgage Loan (6.4%), the second largest tenant, Republic Indemnity Company of America, which leases 18.6% of the net rentable area at the related Mortgaged Property, is marketing its space for sublease. In addition, the fourth largest tenant, Poms & Associates Insurance Brokers, LLC, which leases 11.5% of the net rentable area at the related Mortgaged Property (including the sublease space hereinafter described), subleases 8,367 square feet of its space to the third largest tenant, AmaWaterways, LLC. The prime lease expires March 31, 2034 and the sublease expires April 30, 2028. The rent under the prime lease is $53.98 per square foot, and under the sublease is $39.60 per square foot. For purposes of this prospectus, the subleased net rentable area has been included in the net rentable area and underwritten rent of the prime tenant and has been underwritten based on the sublease rent.
●	With respect to the One Glen Lakes Mortgage Loan (2.9%), the largest tenant, Camelot Communications, Ltd. (14.9% of the NRA), has subleased its entire leased premises to Valiant Enterprises, LLC.
●	With respect to the 347-363 Flushing Avenue Mortgage Loan (2.5%), the second largest tenant at the Mortgaged Property, ODA Health, leases the first parking level, which totals 28,446 square feet and currently uses this space as executive parking and storage. The borrower sponsors are in the appeals process with the NYC Board of Standards and Appeals (the “BSA”) to approve this space to be converted to office use. ODA Health is required under its lease to pay rent of $1,564,569 per year once the space is approved by the BSA for office use. Until such point in time, ODA Health receives a rent credit in the amount of $62,881 per month.
●	With respect to the 145 West 30th Street Mortgage Loan (2.5%), the second largest tenant, Spada Menswear Corp., which leases 9.4% of the net rentable area at the related Mortgaged Property and the third largest tenant, Lazarus Karp Ehrlich McCourt, LLP, which leases 8.6% of the net rentable area at the related Mortgaged Property, are not yet in occupancy pending the buildout of their spaces, and are expected to take occupancy in the summer of 2025. In addition, Spada Menswear Corp. has free or abated rent July through September 2025, and partial rent abatements in August 2026 through March 2027, August 2027 through January 2028, and August 2028 through November 2028 and Lazarus Karp Ehrlich McCourt, LLP has free or abated rent from July 2025 through October 2025. At origination, a total of $337,512 was reserved with the lender for gap rent, and $876,712 was reserved for free rent, for the foregoing two tenants as well as other tenants.
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●	With respect to the 1499 Bedford Avenue Mortgage Loan (0.8%), Stony Pine Adult Day Care LLC, the sole commercial tenant at the Mortgaged Property, is in a free rent period for the first two years of its lease (which commenced on May 30, 2025). The borrower deposited $259,000 at loan origination into a free rent reserve account which will be disbursed monthly over the first two years of the lease.
●	With respect to the Century Business Center Mortgage Loan (9.98%), the Mortgaged Property serves as SpaceX’s (the sole tenant) developing and manufacturing hub for certain rockets, spacecraft, rocket engines and user terminals. Due to SpaceX's multi-billion-dollar contract with NASA, the government agency also employs staff at the Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”.

For more information related to tenants not yet in occupancy or in a free rent period at a Mortgaged Property or portfolio of Mortgaged Properties, see Annex A-3 for more information on other tenant matters relating to the largest 15 Mortgage Loans.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Century Business Center, Marriott Dallas Fort Worth Airport South, Parkwyn Townhomes, 347-363 Flushing Avenue and 1535 Broadway (collectively, 20.5%), one or more of the related Mortgaged Properties is subject to a purchase option, right of first refusal (“ROFR”) or right of first offer (“ROFO”) to purchase such Mortgaged Property, a portion thereof or a related pad site; such rights are held by either a tenant at the related Mortgaged Property, a tenant at a neighboring property, a hotel franchisor, a licensee, a homeowner’s association, another unit owner or the board of managers of the related condominium, a neighboring property owner, a master tenant, a lender or another third party. See “Yield and Maturity Considerations” in this prospectus. See representation and warranty nos. 7 and 8 in Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).
●	With respect to the Marriott Dallas Fort Worth Airport South Mortgage Loan (4.6%), franchisor (Marriott International, Inc.) has Right of First Refusal (ROFR) to acquire related property if there is transfer of hotel or controlling direct or indirect interest in the Borrower to a competitor (generally, any person that exclusively develops, operates or franchises through or with a competitor of franchisor comprising at least 10 luxury service hotels, 20 full service hotels or 50 limited service hotels). ROFR is not extinguished by foreclosure or deed-in-lieu thereof, and if transfer to competitor is by foreclosure, or if franchisee or its affiliates become a competitor, franchisor has right to purchase hotel upon notice to franchisee. Franchisor comfort letter provides that, if lender exercises remedies against franchisee, lender may appoint a lender affiliate to acquire the property and enter into a management or franchise agreement if it is not competitor or competitor affiliate; provided, however, that a lender affiliate will
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not be deemed a competitor simply due to its ownership of multiple or competing hotels or having engaged managers to manage such other hotels.

●	With respect to the 347-363 Flushing Avenue Mortgage Loan (2.5%), the largest tenant at the Mortgaged Property, Hoopla, has a right of first offer to purchase the Mortgaged Property pursuant to the terms of a lease dated June 25, 2024 (the “Hoopla Lease #1”) if the borrower intends to offer the Mortgaged Property for sale. Hoopla has entered into a subordination, non-disturbance and attornment agreement to subordinate the Hoopla Lease #1 to the Mortgage Loan and has agreed that its right of first offer is not applicable to any foreclosure sale, transfer by deed-in-lieu of foreclosure or similar transfer of the Mortgaged Property.
●	With respect to the 1535 Broadway Mortgage Loan (0.8%), the owner of the Hotel Unit has a right of first offer until September 21, 2028 on any intended sale by the related borrower of all or any portion of the portion of the Mortgaged Property constituting the Commercial Unit in the condominium regime (or the related borrower’s interest in the Commercial Unit), whether direct or indirect, or structured as a lease of all or substantially all of such Commercial Unit; provided that the right of first offer does not apply to (i) any transfer to the holder of a permitted mortgage under the declaration of condominium (or its nominee) in connection with a foreclosure or deed in lieu of foreclosure or (ii) a third party purchaser at a foreclosure sale of such mortgage; provided, further, however, that the right of first offer applies to any subsequent transfer by the applicable mortgagee (or its nominee) or such third-party purchaser at a foreclosure sale.

In particular, with respect to the 15 largest Mortgage Loans presented on Annex A-3, we note the following:

●	With respect to the Century Business Center Mortgage Loan (9.98%), provided that the sole tenant at the Mortgaged Property, SpaceX, is not in default under its lease, such tenant has a right of first refusal in the event of a proposed transfer of the Mortgaged Property or any portion thereof. The right of first refusal has been subordinated to the Mortgage Loan and is not applicable to the lender’s exercise of its right of foreclosure under the mortgage or a conveyance by the borrower to the lender or its nominee by deed-in-lieu of foreclosure, or to the first transfer of title by the lender or its nominee subsequent to any such foreclosure or deed in lieu of foreclosure.
●	With respect to the Parkwyn Townhomes Mortgage Loan (2.5%), in connection with the related ground lease and pursuant to a Purchase Option and Right of First Refusal Agreement (the “Parkwyn Townhomes Purchase Option and ROFR Agreement”), in the event the borrower sponsor, acting through its affiliate (the 99% controlling member of the borrower or “Parkwyn Townhomes Special Member”), proposes to transfer either (i) the leasehold estate and/or the improvements of the Mortgaged Property or (ii) the Parkwyn Townhomes Special Member’s interest in the borrower (the “Parkwyn Townhomes SM Interest”) to an unaffiliated third party, the borrower has granted PHFC, a right of first refusal to acquire the leasehold estate and/or the improvements of the Mortgaged Property or the Parkwyn Townhomes SM Interest, as applicable, on the same terms and conditions as any offer by an unaffiliated third party acceptable to the Parkwyn Townhomes Special Member (the “Parkwyn Townhomes Third-Party Offer”). To exercise such right, PHFC is required to deliver written notice to the Parkwyn
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Townhomes Special Member of its intent to exercise the right of first refusal and purchase the leasehold estate and/or the improvements or the Parkwyn Townhomes SM Interest, as applicable, on terms not less favorable than those set forth in the Parkwyn Townhomes Third-Party Offer. If PHFC declines to exercise such right of first refusal and the leasehold interest and/or the improvements are permitted to be transferred pursuant to the Parkwyn Townhomes Third-Party Offer, PHFC must cause the ground lease to be terminated and the fee interest to be transferred to the borrower prior to effecting such transfer; provided, however, a termination of the ground lease will not be required in the event of a transfer of the Parkwyn Townhomes SM Interest to a transferee satisfying certain conditions including, among other things, (i) the maintenance of adequate financials as reasonably agreed to by Tarillas Parkwyn, LLC, an entity wholly-owned and controlled by PHFC, and (ii) at least five years of experience in the affordable housing industry. PHFC has agreed that (i) its rights, title and interests in and to the Mortgaged Property are subject to the lien of the Mortgage Loan, (ii) any right to require a termination of the ground lease will not apply to an acquisition of the Mortgaged Property by the lender or its designee in connection with a foreclosure, deed-in-lieu of foreclosure or other exercise of the lender’s remedies and (iii) its right of first refusal will terminate in connection with a foreclosure, deed-in-lieu of foreclosure or other exercise of the lender’s remedies. In addition, in order to comply with the applicable regulations, PHFC has a purchase option to acquire (i) the leasehold estate for a purchase price equal to the greater of (x) the fair market value of the Mortgaged Property, as determined under the Parkwyn Townhomes Purchase Option and ROFR Agreement, and (y) the diminution of economic value to the Parkwyn Townhomes Special Member and any investment member as a result of the exercise of the purchase option, as determined under the Parkwyn Townhomes Purchase Option and ROFR Agreement, or (ii) the Parkwyn Townhomes SM Interest for a purchase price determined by calculating the amount that would be distributed to the Parkwyn Townhomes Special Member pursuant to the borrower’s operating agreement if the leasehold estate were sold at the aforementioned purchase price, subject in each instance to the terms and restrictions set forth in the Mortgage Loan documents including, without limitation, any restrictions on timing and satisfaction of any conditions precedent to prepay, defease or assume the payment of the Mortgage Loan.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”. See also representation and warranty no. 7 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties at which at least 20% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the NRA at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower:

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●	With respect to the Dodge Industrial Mortgage Loan (1.0%), the fourth largest tenant, Excelsior Equity (8.8% of the NRA), is an affiliate of the borrower sponsor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”.

Competition from Certain Nearby Properties

Certain of the Mortgaged Properties may be subject to competition from nearby properties that are owned by affiliates of the related borrowers, or such borrowers themselves. In particular, with respect to Mortgaged Properties where the related borrower sponsor owns one or more properties that are directly competitive with the related Mortgaged Property, we note the following:

●	With respect to the 322 Grand Concourse Mortgage Loan (8.8%), an affiliate of the related borrower sponsor owns an adjoining multifamily property at 310 Grand Concourse that has a shared lobby and amenities, and may compete, with the Mortgaged Property.
●	With respect to the 347-363 Flushing Avenue Mortgage Loan (2.5%), the borrower sponsor owns multiple competing properties in the same metropolitan area as the Mortgaged Property.
●	With respect to the Home2 Suites Pearland Mortgage Loan (1.1%), the related borrower sponsor owns the Holiday Inn Express & Suites Houston South – Pearland hotel located adjacent to the related Mortgaged Property, which is directly competitive with the related Mortgaged Property. The related Mortgage Loan documents contain an anti-poaching covenant prohibiting the related borrower from soliciting any existing or prospective guests to relocate from the related Mortgaged Property to such adjacent property and any other competitive properties owned by the related borrower or affiliates within a five mile radius.
●	With respect to the 1499 Bedford Avenue Mortgage Loan (0.8%), the borrower sponsor owns multiple competing properties in the same metropolitan area as the Mortgaged Property.
●	With respect to the 1535 Broadway Mortgage Loan (0.8%), an affiliate of the related borrower has an ownership interest in other retail properties in the same metropolitan area as the Mortgaged Property, which may be competitive with the Mortgaged Property.

See “Risk Factors—Risks Related to Conflicts of Interest—Other Potential Conflicts of Interest May Affect Your Investment”.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if

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applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California and Illinois) do not require earthquake insurance. Two (2) of the Mortgaged Properties (16.4%) are located in areas that are considered a high earthquake risk (seismic zones 3 and 4). Seismic reports were prepared with respect to these Mortgaged Properties and, based on those reports, no Mortgaged Property has a probable maximum loss greater than 14.0%. See representation and warranty no. 18 on Annex D-1 and the exceptions to representation and warranty no. 18 on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

With respect to certain of the Mortgaged Properties, the related borrowers (or, in some cases, tenants which are permitted to maintain insurance in lieu of the related borrowers) maintain insurance under blanket policies.

Certain of the Mortgaged Properties may permit the borrower’s obligations to provide required insurance (including property, rent loss, liability and terrorism coverage) to be suspended if a borrower party, a sole or significant tenant or the property manager, or with respect to a condominium unit Mortgaged Property, the related condominium association, elects to provide third party insurance or self-insurance in accordance with its lease or management agreement.

●	With respect to the Century Business Center Mortgage Loan (9.98%), the Whole Loan documents provide that, except with respect to the commercial general liability insurance, umbrella liability insurance and business income or rental loss insurance, the borrower may rely on the sole tenant’s, SpaceX, insurance, provided that (i) the SpaceX lease is in full force and effect, (ii) no default beyond any applicable notice and cure period has occurred and is continuing under the SpaceX lease, (iii) SpaceX remains fully liable for the obligations and liabilities under its lease, (iv) SpaceX maintains coverage for the Mortgaged Property that satisfies the requirements of the related loan agreement (except with respect to SpaceX’s $250,000 property deductible, which is acceptable to the lender) and (v) the borrower has provided evidence satisfactory to the lender that SpaceX maintains in full force and effect the insurance described in clause (iv) above.

Under certain circumstances generally relating to a material casualty, a sole tenant entitled to self-insure may have the right to terminate its lease at the related Mortgaged Property under the terms of that lease. If the tenant fails to provide acceptable insurance coverage or, if applicable, self-insurance, except as otherwise described above, the

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borrower generally must obtain or provide supplemental coverage to meet the requirements under the Mortgage Loan documents. See representation and warranty nos. 18 and 31 on Annex D-1 and the exceptions to representation and warranty nos. 18 and 31 on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In situations involving leased fee properties, where the tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures, the borrower will typically have no right to available casualty proceeds. Subject to applicable restoration obligations, casualty proceeds are payable to the tenant or other non-borrower party and/or its leasehold mortgagee. Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”. See also representation and warranty nos. 18 and 31 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property.

In certain cases, use of a Mortgaged Property may be restricted due to environmental conditions at the Mortgaged Property. See “—Environmental Considerations”.

In the case of such Mortgage Loans subject to such restrictions, the related borrower is generally required pursuant to the related Mortgage Loan documents to maintain law or ordinance insurance coverage if any of the improvements or the use of a Mortgaged Property constitutes a legal non-conforming structure or use, which provides coverage for loss to the undamaged portion of such property, demolition costs and the increased cost of construction. However, the related property may not be able to be restored or repaired to the full extent necessary to maintain the pre-casualty/pre-destruction use of the subject structure/property, and such law and ordinance insurance coverage does not provide any coverage for lost future rents or other damages from the inability to restore the property to its prior use or structure or for any loss of value to the related property. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and representation and warranty nos. 8 and 26 on Annex D-1 and the exceptions thereto on Annex D-2.

●	With respect to the Cedar Village at Minerva Square Mortgage Loan (2.5%), pursuant to the Assistance Agreement, the related borrower is required to use the related Mortgaged Property for residential housing for a period of 30 years. See “Description of the Mortgaged Properties—Other Secured Indebtedness” below.

In addition, certain of the Mortgaged Properties are subject to “historic” or “landmark” designations, which results in restrictions and in some cases prohibitions on

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modification of certain aspects of the related Mortgaged Property. Such modifications may be subject to review and approval of the applicable authority, and any such approval process, even if successful, could delay any redevelopment or alteration of the related Mortgaged Property. For example:

●	With respect to The Roosevelt New Orleans Mortgage Loan (5.0%), the Mortgaged Property has been designated as a landmark by the City of New Orleans’ Central Business District Historic Landmarks Commission. The Commission has promulgated design guidelines which regulate exterior elements of designated commercial buildings, among other things, including new construction, additions and demolition.
●	With respect to the 149-153 Wooster Street Mortgage Loan (1.7%), the Mortgaged Property is subject to a Historic District Declaration dated December 8, 2006. The declaration obligates the owner of the Mortgaged Property to perform certain cyclical preservation work and establish an emergency protection program to be followed in the event of casualty or other emergency.

Appraised Value

In certain cases, appraisals may reflect “as-is” values and values other than an “as-is” value. However, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects only the “as-is” value, except as set forth under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Definitions”. The values other than the “as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. We cannot assure you that those assumptions are or will be accurate or that any such non-“as-is” value will be the value of the related Mortgaged Property at maturity or other specified date. In addition, with respect to certain Mortgage Loans secured by multiple Mortgaged Properties, the appraised value may be an “as portfolio” value that assigns a premium to the value of the Mortgaged Properties as a whole, which value exceeds the sum of their individual appraised values. Such appraised values, the related “as-is” appraised values, and the Cut-off Date LTV Ratio and LTV Ratio at Maturity based on both such hypothetical value and the “as-is” appraised value, are set forth under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Definitions”.

In addition, the “as-is” Appraised Value may be based on certain assumptions or “extraordinary” assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy, the payment of tenant improvement or leasing commissions allowances, free or abated rent periods, increased tenant occupancies, or that certain renovations or property improvement plans have been completed.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially and

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substantially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts or may not have a separate non-recourse carveout guarantor or environmental indemnitor. See representation and warranty no. 28 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). For example:

●	With respect to The Wharf Mortgage Loan (8.4%), the loan documents provide that the personal liability of the guarantor (PSPIB-RE Finance II Inc., a Canadian corporation) for bankruptcy-related recourse events, including voluntary or collusive, involuntary bankruptcy filings, is capped at 20% of the then-outstanding principal amount at the time of the related bankruptcy event, together with lender’s reasonable costs incurred in connection with such remedies’ enforcement.
●	With respect to the 1535 Broadway Mortgage Loan (0.8%), the non-recourse carveout guarantor’s recourse obligations with respect to bankruptcy or insolvency related events is capped at 25% of the outstanding principal balance of the 1535 Broadway Whole Loan.
●	With respect to the Shaw Park Plaza Mortgage Loan (0.8%), the borrower has the right during the term of the Mortgage Loan to either (x) replace the non-recourse carveout guarantor, Tryperion Re Fund III, LP, a Delaware limited partnership (the “Current Guarantor”), with Jeffrey Karsh, Joseph Kessel and Eliot Bencuya, jointly and severally (the “Approved Replacement Guarantors”) or (y) supplement the Current Guarantor with the Approved Replacement Guarantors, in each case subject to satisfaction of certain conditions set forth in the Mortgage Loan documents. The Mortgage Loan documents provide that in no event will the guarantor (including the Current Guarantor or the Approved Replacement Guarantors, as the case may be) be required to maintain a minimum net worth; provided, however, that in the event of a transfer and assumption of the Mortgage Loan, the lender may impose an ongoing net worth requirement for the new guarantor (not to exceed $30,000,000).

A substantial portion of the Mortgage Loans, including several of the 15 largest Mortgage Loans, provide, with respect to liability for breaches of the environmental covenants in the Mortgage Loan documents, that the recourse obligations for environmental indemnification may terminate immediately (or in some cases, following a specified period, such as two years) after payment or defeasance in full of such Mortgage Loans (or in some cases, after a permitted transfer of the Mortgaged Property) if certain conditions more fully set forth in the related Mortgage Loan documents are satisfied, such as that the holder of the Mortgage Loan must have received an environmental inspection report for the related Mortgaged Property meeting criteria set forth in such Mortgage Loan documents, or that the holder must have received comprehensive record searches evidencing that there are no RECs at the Mortgaged Property.

With respect to certain of the Mortgage Loans, the lender is required to make claims under an environmental insurance policy prior to making claims under the related environmental indemnity.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

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See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases”.

Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties.

●	With respect to the 322 Grand Concourse Mortgage Loan (8.8%), the Mortgaged Property benefits from a 35-year 421-a tax exemption program (providing a 100% exemption for the first 25 years of the abatement period, which began in tax year 2024/2025, and a 30% exemption for the last 10 years of the abatement period) from the NYC Department of Housing Preservation & Development and received bonus development rights through the Voluntary Inclusionary Housing Program (“VIH”) that requires at least 30% of the total number of dwelling units (approximately 46 units) at the Mortgaged Property to remain affordable to, and restricted to occupancy by, households earning no more than 130% of area median income for at least 35 years after the completion of the construction of the Mortgaged Property. Further, the VIH requires that 25 of the affordable units are reserved for households earning up to 80% of area median income. The 421-a tax abatement phases out in 2057/2058. Of the affordable units, 21 are currently leased to tenants through the CityFHEPs. All of the affordable housing units at the Mortgaged Property are subject to rent stabilization.
●	With respect to the 200 Wood Avenue South Mortgage Loan (7.0%), the Mortgaged Property is a suburban mid-rise office project located in Woodbridge, NJ. On April 28, 2021 the Township of Woodbridge entered into a Financial Agreement with borrower that approved the project for tax exemption within a redevelopment area and for a PILOT arrangement. The Financial Agreement has a 30-year term (the loan matures in June 2030). PILOT payments for 2025 are approximately $1,247,000 and increase by 2.75% annually until expiration. The lender underwrote the property’s tax liability based on the 2025 PILOT expense (trailing 12-month taxes were approximately $1,219,000). The appraiser concluded to unabated property taxes of approximately $1,540,000 for 2025, and a present value (applying a 7.75% discount rate) of the PILOT savings equal to approximately $4.7 million. The as-is appraisal includes such PILOT savings value. The Township of Woodbridge executed a Consent and Estoppel Agreement in connection with loan origination providing that upon acquisition of the mortgaged property by lender, its designee or any third party transferee, the Township would recognize such successor owner as successor-in-interest to borrower’s rights under the Financial Agreement.
●	With respect to the Parkwyn Townhomes Mortgage Loan (2.5%), as a condition to the entry of the Mortgaged Property in the PHFC Program, pursuant to which, in the State of Texas, a property will be exempt from all property taxes and concurrent with the origination of the Mortgage Loan, (i) the borrower transferred the fee interest in the Mortgaged Property to PHFC, (ii) PHFC ground leased the Mortgaged Property back to the borrower and (iii) the borrower entered into a regulatory agreement with PHFC, pursuant to which the Mortgaged Property is required to satisfy the PHFC Program Affordable Components.
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Although the borrower sponsor has represented that all necessary documentation for admission into the PHFC Program has been effectuated, the tax exemption has not yet been granted by the applicable central appraisal district. Once issued, the tax exemption is expected to be retroactive to the date fee ownership in the Mortgaged Property was transferred by the borrower to the PHFC (April 29, 2025) and continues for the term of the related ground lease or until its earlier termination. No real estate taxes were underwritten due to entry into the PHFC Program. We cannot assure you that the tax exemption will be obtained for the Mortgaged Property as expected or at all.

In addition, the Whole Loan documents require the borrower to partially prepay the Mortgage Loan (together with any applicable yield maintenance premium) within 60 days in the amount necessary for the Mortgaged Property to satisfy a debt service coverage ratio and debt yield of 1.38x and 10.14%, respectively (the “PHFC Prepayment Amount”), if, in relation to the Mortgaged Property, either (i) the related tax exemption is not granted by April 29, 2026 or (ii) the PHFC Program documents applicable to the Mortgaged Property are terminated, the tax exemption is lost and/or the borrower otherwise surrenders the leasehold estate created by its ground lease with the PHFC and acquires the fee interest in the Mortgaged Property. The Whole Loan documents provide full recourse to the guarantors on a joint and several basis until the earlier to occur of (i) the tax exemption has been granted or (ii) the borrower makes the required prepayment equal to the PHFC Prepayment Amount plus the applicable prepayment penalty.

●	With respect to the 347-363 Flushing Avenue Mortgage Loan (2.5%), the Mortgaged Property benefits from a tax abatement through the Industrial & Commercial Abatement Program (“ICAP”), with a 30.26% office exemption with inflation protection for 25 years (the “Office Exemption”) and a 69.74% retail exemption with inflation protection for 15 years (the “Retail Exemption”). The Office Exemption provides a 100% tax exemption through the 2038/2039 tax year. Beginning in the 2039/2040 tax year, the tax exemption will be reduced by 10% every year until the tax exemption expires in the 2047/2048 tax year. The Retail Exemption provides a 100% tax exemption through the 2033/2034 tax year. Beginning in the 2034/2035 tax year, the tax exemption will be reduced by 20% every year until the tax exemption expires in the 2038/2039 tax year. The full unabated taxes for the 2025/2026 tax year are $2,756,094 compared to the underwritten abated taxes of $285,780.
●	With respect to the 1339 Morris Avenue Mortgage Loan (1.1%), the Mortgaged Property benefits from a 35-year 421-a tax abatement under the New York City HPD 421-a tax abatement program (the “1339 Morris Avenue 421-a Tax Abatement Program”). During the first 25 years of the 1339 Morris Avenue 421-a Tax Abatement Program, the Mortgaged Property will benefit from a 100% tax exemption and in connection with such exemption the borrower has agreed to reserve 96.0% of the units at the Mortgaged Property for tenants earning no more than 130% of the area median income (any such restricted units, the “1339 Morris Avenue 421-a Affordable Units”). During the last 10 years of the 1339 Morris Avenue 421-a Tax Abatement Program, the Mortgaged Property’s applicable tax exemption is expected to decrease in an amount equal to the percentage of 1339 Morris Avenue 421-a Affordable Units at the Mortgaged Property. The appraisal concluded that the in-place rents for all 1339 Morris Avenue 421-a Affordable Units are in compliance with the income requirements under the 1339 Morris Avenue 421-a Tax Abatement Program. The estimated full
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unabated taxes for the 2025/2026 tax year are $68,971 compared to the underwritten abated taxes of $2,050 for the Mortgaged Property. The Mortgage Loan will become full recourse if the Mortgaged Property fails to maintain its exemption under the 1339 Morris Avenue 421-a Tax Abatement Program.

●	With respect to the 2783 Webb Avenue Mortgage Loan (1.0%), the Mortgaged Property benefits from a 35-year 421-a tax abatement under the New York City HPD 421-a tax abatement program (the “2783 Webb Avenue 421-a Tax Abatement Program”). During the first 25 years of the 2783 Webb Avenue 421-a Tax Abatement Program, the Mortgaged Property will benefit from a 100% tax exemption and in connection with such exemption the borrower has agreed to reserve 96.0% of the units at the Mortgaged Property, for tenants, earning no more than 130% of the area median income (any such restricted units, the “2783 Webb Avenue 421-a Affordable Units”). During the last 10 years of the 2783 Webb Avenue 421-a Tax Abatement Program, the Mortgaged Property’s applicable tax exemption is expected to decrease in an amount equal to the percentage of 2783 Webb Avenue 421-a Affordable Units at the Mortgaged Property. The appraisal concluded that the in-place rents for all 2783 Webb Avenue 421-a Affordable Units are in compliance with the income requirements under the 2783 Webb Avenue 421-a Tax Abatement Program. The estimated full unabated taxes for the 2025/2026 tax year are $90,859 compared to the underwritten abated taxes of $5,080 for the Mortgaged Property. The Mortgage Loan will become full recourse if the Mortgaged Property fails to maintain its exemption under the 2783 Webb Avenue 421-a Tax Abatement Program.
●	With respect to the 1499 Bedford Avenue Mortgage Loan (0.8%), the Mortgaged Property benefits from a 35-year 421-a tax exemption program issued by the New York City Department of Housing Preservation and Development, pursuant to which the Mortgaged Property will be 100% exempt for the first 25 years of the abatement period (which began in tax year 2024/2025) and 30% exempt for the last 10 years of the period. In connection with the tax exemption, the borrower is required to reserve at least 30% of the units (which is equal to approximately 30 units) at the Mortgaged Property for tenants earning no more than 130% of the area median income, subject to certain rental restrictions. The full unabated taxes for the 2025/2026 tax year (based on full-year July taxes) are $1,284,264 compared to the underwritten abated taxes of $150,563.
●	With respect to the 50 Clifford Place Mortgage Loan (0.8%), the Mortgaged Property benefits from a 35-year 421-a tax abatement under the New York City HPD 421-a tax abatement program (the “50 Clifford Place 421-a Tax Abatement Program”). During the first 25 years of the 50 Clifford Place 421-a Tax Abatement Program, the Mortgaged Property will benefit from a 100% tax exemption and in connection with such exemption the borrower has agreed to reserve 96.0% of the units at the Mortgaged Property, for tenants, earning no more than 130% of the area median income (any such restricted units, the “50 Clifford Place 421-a Affordable Units”). During the last 10 years of the 50 Clifford Place 421-a Tax Abatement Program, the Mortgaged Property’s applicable tax exemption is expected to decrease in an amount equal to the percentage of 50 Clifford Place 421-a Affordable Units at the Mortgaged Property. The appraisal concluded that the in-place rents for all 50 Clifford Place 421-a Affordable Units are in compliance with the income requirements under the 50 Clifford Place 421-a Tax Abatement Program. The estimated full unabated taxes for the 2025/2026 tax year are $53,614 compared to the underwritten abated taxes of $2,608 for the
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Mortgaged Property. The Mortgage Loan will become full recourse if the Mortgaged Property fails to maintain its exemption under the 50 Clifford Place 421-a Tax Abatement Program.

See “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans will be 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

Twenty-eight (28) Mortgage Loans (86.4%) provide for interest-only payments for the entire term to stated maturity, with no scheduled amortization prior to that date.

Four (4) Mortgage Loans (13.6%) require monthly payments of interest and principal based on amortization schedules significantly longer than the remaining term to stated maturity.

Amortization Type(1)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Interest Only	28	$ 514,807,500	86.4%
Amortizing Balloon	4	81,180,959	13.6
Total	32	$ 595,988,459	100.0%

(1)	The information in this table and on Annex A-1 regarding amortization is based on the express terms of the Mortgage Loans.

Information regarding the scheduled amortization characteristics of each Mortgage Loan is set forth on Annex A-1 and the footnotes thereto.

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table:

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Overview of Due Dates

Due Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
1	1	$ 5,000,000	0.8%
5	1	4,992,580	0.8
6	26	445,553,187	74.8
11	4	140,442,693	23.6
Total	32	$ 595,988,459	100.0%

The Mortgage Loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period Default (Days)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
0	32	$ 595,988,459	100.0%
Total	32	$ 595,988,459	100.0%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on, or security interests in a fee simple and/or leasehold or a similar interest in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

With respect to any Componentized Mortgage Loan, for purposes of calculating interest and other amounts payable on the applicable Whole Loan, each note was divided into multiple components with varying component interest rates. The interest rate of each note (including any Componentized Mortgage Loan) represents the weighted average interest rate of the related components. Prepayments of each note will be applied to the related components in sequential order. As a result of the components having different interest rates and the allocation of prepayments to sequentially reduce the components, the per annum weighted average interest rate of the components (and, therefore, the interest rate of the applicable Componentized Mortgage Loan) may increase over time, which would increase the debt service and may have an adverse effect on the borrower’s ability to make payments under the applicable Componentized Whole Loan. In addition, if any such increase in interest rate occurs after any Withheld Amount is withheld, but prior to the Withheld Amount’s inclusion in the Net Mortgage Rate as described under “Description of the Certificates—Distributions—Pass-Through Rates”, then the Withheld Amount may not reflect the increased interest rate when the Withheld Amount is included in the calculation of the Net Mortgage Rate.

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Single-Purpose Entity Covenants

See representation and warranty no. 33 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

With respect to certain Mortgage Loans, the borrower sponsor provided a full or partial payment guaranty with respect to the Mortgage Loan or with respect to an affiliated lease. Such a payment guaranty may increase the risk of consolidation of the related borrower with the borrower sponsor. For example:

●	With respect to the Gateway Industrial Center Mortgage Loan (9.98%), the related Whole Loan is recourse to the non-recourse carveout guarantor in the amount of $23,250,000 (25% of the original principal balance of the related Whole Loan) unless and until a DMS Trigger Cure occurs. A “DMS Trigger Cure” means that (A) with respect to the largest tenant at the related Mortgaged Property, DMS, which leases 50.5% of the net rentable area through 2027, either (x) not less than 75% of the space leased under the DMS lease as of the origination date has been leased pursuant to one or more leases with a term of at least three years, and a base rent equal to or greater than 75% of the annual rent payable under the DMS lease as of the origination date, and the applicable tenants are in actual physical occupancy of their leased space, there are no contingencies to the effectiveness of each such lease, and each such lease has commenced and a rent commencement date has been established, or (y) DMS has renewed its lease in accordance with the terms of the related loan agreement for a term of at least three years, and in the case of either (x) or (y), sufficient funds have accumulated in an excess cash flow reserve to cover anticipated leasing costs and free rent in connection with such new or renewal lease and (B) the debt yield is at least 9.25% for two consecutive calendar quarters. In addition, the related Whole Loan is recourse to the non-recourse carveout guarantor for an amount equal to 125% of the estimated cost for any roof repair, replacement or maintenance (limited to certain replacements specified in the loan documents) that is reflected in a property condition report obtained by the lender after any foreclosure, deed in lieu of foreclosure or other exercise of remedies, provided that such recourse amount may not exceed $6,500,000. Such guarantees were not addressed in the non-consolidation opinion obtained at loan origination.
●	With respect to The Dior Mortgage Loan (3.5%), the borrower sponsor provided a partial payment guaranty for a portion of the indebtedness in the amount of $2,150,000, representing 10.2% of the original principal balance of the Mortgage Loan.

We cannot assure you that such payment guarantees will not result in a consolidation of the borrower with the related borrower sponsor in the event of a bankruptcy of the borrower sponsor and/or its affiliates. In addition, there is no assurance that the related guarantor has the resources to, or will, satisfy such guaranty obligations.

See “—Additional Indebtedness” below. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

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Prepayment Protections and Certain Involuntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of defeasance or prepayment lockout provisions and/or yield maintenance provisions. Voluntary prepayments, if permitted, generally require the payment of a Yield Maintenance Charge or a Prepayment Premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period up to and including the stated maturity date. See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid or defeased in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Releases; Partial Releases; Property Additions” below.

Generally, no Yield Maintenance Charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in this prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or condemnation, to prepay the remaining principal balance of the Mortgage Loan or the remaining allocated loan amount of the related Mortgaged Property (in each case, after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and
●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and Annex A-3 for more information on reserves relating to the largest 15 Mortgage Loans.

Voluntary Prepayments

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

●	Twenty-four (24) Mortgage Loans (77.2%) prohibit voluntary principal prepayments during a specified period of time (each, a “Lock-out Period”) but permit the related borrower, for a specified period of time (after an initial period of at least two years following the date of initial issuance of the Offered
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Certificates), to defease the related Mortgage Loan by pledging non-callable United States Treasury obligations and other non-callable government securities within the meaning of Section 2(a)(16) of the Investment Company Act, as amended (“Government Securities”) that provide for payment on or prior to each Due Date through and including the maturity date (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loans are freely prepayable.

●	Six (6) Mortgage Loans (13.6%) each prohibit voluntary principal prepayments during a Lock-out Period, following such Lock-out Period, for a specified period of time, permit the related borrower to make a voluntary principal prepayment upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium, and thereafter such Mortgage Loans are freely prepayable.
●	Two (2) Mortgage Loans (9.2%) prohibit voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium or to defease the Mortgage Loan by the pledging of Government Securities that provide for payment on or prior to each Payment Due Date through and including the maturity date (or, in some cases, such earlier Payment Due Date on which the Mortgage Loan becomes freely prepayable), and thereafter such Mortgage Loan is freely prepayable.
●	With respect to the Shaw Park Plaza Mortgage Loan (0.8%), pursuant to the Mortgage Loan documents, in order to avoid the commencement of a cash trap event period caused solely by a “low debt yield” trigger event thereunder, the borrower may deposit cash to be held by the lender in a “low debt yield cure” deposit subaccount in an amount that, if applied to reduce the outstanding principal balance of the Mortgage Loan, would be sufficient to increase the debt yield to at least 10%; provided, however, that (i) the borrower will only be permitted to make a maximum of three such deposits during the term of the Mortgage Loan; and (ii) if at any time the lender determines based upon the most recent quarterly calculation of the debt yield that the previous deposit(s) are not in an amount that if applied to reduce the outstanding principal balance of the Mortgage Loan would cause the debt yield to be at least 10%, the borrower will be required to deposit cash in an amount equal to such deficiency. The lender will hold such funds as additional collateral for the Mortgage Loan and, during an event of default, may in its sole discretion apply such funds to make a prepayment of the Mortgage Loan (together with any applicable yield maintenance premium). In lieu of making a cash deposit, the borrower may elect to deposit a letter of credit with the lender, to be held in accordance with the Mortgage Loan documents.

The Mortgage Loans generally permit voluntary prepayment without payment of a Yield Maintenance Charge or any Prepayment Premium during a limited “open period” immediately prior to and including the stated maturity date, as follows:

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Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	Approx. % of Initial Pool Balance
4	12	27.2%
5	1	0.9
6	6	15.7
7	13	56.2
Total	32	100.0%

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons specified in or satisfying qualification criteria set forth in the related Mortgage Loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;
●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;
●	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;
●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and
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●	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.
●	With respect to The Wharf Mortgage Loan (8.4%), the Mortgaged Property is comprised of various co-borrower leasehold interests in four office buildings, three multifamily buildings, three retail spaces, two hotels, two parking garages and a marina located in Washington, D.C. There are 27 co-borrower entities, corresponding to various phases of 15 constituent properties. The ground lessor is The District of Columbia. There are 13 related ground leases that (including renewal options) expire in April 2113 (the loan matures in July 2030). The related ground leases are not freely assignable without the ground lessor’s consent. In addition, the related ground lessees can only assign or transfer their interests to “Qualified Transferees”; namely, parties who are (A) qualified to do business in the District of Columbia, (B) not otherwise “prohibited persons” having committed fraud, perjury or similar crimes, and (C) in connection with the conveyance of the entirety of any ground lessee’s interest, have experience owning and operating projects of a similar nature and quality as the subject property. The foreclosure on a leasehold mortgage does not require the ground lessor’s consent, and the leasehold mortgagee or its transferee may further assign the leasehold estate to any transferee other than a “prohibited person” without the ground lessor’s consent.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” below.

Defeasance

The terms of twenty-six (26) Mortgage Loans (collectively, 86.4%) (the “Defeasance Loans”) permit the applicable borrower (in most cases, provided that no event of default exists) at any time after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other Mortgage Loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date (or to the first day of the open period for such

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Mortgage Loan) (or Whole Loan, if applicable) (or in certain cases, the borrower may be required to provide such government securities rather than the Defeasance Deposit) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Mortgage Loan with a balloon payment due at maturity or the first day of an open period, the balloon payment, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”.

For additional information on Mortgage Loans that permit partial defeasance, see “—Releases; Partial Releases; Property Additions” below.

In general, if consistent with the related Mortgage Loan documents, a successor borrower established, designated or approved by the master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related Mortgage Loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Releases; Partial Releases; Property Additions

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or a partial substitution, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans permit the addition of real property to the Mortgage Loan collateral.

Furthermore, some of the Mortgage Loans may permit the release or substitution of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property, or permit the general right to release as yet unidentified parcels if they are non-income producing so long as such release does not materially adversely affect the use or value of the remaining property, among other things. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied. We cannot assure you that the development of a release parcel, even if approved by the special servicer as having no material adverse effect to the remaining property, may not for some period of time either disrupt operations or lessen the value of the remaining property.

●	With respect to The Wharf Mortgage Loan (8.4%), the collateral property consists of the borrower’s leasehold interests in four office buildings, three multifamily buildings, three retail spaces, two hotels, two parking garages and a marina
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located in Washington, D.C. There are a total of 15 constituent properties. The loan documents provide for the partial release of any of four individual properties: the 800 Maine Mortgaged Property (having an allocated loan amount of $45,614,000 or 4.5% of the original principal balance of the related Whole Loan), the Hyatt House Mortgaged Property (having an allocated loan amount of $60,708,000 or 5.9% of the original principal balance of the related Whole Loan), the Canopy by Hilton Mortgaged Property (having an allocated loan amount of $46,191,000 or 4.5% of the original principal balance of the related Whole Loan) or the Wharf Marina Mortgaged Property (having an allocated loan amount of $15,063,000 or 1.5% of the original principal balance of the related Whole Loan) subject to certain conditions, including: (i) partial prepayment with the applicable yield maintenance premium or, at any time following the expiration of the defeasance lockout period, partial defeasance of the related Whole Loan, in each case in an amount equal to 110% of the allocated loan amount for the related release property; (ii) the post-release debt yield for the remaining properties shall be at least equal to the greater of (A) the pre-release debt yield or (B) 8.5% (the “Release Debt Yield”); provided, however, that the borrower may satisfy any the Release Debt Yield deficiency by (x) prepaying an additional amount of the related Whole Loan together with the applicable yield maintenance premium therefor or defeasing an additional amount of the related Whole Loan, (y) depositing cash collateral or (z) delivering a letter of credit; (iii) if the mezzanine loan is outstanding, concurrently with the payment of the release price, the mezzanine borrower shall make a partial prepayment on the mezzanine loan equal to the applicable mezzanine release price; (iv) an opinion of counsel that the partial release satisfies applicable REMIC requirements; and (v) a rating agency confirmation.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

Escrows

Twenty-nine (29) of the Mortgage Loans (85.8%) provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Twenty-six (26) of the Mortgage Loans (73.3%) provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Twenty-two (22) of the Mortgage Loans (58.5%) provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Twelve (12) of the Mortgage Loans secured in whole or in part by industrial, office, retail and mixed use properties (95.7%) provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions (“TI/LC”) or other lease termination or occupancy issues. The foregoing percentage has been calculated as a percentage only of office, retail, industrial and mixed use properties only.

In certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger. In addition, certain of the Mortgage Loans described above permit the related borrower to post a guaranty in lieu of maintaining cash reserves.

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●	With respect to the Century Business Center Mortgage Loan (9.98%), a credit for the upfront $3,800,000 tenant improvement and leasing commissions escrow was underwritten on the Mortgage Loan, resulting in $0 underwritten TI/LC. The $3,800,000 initial deposit was placed into a reserve and disbursements can be made for tenant improvements and leasing commissions.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

See also Annex A-3 for additional information on reserves at the Mortgaged Properties securing the 15 largest Mortgage Loans.

Mortgaged Property Accounts

Cash Management. The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

Cash Management Types

Type of Lockbox	Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance (%)
Hard/Springing Cash Management	10	$252,768,614	42.4%
Springing	15	165,440,687	27.8
Soft/Springing Cash Management	4	80,812,500	13.6
Hard (Office and Retail); Soft (Remaining Collateral)/Springing Cash Management	1	50,000,000	8.4
Hard/In Place Cash Management	2	46,966,659	7.9
Total:	32	$595,988,459	100.0%

The following is a description of the types of cash management provisions to which the borrowers under the Mortgage Loans are subject:

●	Hard/Springing Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.
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●	Springing. A lockbox account is established at origination or upon the occurrence of certain “trigger” events. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager. The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, reserves and/or expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.
●	Soft/Springing Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. In some cases, upon the occurrence of such a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct tenants and/or other payors to pay directly into an account controlled by the applicable servicer on behalf of the issuing entity. All funds held in such lockbox account controlled by the applicable servicer following such “trigger” event will be applied by the applicable servicer in accordance with the related Mortgage Loan documents. From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current debt service and, in some cases, reserves and/or expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower.
●	None. Revenue from the related Mortgaged Property is paid to the related borrower and is not subject to a lockbox account as of the Closing Date, and no lockbox account is required to be established during the term of the related Mortgage Loan.
●	Hard/In Place Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and then applied by the applicable servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, reserves and/or expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.
●	Hard(Office and Retail);Soft(Remaining Collateral)/Springing Cash Management. In connection with the Mortgage Loans secured by office and retail properties, the related borrower is required to instruct the tenants and other payors (including
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any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. In connection with the Mortgage Loans secured by the other types of properties, revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.

In connection with any hard lockbox cash management, income deposited directly into the related lockbox account may not include amounts paid in cash and/or checks that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties considered to have a hard lockbox, cash, checks and “over-the-counter” receipts may be deposited into the lockbox account by the property manager. With respect to certain hotel Mortgage Loans, rents deposited into the lockbox account may be net of management fees, hotel operating expenses, and reserves (or custodial funds (employee tips) and occupancy taxes may be remitted back to the borrower from the lockbox prior to payments to the lender), and with respect to certain other Mortgage Loans, rents may be net of certain other de minimis receipts or expenses. Mortgage Loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the issuing entity. See the footnotes to Annex A-1 for more information regarding lockbox provisions for the Mortgage Loans.

Exceptions to Underwriting Guidelines

Except as described below, none of the Mortgage Loans were originated with material exceptions to the related mortgage loan seller’s underwriting guidelines other than as set forth below. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Argentic Real Estate Finance 2 LLC—Argentic’s Underwriting Standards and Processes”; “—Citi Real Estate Funding Inc.—Citi Real Estate Funding Inc.’s Underwriting Standards”; “—UBS AG— UBS AG New York Branch’s Underwriting Standards”; “—Bank of Montreal—BMO’s Origination Procedures and Underwriting Guidelines”; “—Greystone Commercial Mortgage Capital LLC— GCMC’s Origination Procedures and Underwriting Guidelines”; “—Zions Bancorporation, N.A.—ZBNA’s Underwriting Guidelines and Process”; “—BSPRT CMBS Finance, LLC—BSPRT’s Underwriting Standards”; and “—Natixis Real Estate Capital LLC—NREC’s Underwriting Standards”.

●	With respect to The Wharf Mortgage Loan (8.4%), the underwritten management fee is 1.3% of effective gross income, which is below 3.0% of effective gross income and represents an exception to the underwriting guidelines for Wells Fargo Bank, National Association. Wells Fargo Bank, National Association’s decision to include the Mortgage Loan notwithstanding these exceptions is
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supported by the following: (i) the loan metrics for The Wharf Mortgage Loan are 41.5% loan-to-value ratio, 2.62x net cash flow debt service coverage ratio, and 15.0% net operating income debt yield, (ii) The Wharf Mortgaged Property is an approximately 2.2 million square foot development comprising four trophy, LEED-certified office properties totaling 928,154 SF, 446,764 SF of retail space, three, Class A multifamily properties totaling 904 units, two hotels totaling 412 keys, two parking garages and a marina, (iii) the sponsor is Public Sector Pension Investment Board, which was founded in 1999 and has become one of the largest pension investment managers in Canada, with $264.9 billion in assets under management, and (iv) assuming a 3.0% management fee, the underwritten net cash flow debt service coverage ratio and net operating income debt yield would be 2.53x and 14.6%, respectively. In addition, certain characteristics of the Mortgage Loan can be found in Annex A-1 to this prospectus. Based on the foregoing, Wells Fargo Bank, National Association approved inclusion of the Mortgage Loan into this transaction.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;
●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;
●	any borrower that is not required pursuant to the terms of the related Mortgage Loan documents to meet single-purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;
●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;
●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and
●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.
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Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Loan holder, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of less than a controlling portion of the equity interests in a borrower or the pledge of limited partnership or non-managing membership equity interests in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

As of the Cut-off Date, each sponsor has informed us that it is aware of the following existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the Depositor, except as set forth in the table below.

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Percentage of Initial Pool Balance	Mezzanine Debt Cut-off Date Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Loan Cut-off Date Balance	Cut-off Date Wtd. Avg. Total Debt Interest Rate	Cut-off Date Mortgage Loan LTV Ratio	Cut-off Date Total Debt LTV Ratio	Cut-off Date Mortgage Loan U/W NCF DSCR	Cut-off Date Total Debt U/W NCF DSCR
The Wharf(1)	$50,000,000	8.4%	$125,000,000	$668,600,000	$306,400,000	6.46891838%	41.5%	66.5%	2.62x	1.37x

(1)	Calculated including the mezzanine debt. Cut-off Date Wtd. Avg. Total Debt Interest Rate is based on the interest rate of the related Mortgage Loan, any Companion Loans and the related mezzanine loan as of the Cut-off Date, and the Cut-off Date Total Debt U/W NCF DSCR is calculated based on such initial interest rates.

Each of the mezzanine loans related to the Mortgage Loans identified in the table above is coterminous with the related Mortgage Loan.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions” above. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related Mortgage Loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in

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the following chart and determined in accordance with the related Mortgage Loan documents:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Percentage of Initial Pool Balance	Maximum Principal Amount Permitted (If Specified)(1)	Combined Maximum LTV Ratio(2)	Combined Minimum DSCR(2)	Combined Minimum Debt Yield(2)	Intercreditor Agreement Required	Mortgage Lender Allowed to Require Rating Agency Confirmation(3)
One Glen Lakes	$17,400,000	2.9%	NAP	59.8%	1.30x	12.0%	Yes	Yes
1535 Broadway	$5,000,000	0.8%	NAP	43.3%	N/A	13.3%	Yes	Yes

(1)	Indicates the maximum aggregate principal amount of the Mortgage Loan and the related mezzanine loan (if any) that is specifically stated in the Mortgage Loan documents and does not take account of any restrictions that may be imposed at any time by operation of any debt yield, debt service coverage ratio or loan-to-value ratio conditions.
(2)	Debt service coverage ratios, loan-to-value ratios and debt yields are to be calculated in accordance with definitions set forth in the related Mortgage Loan documents. Except as otherwise noted in connection with a Mortgage Loan, the determination of the loan-to-value ratio must be, or may be required by the lender to be, based on a recent appraisal.
(3)	Indicates whether the conditions to the financing include (a) delivery of Rating Agency Confirmation that the proposed financing will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates and/or (b) acceptability of any related intercreditor or mezzanine loan documents to the Rating Agencies.

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include cure rights and repurchase rights. The intercreditor agreement required to be entered into in connection with any future mezzanine loan will either be substantially in the form attached to the related loan agreement or be subject to receipt of a Rating Agency Confirmation or to the related lender’s approval. The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due-on-sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower that could be transferred without the lender consent. See “—Certain Terms of the Mortgage Loans—“Due-on-Sale” and “Due-on-Encumbrance” Provisions” above.

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower including, but not limited to, pledges to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents for such Mortgage Loans may: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the

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event of a permitted foreclosure; or (ii) require that such financing be secured by at least a certain number of assets other than such ownership interests in the related borrower.

Other Secured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur other subordinate secured debt subject to the terms of the related Mortgage Loan documents or as otherwise expressly permitted by applicable law, as described below:

●	With respect to The Wharf Mortgage Loan (8.4%), there currently exist three intercompany loans (collectively, the “Intercompany Loans”) among one of the related borrowers, Wharf Phase 3 REIT Leaseholder LLC, (“Phase 3 REIT Borrower”), and various affiliates of the related borrowers, as follows: (i) a loan from Wharf Parcel 10 TC Leaseholder LLC, to the Phase 3 REIT Borrower, as borrower, in the amount of $16,463,500, (ii) a loan from Wharf Parcel 10 TC Leaseholder LLC, to Wharf Gangplank Marina LLC, as borrower, in the amount of $77,000, and (iii) a loan from Wharf 4B Condo Owner LLC to the Phase 3 REIT Borrower, as borrower, in the amount of $24,383,195. Each of the Intercompany Loans is subordinate to the Mortgage Loan. None of the Intercompany Loans is secured by any collateral and all enforcement actions require the prior written consent of the lender (or the Mortgage Loan must be indefeasibly paid in full) pursuant to a subordination and standstill agreement.
●	With respect to The Wharf Mortgage Loan (8.4%), with respect to the Hyatt House Property, the related borrower entered into a franchise agreement with Hyatt House Franchising, L.L.C., Inc., pursuant to which the borrower assumed the unamortized key money obligations of the previous franchisee. The key money obligations are amortized on a straight line per diem basis, over a period of 25 years commencing on the hotel opening date October 2017). As of March 31, 2025, the unamortized balance of such key money obligation was $1,050,805. In addition, with respect to the Canopy Property the related borrower entered into a franchise agreement with Hilton Franchise Holding, L.L.C., Inc., pursuant to which the borrower obtained a key money loan from the franchisor effective as of July 29, 2015. On each anniversary of the hotel’s opening date (October 2017), 1/20th of the principal of the key money obligations will be forgiven without payment. As of March 31, 2025, the unamortized balance of such key money obligation was $1,275,000. In each case, any remaining unamortized key money is repayable to the related franchisor immediately upon early termination of the related franchise agreement, for any reason whatsoever, and in addition to any liquidated damages owed such franchisor by the applicable franchisee. In the event lender exercises remedies following a loan default, the lender has no obligation to assume the franchise agreement, and, if it does not assume the agreement, it has no obligation to pay remaining unamortized key money amounts.
●	With respect to the Marriott Dallas Fort Worth Airport South Mortgage Loan (4.6%), the related borrower has entered into a franchise agreement with Marriott International, Inc., pursuant to which the borrower assumed the unamortized key money obligations of the previous franchisee. As of the July 16, 2019 effective date of the franchise agreement, the unamortized balance of such key money obligation was $194,897.94, which is reduced by $1,020.41/month for each month elapsed since such effective date. In the event lender exercises remedies following a loan default, the lender has no obligation to assume the
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franchise agreement, and, if it does not assume the agreement, it has no obligation to pay remaining unamortized key money amounts.

●	With respect to the Cedar Village at Minerva Square Mortgage Loan (2.5%), in connection with the redevelopment and construction of the related Mortgaged Property, the related borrower received a $650,000 grant from Connecticut Brownfield Land Bank (“CT Lender”) to be used for remediation of the CREC at the Mortgaged Property (as described in “Description of the Mortgaged Properties—Environmental Considerations” above) (the “Remediation Grant”), pursuant to an Assistance Agreement between the CT Lender and the State of Connecticut (“Assistance Agreement”). As a condition to receiving the Remediation Grant, a subordinate mortgage was recorded on the Mortgaged Property on October 23, 2023. Pursuant to the Remediation Grant, the related borrower is required to (i) use the Mortgaged Property for residential housing for a period of 30 years, (ii) reserve 10% of all units for tenants earning 80% of the area median income (“AMI”), which such rent not to exceed 30% of the AMI and (iii) record a negative pledge (the “Negative Pledge”) prohibiting the related borrower from encumbering the Mortgaged Property without the consent of the Department of Economic and Community Development (“DECD”) for a period of 10 years. The subordinate mortgage will be released upon completion of the required remediation by October 2029 and recording of the ELUR. Per the Assistance Agreement, remediation is completed upon issuance of a temporary certificate of occupancy and receipt of evidence satisfactory that all required remediation work is completed. The related Mortgaged Property received its temporary certificate of occupancy on October 1, 2024, and environmental testing confirmed that all remediation work has been completed. Therefore, as of the date hereof, remediation has been completed and the Negative Pledge was submitted for recordation in connection with the origination of the Mortgage Loan, and as such, the related borrower’s only outstanding obligation is to record the ELUR. NREC entered into a subordination agreement with the CT Lender in connection with the loan origination, which contained the required consent of the DECD to origination of the related Mortgage Loan. The related Mortgage Loan is recourse to the related borrower and guarantor for losses incurred in connection with the related borrower’s failure to repay the Remediation Grant and is fully recourse (up to the amount of unfulfilled obligations under the subordinate mortgage and related Remediation Grant documents) under the recourse guaranty. In addition, the related borrower covenanted to take all action necessary to terminate the subordinate mortgage.

Preferred Equity

The borrowers or sponsors of certain Mortgage Loans may have issued preferred equity. Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

●	With respect to the 1535 Broadway Mortgage Loan (0.8%), on March 13, 2019, Vornado Realty L.P., a Delaware limited partnership (“VRLP”), a member of 1535
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Broadway Holdings II LLC (“1535 Broadway Holdings”), which is the sole member of one of the borrowers, made a capital contribution of $800,000,000, referred to as the “Preferred Capital Contributions”. In exchange, 1535 Broadway Holdings issued 800,000,000 preferred units (“Preferred Units”) to VRLP. On the date of the limited liability company agreement of 1535 Broadway Holdings, 11,125,000 Preferred Units were redeemed, resulting in 788,875,000 Preferred Units remaining outstanding. These Preferred Units are to be certificated if VRLP requests a pledge, and in such case, the limited liability company agreement of 1535 Broadway Holdings must be amended accordingly. Distributions of available cash, including from any capital events, will be made in the following order: first, 100% to VRLP in respect of its Preferred Units until it has received cumulative distributions sufficient to provide a return on its Preferred Capital Contributions equal to a preferred return rate of 4.75%; thereafter, 100% of distributions will be made pro rata to the holders of the common units. In connection with the origination of the 1535 Broadway Whole Loan, approximately $431,500,000 of the existing $628,900,000 of preferred equity was paid down, resulting in approximately $197,400,000 of preferred equity remaining.

Other Unsecured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur unsecured subordinate debt (in addition to trade payables, equipment financing and other debt incurred in the ordinary course) subject to the terms of the related Mortgage Loan documents.

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the original Mortgage Loan balance or an amount otherwise normal and reasonable under the circumstances) of trade payables, equipment financing and/or other unsecured indebtedness in the ordinary course of business or an unsecured credit line to be used for working capital purposes. In addition, certain of the Mortgage Loans allow the related borrower to receive unsecured loans from equity owners, provided that such loans are subject to and subordinate to the applicable Mortgage Loan.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

The Whole Loans

General

The Mortgage Loans secured by the Mortgaged Properties or portfolios of Mortgaged Properties identified on Annex A-1 as Century Business Center, Gateway Industrial Center, 322 Grand Concourse, The Wharf, The Roosevelt New Orleans, Parkwyn Townhomes, 347-363 Flushing Avenue, 1499 Bedford Avenue, 1535 Broadway and Shaw Park Plaza (collectively, 49.7%) are each part of a Whole Loan consisting of such Mortgage Loan and the related Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder(s) of the related Companion Loan(s) (the “Companion Holder” or “Companion Holders”) are generally governed by an intercreditor agreement or a co-lender agreement (each, an “Intercreditor Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and the related Companion Loan(s) are cross-collateralized and cross-defaulted.

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In this prospectus, references to (i) any specified Whole Loan should be construed to refer to the Whole Loan comprised of the related Mortgage Loan with the same name and any related Companion Loan(s) and (ii) any specified Companion Loan should be construed to refer to the Companion Loan that together with the related Mortgage Loan with the same name comprise the related Whole Loan with the same name.

The following terms are used in reference to the Whole Loans:

“BMO 2025-5C11 PSA” means the pooling and servicing agreement that governs the servicing of (i) the 347-363 Flushing Avenue Whole Loan and the 1499 Bedford Avenue Whole Loan and (ii) the Shaw Park Plaza Whole Loan until the securitization of the related controlling pari passu companion loan.

“BWAY 2025-1535 TSA” means the trust and servicing agreement that governs the servicing of the 1535 Broadway Whole Loan.

“Companion Loan Rating Agency” means any NRSRO rating any serviced pari passu companion loan securities.

“Control Note” means, with respect to any Whole Loan, the “Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Control Note with respect to each Whole Loan will be the promissory note(s) listed as “Control” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Controlling Companion Loan” means, with respect to each Servicing Shift Whole Loan and the Shaw Park Plaza Whole Loan, the Companion Loan that is the Control Note for such Whole Loan.

“Controlling Holder” means, with respect to any Whole Loan, the holder of the related Control Note. As of the Closing Date, the Controlling Holder with respect to each Whole Loan will be the holder listed next to the related Control Note in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Control Note” means, with respect to any Whole Loan, any “Non-Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Non-Control Notes with respect to each Whole Loan will be the promissory notes listed as “Non-Control” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Controlling Holder” means, with respect to any Whole Loan, the holder(s) of a Non-Control Note. As of the Closing Date, the Non-Controlling Holders with respect to each Whole Loan will be the holders listed next to the related Non-Control Notes in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Serviced AB Whole Loan” means any Whole Loan comprised of a Non-Serviced Mortgage Loan with one or more related Subordinate Companion Loans and, in certain cases, one or more Non-Serviced Pari Passu Companion Loans. The Wharf AB Whole Loan and the 1535 Broadway AB Whole Loan are Non-Serviced AB Whole Loans.

“Non-Serviced Certificate Administrator” means, with respect to any Non-Serviced Whole Loan, the certificate administrator relating to the related Non-Serviced PSA.

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“Non-Serviced Companion Loan” means each of the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Custodian” means, with respect to any Non-Serviced Whole Loan, the custodian relating to the related Non-Serviced PSA.

“Non-Serviced Directing Certificateholder” means, with respect to any Non-Serviced Whole Loan, the directing certificateholder (or equivalent) under the related Non-Serviced PSA.

“Non-Serviced Master Servicer” means, with respect to any Non-Serviced Whole Loan, the applicable master servicer relating to the related Non-Serviced PSA.

“Non-Serviced Mortgage Loan” means each of the Mortgage Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Companion Loan” means each of the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Mortgage Loan” means each of the Mortgage Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below that has a Non-Serviced Pari Passu Companion Loan.

“Non-Serviced Pari Passu Whole Loan” means each of the Whole Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” with one or more Non-Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced PSA” means, (i) with respect to any Non-Serviced Whole Loan, the related trust and servicing agreement or pooling and servicing agreement identified under the column entitled “Transaction/Pooling Agreement” in the table entitled “Non-Serviced Whole Loans” under “Summary of Terms—Whole Loans” above, and (ii) with respect to The Roosevelt New Orleans Mortgage Loan, after the securitization of the related note A-1 Companion Loan, the related Servicing Shift PSA.

“Non-Serviced Special Servicer” means, with respect to any Non-Serviced Whole Loan, the applicable special servicer under the related Non-Serviced PSA.

“Non-Serviced Trustee” means, with respect to any Non-Serviced Whole Loan, the trustee relating to the related Non-Serviced PSA.

“Non-Serviced Whole Loan” means each of the (i) Non-Serviced Pari Passu Whole Loans and the Non-Serviced AB Whole Loans and (ii) each Servicing Shift Whole Loan (on and after the related Servicing Shift Securitization Date).

“Other Master Servicer” means, with respect to each Serviced Whole Loan, the applicable master servicer appointed under the related Other PSA.

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“Other PSA” means, with respect to each Serviced Whole Loan, any pooling and servicing agreement, trust and servicing agreement or other servicing agreement governing the securitization of a related Serviced Companion Loan.

“Other Special Servicer” means, with respect to each Serviced Whole Loan, the applicable special servicer appointed under the related Other PSA.

“Pari Passu Mortgage Loan” means any of the Serviced Pari Passu Mortgage Loans or Non-Serviced Mortgage Loans.

“Serviced Companion Loan” means each of the Companion Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” that in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Mortgage Loan” means each of (i) the Mortgage Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) any Mortgage Loans that are not included on the table entitled “Whole Loan Control Notes and Non-Control Notes”.

“Serviced Pari Passu Companion Loan” means each of the Companion Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Pari Passu Mortgage Loan” means a Serviced Mortgage Loan that is part of a Serviced Whole Loan and each Servicing Shift Mortgage Loan (prior to the related Servicing Shift Securitization Date).

“Serviced Pari Passu Whole Loan” means each of the Whole Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” with one or more Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and each Servicing Shift Whole Loan (prior to the related Servicing Shift Securitization Date).

“Servicing Shift Mortgage Loan” means, with respect to any Servicing Shift Whole Loan, a Mortgage Loan included in the issuing entity that will be serviced under the PSA as of the Closing Date, but the servicing of which is expected to shift to the Servicing Shift PSA on and after the applicable Servicing Shift Securitization Date. As of the Closing Date, The Roosevelt New Orleans will be a Servicing Shift Mortgage Loan.

“Servicing Shift PSA” means, with respect to any Servicing Shift Mortgage Loan or Servicing Shift Whole Loan, the pooling and servicing agreement or trust and servicing agreement entered into in connection with the securitization of the related Control Note.

“Servicing Shift Securitization Date” means, with respect to each Servicing Shift Whole Loan, the closing date of the securitization of the related Control Note.

“Servicing Shift Whole Loan” means any Whole Loan serviced under the PSA as of the Closing Date, which includes a related Servicing Shift Mortgage Loan included in the issuing entity and one or more Pari Passu Companion Loans not included in the issuing entity, but the servicing of which is expected to shift to the related Servicing Shift PSA on and after the applicable Servicing Shift Securitization Date. As of the Closing Date, The Roosevelt New Orleans Whole Loan will be a Servicing Shift Whole Loan.

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“Serviced Whole Loan” means each of the Whole Loans identified as “Serviced” under the column entitled under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“WHARF 2025-DC TSA” means the trust and servicing agreement that governs the servicing of The Wharf Whole Loan.

The table entitled “Whole Loan Summary” under “Summary of Terms—Description of the Mortgage Pool” provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan. With respect to each Whole Loan, the related Control Note and Non-Control Note(s) and the respective holders thereof as of the date hereof are set forth in the table below. In addition, with respect to each Non-Serviced Whole Loan, the lead securitization servicing agreement and master servicer, special servicer, trustee, certificate administrator, custodian, operating advisor and directing holder under the related Non-Serviced PSA are set forth in the table titled “Non-Serviced Whole Loans” under “Summary of Terms—Description of the Mortgage Pool”.

Whole Loan Control Notes and Non-Control Notes

Mortgage Loan	Mortgage Loan Type	Note Name	Control Note/ Non-Control Note	Original Principal Balance	Note Holder(1)
Century Business Center	Serviced	Note A-1	Control	$59,500,000	WFCM 2025-5C5
		Note A-2	Non-Control	$3,700,000	UBS AG
Gateway Industrial Center	Serviced	Note A-1	Control	$28,250,000	WFCM 2025-5C5
		Note A-2	Non-Control	$10,000,000	Citi Real Estate Funding Inc.
		Note A-3	Non-Control	$8,250,000	Citi Real Estate Funding Inc.
		Note A-4	Non-Control	$30,000,000	WFCM 2025-5C5
		Note A-5-1	Non-Control	$8,000,000	Argentic Real Estate Finance 2 LLC
		Note A-5-2	Non-Control	$5,000,000	Argentic Real Estate Finance 2 LLC
		Note A-5-3-1	Non-Control	$2,250,000	Argentic Real Estate Finance 2 LLC
		Note A-5-3-2	Non-Control	$1,250,000	WFCM 2025-5C5
322 Grand Concourse	Serviced	Note A-1	Control	$26,250,000	WFCM 2025-5C5
		Note A-2	Non-Control	$8,750,000	Bank of Montreal
		Note A-3	Non-Control	$26,250,000	WFCM 2025-5C5
		Note A-4	Non-Control	$8,750,000	Bank of Montreal
The Wharf	Non-Serviced	Note A-1-1	Control	$284,300,000	WHARF 2025-DC
		Note A-1-2	Non-Control	$170,580,000	WHARF 2025-DC
		Note A-1-3	Non-Control	$113,720,000	WHARF 2025-DC
		Note A-2-1	Non-Control	$25,000,000	WFCM 2025-5C5
		Note A-2-2	Non-Control	$22,500,000	Goldman Sachs Mortgage Company
		Note A-2-3	Non-Control	$18,000,000	Morgan Stanley Mortgage Capital Holdings LLC
		Note A-3-1	Non-Control	$25,000,000	WFCM 2025-5C5
		Note A-3-2	Non-Control	$22,500,000	Goldman Sachs Mortgage Company
		Note A-3-3	Non-Control	$6,000,000	Morgan Stanley Mortgage Capital Holdings LLC
		Note A-4-1	Non-Control	$14,000,000	Wells Fargo Bank, National Association
		Note A-4-2	Non-Control	$4,000,000	BANK5 2025-5YR15
		Note A-5-1-1	Non-Control	$10,000,000	BANK5 2025-5YR15
		Note A-5-1-2	Non-Control	$1,000,000	Wells Fargo Bank, National Association
		Note A-5-2	Non-Control	$2,000,000	Morgan Stanley Mortgage Capital Holdings LLC
		Note B-1-1	Non-Control	$153,200,000	WHARF 2025-DC
		Note B-1-2	Non-Control	$91,920,000	WHARF 2025-DC
		Note B-1-3	Non-Control	$61,280,000	WHARF 2025-DC
The Roosevelt New Orleans(2)	Servicing Shift(2)	Note A-1	Control	$30,000,000	Barclays Capital Real Estate Inc.
		Note A-2	Non-Control	$27,500,000	Barclays Capital Real Estate Inc.
		Note A-3	Non-Control	$22,000,000	Barclays Capital Real Estate Inc.
		Note A-4	Non-Control	$5,000,000	Barclays Capital Real Estate Inc.
		Note A-5-1	Non-Control	$29,700,000	WFCM 2025-5C5
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Mortgage Loan	Mortgage Loan Type	Note Name	Control Note/ Non-Control Note	Original Principal Balance	Note Holder(1)
		Note A-5-2	Non-Control	$15,800,000	Wells Fargo Bank, National Association
Parkwyn Townhomes	Serviced	Note A-1	Control	$15,112,500	WFCM 2025-5C5
		Note A-2	Non-Control	$8,137,500	KeyBank National Association
347-363 Flushing Avenue	Non-Serviced	Note A-1	Control	$25,000,000	BMO 2025-5C11
		Note A-2	Non-Control	$15,000,000	WFCM 2025-5C5
		Note A-3	Non-Control	$9,500,000	Starwood Mortgage Funding VII, LLC
		Note A-4	Non-Control	$10,000,000	BMO 2025-5C11
		Note A-5	Non-Control	$10,000,000	BMO 2025-5C11
		Note A-6	Non-Control	$5,500,000	BMO 2025-5C11
1499 Bedford Avenue	Non-Serviced	Note A-1	Control	$53,000,000	BMO 2025-5C11
		Note A-2	Non-Control	$5,000,000	WFCM 2025-5C5
1535 Broadway	Non-Serviced	Note A-1-S1	Control	$50,840,000	BWAY 2025-1535
		Note A-1-C1	Non-Control	$45,000,000	Benchmark 2025-V15
		Note A-1-C2	Non-Control	$15,000,000	BMO 2025-5C10
		Note A-2-S1	Non-Control	$38,130,000	BWAY 2025-1535
		Note A-2-C1	Non-Control	$25,000,000	Bank of America, National Association
		Note A-2-C2	Non-Control	$20,000,000	Bank of America, National Association
		Note A-3-S1	Non-Control	$38,130,000	BWAY 2025-1535
		Note A-3-C1	Non-Control	$30,000,000	BMO 2025-5C10
		Note A-3-C2-1	Non-Control	$10,000,000	BMO 2025-5C11
		Note A-3-C2-2	Non-Control	$5,000,000	WFCM 2025-5C5
		Note B-1	Non-Control	$69,160,000	BWAY 2025-1535
		Note B-2	Non-Control	$51,870,000	BWAY 2025-1535
		Note B-3	Non-Control	$51,870,000	BWAY 2025-1535
Shaw Park Plaza	Non-Serviced	Note A-1	Control	$27,500,000	3650 Capital SCF LOE I(A), LLC
		Note A-2	Non-Control	$12,500,000	Bank of Montreal
		Note A-3	Non-Control	$10,000,000	BMO 2025-5C11
		Note A-4	Non-Control	$5,000,000	WFCM 2025-5C5
(1)	Unless otherwise specified, with respect to each Whole Loan, any related unsecuritized Control Note and/or Non-Control Note may be further split, modified, combined and/or reissued (prior to its inclusion in a securitization transaction) as one or multiple Control Notes or Non-Control Notes, as the case may be, subject to the terms of the related Intercreditor Agreement (including that the aggregate principal balance, weighted average interest rate and certain other material terms cannot be changed). In connection with the foregoing, any such split, modified, combined or re-issued Control Note or Non-Control Note, as the case may be, may be transferred to one or multiple parties (not identified in the table above) prior to its inclusion in a future commercial mortgage securitization transaction.
(2)	The Roosevelt New Orleans Whole Loan is expected to initially be serviced under the WFCM 2025-5C5 PSA. From and after the securitization of the related controlling Companion Loan, The Roosevelt New Orleans Whole Loan will be serviced under the related pooling and servicing agreement for such future securitization.

The Serviced Pari Passu Whole Loans

Each Serviced Pari Passu Whole Loan will be serviced pursuant to the PSA in accordance with the terms of the PSA and the related Intercreditor Agreement. None of the master servicer, the special servicer or the trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the master servicer or the trustee, as applicable, will be required to (and the special servicer, at its option in emergency situations, may) make Servicing Advances on the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the special servicer) determines that such a Servicing Advance would be a Nonrecoverable Advance.

Each Servicing Shift Whole Loan will be serviced pursuant to the PSA (and, accordingly, will be a Serviced Pari Passu Whole Loan) prior to the related Servicing Shift Securitization Date, after which such Whole Loan will be serviced pursuant to the related Non-Serviced PSA (and, accordingly, will be a Non-Serviced Whole Loan). With respect to each Servicing Shift Whole Loan, the discussion under this section only applies to the period prior to the related Servicing Shift Securitization Date.

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Intercreditor Agreement

The Intercreditor Agreement related to each Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Serviced Pari Passu Whole Loan (and consequently, the related Serviced Mortgage Loan and each Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).
●	All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the PSA, in accordance with the terms of the PSA).
●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Serviced Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the PSA.

With respect to each Serviced Pari Passu Whole Loan, certain costs and expenses (such as a pro rata share of a Servicing Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Trust’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan.

Control Rights with respect to Serviced Pari Passu Whole Loans other than Servicing Shift Whole Loans. With respect to any Serviced Pari Passu Whole Loan (other than a Servicing Shift Whole Loan), the related Control Note will be included in the Trust, and the Directing Certificateholder will have certain consent rights (prior to the occurrence and continuance of a Control Termination Event) and consultation rights (after the occurrence of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event) with respect to such Whole Loan as described under “Pooling and Servicing Agreement—The Directing Certificateholder”.

Control Rights with respect to Servicing Shift Whole Loans. With respect to each Servicing Shift Whole Loan prior to the related Servicing Shift Securitization Date, the

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related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the Directing Certificateholder, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that if such holder (or a designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the related Control Note is held by the borrower or an affiliate thereof, no party will be entitled to exercise the rights of such “Controlling Holder” and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement (or, in certain cases, the holder of a Non-Control Note will be the “Controlling Note” under the related Intercreditor Agreement as long as such holder is not the related borrower and the subject Non-Control Note (or a specified portion thereof) is not held by the borrower or an affiliate thereof).

Certain Rights of each Non-Controlling Holder. With respect to each Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization (or other designated party under the related pooling and servicing agreement)) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder and/or there will be deemed to be no Non-Controlling Holder under the related Intercreditor Agreement with respect to such Non-Control Note. With respect to each Servicing Shift Whole Loan, one or more related Non-Control Notes will be included in the Trust, and the Directing Certificateholder, prior to the occurrence and continuance of a Consultation Termination Event, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Consultation Termination Event, will be entitled (but not required) to exercise the consultation rights described below.

The special servicer will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the Directing Certificateholder with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder due to the occurrence of a Control Termination Event or Consultation Termination Event) and (ii) to consult (or to use reasonable efforts to consult) each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the special servicer or any proposed action to be taken by such special servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision.

Such consultation right will generally expire 10 business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), unless the special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such time period will be deemed to begin anew. In no event will the special servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative). In addition, if the

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special servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Serviced Pari Passu Whole Loan, it may take, in accordance with the Servicing Standard, any action constituting a Major Decision with respect to such Serviced Pari Passu Whole Loan or any action set forth in any applicable Asset Status Report before the expiration of the aforementioned consultation period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to the special servicer that affects a Non-Controlling Holder, such holder will have the right to direct the trustee to terminate the special servicer under the PSA solely with respect to the related Serviced Pari Passu Whole Loan, other than with respect to any rights such special servicer may have as a Certificateholder, entitlements to amounts payable to such special servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Sale of Defaulted Mortgage Loan. If any Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the special servicer decides to sell the related Serviced Pari Passu Mortgage Loan, such special servicer will be required to sell such Serviced Pari Passu Mortgage Loan and each related Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, such special servicer will not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least 15 business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan, (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by such special servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the master servicer or special servicer in connection with the proposed sale.

The Non-Serviced Pari Passu Whole Loans

Each Non-Serviced Pari Passu Whole Loan will be serviced pursuant to the related Non-Serviced PSA in accordance with the terms of such Non-Serviced PSA and the related Intercreditor Agreement. No Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee will be required to make monthly payment advances on a Non-Serviced Mortgage Loan, but the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be required to (and the Non-Serviced Special Servicer, at its option in certain cases, may) make servicing advances on the related Non-Serviced Pari Passu Whole Loan in accordance with the terms of the related Non-Serviced PSA unless such advancing party (or, in certain cases, the related Non-Serviced Special Servicer, even if it is not the advancing party) determines that such a servicing advance would be a nonrecoverable advance. Monthly payment advances on each Non-Serviced Mortgage Loan will be made by the master servicer or the trustee, as applicable, to the extent provided under the PSA. None of the master servicer, the special servicer or the trustee will be obligated to make servicing advances with respect to a Non-Serviced Pari Passu Whole

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Loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” for a description of the servicing terms of the Non-Serviced PSAs.

With respect to any Servicing Shift Whole Loan, the discussion under this “—The Non-Serviced Pari Passu Whole Loans” section only applies to the period on or after the related Servicing Shift Securitization Date.

Intercreditor Agreement

The Intercreditor Agreement related to each Non-Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Non-Serviced Pari Passu Whole Loan (and consequently, the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).
●	All payments, proceeds and other recoveries on the Non-Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Non-Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Non-Serviced PSA, in accordance with the terms of the related Non-Serviced PSA).
●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Non-Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Non-Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Non-Serviced Mortgage Loan together with the related Non-Serviced Pari Passu Companion Loans in accordance with the terms of the related Non-Serviced PSA.

Any losses, liabilities, claims, costs and expenses incurred in connection with a Non-Serviced Pari Passu Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Non-Serviced Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

Control Rights. With respect to each Non-Serviced Pari Passu Whole Loan (including any Servicing Shift Whole Loan on or after the related Servicing Shift Securitization Date), the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—

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General”. The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the Directing Certificateholder, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the related Control Note is held by the borrower or an affiliate thereof, no party will be entitled to exercise the rights of such “Controlling Holder” and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement (or, in certain cases, the holder of a Non-Control Note will be the “Controlling Note” under the related Intercreditor Agreement as long as such holder is not the related borrower and the subject Non-Control Note (or a specified portion thereof) is not held by the borrower or an affiliate thereof).

Certain Rights of each Non-Controlling Holder. With respect to any Non-Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization (or other designated party under the related pooling and servicing agreement)) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder and/or there will be deemed to be no “Non-Controlling Holder” with respect to such Non-Control Note under the related Intercreditor Agreement. With respect to each Non-Serviced Pari Passu Whole Loan (including each Servicing Shift Whole Loan), one or more related Non-Control Notes will be included in the Trust, and the Directing Certificateholder, prior to the occurrence and continuance of a Consultation Termination Event, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Consultation Termination Event, will be entitled (but not required) to exercise the consultation rights described below.

With respect to any Non-Serviced Pari Passu Whole Loan, the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable pursuant to the related Intercreditor Agreement, will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the related Non-Serviced Directing Certificateholder under the related Non-Serviced PSA with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Non-Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a major decision under the related Non-Serviced PSA with respect to such Non-Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Non-Serviced Directing Certificateholder due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Non-Serviced PSA) and (ii) to consult (or to use reasonable efforts to consult) each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by such Non-Serviced Special Servicer or Non-Serviced Master Servicer or any proposed action to be taken by such Non-Serviced Special Servicer or Non-Serviced Master Servicer in respect of the applicable major decision.

Such consultation right will generally expire 10 business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), unless the related

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Non-Serviced Special Servicer or Non-Serviced Master Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such time period will be deemed to begin anew. In no event will the related Non-Serviced Special Servicer or Non-Serviced Master Servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

In addition, if the related Non-Serviced Special Servicer or Non-Serviced Master Servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Non-Serviced Pari Passu Whole Loan, it may take, in accordance with the servicing standard under the Non-Serviced PSA, any action constituting a major decision with respect to such Non-Serviced Pari Passu Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned consultation period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the related Non-Serviced Pari Passu Whole Loan are discussed.

If a special servicer termination event under the related Non-Serviced PSA has occurred that affects a Non-Controlling Holder, such holder will have the right to direct the related Non-Serviced Trustee to terminate the related Non-Serviced Special Servicer under such Non-Serviced PSA solely with respect to the related Non-Serviced Pari Passu Whole Loan, other than with respect to any rights such Non-Serviced Special Servicer may have as a certificateholder under such Non-Serviced PSA, entitlements to amounts payable to such Non-Serviced Special Servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Custody of the Mortgage File. The Non-Serviced Custodian is the custodian of the mortgage file related to the related Non-Serviced Pari Passu Whole Loan (other than any promissory notes not contributed to the related Non-Serviced Securitization Trust).

Sale of Defaulted Mortgage Loan. If any Non-Serviced Pari Passu Whole Loan becomes a defaulted mortgage loan under the related Non-Serviced PSA, and if the related Non-Serviced Special Servicer decides to sell the related Control Note contributed to the Non-Serviced Securitization Trust, such Non-Serviced Special Servicer will be required to sell the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell a Non-Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least 15 business days prior written notice of any decision to attempt to sell the related Non-Serviced Pari Passu Whole Loan, (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the related Non-Serviced Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Non-Serviced Directing Certificateholder under the related Non-Serviced PSA) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale.

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The Non-Serviced AB Whole Loans

The Wharf AB Whole Loan

General

The Wharf Mortgage Loan (8.4%) is part of a split loan structure comprised of 14 senior promissory notes (“The Wharf A Notes”) and 3 subordinate promissory notes (the “Wharf B Notes” and, together with The Wharf A Notes, the “Wharf Notes”), each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property, with an aggregate initial principal balance of $1,025,000,000. In addition, in connection with the origination of The Wharf Whole Loan, a $125,000,000 mezzanine loan was originated with The Wharf Whole Loan resulting in a total debt of $1,150,000,000. Two such senior promissory notes designated Note A-2-1 and Note A-3-1 with an initial principal balance of $50,000,000 (“The Wharf Mortgage Loan”), will be deposited into this securitization. The Wharf Whole Loan is evidenced by (i) The Wharf Mortgage Loan, (ii) three senior promissory notes designated Note A-1-1, Note A-1-2 and Note A-1-3 (the “Wharf Standalone Pari Passu Companion Loans”), which have an aggregate initial principal balance of $568,600,000; (iii) the remaining senior promissory notes (see the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”) (“The Wharf Non-Standalone Pari Passu Companion Loans” and, together with The Wharf Standalone Pari Passu Companion Loans, “The Wharf Pari Passu Companion Loans”), which have an aggregate initial principal balance of $100,000,000; and (iv) three subordinate promissory notes designated Note B-1-1, Note B-1-2 and Note B-1-3 (“The Wharf Subordinate Companion Loans” and, together with The Wharf Standalone Pari Passu Companion Loans, “The Wharf Standalone Companion Loans”), which have an aggregate initial principal balance of $306,400,000.

The Wharf Mortgage Loan and The Wharf Pari Passu Companion Loans evidence pari passu portions of Components A, B and C-1, with initial balances of $561,888,076, $98,829,617 and $57,882,307, respectively, and per annum rates equal to 5.35727%, 5.55191% and 6.03788%, respectively. The Wharf Subordinate Companion Loans evidence Components C-2, D, E and HRR, with initial balances of $17,000,000, $105,400,000, $140,250,000 and $43,750,000, respectively, and per annum rates equal to 6.03788%, 6.61989%, 7.73189% and 9.05400%, respectively. As of the Closing Date, the interest rate of The Wharf Mortgage Loan is 5.43886125% and the weighted average interest rate of The Wharf Whole Loan is 6.03829867%.

The Wharf Mortgage Loan, The Wharf Pari Passu Companion Loans and The Wharf Subordinate Companion Loans are referred to herein, collectively, as the “Wharf Whole Loan”, and The Wharf Pari Passu Companion Loans and The Wharf Subordinate Companion Loans are referred to herein as the “Wharf Companion Loans”. The Wharf Pari Passu Companion Loans are generally pari passu in right of payment with each other and with The Wharf Mortgage Loan. The Wharf Subordinate Companion Loans are generally pari passu in right of payment with each other, but subordinate in right of payment with respect to The Wharf Mortgage Loan and Wharf Pari Passu Companion Loans. Only The Wharf Mortgage Loan is included in the issuing entity. The Wharf Standalone Companion Loans were contributed to a securitization trust (the “WHARF 2025-DC Securitization”) governed by The Wharf 2025-DC Trust and Servicing Agreement (the “WHARF 2025-DC TSA”). The Wharf Non-Standalone Pari Passu Companion Loans have either been contributed to other securitizations or are expected to be contributed to other securitizations from time to time in the future; however, the holders of the related unsecuritized Wharf Non-Standalone Pari Passu Companion Loans are under no obligation to do so. The rights of the holders of the

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promissory notes evidencing The Wharf Whole Loan are subject to a Co-Lender Agreement (“The Wharf Co-Lender Agreement”).

The following summaries describe certain provisions of The Wharf Co-Lender Agreement.

Servicing

The Wharf Whole Loan (including The Wharf Mortgage Loan) and any related REO Property is serviced and administered pursuant to the terms of the WHARF 2025-DC TSA by Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (the “Wharf Master Servicer”), and, if necessary, KeyBank, National Association, as special servicer (the “Wharf Special Servicer”), in the manner described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”, but subject to the terms of The Wharf Co-Lender Agreement.

Custody of the Mortgage File

Computershare Trust Company, National Association is the custodian of The Wharf Whole Loan (including The Wharf Mortgage Loan) pursuant to the terms of the WHARF 2025-DC TSA.

Advances

The master servicer or the trustee, as applicable, will be responsible for making any required principal and interest advances on The Wharf Mortgage Loan (but not on The Wharf Companion Loans) pursuant to the terms of the PSA unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on The Wharf Mortgage Loan.

Property protection advances in respect of The Wharf Whole Loan will be made by The Wharf Master Servicer or the trustee under the WHARF 2025-DC TSA, as applicable, unless a determination of non-recoverability is made under the WHARF 2025-DC TSA.

Application of Payments

The Wharf Co-Lender Agreement sets forth the respective rights of the holder of The Wharf Mortgage Loan, the holders of The Wharf Pari Passu Companion Loans and the holders of The Wharf Subordinate Companion Loans with respect to distributions of funds received in respect of The Wharf Whole Loan, and provides, in general, that:

●	The Wharf Mortgage Loan and The Wharf Pari Passu Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over any portion of any other or security therefor;
●	The Wharf Subordinate Companion Loans are, generally, at all times, junior, subject and subordinate to The Wharf Mortgage Loan and The Wharf Pari Passu Companion Loans, and the rights of the holders of The Wharf Subordinate Companion Loans to receive payments with respect to The Wharf Whole Loan are, at all times, junior, subject and subordinate to the rights of the holders of The Wharf Mortgage Loan and The Wharf Pari Passu Companion Loans to receive payments with respect to The Wharf Whole Loan; and
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●	all expenses and losses relating to The Wharf Whole Loan will, to the extent not paid by the related borrowers, be allocated first to the holder of Wharf Subordinate Companion Loans and second to the issuing entity, as holder of The Wharf Mortgage Loan, and the holders of The Wharf Pari Passu Companion Loans on a pro rata and pari passu basis.

All amounts tendered by the borrowers or otherwise available for payment on The Wharf Whole Loan (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied in the following order of priority:

●	first, on a pro rata and pari passu basis, to pay accrued and unpaid interest on the Wharf Mortgage Loan and Wharf Pari Passu Companion Loans to the holders of The Wharf Mortgage Loan and Wharf Pari Passu Companion Loans in an amount equal to the accrued and unpaid interest on the principal balances of The Wharf Mortgage Loan and The Wharf Pari Passu Companion Loans at a per annum rate equal the applicable net note rate;
●	second, on a pro rata and pari passu basis, to the holders of The Wharf Mortgage Loan and Wharf Pari Passu Companion Loans in an amount equal to principal payments received, if any, with respect to the related monthly payment date and allocated to The Wharf Mortgage Loan and The Wharf Pari Passu Companion Loans pursuant to the loan agreement, in each case until their respective note principal balances have been reduced to zero;
●	third, on a pro rata and pari passu basis, to the holders of The Wharf Mortgage Loan and Wharf Pari Passu Companion Loans in an amount equal to any unreimbursed costs and expenses paid by the holders of The Wharf Mortgage Loan and each Wharf Pari Passu Companion Loan, including any liquidation fees, workout fees, special servicing fees or interest on advances (or paid or advanced by any servicer on its behalf and not previously paid or reimbursed) with respect to The Wharf Whole Loan pursuant to The Wharf Co- Lender Agreement or the WHARF 2025-DC TSA;
●	fourth, if the proceeds of any foreclosure sale or any liquidation of The Wharf Whole Loan or The Wharf Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing paragraphs and, as a result of a workout, the principal balances of the Wharf Mortgage Loan and Wharf Pari Passu Companion Loans have been reduced, such excess amount will be paid to the holders of The Wharf Mortgage Loan and The Wharf Pari Passu Companion Loans in an amount up to the reduction, if any, of the principal balances of The Wharf Mortgage Loan and Wharf Pari Passu Companion Loans as a result of such workout, plus unpaid interest on The Wharf Mortgage Loan and Wharf Pari Passu Companion Loans principal balance at a per annum rate equal the applicable net note rate;
●	fifth, on a pro rata and pari passu basis, to the holders of The Wharf Mortgage Loan and The Wharf Pari Passu Companion Loans in an amount equal to any yield maintenance premium, to the extent paid by the related borrower; in an amount up to such note’s pro rata interest therein as calculated under the related Mortgage Loan documents;
●	sixth, the holders of The Wharf Subordinate Companion Loans, to pay accrued and unpaid interest on The Wharf Subordinate Companion Loans to the holders
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of The Wharf Subordinate Companion Loans in an amount equal to the accrued and unpaid interest on the applicable Wharf Subordinate Companion Loan principal balances at a per annum rate equal the applicable net note rate;

●	seventh, on a pro rata and pari passu basis based on the outstanding principal balances of The Wharf Subordinate Companion Loans, to the holders of The Wharf Subordinate Companion Loans, in an amount equal to the principal payments received, if any, with respect to the related monthly payment date and allocated to each of The Wharf Subordinate Companion Loans pursuant to the loan agreement, until the principal balances of The Wharf Subordinate Companion Loans have been reduced to zero;
●	eighth, on a pro rata and pari passu basis, to the holders of The Wharf Subordinate Companion Loans in an amount equal to any yield maintenance premium, to the extent paid by the related borrowers; in an amount up to such note’s pro rata interest therein as calculated under The Wharf Whole Loan documents;
●	ninth, if the proceeds of any foreclosure sale or any liquidation of The Wharf Whole Loan or The Wharf Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing paragraphs and, as a result of a workout, the principal balances of the Wharf Subordinate Companion Loans have been reduced, such excess amount will be paid to the holders of The Wharf Subordinate Companion Loans in an amount up to the reduction, if any, of the principal balances of The Wharf Subordinate Companion Loans as a result of such workout, plus unpaid interest on The Wharf Subordinate Companion Loan principal balance at a per annum rate equal the applicable net note rate;
●	tenth, to the extent assumption or transfer fees actually paid by the related borrowers are not required to be otherwise applied under the WHARF 2025-DC TSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate a servicer (in each case provided that such reimbursements or payments relate to The Wharf Whole Loan), any such assumption or transfer fees, to the extent actually paid by the related borrowers, will be paid to the holders of the Wharf Mortgage Loan and The Wharf Companion Loans, pro rata, based on their respective percentage interests; and
●	eleventh, if any excess amount is available to be distributed in respect of the Wharf Whole Loan, and not otherwise applied in accordance with the foregoing paragraphs, any remaining amount will be paid to the holders of The Wharf Mortgage Loan, The Wharf Companion Loans and The Wharf Subordinate Companion Loans, pro rata, based on their respective percentage interests.

All payments of principal in respect of each note will be applied to the corresponding note components of such note in accordance with the loan agreement (i) with respect to the initial 20% principal prepayments allocated to such note pursuant to the loan agreement, on a pro rata and pari passu basis, and (ii) with respect to all other payments of principal allocated to such note pursuant to the loan agreement in component sequential order, and (iii) all payments of interest in respect of each note with be applied to the corresponding note components of such note sequentially in respect of their respective interest entitlements, in each case, pursuant to the Mortgage Loan documents and as described under “Due Dates; Mortgage Rates; Calculations of Interest”.

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Consultation and Control

The controlling noteholder under The Wharf Co-Lender Agreement (the “Wharf Directing Holder”) will initially be the representative of the holder of the majority of the “controlling class” certificates issued in connection with the WHARF 2025-DC Securitization. Pursuant to the terms of the WHARF 2025-DC TSA, such controlling class representative, which is initially OP USA Debt Holdings II Limited Partnership, will have consent and/or consultation rights with respect to The Wharf Whole Loan similar, but not necessarily identical, to those held by the Directing Holder under the terms of the PSA. During the continuance of a “Consultation Termination Event” under the WHARF 2025-DC TSA (a “The Wharf Consultation Termination Event”), the consent and consultation rights of the Wharf Directing Holder will terminate and there will be no controlling noteholder for so long as The Wharf Whole Loan is serviced pursuant to the WHARF 2025-DC TSA. A The Wharf Consultation Termination Event will generally exist at any time that (i) the Class HRR certificates issued pursuant to the WHARF 2025-DC TSA have an outstanding certificate balance (without regard to the application of any appraisal reduction amounts) that is at least 25% of the initial certificate balance of such Class HRR certificates, (ii) the Wharf Directing Holder (or a majority of the controlling class certificateholders) is a borrower affiliate or (iii) OP USA Debt Holdings II Limited Partnership, or any successor controlling class representative or controlling class certificateholders are no longer the holder of at least a majority of the controlling class by certificate balance and the certificate registrar under the WHARF 2025-DC TSA (“The Wharf Certificate Registrar”) has neither (a) received written notice of the then current controlling class certificateholders of at least a majority of the controlling class by certificate balance nor (b) received written notice of a replacement controlling class representative, until such time as The Wharf Certificate Registrar receives either such notice. In addition, pursuant to the terms of The Wharf Co-Lender Agreement, the issuing entity, as holder of The Wharf Mortgage Loan, will (i) have the right to receive copies of all notices, information and reports that the Wharf Master Servicer or The Wharf Special Servicer, as applicable, is required to provide to The Wharf Directing Holder (within the same time frame such notices, information and reports to The Wharf Directing Holder without regard to whether or not such directing certificateholder actually has lost any rights to receive such information as a result of a consultation termination event or control termination event under the WHARF 2025-DC TSA) with respect to any major decisions to be taken with respect to The Wharf Whole Loan or the implementation of any recommended action outlined in an asset status report relating to The Wharf Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis to the extent the issuing entity requests consultation with respect to certain major decisions to be taken with respect to The Wharf Whole Loan. The consultation rights of the issuing entity will expire ten business days following the delivery of written notice and information relating to the matter subject to consultation whether or not the issuing entity has responded within such period. Neither The Wharf Master Servicer nor The Wharf Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the holder of The Wharf Mortgage Loan (or its representative).

Workout

If the special servicer, in connection with a workout of The Wharf Whole Loan, modifies the terms thereof such that (i) the principal balance of The Wharf Whole Loan is decreased, (ii) the applicable note interest on any Wharf Note is reduced, (iii) payments of interest or principal on any Wharf Note are waived, reduced or deferred or (iv) any other adjustment is made to any of the payment terms of the related loan documents, such modification will not alter, and any modification of the related loan documents will be structured to preserve, the sequential order of payment of The Wharf Notes as set forth in

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the related loan documents and the priority of payment described under “—Application of Payments” above. Accordingly, all payments to the holders of The Wharf A Notes pursuant to the related loan documents will be made as though such workout did not occur, with the payment terms of each of The Wharf A Notes remaining the same as they are on the origination date, and any modification, amendment or waiver resulting in a reduction in the principal entitlement as a result of a workout of The Wharf Whole Loan will be applied to the Wharf Notes in the following order: (a) first, to the reduction of the note principal balance of each of The Wharf B Notes, on a pari passu basis, until the note principal balance of each such note is reduced to zero; and (b) second, to the reduction of the note principal balance of each of The Wharf A Notes, on a pari passu basis, until the note principal balance of each such note is reduced to zero.

Sale of Defaulted Whole Loan

Pursuant to the terms of The Wharf Co-Lender Agreement, if the Wharf Whole Loan becomes a defaulted mortgage loan, and if the Wharf Special Servicer determines to sell The Wharf Whole Loan in accordance with the WHARF 2025-DC TSA, then The Wharf Special Servicer will be required to sell The Wharf Pari Passu Companion Loans and The Wharf Subordinate Companion Loans, together with The Wharf Mortgage Loan, as one whole loan.

In connection with any such sale, The Wharf Special Servicer will be required to follow the procedures contained in the WHARF 2025-DC TSA. Notwithstanding the foregoing, The Wharf Special Servicer will not be permitted to sell The Wharf Whole Loan if it becomes a defaulted mortgage loan under the WHARF 2025-DC TSA without the written consent of the issuing entity (or its representative), as holder of The Wharf Mortgage Loan, or the holders of The Wharf Non-Standalone Pari Passu Companion Loans (provided that such consent is not required if such holder is a related borrower or an affiliate of a related borrower) unless The Wharf Special Servicer has delivered to each such holder (or its representative): (a) at least 15 business days’ prior written notice of any decision to attempt to sell The Wharf Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by The Wharf Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for The Wharf Mortgaged Property, and any documents in the servicing file reasonably requested by such holder (or its representative) that are material to the price of The Wharf Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Wharf Master Servicer or The Wharf Special Servicer in connection with the proposed sale; provided that the issuing entity (or its representative), as holder of The Wharf Mortgage Loan or the holders of The Wharf Non-Standalone Pari Passu Companion Loans may waive as to itself any of the delivery or timing requirements set forth in this sentence.

The issuing entity (or its representative), as holder of The Wharf Mortgage Loan, or the holders of The Wharf Non-Standalone Pari Passu Companion Loans will be permitted to submit an offer at any sale of The Wharf Whole Loan.

Special Servicer Appointment Rights

Pursuant to The Wharf Co-Lender Agreement and the WHARF 2025-DC TSA, The Wharf Directing Holder (or its representative) will have the right, with or without cause, to replace The Wharf Special Servicer and appoint a replacement special servicer without the consent of the issuing entity (or its representative), as holder of The Wharf Mortgage Loan or any holder of a Wharf Non-Standalone Pari Passu Companion Loan. In addition, if the

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operating advisor under the WHARF 2025-DC TSA recommends, in its sole discretion exercised in good faith, the replacement of The Wharf Special Servicer, the applicable certificateholders under the WHARF 2025-DC TSA with the requisite percentage of voting rights will have the right, with or without cause, to replace The Wharf Special Servicer and appoint a replacement special servicer in accordance with the WHARF 2025-DC TSA.

The 1535 Broadway AB Whole Loan

General

The 1535 Broadway Mortgage Loan (0.8%) is part of a split loan structure comprised of ten senior promissory notes (the “1535 Broadway A Notes”) and three subordinate promissory notes (the “1535 Broadway B Notes” and, together with the 1535 Broadway A Notes, the “1535 Broadway Notes”), each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “1535 Broadway Mortgaged Property”), with an aggregate initial principal balance of $450,000,000. One such senior promissory note designated as Note A-3-C2-2, with an initial principal balance of $5,000,000 (the “1535 Broadway Mortgage Loan”), will be deposited into this securitization. The 1535 Broadway Whole Loan is evidenced by (i) the 1535 Broadway Mortgage Loan, (ii) three senior promissory notes designated Note A-1-S1, Note A-2-S1 and Note A-3-S1 (the “1535 Broadway Standalone Pari Passu Companion Loans”), which have an aggregate initial principal balance of $127,100,000, (iii) the remaining senior promissory notes (see the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”) (the “1535 Broadway Non-Standalone Pari Passu Companion Loans” and, together with the 1535 Broadway Standalone Pari Passu Companion Loans, the “1535 Broadway Pari Passu Companion Loans”), which have an aggregate initial principal balance of $145,000,000, and (iv) three subordinate promissory notes designated Note B-1, Note B-2 and Note B-3 (the “1535 Broadway Subordinate Companion Loans” and, together with the 1535 Broadway Standalone Pari Passu Companion Loans, the “1535 Broadway Standalone Companion Loans”), which have an aggregate initial principal balance of $172,900,000.

The 1535 Broadway Mortgage Loan, the 1535 Broadway Pari Passu Companion Loans and the 1535 Broadway Subordinate Companion Loans are referred to herein, collectively, as the “1535 Broadway Whole Loan”, and the 1535 Broadway Pari Passu Companion Loans and the 1535 Broadway Subordinate Companion Loans are referred to herein as the “1535 Broadway Companion Loans”. The 1535 Broadway Pari Passu Companion Loans are generally pari passu in right of payment with each other and with the 1535 Broadway Mortgage Loan. The 1535 Broadway Subordinate Companion Loans are generally pari passu in right of payment with each other, but subordinate in right of payment with respect to the 1535 Broadway Mortgage Loan and 1535 Broadway Pari Passu Companion Loans.

Only the 1535 Broadway Mortgage Loan is included in the issuing entity. The 1535 Broadway Standalone Companion Loans have been contributed to a securitization trust (the “BWAY 2025-1535 Securitization”) governed by the BWAY 2025-1535 TSA. The 1535 Broadway Non-Standalone Pari Passu Companion Loans have either been contributed to other securitizations or are expected to be contributed to other securitizations from time to time in the future; however, the holders of the related unsecuritized 1535 Broadway Non-Standalone Pari Passu Companion Loans are under no obligation to do so.

The rights of the holders of the promissory notes evidencing the 1535 Broadway Whole Loan are subject to a Co-Lender Agreement (the “1535 Broadway Co-Lender Agreement”).

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The following summaries describe certain provisions of the 1535 Broadway Co-Lender Agreement.

Servicing

The 1535 Broadway Whole Loan (including the 1535 Broadway Mortgage Loan) and any related REO Property are serviced and administered pursuant to the terms of the BWAY 2025-1535 TSA by Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (the “1535 Broadway Master Servicer”), and, if necessary, Rialto Capital Advisors, LLC, as special servicer (the “1535 Broadway Special Servicer”), in the manner described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”, but subject to the terms of the 1535 Broadway Co-Lender Agreement.

Custody of the Mortgage File

Computershare Trust Company, National Association is the custodian of the 1535 Broadway Whole Loan (including the 1535 Broadway Mortgage Loan) pursuant to the terms of the BWAY 2025-1535 TSA.

Advances

The master servicer or the trustee, as applicable, will be responsible for making any required principal and interest advances on the 1535 Broadway Mortgage Loan (but not on the 1535 Broadway Companion Loans) pursuant to the terms of the Pooling and Servicing Agreement unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the 1535 Broadway Mortgage Loan.

Property protection advances in respect of the 1535 Broadway Whole Loan will be made by the 1535 Broadway Master Servicer or the trustee under the BWAY 2025-1535 TSA, as applicable, unless a determination of non-recoverability is made under the BWAY 2025-1535 TSA.

Application of Payments

The 1535 Broadway Co-Lender Agreement sets forth the respective rights of the holder of the 1535 Broadway Mortgage Loan, the holders of the 1535 Broadway Pari Passu Companion Loans and the holders of the 1535 Broadway Subordinate Companion Loans with respect to distributions of funds received in respect of the 1535 Broadway Whole Loan, and provides, in general, that:

●	the 1535 Broadway Mortgage Loan and the 1535 Broadway Pari Passu Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over any portion of any other or security therefor;
●	the 1535 Broadway Subordinate Companion Loans are, generally, at all times, junior, subject and subordinate to the 1535 Broadway Mortgage Loan and the 1535 Broadway Pari Passu Companion Loans, and the rights of the holders of the 1535 Broadway Subordinate Companion Loans to receive payments with respect to the 1535 Broadway Whole Loan are, at all times, junior, subject and subordinate to the rights of the holders of the 1535 Broadway Mortgage Loan and the 1535 Broadway Pari Passu Companion Loans to receive payments with respect to the 1535 Broadway Whole Loan; and
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●	all expenses and losses relating to the 1535 Broadway Whole Loan will, to the extent not paid by the related borrowers, be allocated first to the holder of 1535 Broadway Subordinate Companion Loans and second to the issuing entity, as holder of the 1535 Broadway Mortgage Loan, and the holders of the 1535 Broadway Pari Passu Companion Loans on a pro rata and pari passu basis.

All amounts tendered by the borrowers or otherwise available for payment on the 1535 Broadway Whole Loan (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied in the following order of priority:

●	first, on a pro rata and pari passu basis, to pay accrued and unpaid interest on the 1535 Broadway Mortgage Loan and 1535 Broadway Pari Passu Companion Loans to the holders of the 1535 Broadway Mortgage Loan and 1535 Broadway Pari Passu Companion Loans in an amount equal to the accrued and unpaid interest on the principal balances of the 1535 Broadway Mortgage Loan and 1535 Broadway Pari Passu Companion Loans at a per annum rate equal to the applicable net note rate;
●	second, on a pro rata and pari passu basis, to the holders of the 1535 Broadway Mortgage Loan and 1535 Broadway Pari Passu Companion Loans in an amount equal to principal payments received, if any, with respect to the related monthly payment date, in each case until their respective note principal balances have been reduced to zero;
●	third, on a pro rata and pari passu basis, to the holders of the 1535 Broadway Mortgage Loan and 1535 Broadway Pari Passu Companion Loans in an amount equal to any unreimbursed costs and expenses paid by the holders of the 1535 Broadway Mortgage Loan and each 1535 Broadway Pari Passu Companion Loan, including any liquidation fees, workout fees, special servicing fees or interest on advances (or paid or advanced by any servicer on its behalf and not previously paid or reimbursed) with respect to the 1535 Broadway Whole Loan pursuant to the 1535 Broadway Co-Lender Agreement or the BWAY 2025-1535 TSA;
●	fourth, if the proceeds of any foreclosure sale or any liquidation of the 1535 Broadway Whole Loan or the 1535 Broadway Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing paragraphs and, as a result of a workout, the principal balances of the 1535 Broadway Mortgage Loan and 1535 Broadway Pari Passu Companion Loans have been reduced, such excess amount will be paid to the holders of the 1535 Broadway Mortgage Loan and 1535 Broadway Pari Passu Companion Loans in an amount up to the reduction, if any, of the principal balances of the 1535 Broadway Mortgage Loan and 1535 Broadway Pari Passu Companion Loans as a result of such workout, plus unpaid interest on the principal balances of the 1535 Broadway Mortgage Loan and 1535 Broadway Pari Passu Companion Loans at a per annum rate equal to the applicable net note rate;
●	fifth, on a pro rata and pari passu basis, to the holders of the 1535 Broadway Mortgage Loan and the 1535 Broadway Pari Passu Companion Loans in an amount equal to any yield maintenance premium, to the extent paid by the related borrower, in an amount up to such note’s pro rata interest therein as calculated under the related Mortgage Loan documents;
●	sixth, the holders of the 1535 Broadway Subordinate Companion Loans, to pay accrued and unpaid interest on the 1535 Broadway Subordinate Companion Loans to the holders of the 1535 Broadway Subordinate Companion Loans in an amount equal
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to the accrued and unpaid interest on the applicable 1535 Broadway Subordinate Companion Loan principal balances at a per annum rate equal to the applicable net note rate;

●	seventh, to the holders of the 1535 Broadway Subordinate Companion Loans, in an amount equal to all remaining principal payments received, if any, with respect to the related monthly payment date, until the principal balances of the 1535 Broadway Subordinate Companion Loans have been reduced to zero;
●	eighth, on a pro rata and pari passu basis, to the holders of the 1535 Broadway Subordinate Companion Loans in an amount equal to any yield maintenance premium, to the extent paid by the related borrowers, in an amount up to such note’s pro rata interest therein as calculated under the 1535 Broadway Whole Loan documents;
●	ninth, if the proceeds of any foreclosure sale or any liquidation of the 1535 Broadway Whole Loan or the 1535 Broadway Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through eighth, and, as a result of a workout, the principal balances of the 1535 Broadway Subordinate Companion Loans have been reduced, such excess amount will be paid to the holders of the 1535 Broadway Subordinate Companion Loans in an amount up to the reduction, if any, of the principal balances of the 1535 Broadway Subordinate Companion Loans as a result of such workout, plus unpaid interest on the 1535 Broadway Subordinate Companion Loan principal balance at a per annum rate equal to the applicable net note rate;
●	tenth, to the extent assumption or transfer fees actually paid by the related borrowers are not required to be otherwise applied under the BWAY 2025-1535 TSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate a servicer (in each case provided that such reimbursements or payments relate to the 1535 Broadway Whole Loan), any such assumption or transfer fees, to the extent actually paid by the related borrowers, will be paid to the holders of the 1535 Broadway Mortgage Loan and the 1535 Broadway Companion Loans, pro rata, based on their respective percentage interests; and
●	eleventh, if any excess amount is available to be distributed in respect of the 1535 Broadway Whole Loan, and not otherwise applied in accordance with the foregoing paragraphs, any remaining amount will be paid to the holders of the 1535 Broadway Mortgage Loan and the 1535 Broadway Companion Loans, pro rata, based on their respective percentage interests.

All payments of principal in respect of each note will be applied to the corresponding note components of such note in component sequential order, and all payments of interest in respect of each note with be applied to the corresponding note components of such note sequentially in respect of their respective interest entitlements, in each case, pursuant to the componentization notice.

Consultation and Control

The controlling noteholder under the 1535 Broadway Co-Lender Agreement (the “1535 Broadway Directing Holder”) will initially be the representative of the holder of the

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majority of the “controlling class” certificates issued in connection with the BWAY 2025-1535 Securitization. Pursuant to the terms of the BWAY 2025-1535 TSA, such controlling class representative, which is initially FS CREIT INVESTMENTS HRR, LLC, will have consent and/or consultation rights with respect to the 1535 Broadway Whole Loan similar, but not necessarily identical, to those held by the Directing Holder under the terms of the Pooling and Servicing Agreement. During the continuance of a “Consultation Termination Event” under the BWAY 2025-1535 TSA (a “1535 Broadway Consultation Termination Event”), the consent and consultation rights of the 1535 Broadway Directing Holder will terminate and there will be no controlling noteholder for so long as the 1535 Broadway Whole Loan is serviced pursuant to the BWAY 2025-1535 TSA. A 1535 Broadway Consultation Termination Event will generally exist at any time that (i) the Class C and Class HRR certificates issued pursuant to the BWAY 2025-1535 TSA have an outstanding certificate balance (without regard to the application of any appraisal reduction amounts) that is at least 25% of the initial certificate balance of such Class C and Class HRR certificates, (ii) the 1535 Broadway Directing Holder (or a majority of the controlling class certificateholders) is a borrower related party or (iii) FS CREIT INVESTMENTS HRR, LLC or any successor controlling class representative or controlling class certificateholders is no longer the holder of at least a majority of the controlling class by certificate balance and the certificate registrar under the BWAY 2025-1535 TSA (the “1535 Broadway Certificate Registrar”) has neither (a) received written notice of the then current controlling class certificateholders of at least a majority of the controlling class by certificate balance nor (b) received written notice of a replacement controlling class representative, until such time as the 1535 Broadway Certificate Registrar receives either such notice.

In addition, pursuant to the terms of the 1535 Broadway Co-Lender Agreement, the issuing entity, as holder of the 1535 Broadway Mortgage Loan, will (i) have the right to receive copies of all notices, information and reports that the 1535 Broadway Master Servicer or the 1535 Broadway Special Servicer, as applicable, is required to provide to the 1535 Broadway Directing Holder (within the same time frame such notices, information and reports to the 1535 Broadway Directing Holder without regard to whether or not such directing certificateholder actually has lost any rights to receive such information as a result of a consultation termination event or control termination event under the BWAY 2025-1535 TSA) with respect to any major decisions to be taken with respect to the 1535 Broadway Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the 1535 Broadway Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis to the extent the issuing entity requests consultation with respect to certain major decisions to be taken with respect to the 1535 Broadway Whole Loan. The consultation rights of the issuing entity will expire ten business days following the delivery of written notice and information relating to the matter subject to consultation whether or not the issuing entity has responded within such period. Neither the 1535 Broadway Master Servicer nor the 1535 Broadway Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the holder of the 1535 Broadway Mortgage Loan (or its representative).

Workout

If the special servicer, in connection with a workout of the 1535 Broadway Whole Loan, modifies the terms thereof such that (i) the principal balance of the 1535 Broadway Whole Loan is decreased, (ii) the applicable note interest on any 1535 Broadway Note is reduced, (iii) payments of interest or principal on any 1535 Broadway Note are waived, reduced or deferred or (iv) any other adjustment is made to any of the payment terms of the related loan documents, such modification will not alter, and any modification of the related loan documents will be structured to preserve, the sequential order of payment of

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the 1535 Broadway Notes as set forth in the related loan documents and the priority of payment described under “—Application of Payments” above. Accordingly, all payments to the holders of the 1535 Broadway A Notes pursuant to the related loan documents will be made as though such workout did not occur, with the payment terms of each 1535 Broadway A Note remaining the same as they are on the origination date, and any modification, amendment or waiver resulting in a reduction in the principal entitlement as a result of a workout of the 1535 Broadway Whole Loan will be applied to the 1535 Broadway Notes in the following order: (a) first, to the reduction of the note principal balance of each of the 1535 Broadway B Notes, on a pari passu basis, until the note principal balance of each such note is reduced to zero; and (b) second, to the reduction of the note principal balance of each of the 1535 Broadway A Notes, on a pari passu basis, until the note principal balance of each such note is reduced to zero.

Sale of Defaulted Whole Loan

Pursuant to the terms of the 1535 Broadway Co-Lender Agreement, if the 1535 Broadway Whole Loan becomes a defaulted mortgage loan, and if the 1535 Broadway Special Servicer determines to sell the 1535 Broadway Whole Loan in accordance with the BWAY 2025-1535 TSA, then the 1535 Broadway Special Servicer will be required to sell the 1535 Broadway Pari Passu Companion Loans and the 1535 Broadway Subordinate Companion Loans, together with the 1535 Broadway Mortgage Loan, as one whole loan. In connection with any such sale, the 1535 Broadway Special Servicer will be required to follow the procedures contained in the BWAY 2025-1535 TSA.

Notwithstanding the foregoing, the 1535 Broadway Special Servicer will not be permitted to sell the 1535 Broadway Whole Loan if it becomes a defaulted mortgage loan under the BWAY 2025-1535 TSA without the written consent of the issuing entity (or its representative), as holder of the 1535 Broadway Mortgage Loan, or the holders of the 1535 Broadway Non-Standalone Pari Passu Companion Loans (provided that such consent is not required if such holder is a related borrower or an affiliate of a related borrower) unless the 1535 Broadway Special Servicer has delivered to each such holder (or its representative): (a) at least 15 business days’ prior written notice of any decision to attempt to sell the 1535 Broadway Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the 1535 Broadway Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the 1535 Broadway Mortgaged Property, and any documents in the servicing file reasonably requested by such holder (or its representative) that are material to the price of the 1535 Broadway Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the 1535 Broadway Master Servicer or the 1535 Broadway Special Servicer in connection with the proposed sale; provided that the issuing entity (or its representative), as holder of the 1535 Broadway Mortgage Loan or the holders of the 1535 Broadway Non-Standalone Pari Passu Companion Loans may waive as to itself any of the delivery or timing requirements set forth in this sentence. The issuing entity (or its representative), as holder of the 1535 Broadway Mortgage Loan, or the holders of the 1535 Broadway Non-Standalone Pari Passu Companion Loans will be permitted to submit an offer at any sale of the 1535 Broadway Whole Loan.

Special Servicer Appointment Rights

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Pursuant to the 1535 Broadway Co-Lender Agreement and the BWAY 2025-1535 TSA, the 1535 Broadway Directing Holder (or its representative) has the right, with or without cause, to replace the 1535 Broadway Special Servicer and appoint a replacement special servicer without the consent of the issuing entity (or its representative), as holder of the 1535 Broadway Mortgage Loan or any holder of a 1535 Broadway Non-Standalone Pari Passu Companion Loan. In addition, if the operating advisor under the BWAY 2025-1535 TSA recommends, in its sole discretion exercised in good faith, the replacement of the 1535 Broadway Special Servicer, the applicable certificateholders under the BWAY 2025-1535 TSA with the requisite percentage of voting rights will have the right, with or without cause, to replace the 1535 Broadway Special Servicer and appoint a replacement special servicer in accordance with the BWAY 2025-1535 TSA.

Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the largest 15 Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, A-2 and A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Form ABS-EE with the information required by Item 1125 of Regulation AB (17 C.F.R. 229.1125), Schedule AL – Asset-Level Information will be filed or caused to be filed by the depositor with respect to the issuing entity on or prior to the date of the filing of this prospectus and will provide such information for a reporting period commencing on the day after the hypothetical Determination Date in June 2025 and ending on a hypothetical Determination Date in July 2025. In addition, a Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

Transaction Parties

The Sponsors and Mortgage Loan Sellers

Wells Fargo Bank, National Association, Argentic Real Estate Finance 2 LLC, Citi Real Estate Funding Inc., UBS AG, Bank of Montreal, Greystone Select Company II LLC, Zions Bancorporation, N.A., BSPRT CMBS Finance, LLC and Natixis Real Estate Capital LLC are referred to in this prospectus as the “originators”. The depositor will acquire the Mortgage Loans from Wells Fargo Bank, National Association, Argentic Real Estate Finance 2 LLC, Citi Real Estate Funding Inc., UBS AG, Bank of Montreal, Greystone Commercial Mortgage Capital LLC, Zions Bancorporation, N.A., BSPRT CMBS Finance, LLC and Natixis Real Estate Capital LLC on or about July 30, 2025 (the “Closing Date”). Each mortgage loan seller is a

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“sponsor” of the securitization transaction described in this prospectus. The depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the trustee pursuant to the PSA.

Wells Fargo Bank, National Association

General

Wells Fargo Bank, National Association (“Wells Fargo Bank”), a national banking association, is a wholly-owned subsidiary of Wells Fargo & Company (NYSE: WFC). The principal office of Wells Fargo Bank’s commercial mortgage origination division is located at 30 Hudson Yards, 62nd Floor, New York, New York 10001. Wells Fargo Bank is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Wells Fargo Bank is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC. Wells Fargo Bank is also the successor by merger to Wachovia Bank, National Association (“Wachovia Bank”), which, together with Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), was previously a subsidiary of Wachovia Corporation. On December 31, 2008, Wachovia Corporation merged with and into Wells Fargo & Company. As a result of this transaction, the depositor, Wachovia Bank and Wells Fargo Securities, LLC became wholly-owned subsidiaries of Wells Fargo & Company, and affiliates of Wells Fargo Bank. On March 20, 2010, Wachovia Bank merged with and into Wells Fargo Bank.

Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program

Prior to its merger with Wachovia Bank, Wells Fargo Bank was an active participant in securitizations of commercial and multifamily mortgage loans as a mortgage loan seller and sponsor in securitizations for which unaffiliated entities acted as depositor. Between the inception of its commercial mortgage securitization program in 1995 and December 2007, Wells Fargo Bank originated approximately 5,360 fixed-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $32.4 billion, which were included in approximately 61 securitization transactions.

Prior to its merger into Wells Fargo Bank, one of Wachovia Bank’s primary business lines was the underwriting and origination of mortgage loans secured by commercial or multifamily properties. With its commercial mortgage lending affiliates and predecessors, Wachovia Bank began originating and securitizing commercial mortgage loans in 1995. The total amount of commercial mortgage loans originated and securitized by Wachovia Bank from 1995 through November 2007 was approximately $87.9 billion. Approximately $81.0 billion of such commercial mortgage loans were securitized by an affiliate of Wachovia Bank acting as depositor, and approximately $6.9 billion were securitized by an unaffiliated entity acting as depositor.

Since 2010, and following the merger of Wachovia Bank into Wells Fargo Bank, Wells Fargo Bank has resumed its active participation in the securitization of commercial and multifamily mortgage loans. Wells Fargo Bank originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to the depositor or to an unaffiliated securitization depositor. In coordination with its affiliate, Wells Fargo Securities, LLC, and other underwriters, Wells Fargo Bank works with rating agencies, mortgage loan sellers, subordinated debt purchasers and master servicers in structuring securitizations in

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which it is a sponsor, mortgage loan seller and originator. For the twelve-month period ended December 31, 2024, Wells Fargo Bank securitized commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $16.7 billion. Since the beginning of 2010 through March 31, 2025, Wells Fargo Bank originated approximately 2,971 fixed rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $73.5 billion, which were included in 248 securitization transactions. The properties securing these loans include multifamily, office, retail, industrial, hospitality and self storage properties. Wells Fargo Bank and certain of its affiliates also originate other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans.

In addition to commercial and multifamily mortgage loans, Wells Fargo Bank and its affiliates have originated and securitized residential mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank and its affiliates have also served as sponsors, issuers, master servicers, servicers, certificate administrators, custodians and trustees in a wide array of securitization transactions.

Wells Fargo Bank’s Commercial Mortgage Loan Underwriting

General. Wells Fargo Bank’s commercial real estate finance group has the authority, with the approval from the appropriate credit authority, to originate fixed-rate, first lien commercial, multifamily or manufactured housing mortgage loans for securitization. Wells Fargo Bank’s commercial real estate finance operation is staffed by real estate professionals. Wells Fargo Bank’s loan underwriting group is an integral component of the commercial real estate finance group which also includes groups responsible for loan origination and closing mortgage loans.

Upon receipt of an executed loan application, Wells Fargo Bank’s loan underwriters commence a review of the borrower’s financial condition and creditworthiness and the real property which will secure the loan.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and certain other factors. Consequently, we cannot assure you that the underwriting of any particular multifamily or commercial mortgage loan will conform to each of the general procedures described in this “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting” section. For important information about the circumstances that have affected the underwriting of the mortgage loans in the mortgage pool, see the “Risk Factors” and “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” sections of this prospectus and the other subsections of this “Transaction Parties” section.

If a mortgage loan exhibits any one of the following credit positive characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; and (iv) elements of recourse included in the loan.

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Loan Analysis. Generally, Wells Fargo Bank performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements (or, in the case of acquisitions, often only current financial statements), rent rolls, certain leases, third-party credit reports, judgments, liens, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Wells Fargo Bank typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities. The collateral analysis typically includes an analysis of the following, to the extent available and applicable based on property type: historical property operating statements, rent rolls, operating budgets, a projection of future performance, and a review of certain tenant leases. Depending on the type of collateral property and other factors, the credit of key tenants may also be reviewed. Each mortgaged property is generally inspected by a Wells Fargo Bank underwriter or qualified designee. Wells Fargo Bank generally requires third-party appraisals, as well as environmental and property condition reports and, if determined by Wells Fargo Bank to be applicable, seismic reports. Each report is reviewed for acceptability by a staff member of Wells Fargo Bank or a third-party consultant. Generally, the results of these reviews are incorporated into the underwriting report. In some instances, one or more of the procedures may be waived or modified by Wells Fargo Bank if it is determined not to adversely affect the mortgage loans originated by it in any material respect.

Loan Approval. Prior to loan closing, all mortgage loans to be originated by Wells Fargo Bank must be approved by one or more officers of Wells Fargo Bank (depending on loan size), who may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratios and Loan-to-Value Ratios. Generally, the debt service coverage ratios for Wells Fargo Bank mortgage loans will be equal to or greater than 1.20x; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, loan-to-value ratio, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or market performance in the future and/or other relevant factors. In addition, Wells Fargo Bank may in some instances have reduced the term interest rate that Wells Fargo Bank would otherwise charge on a Wells Fargo Bank mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the Wells Fargo Bank mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related Wells Fargo Bank mortgage loan satisfied Wells Fargo Bank’s minimum debt service coverage ratio underwriting requirements for such Wells Fargo Bank mortgage loan.

Generally, the loan-to-value ratio for Wells Fargo Bank mortgage loans will be equal to or less than 80%; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, debt service coverage, reserves or other factors. For example, Wells Fargo Bank may

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originate a mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the related mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or performance in the future and/or other relevant factors.

While the foregoing discussion generally reflects how calculations of debt service coverage ratios are made, it does not necessarily reflect the specific calculations made to determine the debt service coverage ratio disclosed in this prospectus with respect to the mortgage loans to be sold to us by Wells Fargo Bank for deposit into the trust fund.

Additional Debt. When underwriting a multifamily or commercial mortgage loan, Wells Fargo Bank will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Wells Fargo Bank or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

The combined debt service coverage ratios and loan-to-value ratios of a mortgage loan and the related additional debt may be significantly below 1.20x and significantly above 80%, notwithstanding that the mortgage loan by itself may satisfy such guidelines.

Assessments of Property Condition. As part of the underwriting process, Wells Fargo Bank will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Wells Fargo Bank will typically inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals. Wells Fargo Bank will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state-certified appraiser, an appraiser belonging to the “Appraisal Institute”, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, Wells Fargo Bank will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Wells Fargo Bank may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessments. Wells Fargo Bank will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Wells Fargo Bank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Wells Fargo Bank might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily

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rental properties and only when Wells Fargo Bank or the environmental consultant believes that special circumstances warrant such an analysis.

Depending on the findings of the initial environmental assessment, Wells Fargo Bank may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessments. In connection with the origination process, Wells Fargo Bank may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Wells Fargo Bank will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. In general, prospective borrowers seeking loans secured by properties located in California or in seismic zones 3 or 4 obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of damage based on the percentage of the replacement cost of the building in an earthquake scenario. This percentage of the replacement cost is expressed in terms of probable maximum loss (“PML”), probable loss (“PL”), or scenario expected loss (“SEL”). Generally, any of the mortgage loans as to which the property was estimated to have PML, PL or SEL in excess of 20% of the estimated replacement cost, would either be subject to a lower loan-to-value ratio limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance, or be structured with a degree of recourse to a guarantor.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, Wells Fargo Bank will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted nonconforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Wells Fargo Bank will consider whether—

●	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;
●	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Wells Fargo Bank to be sufficient to pay off the related mortgage loan in full;
●	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Wells Fargo Bank’s judgment constitute adequate security for the related mortgage loan;
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●	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or
●	to require the related borrower to obtain law and ordinance insurance and/or alternative mitigant is in place.

Escrow Requirements. Generally, Wells Fargo Bank requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Wells Fargo Bank are as follows:

●	Taxes—Typically, an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Wells Fargo Bank with sufficient funds to satisfy all taxes and assessments. Tax escrows may not be required if a property is a single tenant property and the tenant is required to pay taxes directly. Wells Fargo Bank may waive this escrow requirement under certain circumstances.
●	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide Wells Fargo Bank with sufficient funds to pay all insurance premiums. Insurance escrows may not be required if (i) the borrower maintains a blanket insurance policy, or (ii) the property is a single tenant property (which may include ground leased tenants) and the tenant is required to maintain property insurance. Wells Fargo Bank may waive this escrow requirement under certain circumstances.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. Replacement reserves may not be required if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure. Wells Fargo Bank may waive this escrow requirement under certain circumstances.
●	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the related mortgage loan, Wells Fargo Bank generally requires that at least 115%-125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the related mortgage loan. Wells Fargo Bank may waive this escrow requirement or adjust the timing to complete repairs under certain circumstances.
●	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan
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and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Tenant Improvement/Lease Commissions may not be required for single tenant properties with leases that extend beyond the loan term or where rent at the mortgaged property is considered below market. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

Furthermore, Wells Fargo Bank may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being addressed. In some cases, Wells Fargo Bank may determine that establishing an escrow or reserve is not warranted in the event of the existence of one or more of the credit positive characteristics discussed above, or given the amounts that would be involved and Wells Fargo Bank’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Co-Originated or Third Party-Originated Mortgage Loans. From time to time, Wells Fargo Bank originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect Wells Fargo Bank as the payee. Wells Fargo Bank has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts.

The Wharf Mortgage Loan (8.4%) is part of a whole loan that was co-originated by Wells Fargo Bank, National Association, Goldman Sachs Bank USA and Morgan Stanley Bank, N.A.

The Roosevelt New Orleans Mortgage Loan (5.0%) is part of a Whole Loan that was originated by Barclays Capital Real Estate Inc. and Wells Fargo Bank, National Association.

From time to time, Wells Fargo Bank acquires mortgage loans originated by third parties and deposits such mortgage loans into securitization trusts. None of the Wells Fargo Bank Mortgage Loans included in this securitization was originated by a third party.

Exceptions. One or more of Wells Fargo Bank’s Mortgage Loans may vary from the specific Wells Fargo Bank’s underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of Wells Fargo Bank’s Mortgage Loans, Wells Fargo Bank or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. For any material exceptions to Wells Fargo Bank’s underwriting guidelines described above in respect of the Wells Fargo Bank Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor

Overview. Wells Fargo Bank, in its capacity as the sponsor of the Wells Fargo Bank Mortgage Loans, has conducted a review of the Wells Fargo Bank Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the Wells Fargo Bank Mortgage Loans is accurate in all material

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respects. Wells Fargo Bank determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the Wells Fargo Bank Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of Wells Fargo Bank (collectively, the “Wells Fargo Bank Deal Team”) with the assistance of certain third parties. Wells Fargo Bank has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Mortgage Loans that it is selling to the depositor and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Wells Fargo Bank Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were solely relevant to the large loan disclosures in this prospectus, as further described below.

Database. To prepare for securitization, members of the Wells Fargo Bank Deal Team created a database of loan-level and property-level information relating to each Wells Fargo Bank Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third-party reports (appraisals, environmental site assessments, property condition reports, zoning reports and applicable seismic studies), insurance policies, borrower-supplied information (including, to the extent available, rent rolls, leases, operating statements and budgets) and information collected by Wells Fargo Bank during the underwriting process. Prior to securitization of each Wells Fargo Bank Mortgage Loan, the Wells Fargo Bank Deal Team may have updated the information in the database with respect to such Wells Fargo Bank Mortgage Loan based on current information provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Wells Fargo Bank Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “Wells Fargo Bank Data Tape”) containing detailed information regarding each Wells Fargo Bank Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Wells Fargo Bank Data Tape was used by the Wells Fargo Bank Deal Team to provide the numerical information regarding the Wells Fargo Bank Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. The depositor or an affiliate, on behalf of Wells Fargo Bank, engaged a third-party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by Wells Fargo Bank relating to information in this prospectus regarding the Wells Fargo Bank Mortgage Loans. These procedures included:

●	comparing the information in the Wells Fargo Bank Data Tape against various source documents provided by Wells Fargo Bank;
●	comparing numerical information regarding the Wells Fargo Bank Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Wells Fargo Bank Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the Wells Fargo Bank Mortgage Loans disclosed in this prospectus.

Legal Review. In anticipation of the securitization of each Wells Fargo Bank Mortgage Loan, mortgage loan seller counsel promulgated a form of legal summary to be completed by origination counsel that, among other things, set forth certain material terms and property diligence information, and elicited information concerning potentially outlying

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attributes of the mortgage loan as well as any related mitigating considerations. Mortgage loan seller’s counsel reviewed the legal summaries for each Wells Fargo Bank Mortgage Loan, together with pertinent parts of the Mortgage Loan documentation and property diligence materials, in connection with preparing or corroborating the accuracy of certain loan disclosure in this prospectus. In addition, mortgage loan seller’s counsel reviewed Wells Fargo Bank’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the Wells Fargo Bank Mortgage Loans. Such assistance included, among other things, a review of a due diligence questionnaire completed by the Wells Fargo Bank Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each Wells Fargo Bank Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions of the Code.

Mortgage loan seller’s counsel or securitization counsel also assisted in the preparation of the mortgage loan summaries set forth in Annex A-3, based on their respective reviews of pertinent sections of the related mortgage loan documents and other loan information.

Other Review Procedures. Prior to securitization, Wells Fargo Bank confirmed with the related servicers for the Wells Fargo Bank Mortgage Loans that, to the best of such servicers’ knowledge and except as previously identified, material events concerning the related Mortgage Loan, the Mortgaged Property and the borrower and guarantor had not occurred since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property, borrower or guarantor, or notice of non-compliance with environmental laws; (v) bankruptcies involving any borrower or guarantor, or any tenant occupying a single tenant property; and (vi) any existing or incipient material defaults.

The Wells Fargo Bank Deal Team also consulted with Wells Fargo Bank personnel responsible for the origination of the Wells Fargo Bank Mortgage Loans to confirm that the Wells Fargo Bank Mortgage Loans were originated in compliance with the origination and underwriting criteria described above under “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”, as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Findings and Conclusions. Wells Fargo Bank found and concluded with reasonable assurance that the disclosure regarding the Wells Fargo Bank Mortgage Loans in this prospectus is accurate in all material respects. Wells Fargo Bank also found and concluded with reasonable assurance that the Wells Fargo Bank Mortgage Loans were originated in accordance with Wells Fargo Bank’s origination procedures and underwriting criteria, except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Review Procedures in the Event of a Mortgage Loan Substitution. Wells Fargo Bank will perform a review of any Wells Fargo Bank Mortgage Loan that it elects to substitute for a Wells Fargo Bank Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Wells Fargo Bank, and if

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appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “Qualification Criteria”). Wells Fargo Bank may engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Wells Fargo Bank and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Wells Fargo Bank to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

The transaction documents for certain prior transactions in which Wells Fargo Bank securitized commercial mortgage loans or participation interests (“CRE Loans”) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by Wells Fargo Bank (or a predecessor), which activity occurred during the period from October 1, 2021 to March 31, 2025 (the “Rule 15Ga-1 Reporting Period”) or is still outstanding.

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Name of Issuing Entity(1)	Check if Registered	Name of Originator	Total Assets in ABS by Originator(2)(3)			Assets That Were Subject of Demand(3)(4)			Assets That Were Repurchased or Replaced(3)(4)(5)			Assets Pending Repurchase or Replacement (within cure period)(4)(6)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)(10)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)
Asset Class Commercial Mortgages(1)
Wells Fargo Commercial Mortgage Trust 2018-C45, Commercial Mortgage Pass-Through Certificates, Series 2018-C45	X	Wells Fargo Bank, National Association	14	271,350,036.00	41.19	0	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00
CIK #: 1741690		Barclays Bank PLC	11	172,882,585.00	26.24	0	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00
		Rialto Mortgage Finance, LLC	7	113,800,000.00	17.27	0	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00
		C-III Commercial Mortgage LLC(11)	17	100,732,798.00	15.29	1	6,758,227.92	1.09	0	0.00	0.00	0.00	0.00	0.00	1	6,758,227.92	1.09	0.00	0.00	0.00	1	6,758,227.92	1.09
Issuing Entity Subtotal			49	658,765,419.00	100.00	1	6,758,227.92	1.09	0	0.00	0.00	0.00	0.00	0.00	1	6,758,227.92	1.09	0.00	0.00	0.00	1	6,758,227.92	1.09
Wells Fargo Commercial Mortgage Trust 2015-C26, Commercial Mortgage Pass-Through Certificates, Series 2015-C26	X	Wells Fargo Bank, National Association	27	333,096,285.00	35.25	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK #: 1630513		Liberty Island Group I LLC	9	167,148,741.00	17.37	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Rialto Mortgage Finance, LLC	15	127,687,269.00	13.27	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		C-III Commercial Mortgage LLC	18	107,661,190.00	11.19	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Silverpeak Real Estate Finance LLC(12)	8	85,142,723.00	8.85	1	32,650,000.00	3.39	0	0.00	0.00	0	0.00	0.00	1	28,810,156.00	3.93	0	0.00	0.00	1	28,810,156.00	3.93
		Walker & Dunlop Commercial Property Funding I WF, LLC	3	46,800,000.00	4.86	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Basis Real Estate Capital II, LLC	6	45,794,237.00	4.76	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
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Name of Issuing Entity(1)	Check if Registered	Name of Originator	Total Assets in ABS by Originator(2)(3)			Assets That Were Subject of Demand(3)(4)			Assets That Were Repurchased or Replaced(3)(4)(5)			Assets Pending Repurchase or Replacement (within cure period)(4)(6)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)(10)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)
		National Cooperative Bank, N.A.	16	42,739,265.00	4.44	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
Issuing Entity Subtotal			102	962,069,711.00	100.00	1	30,949,659.00	3.76	0	0.00	0.00	0	0.00	0.00	1	30,761,712.00	3.92	0	0.00	0.00	1	30,761,712.00	3.92
Wells Fargo Commercial Mortgage Pass-Through Certificates, Series 2018-C46		Wells Fargo Bank, National Association	16	253,493,356.00	36.63	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK # 1748940		Barclays Bank PLC(13)	8	147,873,396.00	21.37	1	32,100,000.00	4.80	0	0.00	0.00	1	32,100,000.00	5.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		BSPRT CMBS Finance, LLC	12	122,987,798.00	17.77	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Argentic Real Estate Finance LLC	10	121,505,000.00	17.56	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Rialto Mortgage Finance, LLC	3	46,250,000.00	6.68	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
Issuing Entity Subtotal			49	692,109,550.00	100.00	1	32,100,000.00	4.80	0	0.00	0.00	1	32,100,000.00	5.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
FRESB 2018-SB53 Mortgage Trust, Multifamily Mortgage Pass-Through Certificates, Series 2018-SB53		Federal Home Loan Mortgage Corporation(14)(15)	226	589,285,060.67	100.00	3	21,988,416.00	7.81	3	21,988,416.00	7.81	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
Issuing Entity Subtotal			226	589,285,060.67	100.00	3	21,988,416.00	7.81	3	21,988,416.00	7.81	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
Wells Fargo Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates, Series 2021-BNK31	X	Wells Fargo Bank, National Association	16	311,413,202.00	34.4	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Morgan Stanley Mortgage Capital Holdings LLC(16)	17	274,568,000.00	30.3	1	4,500,000.00	0.50	0	0.00	0.00	1	4,500,000.00	0.50	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Bank of America, National Association	11	259,652,948.00	28.7	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		National Cooperative Bank, N.A.	17	59,552,254.00	6.6	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
Issuing Entity Subtotal			61	905,186,404.00	100.00	1	4,500,000.00	0.50	0	0.00	0.00	1	4,500,000.00	0.50	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
Commercial Mortgages			487	3,807,416,145.00		7	96,296,303.00		3	21,988,416.00		2	36,600,000.00		2	37,519,939.92		0	0.00		2	37,519,939.92
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Name of Issuing Entity(1)	Check if Registered	Name of Originator	Total Assets in ABS by Originator(2)(3)			Assets That Were Subject of Demand(3)(4)			Assets That Were Repurchased or Replaced(3)(4)(5)			Assets Pending Repurchase or Replacement (within cure period)(4)(6)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)(10)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)
Asset Class Total

(1)	In connection with the preparation of this table, Wells Fargo Bank undertook the following steps to gather the information required by Rule 15Ga-1 (“Rule 15Ga-1”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”): (i) identifying all asset-backed securities transactions in which Wells Fargo Bank (or a predecessor) acted as a securitizer, (ii) performing a diligent search of the records of Wells Fargo Bank and the records of affiliates of Wells Fargo Bank that acted as securitizers in transactions of commercial mortgage loans for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties who might have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for breach of a representation or warranty with respect to any relevant transaction. In this effort, Wells Fargo Bank made written requests of all trustees and unaffiliated co-sponsors of applicable commercial mortgage-backed securities transactions. Wells Fargo Bank followed up written requests made of Demand Entities as it deemed appropriate.

The repurchase activity reported herein is described in terms of a particular loan’s status as of the last day of the Rule 15Ga-1 Reporting Period. (For columns j-x)

(2)	“Originator” generally refers to the party identified in securities offering materials at the time of issuance for purposes of meeting applicable SEC disclosure requirements. (For columns d-f)
(3)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the date of the closing of the related securitization. (For columns d-l)
(4)	Includes only new demands received during the Rule 15Ga-1 Reporting Period. (For columns g-i)

In the event demands were received prior to the Rule 15Ga-1 Reporting Period, but activity occurred with respect to one or more loans during the Rule 15Ga-1 Reporting Period, such activity is being reported as assets pending repurchase or replacement within the cure period (columns m/n/o) or as demands in dispute (columns p/q/r), as applicable, until the earlier of the reporting of (i) the repurchase or replacement of such asset (columns j/k/l), (ii) the withdrawal of such demand (columns s/t/u), or (iii) the rejection of such demand (columns v/w/x), as applicable.

(5)	Includes assets for which a reimbursement payment is in process and where the asset has been otherwise liquidated by or on behalf of the issuing entity at the time of initiation of such reimbursement process. Where an underlying asset has paid off or otherwise been liquidated by or on behalf of the issuing entity (other than via a repurchase by the obligated party) during the Rule 15Ga-1 Reporting Period, the corresponding principal balance utilized in calculating columns (g) through (x) will be zero. (For columns j-l)
(6)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the last day of the Rule 15Ga-1 Reporting Period. (For columns m-x)
(7)	Includes assets that are subject to a demand and within the cure period. (For columns m-o)
(8)	Includes assets pending repurchase or replacement outside of the cure period. (For columns p-r)
(9)	Includes assets for which a reimbursement payment is in process, and where the asset has not been repurchased or replaced and remains in the transaction. Also includes assets for which the requesting party rescinds or retracts the demand in writing. (For columns s-u)
(10)	Includes assets for which a party has responded to one or more related demands to repurchase or replace such asset, but where no decision has yet been made to accept or contest the demand. (For columns s-u). Includes assets for which a party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting such demand and rejecting the repurchase demand(s) and the party demanding repurchase or replacement of such asset has not responded to the most recent such rejection as of the end of the Rule 15Ga-1 Reporting Period. (For columns v-x)
(11)	LNR Partners, LLC (“LNR”), as special servicer for Loan No. 27 (5800 N. Course, LLC, the “Loan”) claimed in a letter dated November 4, 2022, that C-III Commercial Mortgage LLC (“C-III”, as the Mortgage Loan Seller) breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to the intent and execution of a cash flow sweep at origination of the Loan. LNR has demanded C-III repurchase the Loan due to a breach of the RWs. In a letter dated November 18, 2022, C-III acknowledged receipt of the LNR repurchase request and it is disputing LNR’s breach allegation.
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(12)	Midland Loan Services, a Division of PNC Bank, National Association, as general special servicer (the “General Special Servicer”) for Mortgage Loan number 5 (with respect to the property known as “Aloft Houston by the Galleria,” located at 5415 Westheimer Road, Houston, TX 77056) (the “Aloft Houston Loan”), in a letter dated September 11, 2020 (the “Repurchase Request”), requested that Argentic Real Estate Finance LLC (“AREF”) (formerly known as Silverpeak Real Estate Finance LLC) repurchase the Aloft Houston Loan on the basis that a Material Document Defect occurred. In a letter dated September 21, 2020, AREF rejected the Repurchase Request. On January 6, 2021, counsel for the General Special Servicer on behalf of the Trustee filed a complaint in the Supreme Court of the State of New York seeking that AREF repurchase the Aloft Houston Loan on the basis of a Material Document Defect. On, August 29, 2023, the Supreme Court of the State of New York adjudicated in favor of the General Special Servicer on behalf of the Trustee. Argentic repurchased the Aloft Houston Loan on January 25, 2024. Argentic appealed to the First Department of the Appellate Division of the Supreme Court of the State of New York which dismissed the appeal on April 11, 2024. Argentic then sought to reargue the appeal in the Appellate Division or, in the alternative, leave to appeal to the Court of Appeals of the State of New York, which the Appellate Division denied on July 25, 2024. On August 23, 2024, Argentic then requested that the Court of Appeals grant leave for Argentic to appeal the Appellate Division's decisions
(13)	Argentic Services Company LP, as special servicer for the 350 East 52nd Street loan (the “Loan”) claimed in a letter dated February 25, 2022, that Barclays Bank PLC (“Barclays”, as the mortgage loan seller) breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to a material defect related to the guarantor being a debtor in bankruptcy prior to the origination date of the Loan. Argentic Services Company LP has demanded Barclays repurchase the Loan due to a breach of the RWs. In a letter dated March 8, 2022, Barclays further acknowledged receipt of the Argentic Services Company LP repurchase request and noted it is reviewing the related circumstances to determine its course of action.
(14)	KeyBank National Association (“KeyBank”), as special servicer for the 287 McGuinness Boulevard loan, the 293 McGuinness Boulevard loan, and the 299 McGuinness Boulevard loan (together, the “Loans”) claimed in a letter dated April 18, 2022 that Federal Home Loan Mortgage Corporation (“Freddie Mac”, as the mortgage loan seller) breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to NYC Buildings stop work orders and construction work violations not being remedied. On June 7, 2022, Freddie Mac sent notice of its election to repurchase the Loans at the applicable purchase price, without agreeing to the validity of the allegation of breach made in the special servicer’s communication. In said June 7, 2022 correspondence, Freddie Mac noted its intention to work with parties to the pooling and servicing agreement to effectuate such repurchase pursuant to the terms of the mortgage loan repurchase agreement.
(15)	Per the underlying trust documents, Federal Home Loan Mortgage Corporation (“Freddie Mac”) is the mortgage loan seller. With respect to the assets that were subject to repurchase demands, The Community Preservation Corporation, Inc. was the underlying originator.
(16)	KeyBank National Association (“KeyBank”), as special servicer for Loan No. 38 (1049 5th Avenue, the “Loan”) claimed in a letter dated September 7, 2023, that Morgan Stanley Mortgage Capital Holdings LLC (“Morgan Stanley”, as the Mortgage Loan Seller) breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to the legality and enforceability of the mortgage. KeyBank has demanded Morgan Stanley repurchase the Loan due to one or more breaches of certain RWs.

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The information for Wells Fargo Bank as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the quarterly reporting period from July 1, 2024 through March 31, 2025 was set forth in (i) a Form ABS-15G filed by Wells Fargo Bank with the SEC on May 9, 2025, if such information relates to asset backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor but Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was not the depositor, and (ii) a Form ABS-15G filed by Wells Fargo Commercial Mortgage Securities, Inc. with the SEC on May 9, 2025, if such information relates to asset backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor and Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was the depositor. Such Forms ABS-15G are available electronically through the SEC’s EDGAR system. The Central Index Key number of Wells Fargo Bank is 0000740906. The Central Index Key number of Wells Fargo Commercial Mortgage Securities, Inc. is 0000850779.

Retained Interests in This Securitization

Neither Wells Fargo Bank nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, Wells Fargo Bank or its affiliates may retain or own in the future certain other classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—Wells Fargo Bank, National Association” has been provided by Wells Fargo Bank.

Argentic Real Estate Finance 2 LLC

General

Argentic Real Estate Finance 2 LLC (“Argentic”) is a sponsor of, and a seller of certain mortgage loans (the “Argentic Mortgage Loans”) into, the securitization described in this prospectus. Argentic is a limited liability company organized under the laws of the State of Delaware. The primary offices of Argentic are located at 31 West 27th Street, 12th Floor, New York, New York 10001.

Argentic’s Securitization Program

Argentic began originating and acquiring loans in 2023 and has not been involved in the securitization of any other types of financial assets. Argentic originates and acquires from unaffiliated third party originators, commercial and multifamily mortgage loans throughout the United States. Since 2023, Argentic has securitized approximately 123 commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $2.9 billion.

In connection with this commercial mortgage securitization transaction, Argentic will transfer the Argentic Mortgage Loans to the depositor, who will then transfer the Argentic Mortgage Loans to the issuing entity for this securitization. In return for the transfer by the depositor to the issuing entity of the Argentic Mortgage Loans (together with the other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized. In coordination with underwriters or initial purchasers and the depositor, Argentic will work with rating agencies, the other loan sellers, servicers and investors and will participate in structuring the securitization

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transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to an MLPA, Argentic will make certain representations and warranties, subject to certain exceptions set forth therein, and undertake certain loan document delivery requirements with respect to the Argentic Mortgage Loans; and, in the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, Argentic will generally be obligated to repurchase or replace the affected mortgage loan or, in some cases, pay an amount estimated to cover the approximate loss associated with such breach, defect or omission.

Argentic does not act as a servicer of the commercial and multifamily mortgage loans that Argentic originates or acquires and will not act as servicer in this commercial mortgage securitization transaction. Instead, Argentic sells the right to be appointed servicer of its securitized loans to unaffiliated third party servicers and utilizes unaffiliated third party servicers as interim servicers.

Argentic’s Underwriting Standards and Processes

Each of the Argentic Mortgage Loans was originated or acquired by Argentic. Set forth below is a discussion of certain general underwriting guidelines and processes with respect to commercial and multifamily mortgage loans originated or acquired by Argentic.

Notwithstanding the discussion below, given the unique nature of commercial and multifamily mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial or multifamily mortgage loans may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, the underwriting of certain commercial or multifamily mortgage loans originated or acquired by Argentic may not conform to the general guidelines and processes described below. For important information about the circumstances that have affected the underwriting of particular Argentic Mortgage Loans, see “—Argentic’s Underwriting Standards and Processes—Exceptions” below and “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties” in this prospectus.

Loan Analysis. Generally, both a credit analysis and a collateral analysis are conducted with respect to each commercial and multifamily mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained. Generally, Argentic also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

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Loan Approval. Prior to commitment, each commercial and multifamily mortgage loan to be originated or acquired must be approved by a loan committee that includes senior personnel of Argentic Investment Management LLC, the investment advisor of Argentic. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio. Argentic’s underwriting standards generally require, without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 80.0%.

A debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by Argentic and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a commercial or multifamily mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. There is no assurance that the foregoing assumptions made with respect to any prospective commercial or multifamily mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. Additionally, certain mortgage loans may provide for only interest payments prior to maturity or for an interest-only period during a portion of the term of the mortgage loan.

A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that Argentic or an affiliate may be the lender on that subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such subordinate debt and/or mezzanine debt.

Assessment of Property Condition. As part of the underwriting process, the property assessments and reports described below will typically be obtained:

●	Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination or acquisition of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.
●	Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective
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commercial or multifamily mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. It should be noted that an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only if it is believed that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

●	Engineering Assessment. In connection with the origination/acquisition process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective commercial or multifamily mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.
●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.
●	Title Insurance. The borrower is required to provide a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.
●	Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, Argentic typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy must contain appropriate endorsements to avoid the application of coinsurance and not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.
●	Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination or acquisition included material improvements in any area
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identified in the Federal Register by the Federal Emergency Management Agency as before a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program Act of 1968, except in some cases where self-insurance was permitted.

●	The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In all (or almost all) cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.
●	Each mortgage instrument typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.
●	Each mortgage instrument typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.
●	Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the PML or SEL is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination or acquisition of a commercial or multifamily mortgage loan, Argentic will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, Argentic may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has

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a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, Argentic may require the borrower to remediate such violation and, subject to the discussion under “—Argentic’s Underwriting Standards and Processes—Escrow Requirements” below, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on Argentic’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial or multifamily mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial and multifamily mortgage loan. Furthermore, Argentic may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Argentic may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, Argentic may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial and multifamily mortgage loans originated or acquired by Argentic are as follows:

●	Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly.
●	Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, or (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are
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generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, or (ii) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.

●	Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.
●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination or acquisition in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.
●	Environmental Remediation—An environmental remediation reserve may be required at loan origination or acquisition in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the
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property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the Argentic Mortgage Loans, see Annex A-1 to this prospectus.

Exceptions. One or more of the Argentic Mortgage Loans may vary from the specific Argentic underwriting guidelines described above when additional credit positive characteristics are present as discussed above. None of the Argentic Mortgage Loans was originated with any material exceptions from Argentic’s underwriting guidelines described above.

Review of Mortgage Loans for Which Argentic is the Sponsor

Overview. Argentic has conducted a review of the Argentic Mortgage Loans in connection with the securitization described in this prospectus. The review of the Argentic Mortgage Loans was performed by a team comprised of real estate and securitization professionals (the “Argentic Review Team”). The review procedures described below were employed with respect to all of the Argentic Mortgage Loans, except that certain review procedures may only be relevant to the large loan disclosures, if any, in this prospectus. No sampling procedures were used in the review process.

Database. Members of the Argentic Review Team maintain a database of loan-level and property-level information, and prepared an asset summary report, relating to each Argentic Mortgage Loan. The database and the respective asset summary reports were compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Argentic Review Team during the underwriting process. After origination of each Argentic Mortgage Loan, the Argentic Review Team updated the information in the database and the related asset summary report with respect to such Argentic Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Argentic Review Team.

A data tape (the “Argentic Data Tape”) containing detailed information regarding each Argentic Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Argentic Data Tape was used to provide the numerical information regarding the Argentic Mortgage Loans in this prospectus. With respect to the Gateway Industrial Center Mortgage Loan, which was co-originated by CREFI and Argentic, portions of which are being sold by CREFI and Argentic, the CREFI Data File was used to provide the numerical information regarding the related Mortgage Loan in this prospectus.

Data Comparison and Recalculation. The depositor or an affiliate, on behalf of Argentic, engaged a third party accounting firm to perform certain data validation and recalculation procedures designed by Argentic, relating to information in this prospectus regarding the Argentic Mortgage Loans. These procedures included:

●	comparing the information in the Argentic Data Tape against various source documents provided by Argentic that are described under “—Review of Mortgage Loans for Which Argentic is the Sponsor—Database” above;
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●	comparing numerical information regarding the Argentic Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the Argentic Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the Argentic Mortgage Loans disclosed in this prospectus.

Legal Review. Argentic engaged various law firms to conduct certain legal reviews of the Argentic Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each Argentic Mortgage Loan, Argentic’s origination counsel prepared a due diligence questionnaire that sets forth salient loan terms. In addition, such origination counsel for each Argentic Mortgage Loan reviewed Argentic’s representations and warranties set forth on Annex D-1 to this prospectus and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Argentic Mortgage Loans. Such assistance included, among other things, (i) a review of Argentic’s asset summary report, and its origination counsel’s due diligence questionnaire, for each Argentic Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the Argentic Mortgage Loans prepared by origination counsel, and (iii) the review of select provisions in certain loan documents with respect to certain of the Argentic Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation on the underlying mortgaged properties of which Argentic was aware at the origination of any Argentic Mortgage Loan, the Argentic Review Team requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. Argentic conducted a search with respect to each borrower under the related Argentic Mortgage Loan to determine whether it filed for bankruptcy. If the Argentic Review Team became aware of a significant natural disaster in the vicinity of the Mortgaged Property securing any Argentic Mortgage Loan, the Argentic Review Team obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The Argentic Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the Argentic Mortgage Loans to determine whether any Argentic Mortgage Loan materially deviated from the underwriting guidelines set forth under “—Argentic’s Underwriting Standards and Processes” above. See “—Argentic’s Underwriting Standards and Processes—Exceptions” above.

Findings and Conclusions. Based on the foregoing review procedures, the Argentic Review Team determined that the disclosure regarding the Argentic Mortgage Loans in this prospectus is accurate in all material respects. The Argentic Review Team also determined that the Argentic Mortgage Loans were originated in accordance with Argentic’s origination procedures and underwriting criteria, except as described under “—Argentic’s Underwriting Standards and Processes—Exceptions” above. Argentic attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Compliance with Rule 15Ga-1 under the Exchange Act

Argentic most recently filed a Form ABS-15G on January 17, 2025. Argentic’s Central Index Key is 0001968416. With respect to the period from and including April 27, 2023 (the date of the first securitization into which Argentic sold mortgage loans pursuant to which the

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underlying transaction documents provide a covenant to repurchase an underlying asset for breach of a representation or warranty) to and including March 31, 2025, Argentic does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act, as amended, with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations.

Retained Interests in This Securitization

Argentic is an affiliate of (i) Argentic Securities Income USA 2 LLC, the entity that is expected to be appointed as the initial Directing Certificateholder, (ii) Argentic Securities Holdings 2 Cayman Limited, the expected holder of the VRR Interest and the HRR Interest, and (iii) Argentic CMBS Holdings II Limited, the entity that is expected to purchase the Class X-E and Class E certificates. Except as described above, neither Argentic nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, Argentic or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates (other than the VRR Interest and the HRR Interest) at any time.

The information set forth under “—Argentic Real Estate Finance 2 LLC” has been provided by Argentic.

Citi Real Estate Funding Inc.

General

Citi Real Estate Funding Inc. (“CREFI”) is a sponsor and a mortgage loan seller. CREFI originated or co-originated each of the Mortgage Loans or portions thereof that it is contributing to this securitization transaction (the “CREFI Mortgage Loans”).

CREFI is a New York corporation organized in 2014 and is a wholly-owned subsidiary of Citibank, N.A., a national banking association, which is in turn a wholly-owned subsidiary of Citicorp LLC, a Delaware limited liability company, which is in turn a wholly-owned subsidiary of Citigroup Inc., a Delaware corporation. CREFI maintains its principal office at 388 Greenwich Street, New York, New York 10013, Attention: Mortgage Finance Group, and its facsimile number is (212) 723-8604. CREFI is an affiliate of Citigroup Global Markets Inc. (one of the underwriters). CREFI makes, and purchases (or may purchase) from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in CMBS transactions.

Neither CREFI nor any of its affiliates will insure or guarantee distributions on the certificates. None of the Certificateholders will have any rights or remedies against CREFI for any losses or other claims in connection with the certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of the representations and warranties made by CREFI in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements—General”.

CREFI’s Commercial Mortgage Origination and Securitization Program

CREFI, directly or through correspondents or affiliates, originates multifamily and commercial mortgage loans throughout the United States. CREFI has been engaged in the origination of multifamily and commercial mortgage loans for securitization since January

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2017, and in the securitization of multifamily and commercial mortgage loans since April 2017. The multifamily and commercial mortgage loans originated by CREFI may include both fixed rate loans and floating rate loans. CREFI is an affiliate of Citigroup Global Markets Realty Corp. (“CGMRC”), which was engaged in the origination of multifamily and commercial mortgage loans for securitization from 1996 to 2017. Many CREFI staff worked for CGMRC, and CREFI’s underwriting guidelines, credit committee approval process and loan documentation are substantially similar to CGMRC’s. CREFI securitized approximately $4.4 billion, $7.3 billion, $11.4 billion, $7.8 billion, $15.9 billion, $11.1 billion, $6.7 billion and $13.8 billion of multifamily and commercial mortgage loans in public and private offerings during the calendar years 2017, 2018, 2019, 2020, 2021, 2022, 2023 and 2024, respectively.

In addition, in the normal course of its business, CREFI may also acquire multifamily and commercial mortgage loans from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by CREFI.

In connection with the commercial mortgage securitization transactions in which it participates, CREFI generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates that are in whole or in part backed by, and supported by the cash flows generated by, those mortgage assets.

CREFI will generally act as a sponsor, originator and/or mortgage loan seller in the commercial mortgage securitization transactions in which it participates. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators.

CREFI generally works with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. Generally, CREFI and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund in exchange for a series of certificates and, in certain cases, uncertificated interests.

Review of the CREFI Mortgage Loans

Overview. In connection with the preparation of this prospectus, CREFI conducted a review of the Mortgage Loans or portions thereof that it is selling to the depositor. The review was conducted as set forth below and was conducted with respect to each of the CREFI Mortgage Loans. No sampling procedures were used in the review process.

Database. First, CREFI created a database of information (the “CREFI Securitization Database”) obtained in connection with the origination of the CREFI Mortgage Loans, including:

●	certain information from the CREFI Mortgage Loan documents;
●	certain information from the rent rolls and operating statements for, and certain leases relating to, the related Mortgaged Properties (in each case to the extent applicable);
●	insurance information for the related Mortgaged Properties;
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●	information from third party reports such as the appraisals, environmental and property condition reports, seismic reports, zoning reports and other zoning information;
●	bankruptcy searches with respect to the related borrowers; and
●	certain information and other search results obtained by CREFI’s deal team for each of the CREFI Mortgage Loans during the underwriting process.

CREFI also included in the CREFI Securitization Database certain updates to such information received by CREFI’s securitization team after origination, such as information from the interim servicer regarding loan payment status and current escrows, updated rent rolls and leasing activity information provided pursuant to the Mortgage Loan documents, and information otherwise brought to the attention of CREFI’s securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any CREFI Mortgage Loan.

Using the information in the CREFI Securitization Database, CREFI created a Microsoft Excel file (the “CREFI Data File”) and provided that file to the depositor for the inclusion in this prospectus (particularly in Annexes A-1, A-2 and A-3 to this prospectus) of information regarding the CREFI Mortgage Loans.

Data Comparison and Recalculation. The depositor or an affiliate on behalf of CREFI engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed by CREFI, relating to information in this prospectus regarding the CREFI Mortgage Loans. These procedures included:

●	comparing the information in the CREFI Data File against various source documents provided by CREFI that are described above under “—Database” above;
●	comparing numerical information regarding the CREFI Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the CREFI Data File; and
●	recalculating certain percentages, ratios and other formulae relating to the CREFI Mortgage Loans disclosed in this prospectus.

Legal Review. CREFI also reviewed and responded to a Due Diligence Questionnaire (as defined below) relating to the CREFI Mortgage Loans, which questionnaire was prepared by the depositor’s legal counsel for use in eliciting information relating to the CREFI Mortgage Loans and including such information in this prospectus to the extent material.

Although the Due Diligence Questionnaire may be revised from time to time, it typically contains various questions regarding the CREFI Mortgage Loans, the related Mortgaged Properties, the related borrowers, sponsors and tenants, and any related additional debt. For example, the due diligence questionnaire (a “Due Diligence Questionnaire”) may seek to elicit, among other things, the following information:

●	whether any mortgage loans were originated by third party originators and the names of such originators, and whether such mortgage loans were underwritten or re-underwritten in accordance with CREFI’s (or the applicable mortgage loan seller’s) criteria;
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●	whether any mortgage loans are not first liens, or have a loan-to-value ratio greater than 80%;
●	whether any mortgage loans are 30 days or more delinquent with respect to any monthly debt service payment as of the Cut-off Date or have been 30 days or more delinquent at any time during the 12-month period immediately preceding the Cut-off Date;
●	a description of any material issues with respect to any of the mortgage loans;
●	whether any mortgage loans permit, or have existing, mezzanine debt, additional debt secured by the related mortgaged properties or other material debt, and the material terms and conditions for such debt;
●	whether any mortgaged properties have additional debt that is included in another securitization transaction and information related to such other securitization transaction;
●	whether intercreditor agreements, subordination and standstill agreements or similar agreements are in place with respect to secured debt, mezzanine debt or additional debt and the terms of such agreements;
●	whether any mortgage loans are interest-only for their entire term or a portion of their term;
●	whether any mortgage loans permit prepayment or defeasance (in whole or in part), or provide for yield maintenance, and the types of prepayment lock-out provisions and prepayment charges that apply;
●	whether any mortgage loans permit the release of all or a portion of the related mortgaged properties, and the material terms of any partial release, substitution and condemnation/casualty provisions;
●	whether any mortgage loans are cross-collateralized or secured by multiple properties, or have related borrowers with other mortgage loans in the subject securitization;
●	whether any mortgage loans have a right of first refusal or right of first offer or similar options, in favor of a tenant or any other party;
●	whether there are post-close escrows or earn-out reserves that could be used to pay down the mortgage loan, or whether there are escrows or holdbacks that have not been fully funded;
●	information regarding lockbox arrangements, grace periods, interest accrual and amortization provisions, non-recourse carveouts, and any other material provisions with respect to the mortgage loan;
●	whether the borrower or sponsor of any related borrower has been subject to bankruptcy proceedings, or has a past or present material criminal charge or record;
●	whether any borrower is not a special purpose entity;
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●	whether any borrowers or sponsors of related borrowers have been subject to litigation or similar proceedings and the material terms thereof;
●	whether any borrower under a mortgage loan is affiliated with a borrower under another mortgage loan to be included in the issuing entity;
●	whether any of the mortgage loans is a leasehold mortgage, the terms of the related ground lease, and whether the term of the related ground lease extends at least 20 years beyond the stated loan maturity;
●	a list of any related mortgaged properties for which a single tenant occupies over 50% of such property, and whether there are any significant lease rollovers at a particular mortgaged property;
●	a list of any significant tenant concentrations or material tenant issues, e.g., dark tenants, subsidized tenants, government or student tenants, or Section 8 tenants, etc.;
●	a description of any material leasing issues at the related mortgaged properties;
●	whether any related mortgaged properties are subject to condemnation proceedings or litigation;
●	a list of related mortgaged properties for which a Phase I environmental site assessment has not been completed, or for which a Phase II environmental site assessment was performed, and whether any environmental site assessment reveals any material adverse environmental condition or circumstance at any related mortgaged property except for those which will be remediated by the Cut-Off Date;
●	whether there is any terrorism, earthquake, tornado, flood, fire or hurricane damage with respect to any of the related mortgaged properties, or whether there are any zoning issues at the mortgaged properties;
●	a list of mortgaged properties for which an engineering inspection has not been completed and whether any property inspection revealed material issues; and/or
●	general information regarding property type, condition, use, plans for renovation, etc.

CREFI also provided to origination counsel a set of mortgage loan representations and warranties substantially similar to those attached as Annex D-1 to this prospectus and requested that origination counsel identify exceptions to such representations and warranties. CREFI compiled and reviewed the draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the depositor for inclusion on Annex D-2 to this prospectus. In addition, for each CREFI Mortgage Loan originated by CREFI or one of its affiliates, CREFI prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process. The loan terms included in each asset summary may include, without limitation, the principal amount, the interest rate, the loan term, the interest calculation method, the due date, any applicable interest-only period, any applicable amortization period, a summary of any prepayment and/or defeasance provisions, a summary of any

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lockbox and/or cash management provisions, a summary of any release provisions, and a summary of any requirement for the related borrower to fund up-front and/or on-going reserves. The property level information obtained during the origination process included in each asset summary may include, without limitation, a description of the related Mortgaged Property (including property type, ownership structure, use, location, size, renovations, age and physical attributes), information relating to the commercial real estate market in which the Mortgaged Property is located, information relating to the related borrower and sponsor of the related borrower, an underwriter’s assessment of strengths and risks of the loan transaction, tenant analysis, and summaries of third party reports such as appraisal, environmental and property condition reports.

For each CREFI Mortgage Loan, if any, purchased by CREFI or its affiliates from a third-party originator of such CREFI Mortgage Loan, CREFI reviewed the purchase agreement and related representations and warranties, and exceptions to those representations and warranties, made by the seller of such CREFI Mortgage Loan to CREFI or its affiliates, reviewed certain provisions of the related Mortgage Loan documents and third party reports concerning the related Mortgaged Property provided by the originator of such CREFI Mortgage Loan, prepared exceptions to the representations and warranties in the MLPA based upon such review, and provided them to the depositor for inclusion on Annex D-2 to this prospectus. With respect to any CREFI Mortgage Loan that is purchased by CREFI or its affiliates from a third party originator, the representations and warranties made by the third party originator in the related purchase agreement between CREFI or its affiliates, on the one hand, and the third party originator, on the other hand, are solely for the benefit of CREFI or its affiliates. The rights, if any, that CREFI or its affiliates may have under such purchase agreement upon a breach of such representations and warranties made by the third party originator will not be assigned to the trustee for this securitization, and neither the Certificateholders nor the trustee for this securitization will have any recourse against the third party originator in connection with any breach of the representations and warranties made by such third party originator. As described under “Description of the Mortgage Loan Purchase Agreements—General”, the substitution or repurchase obligation of, or the obligation to make a Loss of Value Payment on the part of, CREFI, as mortgage loan seller, with respect to the CREFI Mortgage Loans under the related MLPA constitutes the sole remedy available to the Certificateholders and the trustee for this securitization for any uncured material breach of any of CREFI’s representations and warranties regarding the CREFI Mortgage Loans, including any CREFI Mortgage Loans that were purchased by CREFI or its affiliates from a third party originator.

In addition, with respect to each CREFI Mortgage Loan, CREFI reviewed, and in certain cases requested that its counsel review, certain Mortgage Loan document provisions as necessary for disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. Furthermore, CREFI requested the borrowers under the CREFI Mortgage Loans (or the borrowers’ respective counsel) for updates on any significant pending litigation that existed at origination. Moreover, if CREFI became aware of a significant natural disaster in the vicinity of a Mortgaged Property relating to a CREFI Mortgage Loan, CREFI requested information on the property status from the related borrower in order to confirm whether any material damage to the property had occurred.

Large Loan Summaries. Finally, CREFI prepared, and reviewed with origination counsel and/or securitization counsel, the Mortgage Loan summaries for those of the CREFI Mortgage Loans included in the 10 largest Mortgage Loans (considering any cross-collateralized Mortgage Loans as a single Mortgage Loan) in the Mortgage Pool, and the

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abbreviated Mortgage Loan summaries for those of the CREFI Mortgage Loans included in the next 5 largest Mortgage Loans in the Mortgage Pool (considering any cross-collateralized Mortgage Loans as a single Mortgage Loan), which loan summaries and abbreviated loan summaries are incorporated in “Summaries of the Fifteen Largest Mortgage Loans” in Annex A-3 to this prospectus.

Findings and Conclusions. Based on the foregoing review procedures, CREFI found and concluded that the disclosure regarding the CREFI Mortgage Loans in this prospectus is accurate in all material respects. CREFI also found and concluded that the CREFI Mortgage Loans were originated in accordance with CREFI’s origination procedures and underwriting criteria, except for any material deviations described under “—CREFI’s Underwriting Guidelines and Processes—Exceptions to CREFI’s Disclosed Underwriting Guidelines” below. CREFI attributes to itself all findings and conclusions resulting from the foregoing review procedures.

CREFI’s Underwriting Guidelines and Processes

General. CREFI’s commercial mortgage loans (including any co-originated mortgage loans) are primarily originated in accordance with the procedures and underwriting criteria described below. However, variations from the procedures and criteria described below may be implemented as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor or any other pertinent information deemed material by CREFI. Therefore, this general description of CREFI’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all criteria set forth below.

Process. The credit underwriting process for each of CREFI’s loans is performed by a deal team comprised of real estate professionals which typically includes an originator, an underwriter, a commercial closer and a third party due diligence provider operating under the review of CREFI. This team conducts a thorough review of the related mortgaged property, which in most cases includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic condition/engineering (see “—Escrow Requirements”, “—Title Insurance Policy”, “—Property Insurance”, “—Third Party Reports—Appraisal”, “—Third Party Reports—Environmental Report” and “—Third Party Reports—Property Condition Report” below). In some cases (such as a property having a limited operating history or having been recently acquired by its current owner), historical operating statements may not be available. Rent rolls would not be examined for certain property types, such as hospitality properties or single tenant properties, and tenant leases would not be examined for certain property types, such as hospitality, self-storage, multifamily and manufactured housing properties.

A member of CREFI’s deal team or one of its agents performs an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties (if any), in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

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CREFI’s deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with CREFI’s property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

Debt Service Coverage Ratio and Loan-to-Value Ratio Requirements. CREFI’s underwriting guidelines generally require a minimum debt service coverage ratio of 1.20x and a maximum loan-to-value ratio of 80%. However, these thresholds are guidelines and exceptions are permitted under the guidelines on the merits of each individual loan, such as reserves, letters of credit and/or guarantees and CREFI’s assessment of the property’s future prospects. Property and loan information is not updated for securitization unless CREFI determines that information in its possession has become stale.

Certain properties may also be encumbered by subordinate debt secured by such property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and, when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. While CREFI’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for a portion of the loan term. If the loan entails only a partial interest-only period, the monthly debt service, annual debt service and debt service coverage ratio set forth in this prospectus and Annex A-1 to this prospectus reflect a calculation on the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this prospectus.

Escrow Requirements. CREFI may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, CREFI may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover tenant improvements/leasing commissions, deferred maintenance, environmental remediation or unfunded obligations, among other things. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of

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timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all of CREFI’s commercial mortgage loans.

Generally, CREFI requires escrows as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or the sponsor is a high net worth individual or (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly or reimburse the landlord for the real estate taxes paid.
●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower or an affiliate thereof maintains a blanket insurance policy, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iii) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to, if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.
●	Tenant Improvement / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement / leasing commission reserve may be required to be funded either at loan origination and/or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the tenant’s lease extends beyond the loan term or (ii) if the rent for the space in question is considered below market.
●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or (iii) if a single or major
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tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.

●	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the CREFI Mortgage Loans, please see Annex A-1 to this prospectus.

Title Insurance Policy. The borrower is required to provide, and CREFI or its counsel typically will review, a title insurance policy for each property. The provisions of the title insurance policy are required to comply with the mortgage loan representation and warranty set forth in paragraph (8) on Annex D-1 to this prospectus without any exceptions that CREFI deems material.

Property Insurance. CREFI requires the borrower to provide, or authorizes the borrower to rely on a tenant or other third party to obtain, insurance policies meeting the requirements set forth in the mortgage loan representations and warranties in paragraphs (18) and (31) on Annex D-1 to this prospectus without any exceptions that CREFI deems material (other than with respect to deductibles and allowing a tenant to self-insure).

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the CREFI Mortgage Loans, CREFI generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

Appraisal. CREFI obtains an appraisal meeting the requirements described in the mortgage loan representation and warranty set forth in paragraph (45) on Annex D-1 to this prospectus without any exceptions that CREFI deems material. In addition, the appraisal (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

Environmental Report. CREFI generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by CREFI. CREFI or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I site assessment identifies any such conditions, CREFI generally requires that the condition be addressed in a manner that complies with the mortgage loan representation and warranty set forth in paragraph (43) on Annex D-1 to this prospectus without any exceptions that CREFI deems material.

Property Condition Report. CREFI generally obtains a current property condition report (a “PCR”) for each mortgaged property prepared by a structural engineering firm approved by CREFI. CREFI or an agent typically reviews the PCR to determine the physical condition of the property and to determine the anticipated costs of necessary repair,

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replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, CREFI often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above.

Servicing. Interim servicing for all of CREFI’s loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with CREFI, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Exceptions to CREFI’s Disclosed Underwriting Guidelines.

One or more of the CREFI Mortgage Loans may vary from the specific CREFI underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the CREFI Mortgage Loans, CREFI may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors.

For any material exceptions to CREFI’s underwriting guidelines described above in respect of the CREFI Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus. Except as described under such heading, none of the CREFI Mortgage Loans have exceptions to the related underwriting guidelines.

Compliance with Rule 15Ga-1 under the Exchange Act

CREFI most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 13, 2025. CREFI’s Central Index Key is 0001701238. With respect to the period from and including April 1, 2022, to and including March 31, 2025, CREFI has no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither CREFI nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization as of the Closing Date, except that an affiliate of CREFI may acquire the Class R Certificates. However, CREFI and/or its affiliates may retain on the Closing Date, or acquire in the future, other certificates. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—Citi Real Estate Funding Inc.” has been provided by CREFI.

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UBS AG

General

UBS AG New York Branch, an Office of the Comptroller of the Currency regulated branch of a foreign bank (“UBS AG ” or “UBS AG New York Branch”), a sponsor and a mortgage loan seller, is an affiliate of UBS Securities LLC, an underwriter. UBS AG New York Branch originated, co-originated or acquired certain Mortgage Loans sold to the depositor by it. UBS AG New York Branch is a branch of UBS AG and the branch’s executive offices are located at 11 Madison Avenue, 8th Floor, New York, New York 10010.

UBS AG provides financial advice and solutions to private, institutional and corporate clients worldwide, as well as private clients in Switzerland. The operational structure of the group is comprised of Corporate Center and five business divisions: Wealth Management, Wealth Management Americas, Personal & Corporate Banking, Asset Management and the Investment Bank.

UBS AG New York Branch’s Securitization Program

UBS AG New York Branch commenced originating commercial mortgage loans primarily for securitization or resale in 2016. UBS AG New York Branch recently became engaged in mortgage securitizations and other structured financing arrangements. Prior to the time that UBS AG New York Branch commenced these activities, UBS Real Estate Securities Inc. (“UBSRES”), an affiliate of UBS AG, had been engaged in the securitization of a variety of assets since 1983. UBSRES engaged in its first securitization of commercial mortgage loans in December 2006, and had securitized an aggregate of approximately $22,011,130,119 of multifamily and commercial mortgage loans through August 25, 2016. UBS AG New York Branch has previously securitized an aggregate of approximately $23,267,789,594 of multifamily and commercial mortgage loans. UBS AG New York Branch is a branch of UBS AG and its executive offices are located at 11 Madison Avenue, 8th Floor, New York, New York 10010.

UBS AG New York Branch originates multifamily and commercial mortgage loans throughout the United States. The multifamily and commercial mortgage loans originated, co-originated or acquired and to be securitized by UBS AG New York Branch include both small balance and large balance fixed rate loans. The commercial mortgage loans that will be sold by UBS AG New York Branch into a commercial loan securitization sponsored by UBS AG New York Branch will have been or will be, as applicable, originated, co-originated or acquired by it.

In connection with commercial mortgage securitization transactions, UBS AG New York Branch or an affiliate will generally transfer the mortgage loans to a depositor, who will then transfer those mortgage loans to the issuing entity for the related securitization. In return for the transfer of the mortgage loans by the applicable depositor to the issuing entity, the issuing entity will issue commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage loans. In coordination with underwriters or initial purchasers, UBS AG New York Branch works with rating agencies, other loan sellers, servicers and investors and participates in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

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Pursuant to a Mortgage Loan Purchase Agreement, UBS AG New York Branch will make certain representations and warranties(set forth on Annex D-1 to this prospectus), subject to certain exceptions thereto (attached to this prospectus as Annex D-2), to the depositor and will covenant to provide certain documents regarding the Mortgage Loans or portions thereof (the “UBS AG New York Branch Mortgage Loans”) for which it acts as mortgage loan seller. In connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject UBS AG New York Branch Mortgage Loan or such other standard as is described in the Mortgage Loan Purchase Agreement, UBS AG New York Branch may have an obligation to repurchase such Mortgage Loan from the depositor, cure the subject defect or breach, substitute a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be. See “The Mortgage Loan Purchase Agreements”.

Neither UBS AG New York Branch nor any of its affiliates acts as a servicer of the commercial mortgage loans it securitizes. Instead, UBS AG New York Branch sells the right to be appointed servicer of its securitized loans to third party servicers.

Review of the UBS AG New York Branch Mortgage Loans

Overview. UBS AG New York Branch, in its capacity as the sponsor of the UBS AG New York Branch Mortgage Loans, has conducted a review of the UBS AG New York Branch Mortgage Loans in connection with the securitization described in this prospectus. The review of the UBS AG New York Branch Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of UBS AG New York Branch’s affiliates and certain third party consultants engaged by UBS AG New York Branch (the “UBS AG New York Branch Deal Team”). The review procedures described below were employed with respect to all of the UBS AG New York Branch Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the UBS AG New York Branch Deal Team created a database of loan level and property level information relating to each UBS AG New York Branch Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by UBS AG New York Branch during the underwriting process. After origination of each UBS AG New York Branch Mortgage Loan, the UBS AG New York Branch Deal Team updated the information in the database with respect to the UBS AG New York Branch Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the UBS AG New York Branch Deal Team, to the extent such updates were provided to, and deemed material by, the UBS AG New York Branch Deal Team.

A data tape (the “UBS AG New York Branch Data Tape”) containing detailed information regarding each UBS AG New York Branch Mortgage Loan was created from the information in the database referred to in the prior paragraph. The UBS AG New York Branch Data Tape was used by the UBS AG New York Branch Deal Team to provide the numerical information regarding the UBS AG New York Branch Mortgage Loans in this prospectus.

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Data Comparison and Recalculation. The depositor or an affiliate on behalf of UBS AG New York Branch engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by UBS AG New York Branch, relating to information in this prospectus regarding the UBS AG New York Branch Mortgage Loans. These procedures included:

●	comparing the information in the UBS AG New York Branch Data Tape against various source documents provided by UBS AG New York Branch;
●	comparing numerical information regarding the UBS AG New York Branch Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the UBS AG New York Branch Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the UBS AG New York Branch Mortgage Loans disclosed in this prospectus.

Legal Review. UBS AG New York Branch engaged various law firms to conduct certain legal reviews of the UBS AG New York Branch Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each UBS AG New York Branch Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from UBS AG New York Branch’s standard form loan documents. In addition, origination counsel for each UBS AG New York Branch Mortgage Loan reviewed UBS AG New York Branch’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the UBS AG New York Branch Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain UBS AG New York Branch Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the UBS AG New York Branch Mortgage Loans prepared by origination counsel, and (iii) assisting the UBS AG New York Branch Deal Team in compiling responses to a due diligence questionnaire. Securitization counsel also reviewed the property release provisions, if any, for each UBS AG New York Branch Mortgage Loan with multiple Mortgaged Properties for compliance with the Treasury regulations.

Origination counsel also assisted in the preparation of the UBS AG New York Branch Mortgage Loan summaries set forth on Annex B, based on their respective reviews of pertinent sections of the related mortgage loan documents.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any UBS AG New York Branch Mortgage Loan, UBS AG New York Branch requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. UBS AG New York Branch conducted a search with respect to each borrower under a UBS AG New York Branch Mortgage Loan to determine whether it filed for bankruptcy after origination of the UBS AG New York Branch Mortgage Loan. If UBS AG New York Branch became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a UBS AG New York Branch Mortgage Loan, UBS AG New York Branch obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

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The UBS AG New York Branch Deal Team also consulted with UBS AG New York Branch to confirm that the UBS AG New York Branch Mortgage Loans were originated or re-underwritten in compliance with the origination and underwriting criteria described below under “—UBS AG New York Branch’s Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting criteria.

Findings and Conclusions. Based on the foregoing review procedures, UBS AG New York Branch determined that the disclosure regarding the UBS AG New York Branch Mortgage Loans in this prospectus is accurate in all material respects. UBS AG New York Branch also determined that the UBS AG New York Branch Mortgage Loans were originated (or acquired and re-underwritten) in accordance with UBS AG New York Branch’s origination procedures and underwriting criteria. UBS AG New York Branch attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. UBS AG New York Branch will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. UBS AG New York Branch and, if appropriate, its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it satisfies each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (collectively, the “UBS Qualification Criteria”). UBS AG New York Branch will engage a third party accounting firm to compare the UBS Qualification Criteria against the underlying source documentation to verify the accuracy of the review by UBS AG New York Branch and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by UBS AG New York Branch to render any tax opinion required in connection with the substitution.

UBS AG New York Branch’s Underwriting Standards

Set forth below is a discussion of certain general underwriting guidelines of UBS AG New York Branch with respect to multifamily and commercial mortgage loans originated or acquired by UBS AG New York Branch.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described below.

Loan Analysis. UBS AG New York Branch generally performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes an analysis, in each case to the extent available and applicable, of the historical property operating statements, rent rolls and a review of certain significant tenant leases. UBS AG New York Branch’s credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, building condition reports and seismic reports, if applicable. Generally, a member of the mortgage loan underwriting team

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also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. UBS AG New York Branch assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment or closing, all multifamily and commercial mortgage loans to be originated by UBS AG New York Branch must be approved by a loan committee which includes senior personnel from UBS AG New York Branch or its affiliates. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. UBS AG New York Branch’s underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan.

The debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by UBS AG New York Branch and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, UBS AG New York Branch may utilize annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy. There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. In addition, with respect to certain mortgage loans originated by UBS AG New York Branch, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans may have a lower debt service coverage ratio and/or a higher loan-to-value ratio if such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured. It is possible that UBS AG New York Branch may be the lender on that additional debt.

The debt service coverage ratios described above may be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above may be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition. As part of the underwriting process, UBS AG New York Branch will obtain the property assessments and reports described below:

Appraisals. UBS AG New York Branch will generally require independent appraisals or an update of an independent appraisal in connection with the origination of each mortgage loan that meet the requirements of the “Uniform Standards of Professional

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Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, UBS AG New York Branch may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessment. UBS AG New York Branch will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, UBS AG New York Branch may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, UBS AG New York Branch might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues. For example, an analysis for radon, lead based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when UBS AG New York Branch or an environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, UBS AG New York Branch may require additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral, an environmental insurance policy or a guaranty with respect to environmental matters.

Engineering Assessment. In connection with the origination process, UBS AG New York Branch will, in most cases, require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, UBS AG New York Branch will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, UBS AG New York Branch will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering, zoning or consulting reports and/or representations by the related borrower.

Escrow Requirements. Based on its analysis of the real property collateral, the borrower and the principals of the borrower, UBS AG New York Branch may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. UBS AG New York Branch conducts a case by case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated

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by UBS AG New York Branch. Furthermore, UBS AG New York Branch may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Exceptions

One or more of the mortgage loans originated by UBS AG New York Branch may vary from the specific UBS AG New York Branch underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the mortgage loans originated by UBS AG New York Branch, UBS AG New York Branch may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the UBS AG New York Branch Mortgage Loans was originated with any material exceptions from UBS AG New York Branch’s underwriting guidelines described above.

Compliance with Rule 15Ga-1 under the Exchange Act

UBS AG New York Branch most recently filed a Form ABS-15G on February 12, 2025. UBS AG New York Branch’s Central Index Key is 0001685185. With respect to the period from and including October 13, 2016 (the date of the first securitization into which UBS AG New York Branch sold mortgage loans pursuant to which the underlying transaction documents provide a covenant to repurchase an underlying asset for breach of representation or warranty) to and including March 31, 2025, the following table provides information regarding demand, repurchase and replacement history reported by UBS AG New York Branch as required by Rule 15Ga-1.

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Name of Issuing Entity	Check if Registered	Name of Originator(1)(2)	Total Assets in ABS by Originator(1)(3)			Assets That Were Subject of Demand(1)(4)(5)			Assets That Were Repurchased or Replaced(1)(4)(6)			Assets Pending Repurchase or Replacement (within cure period)(1)(4)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)
UBS Commercial Mortgage Securitization Corp. 0001532799 Commercial Mortgage Pass-Through Certificates Series 2019-C16	X	UBS AG, New York Branch	29	419,904,949	59.5%	1	30,000,000	4.4%	0	—	0.0%	0	—	0.0%	0	—	4.4%	1	30,000,000	0.0%	0	—	0.0%
UBS Commercial Mortgage Securitization Corp. 0001532799 Commercial Mortgage Pass-Through Certificates Series 2018-C15	X	UBS AG, New York Branch	18	309,268,780	47.8%	1	55,000,000	8.5%	0	—	0.0%	0	—	0.0%	0	—	8.5%	1	55,000,000	0.0%	0	—	0.0%
UBS Commercial Mortgage Securitization Corp. 0001532799 Commercial Mortgage Pass-Through Certificates Series 2018-C13	X	UBS AG, New York Branch	20	336,586,045	47.1%	1	26,110,941.17	4.54%	0	—	—	0	—	0.0%	1	26,110,941.17	4.54%	0	0	0.0%	0	—	0.0%

1.	Certain Information. Certain information may have been omitted from this table because it was unknown and not available to UBS AG New York Branch (the “securitizer”) without unreasonable effort or expense. The securitizer believes that it has substantially complete information based on its own records and confirmation from appropriate third parties to the extent such confirmation could be obtained.

The securitizer has reported only on pool assets (i) which were the subject of new demands during the reporting period or (ii) which were the subject of demands previously reported by the securitizer, where such demands had a change in status during the reporting period.

2.	Name of Originator. For purposes of the data presented in the table, the “originator” may be the party in whose name the loan was originated or may be such other party as provided final loan approval based on its own underwriting criteria or from whom the loan was purchased.
3.	Calculation of Number of Loans, Principal Balance and Percentage of Principal Balance at Time of Securitization. The number of loans shown under the column “Total Assets in ABS by Originator” is the number of loans for such originator, issuing entity or total asset pool, as applicable, at the time of securitization. The “Principal Balance at Time of Securitization” shown under such column is the aggregate principal balance of the applicable loans at the time of securitization. The “Percentage of Principal Balance at Time of Securitization” for each originator has been calculated by dividing the Principal Balance at Time of Securitization of the pool assets of the applicable originator by the Principal Balance at Time of Securitization of all pool assets for the related issuing entity.
4.	Calculation of Number of Loans, Principal Balance and Percentage of Principal Balance for Assets That Were Subject of Demand and Other Columns. The number of loans shown under the column “Assets That Were Subject of Demand” and each column to the right of such column is the number of loans in the applicable category of repurchase/replacement demand activity (each, a “Demand Category”) as to which there was a new demand or change of status of a previously reported demand during the reporting period plus the number of loans in the applicable Demand Category during the reporting period which were repurchased, replaced, prepaid or liquidated prior to the end of the reporting period.

The “Outstanding Principal Balance at End of Reporting Period” shown in such columns identified in the first paragraph of this footnote 4 is the outstanding principal balance of the loans in the applicable Demand Category at the end of the reporting period, adjusted to include loans in the applicable Demand Category that were repurchased, replaced, prepaid or liquidated prior to the end of the reporting period at the outstanding principal balance of such loans at the end of the month immediately prior to such repurchase, replacement or liquidation (in the case of liquidation, after reflecting only borrower payments in reduction of principal).

The “Percentage of Principal Balance at End of Reporting Period” for each originator was calculated by dividing (i) the Outstanding Principal Balance at End of Reporting Period of the loans in the applicable Demand Category, by (ii) the outstanding principal balance of the entire asset pool (or applicable portion thereof) as of the last day of the reporting period, adjusted to include loans that were included in such asset pool (or applicable portion thereof) at the date of securitization but were repurchased, replaced, prepaid or liquidated prior to the end of the reporting period, with such loans included at their principal balance at the end of the month immediately prior to such repurchase, replacement, prepayment or liquidation (in the case of liquidation, after reflecting only borrower payments in reduction of principal).

5.	Assets That Were Subject of Demand. For purposes of the data presented in the table, a “demand” is a clear request for enforcement of an obligation to repurchase or replace a specified loan.

The table includes all loans that were the “Subject of Demand” and as to which there was a new demand or change of status of a previously reported demand during the reporting period. A loan is considered to be “Subject of Demand” until (i) repurchase or replacement of such loan, (ii) the making of an indemnity payment to the related securitization trust rather than repurchasing the loan because the loan had already been liquidated at the time of payment and therefore was not available to be repurchased or replaced (an “indemnity payment”) or (iii) withdrawal or rejection of the related demand as described in footnotes 9 and 10 below.

In the event that multiple repurchase/replacement demands have been received with respect to a single loan, such demands have been reported as a single demand.

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6.	Assets That Were Repurchased or Replaced. This data field is intended to capture pool assets that were the subject of a repurchase/replacement demand (i) which have been repurchased or (ii) for which an indemnity payment has been made.

The securitizer has reason to believe that certain indemnity payments may have been made by originators that could not be definitively identified and, therefore, these indemnity payments have not been included under the column “Assets That Were Repurchased or Replaced”. In any event, the securitizer has reason to believe that the outstanding principal balance of loans that were the subject of such indemnity payments is immaterial when compared to the outstanding principal balance, in the aggregate, of all loans subject to repurchase, replacement or indemnity payments.

7.	Assets Pending Repurchase or Replacement. This data field is intended to capture any reportable pool asset that was the subject of a demand for which (i) such loan is pending repurchase or replacement within the applicable cure period or (ii) an agreement as to the obligation to repurchase or replace has been reached between the securitizer and the party making the demand but such repurchase or replacement or related indemnity payment is subject to satisfaction of certain conditions or otherwise has not been completed as of the end of the reporting period.
8.	Demand in Dispute. This data field is intended to capture any pool asset that was the subject of a demand (i) for which the securitizer has not yet made a final determination regarding the status of such loan as of the end of the reporting period, (ii) for which the securitizer purchased such loan from an extant originator/seller and has relayed the demand to such originator/seller in accordance with the terms of the originator/seller’s repurchase/replacement obligations in its purchase contract with the securitizer and such originator/seller has not yet made a final determination, (iii) where such demand is currently the subject of insolvency proceedings or (iv) where such demand is currently the subject of litigation (including certain loans that were previously reported under other categories).
9.	Demand Withdrawn. This data field is intended to capture any reportable pool asset that was the subject of a demand for which (i) such demand was the subject of litigation that resulted in settlement or (ii) such demand was rescinded by the party making the demand.
10.	Demand Rejected. This data field is intended to capture any reportable pool asset that was the subject of a demand which was not rescinded by the party making the demand but (i) for which the securitizer determined that such demand was without merit, was invalid or did not specifically allege a breach of any particular representation or warranty or (ii) such demand was rejected by the party to whom the demand was made or relayed.

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Retained Interests in This Securitization

Neither UBS AG New York Branch nor any of its affiliates will retain on the Closing Date any Certificates issued by the Issuing Entity or any other economic interest in this securitization. However, UBS AG New York Branch or its affiliates may, from time to time after the initial sale of the Certificates to investors on the Closing Date, acquire Certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such Certificates at any time.

The information set forth under “—UBS AG New York Branch” has been provided by UBS AG New York Branch.

Bank of Montreal

General

Bank of Montreal (“BMO”) started its business in Montreal in 1817 and was incorporated in 1821 by an Act of Lower Canada as the first Canadian chartered bank. Since 1871, BMO has been a chartered bank under the Bank Act (Canada) (the “Bank Act”), and is named in Schedule I of the Bank Act. The Bank Act is the charter of BMO and governs its operations. BMO is a registered bank holding company and is a financial holding company under the United States Bank Holding Company Act of 1956. BMO’s head office is located at 129 rue Saint Jacques, Montreal, Quebec, H2Y 1L6. Its executive offices are located at 100 King Street West, 1 First Canadian Place, Toronto, Ontario, M5X 1A1. BMO offers a broad range of products and services directly and through Canadian and non-Canadian subsidiaries, offices, and branches. BMO has bank branches in Canada and the United States and operates internationally in major financial markets and trading areas through its offices in other jurisdictions, including the United States.

BMO originated, co-originated or acquired all of the Mortgage Loans or portions thereof that it is contributing to this securitization (the “BMO Mortgage Loans”), and funded the origination or acquisition of such BMO Mortgage Loans through its Chicago branch. BMO originates, and may purchase from other lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in CMBS transactions. Since 1984, BMO’s Chicago branch has been chartered as a United States branch of BMO with the Illinois Department of Financial and Professional Regulation (“IDFPR”) and, accordingly, is regulated by the IDFPR and the Federal Reserve Board under the United States International Banking Act. BMO’s Chicago branch maintains its principal office at 320 South Canal Street, 8th Floor, Chicago, Illinois 60606.

In addition to CMBS, BMO has been engaged in the securitization of other asset classes, including auto leases and/or auto loans, consumer installment loans, credit card receivables, student loans, and residential mortgages, among others.

BMO is an affiliate of BMO Capital Markets Corp., one of the underwriters, each of which is a wholly-owned subsidiary of BMO Financial Corp. (“BMO Financial”). BMO Financial is a wholly-owned subsidiary of BMO. As a financial holding company, BMO Financial is subject to the supervision of the Federal Reserve Board. BMO Financial and its subsidiaries provide retail and commercial financial products and services through more than 1,000 banking offices located throughout the United States. BMO Financial is required to file with the Federal Reserve Board reports and other information regarding its business operations and business operations of its subsidiaries.

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BMO’s Commercial Mortgage Origination and Securitization Program

BMO, directly or through correspondents or affiliates, originates or co-originates multifamily and commercial mortgage loans throughout the United States. Although BMO did not originate multifamily and commercial mortgage loans prior to 2021, BMO is an affiliate of BMO Bank, N.A. (“BBNA”), which has been engaged in the origination of multifamily and commercial mortgage for over ten years. In addition, since 2019, BBNA has originated or co-originated several large commercial mortgage loans that were contributed to single asset single borrower (SASB) securitizations, and BBNA acted as loan seller and sponsor in such securitizations. Many BMO staff – such as members of the BMO Credit and Corporate Banking teams – provide services on an enterprise level, including to both BBNA and BMO. Further, BMO’s securitization financing guidelines, underwriting guidelines, and credit approval process are substantially similar to those utilized for other securitization programs within the BMO enterprise.

The total amount of loans securitized by BMO from December 17, 2019 through April 30, 2025 is approximately $14.644 billion.

In addition, in the normal course of its business, BMO may also acquire multifamily and commercial mortgage loans from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by BMO.

The multifamily and commercial mortgage loans originated, co-originated or acquired by BMO include both fixed rate and floating-rate loans and both smaller “conduit” loans and large loans.

In connection with the commercial mortgage securitization transactions in which it participates, BMO generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates that are in whole or in part backed by, and supported by the cash flows generated by, those mortgage assets.

BMO will generally act as a sponsor, originator and/or mortgage loan seller in the commercial mortgage securitization transactions in which it participates. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators.

BMO generally works with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. Generally BMO and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund in exchange for a series of certificates and, in certain cases, uncertificated interests.

Review of the BMO Mortgage Loans

General. In connection with the preparation of this prospectus, BMO conducted a review of the Mortgage Loans that it is selling to the depositor. The review was conducted as set forth below and was conducted with respect to each of the BMO Mortgage Loans. No sampling procedures were used in the review process.

Database. First, BMO created a database of information (the “BMO Securitization Database”) obtained in connection with the origination or acquisition of the BMO Mortgage Loans, including:

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●                                 certain information from the BMO Mortgage Loan documents;

●                                certain information from the rent rolls and operating statements for, and certain leases relating to, the related Mortgaged Properties (in each case to the extent applicable);

●                                 insurance information for the related Mortgaged Properties;

●                                 information from third party reports such as the appraisals, environmental and property condition reports, seismic reports, zoning reports and other zoning information;

●                                bankruptcy searches with respect to the related borrowers; and

●                               certain information and other search results obtained by BMO’s deal team for each of the BMO Mortgage Loans during the underwriting process.

BMO also included in the BMO Securitization Database certain updates to such information received by BMO’s securitization team after origination or acquisition, such as information from the interim servicer regarding loan payment status and current escrows, updated rent rolls and leasing activity information provided pursuant to the Mortgage Loan documents, and information otherwise brought to the attention of BMO’s securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any BMO Mortgage Loan.

Using the information in the BMO Securitization Database, BMO created a Microsoft Excel file (the “BMO Data File”) and provided that file to the depositor for the inclusion in this prospectus (particularly in Annexes A-1, A-2 and A-3 to this prospectus) of information regarding the BMO Mortgage Loans, except as otherwise indicated below.

With respect to the 322 Grand Concourse Whole Loan, which was originated by Greystone Select Company II LLC, and as to which a portion of such Whole Loan was acquired by and is being sold by BMO into the issuing entity, the GCMC Data Tape was used to provide the numerical information regarding the related Mortgage Loan in this prospectus.

Data Comparison and Recalculation. BMO (or the depositor on its behalf) engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed by BMO, relating to information in this prospectus regarding the BMO Mortgage Loans. These procedures included:

●                                comparing the information in the BMO Data File against various source documents provided by BMO that are described above under “—Database”;

●                               comparing numerical information regarding the BMO Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the BMO Data File; and

●                                 recalculating certain percentages, ratios and other formulae relating to the BMO Mortgage Loans disclosed in this prospectus.

Legal Review. BMO also reviewed and responded to a due diligence questionnaire (a “Due Diligence Questionnaire”) relating to the BMO Mortgage Loans, which questionnaire was prepared by the depositor’s legal counsel for use in eliciting information relating to the

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BMO Mortgage Loans and including such information in this prospectus to the extent material.

Although the Due Diligence Questionnaire may be revised from time to time, it typically contains various questions regarding the BMO Mortgage Loans, the related Mortgaged Properties, the related borrowers, sponsors and tenants, and any related additional debt.

BMO also provided to origination counsel a set of mortgage loan representations and warranties substantially similar to those attached as Annex D-1 to this prospectus and requested that origination counsel identify exceptions to such representations and warranties. BMO compiled and reviewed the draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the depositor for inclusion on Annex D-2 to this prospectus. In addition, for each BMO Mortgage Loan originated by BMO or one of its affiliates, BMO prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process. The loan terms included in each asset summary may include, without limitation, the principal amount, the interest rate, the loan term, the interest calculation method, the due date, any applicable interest-only period, any applicable amortization period, a summary of any prepayment and/or defeasance provisions, a summary of any lockbox and/or cash management provisions, a summary of any release provisions, and a summary of any requirement for the related borrower to fund up-front and/or on-going reserves. The property level information obtained during the origination process included in each asset summary may include, without limitation, a description of the related Mortgaged Property (including property type, ownership structure, use, location, size, renovations, age and physical attributes), information relating to the commercial real estate market in which the Mortgaged Property is located, information relating to the related borrower and sponsor of the related borrower, an underwriter’s assessment of strengths and risks of the loan transaction, tenant analysis, and summaries of third party reports such as appraisal, environmental and property condition reports.

For each BMO Mortgage Loan, if any, purchased by BMO or its affiliates from a third-party originator of such Mortgage Loan, BMO reviewed the purchase agreement and related representations and warranties, and exceptions to those representations and warranties, made by the seller of such BMO Mortgage Loan to BMO or its affiliates, reviewed certain provisions of the related Mortgage Loan documents and third party reports concerning the related mortgaged property provided by the originator of such BMO Mortgage Loan, prepared exceptions to the representations and warranties in the Mortgage Loan Purchase Agreement based upon such review, and provided them to the depositor for inclusion on Annex D-2 to this prospectus. With respect to any BMO Mortgage Loan that is purchased by BMO or its affiliates from a third party originator, the representations and warranties made by the third party originator in the related purchase agreement between BMO or its affiliates, on the one hand, and the third party originator, on the other hand, are solely for the benefit of BMO or its affiliates. The rights, if any, that BMO or its affiliates may have under such purchase agreement upon a breach of such representations and warranties made by the third party originator will not be assigned to the Trustee, and none of the Certificateholders or the Trustee will have any recourse against the third party originator in connection with any breach of the representations and warranties made by such third party originator. As described under “Description of the Mortgage Loan Purchase Agreements—General”, the substitution or repurchase obligation of, or the obligation to make a Loss of Value Payment on the part of, BMO, as mortgage loan seller, with respect to the BMO Mortgage Loans under the related MLPA constitutes the sole remedy available to the

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Certificateholders and the trustee for any uncured material breach of any BMO’s representations and warranties regarding the BMO Mortgage Loans, including any BMO Mortgage Loan that is purchased by BMO or its affiliates from a third party originator.

In addition, with respect to each BMO Mortgage Loan, BMO reviewed, and in certain cases requested that its counsel review, certain Mortgage Loan document provisions as necessary for disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. Furthermore, BMO requested the borrowers under the BMO Mortgage Loans (or the borrowers’ respective counsel) for updates on any significant pending litigation that existed at origination. Moreover, if BMO became aware of a significant natural disaster in the vicinity of a mortgaged property relating to a BMO Mortgage Loan, BMO requested information on the property status from the related borrower in order to confirm whether any material damage to the property had occurred.

Large Loan Summaries. Finally, BMO prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries for those of the BMO Mortgage Loans included in the 10 largest Mortgage Loans on groups of cross-collateralized Mortgage Loans in the mortgage pool, and the abbreviated loan summaries for those of the BMO Mortgage Loans included in the next 5 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in the “Summaries of the Fifteen Largest Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans” in Annex A-3 to this prospectus.

Findings and Conclusions. Based on the foregoing review procedures, BMO found and concluded with reasonable assurance that the disclosure regarding the BMO Mortgage Loans in this prospectus is accurate in all material respects. BMO also found and concluded with reasonable assurance that the BMO Mortgage Loans were originated (or acquired and reunderwritten) in accordance with BMO’s origination procedures and underwriting guidelines, except for any material deviations described under “—Exceptions to Underwriting Guidelines” below. BMO attributes to itself all findings and conclusions resulting from the foregoing review procedures.

BMO’s Origination Procedures and Underwriting Guidelines

General. BMO’s commercial mortgage loans (including any co-originated mortgage loans) are primarily originated in accordance with the origination procedures and underwriting guidelines described below. Furthermore, with respect to the BMO Mortgage Loans that were acquired by BMO, BMO reviewed such BMO Mortgage Loans to ensure that each such BMO Mortgage Loan complied with the underwriting guidelines described below. However, variations from these origination procedures and underwriting guidelines may be implemented as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor or any other pertinent information deemed material by BMO. Therefore, this general description of BMO’s origination procedures and underwriting guidelines is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all procedures and guidelines set forth below.

Process. The credit underwriting process for each of the BMO Mortgage Loans is performed by a deal team comprised of real estate professionals which typically includes an originator, an underwriter, a commercial closer and a third party due diligence provider

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operating under the review of BMO or an affiliate thereof. This team conducts a thorough review of the related mortgaged property, which in most cases includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic condition/engineering (see “—Escrow Requirements”, “—Title Insurance Policy”, “—Property Insurance”, “—Third Party Reports—Appraisal”, “—Third Party Reports—Environmental Report” and “—Third Party Reports—Property Condition Report” below). In some cases (such as a property having a limited operating history or having been recently acquired by its current owner), historical operating statements may not be available. Rent rolls would not be examined for certain property types, such as hospitality properties or single tenant properties, and tenant leases would not be examined for certain property types, such as hospitality, self-storage, multifamily and manufactured housing community properties.

A member of BMO’s deal team or one of its agents or designees performs an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties (if any), in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market. In the case of a mortgage loan acquired by BMO from a third party originator, a member of BMO’s deal team or one of its agents or designees will either perform an inspection of the property or review a third party inspection report.

BMO’s deal team or one of its agents or designees also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with BMO’s property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure in a manner to mitigate risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit approval package is prepared to summarize all of the above referenced information.

Credit Approval. As part of the mortgage loan approval process, all commercial mortgage loans must be presented to one or more senior real estate professionals (which may consist of the group head, the securitization finance head, and/or representatives from underwriting, securitization, capital markets or closing) for review. After a review of the credit package and/or term sheet and a discussion of the loan, the designated reviewer(s) may approve the loan as recommended or request additional due diligence or loan structure, modify the terms, or reject the loan entirely.

Debt Service Coverage Ratio and Loan-to-Value Ratio Requirements. BMO’s underwriting guidelines generally require a minimum debt service coverage ratio (DSCR) of 1.20x and a maximum loan-to-value ratio (LTV) of 80%. However these thresholds are guidelines and exceptions are permitted under the guidelines on the merits of each

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individual loan, such as reserves, letters of credit and/or guarantees and BMO’s assessment of the property’s future prospects. Property and loan information is not updated for securitization unless BMO determines that information in its possession has become stale.

In addition, BMO may in some instances have reduced the term interest rate that BMO would otherwise charge on a BMO mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the BMO mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related BMO mortgage loan satisfied BMO’s minimum debt service coverage ratio underwriting requirements for such BMO mortgage loan.

Certain properties may also be encumbered by subordinate debt secured by such property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned DSCR and LTV parameters.

Amortization Requirements. While BMO’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for a portion of the loan term. If the loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this prospectus and Annex A to this prospectus reflect a calculation on the future (larger) amortizing loan payment. See “Description of the Mortgage Pool”.

Escrow Requirements. BMO may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, BMO may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover tenant improvements/leasing commissions, deferred maintenance, environmental remediation or unfunded obligations, among other things. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all of BMO’s commercial mortgage loans.

Generally, subject to the discussion in the prior paragraph, BMO requires escrows as follows:

●                Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or the sponsor is a high net-worth individual or (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly or to reimburse the landlord for real estate taxes paid.

●                Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property

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sponsor or the sponsor is a high net-worth individual, (ii) if the related borrower or an affiliate thereof maintains a blanket insurance policy, (iii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iv) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.

●                Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to, if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.

●                Tenant Improvement / Leasing Commissions—In the case of retail, office, mixed use and industrial properties, a tenant improvement / leasing commission reserve may be required to be funded either at loan origination and/or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the tenant’s lease extends beyond the loan term or (ii) if the rent for the space in question is considered below market.

●                Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.

●                Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the BMO Mortgage Loans, please see Annex A-1 to this prospectus.

Title Insurance Policy. The borrower is required to provide, and BMO or its counsel typically will review, a title insurance policy for each property. The provisions of the title insurance policy are required to comply with mortgage loan representation and warranty no. 8 on Annex D-1 to this prospectus without any exceptions that BMO deems material.

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Property Insurance. BMO requires the borrower to provide, or authorizes the borrower to rely on a tenant or other third party to obtain, insurance policies meeting the requirements set forth in mortgage loan representations and warranties nos. 18 and 31 on Annex D-1 to this prospectus without any exceptions that BMO deems material (other than with respect to deductibles and allowing a tenant to self-insure).

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the BMO Mortgage Loans, BMO generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

Appraisal. BMO (or, in the case of a mortgage loan acquired by BMO from a third party originator, the related originator) obtains an appraisal meeting the requirements described in mortgage loan representation and warranty no. 45 on Annex D-1 to this prospectus without any exceptions that BMO deems material. In addition, the appraisal (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

Environmental Report. BMO (or, in the case of a mortgage loan acquired by BMO from a third party originator, the related originator) generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by BMO. BMO or its designated agent (or, in the case of a mortgage loan acquired by BMO from a third party originator, the related originator) typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I site assessment identifies any such conditions, BMO generally requires that the condition be addressed in a manner that complies with mortgage loan representation and warranty no. 43 on Annex D-1 to this prospectus without any exceptions that BMO deems material.

Property Condition Report. BMO (or, in the case of a mortgage loan acquired by BMO from a third party originator, the related originator) generally obtains a current property condition report (a “PCR”) for each mortgaged property prepared by a structural engineering firm approved by BMO. BMO or an agent (or, in the case of a mortgage loan acquired by BMO from a third party originator, the related originator) typically reviews the PCR to determine the physical condition of the property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, BMO often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above.

Servicing. Interim servicing for all BMO’s mortgage loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with BMO, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

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Exceptions to Underwriting Guidelines

One or more of the BMO Mortgage Loans may vary from the specific BMO underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the BMO Mortgage Loans, BMO may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors.

None of the BMO Mortgage Loans have exceptions to the related underwriting guidelines.

Compliance with Rule 15Ga-1 under the Exchange Act

BMO most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 12, 2025. BMO’s Central Index Key is 0000927971. As of June 30, 2025, BMO had no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither BMO nor any of its affiliates will retain any Certificates issued by the Issuing Entity or any other economic interest in this securitization as of the Closing Date. However, BMO and/or its affiliates may own in the future certain Classes of Certificates. Any such party will have the right to dispose of any such Certificates at any time.

The information set forth above under “—Bank of Montreal” has been provided by BMO.

Greystone Commercial Mortgage Capital LLC

Greystone Commercial Mortgage Capital LLC (“GCMC”) is a sponsor of, and a seller of certain Mortgage Loans (the “GCMC Mortgage Loans”) into, the securitization described in this prospectus. Greystone Select Company II LLC (“GSCII”), is an affiliate of GCMC and Greystone Servicing Company LLC (“GSC”).

GSCII originated or co-originated all of the GCMC Mortgage Loans.

In addition, GSC is the outside special servicer with respect to the Redmond Town Center, Las Olas City Centre and Newport at the Levee whole loans. See “Transaction Parties—Servicers—The Outside Servicers and Outside Special Servicers”.

GCMC is a Delaware limited liability company. GCMC was formed on August 24, 2021 and is indirectly wholly owned by Greystone Select Company II LLC. GCMC’s executive offices are located at 152 West 57th Street, New York, New York 10019, telephone number (917) 421-4533. GSC is a Delaware limited liability company formed on April 1, 2019 and is indirectly wholly owned by Greystone Select Company LLC. GSC’s executive offices are located at 152 West 57th Street, New York, New York 10019, telephone number (917) 421-4533. GSCII is a Delaware limited liability company formed on June 9, 2021 and is indirectly owned by Greystone Select Incorporated. GSCII’s

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executive offices are located at 152 West 57th Street, New York, New York 10019, telephone number (917) 421-4533.

GCMC through GSC and GSCII (collectively, the “GCMC Originator”) is engaged in the origination and acquisition of commercial and multifamily mortgage loans with the primary intent to sell the loans within a short period of time subsequent to origination or acquisition into a commercial mortgage-backed securities (“CMBS”) primary issuance securitization or through a sale of whole loan interests to third-party investors. GCMC through GSC and GSCII originates loans primarily for securitization; however, the GCMC Originator also originates mortgage loans, subordinate mortgage loans, or subordinate participation interests in mortgage loans, and mezzanine loans (loans secured by equity interests in entities that own commercial real estate) for itself and for sale to third-party investors.

In the normal course of its business, GCMC may acquire multifamily and commercial mortgage loans from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by the GCMC Originator.

GCMC aggregates and warehouses the commercial and multifamily mortgage loans that the GCMC Originator originates or acquires pending sale via a CMBS securitization.

GCMC’s Securitization History

Since its founding in August 2021 and through June 2025, the GCMC Originator has originated approximately 36 fixed rate commercial, multifamily and manufactured housing community mortgage loans with an aggregate original principal balance of approximately $677.2 million and GCMC has acted as a sponsor and mortgage loan seller on 13 fixed-rate commercial mortgage-backed securitization transactions.

In future transactions, it is anticipated that many of the commercial mortgage loans originated or acquired by GCMC or originated by the GCMC Originator will be sold to securitizations in which GCMC acts as a sponsor. GCMC through GSC and GSCII expects to continue to originate and acquire both fixed rate and floating rate commercial mortgage loans which will be included in both public and private securitizations. GCMC (in some cases through GSC or GSCII) also expects to originate subordinate and mezzanine debt for investment, syndication or securitization.

None of GCMC, GSC, GSCII, nor any of their respective affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against GCMC, GSC or GSCII for any losses or other claims in connection with the certificates or the GCMC Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of representations and warranties made by GCMC and guaranteed by GSCII in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements”.

Review of GCMC Mortgage Loans

Overview. GCMC has conducted a review of the GCMC Mortgage Loans in connection with the securitization described in this prospectus. The review of the GCMC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of GCMC (the “GCMC Deal Team”). The review procedures described below were employed with respect to all of the GCMC Mortgage Loans, except that certain review procedures were relevant only to the large loan disclosures in this

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prospectus, as further described below. No sampling procedures were used in the review process.

Data Tape. To prepare for securitization, members of the GCMC Deal Team created a data tape (the “GCMC Data Tape”) containing detailed loan-level and property-level information regarding each GCMC Mortgage Loan. The GCMC Data Tape was compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance policies, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the GCMC Deal Team during the underwriting process. After origination of each GCMC Mortgage Loan, the GCMC Deal Team updated the information in the GCMC Data Tape with respect to the GCMC Mortgage Loans from time to time based on updates provided by the related loan servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity and information otherwise brought to the attention of the GCMC Deal Team. The GCMC Data Tape was used by the GCMC Deal Team in providing the numerical information regarding the GCMC Mortgage Loans in this prospectus.

Data Comparison and Recalculation. GCMC (or the Depositor on its behalf) engaged a third-party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by GCMC relating to information in this prospectus regarding the GCMC Mortgage Loans. These procedures included:

●	comparing the information in the GCMC Data Tape against various source documents provided by GCMC that are described above under “—Data Tape”;
●	comparing numerical information regarding the GCMC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the GCMC Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the GCMC Mortgage Loans disclosed in this prospectus.

Legal Review. GCMC engaged various law firms to conduct certain legal reviews of the GCMC Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each GCMC Mortgage Loan, origination counsel prepared a loan and property summary or completed a questionnaire that sets forth certain salient loan terms and summarizes material deviations from the GCMC Originator’s standard form loan documents. In anticipation of the securitization of each GCMC Mortgage Loan originated by the GCMC Originator, origination counsel for each GCMC Mortgage Loan reviewed a form of securitization representations and warranties and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the GCMC Mortgage Loans. Such assistance included, among other things, a review of (i) one or more due diligence questionnaires completed by origination counsel and/or the GCMC Deal Team, and (ii) exceptions to representations and warranties compiled by origination counsel and the GCMC Deal Team, and (iii) various statistical data tapes prepared by the GCMC Deal Team. In addition, for each GCMC Mortgage Loan originated by the GCMC Originator, GCMC prepared and provided to legal counsel for review an asset summary, which summary includes certain loan terms and property-level information obtained during the origination process.

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For each GCMC Mortgage Loan, if any, purchased by GCMC or its affiliates from a third-party originator of such GCMC Mortgage Loan, GCMC generally re-underwrote such Mortgage Loan to confirm whether it complied with GCMC’s underwriting guidelines.

GCMC prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries for those of the GCMC Mortgage Loans included in the ten (10) largest Mortgage Loans or groups of cross-collateralized Mortgage Loans in the mortgage pool, and the abbreviated loan summaries for those of the GCMC Mortgage Loans included in the next five (5) largest Mortgage Loans or groups of cross-collateralized Mortgage Loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex B to this prospectus.

Other Review Procedures. For each GCMC Mortgage Loan originated by the GCMC Originator, the GCMC Originator conducted a search with respect to each borrower under the related GCMC Mortgage Loan to determine whether it filed for bankruptcy. With respect to any material pending litigation that existed at the origination of any GCMC Mortgage Loan, GCMC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. If GCMC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a GCMC Mortgage Loan, GCMC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

With respect to the GCMC Mortgage Loans originated by the GCMC Originator, the GCMC Deal Team also consulted with the applicable GCMC Mortgage Loan origination team to confirm that the GCMC Mortgage Loans were originated in compliance with the origination and underwriting guidelines described below under “—GCMC’s Origination Procedures and Underwriting Guidelines,” as well as to identify any material deviations from those origination and underwriting guidelines. See “—GCMC’s Origination Procedures and Underwriting Guidelines—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, GCMC found and concluded with reasonable assurance that the disclosure regarding the GCMC Mortgage Loans in this prospectus is accurate in all material respects. GCMC also found and concluded with reasonable assurance that the GCMC Mortgage Loans were originated or acquired in accordance with GCMC’s origination procedures and underwriting guidelines, except as described under “—GCMC’s Origination Procedures and Underwriting Guidelines—Exceptions” below. GCMC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

GCMC’s Origination Procedures and Underwriting Guidelines

General. The GCMC Originator’s commercial mortgage loans are generally originated in accordance with the origination procedures and underwriting guidelines described below; however, given the unique nature of commercial mortgaged properties, variations from these origination procedures and underwriting guidelines may occur as a result of various conditions, including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/loan sponsor, or any other pertinent information deemed material by the GCMC Originator. Therefore, this general description of the GCMC Originator’s origination procedures and underwriting guidelines is not intended as a representation that every GCMC Mortgage Loan complies entirely with all procedures and guidelines set forth below. For important information about the circumstances that have affected the underwriting of a GCMC Mortgage Loan in the mortgage pool, see the “Risk Factors” section of this

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prospectus, the other subsections of this “Transaction Parties—The Sponsors and the Mortgage Loan Sellers” section and “Exceptions to Mortgage Loan Representations and Warranties” on Annex E-1B to this prospectus.

Loan Analysis. The credit underwriting process for each GCMC Mortgage Loan is performed by a team comprised of real estate professionals that typically includes a deal manager, originator, underwriter, transaction manager and loan closer. This team is required to conduct a thorough review of the related mortgaged property, which typically includes an examination of historical operating statements (if available), rent rolls, certain tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third-party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering. In certain cases, the GCMC Originator may also engage a consultant or third-party diligence provider to assist in the underwriting or preparation of an analysis required by the above process, subject to the ultimate review and approval of the GCMC Originator.

A member of the GCMC Deal Team or a third-party engaged by the GCMC Originator is required to perform an inspection of the property as well as a review of the surrounding market area, including demand generators and competing properties, in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

The GCMC Originator or an affiliate of GCMC, along with any third-party provider engaged by the GCMC Originator, also performs a review of the financial status, credit history and background of the borrower and certain key principals through financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches in select jurisdictions for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the GCMC Originator finalizes its underwriting analysis of the property’s cash flow in accordance with the GCMC Originator’s property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure in a manner to mitigate risks, resulting in features such as ongoing escrows or upfront reserves, letters of credit, lockboxes/cash management or guarantees. A complete credit committee package is prepared to summarize all of the above-referenced information.

Loan Approval. All commercial mortgage loans must be presented to one or more credit committees that consist of senior real estate and finance professionals of the GCMC Originator and its affiliates, among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended, request additional due diligence or loan structure, modify the terms, or reject the loan entirely.

Debt Service Coverage Ratio and LTV Ratio. The GCMC Originator’s underwriting guidelines generally require a minimum debt service coverage ratio of 1.20x and maximum loan-to-value (“LTV”) ratio of 80%; however, these thresholds are guidelines and exceptions may be made on the merits of each loan. Certain properties may also be encumbered by subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower which,

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when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned parameters; namely, the debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the LTV ratios described above will be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

The aforementioned debt service coverage ratio requirements pertain to the underwritten cash flow at origination and may not hold true for each GCMC Mortgage Loan as reported in this prospectus. Property and loan information is typically updated for securitization, including an update or re-underwriting of the property’s cash flow, which may reflect positive or negative developments at the property or in the market that have occurred since origination, possibly resulting in an increase or decrease in the debt service coverage ratio.

Additional Debt. Certain mortgage loans originated by the GCMC Originator or acquired by GCMC may have, or permit in the future, certain additional subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that GCMC or an affiliate thereof may be the lender on that additional subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above may be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above may be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

Amortization Requirements. The GCMC Originator’s underwriting guidelines generally permit a maximum amortization period of 30 years, or interest-only payments through maturity or for an initial portion of the mortgage loan term; however, if the loan entails only a partial interest-only period, the monthly debt service, annual debt service and debt service coverage ratio set forth in this prospectus will reflect a calculation on the future (larger) amortizing loan payment.

Servicing. Interim servicing for mortgage loans originated by the GCMC Originator prior to securitization will typically be performed by an affiliate of GCMC, GSC, GSCII or an unaffiliated third-party; however, primary servicing may occasionally be retained by certain qualified subservicers under established sub-servicing agreements with GCMC, which primary servicing may be retained by such subservicers post-securitization. Accordingly, from time to time, the original third-party servicer may retain primary servicing. Otherwise, servicing responsibilities will be transferred from such third-party servicer to the master servicer of the securitization trust (and a primary servicer when applicable) on the Closing Date.

Assessment of Property Condition. As part of the origination and underwriting process, the property assessments and reports described below will typically be obtained:

●	Appraisals—Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.
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●	Environmental Assessment—In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial, multifamily or manufactured housing community mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the originator or an environmental consultant believes that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.
●	Engineering Assessment—In connection with the origination process, it will be required that an engineering firm inspect the real property collateral for any prospective commercial, multifamily or manufactured housing community mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.
●	Seismic Report—Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Notwithstanding the foregoing, engineering inspections and seismic reports will generally not be required or obtained by the originator in connection with the origination process in the case of mortgage loans secured by real properties that are subject to a ground lease, triple-net lease or other long-term lease, or in the case of mortgage loans that are not collateralized by any material improvements on the real property collateral.

Title Insurance. The borrower is required to provide, and the GCMC Originator or its origination counsel will typically review, a title insurance policy for each property. The title insurance policies provided typically must be: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) issued such that protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) issued such that if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, the GCMC Originator typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the

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lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material improvements in any area identified as a special flood hazard area in the Federal Register by the Federal Emergency Management Agency. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts if such coverage is available at commercially reasonable rates. In some cases, there may be a cap on the amount that the related borrower will be required to expend on terrorism insurance.

The mortgage loan documents typically also require the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

The mortgage loan documents typically further require the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the probable maximum loss (“PML”) or scenario expected loss (“SEL”) is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination of a commercial, multifamily or manufactured housing community mortgage loan, the originator will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

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In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, the GCMC Originator may require an endorsement to the title insurance policy or the acquisition of law and ordinance or similar insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, the GCMC Originator may require the borrower to remediate such violation and, subject to the discussion under “—Escrow Requirements” below, establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on the originator’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial, multifamily or manufactured housing community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial, multifamily and manufactured housing community mortgage loan originated by the GCMC Originator. Furthermore, the GCMC Originator may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, the GCMC Originator may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and the GCMC Originator’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, the GCMC Originator may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated by the GCMC Originator are as follows:

●	Taxes—Monthly escrow deposits equal to 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly.
●	Insurance—Monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain
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circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iv) if and to the extent that another third-party unrelated to the borrower (such as a condominium board) is obligated to maintain the insurance.

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related mortgaged property or other third-party is responsible for all repairs and maintenance, or (ii) if the GCMC Originator determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the GCMC Originator’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.
●	Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if the GCMC Originator determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the GCMC Originator’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.
●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the related mortgaged property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third-party is responsible for the repairs, or (iv) if the GCMC Originator determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the GCMC Originator’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.
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●	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount typically equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third-party unrelated to the borrower is identified as the responsible party or (iv) if the GCMC Originator determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the GCMC Originator’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the GCMC Mortgage Loans, please see Annex A-1 to this prospectus.

Exceptions. One or more of the GCMC Mortgage Loans may vary from the specific underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the GCMC Mortgage Loans, the GCMC Originator or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors.

The GCMC Mortgage Loans were originated in accordance with the underwriting guidelines set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act

GCMC’s CIK number is 0001931347. GCMC most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on January 21, 2025. As of March 31, 2025, GCMC has no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act with respect to breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations.

Retained Interests in This Securitization

Neither GCMC nor any of its affiliates will retain on the Closing Date any Certificates issued by the Issuing Entity or any other economic interest in this securitization. However, GCMC or its affiliates may, from time to time after the initial sale of the Certificates to investors on the Closing Date, acquire Certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such Certificates at any time.

The information set forth above under “—Greystone Commercial Mortgage Capital LLC” has been provided by GCMC.

Zions Bancorporation, N.A.

General

Zions Bancorporation, N.A. (“ZBNA”) is a national banking association (NASDAQ: ZION) and is a sponsor of, and a seller of certain Mortgage Loans (the “ZBNA Mortgage

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Loans”) into, the securitization described in this prospectus. The ZBNA Mortgage Loans were all originated, co-originated or acquired by ZBNA. The principal office of ZBNA is located at One South Main Street, Salt Lake City, Utah 84133, and its telephone number is (800) 974-8800. ZBNA offers a wide range of financial and banking services to its customers, including commercial real estate financing, throughout the United States directly or through any of its divisions, comprised of Amegy Bank of Texas, California Bank & Trust, National Bank of Arizona, Nevada State Bank, The Commerce Bank of Oregon, The Commerce Bank of Washington, Vectra Bank Colorado, and Zions First National Bank. ZBNA is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency.

ZBNA has been engaged in originating commercial and multifamily mortgage loans since 1873 through Zion’s Savings Bank and Trust Company and various other affiliated entities. ZBNA also originates commercial and multifamily mortgage loans that are not securitized, including construction, bridge, subordinated and syndicated loans.

In the normal course of its business, ZBNA may acquire multifamily and commercial mortgage loans from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by ZBNA.

In addition to the origination of commercial and multifamily mortgage loans, ZBNA and its affiliate banking associations and divisions service $13.6 billion of commercial and multifamily mortgage loans as of March 31, 2025.

ZBNA’s Securitization Program

On October 1, 2022, ZBNA launched a real estate capital markets platform for purposes of engaging in the origination and acquisition of commercial and multifamily mortgage loans with the primary intent to sell the loans within a short period of time subsequent to origination or acquisition into a commercial mortgage-backed securities (“CMBS”) primary issuance securitization or through a sale of whole loan interests to third-party investors. ZBNA has been engaged in the securitization of assets since 1988 when it began to securitize Small Business Administration loans.

ZBNA underwrites, originates and acquires mortgage loans secured by commercial or multifamily properties and, together with other sponsors and loan sellers, participates in securitization transactions by transferring the mortgage loans to an unaffiliated third party acting as depositor, which then transfers the mortgage loans to the issuing entity.

This is the thirteenth commercial mortgage securitization to which ZBNA is contributing loans. ZBNA securitized approximately $460 million of commercial mortgage loans in its prior securitizations.

In future transactions, it is anticipated that many of the commercial mortgage loans originated or acquired by ZBNA will be sold to securitizations in which ZBNA acts as a sponsor.

Review of ZBNA Mortgage Loans

Overview. ZBNA has conducted a review of the mortgage loans (the “ZBNA Mortgage Loans”) in connection with the securitization described in this prospectus. The review of the ZBNA Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of ZBNA or one or more of its affiliates (the

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“ZBNA Review Team”). The review procedures described below were employed with respect to all of the ZBNA Mortgage Loans. No sampling procedures were used in the review process.

Data Tape. To prepare for securitization, members of the ZBNA Review Team created a data tape (“ZBNA Data Tape”) of loan-level and property-level information relating to each ZBNA Mortgage Loan. The ZBNA Data Tape was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the ZBNA Review Team during the underwriting process. After origination of each ZBNA Mortgage Loan, the ZBNA Review Team updated the information in the ZBNA Data Tape with respect to the ZBNA Mortgage Loans from time to time based on applicable information from ZBNA, as interim servicer of the ZBNA Mortgage Loans, relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the ZBNA Review Team. The ZBNA Data Tape was used to provide the numerical information regarding the ZBNA Mortgage Loans in this prospectus.

Data Comparison and Recalculation. ZBNA (or the Depositor on its behalf) engaged a third-party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by ZBNA, relating to information in this prospectus regarding the ZBNA Mortgage Loans. These procedures included:

●	comparing the information in the ZBNA Data Tape against various source documents provided by ZBNA that are described in “—Database” above;
●	comparing numerical information regarding the ZBNA Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the ZBNA Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the ZBNA Mortgage Loans disclosed in this prospectus.

Legal Review. ZBNA engaged various law firms to conduct certain legal reviews of the ZBNA Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each ZBNA Mortgage Loan, origination counsel prepared a loan and property summary or completed a questionnaire that sets forth certain salient loan terms and summarizes material deviations from the ZBNA’s standard form loan documents. In anticipation of the securitization of each ZBNA Mortgage Loan, origination counsel for each ZBNA Mortgage Loan reviewed a form of securitization representations and warranties and, if applicable, identified exceptions to those representations and warranties.

ZBNA also engaged legal counsel in connection with this securitization to provide, among other things, a review of (i) one or more due diligence questionnaires completed by origination counsel and/or the ZBNA Review Team, (ii) the representations and warranties and exception reports relating to the ZBNA Mortgage Loans prepared by origination counsel, (iii) certain loan documents with respect to the ZBNA Mortgage Loans, and (iv) various statistical data tapes prepared by the ZBNA Review Team. Securitization counsel also reviewed the property release provisions, if any, for each ZBNA Mortgage Loan with multiple Mortgaged Properties for compliance with the Treasury Regulations.

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Counsel also assisted in the preparation of the risk factors and mortgage loan summaries set forth in this prospectus, based on their review of pertinent sections of the related mortgage loan documents.

Other Review Procedures. For each ZBNA Mortgage Loan originated by ZBNA, ZBNA conducted a search with respect to each borrower under the related ZBNA Mortgage Loan to determine whether it filed for bankruptcy. With respect to any material pending litigation of which ZBNA was aware at the origination of any ZBNA Mortgage Loan, ZBNA requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. If ZBNA became aware of a significant natural disaster in the immediate vicinity of any Mortgaged Property securing a ZBNA Mortgage Loan, ZBNA obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The ZBNA Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the ZBNA Mortgage Loans to determine whether any ZBNA Mortgage Loan materially deviated from the underwriting guidelines set forth in “—ZBNA’s Underwriting Guidelines and Process” below. See “—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, ZBNA determined that the disclosure regarding the ZBNA Mortgage Loans in this prospectus is accurate in all material respects. ZBNA also determined that the ZBNA Mortgage Loans were originated in accordance with ZBNA’s origination procedures and underwriting criteria, except as described in “—Exceptions” below. ZBNA attributes to itself all findings and conclusions resulting from the foregoing review procedures.

ZBNA’s Underwriting Guidelines and Process

General. ZBNA has developed guidelines establishing certain procedures with respect to underwriting the ZBNA Mortgage Loans. All of the ZBNA Mortgage Loans were generally underwritten in accordance with the guidelines below (which guidelines are also generally applicable to mortgage loans acquired by ZBNA). In some instances, one or more provisions of the guidelines were waived or modified by ZBNA at origination where it was determined not to adversely affect the related mortgage loan originated by it in any material respect. Given the unique nature of commercial mortgaged properties, variations from these origination procedures and underwriting guidelines may occur as a result of various conditions, including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/loan sponsor, or any other pertinent information deemed material by ZBNA. Therefore, this general description of the ZBNA’s origination procedures and underwriting guidelines is not intended as a representation that every ZBNA Mortgage Loan complies entirely with all procedures and guidelines set forth below. For a description of any material exceptions to the underwriting guidelines in this prospectus, see “—Exceptions” below.

Property Analysis. ZBNA performs or causes to be performed a site inspection to evaluate the location and quality of the related Mortgaged Properties. Such inspection generally includes an evaluation of functionality, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, and other applicable demand drivers. ZBNA assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, ZBNA evaluates the property’s age, physical condition, operating history, lease and tenant mix, and management.

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Cash Flow Analysis. ZBNA reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio.

Evaluation of the Borrower. ZBNA evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include a review of anti-money laundering or OFAC checks, obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities.

Loan Approval. All mortgage loans originated by ZBNA must be approved by a credit committee. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms, or decline a prospective mortgage loan transaction.

Debt Service Coverage Ratio and LTV Ratio. ZBNA’s underwriting includes a calculation of debt service coverage ratio and loan-to-value ratio in connection with the origination of each mortgage loan.

Generally, the debt service coverage ratios for ZBNA Mortgage Loans will be equal to or greater than 1.20x; provided, however, variances may be made when consideration is given to circumstances particular to the mortgage loan (including amortization), the related mortgaged property (including tenant composition), loan-to-value ratio, reserves, borrower or other factors. Generally, the loan-to-value ratio for ZBNA Mortgage Loans will be equal to or less than 75%; provided, however, variances may be made when consideration is given to circumstances particular to the mortgage loan (including amortization), the related mortgaged property (including tenant composition), debt service coverage ratio, reserves, sponsorship or other factors.

The aforementioned debt service coverage ratio requirements pertain to the underwritten cash flow at origination and may not hold true for each ZBNA Mortgage Loan as reported in this prospectus. Property and loan information is typically updated for securitization, including an update or re-underwriting of the property’s cash flow, which may reflect positive or negative developments at the property or in the market that have occurred since origination, possibly resulting in an increase or decrease in the debt service coverage ratio.

Additional Debt. Certain ZBNA Mortgage Loans may have, or permit in the future, certain additional subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that ZBNA may be the lender on that additional subordinate debt and/or mezzanine debt. The debt service coverage ratios described above may be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above may be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

Amortization Requirements. ZBNA’s underwriting guidelines generally permit a maximum amortization period of 30 years, or interest-only payments through maturity or for an initial portion of the mortgage loan term; however, if the loan entails only a partial interest-only period, the monthly debt service, annual debt service and debt service coverage ratio set forth in this prospectus will reflect a calculation on the future (larger) amortizing loan payment.

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Servicing. Interim servicing for the ZBNA Mortgage Loans prior to securitization will typically be performed by ZBNA or an unaffiliated third-party; however, primary servicing may occasionally be retained by certain qualified subservicers under established sub-servicing agreements with ZBNA, which primary servicing may be retained by such subservicers post-securitization. Accordingly, from time to time, the original third-party servicer may retain primary servicing. Otherwise, servicing responsibilities will be transferred from such third-party servicer to the master servicer of the securitization trust (and a primary servicer when applicable) on the Closing Date.

Assessment of Property Condition. As part of the origination and underwriting process, the property assessments and reports described below will typically be obtained:

(i)	Appraisals. ZBNA will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser, an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, ZBNA will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal.
(ii)	Environmental Assessments. ZBNA will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, ZBNA may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, ZBNA might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. An environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues. In some instances, ZBNA will engage an independent third party to review an environmental assessment and provide a summary of its findings. Depending on the findings of the initial environmental assessment, ZBNA may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.
(iii)	Engineering Assessments. In connection with the origination process, ZBNA may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, ZBNA will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.
(iv)	Seismic Report. A seismic report is required for all Mortgaged Properties located in seismic zones 3 or 4.

Notwithstanding the foregoing, engineering inspections and seismic reports will generally not be required or obtained by the originator in connection with the origination

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process in the case of mortgage loans secured by real properties that are subject to a ground lease, triple-net lease or other long-term lease, or in the case of mortgage loans that are not collateralized by any material improvements on the real property collateral.

Title Insurance. The borrower is required to provide, and ZBNA or its origination counsel will typically review, a title insurance policy for each property. The title insurance policies provided typically must be: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) issued such that protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) issued such that if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, ZBNA typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements. Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material improvements in any area identified as a special flood hazard area in the Federal Register by the Federal Emergency Management Agency. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts if such coverage is available at commercially reasonable rates. In some cases, there may be a cap on the amount that the related borrower will be required to expend on terrorism insurance. The mortgage loan documents typically also require the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders. The mortgage loan documents typically further require the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the

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seismic report indicates that the probable maximum loss (“PML”) or scenario expected loss (“SEL”) is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, ZBNA will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower. In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, ZBNA may require an endorsement to the title insurance policy or the acquisition of law and ordinance or similar insurance with respect to the particular non-conformity unless it determines that: (i) the nonconformity should not have a material adverse effect on the ability of the borrower to rebuild; (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses. If a material violation exists with respect to a mortgaged property, ZBNA may require the borrower to remediate such violation and, subject to the discussion under “—Escrow Requirements” below, establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. ZBNA may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, ZBNA may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by ZBNA. Furthermore, ZBNA may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. Generally, subject to the discussion in this paragraph, the typical required escrows for mortgage loans originated by ZBNA are as follows:

●	Taxes—Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. ZBNA may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).
●	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and
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monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. ZBNA may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or loan sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade tenant is responsible for paying all insurance premiums, or (iv) where there is a low loan-to-value ratio (i.e., 65% or less).

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. ZBNA relies on information provided by an independent engineer to make this determination. ZBNA may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade tenant is responsible for replacements under the terms of its lease, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).
●	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, ZBNA generally requires that at least 100% - 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. ZBNA may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, (ii) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation or (iii) recommended costs do not exceed $50,000.
●	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at origination of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with releasing the space occupied by such tenants. ZBNA may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of tenants, (iii) where rents at the mortgaged property are considered to be sufficiently below market, (iv) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated or (v) where there is a low loan-to-value ratio (i.e., 65% or less).

For a description of the escrows collected with respect to the ZBNA Mortgage Loans, please see Annex A to this prospectus.

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Exceptions

One or more of the ZBNA Mortgage Loans may vary from the specific underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the ZBNA Mortgage Loans, ZBNA or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors.

None of the ZBNA Mortgage Loans were originated with any material exceptions from ZBNA’s underwriting guidelines described above.

Compliance with Rule 15Ga-1 under the Exchange Act

ZBNA most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on January 6, 2025. ZBNA’s Central Index Key is 0000109380. As of March 31, 2025, ZBNA had no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither ZBNA nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, prior to the Closing Date, ZBNA or its affiliates may determine that they wish to retain certain Certificates. In addition, ZBNA or its affiliates may acquire Certificates in the secondary market. Any such party will have the right to dispose of any such Certificates (whether acquired on the Closing Date or in the secondary market) at any time.

The information set forth under “—Zions Bancorporation, N.A.” has been provided by ZBNA.

BSPRT CMBS Finance, LLC

General

BSPRT CMBS Finance, LLC (“BSPRT”) is a sponsor of, and a seller of certain mortgage loans (the “BSPRT Mortgage Loans”) into, the securitization described in this prospectus. BSPRT originated and underwrote all of the BSPRT Mortgage Loans. BSPRT is a limited liability company organized under the laws of the State of Delaware. The primary offices of BSPRT are located at 1345 Avenue of the Americas, Suite 32A, New York, NY 10105.

BSPRT’s Loan Origination and Acquisition History

BSPRT began originating and acquiring loans in 2017 and has not been involved in the securitization of any other types of financial assets.

BSPRT originates and acquires from both affiliated and unaffiliated third party originators, commercial mortgage loans throughout the United States. The following tables set forth information with respect to originations and acquisitions of fixed rate commercial mortgage loans by BSPRT as of December 31, 2024.

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Originations and Acquisitions of Fixed-Rate Commercial Mortgage Loans

	No. of Loans	Approximate Aggregate Principal Balance of Loans at Origination or Purchase
Originations/Acquisitions	417	$6,004,117,894

In connection with this commercial mortgage securitization transaction, BSPRT will transfer the BSPRT Mortgage Loans to the depositor, who will then transfer the BSPRT Mortgage Loans to the issuing entity for this securitization. In return for the transfer by the depositor to the issuing entity of the BSPRT Mortgage Loans (together with the other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized. In coordination with the underwriter or the initial purchaser and the depositor, BSPRT will work with rating agencies, the other loan sellers, servicers and investors and will participate in structuring the securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to an MLPA, BSPRT will make certain representations and warranties, subject to certain exceptions set forth therein, and undertake certain loan document delivery requirements with respect to the BSPRT Mortgage Loans; and, in the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, BSPRT will generally be obligated to repurchase or replace the affected mortgage loan or, in some cases, pay an amount estimated to cover the approximate loss associated with such breach, defect or omission. We cannot assure you that BSPRT will repurchase or replace, or make an estimated loss reimbursement payment with respect to, a defective mortgage loan, and no affiliate of BSPRT will be responsible for doing so if BSPRT fails with respect to its obligations.

BSPRT does not act as a servicer of the commercial, multifamily and manufactured housing community mortgage loans that BSPRT originates or acquires and will not act as servicer in this commercial mortgage securitization transaction. Instead, BSPRT sells the right to be appointed servicer of its securitized loans to unaffiliated third party servicers and utilizes unaffiliated third party servicers as interim servicers.

Review of BSPRT Mortgage Loans

Overview. BSPRT has conducted a review of the BSPRT Mortgage Loans in connection with the securitization described in this prospectus. The review of the BSPRT Mortgage Loans was performed by a team comprised of real estate and securitization professionals (the “BSPRT Review Team”). The review procedures described below were employed with respect to all of the BSPRT Mortgage Loans, except that certain review procedures may only be relevant to the large loan disclosures, if any, in this prospectus. No sampling procedures were used in the review process.

Database. Members of the BSPRT Review Team maintain a database of loan-level and property-level information, and prepared an asset summary report, relating to each BSPRT Mortgage Loan. The database and the respective asset summary reports were compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not

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limited to, rent rolls, leases, operating statements and budgets) and information collected by the BSPRT Review Team during the underwriting process. The BSPRT Review Team periodically updated the information in the database and the related asset summary report with respect to such BSPRT Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the BSPRT Review Team.

A data tape (the “BSPRT Data Tape”) containing detailed information regarding each BSPRT Mortgage Loan was created from the information in the database referred to in the prior paragraph. The BSPRT Data Tape was used to provide the numerical information regarding the BSPRT Mortgage Loans in this prospectus.

Data Validation and Recalculation. BSPRT engaged a third party accounting firm to perform certain data validation and recalculation procedures designed by BSPRT, relating to information in this prospectus regarding the BSPRT Mortgage Loans. These procedures included:

●	comparing the information in the BSPRT Data Tape against various source documents provided by BSPRT that are described under “—Review of BSPRT Mortgage Loans—Database” above;
●	comparing numerical information regarding the BSPRT Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the BSPRT Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the BSPRT Mortgage Loans disclosed in this prospectus.

Legal Review. BSPRT engaged various law firms to conduct certain legal reviews of the BSPRT Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each BSPRT Mortgage Loan, BSPRT’s origination counsel prepared a due diligence questionnaire that sets forth salient loan terms. In addition, such origination counsel for each BSPRT Mortgage Loan reviewed BSPRT’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the BSPRT Mortgage Loans. Such assistance included, among other things, (i) a review of BSPRT’s asset summary report and its origination counsel’s due diligence questionnaire for each BSPRT Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the BSPRT Mortgage Loans prepared by origination counsel, and (iii) the review of select provisions in certain loan documents with respect to certain of the BSPRT Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation on the underlying Mortgaged Properties of which BSPRT was aware at the origination of any BSPRT Mortgage Loan, the BSPRT Review Team requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. BSPRT conducted a search with respect to each borrower under the related BSPRT Mortgage Loan to determine whether it filed for bankruptcy. If the BSPRT Review Team became aware of a significant natural disaster in the vicinity of the Mortgaged Property securing any BSPRT Mortgage Loan, the BSPRT Review Team obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

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The BSPRT Review Team, with the assistance of applicable origination counsel, also reviewed the BSPRT Mortgage Loans to determine whether any BSPRT Mortgage Loan materially deviated from the underwriting guidelines set forth under “—BSPRT’s Underwriting Standards” below. See “—BSPRT’s Underwriting Standards—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, the BSPRT Review Team determined that the disclosure regarding the BSPRT Mortgage Loans in this prospectus is accurate in all material respects. The BSPRT Review Team also determined that the BSPRT Mortgage Loans were originated in accordance with BSPRT’s origination procedures and underwriting criteria, except as described under “—BSPRT’s Underwriting Standards—Exceptions” below. BSPRT attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. BSPRT will perform a review of any mortgage loan that it elects to substitute for a Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. BSPRT, and, if appropriate, its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it satisfies each of the criteria required under the terms of the related MLPA and the PSA (collectively, the “Qualification Criteria”). BSPRT will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by BSPRT and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by BSPRT to render any tax opinion required in connection with the substitution.

BSPRT’s Underwriting Standards

Each of the BSPRT Mortgage Loans was originated or acquired by BSPRT. Set forth below is a discussion of certain general underwriting guidelines and processes with respect to commercial, multifamily and manufactured housing community mortgage loans originated or acquired by BSPRT.

Notwithstanding the discussion below, given the unique nature of commercial, multifamily and manufactured housing community mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial, multifamily or manufactured housing community mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, we cannot assure you that the underwriting of any particular commercial, multifamily or manufactured housing community mortgage loan originated or acquired by BSPRT will conform to the general guidelines and processes described below. For important information about the circumstances that have affected the underwriting of particular BSPRT Mortgage Loans, see “—BSPRT’s Underwriting Standards—Exceptions” below and “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties”.

Loan Analysis. Generally both a credit analysis and a collateral analysis are conducted with respect to each commercial, multifamily and manufactured housing community mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports and/or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent

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available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained. Generally, BSPRT also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment, each commercial, multifamily and manufactured housing community mortgage loan to be originated or acquired must be approved by a loan committee that includes senior personnel from BSPRT. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio. BSPRT’s underwriting standards generally require, without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 75.0%.

A debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by BSPRT and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a commercial, multifamily or manufactured housing community mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. There is no assurance that the foregoing assumptions made with respect to any prospective commercial, multifamily or manufactured housing community mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that BSPRT or an affiliate may be the lender on that subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such subordinate debt and/or mezzanine debt.

Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below will typically be obtained:

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●	Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination or acquisition of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.
●	Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial, multifamily or manufactured housing community mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. It should be noted that an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only if it is believed that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.
●	Engineering Assessment. In connection with the origination/acquisition process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective commercial, multifamily or manufactured housing community mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.
●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Title Insurance. The borrower is required to provide a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, BSPRT typically requires that the related mortgaged property be insured by a hazard

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insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy must contain appropriate endorsements to avoid the application of coinsurance and not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination or acquisition included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program Act of 1968, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In many cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage instrument typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

Each mortgage instrument typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the PML or the scenario expected loss (“SEL”) is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination or acquisition of a commercial, multifamily or manufactured housing community mortgage loan, BSPRT will generally examine whether the use and occupancy and construction of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

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In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, BSPRT may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring or BSPRT has a reasonable likelihood of recovering approximately 75% of proceeds from the casualty; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, BSPRT may require the borrower to remediate such violation and, subject to the discussion under “—BSPRT’s Underwriting Standards —Escrow Requirements” below, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on BSPRT’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial, multifamily or manufactured housing community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial, multifamily and manufactured housing community mortgage loan. Furthermore, BSPRT may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, BSPRT may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSPRT’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, BSPRT may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated or acquired by BSPRT are as follows:

●	Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay, or there is sufficient evidence that such sole or major tenant is paying, taxes directly.
●	Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth
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individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, or (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain, or there is sufficient evidence that such sole or major tenant is maintaining, the insurance or is permitted to self-insure.

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, or (ii) if BSPRT determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSPRT’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.

●	Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if BSPRT determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSPRT’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination or acquisition in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if BSPRT determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSPRT’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.
●	Environmental Remediation—An environmental remediation reserve may be required at loan origination or acquisition in an amount equal to 100% to 125%
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of the estimated remediation cost identified in the environmental report, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if BSPRT determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSPRT’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the BSPRT Mortgage Loans, see Annex A-1.

Exceptions. The BSPRT Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act

BSPRT has no history as a securitizer prior to November 2017. BSPRT most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 14, 2025. BSPRT’s Central Index Key Number is 0001722518. As of March 31, 2025, BSPRT has no demand, repurchase or replacement history to report as required by Rule 15Ga-1.

Retained Interests in This Securitization

As of the date of this prospectus, neither BSPRT nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, BSPRT and its affiliates may acquire certificates in the secondary market. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—BSPRT CMBS Finance, LLC” has been provided by BSPRT.

Natixis Real Estate Capital LLC

General

Natixis Real Estate Capital LLC, a Delaware limited liability company (“NREC”), a sponsor and a mortgage loan seller, is an affiliate of Natixis Securities Americas LLC, one of the Underwriter Entities. NREC is a wholly-owned indirect subsidiary of Natixis North America LLC, which is itself a wholly-owned direct subsidiary of a branch of NATIXIS, a joint stock company with a board of directors duly organized and existing under the laws of France (“Natixis”). The executive offices of NREC are located at 1251 Avenue of the Americas, New York, New York 10020. NREC’s telephone number is (212) 891-6100.

Natixis is the international corporate, investment and financial services arm of Groupe BPCE, a French mutual banking group, which is one of the largest banking groups in France. Groupe BPCE includes BPCE, as its central institution, two French retail banking networks (the Banque Populaire and the Caisse d’Epargne networks), as well as a number of entities that are subsidiaries and affiliates of BPCE. BPCE is the majority shareholder of Natixis, holding more than 99% of the share capital and voting rights. Natixis has two core business lines: Asset & Wealth Management (which includes asset management, wealth

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management and employee savings schemes) and Corporate & Investment Banking (which includes strategic advisory services, structured financing, capital markets, portfolio management, global transaction banking and research). Natixis also holds interests in certain non-core businesses referred to as “Corporate Center.” Natixis is based in France and does business internationally.

NREC is a full-service commercial real estate lender that has been principally engaged in originating, purchasing and securitizing commercial mortgage loans. NREC also provides warehouse and repurchase financing to mortgage lenders and purchases closed, first- and subordinate-lien commercial mortgage loans for securitization or resale, or for its own investment.

NREC’s Commercial Real Estate Securitization Program

One of NREC’s primary businesses is the underwriting and origination of mortgage loans secured by commercial or multifamily properties for NREC’s securitization program. NREC, together with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans for securitization in 1999 and securitizing commercial mortgage loans in the same year. As of April 30, 2025, the total amount of commercial mortgage loans originated by NREC and its predecessors is in excess of $65.2 billion and the total amount of these loans that were securitized is in excess of $30.5 billion.

The commercial mortgage loans originated by NREC include both fixed- and floating-rate loans. NREC primarily originates loans secured by retail, office, multifamily, hotel, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. NREC originates loans throughout the United States.

NREC originates or acquires, including from its own affiliates, mortgage loans and, together with other sponsors or loan sellers, participates in the securitization of those loans by transferring them to a depositor, which in turn transfers them to the issuing entity for the securitization. In coordination with Natixis Securities Americas LLC, and with other underwriters, NREC works with rating agencies, investors, loan sellers and servicers in structuring the securitization transaction. NREC currently acts as sponsor and mortgage loan seller in transactions in which other entities act as sponsors, loan sellers and/or depositors. Neither NREC nor any of its affiliates currently act as servicer of the mortgage loans in its securitizations.

Pursuant to a Mortgage Loan Purchase Agreement, NREC will make certain representations and warranties, subject to certain exceptions set forth therein (and attached as Annex D-2), to the depositor and will covenant to provide certain documents regarding the Mortgage Loan it is selling to the depositor (the “NREC Mortgage Loan”) and, in connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the NREC Mortgage Loan or such other standard as is described in the Mortgage Loan Purchase Agreement, may have an obligation to repurchase such Mortgage Loan, cure the subject defect or breach, substitute for another mortgage loan, or make a Loss of Value Payment, as the case may be. The depositor will assign its rights under the Mortgage Loan Purchase Agreement to the issuing entity. In addition, NREC has agreed to indemnify the depositor, the Underwriter Entities and certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the certificates.

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Review of NREC Mortgage Loan

Overview. NREC, in its capacity as the sponsor of the NREC Mortgage Loan, has conducted a review of the NREC Mortgage Loan in connection with the securitization described in this prospectus. The review of the NREC Mortgage Loan was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of NREC’s affiliates (the “NREC Deal Team”). The review procedures described below were employed with respect to the NREC Mortgage Loan, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the NREC Deal Team created a database of loan-level and property-level information relating to the NREC Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the NREC originators during the underwriting process. After origination of the NREC Mortgage Loan, the NREC Deal Team updated the information in the database with respect to the NREC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the NREC Deal Team.

A data tape (the “NREC Data Tape”) containing detailed information regarding the NREC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The NREC Data Tape was used by the NREC Deal Team to provide certain numerical information regarding the NREC Mortgage Loan in this prospectus.

Data Comparison and Recalculation. NREC (or the depositor on its behalf) engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by NREC, relating to information in this prospectus regarding the NREC Mortgage Loan. These procedures included:

●	comparing certain information in the NREC Data Tape against various source documents provided by NREC that are described above under “—Database”;
●	comparing numerical information regarding the NREC Mortgage Loan and the related Mortgaged Properties disclosed in this prospectus against the information contained in the NREC Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the NREC Mortgage Loan disclosed in this prospectus.

Legal Review. NREC engaged various law firms to conduct certain legal reviews of the NREC Mortgage Loan for disclosure in this prospectus. In anticipation of the securitization of the NREC Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from NREC’s standard form loan documents. In addition, origination counsel for the NREC Mortgage Loan reviewed NREC’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the NREC Mortgage Loan. Such assistance included, among other things, (i) a review of sections of the loan

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agreement relating to the NREC Mortgage Loan marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the NREC Mortgage Loan prepared by origination counsel, and (iii) a review of a due diligence questionnaire completed by the NREC Deal Team. Securitization counsel also reviewed the property release provisions, if any, for the NREC Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions of the Code. In addition, for the NREC Mortgage Loan originated by NREC, NREC prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process.

Other Review Procedures. With respect to any pending litigation that existed at the origination of the NREC Mortgage Loan, NREC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. NREC conducted a search with respect to each borrower under the NREC Mortgage Loan to determine whether it filed for bankruptcy after origination of the NREC Mortgage Loan. If NREC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing the NREC Mortgage Loan, NREC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The NREC Deal Team also consulted with the NREC originators to confirm that the NREC Mortgage Loan were originated in compliance with the origination and underwriting criteria, as well as to identify any material deviations from those origination and underwriting criteria, described under “—NREC’s Underwriting Standards—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, NREC determined that the disclosure regarding the NREC Mortgage Loan in this prospectus is accurate in all material respects. NREC also determined that the NREC Mortgage Loan was originated in accordance with NREC’s origination procedures and underwriting criteria, except as set forth under “—NREC’s Underwriting Standards—Exceptions” below. NREC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

NREC’s Underwriting Standards

General. Mortgage Loans originated by NREC generally are originated in accordance with the underwriting guidelines described below. Each lending situation is unique, however, and the facts and circumstances that surround a mortgage loan, such as the type, quality and location of the real estate, the sponsorship of the borrower and the tenancy of the property, will impact the extent to which the guidelines below are applied to a specific loan. The underwriting criteria are general and, in many cases, exceptions to one or more of the guidelines may be approved. For example, if a mortgage loan exhibits any one of the following characteristics, variances from the general guidelines described below may be considered acceptable under the circumstances: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan. Accordingly, no representation is made that every mortgage loan will comply in all respects with the guidelines described below.

Loan Analysis. The NREC credit underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The credit of the borrower and certain key principals of

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the borrower are examined for financial strength and character. This analysis generally includes a review of historical financial statements, which are generally unaudited, historical income tax returns of the borrower and its principals, third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the NREC underwriting team visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility, visibility and other demand generators.

Loan Approval. Prior to commitment, all mortgage loans to be originated by NREC must be approved by a loan committee comprised of senior real estate professionals from NREC and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms of a mortgage loan, or reject a mortgage loan.

Debt Service Coverage Ratio and Loan-to-Value Ratio. NREC’s underwriting guidelines generally require a debt service coverage ratio that is not less than 1.20x and a loan-to-value ratio that does not exceed 80%. However, exceptions to these guidelines may be approved based on the characteristics of the mortgage loan in question. For example, NREC may originate a mortgage loan with a lower debt service coverage ratio or a higher loan-to-value ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, NREC’s judgment of improved property performance in the future and/or other relevant factors. With respect to certain mortgage loans originated by NREC, there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each Mortgage Loan as reported in this prospectus, and on Annex A-1, Annex A-2 and Annex A-3, may differ from the amount calculated at the time of origination. In addition, NREC’s underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans originated by NREC may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See “Description of the Mortgage Pool”.

Escrow Requirements. NREC often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, NREC may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and NREC’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. NREC conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by NREC.

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Generally, NREC requires escrows as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or the sponsor is a high net worth individual, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly, or (iii) in the case of a hotel property, the franchisor or a third-party property manager is maintaining such an escrow.
●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, (iii) if and to the extent that another third party unrelated to the applicable borrower (such as a condominium board, if applicable) is obligated to maintain the insurance, or (iv) in the case of a hotel property, the franchisor or a third-party property manager is maintaining such an escrow.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan and may be required to be funded either at loan origination and/or during the related mortgage loan term and/or after the occurrence and during the continuance of a specified trigger event. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to,(i) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements or (ii) in the case of a hotel property, the franchisor or a third-party property manager is maintaining such an escrow.
●	Tenant Improvement/Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement/leasing commission reserve may be required to be funded either at loan origination or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, if (i) the tenant’s lease extends beyond the loan term, (ii) the rent for the space in question is considered below market, or (iii) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee agreeing to take responsibility and pay for the related costs and expenses.
●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition
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report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value, or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.

●	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the NREC Mortgage Loan, please see Annex A-1.

Third Party Reports. In addition to, or as part of applicable origination guidelines or reviews described above, in the course of originating the NREC Mortgage Loan, NREC generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

●	Appraisals—NREC’s underwriting guidelines generally require an independent appraisal of the subject property in connection with the origination of a mortgage loan, and that such appraisal be performed by a certified appraiser who is certified within the state in which the property is located. In addition, the guidelines require that those appraisals comply with the requirements of the Federal Institutions Reform, Recovery and Enforcement Act of 1989.
●	Environmental Assessments—NREC may require a Phase I environmental assessment with respect to the real property for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, NREC may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, NREC might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water may be conducted only at multifamily rental properties and only when NREC or the environmental consultant believes that special circumstances warrant such an analysis. Depending on the findings of the initial environmental assessment, NREC may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the subject real property.
●	Engineering Assessment—In connection with the origination process, NREC may require that an engineering firm inspect the real property for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the
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resulting report, NREC will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

●	Seismic Report—Generally, a seismic report is required for all mortgaged properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination process, NREC generally examines whether the use and operation of the subject properties are in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of the mortgaged property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted non-conforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, NREC will consider whether—

●	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;
●	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by NREC to be sufficient to pay off the related mortgage loan in full;
●	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in NREC’s judgment constitute adequate security for the related mortgage loan;
●	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or
●	to require the related borrower to obtain law and ordinance insurance.

Exceptions. The NREC Mortgage Loan was originated in accordance with the underwriting guidelines set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act

NREC most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 under the SEC on February 14, 2025. NREC’s Central Index Key number is 0001542256. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by NREC (or a predecessor), which activity occurred during the period from July 1, 2015 to March 31, 2025.

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Name of Issuing Entity	Check if Registered	Name of Originator	Total Assets in ABS by Originator(1)			Assets That Were Subject of Demand(2)			Assets That Were Repurchased or Replaced(2)			Assets Pending Repurchase or Replacement (within cure period)(2)(3)			Demand in Dispute(2)(3)			Demand Withdrawn(2)			Demand Rejected(2)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)

Asset Class Commercial Mortgages

Wells Fargo Commercial Mortgage Trust 2015-NXS2, Commercial Mortgage Pass-Through Certificates, Series 2015-NXS2	X	Natixis Real Estate Capital LLC(4)	39 loans & 42 mortgaged properties	503,900,454	55.1% of pool	1 loan (#8 in the pool)	23,000,000	2.5% of pool	0.00	0	0.00	0	0.00	0.00	0	0.00		1 loan (#8 in the pool)	23,000,000	2.5% of pool	0	0.00	0.00
(1)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the date of the closing of the related securitization. (For columns d–f)

(2)	Reflects the number of loans, outstanding principal balance and approximate percentage of principal balance as of March 31, 2018. (For columns g x)

(3)	Includes assets that are subject to a demand and within the cure period, but where (i) no decision has yet been made to accept or contest the demand or (ii) the demand request is in dispute. (For columns m r)

(4)	The special servicer withdrew its demand on August 15, 2017.

Retained Interests in This Securitization

Neither NREC nor any of its affiliates will retain on the Closing Date any Certificates issued by the Issuing Entity or any other economic interest in this securitization. However, NREC or its affiliates may own in the future certain Classes of Certificates. Any such party will have the right to dispose of such Certificates at any time.

The information set forth under “—Natixis Real Estate Capital LLC” has been provided by NREC.

The Depositor

Wells Fargo Commercial Mortgage Securities, Inc., a North Carolina corporation, is the depositor. The depositor is a special purpose corporation incorporated in the State of North Carolina in 1988, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage loans in trust in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates. The depositor is a direct, wholly-owned subsidiary of Wells Fargo Bank, a sponsor, an originator and a mortgage loan seller, and an affiliate of Wells Fargo Securities, LLC, one of the underwriters. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” below.

The depositor will have minimal ongoing duties with respect to the certificates and the Mortgage Loans. The depositor’s duties will include, without limitation, (i) appointing a successor trustee in the event of the resignation or removal of the trustee, (ii) providing information in its possession with respect to the certificates to the tax administrator to the extent necessary to perform REMIC tax administration, (iii) indemnifying the trustee, the tax administrator and the issuing entity for any liability, assessment or costs arising from the depositor’s willful misconduct, bad faith or negligence in providing such information, (iv) indemnifying the trustee and the tax administrator against certain securities law liabilities, and (v) signing or contracting with the master servicer, signing any Annual Report on Form 10-K, including the certification required under the Sarbanes-Oxley Act, and any Distribution Reports on Form 10-D and Current Reports on Form 8-K required to be filed by

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the issuing entity. The depositor is also required under the underwriting agreement to indemnify the underwriters for certain securities law liabilities.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders.

The depositor remains responsible under the PSA for providing the master servicer, special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the PSA.

The Issuing Entity

The issuing entity, Wells Fargo Commercial Mortgage Trust 2025-5C5 (the “Trust”), will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted Mortgage Loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that the master servicer, the special servicer and the trustee may make Advances of delinquent monthly debt service payments and Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be nonrecoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the Mortgage Loans through the trustee, the certificate administrator, the master servicer and the special servicer. A discussion of the duties of the trustee, the certificate administrator, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus under “Transaction Parties—The Certificate Administrator and Trustee”, “—The Master Servicer” and “—The Special Servicer” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer and the underwriters. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

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The depositor will be contributing the Mortgage Loans to the issuing entity. The depositor will be purchasing the Mortgage Loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

The Certificate Administrator and Trustee

Computershare Trust Company, National Association (“Computershare Trust Company”) will act as certificate administrator (in such capacity, the “Certificate Administrator”), certificate registrar, trustee (in such capacity, the “Trustee”) and custodian under the PSA. The certificate administrator will also be the REMIC administrator and the 17g-5 Information Provider under the PSA.

Computershare Trust Company is a national banking association and a wholly-owned subsidiary of Computershare Limited (“Computershare Limited”), an Australian financial services company with approximately $5 billion (USD) in assets as of December 31, 2024. Computershare Limited and its affiliates have been engaging in financial service activities, including stock transfer related services, since 1997, and corporate trust related services since 2000. Computershare Trust Company provides corporate trust, custody, securities transfer, cash management, investment management and other financial and fiduciary services, and has been engaged in providing financial services, including corporate trust services, since 2000. The transaction parties may maintain commercial relationships with Computershare Trust Company and its affiliates. Computershare Trust Company maintains corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations), and its office for correspondence related to certificate transfer services is located at 1505 Energy Park Drive, St. Paul, Minnesota 55108.

On November 1, 2021, Wells Fargo Bank, N.A. (“Wells Fargo Bank”) and Wells Fargo Delaware Trust Company, N.A. (and together with Wells Fargo Bank, collectively “Wells Fargo”) sold substantially all of its Corporate Trust Services (“CTS”) business to Computershare Limited, Computershare Trust Company, and Computershare Delaware Trust Company (collectively, “Computershare”). Virtually all CTS employees of Wells Fargo, along with most existing CTS systems, technology, and offices transferred to Computershare as part of the sale. On and after November 1, 2021, Wells Fargo has been transferring its roles, duties, rights, and liabilities under the relevant transaction agreements to Computershare. For any transaction where the roles of Wells Fargo have not yet transferred to Computershare, Computershare, as of November 1, 2021, performs all or virtually all of the obligations of Wells Fargo as its agent as of such date.

Trustee

Computershare Trust Company will act as trustee pursuant to the PSA. Computershare Trust Company has provided corporate trust related services since 2000 through its predecessors and affiliates. Computershare Trust Company provides trustee services for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities, and collateralized debt obligations. As of December 31, 2024, Computershare Trust Company was acting in some cases as the named trustee or indenture trustee, and in most cases as agent for the named trustee or indenture trustee, on approximately 583 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $359 billion (USD).

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In its capacity as trustee on commercial mortgage securitizations, Computershare Trust Company is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, neither Computershare Trust Company, nor the CTS business it acquired from Wells Fargo Bank, has been required to make an advance on a commercial mortgage-backed securities transaction.

Certificate Administrator

Under the terms of the PSA, Computershare Trust Company is responsible for securities administration, which includes pool performance calculations, distribution calculations, and the preparation of monthly distribution reports. As certificate administrator, Computershare Trust Company is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust REMICs and, to the extent required under the PSA, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K, and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the issuing entity. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the business of securities administration since June 30, 1995. As of December 31, 2024, Computershare Trust Company was acting in some cases as the certificate administrator, and in most cases as agent for the certificate administrator, on approximately 1,294 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of more than $728 billion (USD).

As a result of Computershare Trust Company not being a deposit-taking institution, any cash credited to the accounts that the certificate administrator is required to maintain pursuant to the PSA will be held by one or more institutions in a manner satisfying the requirements of the PSA, including any applicable eligibility criteria for account banks set forth in the PSA.

Custodian

Computershare Trust Company will act as the custodian of the mortgage loan files pursuant to the PSA. In that capacity, Computershare Trust Company is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders. Computershare Trust Company maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the mortgage document custody business for more than 25 years. As of December 31, 2024, Computershare Trust Company was acting in some cases as the custodian, and in most cases as agent for the custodian, for approximately 427,075 commercial mortgage loan files.

Computershare Trust Company, through the CTS business acquired from Wells Fargo Bank, serves or may have served within the past two years as loan file custodian or the agent of the loan file custodian for various mortgage loans owned by one or more sponsors or their affiliates and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review, and safekeeping of mortgage loan files.

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For three CMBS transactions, Computershare Trust Company disclosed transaction-level material noncompliance related to its CMBS bond administration function on its 2024 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB for each such transaction (each, a “Subject 2024 Computershare CMBS Annual Statement of Compliance”).

For one CMBS transaction, the related Subject 2024 Computershare CMBS Annual Statement of Compliance disclosed an administrative error relating to adjusted coupon rates and allocation of additional cash that resulted in an overpayment to one class of certificates with a corresponding underpayment to another class of certificates. Computershare Trust Company corrected the error within five days of the distribution.

For one CMBS transaction, the related Subject 2024 Computershare CMBS Annual Statement of Compliance disclosed an administrative error processing an interest adjustment in the servicer’s report that resulted in an underpayment to one class of certificates with a corresponding aggregate overpayment to three different classes of certificates. Computershare Trust Company revised the distribution to correct the payment error two months after the payment error occurred and distributed the funds the next month.

For one CMBS transaction, the related Subject 2024 Computershare CMBS Annual Statement of Compliance disclosed an administrative error processing the Initial Month’s Interest Deposit Amount that resulted in an underpayment to several classes of certificates with no corresponding overpayment. Computershare Trust Company revised the distribution to correct the payment error prior to the next distribution.

For each of the three CMBS transactions, the related Subject 2024 Computershare CMBS Annual Statement of Compliance states that Computershare Trust Company has reinforced its policies or implemented necessary changes to its procedures and controls in an effort to prevent a reoccurrence of the errors.

Neither Computershare Trust Company nor any of its affiliates intends to retain any economic interest in this securitization, including without limitation any certificates issued by the issuing entity. However, each of Computershare Trust Company and its affiliates will be entitled at their discretion to acquire certificates issued by the issuing entity, and in each such case will have the right to dispose of any such certificates at any time.

The foregoing information set forth under this heading “—The Certificate Administrator and Trustee” has been provided by Computershare Trust Company.

The current long-term issuer ratings of Computershare are “BBB(high)” by Morningstar DBRS, “BBB+” by Fitch, “A-” by KBRA, “Baa2” by Moody’s and “BBB” by S&P.

For a description of any material affiliations, relationships and related transactions between Computershare Trust Company and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The certificate administrator and the trustee will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the certificate administrator and the trustee under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the certificate administrator’s and the trustee’s removal, replacement or resignation are

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described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Master Servicer

General

Trimont LLC, a Georgia limited liability company (“Trimont”), will act as the master servicer for all of the Mortgage Loans to be deposited into the issuing entity and as the primary servicer for the Serviced Companion Loans, subject to any primary servicing agreements with other servicers (in such capacity, the “Master Servicer”).

Trimont is a provider of loan servicing, asset management, due diligence, and customized advisory solutions. The principal servicing offices of Trimont are located at 550 South Tryon Street, Charlotte, North Carolina 28202 and Two Alliance Center, 3560 Lenox Road NE, Suite 2200, Atlanta, Georgia 30326. Trimont also has offices in the US located in Overland Park, Kansas, New York, New York, and Dallas, Texas.

As of March 1, 2025 (“CMS Acquisition Closing Date”), Trimont purchased the third-party servicing segment (“CMS”) of Wells Fargo Bank’s commercial mortgage servicing business (the “CMS Transaction”). See “—CMS Transaction” below. As of the CMS Acquisition Closing Date, Trimont is rated (ranked) by Fitch, S&P and Morningstar DBRS as a master servicer, a primary servicer and a special servicer of commercial mortgage loans in the US. Trimont’s servicer ratings (rankings) by each of these agencies are outlined below:

US Servicer Ratings	Fitch[1]	S&P	Morningstar DBRS[3]
Primary Servicer:	CPS2	Strong	MOR CS2
Master Servicer:	CMS3+	Average[2]	MOR CS3
Special Servicer:	CSS2	Strong	MOR CS2

1 The Fitch primary servicer and special servicer ratings of Trimont have been placed on “Rating Watch Negative” during the integration period associated with the CMS Transaction as is consistent with Fitch’s criteria and historical practice.

2 The S&P master servicer rating of Trimont has been placed on “Rating Watch Positive” during the integration period associated with the CMS Transaction.

3 Morningstar DBRS has designated the trends for the primary servicer and special servicer rankings of Trimont as “Stable”, and the trend for the master servicer ranking as “Positive”.

Trimont is also rated ‘Strong’ as a Construction Loan Servicer by S&P in the US.

Prior to the CMS Acquisition Closing Date, Trimont had been primary servicing and special servicing securitized and non-securitized commercial and multifamily loans in excess of 15 years.

The following table sets forth information prior to the CMS Acquisition Closing Date about Trimont’s portfolio of primary serviced commercial and multifamily loans (securitized and non-securitized) as of the dates indicated.

Commercial and Multifamily Mortgage Loans	As of 12/31/2022	As of 12/31/2023	As of 12/31/2024
By Approximate Number:	2,574	2,529	2,301
By Approximate Aggregate Unpaid Principal Balance (in billions):	$100.4	$110.1	$114.6
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The following table sets forth information as of March 1, 2025 showing the portfolio of Trimont master or primary serviced commercial and multifamily loans (securitized and non-securitized).

Commercial and Multifamily Mortgage Loans	As of 3/1/2025
By Approximate Number:	21,365
By Approximate Aggregate Unpaid Principal Balance (in billions):	$577.5

The properties securing the loans in Trimont’s servicing portfolio include multifamily, office, retail, hospitality, industrial and other income producing properties.

Within this servicing portfolio, as of March 1, 2025, approximately 17,542 commercial and multifamily loans with an unpaid principal balance of approximately $425.1 billion were loans that back commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities.

Trimont has operating procedures across the various servicing functions to maintain compliance with its servicing obligations and servicing standards under Trimont’s servicing agreements. The only significant changes in Trimont’s policies and procedures over the past three years have come in response to changes in federal or state law or investor requirements. Since the CMS Acquisition Closing Date, Trimont has been incorporating CMS master and primary servicing policies and procedures into its best practices for servicing CMS Loans and newly originated commercial and multifamily loans, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event.

Trimont’s servicing platform allows Trimont to process loan servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

Prior to the CMS Acquisition Closing Date, Trimont was not the designated primary advancing agent for any of the mortgage loans it serviced. In connection with the CMS Transaction, Trimont acquired the outstanding CMS servicer advances using funding from a Wells Fargo Bank credit facility and other capital sources and expects to use such credit facility and other capital sources to fund the future advancing obligations of Trimont as servicer under the servicing agreements that transferred to Trimont on, or that Trimont enters into following, the CMS Acquisition Closing Date.

The following table sets forth information as of March 1, 2025 showing the approximate principal and interest advances and protective property advances held by Trimont, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations.

As of	Approximate Securitized Master-Serviced Portfolio (UPB)**	Approximate Outstanding Advances (P&I and PPA)**	Approximate Outstanding Advances as % of UPB
3/1/2025	$402,300,974,208	$1,036,471,414	0.26%

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** “UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

Trimont may perform some of its obligations under the PSA through one or more third-party vendors, affiliates or subsidiaries, including the engagement of third-party vendors to provide technology or process efficiencies. Trimont monitors its third-party vendors in compliance with its internal procedures and applicable law. Trimont has entered into contracts directly with third-party vendors and may also obtain services from third party vendors through Wells Fargo Bank under the Transition Agreement (as hereinafter defined) for some or all of the following functions:

●	provision of Strategy and Strategy CS software;
●	audit services;
●	tracking and reporting of flood zone changes;
●	abstracting of leasing consent requirements contained in loan documents;
●	legal representation;
●	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation and underwriting of loan assumption package for review by Trimont;
●	performance of property inspections;
●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;
●	Uniform Commercial Code searches and filings;
●	insurance tracking and compliance;
●	onboarding-new loan setup;
●	lien release-filing and tracking;
●	credit investigation and background checks; and
●	defeasance calculations.

Trimont may also enter into agreements with certain firms to act as a primary servicer (or subservicer) and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans and the Serviced Companion Loans. Trimont will monitor and review the performance of sub-servicers appointed by it. Generally, all amounts received by Trimont on the Mortgage Loans and the Serviced Companion Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Trimont and will then be allocated and transferred to the appropriate account as described in this prospectus. On the day any amount is to be disbursed by Trimont, that amount may be transferred to a common disbursement account prior to disbursement.

Trimont will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans or the Serviced Companion Loans. On occasion, Trimont may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans, the Serviced Companion Loans or otherwise. To the

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extent Trimont performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

There are, to the actual current knowledge of Trimont, no special or unique factors of a material nature involved in servicing the Mortgage Loans, as compared to the types of assets serviced by Trimont in other commercial real estate securitization pools generally.

Trimont does not believe that its financial condition will have any adverse effect on the performance of its duties under the PSA and, accordingly, Trimont believes that its financial condition will not have any material impact on the performance of the Mortgage Loans or the Certificates.

No securitization involving commercial or multifamily real estate loans in which Trimont was acting as a servicer has experienced a servicer event of default as a result of any action or inaction of Trimont in such capacity, including as a result of Trimont’s failure to comply with the applicable servicing criteria in connection with any securitization.

From time to time, Trimont is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Trimont does not believe that any such lawsuits or legal proceedings, individually or in the aggregate, would be material to the Certificateholders. There are no legal proceedings pending against Trimont, or to which any property of Trimont is subject, that are material to the Certificateholders, nor does Trimont have actual knowledge of any proceedings of this type contemplated by governmental authorities.

A Trimont website (https://cmsview.trimont.com/tcms) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Trimont is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Trimont will enter into one or more agreements with the mortgage loan sellers (1) to purchase the master servicing rights to the related Mortgage Loans and the primary servicing rights with respect to certain of the related Mortgage Loans (other than any Non-Serviced Mortgage Loans) and Serviced Companion Loans and/or (2) to be appointed as the master servicer or primary servicer, as the case may be, with respect to such Mortgage Loans and Serviced Companion Loans.

Pursuant to certain interim servicing arrangements between Wells Fargo Bank (and/or certain of its affiliates) and Trimont, Trimont acts as an interim servicer with respect to certain mortgage loans owned by Wells Fargo Bank from time to time, which may include certain of the Mortgage Loans for which Wells Fargo Bank is acting as Mortgage Loan Seller.

Pursuant to certain interim servicing arrangements between UBS AG (and/or certain of its affiliates) and Trimont, Trimont acts as an interim servicer with respect to certain mortgage loans owned by UBS AG from time to time, which may include certain of the Mortgage Loans for which UBS AG is acting as Mortgage Loan Seller.

Pursuant to certain interim servicing arrangements between CREFI (and/or certain of its affiliates) and Trimont, Trimont acts as an interim servicer with respect to certain mortgage loans owned by CREFI from time to time, which may include certain of the Mortgage Loans for which CREFI is acting as Mortgage Loan Seller.

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Pursuant to certain interim servicing arrangements between Argentic (and/or certain of its affiliates) and Trimont, Trimont acts as an interim servicer with respect to certain mortgage loans owned by Argentic from time to time, which may include certain of the Mortgage Loans for which Argentic is acting as Mortgage Loan Seller.

Pursuant to certain interim servicing arrangements between BSPRT (and/or certain of its affiliates) and Trimont, Trimont acts as an interim servicer with respect to certain mortgage loans owned by BSPRT from time to time, which may include certain of the Mortgage Loans for which BSPRT is acting as Mortgage Loan Seller.

Pursuant to certain interim servicing arrangements between Natixis (and/or certain of its affiliates) and Trimont, Trimont acts as an interim servicer with respect to certain mortgage loans owned by Natixis from time to time, which may include certain of the Mortgage Loans for which Natixis is acting as Mortgage Loan Seller.

Neither Trimont nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, Trimont or its affiliates may acquire certain classes of certificates on the Closing Date or pursuant to secondary market transactions in the future. Any such party will have the right to dispose of any such certificates at any time.

CMS Transaction

As of the CMS Acquisition Closing Date, Trimont purchased the third-party servicing segment (“CMS”) of Wells Fargo Bank’s commercial mortgage servicing business. The CMS Transaction did not include Wells Fargo Bank’s rights and obligations related to the servicing of loans that Wells Fargo Bank originated for Fannie Mae, Freddie Mac, and FHA/Ginnie Mae, which will continue to be serviced by Wells Fargo Bank.

Senior leadership of Trimont and CMS and certain Trimont and former Wells Fargo Bank corporate functions that supported CMS were generally integrated within Trimont on or shortly following the CMS Acquisition Closing Date. Most of the CMS employees along with relevant CMS systems, technologies and operating procedures and guidelines supporting CMS were transferred to Trimont as part of the CMS Transaction. Further, as of the CMS Acquisition Closing Date, Wells Fargo Bank’s duties, obligations, and rights as servicer, under the related servicing agreements were transferred to Trimont, subject to the terms and conditions of such servicing agreements.

In order to facilitate the transition of CMS to Trimont, Wells Fargo Bank and Trimont entered into a Transition Services Agreement (“Transition Agreement”) pursuant to which Wells Fargo Bank agreed to provide certain support services, or cause such services to be provided, to Trimont for 12 months from the CMS Acquisition Closing Date (with two 3-month extension options) (the “Transition Period”).

Trimont operates two loan servicing technology platforms with each using a separate instance of McCracken Financial Solutions software, Strategy CS. During a portion or all of the Transition Period, Trimont expects to continue to service the loans it was servicing prior to the CMS Acquisition Closing Date using operating guidelines, procedures and the servicing technology platform that Trimont was using prior to the CMS Acquisition Closing Date. During a portion or all of the Transition Period, Trimont expects to service loans serviced under the servicing agreements transferred in connection with the CMS Transaction and certain loans serviced under CMBS servicing agreements entered into by Trimont after the CMS Acquisition Closing Date (“CMS Loans”), including the Mortgage Loans, in

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accordance with the CMS operating guidelines, procedures and servicing technology platform.

The foregoing information set forth under this sub-heading regarding Trimont has been provided by Trimont.

For a description of any material affiliations, relationships and related transactions between Trimont, in its capacity as master servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Trimont will have various duties under the PSA. Certain duties and obligations of Trimont are described under “Pooling and Servicing Agreement—General” and “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions”. The ability of the master servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”. The master servicer’s obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the master servicer’s recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

Trimont, in its capacity as master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the master servicer’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause”, “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event”. The master servicer’s rights and obligations with respect to indemnification, and certain limitations on the master servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

The Special Servicer

Argentic Services Company LP, a Delaware limited partnership (“ASC”) and will act as the special servicer (in such capacity, the “Special Servicer”) under the PSA. ASC will be responsible for special servicing and administration if such loans were to become a “specially serviced loan” or “REO property” pursuant to the PSA. ASC maintains its principal servicing office at 500 North Central Expressway, Suite 261, Plano, Texas 75074 and its telephone number is 469-609-2000.

ASC currently has a commercial special servicer rating of “CSS2-” by Fitch, a commercial loan special servicer rating of “Above Average” by S&P and a Morningstar DBRS Commercial Mortgage Special Servicer Ranking of MOR CS2.

ASC, formed in 2019, began operations in early 2020 and is a limited partnership ultimately controlled by, and majority-owned by, funds managed by Elliott Investment Management L.P. and its affiliates (collectively, “Elliott”). As of December 31, 2024, Elliott manages approximately $72.7 billion in assets. Certain key employees of ASC and Argentic Investment Management LLC (“AIM”) retain a minority stake in ASC ownership. In addition to being affiliates of Elliott and AIM, ASC is an affiliate of (i) Argentic Real Estate Finance 2 LLC, the mortgage loan seller, originator, sponsor and the retaining sponsor, (ii) Argentic Securities Holdings 2 Cayman Limited, the entity expected to be the holder of the VRR Interest

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and the HRR Interest certificates, (iii) Argentic CMBS Holdings II Limited, the entity that is expected to purchase the Class X-E and Class E certificates (in each case, other than the portion of each such class of certificates that comprise the “VRR Interest” as described in “Credit Risk Retention” in this prospectus) on the Closing Date and (iv) Argentic Securities Income USA 2 LLC, the entity that is expected to be appointed as the initial directing certificateholder (other than with respect to any non-serviced mortgage loans or any Excluded Loan).

Except as disclosed in the previous paragraph, neither ASC nor any of its affiliates intends to retain any other certificates issued by the issuing entity or any other economic interest in this securitization. However, ASC or its affiliates may retain or own in the future, after the Closing Date, certain additional classes of certificates. Any such party will have the right to dispose of any such certificates (other than the portion of the risk retention interest) at any time. Argentic Securities Holdings 2 Cayman Limited will be required to retain its portion of the risk retention risk for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules.

The following table sets forth information about ASC’s total portfolio of named special servicing for commercial and multifamily mortgage loans as of the dates indicated:

Named Special Servicing	December 31, 2022	December 31, 2023	December 31, 2024
By Approximate Number:	1,206	1,346	1,458
By Approximate Aggregate Unpaid Principal Balance (in billions):	$24.508	$31.507	$38.161

As of March 31, 2025, ASC had twenty-three (23) employees responsible for special servicing of commercial mortgage loans, including its senior management team averaging over 36 years of industry experience. ASC was named special servicer on 72 securitized pools (66 commercial mortgage-backed securities pools and 6 collateralized loan obligation pools) including 1,582 loans secured by 2,533 properties with an unpaid balance of approximately $42.637 billion as of March 31, 2025. As of March 31, 2025, ASC was actively managing 41 commercial mortgage-backed securities loans, secured by 54 properties (including 9 REO properties) with an approximate unpaid balance of $1.545 billion.

ASC uses a cloud hosted, web browser interface, special servicing and asset management system as its system of record (“RealINSIGHT”). RealINSIGHT is a full-function loan and real estate underwriting, asset management, data and document repository, credit surveillance and reporting system that supports the start-to-finish, life cycle management of performing and distressed asset portfolios, special servicing and risk management. RealINSIGHT with its enhanced features for managing servicing, risk and compliance processes has the following features: various communication mechanisms (alerts, messages, notifications), standard action and resolution reports/templates (including asset status reports and consent memoranda), industry standard reports (including the industry standard special servicing loan and property data files and liquidation templates), the ability to build custom reports and models including dashboards and analytics, structured guidance to build workflows and action plans, recordkeeping modules for document, vendor management, and geographic mapping.

ASC has its own watch list and surveillance reports to monitor monthly CREFC® IRP reports produced by the master servicer in comparison to ASC’s internal reports using RealINSIGHT to identify degradation of performance or other potential transfer events. Although ASC’s internal watch list criteria overlaps with CREFC®’s portfolio review guidelines

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in some instances, ASC’s criteria are more conservative and broader in order to not overcomplicate or restrict any watch list determinations. ASC revises and enhances its watch list criteria as necessary to ensure “early detection” of potential collateral or borrower issues.

ASC has a shared services agreement with AIM wherein AIM provides certain non-servicing support functions and non-personnel services to ASC. These areas of support include legal, finance, human resource services and information technology. As required, ASC engages vendors for third party services pertaining to, among other things, (i) the preparation of appraisals, inspections, surveys, title updates or policies, and environmental and property condition reports, and (ii) actions and decisions for legal issues, property management, listing, leasing, brokerage, tax appeal, REO insurance and operating information analysis.

ASC has detailed operating policies and procedures (including templates and exhibits) which are formally reviewed on an annual basis, and adopts interim changes as necessary to: (i) the extent required by applicable law or regulation including in accordance with the applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act; (ii) maintain current industry best practices based on ASC’s participation in various industry associations and its external communications with clients and other constituents; and (iii) address material changes to its business or the overall business environment that it believes warrant a change to its policies and procedures. ASC has a documented disaster recovery and business continuity plan. ASC does not have a stand-alone internal audit department. ASC has engaged a qualified independent public accounting firm that is registered with the Public Company Accounting Oversight Board, and co-sources internal audit functions.

ASC does not believe that its financial condition will have any adverse effect on the performance of its duties under the applicable pooling and servicing agreement and, accordingly, will not have any material impact on the performance of the mortgage loans or the certificates.

ASC, in its role as a special servicer, does not establish any bank accounts except for REO bank accounts as required pursuant to the transaction documents. All such accounts will be established at financial institutions meeting the requirements of the related transaction documents. Funds in such accounts will not be commingled.

In its capacity as special servicer, ASC will not have primary responsibility for custody services of original documents evidencing the mortgage loans, but may from time to time have custody of certain such documents as necessary for enforcement actions or otherwise. To the extent that ASC has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard set forth in the PSA.

ASC expects from time-to-time to be a party to lawsuits and other legal proceedings as part of its duties as a special servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of its business. ASC does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the PSA. There are currently no proceedings pending and no legal proceedings known to be contemplated by governmental authorities, against ASC or of which any of its property is the subject, which are material to the certificate holders.

No securitization transaction involving commercial or multifamily mortgage loans in which ASC is acting as special servicer has experienced an event of default as a result of any action or inaction by ASC as special servicer. ASC has not been terminated as servicer in a

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commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by ASC with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which ASC was acting as special servicer.

ASC may enter into one or more arrangements with the applicable directing certificate holder, holders of certificates of the controlling class or any person with the right to appoint or remove and replace the Special Servicer and to provide for a discount and/or revenue sharing with respect to certain of the special servicing compensation in consideration of, among other things, ASC’s appointment as Special Servicer under the PSA and any related intercreditor agreement and limitations on such person’s right to replace the Special Servicer.

The special servicer may be terminated, with respect to the Mortgage Loans and Serviced Companion Loans, without cause, by (i) the applicable Certificateholders (if a Control Termination Event has occurred and is continuing) and (ii) the Directing Certificateholder (for so long as a Control Termination Event does not exist), as described and to the extent in “Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause” in this prospectus.

The special servicer may resign under the PSA as described under “Pooling and Servicing Agreement—Resignation of the Master Servicer or Special Servicer” in this prospectus.

Certain duties and obligations of ASC as the special servicer and the provisions of the PSA are described under “Pooling and Servicing Agreement”, “—Enforcement of ‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”, “—Inspections”, “—Collection of Operating Information” and “Servicing and Other Compensation and Payment of Expenses—Appraisal Reduction Amounts” in this prospectus. ASC’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans and the potential effect of that ability on the potential cash flows from the Mortgage Loans are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments” below.

The special servicer and various related persons and entities will be entitled to be indemnified by the issuing entity for certain losses and liabilities incurred by the special servicer as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

The special servicer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the special servicer’s removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” and “—Rights Upon Servicer Termination Event”. The special servicer’s rights and obligations with respect to indemnification, and certain limitations on the special servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Operating Advisor and Asset Representations Reviewer

Park Bridge Lender Services LLC (“Park Bridge Lender Services”), a New York limited liability company and an indirect, wholly owned subsidiary of Park Bridge Financial LLC (“Park Bridge Financial”), will act as operating advisor and asset representations reviewer under the PSA with respect to each Mortgage Loan (other than any Non-Serviced Mortgage

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Loan). Park Bridge Lender Services has an address at 600 Third Avenue, 40th Floor, New York, New York 10016 and its telephone number is (212) 230-9090.

Park Bridge Financial is a privately held commercial real estate finance advisory firm headquartered in New York, New York. Since its founding in 2009, Park Bridge Financial and its affiliates have been engaged by commercial banks (community, regional and multi-national), opportunity funds, REITs, investment banks, insurance companies, entrepreneurs and hedge funds on a wide variety of advisory assignments. These engagements have included: mortgage brokerage, loan syndication, contract underwriting, valuations, risk assessments, surveillance, litigation support, expert testimony, loan restructures as well as the disposition of commercial mortgages and related collateral.

Park Bridge Financial’s technology platform is server-based with back-up, disaster-recovery and encryption services performed by vendors and data centers that comply with industry and regulatory standards.

As of June 30, 2025, Park Bridge Lender Services was acting as operating advisor or trust advisor for commercial mortgage-backed securities transactions or other similar transactions with an approximate aggregate initial unpaid principal balance of $418.4 billion issued in 482 transactions.

As of June 30, 2025, Park Bridge Lender Services was acting as asset representations reviewer for 203 commercial mortgage-backed securities transactions or other similar transactions with an approximate aggregate initial unpaid principal balance of $181.2 billion.

There are no legal proceedings pending against Park Bridge Lender Services, or to which any property of Park Bridge Lender Services is subject, that are material to the Certificateholders, nor does Park Bridge Lender Services have actual knowledge of any proceedings of this type contemplated by governmental authorities.

Park Bridge Lender Services satisfies each of the criteria of the definition of “Eligible Operating Advisor” set forth in “Pooling and Servicing Agreement—The Operating Advisor—Eligibility of Operating Advisor”. Park Bridge Lender Services: (a) is an operating advisor on other CMBS transactions rated by any of the Rating Agencies and none of those Rating Agencies has qualified, downgraded or withdrawn any of its ratings of one or more classes of certificates for any such transaction citing concerns with Park Bridge Lender Services as the sole or material factor in such rating action; (b) can and will make the representations and warranties as operating advisor set forth in the PSA; (c) is not (and is neither affiliated nor Risk Retention Affiliated with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a mortgage loan seller, the Directing Certificateholder or a depositor, trustee, certificate administrator, master servicer or special servicer with respect to the securitization of any Companion Loan or any of their respective affiliates or Risk Retention Affiliates; (d) has not been paid by the special servicer or any successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer; (e) (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and (f) does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any Mortgage

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Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than its fees from its role as operating advisor and asset representations reviewer.

In addition, Park Bridge Lender Services believes that its financial condition will not have any material adverse effect on the performance of its duties under the PSA.

The foregoing information under this heading “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” has been provided by Park Bridge Lender Services.

For a description of any material affiliations, relationships and related transactions between the operating advisor, the asset representations reviewer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The operating advisor and the asset representations reviewer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA, and no implied duties or obligations may be asserted against the operating advisor or the asset representations reviewer. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and the asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification.” Certain terms of the PSA regarding the operating advisor’s and the asset representations reviewer’s, as the case may be, removal, replacement, resignation or transfer of obligations are described under “Pooling and Servicing Agreement—The Operating Advisor” and “—The Asset Representations Reviewer”. The operating advisor’s and the asset representations reviewer’s rights and obligations with respect to indemnification, and certain limitations on its liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

Credit Risk Retention

General

This securitization transaction will be subject to the credit risk retention requirements of Section 15G of the Exchange Act, as added by Section 941 of the Dodd-Frank Act (the “Credit Risk Retention Rules”). Argentic Real Estate Finance 2 LLC, a Delaware limited liability company, will act as the “retaining sponsor” (as defined in Regulation RR, the “Retaining Sponsor”), and is expected to satisfy its risk retention requirement in accordance with Regulation RR promulgated under Section 15G of the Exchange Act (“Regulation RR”), which implements the Credit Risk Retention Rules, through a combination of the following:

●	the acquisition by Argentic Securities Holdings 2 Cayman Limited (the “Retaining Party”), a Cayman Islands limited partnership and an MOA of Argentic, on the Closing Date of an “eligible horizontal residual interest” (as defined in Regulation RR) (referred to herein as the “HRR Interest”), which will consist of the Class F-RR and Class G-RR certificates (in each case, excluding the portion comprising a part of the VRR Interest), collectively expected to represent approximately 2.57% of the aggregate fair value of all applicable “ABS Interests” issued by the Issuing Entity (consisting of the Certificates (other than the Class R Certificates)), as of the Closing Date, determined in accordance with GAAP; and
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●	the acquisition by the Retaining Party on the Closing Date of an “eligible vertical interest” (as defined in Regulation RR) (referred to herein as the “VRR Interest”), which is expected to represent approximately 2.46% of each class of ABS Interests and represented by approximately 2.46% of the Certificate Balance, Notional Amount or Percentage Interest, as applicable, of each class of certificates other than the Class R Certificates, as set forth below.
Class of Certificates	Approximate Initial Certificate Balance, Notional Amount or Percentage Interest to be Retained(1)
Class A-1	$99,000
Class A-2	(2)
Class A-3	(2)
Class A-S	$1,283,000
Class B	$734,000
Class C	$587,000
Class D	$550,000
Class E	$367,000
Class F-RR	$257,000
Class G-RR	$624,000
Class X-A	$10,263,000
Class X-B	$2,603,000
Class X-D	$550,000
Class X-E	$367,000

(1)	Approximate, subject to a permitted variance of plus or minus 5%, including in connection with any variation in the certificate balances and notional amounts of the classes comprising a part of the VRR Interest following the calculation of the actual fair value of all the Certificates other than the Class R certificates (i.e., ABS interests (as such term is defined in Regulation RR) for the subject securitization transaction). In order to satisfy the Fair Value Condition, the Retaining Sponsor may retain an additional amount of each ABS Interest as part of the VRR Interest. The percentage of each ABS Interest retained as part of the VRR Interest may also be reduced to the extent of any excess not required for the Retaining Sponsor to satisfy the Fair Value Condition.
(2)	The exact initial certificate balances of the Class A-2 and Class A-3 certificates are unknown and will be determined based on the final pricing of the certificates. However, the respective initial certificate balances of the retained interests in such certificates that constitute a part of the VRR Interest are expected to be $0 - $3,690,000 with respect to the Class A-2 certificates and $6,475,000 - $10,165,000 with respect to the Class A-3 certificates.

The sum of (i) the percentage of the aggregate Certificate Balance of all Certificates (other than the Class R Certificates) as of the Closing Date that is represented by the VRR Interest and (ii) the percentage of the fair value of all Certificates (other than the Class R Certificates) that is represented by the HRR Interest must (and will) equal at least 5% as of the Closing Date (the “Fair Value Condition”).

“MOA” means a “majority-owned affiliate”, as defined in Regulation RR.

While the Retaining Sponsor will initially partially satisfy its risk retention requirements through the purchase by the Retaining Party of the HRR Interest, the Retaining Sponsor is permitted under the Credit Risk Retention Rules under certain circumstances to transfer the HRR Interest to a “third-party purchaser” (as defined in Regulation RR) at any time on or after the date that is 5 years after the Closing Date. Any such transfer will be subject to the satisfaction of all applicable provisions under the Credit Risk Retention Rules. See “—Hedging, Transfer and Financing Restrictions” below.

Notwithstanding any references in this prospectus or the PSA to the Credit Risk Retention Rules, Regulation RR, the Retaining Sponsor, the Retaining Party and other risk retention related matters, in the event the Credit Risk Retention Rules and/or Regulation RR (or any relevant portion thereof) are repealed or

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determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the Retaining Sponsor, the Retaining Party or any other party will be required to comply with or act in accordance with the Credit Risk Retention Rules or Regulation RR (or such relevant portion thereof).

Qualifying CRE Loans; Required Credit Risk Retention Percentage

The Retaining Sponsor has determined that for purposes of this transaction, 0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of Mortgage Loans that are “qualifying CRE loans” as such term is described in Rule 17 of the Credit Risk Retention Rules.

The total required credit risk retention percentage (the “Required Credit Risk Retention Percentage”) for this transaction is 5.0%. The Required Credit Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5.0%; subject to a minimum Required Credit Risk Retention Percentage of no less than 2.50% if the issuing entity includes any non-qualifying CRE loans.

The VRR Interest

Material Terms of the VRR Interest

For a description of the material terms of the classes of certificates that comprise the VRR Interest, see “Description of the Certificates”. You are strongly urged to review this prospectus in its entirety.

The HRR Interest

Material Terms of the HRR Interest

The Retaining Party is expected to purchase the HRR Interest (consisting of the portions of the Class F-RR and Class G-RR certificates set forth below) for cash on the Closing Date at the price set forth in the table below:

Class of Certificates	Expected Initial Certificate Balance(1)	Estimated Fair Value (in % and $)(2)	Expected Purchase Price (in % and $) (3)
Class F-RR	$10,172,000	0.75%/$4,592,394	45.1474%/$4,592,394
Class G-RR	$24,706,459	1.82% /$11,154,324	45.1474% /$11,154,324

(1)	Indicates the expected initial Certificate Balance of the portion of the applicable Class of Certificates that the Retaining Party expects to purchase on the Closing Date and which constitutes a part of the HRR Interest.
(2)	The fair value of the applicable portion of each Class that constitutes a part of the HRR Interest (expressed as a percentage of the fair value of all of the ABS Interests and as a dollar amount). The fair value of the HRR Interest is not subject to a range, but is based on a targeted discount yield, and has been determined as described under “—Determination of Amount of Required Horizontal Credit Risk Retention”. The fair value of the certificates is unknown and an estimate thereof has been determined by the Retaining Sponsor as described under “—Determination of Amount of Required Horizontal Credit Risk Retention” below.
(3)	Expressed as a percentage of the expected initial Certificate Balance of the portion of the Class F-RR and Class G-RR Certificates that the Retaining Party expects to purchase on the Closing Date and which constitutes part of the HRR Interest, and as a dollar amount, in each case excluding accrued interest.

The fair value of the HRR Interest is expected to be equal to approximately 2.57% of the aggregate fair value of all ABS Interests.

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The Retaining Sponsor estimates that, if it had relied solely on retaining an “eligible horizontal residual interest” in order to meet the credit risk retention requirements of Regulation RR with respect to this securitization transaction, it would have retained an eligible horizontal residual interest with an aggregate fair value dollar amount of approximately $30,622,659, representing 5.0% of the aggregate fair value, as of the Closing Date, of all of the certificates (other than the Class R certificates).

For a description of payment and other material terms of the Class F-RR and Class G-RR certificates see “Description of the Certificates” in this prospectus.

Determination of Amount of Required Horizontal Credit Risk Retention

General

CMBS such as the principal balance certificates are typically priced based relative to either the treasury yield curve or to a targeted yield. The method of pricing used is primarily a function of the rating, but can also be determined by prevailing market conditions or investor preference. For this transaction, the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C and Class D certificates (the “Treasury-Priced Principal Balance Certificates”) are anticipated to be priced based on the treasury yield curve, and the Class X-E, Class E, Class F-RR and Class G-RR certificates (the “Yield Priced Certificates”) are anticipated to be priced based on a targeted yield. The Retaining Sponsor calculated the expected scheduled principal payments (the “Scheduled Certificate Principal Payments”) on each class of Treasury-Priced Principal Balance Certificates and each class of Yield Priced Certificates as described below; provided, that with respect to the Class X-E certificates the Retaining Sponsor calculated the Scheduled Certificate Principal Payments on the related class, as described below. CMBS such as the Class X Certificates (other than the Class X-E certificates) (collectively, the “Treasury Priced Class X Certificates”) are typically priced relative to the treasury yield curve. The Retaining Sponsor made its determination of the fair value of the Treasury-Priced Principal Balance Certificates, Yield Priced Certificates and the Treasury Priced Class X Certificates based on a number of inputs and assumptions consistent with these typical pricing methodologies in the manner described below for the applicable class of certificates. It should be noted in reviewing the fair value discussion below, that certain of the inputs and assumptions, such as yields, credit spreads, prices and coupons, are not directionally correlated (i.e., variations from the base case in the direction of the high or low estimates will not necessarily occur in the same manner, in the same direction or to the same degree for each applicable input or assumption at any given point in time or as a result of any particular market condition). For example, with respect to any particular class of certificates, treasury yields may widen in the direction of the high estimate provided, while credit spreads and/or prices move in the direction of the low estimate provided.

Treasury-Priced Principal Balance Certificates

Based on the Structuring Assumptions and assuming a 0% constant prepayment rate (“CPR”), the Retaining Sponsor calculated what the Scheduled Certificate Principal Payments on each Class of Treasury-Priced Principal Balance Certificates would be over the course of this securitization transaction based on when principal payments are required to be made under the terms of the underlying Mortgage Loan documents during each Collection Period and which classes of Treasury-Priced Principal Balance Certificates will be entitled to receive principal payments based on the payment priorities described in “Description of the Certificates—Distributions—Priority of Distributions”. On the basis of the Scheduled

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Certificate Principal Payments, the Retaining Sponsor calculated the weighted average life for each class of Treasury-Priced Principal Balance Certificates.

Treasury Yield Curve

For an expected range of values at specified points along the treasury yield curve, see the table below entitled “Range of Treasury Yields for the Treasury-Priced Principal Balance Certificates”. The Retaining Sponsor utilized the assumed treasury yield curve in the table below in determining the range of fair values of the Treasury-Priced Principal Balance Certificates. The actual treasury yield curve that will be used as a basis for determining the price of the Treasury-Priced Principal Balance Certificates is not known at this time and differences in the treasury yield curve will ultimately result in higher or lower fair value calculations. The Retaining Sponsor identified the range presented in the table below at each maturity on the treasury yield curve, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the treasury yield at that maturity reasonably expected to occur prior to pricing of the certificates, based on 10 business day rolling periods over the past 6 months.

Range of Treasury Yields for the Treasury-Priced Principal Balance Certificates

Maturity (Years)	Low Estimate of Treasury Yield	Base Case Treasury Yield	High Estimate of Treasury Yield
2Y	3.4729%	3.7880%	4.2361%
3Y	3.4232%	3.7660%	4.2197%
5Y	3.4830%	3.8670%	4.3074%

Based on the treasury yield curve, the Retaining Sponsor will determine for each Class of Treasury-Priced Principal Balance Certificates the treasury yield reflected on the treasury yield curve (the “Treasury Curve Interpolated Yield”) that corresponds to that class’s weighted average life by using a linear straight-line interpolation (using the treasury yield curve with 2, 3 and 5 year maturities) if the weighted average life does not correspond to a specified maturity on the treasury yield curve.

Credit Spread Determination for Treasury-Priced Principal Balance Certificates

The Retaining Sponsor determined the credit spread for each class of Treasury-Priced Principal Balance Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of the related class of Treasury-Priced Principal Balance Certificates as of the date of this prospectus. The actual credit spread for a particular class of Treasury-Priced Principal Balance Certificates at the time of pricing is not known at this time, and differences in the then current credit spread demanded by investors for similar CMBS will ultimately result in higher or lower fair values. The Retaining Sponsor identified the range presented in the table below from the base case credit spread percentage, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the credit spread for newly issued CMBS reasonably expected to occur prior to pricing of the Treasury-Priced Principal Balance Certificates based on the Retaining Sponsor’s observation and experience in the placement of CMBS with similar characteristics.

Range of Credit Spreads for the Treasury-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Credit Spread	Base Case Credit Spread	High Estimate of Credit Spread
Class A-1	0.70%	0.80%	0.90%
Class A-2	0.82%	0.92%	1.02%
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Class of Certificates	Low Estimate of Credit Spread	Base Case Credit Spread	High Estimate of Credit Spread
Class A-3	0.84%	0.94%	1.04%
Class A-S	1.05%	1.25%	1.45%
Class B	1.35%	1.65%	1.95%
Class C	1.60%	2.00%	2.40%
Class D	3.45%	3.95%	4.45%

Discount Yield Determination for Treasury-Priced Principal Balance Certificates

The discount yield (the “Discount Yield”) for each class of Treasury-Priced Principal Balance Certificates is the sum of the Treasury Curve Interpolated Yield for such class and the related credit spread established at pricing. The actual Discount Yield for a particular class of Treasury-Priced Principal Balance Certificates at the time of pricing is not known at this time, and differences in the then current Discount Yield demanded by investors for similar CMBS will ultimately result in higher or lower fair values.

For an expected range of values for each class of Treasury-Priced Principal Balance Certificates, see the table entitled “Range of Discount Yields for the Treasury-Priced Principal Balance Certificates” below. The Retaining Sponsor identified the range presented in the table below from the base case Discount Yield percentage, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the discount yield for newly issued CMBS reasonably expected to occur prior to pricing of the Treasury-Priced Principal Balance Certificates based on the Retaining Sponsor’s observation and experience in the placement of CMBS with similar characteristics.

Range of Discount Yields for the Treasury-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Discount Yield	Base Case Discount Yield	High Estimate of Discount Yield
Class A-1	4.1471%	4.5766%	5.1276%
Class A-2	4.2979%	4.7783%	5.3199%
Class A-3	4.3202%	4.8023%	5.3433%
Class A-S	4.5318%	5.1149%	5.7556%
Class B	4.8318%	5.5149%	6.2556%
Class C	5.0818%	5.8649%	6.7056%
Class D	6.9318%	7.8149%	8.7556%

Determination of Class Sizes for Treasury-Priced Principal Balance Certificates

The Retaining Sponsor was provided credit support levels for each class of Principal Balance Certificates by each Rating Agency. A credit support level for a particular class of Treasury-Priced Principal Balance Certificates reflects the Rating Agency’s assessment of the aggregate certificate balance of Treasury-Priced Principal Balance Certificates that would be required to be subordinate to that class of Treasury-Priced Principal Balance Certificates in order to satisfy that Rating Agency’s internal ratings criteria to permit it to issue a particular credit rating. Based on the individual credit support levels (expressed as a percentage) provided by the Rating Agencies, the Retaining Sponsor determined the highest required credit support level of the Rating Agencies selected to rate a particular class of Principal Balance Certificates (the “Constraining Level”). In certain circumstances the Retaining Sponsor, in consultation with the other sponsors, may have elected not to engage a rating agency for particular classes of certificates, based in part on the credit support levels provided by that rating agency. See “Risk Factors—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”. The aggregate

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Certificate Balance for the Class A-1, Class A-2 and Class A-3 certificates was determined by multiplying the Initial Pool Balance by a percentage equal to 1.0 minus 0.3. The Certificate Balance for the Class A-S certificates was determined by multiplying the Initial Pool Balance by a percentage equal to 1.0 minus such class’s Constraining Level, minus the percentage of the Initial Pool Balance represented by the aggregate Certificate Balance of the Class A-1, Class A-2 and Class A-3 certificates. For each other subordinate class of Principal Balance Certificates, that class’s Certificate Balance was determined by multiplying the Initial Pool Balance by a percentage equal to the difference between the Constraining Level for the immediately senior class of Principal Balance Certificates and such subordinate class’s Constraining Level, subject in each case to nominal variations related to rounding.

For purposes of the calculations in this “Credit Risk Retention” section, the Certificate Balances of the Class A-2 and Class A-3 certificates are assumed to be $150,000,000 and $263,191,000, respectively.

Target Price or Target Coupon Determination for Treasury-Priced Principal Balance Certificates

The Retaining Sponsor determined a target price (the “Target Price”) or target coupon (the “Target Coupon”) for each class of Treasury-Priced Principal Balance Certificates on the basis of the price (expressed as a percentage of the Certificate Balance of that class) that similar CMBS with similar credit ratings, cash flow profiles and prepayment risk have priced at in recent securitization transactions or, with respect to a Target Coupon, on the basis of the coupon associated with similar CMBS with similar credit ratings, cash flow profiles and prepayment risk in recent securitization transactions. The Target Price or Target Coupon, as applicable, that was utilized for each class of Treasury-Priced Principal Balance Certificates is set forth in the table below. The Target Prices and Target Coupons utilized by the Retaining Sponsor have not changed materially during the prior year.

Target Prices for the Treasury-Priced Principal Balance Certificates

Class of Certificates	Target Price(1)
Class A-1	100%
Class A-2	101%
Class A-3	103%
Class A-S	103%
Class B	103%
Class C	100%

(1)	The Target Price with respect to a Class of certificates may not be achieved if such Class accrues interest at the WAC Rate.

Target Coupons for the Treasury-Priced Principal Balance Certificates

Class of Certificates	Target Coupon
Class D	4.250%

Determination of Assumed Certificate Coupon for Treasury-Priced Principal Balance Certificates

With respect to each class of Treasury-Priced Principal Balance Certificates (other than the Class D Certificates), based on the Target Price, the Discount Yield and the Scheduled Certificate Principal Payments for each class of Treasury-Priced Principal Balance Certificates, the Retaining Sponsor determined the assumed certificate coupon (the

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“Assumed Certificate Coupon”) by calculating what coupon would be required to be used based on the Scheduled Certificate Principal Payments for such class of certificates in order to achieve the related Target Price for that class of certificates when utilizing the related Discount Yield in determining that Target Price. The Assumed Certificate Coupon with respect to the Class D certificates is equal to the related Target Coupon. The Assumed Certificate Coupon for each class of certificates and range of Assumed Certificate Coupons generated as a result of the range of possible Discount Yields as of the Closing Date is set forth in the table below.

Range of Assumed Certificate Coupons for the Treasury-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Assumed Certificate Coupon	Base Case Assumed Certificate Coupon	High Estimate of Assumed Certificate Coupon
Class A-1	4.180%	4.610%	5.160%
Class A-2	4.529%	5.008%	5.547%
Class A-3	5.004%	5.490%	6.034%
Class A-S	5.211%	5.798%	6.441%
Class B	5.513%	6.200%	6.941%	(1)
Class C	5.073%	5.847%	6.808%	(2)
Class D	4.250%	4.250%	4.250%

(1)	Based on the WAC Rate.
(2)	Based on the WAC Rate minus a specified percentage.

Determination of Expected Price for Treasury-Priced Principal Balance Certificates

Based on interest payments using the Assumed Certificate Coupons for the Treasury-Priced Principal Balance Certificates, the Discount Yield and the Scheduled Certificate Principal Payments for each Class of Treasury-Priced Principal Balance Certificates, the Retaining Sponsor determined the price (the “Treasury-Priced Expected Price”) expressed as a percent of the Certificate Balance of that Class by determining the net present value of the Scheduled Certificate Principal Payments and interest payments accruing at the related Assumed Certificate Coupon discounted at the related Discount Yield; however, for purposes of such calculation no Assumed Certificate Coupon exceeded the WAC Rate. The Retaining Sponsor determined the Treasury-Priced Expected Price for each class of Treasury-Priced Principal Balance Certificates based on the low estimate and high estimate of Assumed Certificate Coupons and the Discount Yield. The lower the yield based on the Assumed Certificate Coupon, the higher the corresponding Treasury-Priced Expected Price for a class of certificates will be, therefore, the low range of fair values of the Treasury-Priced Principal Balance Certificates will correspond to the high range of the estimate of potential Assumed Certificate Coupons and correspondingly, the high range of fair values of the Treasury-Priced Principal Balance Certificates will correspond to the low range of the estimate of potential Assumed Certificate Coupons.

Treasury Priced Class X Certificates

Based on the Structuring Assumptions and assuming a 100% CPY prepayment rate, the Retaining Sponsor calculated what the expected scheduled interest payments on each class of Treasury Priced Class X Certificates would be over the course of the transaction (for each class of certificates, the “Scheduled Certificate Interest Payments”) based on what the Notional Amount of the related class of Treasury Priced Class X Certificates would be during each Collection Period as a result of the application of the expected principal payments during such Collection Period under the terms of the underlying Mortgage Loan documents

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assuming a 100% CPY prepayment rate and the classes of certificates that would be entitled to those principal payments based on the payment priorities described in “Description of the Certificates—Distributions—Priority of Distributions”. On the basis of the periodic reduction in the Notional Amount of each class of Treasury Priced Class X Certificates, the Retaining Sponsor calculated the weighted average life for each such class of Treasury Priced Class X Certificates.

Determination of Treasury Yield Curve for Treasury Priced Class X Certificates

The Retaining Sponsor utilized the assumed treasury yield curve in the table below in determining the range of fair values of the Treasury Priced Class X Certificates. The actual treasury yield curve that will be used as a basis for determining the price of the Treasury Priced Class X Certificates is not known at this time, and differences in the treasury yield curve will ultimately result in higher or lower fair market value calculations. For an expected range of values at specified points along the treasury yield curve, see the table below. The Retaining Sponsor identified the range presented in the table below at each maturity on the treasury yield curve, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the treasury yield at that maturity reasonably expected to occur prior to pricing of the certificates, based on 10 business day rolling periods over the past 6 months.

Range of Treasury Yields for the Treasury Priced Class X Certificates

Maturity (Years)	Low Estimate of Treasury Yield	Base Case Treasury Yield	High Estimate of Treasury Yield
3Y	3.4232%	3.7660%	4.2197%
5Y	3.4830%	3.8670%	4.3074%

For each class of Treasury Priced Class X Certificates, the Retaining Sponsor determined the yield reflected on the treasury yield curve (the “Yield Curve Interpolated Yield”) that corresponds to the weighted average life of the Notional Amount of such class of Treasury Priced Class X Certificates by using a straight-line interpolation.

Credit Spread Determination for Treasury Priced Class X Certificates

The Retaining Sponsor determined the credit spread for each class of Treasury Priced Class X Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of such class of Treasury Priced Class X Certificates as of the date of this prospectus. The actual credit spread for a particular class of Treasury Priced Class X Certificates at the time of pricing is not known at this time and differences in the then current credit spread demanded by investors for similar CMBS will ultimately result in higher or lower fair values. The Retaining Sponsor identified the range presented in the table below from the base case credit spread percentage, which is the Retaining Sponsor’s estimate of the largest percentage increase or decrease in the credit spread for newly issued CMBS reasonably expected to occur prior to pricing of the certificates.

Range of Credit Spreads for the Treasury Priced Class X Certificates

Class of Certificates	Low Estimate of Credit Spread	Base Case Credit Spread	High Estimate of Credit Spread
Class X-A	-0.30%	0.00%	0.30%
Class X-B	-0.30%	0.00%	0.30%
Class X-D	-0.30%	0.00%	0.30%

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Discount Yield Determination for Treasury Priced Class X Certificates

The Discount Yield for each class of Treasury Priced Class X Certificates is the sum of the Yield Curve Interpolated Yield for such class and the related credit spread. For an expected range of values for each class of Treasury Priced Class X Certificates, see the table below. The Retaining Sponsor identified the range presented in the table below from the base case Discount Yield percentage, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the discount yield for newly issued CMBS reasonably expected to occur prior to pricing of the Treasury Priced Class X Certificates based on the Retaining Sponsor’s observation and experience in the placement of CMBS with similar characteristics.

Range of Discount Yields for the Treasury Priced Class X Certificates

Class of Certificates	Low Estimate of Discount Yield	Base Case Discount Yield	High Estimate of Discount Yield
Class X-A	3.1655%	3.8374%	4.5817%
Class X-B	3.1704%	3.8458%	4.5890%
Class X-D	3.1718%	3.8481%	4.5910%

Determination of Scheduled Certificate Interest Payments for Treasury Priced Class X Certificates

Based on the range of Assumed Certificate Coupons determined for the Principal Balance Certificates, the Retaining Sponsor determined the range of Scheduled Certificate Interest Payments in each scenario for each class of Treasury Priced Class X Certificates based on difference between the WAC Rate in effect from time to time, over the Pass-Through Rate or the weighted average of the Pass-Through Rate(s), as applicable, of the Underlying Class(es) of Principal Balance Certificates upon which the Notional Amount of such class of Treasury Priced Class X Certificates is based.

Determination of Interest-Only Expected Price

Based on the Discount Yield and the Scheduled Certificate Interest Payments for each class of Treasury Priced Class X Certificates, the Retaining Sponsor determined the price (the “Interest-Only Expected Price”) expressed as a percent of the Notional Amount of such Class by determining the net present value of the Scheduled Certificate Interest Payments discounted at the related Discount Yield. The Retaining Sponsor determined the Interest-Only Expected Price for each class of Treasury Priced Class X Certificates based on the low estimate and high estimate of Assumed Certificate Coupons for the Principal Balance Certificates and the resulting Scheduled Certificate Interest Payments due to the Treasury Priced Class X Certificates in each scenario. Lower Assumed Certificate Coupons on the Principal Balance Certificates result in an increase in the Scheduled Certificate Interest Payments to the Treasury Priced Class X Certificates and therefore a higher Interest-Only Expected Price, and higher Assumed Certificate Coupons on the Principal Balance Certificates result in a decrease in the Scheduled Certificate Interest Payments to the Treasury Priced Class X Certificates and therefore a lower Interest-Only Expected Price.

Yield Priced Certificates

The Yield Priced Certificates include the Class X-E, Class E, Class F-RR and Class G-RR Certificates, and the valuation of each such class of Yield Priced Certificates was based on the price (based on (a) a targeted discount yield of (i) 15.0000% for the Class X-E and Class E Certificates and (ii) 28.3665% for the Class F-RR and Class G-RR Certificates, (b) a

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targeted coupon equal to (x) 4.250% with respect to the Class E Certificates, (y) the WAC Rate minus 4.250% with respect to the Class X-E Certificates and (z) the WAC Rate with respect to the Class F-RR and Class G-RR Certificates, (c) the Structuring Assumptions and (d) 0% CPR for the Class X-E, Class E, Class F-RR and Class G-RR certificates) each as agreed to between the sponsors and the Retaining Party, as set forth under “—Material Terms of the HRR Interest” above (the “Yield Priced Expected Price” and, together with the Treasury-Priced Expected Price and the Interest-Only Expected Price, the “Expected Prices”), expressed as a percentage of the Certificate Balance or Notional Amount of that class.

Determination of Class Sizes of the Yield Priced Certificates

The Retaining Sponsor determined the Certificate Balance or Notional Amount of each class of Yield Priced Certificates in the same manner described above in “—Determination of Class Sizes for Treasury-Priced Principal Balance Certificates”.

Weighted Average Life of Certificates

On the basis of the Scheduled Certificate Principal Payments and corresponding Certificate Balances or Notional Amounts, as applicable, the Retaining Sponsor calculated the weighted average life for each class of Treasury-Priced Principal Balance Certificates (based on 0% CPR), Treasury Priced Class X Certificates (based on 100% CPY) and Yield Priced Certificates (based on 0% CPR).

Calculation of Fair Value of All ABS Interests

Fair Value of the Certificates (other than the Class R Certificates)

Based on the Expected Prices, the Retaining Sponsor determined the fair value of each class of certificates (other than the Class R certificates) by multiplying the Expected Price by the related Certificate Balance or Notional Amount.

Range of Fair Values

Based on the Expected Prices, the Retaining Sponsor determined the fair value or range of fair values set forth in the table below for each class of certificates (other than the Class R certificates). For the “Base Case Fair Value”, the Retaining Sponsor determined the fair value of the related class of certificates by multiplying the relevant Expected Price by the Certificate Balance or Notional Amount, as applicable, of such class of certificates. For the “High Estimate of Fair Value”, the Retaining Sponsor determined the fair value for the related class of certificates by multiplying the relevant Expected Price by the high estimate Certificate Balance or Notional Amount, as applicable, of such class of certificates. For the “Low Estimate of Fair Value”, the Retaining Sponsor determined the fair value of the related class of certificates by multiplying the relevant Expected Price by the low estimate Certificate Balance or Notional Amount, as applicable, of such class of certificates. In each of the preceding cases, the Certificate Balance or Notional Amount used for such calculation is the amount shown under “Summary of Certificates” in this prospectus, subject to the assumptions set forth under “—Determination of Class Sizes for Treasury-Priced Principal Balance Certificates” above.

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Range of Fair Values(1)

Class of Certificates	Low Estimate of Fair Value	Base Case Fair Value	High Estimate of Fair Value
Class A-1	$3,999,971	$3,999,972	$3,999,921
Class A-2	$151,496,223	$151,495,034	$151,494,392
Class A-3	$271,078,983	$271,080,202	$271,076,435
Class X-A	$15,815,552	$25,159,781	$33,748,737
Class X-B	$922,747	$3,955,411	$6,953,976
Class A-S	$53,711,890	$53,713,011	$53,712,844
Class B	$30,523,378	$30,693,830	$30,693,523
Class C	$23,838,020	$23,838,556	$23,838,100
Class X-D	$2,379,258	$2,419,705	$2,457,455
Class X-E	$1,326,094	$1,326,094	$1,326,094
Class D	$18,399,639	$19,151,205	$19,890,191
Class E	$9,475,923	$9,475,923	$9,475,923
Class F-RR	$4,708,421	$4,708,421	$4,708,421
Class G-RR	$11,436,040	$11,436,040	$11,436,040

(1)	With respect to any scenario set forth in the above table that results in the Fair Value Condition not being satisfied, in order to satisfy the Fair Value Condition, the Retaining Sponsor may retain an additional amount of each ABS Interest as part of the VRR Interest.

The estimated range of fair value for all the certificates (other than the Class R certificates) is approximately $599,112,138 to $624,812,049.

Hedging, Transfer and Financing Restrictions

The Retaining Sponsor will agree to be the “retaining sponsor” (as defined in Regulation RR) and to hold or cause the VRR Interest and the HRR Interest to be held in accordance with the provisions of the Credit Risk Retention Rules, which includes certain restrictions on hedging, transfer and financing of the VRR Interest and the HRR Interest. These restrictions provide that (i) the Retaining Sponsor may not transfer its VRR Interest, except to a “majority-owned affiliate” (as defined in Regulation RR and in accordance with the Credit Risk Retention Rules) and may transfer the HRR Interest to a “third-party purchaser” (as defined in Regulation RR) (a “Successor Third-Party Purchaser”) on and after the date that is 5 years after the Closing Date and in accordance with the Credit Risk Retention Rules or another “majority-owned affiliate”, (ii) the Retaining Sponsor and its affiliates will not be permitted to engage in any hedging transactions (except as permitted pursuant to the Credit Risk Retention Rules) if payments on the hedge instrument are materially related to the credit risk of the VRR Interest or the HRR Interest and the hedge position would limit the financial exposure to the credit risk of the VRR Interest or the HRR Interest and (iii) neither the Retaining Sponsor nor any of its affiliates may pledge the VRR Interest or the HRR Interest as collateral for any obligation unless such obligation is with full recourse to the sponsor or affiliate, respectively.

As of the Closing Date, the Retaining Sponsor expects to obtain financing with respect to, and pledge (directly or indirectly) its interest in, the VRR Interest in a manner that is in compliance with the Credit Risk Retention Rules. See “Risk Factors—Other Risks Relating to the Certificates—Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment—The Repurchase Finance Facility Could Cause the Retaining Sponsor to Fail to Satisfy the Credit Risk Retention Rules”.

Subject to the previous paragraph, the restrictions on hedging and transfer under the Credit Risk Retention Rules will apply during the period commencing on the Closing Date and expiring on the date that is the earliest of (A) the date that is the latest of (i) the date on which the total unpaid principal balance of the Mortgage Loans has been reduced to 33%

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of the total unpaid principal balance of the Mortgage Loans as of the Cut-off Date; (ii) the date on which the total outstanding Certificate Balance of the certificates has been reduced to 33% of the sum of the total outstanding Certificate Balance of the certificates as of the Closing Date; and (iii) two years after the Closing Date, (B) solely with respect to the HRR Interest to the extent that the HRR Interest has been transferred to a Successor Third-Party Purchaser, the date on which all of the Mortgage Loans have been defeased in accordance with paragraph (b)(8)(i) of Rule 7 under Regulation RR and (C) any date on which the Credit Risk Retention Rules cease to require the retention of risk with respect to the securitization of the Mortgage Loans contemplated by the PSA, resulting from the repeal, amendment or modification of all or any applicable portion of the Credit Risk Retention Rules.

Operating Advisor

The operating advisor for the transaction is Park Bridge Lender Services LLC, a New York limited liability company. As described under “Pooling and Servicing Agreement—The Operating Advisor”, the Operating Advisor will, in general and under certain circumstances described in this prospectus, have the following responsibilities with respect to the Serviced Mortgage Loans or Serviced Whole Loans:

●	review the actions of the special servicer with respect to Specially Serviced Loans and, for so long as an Operating Advisor Consultation Event exists, with respect to Major Decisions relating to Serviced Mortgage Loans that are not Specially Serviced Loans;
●	review reports provided by the special servicer to the extent set forth in the PSA;
●	review for accuracy certain calculations made by the special servicer to the extent set forth in the PSA; and
●	issue an annual report (if any Serviced Mortgage Loan or Serviced Whole Loan was a Specially Serviced Loan at any time during the prior calendar year or if the operating advisor was entitled to consult with the special servicer with respect to any Major Decision during the prior calendar year) generally setting forth, among other things, its assessment of the special servicer’s performance of its duties under the PSA with respect to Specially Serviced Loans and whether the special servicer is operating in compliance with the Servicing Standard.

In addition, if the operating advisor determines, in its sole discretion exercised in good faith, that (i) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (ii) the replacement of such special servicer would be in the best interest of the Certificateholders as a collective whole, the operating advisor will have the right to recommend the replacement of such special servicer with respect to the Serviced Mortgage Loans. See “Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause” and “—Operating Advisor—Recommendation of the Replacement of the Special Servicer”.

Further, after the occurrence and during the continuance of an Operating Advisor Consultation Event, the operating advisor will be required to consult with the special servicer with respect to Asset Status Reports prepared for each Specially Serviced Loan and with respect to Major Decisions in respect of the Mortgage Loans for which the operating advisor has received a Major Decision Reporting Package. The operating advisor will generally have no obligations or (other than in limited circumstances) consultation rights as

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operating advisor under the PSA for this transaction with respect to any Non-Serviced Mortgage Loan, Servicing Shift Whole Loan or any related REO Property. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

The operating advisor is required to be an Eligible Operating Advisor. For further information regarding the operating advisor, a description of how the operating advisor satisfies the requirements of an Eligible Operating Advisor, a description of the material terms of the PSA with respect to the operating advisor, the operating advisor’s compensation, and any material conflicts of interest or material potential conflicts of interest between the operating advisor and another party to this securitization transaction, see “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Operating Advisor”, “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Operating Advisor Compensation” and “—The Operating Advisor”.

The disclosures set forth in this prospectus under the headings referenced in the preceding paragraph are hereby incorporated by reference in this “Credit Risk Retention—Operating Advisor” section.

Representations and Warranties

Wells Fargo will make the representations and warranties identified on Annex D-1, subject to the exceptions to these representations and warranties set forth in Annex D-2, with respect to the Wells Fargo Mortgage Loans. At the time of its decision to include each of the Wells Fargo Mortgage Loans in this transaction, Wells Fargo determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required under the related loan documents to) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by Wells Fargo that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by Wells Fargo that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which Wells Fargo based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

Argentic will make the representations and warranties identified on Annex D-1, subject to the exceptions to these representations and warranties set forth in Annex D-2,

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with respect to the Argentic Mortgage Loans. At the time of its decision to include each of the Argentic Mortgage Loans in this transaction, Argentic determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required under the related loan documents to) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by Argentic that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by Argentic that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which Argentic based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

CREFI will make the representations and warranties identified on Annex D-1, subject to the exceptions to these representations and warranties set forth in Annex D-2, with respect to the CREFI Mortgage Loans. At the time of its decision to include each of the CREFI Mortgage Loans in this transaction, CREFI determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required under the related loan documents to) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by CREFI that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by CREFI that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which CREFI based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

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Additional information regarding the applicable Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

UBS AG will make the representations and warranties identified on Annex D-1, subject to the exceptions to these representations and warranties set forth in Annex D-2, with respect to the UBS AG Mortgage Loans. At the time of its decision to include each of the UBS AG Mortgage Loans in this transaction, UBS AG determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required under the related loan documents to) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by UBS AG that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by UBS AG that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which UBS AG based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

BMO will make the representations and warranties identified on Annex D-1, subject to the exceptions to these representations and warranties set forth in Annex D-2, with respect to the BMO Mortgage Loans. At the time of its decision to include each of the BMO Mortgage Loans in this transaction, BMO determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required under the related loan documents to) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by BMO that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by BMO that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances

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upon which BMO based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

GCMC will make the representations and warranties identified on Annex D-1, subject to the exceptions to these representations and warranties set forth in Annex D-2, with respect to the GCMC Mortgage Loans. At the time of its decision to include each of the GCMC Mortgage Loans in this transaction, GCMC determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required under the related loan documents to) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by GCMC that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by GCMC that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which GCMC based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

ZBNA will make the representations and warranties identified on Annex D-1, subject to the exceptions to these representations and warranties set forth in Annex D-2, with respect to the ZBNA Mortgage Loans. At the time of its decision to include each of the ZBNA Mortgage Loans in this transaction, ZBNA determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required under the related loan documents to) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by ZBNA that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by ZBNA that the circumstances that gave rise to such exception

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should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which ZBNA based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

BSPRT will make the representations and warranties identified on Annex D-1, subject to the exceptions to these representations and warranties set forth in Annex D-2, with respect to the BSPRT Mortgage Loans. At the time of its decision to include each of the BSPRT Mortgage Loans in this transaction, BSPRT determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required under the related loan documents to) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by BSPRT that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by BSPRT that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which BSPRT based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

NREC will make the representations and warranties identified on Annex D-1, subject to the exceptions to these representations and warranties set forth in Annex D-2, with respect to the NREC Mortgage Loans. At the time of its decision to include each of the NREC Mortgage Loans in this transaction, NREC determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required under the related loan documents to) resolve the matter soon, any requirements to obtain rating

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agency confirmation prior to taking an action related to such exception, a determination by NREC that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by NREC that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which NREC based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

Description of the Certificates

General

The certificates will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; and (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor.

The Commercial Mortgage Pass-Through Certificates, Series 2025-5C5 will consist of the following classes: the Class A-1, Class A-2 and Class A-3 certificates (collectively, with the Class A-S certificates, the “Class A Certificates”), the Class X-A, Class X-B, Class X-D and Class X-E certificates (collectively, the “Class X Certificates”), and the Class A-S, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR and Class R certificates.

The Class A Certificates (other than the Class A-S certificates) and the Class X Certificates are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-S, Class B, Class C, Class D, Class E, Class F-RR and Class G-RR certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this prospectus as the “Residual Certificates”. The Senior Certificates and the Subordinate Certificates are collectively referred to in this prospectus as the “Regular Certificates”. The Senior Certificates and the Subordinate Certificates (in each case, other than the Class X Certificates) are collectively referred to in this prospectus as the “Principal Balance Certificates”. The Class A-1, Class A-2, Class A-3, Class A-S, Class X-A, Class X-B, Class B and Class C certificates are also referred to in this prospectus as the “Offered Certificates”.

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Upon initial issuance, the Principal Balance Certificates will have the respective Certificate Balances, and the Class X Certificates will have the respective Notional Amounts, set forth in the table under “Summary of Certificates”.

The “Certificate Balance” of any class of Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates will be reduced by any distributions of principal actually made on, and by any Realized Losses actually allocated to, that class of Principal Balance Certificates on that Distribution Date. In the event that Realized Losses previously allocated to a class of Principal Balance Certificates in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of Principal Balance Certificates may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate of the Certificate Balances of the Class A-1, Class A-2 and Class A-3 certificates outstanding from time to time. The Notional Amount of the Class X-B certificates will equal the aggregate of the Certificate Balances of the Class A-S, Class B and Class C certificates outstanding from time to time. The Notional Amount of the Class X-D certificates will equal the Certificate Balance of the Class D certificates outstanding from time to time. The Notional Amount of the Class X-E certificates will equal the Certificate Balance of the Class E certificates outstanding from time to time.

The Mortgage Loans will be held by the lower-tier REMIC (the “Lower-Tier REMIC”). The certificates will be issued by the upper-tier REMIC (the “Upper-Tier REMIC” and, collectively with the Lower-Tier REMIC, the “Trust REMICs”).

Distributions

Method, Timing and Amount

Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the next business day) commencing in August 2025.

All distributions (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month immediately preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or

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other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than 5 business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class R certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class. The Percentage Interest of any Class R Certificate will be set forth on the face thereof.

The master servicer is authorized but not required to direct the investment of funds held in the Collection Account and any Companion Distribution Account maintained by it, in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). The master servicer will be entitled to retain any interest or other income earned on such funds and the master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. The certificate administrator is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account and the Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The aggregate amount available for distribution to holders of the certificates on each Distribution Date as described under “—Priority of Distributions” below (the “Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a)       the aggregate amount of all cash received on the Mortgage Loans (in the case of each Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the related P&I Advance Date, exclusive of (without duplication):

●	all scheduled payments of principal and/or interest and any balloon payments paid by the borrowers of a Mortgage Loan or Companion Loan (the “Periodic Payments”), that are due on a Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;
●	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, insurance proceeds and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of
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each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;

●	all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;
●	with respect to each Actual/360 Loan and any Distribution Date occurring in each February or in any January occurring in a year that is not a leap year (in each case, unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;
●	all Yield Maintenance Charges and Prepayment Premiums;
●	all amounts deposited in the Collection Account in error; and
●	any late payment charges or accrued interest on a Mortgage Loan actually collected thereon and allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b)       if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Accounts allocable to the Mortgage Loans to the Collection Account for such Distribution Date;

(c)       all Compensating Interest Payments made by the master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders);

(d)       with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA; and

(e)       the Gain-on-Sale Remittance Amount for such Distribution Date.

The “Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Gain-on-Sale Entitlement Amount.

The “Gain-on-Sale Entitlement Amount” for each Distribution Date will be equal to the aggregate amount of (i) the sum of (a) the aggregate portion of the Interest Distribution Amount for each Class of Certificates that would remain unpaid as of the close of business on the Distribution Date, and (b) the amount by which the Principal Distribution Amount exceeds the aggregate amount that would actually be distributed on the Distribution Date in respect of such Principal Distribution Amount, and (ii) any outstanding Realized Losses outstanding immediately after such Distribution Date, in each case, to the extent such amounts would occur on such Distribution Date or would be outstanding immediately after such Distribution Date, as applicable, without the inclusion of the Gain-on-Sale Remittance Amount as part of the definition of Available Funds.

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The “Collection Period” for each Distribution Date and any Mortgage Loan (including any Companion Loan) will be the period beginning with the day after the Determination Date in the month preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, commencing immediately following the Cut-off Date) and ending with the Determination Date occurring in the month in which such Distribution Date occurs.

“Due Date” means, with respect to each Mortgage Loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Certificates have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Funds, in the following order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D and Class X-E certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such classes;

Second, to the Class A-1, Class A-2 and Class A-3 certificates, in reduction of the Certificate Balances of those classes, in the following priority:

(i)       prior to the Cross-Over Date:

(a)        to the Class A-1 certificates, in an amount equal to the Principal Distribution Amount, until the Certificate Balance of the Class A-1 certificates is reduced to zero;

(b)        to the Class A-2 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) above have been made on such Distribution Date), until the Certificate Balance of the Class A-2 certificates is reduced to zero; and

(c)        to the Class A-3 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a) and (b) above have been made on such Distribution Date), until the Certificate Balance of the Class A-3 certificates is reduced to zero;

(ii)       on or after the Cross-Over Date, to the Class A-1, Class A-2 and Class A-3 certificates, pro rata (based upon their respective Certificate Balances), in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1, Class A-2 and Class A-3 certificates are reduced to zero;

Third, to the Class A-1, Class A-2 and Class A-3 certificates, first, up to an amount equal to, and pro rata based upon, the aggregate unreimbursed Realized Losses previously allocated to each such class, then in an amount equal to, and pro rata based upon, interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

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Fourth, to the Class A-S certificates, in respect of interest, up to an amount equal to, the Interest Distribution Amount for such class;

Fifth, to the Class A-S certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Sixth, to the Class A-S certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then, in an amount equal to interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Seventh, to the Class B certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such class;

Eighth, to the Class B certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Ninth, to the Class B certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then, in an amount equal to interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Tenth, to the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such class;

Eleventh, to the Class C certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twelfth, to the Class C certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then, in an amount equal to interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such class;

Fourteenth, to the Class D certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Fifteenth, to the Class D certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then, in an amount equal to interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

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Sixteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such class;

Seventeenth, to the Class E certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Eighteenth, to the Class E certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then, in an amount equal to interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Nineteenth, to the Class F-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such class;

Twentieth, to the Class F-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-First, to the Class F-RR certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then, in an amount equal to interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Twenty-Second, to the Class G-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such class;

Twenty-Third, to the Class G-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-Fourth, to the Class G-RR certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then, in an amount equal to interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class; and

Twenty-Fifth, to the Class R certificates, any remaining amounts.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all previously been reduced to zero as a result of the allocation of Realized Losses to those certificates.

Reimbursement of previously allocated Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

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Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of Principal Balance Certificates for any Distribution Date will be equal to one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the WAC Rate for the related Distribution Date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the WAC Rate for the related Distribution Date or (iv) a variable rate per annum equal to the WAC Rate for the related Distribution Date minus a specified percentage.

The Pass-Through Rate for the Class X-A certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-2 and Class A-3 certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-B certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-S, Class B and Class C certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-D certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class D certificates for the related Distribution Date.

The Pass-Through Rate for the Class X-E certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class E certificates for the related Distribution Date.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances immediately following the preceding Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date).

The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan) and any REO Loan (other than the portion of the REO Loan related to any Companion Loan) is equal to the related Mortgage Rate then in effect, minus the related Administrative Fee Rate; provided, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the master servicer, the special servicer, a Non-Serviced Master Servicer or a Non-Serviced Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rates and the WAC Rate, the Net Mortgage Rate of any Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Rate; provided, that with respect to each Actual/360

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Loan, the Net Mortgage Rate for the one-month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable. With respect to any REO Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan had remained outstanding.

“Administrative Fee Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Mortgage Rate” with respect to (i) any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan (which, in the case of any Componentized Mortgage Loan, is the weighted average of the interest rates of the respective components of such Mortgage Loan) or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or revised rate or (ii) any Mortgage Loan or related Companion Loan after its maturity date, the annual rate described in clause (i) above determined without regard to the passage of such maturity date.

“Componentized Mortgage Loan” means any Mortgage Loan that has been divided into more than one component under the related loan agreement for purposes of calculating interest and other amounts payable under such Mortgage Loan. The Wharf Mortgage Loan is the only Componentized Mortgage Loan related to the Trust.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Regular Certificates will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Regular Certificates will be equal to the interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class on the Certificate Balance or Notional Amount, as applicable, for such class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Regular Certificates will be equal to the sum of (a) the portion of the Interest Distribution Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of certificates with a Notional Amount, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for the current Distribution Date and (ii) in the case of the certificates with a Notional Amount, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

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The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a)       the Principal Shortfall for that Distribution Date;

(b)       the Scheduled Principal Distribution Amount for that Distribution Date, and

(c)       the Unscheduled Principal Distribution Amount for that Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A)       Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, and

(B)       Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date;

provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the P&I Advance Date) or advanced by the master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the

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master servicer as of the business day preceding the related P&I Advance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans as of the Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments to the extent that such amount was transferred into the Collection Account during the related Collection Period, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan, as the case may be (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan) at its Mortgage Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date in respect of such Principal Distribution Amount.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will be an amount equal to its unpaid principal balance as of the Cut-off Date or, in the case of a replacement Mortgage Loan, as of the date it is added to the trust, after application of all payments of principal due during or prior to the month of substitution, whether or not those payments have been received, minus the sum of:

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(i)               the principal portion of each Periodic Payment due on such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, due after the Due Date in the related month of substitution), to the extent received from the borrower or advanced by the master servicer;

(ii)            all principal prepayments received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution);

(iii)         the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on such Mortgage Loan) and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution); and

(iv)          any reduction in the outstanding principal balance of such Mortgage Loan resulting from a valuation by a court in a bankruptcy proceeding that is less than the then outstanding principal amount of such Mortgage Loan or a modification of such Mortgage Loan pursuant to the terms and provisions of the PSA that occurred prior to the end of the Collection Period for the most recent Distribution Date.

The Stated Principal Balance of any REO Loan that is a successor to a Mortgage Loan, as of any date of determination, will be an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date of the related REO Property was acquired for U.S. federal tax purposes, minus (y) the sum of:

(i)               the principal portion of any P&I Advance made with respect to such REO Loan; and

(ii)            the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on the related Mortgage Loan), Liquidation Proceeds and all income rents and profits received with respect to such REO Loan.

See “Certain Legal Aspects of Mortgage Loans” below.

With respect to any Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. On any date of determination, the Stated Principal Balance of any Whole Loan will equal the sum of the Stated Principal Balances of the related Mortgage Loan and the related Companion Loan(s), as applicable, on such date.

With respect to any REO Loan that is a successor to a Companion Loan as of any date of determination, the Stated Principal Balance will equal (x) the Stated Principal Balance of the predecessor Companion Loan as of the date of the related REO acquisition, minus (y) the principal portion of any amounts allocable to the related Companion Loan in accordance with the related Intercreditor Agreement.

If any Mortgage Loan or REO Loan is paid in full or the Mortgage Loan or REO Loan (or any REO Property) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or REO Loan will be zero.

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For purposes of calculating allocations of, or recoveries in respect of, Realized Losses, as well as for purposes of calculating the Servicing Fee, Certificate Administrator/Trustee Fee, Operating Advisor Fee and Asset Representations Reviewer Fee payable each month, each REO Property (including any REO Property with respect to a Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (or Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (or Companion Loan) including any portion of it payable or reimbursable to the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the master servicer or special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to any Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to any Serviced Whole Loan, the related Intercreditor Agreement) or to the extent otherwise agreed to by the related borrower in connection with a workout of a Mortgage Loan, all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of any Serviced Whole Loan, any amounts payable to the holder of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be applied in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees previously paid by the issuing entity from general collections);

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

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Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan (or, with respect to any Componentized Mortgage Loan, on each component thereof) to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest) on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that (A)(x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, constitutes the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (with respect to any Componentized Mortgage Loan, such accrued and unpaid interest as between the components thereof to be applied in sequential order to such components);

Fourth, to the extent not previously allocated pursuant to clause First or Second, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance) (with respect to any Componentized Mortgage Loan, such principal to be applied to the components thereof in sequential order until the outstanding principal balance of each such component is reduced to zero);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan (or, with respect to any Componentized Mortgage Loan, on each component thereof) to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination that such P&I Advance would have been a Nonrecoverable Advance plus (B) any unpaid interest (exclusive of default interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth on earlier dates) (with respect to any Componentized Mortgage Loan, such accrued and unpaid interest as between the components thereof to be applied in sequential order to such components);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

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Eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance (with respect to any Componentized Mortgage Loan, such principal to be applied to the components thereof in sequential order, in each case until the outstanding principal balance of each such component is reduced to zero);

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any, unless otherwise permitted under the applicable REMIC rules as evidenced by an opinion of counsel provided to the trustee) must be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan in the manner required by such REMIC provisions of the Code. Interest received on any Componentized Mortgage Loan pursuant to the foregoing will be required to be applied to the components thereof in sequential order, in each case to pay all accrued and outstanding interest in such Componentized Mortgage Loan. Principal received on any Componentized Mortgage Loan pursuant to the foregoing will be required to be applied to the components thereof in sequential order, in each case until the outstanding principal balance of each such component is reduced to zero.

Interest received on The Wharf Mortgage Loan pursuant to the foregoing will be required to be applied to the components thereof in alphabetical order of the loan component designations, in each case to pay all accrued and outstanding interest on the subject component. Principal received on The Wharf Mortgage Loan pursuant to the foregoing will be required to be applied to the components thereof in alphabetical order of the loan component designations, in each case until the outstanding principal balance of each such component is reduced to zero.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of any Serviced Whole Loan, exclusive of any amounts payable to the holder of the related Companion Loan(s), as applicable, pursuant to the related Intercreditor Agreement) will be applied in the following order of priority:

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First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees previously paid by the issuing entity from general collections) with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan (or, with respect to any Componentized Mortgage Loan, on each component thereof) to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest) on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that (A)(x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, constitutes the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (with respect to any Componentized Mortgage Loan, such accrued and unpaid interest as between the components thereof to be applied in sequential order to such components);

Fourth, to the extent not previously allocated pursuant to clause First or Second, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance (with respect to any Componentized Mortgage Loan, such principal to be applied to the components thereof in sequential order until the outstanding principal balance of each such component is reduced to zero);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan (or, with respect to any Componentized Mortgage Loan, on each component thereof) to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates) (with respect to any Componentized Mortgage Loan, such accrued and unpaid

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interest as between the components thereof to be applied in sequential order to such components);

Sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan; and

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees).

Interest received on any Componentized Mortgage Loan pursuant to the foregoing will be required to be applied to the components thereof in sequential order, in each case to pay all accrued and outstanding interest in such Componentized Mortgage Loan. Principal received on any Componentized Mortgage Loan pursuant to the foregoing will be required to be applied to the components thereof in sequential order, in each case until the outstanding principal balance of each such component is reduced to zero.

Allocation of Yield Maintenance Charges and Prepayment Premiums

If any Yield Maintenance Charge or Prepayment Premium is collected during any particular Collection Period with respect to any Mortgage Loan, then on the Distribution Date corresponding to that Collection Period, the certificate administrator will pay that Yield Maintenance Charge or Prepayment Premium (net of liquidation fees or workout fees payable therefrom) in the following manner:

(1)       to each class of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C and Class D certificates, the product of (a) the amount of such Yield Maintenance Charge or Prepayment Premium, (b) the related Base Interest Fraction for such class and the applicable principal prepayment, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D, Class E, Class F-RR and Class G-RR certificates for that Distribution Date,

(2)       to the Class X-A certificates, the excess, if any, of (a) the product of (i) the amount of such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-1, Class A-2 and Class A-3 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D, Class E, Class F-RR and Class G-RR certificates for that Distribution Date, over (b) the total amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-1, Class A-2 and Class A-3 certificates as described above,

(3)       to the Class X-B certificates, the excess, if any, of (a) the product of (i) the amount of such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the

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numerator of which is equal to the total amount of principal distributed to the Class A-S, Class B and Class C certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D, Class E, Class F-RR and Class G-RR certificates for that Distribution Date, over (b) the total amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-S, Class B and Class C certificates as described above, and

(4)       to the Class X-D certificates, any remaining portion of such Yield Maintenance Charge or Prepayment Premium not distributed as described above.

Notwithstanding any of the foregoing to the contrary, if at any time the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C and Class D Certificates have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, the certificate administrator will be required to pay to the holders of each remaining Class of Principal Balance Certificates then entitled to distributions of principal on such Distribution Date the product of (a) any Yield Maintenance Charge or Prepayment Premium distributable on the subject Distribution Date (net of any Liquidation Fees payable therefrom) and (b) a fraction, the numerator of which is equal to the amount of principal distributed to such Class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date.

“Base Interest Fraction” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any class of Principal Balance Certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on that class, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related Mortgage Loan and (ii) the applicable Discount Rate; provided, that:

●	under no circumstances will the Base Interest Fraction be greater than one;
●	if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is greater than or equal to the Pass-Through Rate on that class, then the Base Interest Fraction will equal zero; and
●	if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is less than the Pass-Through Rate on that class, then the Base Interest Fraction will be equal to 1.0.

“Discount Rate” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium—

●	if a discount rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, that discount rate, converted (if necessary) to a monthly equivalent yield, or
●	if a discount rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the
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Mortgage Loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 (519)—Selected Interest Rates under the heading “U.S. government securities/Treasury constant maturities” for the week ending prior to the date of the relevant prepayment (or deemed prepayment), of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date of that Mortgage Loan or REO Loan, such interpolated treasury yield converted to a monthly equivalent yield.

For purposes of the immediately preceding bullet, the certificate administrator or the master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“Prepayment Premium” means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that Mortgage Loan or any successor REO Loan with respect thereto (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of the Class X-E or Class R Certificates.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the aggregate Certificate Balance of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be the date set forth next to such class in the table under “Summary of Certificates”.

The Assumed Final Distribution Dates were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR prepayment rate and the Structuring Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of

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payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in July 2058. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Serviced Mortgage Loan or Serviced Whole Loan in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Serviced Mortgage Loan or Serviced Whole Loan in whole or in part after the Determination Date (or, with respect to each Serviced Mortgage Loan or Serviced Whole Loan, as applicable, with a due date occurring after the related Determination Date, the related Due Date) in any calendar month and does not pay interest on such prepayment through the following Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the Serviced Mortgage Loans and any related Serviced Pari Passu Companion Loan will be retained by the master servicer as additional servicing compensation.

The master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Pari Passu Companion Loan) on each P&I Advance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an aggregate amount, equal to the lesser of:

(i)       the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Serviced Mortgage Loans for which it is acting as master servicer and any related Serviced Pari Passu Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan on which the special servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and

(ii)       the aggregate of (A) that portion of the master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Serviced Mortgage Loan, Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid to the master servicer in such Collection Period, calculated at a rate of 0.00250% per annum, (B) all Prepayment Interest Excesses received by the master servicer during such Collection Period with respect to the Serviced Mortgage Loans (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on voluntary principal prepayments, net investment earnings payable to the

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master servicer for such Collection Period received by the master servicer during such Collection Period with respect to the applicable Serviced Mortgage Loans or any related Serviced Pari Passu Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y)(i) at the request or with the consent of the special servicer or, (ii) for so long as no Control Termination Event has occurred or is continuing and, other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, at the request or with the consent of the Directing Certificateholder or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the master servicer will pay, without regard to clause (ii) above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan otherwise described in clause (i) above in connection with such Prohibited Prepayments. The master servicer will not be required to make any compensating interest payment as a result of any prepayments on Mortgage Loans for which it does not act as master servicer.

Compensating Interest Payments with respect to any Serviced Whole Loan will be allocated among the related Mortgage Loan and any related Serviced Pari Passu Companion Loan in accordance with their respective principal amounts, and the master servicer will be required to pay the portion of such Compensating Interest Payments allocable to any related Serviced Pari Passu Companion Loan to the related Other Master Servicer.

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution Date that are not covered by the master servicer’s Compensating Interest Payments for the related Distribution Date and the portion of the compensating interest payments allocable to each Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer is referred to in this prospectus as the “Excess Prepayment Interest Shortfall”. The Excess Prepayment Interest Shortfall will be allocated on each Distribution Date among the classes of Regular Certificates, pro rata, in accordance with their respective Interest Accrual Amounts for that Distribution Date.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates. In particular, the rights of the holders of the Class A-S, Class B, Class C, Class D, Class E, Class F-RR and Class G-RR certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S certificates will likewise have the benefit of the subordination of the Class B, Class C, Class D, Class E, Class F-RR and Class G-RR certificates. The Class B certificates will likewise have the benefit of the subordination of the Class C, Class D, Class E, Class F-RR and Class

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G-RR certificates. The Class C certificates will likewise have the benefit of the subordination of the Class D, Class E, Class F-RR and Class G-RR certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of Certificates to receive on any Distribution Date the amounts of interest and/or principal distributable to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to classes of Certificates that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Cross-Over Date, allocation of principal to the Principal Balance Certificates on any Distribution Date will be made first, to the Class A-1 certificates, until their Certificate Balance has been reduced to zero, second, to the Class A-2 certificates, until their Certificate Balance has been reduced to zero, and third, to the Class A-3 certificates, until their Certificate Balance has been reduced to zero. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1, Class A-2 and Class A-3 certificates, in each case, that are still outstanding, pro rata (based upon their respective Certificate Balances), until their Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Class A-1, Class A-2 and Class A-3 certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2 and Class A-3 certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2 and Class A-3 certificates, the percentage interest in the issuing entity evidenced by the Class A-1, Class A-2 and Class A-3 certificates will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1, Class A-2 and Class A-3 certificates by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-2 and Class A-3 certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S, Class B, Class C, Class D, Class E, Class F-RR and Class G-RR certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to the Class G-RR certificates) as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator is required to calculate the Realized Loss for such Distribution Date.

The “Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer, the special servicer or the trustee from general collections of principal on the Mortgage Loans

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for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Loans (but in each case, excluding any Companion Loan) expected to be outstanding immediately following that Distribution Date is less than (ii) the then-aggregate Certificate Balance of the Principal Balance Certificates after giving effect to distributions of principal on that Distribution Date.

The certificate administrator will be required to allocate any Realized Losses among the respective classes of Principal Balance Certificates in the following order, until the Certificate Balance of each such class is reduced to zero:

first, to the Class G-RR certificates;

second, to the Class F-RR certificates;

third, to the Class E certificates;

fourth, to the Class D certificates;

fifth, to the Class C certificates;

sixth, to the Class B certificates; and

seventh, to the Class A-S certificates.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Realized Losses among the Class A-1, Class A-2 and Class A-3 certificates, pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Realized Losses will not be allocated to the Class R certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the classes of Class X Certificates will be reduced if the related classes of Principal Balance Certificates are reduced by such Realized Losses.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the special servicer of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Certificate Administrator and Trustee”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

Losses on each Whole Loan will be allocated, pro rata, between the related Mortgage Loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances.

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A class of Regular Certificates will be considered outstanding until its Certificate Balance or Notional Amount, as the case may be, is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Realized Losses are required thereafter to be made in accordance with the payment priorities set forth in “—Distributions—Priority of Distributions” above.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, based in part on information delivered to it by the master servicer or special servicer, as applicable, the certificate administrator will be required to prepare and make available to each Certificateholder of record a Distribution Date Statement providing the information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional secured debt, identifying (A) the amount of any additional secured debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the mortgage loan and such additional secured debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional secured debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement with (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the master servicer, the certificate administrator or the special servicer, as applicable (substantially in the form provided in the PSA, in the case of the Distribution Date Statement, which form is subject to change, and as required in the PSA in the case of the CREFC® Reports) and including substantially the following information:

(1)                      a report as of the close of business on the immediately preceding Determination Date, containing the information provided for in Annex B (the “Distribution Date Statement”);

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(2)                      a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)                      a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)                      a CREFC® advance recovery report;

(5)                      a CREFC® total loan report;

(6)                      a CREFC® operating statement analysis report;

(7)                      a CREFC® comparative financial status report;

(8)                      a CREFC® net operating income adjustment worksheet;

(9)                      a CREFC® real estate owned status report;

(10)               a CREFC® servicer watch list;

(11)               a CREFC® loan level reserve and letter of credit report;

(12)               a CREFC® property file;

(13)               a CREFC® financial file;

(14)               a CREFC® loan setup file (to the extent delivery is required under the PSA); and

(15)               a CREFC® loan periodic update file.

The master servicer or special servicer, as applicable, may omit any information from these reports that such master servicer or special servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, the master servicer, the special servicer, the trustee and the certificate administrator will not be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under any Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, the master servicer will deliver to the certificate administrator by electronic means:

●	a CREFC® property file;
●	a CREFC® financial file;
●	a CREFC® loan setup file (to the extent delivery is required under the PSA);
●	a CREFC® Schedule AL file;
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●	a CREFC® loan periodic update file; and
●	a CREFC® appraisal reduction template (to the extent received by the master servicer from the special servicer).

In addition, the master servicer (with respect to a Serviced Mortgage Loan that is not a Specially Serviced Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property securing a Serviced Mortgage Loan and REO Property:

●	Within 45 days after receipt of a quarterly operating statement, if any, commencing within 45 days of receipt of such quarterly operating statement for the quarter ending March 31, 2026, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter and provides sufficient information to report pursuant to CREFC® guidelines, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property or REO Property unless such Mortgaged Property or REO Property is analyzed on a trailing 12 month basis, or if the related Serviced Mortgage Loan is on the CREFC® Servicer Watch List).
●	Within 45 days after receipt by the special servicer (with respect to Specially Serviced Loans and REO Properties) or the master servicer (with respect to a Serviced Mortgage Loan that is not a Specially Serviced Loan) of any annual operating statements or rent rolls (if and to the extent any such information is in the form of normalized year-end financial statements that has been based on a minimum number of months of operating results as recommended by CREFC® in the instructions to the CREFC® guidelines) commencing within 45 days of receipt of such annual operating statement for the calendar year ending December 31, 2025, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the master servicer to prepare the CREFC® comparative financial status report.

Certificate Owners and any holder of a Serviced Pari Passu Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the

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certificate administrator, any additional servicer designated by the master servicer or special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any Non-Serviced Master Servicer, any Other Master Servicer, any person (including the Directing Certificateholder or Risk Retention Consultation Party) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is the Risk Retention Consultation Party or the special servicer) be entitled to receive (i) if such party is the Directing Certificateholder or any Controlling Class Certificateholder (each such party, as applicable, an “Excluded Controlling Class Holder”), any Excluded Information via the certificate administrator’s website unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loans, and (ii) if such party is not the Directing Certificateholder or any Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, that, if the special servicer obtains knowledge that it has become a Borrower Party, the special servicer may not directly or indirectly provide any information solely related to any related Excluded Special Servicer Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan to the related Borrower Party, any of such special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, that the special servicer will at all times be a Privileged Person, despite such restriction on information; provided, further, however, that any Excluded Controlling Class Holder will be permitted to reasonably request and obtain from the master servicer or the special servicer, in accordance with the terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website on account of it constituting Excluded Information). Notwithstanding any provision to the contrary herein, neither the master servicer nor the certificate administrator will have any obligation to restrict access by the special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by the master servicer, the special servicer, a mortgage loan seller or the operating advisor, as the case may be.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other person

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owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

“Excluded Controlling Class Loan” means with respect to the Directing Certificateholder or any Controlling Class Certificateholder, a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or any Controlling Class Certificateholder is a Borrower Party.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), inspection reports related to Specially Serviced Loans prepared by the special servicer or any Excluded Special Servicer and such other information as may be specified in the PSA specifically pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, other than such information with respect to such Excluded Controlling Class Loan(s) that is aggregated with information of other Mortgage Loans at a pool level.

“Excluded Loan” means (a) with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party or (b) with respect to the Risk Retention Consultation Party or the holder of the majority of the VRR Interest, a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Risk Retention Consultation Party or the holder of the majority of the VRR Interest is a Borrower Party. It is expected that there will be no Excluded Loans with respect to this securitization on the Closing Date.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click-through confirmation), representing (i) that such person executing the certificate is a Certificateholder, the Directing Certificateholder or the Risk Retention Consultation Party, a beneficial owner of a certificate, a Companion Holder or a prospective purchaser of a certificate (or any investment advisor, manager or other representative of the foregoing), (ii) that either (a) such person is the Risk Retention Consultation Party or is a person who is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Certificateholder or a Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA (2) if such person is the Risk Retention Consultation Party, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA or (3) if such person is not the Directing Certificateholder or a Controlling Class Certificateholder or the Risk Retention

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Consultation Party, such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) (other than with respect to a Companion Holder) that such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to reasonably request and obtain from the master servicer or the special servicer, in accordance with terms of PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website on account of it constituting Excluded Information) and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan. The certificate administrator may require that Investor Certifications be re-submitted from time to time in accordance with its policies and procedures and will restrict access to Excluded Information on the certificate administrator’s website to any mezzanine lender upon notice from any party to the PSA that such mezzanine lender has become an Accelerated Mezzanine Loan Lender.

A “Certificateholder” is the person in whose name a certificate is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate registered in the name of or beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a Borrower Party, or any affiliate of any of such persons will be deemed not to be outstanding and any Class X-E, Class E, Class F-RR or Class G-RR certificate registered in the name of or beneficially owned by the holder of the VRR Interest will be deemed not to be outstanding (provided, that, notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will be deemed not to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan; and provided, further, that any Controlling Class certificates owned by the special servicer or an affiliate thereof will be deemed not to be outstanding as to the special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA, waive a Servicer Termination Event or trigger an Asset Review (with respect to an Asset Review and any mortgage loan seller, solely with respect to any related Mortgage Loan subject to the Asset Review); provided, further, that so long as there is no Servicer Termination Event with respect to the master servicer or the special servicer, as applicable, such master servicer and special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of the special servicer’s, the master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, the master servicer, the special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain

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policies and procedures restricting the flow of information between it and the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 Information Provider’s website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the PSA, the master servicer or the special servicer, as applicable, is required to provide or make available to the holders of any Companion Loan (or their designees including the related Other Master Servicer or Other Special Servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Intercreditor Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor to certain market data providers, such as Bloomberg Financial Markets, L.P., CRED iQ, Trepp, LLC, Intex Solutions, Inc., Markit Group Limited, Interactive Data Corp., BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, Inc., Morningstar Credit Information & Analytics, LLC, KBRA Analytics, LLC, MBS Data, LLC, RealInsight, LSEG, DealView Technologies Ltd. (dba DealX) and Recursion Co., pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder that has delivered an Investor Certification to the master servicer or special servicer, as applicable, such master servicer (with respect to Non-Specially Serviced Loans) and such special servicer (with respect to Specially Serviced Loans) may provide (or make available electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by such master servicer or special servicer, as the case may be, at the expense of such Certificateholder; provided that in connection with such request, the master servicer or special servicer, as applicable, may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to such master servicer or special servicer, as applicable, generally to the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the PSA. Upon the request of any Privileged Person (other than the NRSROs) to receive copies of annual operating statements, budgets and rent rolls either collected by the master servicer or the special servicer or caused to be prepared by the special servicer in respect of each REO Property, the master servicer or the special servicer, as the case may be, will be required to deliver copies of such items to the certificate administrator to be posted on the certificate administrator’s website. Certificateholders will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

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Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website initially located at www.ctslink.com (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

●	the following “deal documents”:
o	this prospectus;
o	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the Closing Date, if any, and the MLPAs and any amendments and exhibits to those agreements; and
o	the CREFC® loan setup file delivered to the certificate administrator by the master servicer;
●	the following “SEC EDGAR filings”:
o	any reports on Forms 10-D, ABS-EE, 10-K and 8-K that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;
●	the following documents, which will be made available under a tab or heading designated “periodic reports”:
o	the Distribution Date Statements;
o	the CREFC® bond level files;
o	the CREFC® collateral summary files;
o	the CREFC® Reports, other than the CREFC® loan setup file and other than the CREFC® special servicer loan file (provided that they are received by the certificate administrator); and
o	the annual reports as provided by the operating advisor;
●	the following documents, which will be made available under a tab or heading designated “additional documents”:
o	the summary of any Final Asset Status Report as provided by a special servicer;
o	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;
o	any appraisals delivered in connection with any Asset Status Report;
o	any CREFC® appraisal reduction template received by the certificate administrator; and
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o	any notice or documents provided to the certificate administrator by the depositor, master servicer or special servicer directing the certificate administrator to post to the “additional documents” tab;
●	the following documents, which will be made available under a tab or heading designated “special notices”:
o	notice of any release based on an environmental release under the PSA;
o	notice of any waiver, modification or amendment of any term of any Mortgage Loan;
o	notice of final payment on the certificates;
o	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders of the termination of the master servicer or special servicer;
o	any notice of resignation or termination of the master servicer or special servicer;
o	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;
o	any notice of any request by requisite percentage of Certificateholders for a vote to terminate the special servicer, the operating advisor or the asset representations reviewer;
o	any notice to Certificateholders of the operating advisor’s recommendation to replace the special servicer and the related report prepared by the operating advisor in connection with such recommendation;
o	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;
o	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;
o	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;
o	any notice of the termination of the issuing entity;
o	any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred or is terminated;
o	any notice that an Operating Advisor Consultation Event has occurred or is terminated;
o	any notice of the occurrence of an Operating Advisor Termination Event;
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o	any notice of the occurrence of an Asset Representations Reviewer Termination Event;
o	any Proposed Course of Action Notice;
o	any assessment of compliance delivered to the certificate administrator;
o	any Attestation Reports delivered to the certificate administrator;
o	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below; and
o	any notice or documents provided to the certificate administrator by the depositor or any master servicer directing the certificate administrator to post to the “special notices” tab;
●	the “Investor Q&A Forum”;
●	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”; and
●	the “U.S. Risk Retention Special Notices” tab, which will contain any notices relating to ongoing compliance by each Retaining Party with the Credit Risk Retention Rules;

provided, that with respect to a Control Termination Event or Consultation Termination Event that is deemed to exist due solely to the existence of an Excluded Loan, the certificate administrator will only be required to provide notice of the occurrence and continuance of such event if it has been notified of or has knowledge of the existence of such Excluded Loan.

In the event that the Retaining Sponsor determines that the Retaining Parties or a Successor Third-Party Purchaser no longer complies with certain specified provisions of the Credit Risk Retention Rules, it will be required to send written notice of such non-compliance to the certificate administrator, who will be required to post such notice on its website under the “U.S. Risk Retention Special Notices” tab.

Notwithstanding the foregoing, if the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder, such Excluded Controlling Class Holder is required to promptly notify the master servicer, the special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide an Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

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Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Certificateholder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available via the certificate administrator’s website, such Directing Certificateholder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to obtain such information in accordance with terms of the PSA, and each of the master servicer and the special servicer may require and rely on such certifications and other reasonable information prior to releasing any such information.

Any reports on Form 10-D filed by the certificate administrator will (i) contain the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) contain a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer, (iii) contain certain account balances to the extent available to the certificate administrator, and (iv) incorporate the most recent Form ABS-EE filing by reference (which such Form ABS-EE will be filed on or prior to the filing of the applicable report on Form 10-D).

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) the master servicer or special servicer relating to servicing reports prepared by that party, the applicable Mortgage Loans (excluding each Non-Serviced Mortgage Loan) or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by the special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders,

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(iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception), (vi) that answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or the disclosure of attorney work product, or (vii) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder or the Risk Retention Consultation Party (in its capacity as Risk Retention Consultation Party) as part of its responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at www.ctslink.com. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other

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reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will permit the master servicer and the special servicer, at their respective sole cost and expense, to make available by electronic media, bulletin board service or internet website any reports or other information such master servicer or such special servicer, as applicable, is required or permitted to provide to any party to the PSA, the Rating Agencies or any Certificateholder or any prospective Certificateholder that has provided such master servicer or such special servicer, as applicable, with an Investor Certification or has executed a “click-through” confidentiality agreement in accordance with the PSA to the extent such action does not conflict with the terms of the PSA (including, without limitation, any requirements to keep Privileged Information confidential), the terms of the Mortgage Loans or applicable law. However, the availability of such information or reports on the internet or similar electronic media will not be deemed to satisfy any specific delivery requirements in the PSA except as set forth therein.

Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicer, the special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar. The initial registered holder of the certificates will be Cede & Co., as nominee for DTC.

The certificate administrator will be required to notify the master servicer, the operating advisor and the special servicer within 10 business days of the existence or cessation of any Control Termination Event, Operating Advisor Consultation Event or any Consultation Termination Event.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)       2% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)       in the case of any Principal Balance Certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of a special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of a special

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servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the Principal Balance Certificates, each determined as of the prior Distribution Date.

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests.

Class R certificates will not be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the applicable Class X Certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Balance, and in multiples of $1 in excess of $10,000. The Class X Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, Luxembourg (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the

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Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories (collectively, the “Depositories”), which in turn will hold such positions in customers’ securities accounts in the Depositories’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositories.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the

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certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicer or the master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of Special Servicer Without Cause”, “—Replacement of Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”, “—Limitation on Rights of Certificateholders to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks,

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trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicer, the special servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in

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connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of the certificates of such class.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator (a “Certifying Certificateholder”), the certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration Group – Wells Fargo Commercial Mortgage Trust
2025-5C5

With a copy to:
TrustAdministrationGroup@computershare.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial

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owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a certificateholder’s or certificate owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates. In addition, upon written request to the certificate administrator of any Certificateholder or certificate owner (if applicable) that has provided an Investor Certification, the certificate administrator is required to promptly notify such Certificateholder or certificate owner of the identity of the then-current Directing Certificateholder.

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, an “MLPA”), between the related mortgage loan seller and the depositor. For purposes of each applicable MLPA and the related discussion below, each of the Gateway Industrial Center Mortgage Loan (9.98%) and the 322 Grand Concourse Mortgage Loan (8.8%) (each, a “Joint Seller Mortgage Loan”) will constitute a “Mortgage Loan” under each of the respective MLPAs pursuant to which the related mortgage loan sellers are selling Mortgage Loans, but only to the extent of the portion thereof to be sold to the depositor by the applicable mortgage loan seller.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, among other things, generally the following documents (except that the documents with respect to any Non-Serviced Whole Loans (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”):

(i)                         the original Mortgage Note, endorsed on its face or by allonge to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the related mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)                      the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of

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recording indicated thereon or certified to have been submitted for recording (or a copy provided by the applicable recording office if a certified copy cannot be provided by such office, provided that the Custodian is not required to investigate whether the recording office cannot provide a certified copy);

(iii)                   an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(iv)                    the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording (or a copy provided by the applicable recording office if a certified copy cannot be provided by such office, provided that the Custodian is not required to investigate whether the recording office cannot provide a certified copy);

(v)                       an original or a copy of each assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(vi)                    the original assignment of all unrecorded documents relating to the Mortgage Loan or a Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

(vii)                 originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(viii)              the original or a copy of the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)                  any filed copies (bearing evidence of filing) or evidence of filing of any Uniform Commercial Code financing statements, related amendments and continuation statements in the possession of the related mortgage loan seller;

(x)                     an original assignment in favor of the trustee of any financing statement executed and filed in favor of the related mortgage loan seller or an affiliate thereof in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

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(xi)                  the original or a copy of any intercreditor agreement relating to existing debt of the borrower, including any Intercreditor Agreement relating to a Serviced Whole Loan;

(xii)               the original or copies of any loan agreement, escrow agreement, security agreement or letter of credit (with any necessary transfer documentation) relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)            the original or a copy of any ground lease, ground lessor estoppel, environmental insurance policy, environmental indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xiv)             the original or a copy of any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xv)                the original or a copy of any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and/or request for the issuance of a new comfort letter in favor of the trustee, in each case, as applicable;

(xvi)             the original or a copy of any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xvii)          the original or a copy of any related mezzanine intercreditor agreement; and

(xviii)       the original or a copy of all related environmental insurance policies.

With respect to (A) any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date and (B) a Servicing Shift Mortgage Loan, the foregoing documents will be delivered to the custodian on or prior to the Closing Date and such documents (other than the documents described in clause (i) above) will be transferred to the custodian related to the securitization that includes the related Control Note on or about the applicable Servicing Shift Securitization Date.

Notwithstanding anything to the contrary contained herein, with respect to each Joint Seller Mortgage Loan, the obligation of each of the applicable mortgage loan sellers to deliver mortgage notes as part of the related Mortgage File will be limited to delivery of only the mortgage notes held by such party. In addition, with respect to such Mortgage Loan, the obligation of each applicable mortgage loan seller to deliver the remaining portion of the related Mortgage File will be joint and several; however, delivery of such remaining documents by either of the applicable mortgage loan sellers will satisfy the delivery requirements for both of the applicable mortgage loan sellers.

In addition, each mortgage loan seller will be required to deliver the Diligence File for each of its Mortgage Loans to the depositor by uploading such Diligence File to the designated website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence File to be posted to the secure data room.

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Notwithstanding anything to the contrary contained herein, with respect to each Joint Seller Mortgage Loan, the obligation of each of the applicable mortgage loan sellers to deliver Mortgage Notes as part of the related Mortgage File will be limited to delivery of only the Mortgage Notes held by such party. In addition, with respect to each such Mortgage Loan, the obligation of each applicable mortgage loan seller to deliver the remaining portion of the related Mortgage File will be joint and several; however, delivery of such remaining documents by either of the applicable mortgage loan sellers will satisfy the delivery requirements for both of the applicable mortgage loan sellers.

“Diligence File” means with respect to each Mortgage Loan or Companion Loan, if applicable, generally the following documents in electronic format:

(a)       A copy of each of the following documents:

(i)                       the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)                    the Mortgage, together with a copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iii)                 any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iv)                all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(v)                   the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)                any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(vii)             any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan, and any related mezzanine intercreditor agreement;

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(viii)           any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(ix)                any ground lease, related ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(x)                   any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xi)                any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan;

(xii)             any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)          all related environmental reports; and

(xiv)          all related environmental insurance policies;

(b)                  a copy of any engineering reports or property condition reports;

(c)                  other than with respect to a hospitality property (except with respect to tenanted commercial space within a hospitality property), copies of a rent roll;

(d)                  for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)                  a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller or an affiliate thereof, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)                      a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)                  a copy of the appraisal for the related Mortgaged Property(ies);

(h)                  for any Mortgage Loan that the related Mortgaged Property(ies) is leased to a single tenant, a copy of the lease;

(i)                      a copy of the applicable mortgage loan seller’s asset summary;

(j)                      a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)                  a copy of all zoning reports;

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(l)                      a copy of financial statements of the related mortgagor;

(m)              a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)                  a copy of all UCC searches;

(o)                  a copy of all litigation searches;

(p)                  a copy of all bankruptcy searches;

(q)                  a copy of any origination settlement statement;

(r)                    a copy of the insurance summary report;

(s)                  a copy of organizational documents of the related mortgagor and any guarantor;

(t)                     a copy of all escrow statements related to the escrow account balances as of the Mortgage Loan origination date;

(u)                  a copy of all related environmental reports that were received by the applicable mortgage loan seller;

(v)                    a copy of any closure letter (environmental); and

(w)                a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties;

in each case, to the extent that the originator received such documents in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of a Mortgage Loan of that structure or type), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File will be required to include a statement to that effect. The mortgage loan seller may, without any obligation to do so, include such other documents as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan (or portion thereof) sold by that mortgage loan seller. Those representations and warranties are set forth in Annex D-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2.

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If any of the documents required to be included by the mortgage loan seller in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or is defective or if there is a breach of a representation or warranty relating to any Mortgage Loan, and, in either case, such omission, defect or breach materially and adversely affects the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of any Certificateholders in the Mortgage Loan or Mortgaged Property or causes the Mortgage Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a “qualified mortgage” (a “Material Defect”), the applicable mortgage loan seller (or Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC, or Greystone Select Company II LLC, as guarantor of the repurchase and substitution obligations of Greystone Commercial Mortgage Capital LLC) will be required to, no later than 90 days following:

(i)                    such mortgage loan seller’s discovery of the Material Defect or receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (ii); or

(ii)                 in the case of such Material Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, the earlier of

(x)       discovery by the related mortgage loan seller or any party to the PSA of such Material Defect, or

(y)       receipt of a Breach Notice by the mortgage loan seller,

(A)       cure such Material Defect in all material respects, at its own expense,

(B)       repurchase the affected Mortgage Loan (or, in the case of a Joint Seller Mortgage Loan, the applicable portion thereof) or REO Loan at the Purchase Price, or

(C)       substitute a Qualified Substitute Mortgage Loan (other than with respect to any Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan, and pay a shortfall amount in connection with such substitution; provided that no such substitution may occur on or after the second anniversary of the Closing Date;

provided, however, that the applicable mortgage loan seller (or Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC, or Greystone Select Company II LLC, as guarantor of the repurchase and substitution obligations of Greystone Commercial Mortgage Capital LLC) will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan or REO Loan (or, in the case of a Joint Seller Mortgage Loan, the applicable portion thereof) or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to any related Whole Loan, for which no substitution will be permitted)), if it is diligently proceeding toward that cure, and has delivered to the master servicer, the special servicer, the certificate administrator (who will promptly deliver a copy of such

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officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period; provided that if any such Material Defect is not cured after the initial cure period and any such extended cure period solely due to the failure of the mortgage loan seller to have received the recorded document, then the mortgage loan seller will be entitled to continue to defer its cure, repurchase and/or substitution obligations in respect of such Material Defect until eighteen (18) months after the closing date so long as the mortgage loan seller certifies to the trustee, the master servicer, the special servicer, the Directing Certificateholder (prior to the occurrence and continuance of a Consultation Termination Event) and the certificate administrator no less than every ninety (90) days thereafter that the Material Defect is still in effect solely because of its failure to have received the recorded document and that the mortgage loan seller is diligently pursuing the cure of such Material Defect (specifying the actions being taken). Notwithstanding the foregoing, there will be no such 90-day extension if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

A delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller (and Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC, or Greystone Select Company II LLC, as guarantor of the repurchase and substitution obligations of Greystone Commercial Mortgage Capital LLC) of its obligation to cure, repurchase or substitute for (or make a Loss of Value Payment with respect to) the related Mortgage Loan if (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide a notice of such Material Defect as required by the terms of the MLPA or the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report or possession of the Mortgage File), (iii) such delay precludes the mortgage loan seller from curing such Material Defect and such Material Defect was otherwise curable and (iv) such Material Defect does not relate to the applicable mortgage loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage.
Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel or other hospitality property, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self-storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller (and Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC, or Greystone Select Company II LLC, as guarantor of the repurchase and substitution obligations of Greystone Commercial Mortgage Capital LLC) will not be obligated to repurchase the Mortgage Loan (or, in the case of a Joint Seller Mortgage Loan, the applicable portion thereof) if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and

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such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release in lieu of repurchase would not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

Notwithstanding the foregoing, in lieu of a mortgage loan seller (or Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC, or Greystone Select Company II LLC, as guarantor of the repurchase and substitution obligations of Greystone Commercial Mortgage Capital LLC) repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller (and Franklin BSP Realty Trust, Inc., in the case of BSPRT CMBS Finance, LLC, or Greystone Select Company II LLC, in the case of Greystone Commercial Mortgage Capital LLC) and the Enforcing Servicer (for so long as no Control Termination Event has occurred and is continuing and in respect of any Mortgage Loan that is not an Excluded Loan with respect to such Directing Certificateholder or the holder of the majority of the Controlling Class, with the consent of the Directing Certificateholder) are able to agree upon a cash payment payable by the mortgage loan seller (or, in the case of BSPRT CMBS Finance, LLC, by Franklin BSP Realty Trust, Inc., or, in the case of Greystone Commercial Mortgage Capital LLC, by Greystone Select Company II LLC) to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller (or Franklin BSP Realty Trust, Inc., in the case of BSPRT CMBS Finance, LLC, or Greystone Select Company II LLC, in the case of Greystone Commercial Mortgage Capital LLC) may elect, in its sole discretion, to pay such Loss of Value Payment. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

With respect to any Mortgage Loan, the “Purchase Price” equals the sum of (1) the outstanding principal balance of such Mortgage Loan (or successor REO Loan), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan (or successor REO Loan) at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents default interest), to, but not including, the due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan (or successor REO Loan), (4) solely in the case of a repurchase or substitution by a mortgage loan seller (or Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC, or Greystone Select Company II LLC, as guarantor of the repurchase and substitution obligations of Greystone Commercial Mortgage Capital LLC), all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the master servicer, the special servicer, the depositor, the certificate administrator or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation, including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or successor REO Loan; provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote

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Election, in taking part in an Affirmative Asset Review Vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions”, (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan or successor REO Loan (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased or a Loss of Value Payment is received during the initial 90-day period or, if applicable, prior to the expiration of the additional 90-day period immediately following the initial 90-day period) and (6) solely in the case of a repurchase or substitution by the related mortgage loan seller (or Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC, or Greystone Select Company II LLC, as guarantor of the repurchase and substitution obligations of Greystone Commercial Mortgage Capital LLC), any Asset Representations Reviewer Asset Review Fee for such Mortgage Loan, to the extent not previously paid by the related mortgage loan seller. With respect to a Joint Seller Mortgage Loan, the Purchase Price that would be payable by each of the applicable mortgage loan sellers for its related promissory note(s) will be equal to its respective percentage interest in such Mortgage Loan as of the Closing Date multiplied by the total Purchase Price for such Mortgage Loan.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to any Whole Loan, for which no substitution will be permitted) replacing a Mortgage Loan with respect to which a material breach or document defect exists that must, on the date of substitution:

(a)                   have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the due date in the calendar month during which the substitution occurs;

(b)                   have a fixed Mortgage Rate not less than the Mortgage Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c)                   have the same due date and a grace period no longer than that of the removed Mortgage Loan;

(d)                   accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

(e)                   have a remaining term to stated maturity not greater than, and not more than five years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f)                       have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

(g)                   comply as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

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(h)                   have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

(i)                       have a then-current debt service coverage ratio at least equal to the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x;

(j)                       constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the related mortgage loan seller’s expense);

(k)                   not have a maturity date or an amortization period that extends to a date that is after the date five years prior to the Rated Final Distribution Date;

(l)                       have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m)               not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the related mortgage loan seller);

(n)                   have been approved, so long as no Control Termination Event has occurred and is continuing and the affected Mortgage Loan is not an Excluded Loan with respect to either the Directing Certificateholder or the holder of the majority of the Controlling Class, by the Directing Certificateholder;

(o)                   prohibit defeasance within two years of the Closing Date;

(p)                   not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the imposition of tax on the Trust or any Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel at the cost of the related mortgage loan seller;

(q)                   have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r)                      be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate) may be

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lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation or the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders and the trustee under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or any uncured document defect. The applicable mortgage loan seller will be the sole warranting party in respect of the Mortgage Loans (or portion thereof) sold by that mortgage loan seller to the depositor, and none of its affiliates and no other person will be obligated to cure, repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so. If any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller (or Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC, or Greystone Select Company II LLC, as guarantor of the repurchase and substitution obligations of Greystone Commercial Mortgage Capital LLC) may cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and (ii) the amount of any fees of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan. Upon the applicable mortgage loan seller’s (or, in the case of BSPRT CMBS Finance, LLC, Franklin BSP Realty Trust, Inc.’s, or in the case of Greystone Commercial Mortgage Capital LLC, Greystone Select Company II LLC’s) remittance of such costs and expenses, the applicable mortgage loan seller (or other applicable party) will be deemed to have cured the breach in all respects.

As stated above, with respect to a Material Defect related to a Joint Seller Mortgage Loan, each of the related mortgage loan sellers will only be a mortgage loan seller with respect to, and will only be obligated to take the remedial actions described above with respect to, its percentage interest in such Mortgage Loan that it sold to the depositor. It is possible that under certain circumstances only one of the related mortgage loan sellers will repurchase, or otherwise comply with any repurchase obligations with respect to, its interest in such Mortgage Loan if there is a Material Defect. If for any reason, one of those mortgage loan sellers repurchases its interest in such Mortgage Loan and the other mortgage loan seller does not, (i) the non-repurchased portion of the Mortgage Loan will be deemed to constitute a “Mortgage Loan” under the PSA, the repurchasing mortgage loan seller’s interest in such Mortgage Loan will be deemed to constitute a “Pari Passu Companion Loan” with respect such Mortgage Loan, (ii) the related Whole Loan will continue to be serviced and administered under the PSA (if such Whole Loan is a Serviced Whole Loan) or the related Non-Serviced PSA (if such Whole Loan is a Non-Serviced Whole Loan) and the related Intercreditor Agreement, (iii) all amounts applied in respect of interest, principal and yield maintenance premiums in respect of the related Whole Loan from time to time will be allocated pursuant to the related Intercreditor Agreement between the issuing entity, the

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repurchasing mortgage loan seller and the other related Companion Holders and (iv) the repurchasing mortgage loan seller will be entitled to receive remittances of allocated collections monthly to the same extent as any other related Companion Holder.

Dispute Resolution Provisions

The mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

The mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and the mortgage loan seller will have the rights described under that heading.

Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans serviced under the PSA (the “Serviced Mortgage Loans”), any related Serviced Companion Loan and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and any related Intercreditor Agreement.

Each Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans and any related REO Properties (including the issuing entity’s interest in REO Property acquired with respect to a Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of the related Serviced Companion Loans but not to include any Non-Serviced Mortgage Loan, any Non-Serviced Companion Loan and any related REO Property.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties. In the case of any Serviced Whole Loan, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans, the related REO Properties and the related Intercreditor Agreement are

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summarized under “Description of the Mortgage Pool—The Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

As to particular servicing matters, the discussion under this heading “Pooling and Servicing Agreement” is applicable to the Servicing Shift Whole Loans only while the PSA governs the servicing of any Servicing Shift Whole Loan. As described in “Risk Factors—Risks Related to Conflicts of Interest—The Servicing of Servicing Shift Whole Loans Will Shift to Others”, on and after the applicable Servicing Shift Securitization Date, the Servicing Shift Whole Loan will be serviced pursuant to the related Servicing Shift PSA, and the provisions of such Servicing Shift PSA may be different than the terms of the PSA, although such Servicing Shift Whole Loan will still need to be serviced in compliance with the requirements of the related Intercreditor Agreement, as described in “Description of the Mortgage Pool—The Whole Loans”.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the holders of the certificates. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the holders of the certificates. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA, the Directing Certificateholder (for so long as no Consultation Termination Event has occurred and is continuing and other than in respect of an Excluded Loan with respect to either the Directing Certificateholder or the holder of the majority of the Controlling Class) and the related mortgage loan seller.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements”.

Servicing Standard

The master servicer and the special servicer will be required to diligently service and administer the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Serviced Companion Loan and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan) for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with

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the same care, skill, prudence and diligence with which such master servicer or special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which such master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by such master servicer or special servicer, as the case may be, with a view to: (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or any Serviced Whole Loan or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Companion Loan, and the best interests of the issuing entity and the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders and the holder of the related Companion Loans (as a collective whole as if such Certificateholders and the holder or holders of the related Companion Loans constituted a single lender), taking into account the pari passu or subordinate, as applicable, nature of the related Companion Loans), as determined by such master servicer or special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing mortgage loan servicers, but without regard to any conflict of interest arising from:

(A)       any relationship that the master servicer or special servicer, as the case may be, or any of their respective affiliates, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B)       the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C)       the obligation, if any, of the master servicer to make advances;

(D)       the right of the master servicer or special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E)       the ownership, servicing or management for others of (i) a Non-Serviced Mortgage Loan and a Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the master servicer or special servicer, as the case may be, or any of its affiliates;

(F)       any debt that the master servicer or special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G)       any option to purchase any Mortgage Loan or a related Companion Loan the master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H)       any obligation of the master servicer or special servicer, or any of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if such master servicer or special servicer or any of their respective

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affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Companion Loan or sale by the special servicer of a Defaulted Loan, the highest of (1) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of such borrower as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of each Non-Serviced Mortgage Loan, the master servicer and the special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

The master servicer and the special servicer may delegate and/or assign some or all of its respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any Serviced Companion Loan for which it is responsible to one or more third-party sub-servicers, provided that the master servicer and special servicer, as applicable, will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, the master servicer or special servicer. Notwithstanding the foregoing, the special servicer may not enter into any sub-servicing agreement that provides for the performance by third parties of any or all of its obligations under the PSA without, prior to the occurrence and continuance of a Control Termination Event and other than with respect to any Mortgage Loan that is an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the consent of the Directing Certificateholder, except to the extent necessary for the special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between the master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason such master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may, except with respect to certain initial Sub-Servicing Agreements, assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer, the certificate administrator or the depositor pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the

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Exchange Act reporting requirements of any other pooling and servicing agreement to which the depositor is a party. The master servicer or special servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it pursuant to the terms of the related Sub-Servicing Agreement. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the master servicer or special servicer, as applicable.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer retained by such master servicer, without regard to whether such master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the master servicer for certain expenditures which such sub-servicer makes, only to the same extent such master servicer is reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “P&I Advance Date”), except as otherwise described below, the master servicer will be obligated, unless determined to be nonrecoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in the Collection Account that are not required to be part of the Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)       all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loan) and any REO Loan (other than any portion of an REO Loan related to a Companion Loan) during the related Collection Period and not received as of the business day preceding the P&I Advance Date; and

(2)       in the case of each Mortgage Loan that is delinquent in respect of its balloon payment as of the P&I Advance Date (including any REO Loan (other than any portion of an REO Loan related to a Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

The master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan) or REO Loan (other than any portion of an REO Loan related to a Companion Loan) will continue, except if a determination as to nonrecoverability is made, through and up to liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be. For the avoidance of doubt, the master servicer will be required to make P&I Advances on the basis of the original terms of any Mortgage Loan, including Mortgage Loans subject to forbearance agreements or other temporary deferrals or payment accommodations, unless (a) the terms of the Mortgage Loan have been permanently modified to reduce or forgive a monetary obligation or (b) such advance has been determined to be nonrecoverable. To the extent that the master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

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If an Appraisal Reduction Amount has been determined with respect to any Mortgage Loan (or, in the case of a Non-Serviced Mortgage Loan, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) and such Mortgage Loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

Neither the master servicer nor the trustee will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, Yield Maintenance Charges, Prepayment Premiums or with respect to any Companion Loan.

The special servicer will not be required to make any P&I Advance or any recoverability determination with respect to any P&I Advance.

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, the master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property securing such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or REO Property (other than REO Property related to a Non-Serviced Mortgage Loan), in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the master servicer fails to make a Servicing Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

However, none of the master servicer, the special servicer or the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Companion Loan under the related Intercreditor Agreement or the PSA.

The special servicer will have no obligation to make any Servicing Advances or recoverability determination with respect to any Servicing Advance. However, in an urgent or emergency situation requiring the making of a Servicing Advance, the special servicer may make such Servicing Advance, and the master servicer will be required to reimburse such special servicer for such Advance (with interest on that Advance) within a specified

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number of days as set forth in the PSA, unless such Advance is determined to be nonrecoverable by the master servicer in its reasonable judgment (in which case it will be reimbursed out of the Collection Account). Once the special servicer is reimbursed, the master servicer will be deemed to have made such special servicer’s Servicing Advance as of the date made by that special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for any Non-Serviced Whole Loans under the PSA. Any requirement of the master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

The master servicer will also be obligated to make Servicing Advances with respect to any Serviced Whole Loan. With respect to a Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loan. See “—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans”.

Nonrecoverable Advances

Notwithstanding the foregoing, none of the master servicer, the special servicer or the trustee will be obligated to make any Advance that the master servicer or the special servicer, in accordance with the Servicing Standard, or the trustee, in its good faith business judgment, determines would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, the special servicer may, at its option, make a determination in accordance with the Servicing Standard that any previously made or proposed P&I Advance or Servicing Advance is or would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the master servicer (and, with respect to a Serviced Mortgage Loan, to the master servicer or special servicer under the pooling and servicing agreement governing any securitization trust into which any related Serviced Pari Passu Companion Loan is deposited, and, with respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer and Non-Serviced Special Servicer), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination will be conclusive and binding on the master servicer and the trustee. The special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by such special servicer that such an Advance is nonrecoverable, each such decision will remain with the master servicer or the trustee, as applicable. If the special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is nonrecoverable, the master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is nonrecoverable.

In making such nonrecoverability determination, each person will be entitled to consider (among other things): (a) (i) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, and (ii) the related Mortgaged Properties in their “as-is” or then-current conditions and

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occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (b) estimated future expenses, (c) estimated timing of recoveries, and (d) the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the master servicer or the trustee because there is insufficient principal available for such recovery, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is nonrecoverable) at any time and may obtain at the expense of the issuing entity any reasonably required analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders. The master servicer and the trustee will be entitled to rely conclusively on and will be bound by any non-recoverability determination of the special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

With respect to a Non-Serviced Whole Loan, if any Non-Serviced Master Servicer or Non-Serviced Trustee under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan, if made, would be nonrecoverable, such determination will not be binding on the master servicer and the trustee as it relates to any proposed P&I Advance with respect to such Non-Serviced Mortgage Loan. Similarly, with respect to a Non-Serviced Mortgage Loan, if the master servicer or the special servicer determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be nonrecoverable, such determination will not be binding on the related Non-Serviced Master Servicer and Non-Serviced Trustee as such determination relates to any proposed P&I Advance with respect to the related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise).

Recovery of Advances

The master servicer, the special servicer and the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan or Mortgaged Property (“Related Proceeds”). The master servicer, the special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account (first from principal collections and then from any other collections). Amounts payable in respect of any Serviced Pari Passu Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan except as described under “Description of the Mortgage Pool—The Whole Loans”, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. If a Servicing Advance by the master servicer or the special servicer (or trustee, as applicable) on a Serviced Whole Loan becomes a Nonrecoverable Advance and the master servicer, the special servicer or the trustee, as applicable, is unable to recover such amounts from related proceeds or the related Companion Loans, as applicable, the master

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servicer, the special servicer or the trustee (as applicable) will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account.

If the funds in the Collection Account relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, other than in the case of an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by the master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the Collection Period for any Distribution Date, such master servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such Collection Period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time the master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a Collection Period will exceed the full amount of the principal portion of general collections on or relating to the Mortgage Loans deposited in the Collection Account for such Distribution Date, then such master servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, which means (1) that party determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such Nonrecoverable Advance, (2) changed circumstances or new or different information becomes known to that party that could affect or cause a determination or whether any Advance is a Nonrecoverable Advance or whether to defer reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) in the case of the master servicer, it has not timely received from the trustee information required by such master servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance. If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the master servicer or trustee, as applicable, must give the 17g-5 Information Provider notice (in accordance with the procedures regarding Rule 17g-5 set forth in the PSA) of the anticipated reimbursement as soon as reasonably practicable. Notwithstanding the foregoing, failure to give such notice will in no way affect the master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement or right to obtain reimbursement.

The master servicer, the special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with

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interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Account.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, the master servicer, the special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Account, interest at the Prime Rate (the “Reimbursement Rate”), subject to a floor of 2.0% per annum, accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the master servicer nor the trustee will be entitled to interest on P&I Advances if the related Periodic Payment is received on or before the related Due Date and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the P&I Advance Date. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York City edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of servicing advances made in respect of a Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (collectively, the “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders. The master servicer is required to deposit in the Collection Account on a daily basis (and in no event later than the 2nd business day following receipt in available and properly identified funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, the special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation or full, partial or discounted payoff of any Mortgage Loan that is defaulted and any related defaulted Companion Loan or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on any Whole Loan will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan pursuant to the related Intercreditor Agreement.

The master servicer will also be required to establish and maintain one or more segregated custodial accounts (collectively, the “Companion Distribution Account”) with respect to the Serviced Companion Loans, each of which may be a sub-account of the Collection Account, and deposit amounts collected in respect of such Serviced Companion Loan in the Companion Distribution Account. The issuing entity will only be entitled to amounts on deposit in the Companion Distribution Account to the extent these funds are not otherwise payable to the holder of a Serviced Companion Loan or payable or reimbursable

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to any party to the PSA. Any amounts in the Companion Distribution Account to which the issuing entity is entitled will be transferred on a monthly basis to the Collection Account.

With respect to each Distribution Date, the master servicer will be required to disburse from the Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account, to the extent of funds on deposit in the Collection Account and in respect of the Mortgage Loans, on the related P&I Advance Date, the Available Funds for such Distribution Date and any Yield Maintenance Charges or Prepayment Premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account” and a “Upper-Tier REMIC Distribution Account”, both of which may be sub-accounts of a single account, (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders.

On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account, which will include all funds that were remitted by the master servicer from the Collection Account, plus, among other things, any P&I Advances less amounts, if any, distributable to the Class R certificates as set forth in the PSA generally to make distributions of interest and principal from Available Funds to the holders of the Certificates, as described under “Description of the Certificates—Distributions—Priority of Distributions”.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. On the P&I Advance Date occurring each February and on any P&I Advance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicer or P&I Advances made on the related Mortgage Loans into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Distribution Date in the month preceding the month in which the P&I Advance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the P&I Advance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator may be required to establish and maintain an account (the “Gain-on-Sale Reserve Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), such gains will be deposited in the Gain-on-Sale Reserve Account and applied on the applicable Distribution Date as part of Available Funds to all amounts due and payable on the Certificates (including to reimburse for Realized Losses previously allocated to such certificates). Any remaining amounts will be held in the Gain-on-Sale Reserve Account to offset shortfalls and losses incurred on subsequent Distribution Dates as described above. Any remaining amounts not necessary

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to offset any shortfalls or losses on the final Distribution Date will be distributed on the Class R certificates after all amounts payable to the Regular Certificates have been made.

The special servicer will also be required to establish one or more segregated custodial accounts (each, an “REO Account”) for collections from REO Properties for which the special servicer is responsible. Each REO Account will be maintained by the special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders.

The Collection Account, the Distribution Accounts, the Interest Reserve Account, the Companion Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by the master servicer, the certificate administrator or the special servicer will be payable to each of them as additional compensation, and each of them will be required to bear any losses resulting from its investment of such funds.

Withdrawals from the Collection Account

The master servicer may, from time to time, make withdrawals from the Collection Account (or the applicable subaccount of the Collection Account, exclusive of the Companion Distribution Account that may be a subaccount of the Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to any Serviced Whole Loan, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)                        to remit on each P&I Advance Date to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Available Funds and any Prepayment Premiums or Yield Maintenance Charges attributable to the Mortgage Loans on the related Distribution Date;

(ii)                     to pay or reimburse the master servicer, the special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (such master servicer’s, special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided that with respect to any Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

(iii)                  to pay to the master servicer and special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)                   to pay to the operating advisor the Operating Advisor Consulting Fee (but, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the

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allocation of Realized Losses to such certificates, only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)                    to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee (but only to the extent such Asset Representations Reviewer Asset Review Fee is to be paid by the issuing entity);

(vi)                 to reimburse the trustee, the special servicer and the master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(vii)              to reimburse the master servicer, the special servicer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(viii)           to reimburse the master servicer or the special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the related mortgage loan seller’s obligations under the applicable section of the related MLPA;

(ix)                 to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)                    to pay itself and the special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in the Collection Account and the Companion Distribution Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date) and (B) certain penalty charges and default interest as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Master Servicing Compensation” and “—Special Servicing Compensation”;

(xi)                 to recoup any amounts deposited in the Collection Account in error;

(xii)              to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

(xiii)           to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xiv)            to pay any applicable federal, state or local taxes imposed on any Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the master servicer, the special servicer, the certificate administrator or the trustee is liable under the PSA;

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(xv)              to pay the CREFC® Intellectual Property Royalty License Fee;

(xvi)           to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xvii)        to pay the related mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xviii)     to remit to the certificate administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to the PSA;

(xix)          to reimburse the operating advisor for any Operating Advisor Expenses incurred by and reimbursable to it by the issuing entity pursuant to the PSA;

(xx)             to remit to the companion paying agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to the PSA; and

(xxi)          to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

No amounts payable or reimbursable to parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to a Mortgage Loan that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan or from general collections with respect to the securitization of the related Companion Loan. If the master servicer makes, with respect to any related Serviced Whole Loan, any reimbursement or payment out of the Collection Account to cover the related Serviced Pari Passu Companion Loan’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then such master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or such special servicer (with respect to Specially Serviced Loans and REO Properties) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Pari Passu Companion Loan or, if and to the extent permitted under the related Intercreditor Agreement, from the holder of the related Serviced Pari Passu Companion Loan.

The master servicer will also be entitled to make withdrawals, from time to time, from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

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If a P&I Advance is made with respect to any Mortgage Loan that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on any related Companion Loan; provided that a P&I Advance will be reimbursable from the proceeds of the Whole Loan prior to any distribution to the promissory notes comprising such Whole Loan to the extent provided under the related Intercreditor Agreement, as described under “Description of the Mortgage Pool—The Whole Loans”. Likewise, the Certificate Administrator/Trustee Fee, the Operating Advisor Fee and the Asset Representations Reviewer Fee that accrue with respect to any Mortgage Loan that is part of a Whole Loan and any other amounts payable to the operating advisor may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on any related Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of its names and trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees
Master Servicing Fee / Master Servicer	With respect to the Mortgage Loans and any related Serviced Companion Loan, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan and Serviced Companion Loan.	Out of recoveries of interest with respect to the related Mortgage Loan (and any related Serviced Companion Loan) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Special Servicing Fee / Special Servicer	With respect to each Serviced Mortgage Loan and the related Serviced Companion Loan that are Specially Serviced Loans (including REO Properties), the product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan.	First, from liquidation proceeds, insurance and condemnation proceeds, and collections in respect of the related Mortgage Loan (and any related Serviced Companion Loan), and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Workout Fee / Special Servicer(2)	With respect to each Serviced Mortgage Loan and the related	Out of each collection of interest, principal, and	Time to time
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
	Serviced Companion Loan that are Corrected Loans, the Workout Fee Rate multiplied by all payments of interest and principal received on such Mortgage Loan and the related Serviced Companion Loan for so long as they remain a Corrected Loan.	prepayment consideration received on the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.
Liquidation Fee / Special Servicer(2)	With respect to (i) each Serviced Mortgage Loan and the related Serviced Companion Loan that are Specially Serviced Loans for which the special servicer obtains a full, partial or discounted payoff or any liquidation proceeds, insurance proceeds and condemnation proceeds, and (ii) in certain circumstances, each Mortgage Loan repurchased by a mortgage loan seller (or as to which a Loss of Value Payment is made), an amount calculated by application of a Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest).	From any liquidation proceeds, insurance proceeds, condemnation proceeds and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
Additional Servicing Compensation / Master Servicer and/or Special Servicer(3)	Modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest, review fees and other similar fees actually collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan and income on the amounts held in certain accounts and certain permitted investments.	Related payments made by borrowers with respect to the related Mortgage Loans and any related Serviced Companion Loan.	Time to time
Certificate Administrator/Trustee Fee/Certificate Administrator/Trustee	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly
Operating Advisor Upfront Fee / Operating Advisor	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
Operating Advisor Fee / Operating Advisor	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan but excluding each related Companion Loan) and REO Loan.	First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Serviced Mortgage Loan (other than any Servicing Shift Mortgage Loan) (or, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, such lesser amount as the related borrower actually pays with respect to such Mortgage Loan).	Payable by the related borrower when incurred during the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates; and when incurred subsequent to such period, out of general collections on deposit in the Collection Account.	Time to time
Asset Representations Reviewer Fee / Asset Representations Reviewer	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan).	Out of general collections on deposit in the Collection Account.	Monthly
Asset Representations Reviewer Upfront Fee / Asset Representations Reviewer	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
Asset Representations Reviewer Asset Review Fee / Asset Representations Reviewer	For each Delinquent Loan, the sum of: (i) $21,750 multiplied by the number of Subject Loans, plus (ii) $2,175 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $2,875 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,600 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end Consumer Price Index for All Urban Consumers, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated for the year of the Closing Date and for the year of the occurrence of the Asset Review.	Payable by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written invoice therefor by the asset representations reviewer, such fee will be paid by the trust out of general collections on deposit in the Collection Account.	In connection with each Asset Review with respect to a Delinquent Loan.
Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any Servicing Advances.	First, from funds collected with respect to the related Mortgage Loan (and any related Serviced Companion	Time to time
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Loan), and then with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections with respect to Mortgage Loans on deposit in the Collection Account, subject to certain limitations.
Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of late payment charges and default interest on the related Mortgage Loan (and any related Serviced Companion Loan), and then, after or at the same time such Servicing Advance is reimbursed, out of any other amounts then on deposit in the Collection Account, subject to certain limitations.	Time to time
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in the Collection Account.	Time to time
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time such P&I Advance is reimbursed, out of general collections then on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Indemnification Expenses /
Trustee, Certificate Administrator, Depositor, Master Servicer, Special Servicer, Operating Advisor or Asset Representations Reviewer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account (and, under certain circumstances, from collections on any Serviced Companion Loan)	Time to time
CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account.	Monthly
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the operating advisor or asset representations reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expenses incurred by any independent contractor hired to operate REO Property)	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections with respect to Mortgage Loans in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.	Time to time

(1)	With respect to any Mortgage Loan and any related Serviced Companion Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, all references to Mortgage Loan, Companion Loan, Specially Serviced Loan in this table will be deemed to also be references to or to also include any REO Loans.

With respect to each Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor, if any, and/or asset representations reviewer, if any, under the related Non-Serviced PSA will be entitled to receive similar fees and reimbursements with respect to that Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to each Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the related Non-Serviced Whole Loan.

In connection with the servicing and administration of any Serviced Whole Loan pursuant to the terms of the PSA and the related Intercreditor Agreement, the master servicer and special servicer will be entitled to servicing compensation, without duplication, with respect to any related Serviced Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Intercreditor Agreement.

(2)	Subject to certain offsets as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.
(3)	Allocable between the master servicer and the special servicer as provided in the PSA.

Master Servicing Compensation

The fee of the master servicer including the fee of any primary or other sub-servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan, Serviced Companion Loan (to the extent not prohibited under the related Intercreditor Agreement) and REO Loan (other than the portion of any REO Loan related to any Non-Serviced Companion Loan) (including Specially Serviced Loans and any Non-Serviced Mortgage Loan constituting a “specially serviced loan” under any related Non-Serviced PSA) and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan, Serviced Companion Loan or REO Loan, equal to a per annum rate ranging from 0.00260% to 0.00500%. The Servicing Fee payable to the master servicer with respect to any related Serviced Companion Loan will be payable, subject to the terms of the related Intercreditor Agreement, from amounts payable in respect of the related Companion Loan.

In addition to the Servicing Fee, the master servicer will be entitled to retain, as additional servicing compensation (other than with respect to a Non-Serviced Mortgage Loan), the following amounts to the extent collected from the related borrower relating to a Mortgage Loan and any related Serviced Companion Loan:

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●	100% of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any such Mortgage Loans (other than a Non-Serviced Mortgage Loan) that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) that are Master Servicer Decisions; and for any matter for a Mortgage Loan (including any related Companion Loan) that is not a Specially Serviced Loan which matter involves a Major Decision, then such master servicer will be entitled to 50% of such Excess Modification Fees;
●	100% of all assumption application fees and other similar items received on any such Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) to the extent such master servicer is processing the underlying transaction and 100% of all defeasance fees (provided that for the avoidance of doubt, any such defeasance fee will not include any modification fees or waiver fees in connection with a defeasance that the special servicer is entitled to under the PSA);
●	100% of assumption, waiver, consent and earnout fees and other similar fees (other than assumption application fees and defeasance fees) pursuant to the PSA on any such Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) relating to Master Servicer Decisions; and for any matter for a Mortgage Loan (including any related Companion Loan) that is not a Specially Serviced Loan which matter involves a Major Decision, then such master servicer will be entitled to 50% of such assumption, waiver, consent and earnout fees and other similar fees;
●	with respect to accounts held by such master servicer, 100% of charges by such master servicer collected for checks returned for insufficient funds;
●	100% of charges for beneficiary statements and demand charges actually paid by the related borrowers under such Mortgage Loans (and any related Serviced Companion Loan) to the extent such beneficiary statement or demand charges are prepared by such master servicer;
●	the excess, if any, of Prepayment Interest Excesses over Prepayment Interest Shortfalls arising from any principal prepayments on such Mortgage Loans and any related Serviced Pari Passu Companion Loan; and
●	penalty charges, including late payment charges and default interest paid by such borrowers (that were accrued while the related Serviced Mortgage Loans or any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were not Specially Serviced Loans), but only to the extent such penalty charges, late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Companion Loan since the Closing Date.

Notwithstanding anything to the contrary, the master servicer and the special servicer will each be entitled to charge and retain reasonable review fees in connection with

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any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower.

With respect to any of the preceding fees as to which both the master servicer and the special servicer are entitled to receive a portion thereof, the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either such master servicer or such special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee, the special servicer will nevertheless be entitled to charge its portion of the related fee to which such special servicer would have been entitled if such master servicer had charged a fee and such master servicer will not be entitled to any of such fee charged by such special servicer. Similarly, if the special servicer decides not to charge any fee, the master servicer will nevertheless be entitled to charge its portion of the related fee to which such master servicer would have been entitled if such special servicer had charged a fee and such special servicer will not be entitled to any portion of such fee charged by such master servicer. For the avoidance of doubt, the Special Servicer may, in connection with a workout or other modification of a Mortgage Loan and without consent of the Master Servicer, waive any or all related penalty charges, regardless of who is entitled to receive such payments as compensation, provided that any amounts collected in respect of penalty charges and available as additional servicing compensation will be distributed pro rata between the Master Servicer and the Special Servicer based upon the amounts they otherwise would have been entitled to.

In addition, the master servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account and Companion Distribution Account in Permitted Investments, and such master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. The master servicer also is entitled to retain any interest earned on any servicing escrow account maintained by such master servicer, to the extent the interest is not required to be paid to the related borrowers.

See “—Modifications, Waivers and Amendments”.

“Excess Modification Fees” means, with respect to any Serviced Mortgage Loan or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such Mortgage Loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any Serviced Mortgage Loan or Serviced Whole Loan, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan

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documents and/or related Serviced Companion Loan documents (as evidenced by a signed writing) agreed to by the master servicer or the special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to the master servicer and the special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan or Serviced Whole Loan.

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan and any successor REO Loan) and any related Serviced Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Companion Loan. The Servicing Fee for each Mortgage Loan and any successor REO Loan is included in the Administrative Fee Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

Pursuant to the terms of the PSA, Trimont will be entitled to retain a portion of the Servicing Fee (which portion will be 0% if the master servicer elects not to exercise such right to retain) with respect to each Mortgage Loan and any successor REO Loan (other than a Non-Serviced Mortgage Loan) and, to the extent provided for in the related Intercreditor Agreement, each related Serviced Companion Loan, notwithstanding any termination or resignation of such party as master servicer; provided that Trimont may not retain any portion of the Servicing Fee to the extent that portion of the Servicing Fee is required to appoint a successor master servicer. In addition, Trimont will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

The master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The master servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. The master servicer will be responsible for all fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

With respect to a Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer (or primary servicer) will be entitled to a primary servicing fee accruing at the rate set forth in the chart entitled “Non-Serviced Mortgage Loans” in the “Summary of Terms—Offered Certificates,” which fee is included as part of the Servicing Fee Rate for purposes of the information presented in this prospectus.

Special Servicing Compensation

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

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The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and each REO Loan (other than a Non-Serviced Mortgage Loan) on a loan-by-loan basis at a rate equal to the greater of 0.25% and the per annum rate that would result in a special servicing fee for the related month of $5,000 (the “Special Servicing Fee Rate”), calculated on the basis of the Stated Principal Balance of the related Mortgage Loan (including any REO Loan) and Companion Loan, as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Loan and then from general collections on all the Mortgage Loans and any REO Properties. Each Non-Serviced Whole Loan will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans”.

The “Workout Fee” will generally be payable with respect to each Corrected Loan and will be calculated by application of a “Workout Fee Rate” of 1.00% to each collection (other than penalty charges) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments and payments at maturity) received on the Corrected Loan for so long as it remains a Corrected Loan; provided, however, that after receipt by the special servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount received by such special servicer; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then such special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to such special servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) equal to $25,000. The “Excess Modification Fee Amount” with respect to the master servicer or special servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including the related Serviced Companion Loan, if applicable, unless prohibited under the related Intercreditor Agreement) and received and retained by the master servicer or special servicer, as applicable, as compensation within the prior 12 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. The Non-Serviced Whole Loan will be subject to a similar workout fee pursuant to the related Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (including a Serviced Companion Loan) again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related Mortgage Loan or REO Loan and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

If the special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan or Serviced Companion Loan that became a Corrected Loan during the period that it acted as

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special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by such special servicer and evidenced by a signed writing, but which had not as of the time such special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made 3 consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such 3 consecutive timely Periodic Payments.

A “Liquidation Fee” will be payable to the special servicer with respect to (a) each Specially Serviced Loan or REO Property (except with respect to any Non-Serviced Mortgage Loan) as to which such special servicer receives (i) a full, partial or discounted payoff from the related borrower or (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds (including with respect to the related Companion Loan, if applicable) or (b) any Loss of Value Payment or Purchase Price paid by a Mortgage Loan Seller (except if such Mortgage Loan Seller makes such Loss of Value Payment in connection with a breach or document defect within the 90-day initial cure period or, if applicable, within the subsequent 90-day extended cure period). The Liquidation Fee for each Specially Serviced Loan (and each related Serviced Companion Loan) and any REO Property will be payable from, and will be calculated by application of a “Liquidation Fee Rate” of 1.00% to, the related payment or proceeds (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the Liquidation Fee Rate will be equal to such lower rate as would result in an aggregate liquidation fee equal to $25,000); provided that the Liquidation Fee with respect to any Mortgage Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including a Serviced Companion Loan) or REO Property and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds or a Loss of Value Payment received in connection with:

(i)                  (A) the repurchase of, or substitution for, any Mortgage Loan or Serviced Companion Loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation within the time period (or extension of such time period, if applicable) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such extended period, or (B) the payment of a Loss of Value Payment in connection with any such breach or document defect if the applicable mortgage loan seller makes such Loss of Value Payment within the 90 day initial cure period or, if applicable, within the subsequent 90 day extended cure period,

(ii)               the purchase of any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, in each case, within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

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(iii)            the purchase of all of the Mortgage Loans and REO Properties in connection with any termination of the issuing entity,

(iv)             with respect to a Serviced Companion Loan, (A) a repurchase of such Serviced Companion Loan by the related mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of such Serviced Companion Loan (if any) by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v)                the purchase of any Specially Serviced Loan by the special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, however, that if no Control Termination Event has occurred and is continuing, and such affiliated Directing Certificateholder or its affiliate purchases any Specially Serviced Loan within 90 days after the special servicer delivers to the Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Loan, such special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates), or

(vi)             if a Mortgage Loan or the Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under “Pooling and Servicing Agreement—Special Servicing Transfer Event” and the related Liquidation Proceeds are received within 90 days following the related maturity date as a result of the related Mortgage Loan or the Serviced Whole Loan being refinanced or otherwise repaid in full.

Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (vi) above, the special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related Mortgage Loan documents (which fees must (i) be reasonable in the context of the CMBS industry, (ii) correspond to the actual work, if any, performed by the special servicer in connection with such refinancing or pay-off, and (iii) be consistent with fees customarily charged by the special servicer for similar work). Each Non-Serviced Whole Loan will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans”.

The special servicer will also be entitled to additional servicing compensation to each Mortgage Loan and Serviced Companion Loan for which it acts as special servicer in the form of:

(i)                  100% of Excess Modification Fees related to modifications, waivers, extensions or amendments of any Specially Serviced Loans,

(ii)               100% of assumption application fees and other similar items received with respect to Specially Serviced Loans and 100% of assumption application fees and other similar items received with respect to Serviced Mortgage Loans and

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Serviced Companion Loans that are not Specially Serviced Loans to the extent the special servicer is processing the underlying transaction,

(iii)            100% of waiver, consent and earnout fees on any Specially Serviced Loan or certain other similar fees paid by the related borrower,

(iv)             100% of assumption fees and other related fees as further described in the PSA, received with respect to Specially Serviced Loans,

(v)                50% of all Excess Modification Fees and assumption, waiver, consent and earnout fees and other similar fees (other than assumption application fees and defeasance fees) received with respect to any Serviced Mortgage Loans or Serviced Companion Loan(s) that are not Specially Serviced Loans to the extent that the matter involves a Major Decision,

(vi)             with respect to the accounts held by such special servicer, 100% of charges by such special servicer collected for checks returned for insufficient funds; and

(vii)          100% of charges for beneficiary statements and demand charges actually paid by the borrowers to the extent such beneficiary statements or demand charges are prepared by such special servicer.

The special servicer will also be entitled to penalty charges, including late payment charges and default interest paid by the borrowers and accrued while the related Mortgage Loans (including the related Companion Loan, if applicable, and to the extent not prohibited by the related Intercreditor Agreement) were Specially Serviced Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees) with respect to the related Mortgage Loan (including the related Companion Loan, if applicable, to the extent not prohibited by the related Intercreditor Agreement) since the Closing Date. The special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Accounts and any Loss of Value Payment reserve account in Permitted Investments, and the special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

With respect to any of the preceding fees as to which both the master servicer and the special servicer are entitled to receive a portion thereof, the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided, that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce or elect not to charge its respective portion in any fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee, the special servicer will nevertheless be entitled to charge its portion of the related fee to which the special servicer would have been entitled if the master servicer had charged a fee, and the master servicer will not be entitled to any of such fee charged by the special servicer. Similarly, if the special servicer decides not to charge any fee, the master servicer will nevertheless be entitled to charge its portion of the related fee to which the master servicer would have been entitled if the special servicer had charged a fee, and the special servicer will not be

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entitled to any portion of such fee charged by the master servicer. For the avoidance of doubt, the special servicer may, in connection with a workout or other modification of a Mortgage Loan and without consent of the master servicer, waive any or all related penalty charges, regardless of who is entitled to receive such payments as compensation, provided that any amounts collected in respect of penalty charges and available as additional servicing compensation will be distributed pro rata between the master servicer and the special servicer based upon the amounts they otherwise would have been entitled to.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including on those occasions under such Non-Serviced PSA when the servicing of such Non-Serviced Mortgage Loan has been transferred from the related Non-Serviced Master Servicer to the related Non-Serviced Special Servicer). Accordingly, in its capacity as the special servicer under the PSA, the special servicer will not be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any such Non-Serviced Mortgage Loan and only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any related Non-Serviced Whole Loan.

Disclosable Special Servicer Fees

The PSA will provide that the special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, the special servicer must deliver or cause to be delivered to the master servicer within two business days following the Determination Date, and such master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the P&I Advance Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by such special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and related Serviced Companion Loan (including any related REO Property), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by the special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any mortgagor, any manager, any guarantor or indemnitor in respect of such Mortgage Loan or Serviced Companion Loan and any purchaser of such Mortgage Loan or Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan or related Serviced Companion Loan, the management or disposition of any REO Property, and the performance by such special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which such special servicer is entitled pursuant to the PSA or any Non-Serviced PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, property condition report fees, banking fees, title insurance (or title agency) and/or other fees, insurance commissions or fees and appraisal review fees received or retained by the special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan (other than any Non-

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Serviced Mortgage Loan) and Serviced Companion Loan (including any related REO Property) in accordance with the PSA.

The special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the Certificate Administrator/Trustee Fee includes the trustee fee, and the certificate administrator will pay the trustee fee to the trustee. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.01582% per annum (the “Certificate Administrator/Trustee Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans or REO Loans.

Operating Advisor Compensation

The operating advisor will be paid a fee of $5,000 (the “Operating Advisor Upfront Fee”) on the Closing Date. The fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan (including each Non-Serviced Mortgage Loan but excluding any related Companion Loan) and REO Loan, and will be equal to the product of a rate equal to 0.00208% per annum (the “Operating Advisor Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans and REO Loans.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount as the related borrower agrees to pay) with respect to any Serviced Mortgage Loan (other than any Servicing Shift Mortgage Loan); provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision; provided, further, that to the extent such fee is incurred after the outstanding Certificate Balances of the Control Eligible Certificates have been reduced to zero as a result of the allocation of Realized Losses to such certificates, such fee will be payable in full to the operating advisor as a trust fund expense.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”, but with respect to the Operating Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower (other than as described above). If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the master servicer or special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with

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such Major Decision that the master servicer or the special servicer, as applicable, would use to collect any borrower-paid fees not specified in the Mortgage Loan documents owed to any third party and only to the extent not prohibited by the related Mortgage Loan documents, and in no event will it take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard; provided that such master servicer or special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

The asset representations reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date. As compensation for the performance of its routine duties, the asset representations reviewer will be paid a fee (the “Asset Representations Reviewer Fee”). The Asset Representations Reviewer Fee will be payable monthly from amounts received in respect of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan) and REO Loan, will be equal to the product of a rate equal to 0.00042% per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of each such Mortgage Loan and REO Loan, and will be calculated in the same manner as interest is calculated on such Mortgage Loans. In connection with each Asset Review with respect to each Delinquent Loan (a “Subject Loan”), the asset representations reviewer will be required to be paid a fee equal to (i) $21,750 multiplied by the number of Subject Loans, plus (ii) $2,175 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $2,875 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,600 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end “Consumer Price Index for All Urban Consumers” as published by the U.S. Department of Labor, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated for the year of the Closing Date and for the year of the occurrence of the Asset Review (any such fee, the “Asset Representations Reviewer Asset Review Fee”).

The Asset Representations Reviewer Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written invoice therefor by the asset representations reviewer, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the master servicer of such insolvency or failure to pay such amount (which evidence may be an officer’s certificate of the asset representations reviewer); provided,

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further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the Enforcing Servicer will be required to pursue remedies against such mortgage loan seller to recover any such amounts to the extent paid by the issuing entity. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for any such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

A CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (other than the portion of an REO Loan related to any Serviced Pari Passu Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan and REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan and REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Serviced Mortgage Loan or a Serviced Whole Loan, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1)           120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or a related Companion Loan, as applicable;

(2)           the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or Companion Loan, as applicable (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan or Companion Loan, as applicable, by the special servicer;

(3)           30 days after the date on which a receiver has been appointed for the Mortgaged Property;

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(4)           30 days after the date on which a borrower or the tenant at a single tenant property declares bankruptcy (and the bankruptcy petition is not otherwise dismissed within such time);

(5)           60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)           90 days after an uncured delinquency occurs in respect of a balloon payment with respect to such Mortgage Loan or Companion Loan, except where a refinancing or sale is anticipated within 120 days after the maturity date of the Mortgage Loan and related Companion Loan in which case 120 days after such uncured delinquency; and

(7)           immediately after a Mortgage Loan or related Companion Loan becomes an REO Loan;

provided, however, that the 30-day period referenced in clauses (3) and (4) above will not apply if the related Mortgage Loan is a Specially Serviced Loan.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

The “Appraisal Reduction Amount” for any Distribution Date and for any Serviced Mortgage Loan or Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the special servicer, as of the first Determination Date that is at least 10 business days following the date on which the special servicer receives an appraisal (together with information requested by the special servicer from the master servicer in accordance with the PSA that is in the possession of the master servicer and reasonably necessary to calculate the Appraisal Reduction Amount) or conducts a valuation described below, equal to the excess of:

(a)           the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b)           the excess of

1.	the sum of
a)	90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the special servicer with respect to that Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the master servicer as an Advance), or (B) by an internal valuation performed by the special servicer (or at the special servicer’s election, by one or more MAI appraisals obtained by such special servicer) with respect to any Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as such special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant; and
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b)	all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; over
2.	the sum as of the Due Date occurring in the month of the date of determination of
a)	to the extent not previously advanced by the master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate,
b)	all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan, and
c)	all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan or Serviced Whole Loan (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the master servicer, the special servicer or the trustee, as applicable).

Each Serviced Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loans, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount in respect of a Serviced Whole Loan will be allocated, pro rata, between the related Mortgage Loan and the related Serviced Pari Passu Companion Loans based upon their respective outstanding principal balances.

The special servicer will be required to use reasonable efforts to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the receipt of the MAI appraisal or the completion of the valuation, the special servicer will be required to calculate and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of any Consultation Termination Event, the Directing Certificateholder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation and information the master servicer delivered in accordance with the PSA.

Following the master servicer’s receipt from the special servicer of the calculation of the Appraisal Reduction Amounts, such master servicer will be required to provide such information to the certificate administrator in the form of the CREFC® loan periodic update file.

Each such report of the Appraisal Reduction Amount will also be forwarded by the master servicer (or the special servicer if the related Whole Loan is a Specially Serviced Loan) to the holder of any related Serviced Pari Passu Companion Loan (or if applicable, to the Other Master Servicer of the securitization into which such Serviced Pari Passu Companion Loan has been sold).

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In the event that the special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the definition of Appraisal Reduction Event above, within 120 days (in the case of clause (1)) or 90 or 120 days (in the case of clause (6)), respectively, after the initial delinquency for the related Appraisal Reduction Event), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal or valuation is received (together with information requested by the special servicer from the master servicer in accordance with the PSA) or performed by such special servicer and the Appraisal Reduction Amount is calculated by such special servicer as of the first Determination Date that is at least 10 business days after the later of (a) the special servicer’s receipt of such MAI appraisal or the completion of the valuation and receipt of information from the master servicer necessary to calculate the Appraisal Reduction Amount and (b) the occurrence of such Appraisal Reduction Event. The master servicer will provide (via electronic delivery) the special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount pursuant to its definition using reasonable efforts to deliver such information within four business days of such special servicer’s reasonable request; provided, that the special servicer’s failure to timely make such a request will not relieve the master servicer of its obligation to use reasonable efforts to provide such information to such special servicer within 4 business days following such special servicer’s reasonable request. The master servicer will not calculate Appraisal Reduction Amounts.

With respect to each Serviced Mortgage Loan and any Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for 3 consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan during the preceding 3 months (for such purposes taking into account any amendment or modification of such Mortgage Loan or Serviced Whole Loan)), the special servicer is required (i) within 30 days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the master servicer of the occurrence of such anniversary or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by such master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Account), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information in the possession of the master servicer that is reasonably requested by the special servicer from the master servicer and necessary to calculate the Appraisal Reduction Amount, such special servicer is required to determine or redetermine, as applicable, and report to such master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, to the Directing Certificateholder, the amount and calculation or recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount with respect to the Mortgage Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded to the holder of any related Serviced Companion Loan by the master servicer (or the special servicer if the related Whole Loan is a Specially Serviced Loan). Prior to the occurrence and continuance of a Consultation Termination Event (and unless the related Mortgage Loan is an Excluded Loan as to such party), the special servicer will consult with the Directing Certificateholder with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the special servicer will not be required to obtain

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an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent such special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that such special servicer is not aware of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above. The existence of an appraisal reduction under a Non-Serviced PSA in respect of the related Non-Serviced Mortgage Loan will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on the related Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to such Non-Serviced PSA, the related Non-Serviced Mortgage Loan will be treated, together with each related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise a Non-Serviced Whole Loan. Any appraisal reduction calculated with respect to a Non-Serviced Whole Loan will generally be allocated to the related Non-Serviced Mortgage Loan and the related Non-Serviced Pari Passu Companion Loan(s), on a pro rata basis based upon their respective Stated Principal Balances. Any appraisal reduction amount determined under such Non-Serviced PSA and allocable to such Non-Serviced Mortgage Loan pursuant to the related intercreditor agreement will constitute an “Appraisal Reduction Amount” under the terms of the PSA with respect to the Non-Serviced Mortgage Loan.

If any Serviced Mortgage Loan or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount becomes a Corrected Loan, and no other Appraisal Reduction Event has occurred and is continuing with respect to such Mortgage Loan or Serviced Whole Loan, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the allocable amount of interest available to the most subordinate class of certificates then-outstanding (i.e., first, to the Class G-RR certificates, second, to the Class F-RR certificates, third, to the Class E certificates, fourth, to the Class D certificates, fifth, to the Class C certificates, sixth, to the Class B certificates, seventh, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D and Class X-E certificates). See “—Advances” in this prospectus.

As of the first Determination Date following a Serviced Mortgage Loan becoming an AB Modified Loan, the special servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the special servicer with respect to such Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. The master servicer will be required to provide (via electronic delivery) the special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Collateral Deficiency Amount for any

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Serviced Mortgage Loan and any Serviced Companion Loan using reasonable efforts to deliver such information within 4 business days of the special servicer’s reasonable request. Upon obtaining knowledge or receipt of notice by the master servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the master servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the master servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the master servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that such master servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the master servicer thereof. None of the master servicer (other than with respect to Non-Serviced Mortgage Loans), the trustee, the operating advisor (unless an Operating Advisor Consultation Event has occurred and is continuing and the special servicer has calculated any such Collateral Deficiency Amount) or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount” as of any date of determination, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The master servicer and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount with respect to a Serviced Mortgage Loan. With respect to a Non-Serviced Mortgage Loan, the special servicer, the master servicer and the certificate administrator will be entitled to conclusively rely on the applicable Non-Serviced Special Servicer’s calculation or determination of any Appraisal Reduction Amount with respect to such Mortgage Loan.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent appraised value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such appraised value (or in the calculation of any related Appraisal Reduction Amount) and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related thereto) such AB Modified Loan for the benefit of the related Mortgaged Property or

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Mortgaged Properties (provided that in the case of an Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the master servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess, for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts. The master servicer (other than with respect to Non-Serviced Mortgage Loans), the operating advisor (unless an Operating Advisor Consultation Event has occurred and is continuing and the special servicer has calculated any such Collateral Deficiency Amount) and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Collateral Deficiency Amount (other than with respect to a Non-Serviced Mortgage Loan). The special servicer, the certificate administrator and the operating advisor will be entitled to conclusively rely on the master servicer’s calculation of any Collateral Deficiency Amount with respect to Non-Serviced Mortgage Loans.

For purposes of (x) determining the Controlling Class and the occurrence and continuance of a Control Termination Event or Operating Advisor Consultation Event, and (y) determining the Voting Rights of the related Classes for purposes of removal of the special servicer or the operating advisor, Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated to each class of Principal Balance Certificates, in reverse sequential order to notionally reduce their Certificate Balances until the Certificate Balances of each such class is notionally reduced to zero (i.e., first, to the Class G-RR certificates, second, to the Class F-RR certificates, third, to the Class E certificates, fourth, to the Class D certificates, fifth, to the Class C certificates, sixth, to the Class B certificates, seventh, to the Class A-S certificates, and finally, pro rata based on their respective Certificate Balances, to the Class A-1, Class A-2 and Class A-3 certificates).

In addition, for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event or Operating Advisor Consultation Event, Collateral Deficiency Amounts allocated to a related AB Modified Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class G-RR certificates, and then, to the Class F-RR certificates). For the avoidance of doubt, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, any Class of Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts (the sum of which will constitute the applicable “Cumulative Appraisal Reduction Amount”), but only to the extent of the Appraisal Reduction Amounts and Cumulative Appraisal Reduction Amounts as described in this paragraph.

With respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event or an Operating Advisor Consultation Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The special servicer will be required to promptly notify the master servicer and the master servicer will be required to notify the certificate administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

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Any class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. Notwithstanding any of the foregoing to the contrary, the holder of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order (or, with respect to a Non-Serviced Mortgage Loan, require the special servicer to request from the applicable Non-Serviced Special Servicer) a second appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). The special servicer will be required to use its reasonable efforts to cause such appraisal to be delivered within 30 days from receipt of the Requesting Holders’ written request and will cause such appraisal to be prepared on an “as-is” basis by an MAI appraiser. With respect to any such Non-Serviced Mortgage Loan, the special servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable Non-Serviced Special Servicer. Upon receipt of such supplemental appraisal, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, is warranted and, if so warranted, such person will be required to recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

In addition, the Requesting Holders of any Appraised-Out Class will have the right to challenge the Collateral Deficiency Amount and to require the special servicer to order an additional appraisal of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) as to which there exists a Collateral Deficiency Amount if an event has occurred at, or with respect to, the related Mortgaged Property or Mortgaged Properties that would have a material effect on its or their appraised value, and such special servicer is required to use reasonable efforts to obtain an appraisal from an MAI appraiser reasonably acceptable to such special servicer within 30 days from receipt of the Requesting Holders’ written request.

Any Appraised-Out Class may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan, but excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the

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special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, however, that such master servicer (with respect to Mortgage Loans and any related Serviced Companion Loan) will not be required to cause the borrower to maintain and such special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If the borrower does not maintain such coverage, the master servicer (with respect to such Mortgage Loans and any related Serviced Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by such master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan) or such special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable, in accordance with the Servicing Standard; provided that if any Mortgage Loan documents permit the holder thereof to dictate to the borrower the insurance coverage to be maintained on such Mortgaged Property, the master servicer or, with respect to REO Property, the special servicer will impose or maintain such insurance requirements as are consistent with the Servicing Standard taking into account the insurance in place at the origination of the Mortgage Loan; provided, further, that with respect to the immediately preceding proviso the master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the master servicer (with respect to a Non-Specially Serviced Loan) or the special servicer (with respect to a Specially Serviced Loan) with (unless a Control Termination Event has occurred and is continuing and other than with respect to an Excluded Loan with respect to the Directing Certificateholder) the consent of the Directing Certificateholder. In addition, upon the written request of the Risk Retention Consultation Party with respect to any individual triggering event, the special servicer will be required to consult on a non-binding basis with the Risk Retention Consultation Party (only with respect to a Specially Serviced Loan and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party) within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder in connection with any such determination by such special servicer of an Acceptable Insurance Default. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, the master servicer will not be required to maintain, and will be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing a Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, the master servicer and special servicer will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at

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commercially reasonable rates. After the master servicer determines that a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan) is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), such master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause the borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by such master servicer in accordance with the Servicing Standard but only to the extent that the related Mortgage Loan permits the lender to require the coverage) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Companion Loan reasonably requires from time to time in order to protect its interests, the master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”) (provided that the master servicer and special servicer will be entitled to conclusively rely upon certificates of insurance in determining whether such policies contain Additional Exclusions), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) if the related Mortgage Loan is a Specially Serviced Loan, notify the special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by such master servicer pursuant to clause (B) above. If the master servicer (with respect to a Non-Specially Serviced Loan) or the special servicer (with respect to a Specially Serviced Loan) determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, such special servicer (with regard to such determination made by such special servicer) will be required to notify the master servicer, and the master servicer (in the case of a Specially Serviced Loan, after notice from the special servicer) will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the master servicer or special servicer, as applicable, determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the 10 highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Serviced Mortgage Loan or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by

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reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the master servicer and the special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Certificateholder or the holder of any Companion Loan as described under “—The Directing Certificateholder—Major Decisions”, and/or the consultation rights of the Risk Retention Consultation Party (solely with respect to the Specially Serviced Loans), the master servicer (with respect to a Non-Specially Serviced Loan) or special servicer (with respect to a Specially Serviced Loan) has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate. The master servicer (at its own expense) and the special servicer (at the expense of the issuing entity) will be entitled to rely on insurance consultants in making the determinations described above.

During the period that the master servicer or the special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder or the holder of any Companion Loan and/or (solely with respect to Specially Serviced Loans) upon the request of the Risk Retention Consultation Party, consulting (on a non-binding basis) with the Risk Retention Consultation Party, neither the master servicer nor the special servicer will be liable for any loss related to its failure to require the borrower to maintain (or its failure to maintain) such insurance and neither will be in default of its obligations as a result of such failure.

The special servicer will be required to maintain (or cause to be maintained) fire and hazard insurance on each REO Property (other than any REO Property with respect to a Non-Serviced Mortgage Loan) for which it is acting as special servicer, to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related Mortgage Loan and any related Serviced Pari Passu Companion Loan or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the special servicer (prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party)) and, with respect to a Specially Serviced Loan and upon request of the Risk Retention Consultation Party, upon non-binding consultation with the Risk Retention Consultation Party within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder (in either such case, in accordance with the Servicing Standard)), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended plus such additional excess flood insurance with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

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The PSA provides that the master servicer may satisfy its obligation to cause each applicable borrower to maintain a hazard insurance policy and the master servicer or special servicer may satisfy its obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the applicable Mortgage Loans and any related Serviced Companion Loan and REO Properties (other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable. Any losses incurred with respect to Mortgage Loans (and any related Serviced Pari Passu Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the master servicer or special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the special servicer will be paid out of the applicable REO Account or advanced by the master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the PSA. All costs and expenses incurred by the special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the master servicer to such special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance and otherwise will be paid to the special servicer from general collections in the Collection Account.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

Modifications, Waivers and Amendments

The master servicer will be responsible for processing waivers, modifications, amendments and consents that are not Major Decisions with respect to any Serviced Mortgage Loan and any related Serviced Companion Loan that, in either case, is not a Specially Serviced Loan, without the consent or approval of the Directing Certificateholder (except as specified in the definition of “Master Servicer Decision”) or consultation with the Risk Retention Consultation Party or the consent or approval of the special servicer. The special servicer will be responsible for processing waivers, modifications, amendments and consents with respect to Specially Serviced Loans and will also be responsible for processing waivers, modifications, amendments and consents that are Major Decisions with respect to any Serviced Mortgage Loan and any related Serviced Companion Loan. However, except as otherwise set forth in this paragraph, neither the special servicer nor the master servicer may waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and/or Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA, and (2) any waiver, modification or amendment more than 3 months after the Closing Date that would not be a “significant modification” of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) or otherwise cause any Trust REMIC to fail to qualify as a REMIC or any Trust

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REMIC to be subject to tax. With respect to any Major Decision that the master servicer and the special servicer have mutually agreed will be processed by such master servicer, such master servicer will not be permitted under the PSA to agree to any modification, waiver or amendment that constitutes a Major Decision without the special servicer’s consent and, prior to the occurrence and continuance of a Control Termination Event, the special servicer having obtained the consent or deemed consent of the Directing Certificateholder (which consent will be deemed given (unless earlier objected to by the Directing Certificateholder, and such objection is communicated to the special servicer) within 10 business days of such party’s receipt from the special servicer of such special servicer’s recommendation and analysis and all information reasonably requested by such party with respect to such Major Decision); provided that after the occurrence and during the continuance of a Control Termination Event, but prior to a Consultation Termination Event, the special servicer will not be permitted to agree to any such matter without such special servicer’s consultation with the Directing Certificateholder as provided in the PSA and described in this prospectus. Any agreement to a modification, waiver or amendment that constitutes a Major Decision will be subject to the process described in “—The Directing Certificateholder—Major Decisions” and “—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” below, including providing adequate time to accommodate the consultation rights of any Companion Holder, to the extent set forth in the related Intercreditor Agreement.

Upon receiving a request for any matter described in this section that constitutes a Major Decision with respect to a Serviced Mortgage Loan that is not a Specially Serviced Loan, the master servicer will be required to promptly forward such request to the special servicer and, unless such master servicer and such special servicer mutually agree that such master servicer will process such request as described above, the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and except as provided in the next sentence, such master servicer will have no further obligation with respect to such request or such Major Decision. The master servicer will deliver any additional information in such master servicer’s possession to the special servicer requested by the special servicer relating to such Major Decision.

With respect to a Non-Specially Serviced Loan (and in the case of clause (ix), a Non-Serviced Mortgage Loan), the following actions will be performed by the master servicer (each such action, a “Master Servicer Decision”) and, in connection with each such action, the master servicer will not be required to seek or obtain the consent or approval of (or consult with) the Directing Certificateholder (other than as provided below in this paragraph), the special servicer or the Risk Retention Consultation Party:

(i)                    grant waivers of non-material covenant defaults (other than financial covenants), including late (but not waived) financial statements, (except that, other than with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, and prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder’s consent (or deemed consent) will be required to grant waivers of more than 3 consecutive late deliveries of financial statements);

(ii)                 consents to releases of non-material, non-income producing parcels of a Mortgaged Property that do not materially affect the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the Mortgage Loan as and when due, provided such releases are required by the related Mortgage Loan documents;

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(iii)              approve or consent to grants of easements or rights of way (including, without limitation, for utilities, access, parking, public improvements or another purpose) or subordination of the lien of the Mortgage Loan to easements except that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required to approve or consent to grants of easements or rights of way that materially affect the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan;

(iv)               grant other routine approvals, including granting of subordination, non-disturbance and attornment agreements and consents involving leasing activities (other than for ground leases)(provided that, prior to the occurrence and continuance of a Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required for leasing activities that affect an area greater than or equal to the lesser of (1) 30% of the net rentable area of the improvements at the Mortgaged Property and (2) 30,000 square feet), including approval of new leases and amendments to current leases;

(v)                  consent to actions and releases related to condemnation of parcels of a Mortgaged Property (provided that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required in connection with any condemnation with respect to a material parcel or a material income producing parcel or any condemnation that materially affects the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or Companion Loan when due);

(vi)               consent to a change in property management relating to any Mortgage Loan and related Serviced Companion Loan if the replacement property manager is not a Borrower Party and the Mortgage Loan has an outstanding principal balance less than $10,000,000);

(vii)            approve annual operating budgets for Mortgage Loans;

(viii)         consent to any releases or reductions of or withdrawals from (as applicable) any letters of credit, escrow funds, reserve funds or other additional collateral with respect to any Mortgage Loan, other than any release, reduction, or withdrawal that would constitute a Major Decision;

(ix)             grant any extension or enter into any forbearance with respect to the anticipated refinancing of a Mortgage Loan or sale of a Mortgaged Property after the related maturity date of such Mortgage Loan so long as (1) such extension or forbearance does not extend beyond 120 days after the related maturity date and (2) the related borrower on or before the maturity date of a Mortgage Loan has delivered documentation reasonably satisfactory in form and substance to the master servicer or the special servicer which provides that a refinancing of such Mortgage

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Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due;

(x)                any modification, amendment, consent to a modification or waiver of any non-material term of any intercreditor, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Pari Passu Companion Loan holder related to a Mortgage Loan or Whole Loan (including amendments to split or resize notes consistent with the terms of such intercreditor, co-lender or similar agreement); provided that, if any modification or amendment would adversely impact the special servicer, such modification or amendment will additionally require the consent of such special servicer as a condition to its effectiveness;

(xi)             any determination of Acceptable Insurance Default, except that, prior to the occurrence and continuance of a Control Termination Event and other than in the case of any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required in accordance with the terms of the PSA for any such determination;

(xii)          approve or consent to any defeasance of the related Mortgage Loan or Serviced Companion Loan other than agreeing to (A) a modification of the type of defeasance collateral required under the Mortgage Loan or Serviced Whole Loan documents other than direct, non-callable obligations of the United States would be permitted or (B) a modification that would permit a principal prepayment instead of defeasance if the Mortgage Loan or Serviced Whole Loan documents do not otherwise permit such principal prepayment;

(xiii)       any assumption of the Mortgage Loan or transfer of the Mortgaged Property, in each case, that the Mortgage Loan documents allow without the consent of the mortgagee but subject to satisfaction of conditions specified in the Mortgage Loan documents where no lender discretion is necessary in order to determine if such conditions are satisfied; and

(xiv)        grant or agree to any other waiver, modification, amendment and/or consent that does not constitute a Major Decision; provided that (A) any such action would not in any way affect a payment term of the Certificates, (B) any such action would not constitute a “significant modification” of such Mortgage Loan or Companion Loan pursuant to Treasury Regulations Section 1.860G-2(b), and would not otherwise cause either Trust REMIC to fail to qualify as a REMIC for federal income tax purposes (as evidenced by an opinion of counsel (at the issuing entity’s expense to the extent not reimbursed or paid by the related borrower), to the extent requesting such opinion is consistent with the Servicing Standard), (C) agreeing to such action would be consistent with the Servicing Standard, and (D) agreeing to such action would not violate the terms, provisions or limitations of the PSA or any Intercreditor Agreement.

In the case of any Master Servicer Decision that requires the consent of the Directing Certificateholder, such consent will be deemed given if a response to the request for consent is not provided within 10 business days after receipt of the master servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to such master servicer in order to grant or withhold such consent.

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If, and only if, the special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in such special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater (or equivalent) recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) to the issuing entity and, if applicable, the holders of any applicable Companion Loan, than liquidation of such Specially Serviced Loan, then such special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (x) the restrictions and limitations described below, (y) with respect to any Major Decision, (a) with respect to any Mortgage Loan other than any Excluded Loan as to such party, the approval of the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event, upon consultation with the Directing Certificateholder) and (b) upon request of the Risk Retention Consultation Party, with respect to a Specially Serviced Loan other than any Excluded Loan as to such party, non-binding consultation with the Risk Retention Consultation Party (within the same time period as it would obtain the approval of, or consult with, the Directing Certificateholder), in each case as provided in the PSA and described in this prospectus and (z) with respect to a Serviced Whole Loan, the rights of the holder of the related Companion Loan, as applicable, to advise or consult with the special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement and, with respect to a Mortgage Loan that has mezzanine debt, the rights of the mezzanine lender to consent to such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the master servicer or the special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by the REMIC provisions of the Code, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

The special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan prior to the Rated Final Distribution Date. The special servicer may not agree to an extension, modification, waiver, amendment or forbearance of any term of any Specially Serviced Loan for which it is acting as special servicer if that extension, modification, waiver, amendment or forbearance would:

(1)       extend (or have the effect of extending) the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) 5 years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring 20 years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining

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term of the ground lease and (a) prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder and (b) upon request of the Risk Retention Consultation Party, with non-binding consultation with the Risk Retention Consultation Party within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder (in either such case, other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), 10 years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)       provide for the deferral of interest unless interest accrues on the Mortgage Loan or any Serviced Whole Loan, generally, at the related Mortgage Rate.

In connection with the processing by the special servicer of any modification, waiver or amendment of any term of any Serviced Mortgage Loan or Serviced Whole Loan, after completion, such special servicer will be required to deliver notice thereof to the master servicer, the holder of any related Serviced Companion Loan, the related mortgage loan seller (so long as such mortgage loan seller is not the master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder or the Risk Retention Consultation Party), the operating advisor (after the occurrence and during the continuance of an Operating Advisor Consultation Event), the certificate administrator, the trustee, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred and is continuing), the Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party) and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. In connection with the processing by the master servicer of any modification, waiver or amendment of any term of any Serviced Mortgage Loan or Serviced Whole Loan, after completion, such master servicer will be required to deliver notice thereof to the certificate administrator, the trustee, the special servicer (and such special servicer will forward such notice to the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred and is continuing)), the Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party), the related mortgage loan seller (so long as such mortgage loan seller is not the master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder or the Risk Retention Consultation Party), the holder of any related Serviced Companion Loan and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the master servicer and special servicer and to the holder of any related Serviced Companion Loan, all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

The modification, waiver or amendment of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

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Neither the master servicer nor the special servicer may enter into or structure (including, without limitation, by way of the application of credits, discounts, forgiveness or otherwise), any modification, waiver, amendment, work-out, consent or approval with respect to the mortgage loans in a manner that would have the effect of placing amounts payable as compensation, or otherwise reimbursable, to such master servicer or special servicer in a higher priority than the allocation and payment priorities set forth above under “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” or in the related Intercreditor Agreement.

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

The master servicer (with respect to a Serviced Mortgage Loan or a related Serviced Companion Loan that in each case is not a Specially Serviced Loan, and as to which such matter does not involve a Major Decision) or the special servicer (with respect to any Specially Serviced Loan or any Non-Specially Serviced Loan as to which such matter involves a Major Decision) will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Serviced Mortgage Loan and any related Serviced Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided, that if such matter is a Major Decision (i)(x) prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the special servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder, which consent will be deemed given 10 business days after the Directing Certificateholder’s receipt of such special servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the Directing Certificateholder below, and reasonably available to such special servicer with respect to such proposed waiver or proposed granting of consent (or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the special servicer has consulted with the Directing Certificateholder) and (y) after the occurrence and during the continuance of an Operating Advisor Consultation Event, the special servicer has consulted with the operating advisor on a non-binding basis and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, in each case as set forth in the PSA, a Rating Agency Confirmation is received by the master servicer or the special servicer, as applicable, from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any). The master servicer (with respect to a Serviced Mortgage Loan and any related Serviced Companion Loan that in each case is not a Specially Serviced Loan, and as to which such matter does not involve a Major Decision) or the special servicer (with respect to any Specially Serviced Loan or any Non-Specially Serviced Loan as to which such matter involves a Major Decision) will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Serviced Mortgage Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive its right to exercise such rights, provided, that if such matter is a Major Decision (i) (y) prior

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to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the special servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder, which consent will be deemed given 10 business days after the Directing Certificateholder’s receipt of the special servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the Directing Certificateholder below, and reasonably available to the special servicer with respect to such proposed waiver or proposed granting of consent (or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the special servicer has consulted with the Directing Certificateholder) and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, the master servicer or the special servicer has received a Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then current ratings of any class of securities backed, wholly or partially, by any Serviced Companion Loan (if any).

After receiving a request for any matter described in the first two paragraphs of this section that constitutes a consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan that is not a Specially Serviced Loan and as to which such matter involves a Major Decision, the master servicer will be required to promptly provide the special servicer with written notice of any such request for such matter and, unless the master servicer and the special servicer mutually agree that such master servicer will process such request, such special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and except as provided in the next sentence, the master servicer will have no further obligation with respect to such request or due-on-sale or due-on-encumbrance, except as provided in the next sentence. The master servicer is required to continue to cooperate with the special servicer by delivering any additional information in the master servicer’s possession to the special servicer reasonably requested by the special servicer relating to such consent or waiver with respect to such “due-on-sale” or “due-on-encumbrance” clause. If the master servicer and special servicer mutually agree that the master servicer is to process such request, the master servicer will be required to provide the special servicer with such master servicer’s written recommendation and analysis, to the extent such master servicer is recommending approval, and all information in such master servicer’s possession that may be reasonably requested in order to grant or withhold such consent by the special servicer or the Directing Certificateholder or other person with consent or consultation rights; provided that in the event that such special servicer does not respond within 10 business days after receipt of such written recommendation and analysis and all such reasonably requested information, plus the time period provided to the Directing Certificateholder or other relevant party under the PSA and, if applicable, any additional time period provided to a Companion Holder under a related Intercreditor Agreement, such special servicer’s consent to such matter will be deemed granted.

For the avoidance of doubt, with respect to any “due-on-sale” or “due-on-encumbrance” matter described above that is a Major Decision related to any Mortgage Loan that is not an Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the VRR Interest upon request of the Risk Retention Consultation Party, the special servicer will be required to consult on a non-binding basis

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with the Risk Retention Consultation Party (provided, that prior to the occurrence and continuance of a Consultation Termination Event, such Mortgage Loan must also be a Specially Serviced Loan), within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder with respect to such Major Decision.

Any modification, extension, waiver or amendment of the payment terms of a Non-Serviced Whole Loan will be required to be structured so as to be consistent with the servicing standard under the related Non-Serviced PSA and the allocation and payment priorities in the related Mortgage Loan documents and the related Intercreditor Agreement, such that neither the issuing entity as holder of such Non-Serviced Mortgage Loan nor any holder of the related Non-Serviced Companion Loan gains a priority over the other holder that is not reflected in the related Mortgage Loan documents and the related Intercreditor Agreement. Neither the master servicer nor the special servicer may enter into, or structure (including, without limitation, by way of the application of credits, discounts, forgiveness or otherwise), any modification, waiver, amendment, work-out, consent or approval with respect to the mortgage loans in a manner that would have the effect of placing amounts payable as compensation, or otherwise reimbursable, to such master servicer or special servicer in a higher priority than the allocation and payment priorities set forth above under “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” or in the related Intercreditor Agreement.

Inspections

The master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense) physical inspections of each Mortgaged Property relating to a Mortgage Loan (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, and other than a Specially Serviced Loan) for which it is acting as master servicer with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2026 (and each Mortgaged Property is required to be inspected on or prior to December 31, 2027) unless a physical inspection has been performed by the special servicer within the previous 12 months; provided, further, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, such special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from the Collection Account as an expense of the issuing entity, and in the case of a Serviced Whole Loan, as an expense of the holders of the related Serviced Mortgage Loan and Serviced Pari Passu Companion Loans, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement). The special servicer or master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies at the Mortgaged Property of which the preparer of such report has knowledge and the master servicer or special servicer, as applicable, deems material, of any sale, transfer or abandonment of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or

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that is evident from the inspection, and that the master servicer or special servicer, as applicable, deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Collection of Operating Information

With respect to each Serviced Mortgage Loan, the special servicer or the master servicer, as applicable, will be required to use reasonable efforts to collect and review quarterly and annual operating statements, financial statements, budgets and rent rolls of the related Mortgaged Property commencing with the calendar quarter ending on March 31, 2026 and the calendar year ending on December 31, 2025. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan. In addition, the special servicer will be required to cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and to collect all such items promptly following their preparation.

Special Servicing Transfer Event

The Mortgage Loans (other than a Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties will be serviced by the special servicer under the PSA in the event that the servicing responsibilities of the related master servicer are transferred to such special servicer as described below. Such Mortgage Loans and related Companion Loan (including those loans that have become REO Properties) serviced by the special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. The master servicer will be required to transfer its servicing responsibilities to the special servicer with respect to any Mortgage Loan (including any related Companion Loan) if:

(1)       the related borrower has failed to make when due any balloon payment, and the borrower has not delivered to the master servicer or the special servicer, on or before the date on which the subject payment was due, a written and fully executed (subject only to customary final closing conditions) refinancing commitment (or if refinancing commitments are not then customarily issued by commercial mortgage lenders, such written, executed and binding alternative documentation as is customarily used by commercial real estate lenders for such purpose) or purchase and sale agreement from an acceptable lender or purchaser, as applicable, and reasonably satisfactory in form and substance to the master servicer or the special servicer, as applicable (and such master servicer or such special servicer, as applicable, will be required to promptly forward such documentation to the special servicer or the master servicer, as applicable) which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due (provided that if either such refinancing or sale does not occur before the expiration of the time period for refinancing or sale specified in such documentation or the master servicer is required to make a P&I Advance in respect of such Mortgage Loan (or, in the case of any Serviced Whole Loan, in respect of the Mortgage Loan included in the same Whole Loan) at

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any time prior to such refinancing or sale, a special servicing transfer event will occur immediately);

(2)       the related borrower has failed to make when due any Periodic Payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days;

(3)       the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of such special servicer (which determination the special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing) that a default in making any Periodic Payment (other than a balloon payment) or any other material payment (other than a balloon payment) required under the related mortgage note or the related mortgage is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which the subject payment will become due; or the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of such special servicer (which determination the special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing) or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing) that a default in making a balloon payment is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which such balloon payment will become due (or, if the borrower has delivered on or before the date on which the subject payment was due a written and fully executed (subject only to customary final closing conditions) refinancing commitment (or if refinancing commitments are not then customarily issued by commercial mortgage lenders, such written, executed and binding alternative documentation as is customarily used by commercial real estate lenders for such purpose) or purchase and sale agreement from an acceptable lender or purchaser, as applicable, and reasonably satisfactory in form and substance to the master servicer or the special servicer (and such master servicer or such special servicer, as applicable, will be required to promptly forward such documentation to the special servicer or the master servicer, as applicable) which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due, the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of such special servicer (which determination the special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing) or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing) that (a) the borrower is likely not to make one or more assumed Periodic Payments as described under “Pooling and Servicing Agreement—Advances—P&I Advances”

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in this prospectus prior to such a refinancing or sale or (b) the refinancing or sale is not likely to occur within 120 days following the date on which the balloon payment will become due);

(4)       there has occurred a default (including, in the master servicer’s or the special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the related Mortgage Loan documents, other than as described in clause (1) or (2) above, that may, in the good faith and reasonable judgment of the master servicer or the special servicer (and, in the case of the special servicer (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing) or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing), materially impair the value of the related Mortgaged Property as security for such Mortgage Loan or Serviced Whole Loan or otherwise materially and adversely affect the interests of Certificateholders (or, in the case of a Serviced Whole Loan, the interests of any holder of a related Serviced Companion Loan), which default has continued unremedied for the applicable cure period under the terms of such Mortgage Loan or Serviced Whole Loan (or, if no cure period is specified, 60 days));

(5)       a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the related borrower and such decree or order has remained in force undischarged or unstayed for a period of sixty (60) days;

(6)       the related borrower has consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property;

(7)       the related borrower has admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations;

(8)       the master servicer or the special servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding Mortgaged Property; or

(9)       the master servicer or the special servicer (and in the case of the special servicer, with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing)) determines that (i) a default (including, in the master servicer’s or the special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the Mortgage Loan documents (other than as described in clause 3 above) is imminent or reasonably

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foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or Serviced Pari Passu Companion Loan (if any) or otherwise materially and adversely affect the interests of Certificateholders (or the holder of the related Serviced Pari Passu Companion Loan) and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Mortgage Loan documents, or, if no cure period is specified and the default is capable of being cured, for 60 days.

However, the master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Companion Loan) (including amounts collected by the special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders with respect to the Mortgage Loans and any related Serviced Companion Loan. Additionally, the master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will continue to be responsible for its operation and management. If any Serviced Pari Passu Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Companion Loan will also become a Specially Serviced Loan. Neither the master servicer nor the special servicer will have any responsibility for the performance by any other master servicer or special servicer of such other master servicer’s or special servicer’s duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan) that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

If any Specially Serviced Loan, in accordance with its original terms or as modified in accordance with the PSA, becomes performing for at least 3 consecutive Periodic Payments (provided that no additional event of default is foreseeable in the reasonable judgment of the special servicer and no other event or circumstance exists that causes such Mortgage Loan or related Companion Loan to otherwise constitute a Specially Serviced Loan), the special servicer will be required to transfer servicing of such Specially Serviced Loan (a “Corrected Loan”) to the master servicer.

Asset Status Report

The special servicer will be required to prepare a report (an “Asset Status Report”) for each Specially Serviced Loan not later than 60 days after the servicing of such Mortgage Loan is transferred to the special servicer. Each Asset Status Report will be required to be delivered in electronic form to:

●	the Directing Certificateholder (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party and prior to the occurrence and continuance of a Consultation Termination Event);
●	the Risk Retention Consultation Party (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party);
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●	with respect to any related Serviced Pari Passu Companion Loan, the holder of the related Serviced Pari Passu Companion Loan or, to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold;
●	the operating advisor (but, other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, only after the occurrence and during the continuance of an Operating Advisor Consultation Event);
●	the master servicer; and
●	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Final Asset Status Report will be provided to the certificate administrator and the certificate administrator will be required to post the summary of the Final Asset Status Report to the certificate administrator’s website.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information:

●	a summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;
●	a discussion of the legal and environmental considerations reasonably known to the special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;
●	the most current rent roll and income or operating statement available for the related Mortgaged Property;
●	(A) the special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by such special servicer in connection with the proposed or taken actions;
●	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;
●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;
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●	the decision that the special servicer made, or intends or proposes to make, including a narrative analysis setting forth such special servicer’s rationale for its proposed decision, including its rejection of the alternatives;
●	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the special servicer made such determination and (y) the net present value calculation and all related assumptions;
●	the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the special servicer together with an explanation of those adjustments; and
●	such other information as the special servicer deems relevant in light of the Servicing Standard.

With respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, if no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan within 10 business days after receipt of the Asset Status Report. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days or if the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Certificateholder (communicated to such special servicer within 10 business days) is not in the best interest of all the Certificateholders and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan), such special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder disapproves the Asset Status Report within the 10 business day period and the special servicer has not made the affirmative determination described above, such special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The special servicer will be required to continue to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report or until such special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan); provided that, if the Directing Certificateholder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, such special servicer, prior to the occurrence and continuance of a Control Termination Event, will act pursuant to the Directing Certificateholder’s direction, if consistent with the Servicing Standard, and after the occurrence and continuance of a Control Termination Event, may act upon the most recently submitted form of Asset Status Report, if consistent with the Servicing Standard. The procedures described in this paragraph are collectively referred to as the “Directing Holder Approval Process”.

A “Final Asset Status Report”, with respect to any Specially Serviced Loan, means each related Asset Status Report (together with such other data or supporting information provided by the special servicer to the Directing Certificateholder or the Risk Retention Consultation Party which does not include any communication (other than the related Asset Status Report) between such special servicer and the Directing Certificateholder or the Risk

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Retention Consultation Party with respect to such Specially Serviced Loan) required to be delivered by the special servicer, in each case, in the form fully approved or deemed approved, if applicable, by the Directing Certificateholder pursuant to the Directing Holder Approval Process or following completion of the ASR Consultation Process, as applicable. For the avoidance of doubt, the special servicer may issue more than one Final Asset Status Report with respect to any Specially Serviced Loan in accordance with the procedures described above. Each Final Asset Status Report will be labeled or otherwise identified as being final.

Prior to the occurrence of an Operating Advisor Consultation Event, or if an Operating Advisor Consultation Event is no longer continuing, the special servicer will be required to promptly deliver each Final Asset Status Report to the operating advisor following completion of the Directing Holder Approval Process. See “—The Directing Certificateholder” and “—Major Decisions” and “—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” below for a discussion of the operating advisor’s ability to ask the special servicer reasonable questions with respect to such Final Asset Status Report. If an Operating Advisor Consultation Event has occurred and is continuing, the special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor and to the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party and for so long as no Consultation Termination Event has occurred). The operating advisor will be required to provide comments to the special servicer in respect of the Asset Status Report, if any, within 10 business days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole. The special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the operating advisor (and the Directing Certificateholder (if no Consultation Termination Event has occurred and is continuing and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party)) in connection with such special servicer’s preparation of any Asset Status Report. The special servicer may revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor and the Directing Certificateholder (if no Consultation Termination Event has occurred and is continuing and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), to the extent such special servicer determines that the operating advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of such Companion Loan)). Promptly upon determining whether or not to revise any Asset Status Report to take into account any input and/or comments from the operating advisor or the Directing Certificateholder, the special servicer will be required to revise the Asset Status Report, if applicable (but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder), and deliver to the operating advisor and the Directing Certificateholder the revised Asset Status Report (until a Final Asset Status Report is issued) or provide notice that the special servicer has decided not to revise such Asset Status Report, as applicable.

The special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or a recommendation of the operating advisor. The procedures described in this and the foregoing two paragraphs are

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collectively referred to as the “ASR Consultation Process”. For additional information, see “—The Operating Advisor—Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing”.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, each of the Directing Certificateholder (other than with respect to an applicable Excluded Loan) and the operating advisor will be entitled to consult on a non-binding basis with the special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence and during the continuance of a Consultation Termination Event, the Directing Certificateholder will not have any right to consult with such special servicer with respect to Asset Status Reports and such special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Certificateholder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder (or, to the extent provided in the related Intercreditor Agreement, the related Controlling Holder) will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to the related Non-Serviced Whole Loan that are substantially similar, but not identical, to the approval and consultation rights of the Directing Certificateholder with respect to the Mortgage Loans and the Serviced Whole Loans. See “Description of the Mortgage Pool—The Whole Loans”. See also “—Servicing of the Non-Serviced Mortgage Loans” below.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Specially Serviced Loan has occurred, then, pursuant to the PSA, the special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed-in-lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. Such special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless such special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)       such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective

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whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)       there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or has not denied) a qualifying extension of time to sell the Mortgaged Property or (2) such special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the Mortgaged Property by the Lower-Tier REMIC longer than the above-referenced 3 year period will not result in the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The special servicer will also be required to ensure that any Mortgaged Property acquired by the issuing entity is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the Mortgaged Property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If any Lower-Tier REMIC acquires title to any Mortgaged Property, the special servicer, on behalf of such Lower-Tier REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, no Trust REMIC will be

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taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property. In addition, it is possible that none of the income with respect to a Mortgaged Property would qualify if a separate charge is not stated for non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hospitality property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to a REMIC at the federal corporate rate and may also be subject to state or local taxes. The PSA provides that the special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, the special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders and with respect to a Serviced Whole Loan, the related Companion Holder, for the retention of revenues and insurance proceeds derived from each REO Property. The special servicer is required to use the funds in the applicable REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property for which it is acting as special servicer, but only to the extent that amounts on deposit in the applicable REO Account relate to such REO Property. To the extent that amounts in the applicable REO Account in respect of any REO Property are insufficient to make such payments, the master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. On the later of the date that is (x) on or prior to each Determination Date or (y) two business days after such amounts are received and properly identified, the special servicer is required to remit to the master servicer for deposit all amounts received in respect of each REO Property during the most recently ended Collection Period, net of any amounts withdrawn to make any permitted disbursements, into the Collection Account; provided that such special servicer may retain in the applicable REO Account permitted reserves.

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Sale of Defaulted Loans and REO Properties

If the special servicer determines in accordance with the Servicing Standard that no satisfactory arrangements (including by way of discounted payoff) can be made for collection of delinquent payments thereon and such sale would be in the best economic interests of the Certificateholders or, in the case of a Serviced Whole Loan, Certificateholders and any holder of the related Serviced Pari Passu Companion Loan (as a collective whole as if such Certificateholders and Companion Holder constituted a single lender) to attempt to sell a Defaulted Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan as described below, such special servicer will be required to use reasonable efforts to solicit offers for each Defaulted Loan on behalf of the Certificateholders and the holder of any related Serviced Companion Loan in such manner as will be reasonably likely to maximize the value of the Defaulted Loan on a net present value basis. To the extent that a Non-Serviced Mortgage Loan is not sold together with the related Non-Serviced Companion Loan by the related Non-Serviced Special Servicer, the special servicer will, under certain limited circumstances specified in the related Intercreditor Agreement, be entitled to sell ((i) with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing and (ii) after consulting on a non-binding basis with the Risk Retention Consultation Party, in each case, with respect to any Mortgage Loan other than an Excluded Loan as to such party) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders. In the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the PSA (a “Par Purchase Price”), the special servicer may purchase the Defaulted Loan for the Par Purchase Price or may accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the special servicer for receipt of offers, such special servicer is generally required to select the highest offer. The special servicer is required to give the trustee, the certificate administrator, the master servicer, the operating advisor and (other than in respect of any applicable Excluded Loan) the Directing Certificateholder (but only prior to the occurrence and continuance of a Consultation Termination Event) and the Risk Retention Consultation Party 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Serviced Mortgage Loan or Serviced Whole Loan and (i) that is delinquent at least 60 days in respect of its Periodic Payments (other than a balloon payment) or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, such period will be 120 days if the related borrower has provided the master servicer or special servicer, as applicable, with a written and fully executed (subject only to customary final closing conditions) refinancing commitment (or if refinancing commitments are not then customarily issued by commercial mortgage lenders, such written, executed and binding alternative documentation as is customarily used by commercial real estate lenders for such purpose) or purchase and sale agreement from an acceptable lender or purchaser, as applicable, and reasonably satisfactory in form and substance to such master servicer or special servicer, as applicable (and such master servicer or special servicer, as applicable, will be required to promptly forward such documentation to the Directing Certificateholder); and such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which such special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

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The special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, such special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the offeror is an Interested Person (provided that the trustee may not be an offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance by the master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee will be required to (at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by, the Interested Person, and to the extent not collected from such Interested Person within 30 days of request therefor, by the master servicer as a Servicing Advance; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Companion Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if such special servicer determines, in consultation with (i) the Directing Certificateholder (unless a Consultation Termination Event has occurred and is continuing) and (ii) the Risk Retention Consultation Party, in each case, other than with respect to any Mortgage Loan that is an Excluded Loan as to such party and subject to the limitations on consultation under this “Pooling and Servicing Agreement” and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s), in accordance

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with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender). In addition, the special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender). The special servicer will be required to use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date.

An “Interested Person”, as of the date of any determination, is the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Certificateholder, the Risk Retention Consultation Party, any sponsor, any Borrower Party, any independent contractor engaged by the special servicer, the trustee for the securitization of a related Companion Loan (with respect to a Whole Loan if it is a Defaulted Loan), any related Companion Holder or its representative, any holder of a related mezzanine loan or any known affiliate of any such party described above.

Notwithstanding any of the foregoing to the contrary, with respect to any Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then such special servicer will be required to sell the related Pari Passu Companion Loans together with such Mortgage Loan as one whole loan and will be required to require that all offers be submitted to the special servicer in writing. The special servicer will not be permitted to sell the related Mortgage Loan together with the related Companion Loan if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder of the related Companion Loan (to the extent such consent is required under the related Intercreditor Agreement), unless such special servicer complies with certain notice and delivery requirements set forth in the PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, the related Non-Serviced Special Servicer will generally have the right and obligation to sell such Mortgage Loan together with the related Companion Loan as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale, provided that such Non-Serviced Special Servicer may sell the related Non-Serviced Whole Loan without such consent if the required notices and information regarding such sale are provided to the issuing entity in accordance with the related Intercreditor Agreement. The Directing Certificateholder will be entitled to exercise such consent right so long as no Control Termination Event has occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the special servicer will be entitled to exercise such consent rights. See “Description of the Mortgage Pool—The Whole Loans”.

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To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the master servicer and/or the special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the master servicer, the special servicer or trustee on these Advances.

The Directing Certificateholder

General

Subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreements as described in the next paragraph and under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans” below, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to advise (1) the special servicer, with respect to all Major Decisions for all Serviced Mortgage Loans (other than any Excluded Loan) and, (2) the master servicer to the extent the Directing Certificateholder’s consent is required by the applicable clauses of the definition of “Master Servicer Decision”, and will have certain other rights under the PSA, each as described below. With respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, upon the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will have certain consultation rights only, and upon the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder will not have any consent or consultation rights, as further described below.

The Risk Retention Consultation Party will be entitled to consult (other than with respect to any Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the VRR Interest) on a strictly non-binding basis with the special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan.

The “Directing Certificateholder” will be (i) with respect to a Servicing Shift Mortgage Loan, the related Loan-Specific Directing Certificateholder, and (ii) with respect to each Mortgage Loan (other than the Servicing Shift Mortgage Loans and any Excluded Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, that:

(1)       absent that selection, or

(2)       until a Directing Certificateholder is so selected, or

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(3)       upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then-current Directing Certificateholder.

The initial Directing Certificateholder as determined pursuant to clause (ii) above is expected to be Argentic Securities Income USA 2 LLC or its affiliate.

As used herein, the term “Directing Certificateholder,” unless used in relation to a Servicing Shift Mortgage Loan, means the entity determined pursuant to clause (ii) of the definition of such term.

“Loan-Specific Directing Certificateholder” means, with respect to a Servicing Shift Mortgage Loan, the “controlling holder”, the “directing certificateholder”, the “directing holder”, “directing lender” or any analogous concept under the related Intercreditor Agreement. Prior to the related Servicing Shift Securitization Date, the Loan-Specific Directing Certificateholder with respect to a Servicing Shift Mortgage Loan will be the holder of the related Control Note, which is the holder listed next to the related Control Note in the column “Note Holder” in the table above entitled “Whole Loan Control Notes and Non-Control Notes”. On and after the related Servicing Shift Securitization Date, there will be no Loan-Specific Directing Certificateholder under the PSA with respect to such Servicing Shift Whole Loan.

In no event will the master servicer or the special servicer be required to consult with or obtain the consent of the holder of a Subordinate Companion Loan unless the holder of such Subordinate Companion Loan has delivered notice of its identity and contact information in accordance with the terms of the applicable Intercreditor Agreement (upon which notice the master servicer and the special servicer will be conclusively entitled to rely). The identity of and contact information for the holder of each Subordinate Companion Loan, as of the Closing Date, will be set forth in an exhibit to the PSA (each, an “Initial Subordinate Companion Loan Holder”). The master servicer and the special servicer will be required to consult with or obtain the consent of the applicable Initial Subordinate Companion Loan Holder, in accordance with the terms of the PSA and the applicable Intercreditor Agreement, and will be entitled to assume that the identity of the holder of the applicable Subordinate Companion Loan has not changed until written notice of the transfer of such Subordinate Companion Loan, including the identity of and contact information for the new holder thereof, is provided in accordance with the terms of the applicable Intercreditor Agreement.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate

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Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided, that if at any time the Certificate Balances of the Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class G-RR Certificates.

The “Control Eligible Certificates” will be any of the Class F-RR and Class G-RR certificates.

The master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder may request that the certificate registrar determine which class of certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, the master servicer, the special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class at the expense of the issuing entity. The trustee, the certificate administrator, the master servicer, the special servicer and the operating advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder or Risk Retention Consultation Party, as applicable, has been appointed or identified to the master servicer or special servicer, as applicable, and such master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to such master servicer or special servicer, as applicable, then until such time as the new Directing Certificateholder or Risk Retention Consultation Party, as applicable, is identified to such master servicer and special servicer, such master servicer or special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder or Risk Retention Consultation Party, as applicable, as the case may be.

With respect to any matter for which the consent or consultation of the Directing Certificateholder or Risk Retention Consultation Party is required, to the extent no specific time period for deemed consent or deemed waiver of consultation rights is expressly stated in the PSA, in the event no response from the Directing Certificateholder or Risk Retention Consultation Party, as applicable, is received within 10 business days after the receipt of the Directing Certificateholder or the Risk Retention Consultation Party, as applicable, of written request for input on any required consent or consultation and receipt of all reasonably requested information on any required consent or consultation, the Directing Certificateholder or Risk Retention Consultation Party, as applicable, will be deemed to have consented or approved or consulted on the specific matter; provided, that the failure of the Directing Certificateholder or Risk Retention Consultation Party, as applicable, to respond will not affect any future matters with respect to the applicable Mortgage Loan or any other Mortgage Loan.

Major Decisions

Except as otherwise described under “—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” and “—Servicing Override”

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below and subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreement as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans” below, prior to the occurrence and continuance of a Control Termination Event, the special servicer will not be permitted to take (or consent to the master servicer’s taking) any of the following actions without the Directing Certificateholder’s consent (provided that if such written consent has not been received by such special servicer within 10 business days (or 30 days with respect to clause (xii) of the definition of “Major Decision”) after receipt of the special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder and reasonably available to the special servicer in order to grant or withhold such consent, which report may (in the sole discretion of the special servicer) take the form of an Asset Status Report (the “Major Decision Reporting Package”) the Directing Certificateholder will be deemed to have approved such action). If the master servicer and the special servicer have mutually agreed that the master servicer will process any Major Decision, the master servicer will not be permitted to take any of the actions that constitute Major Decisions unless it has obtained the consent of the special servicer, which consent will be deemed given (unless earlier objected to by the special servicer) 10 business days after the special servicer’s receipt from the master servicer of the master servicer’s written recommendation and analysis with respect to such Major Decision and all information reasonably requested by the special servicer and reasonably available to the master servicer in order to make an informed decision with respect to such Major Decision plus the time period provided to the Directing Certificateholder or other relevant party under the PSA and, if applicable, any additional time period permitted in the related Intercreditor Agreement. Upon request, the special servicer, other than with respect to an Excluded Loan as to the Risk Retention Consultation Party or the holder of the majority of the VRR Interest (except to the extent set forth above in “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions”), will also be required to consult on a non-binding basis with the Risk Retention Consultation Party with respect to such Major Decision; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan. The foregoing consent rights of the Directing Certificateholder will not apply to any Excluded Loan as to the Directing Certificateholder or Controlling Class.

“Major Decision” means with respect to any Serviced Mortgage Loan or Serviced Whole Loan, each of the following:

(i)                              any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing any Serviced Mortgage Loan or Serviced Companion Loan that comes into and continues in default;

(ii)                           any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of any Serviced Mortgage Loan or Serviced Whole Loan or any extension of the maturity date of such Mortgage Loan or Serviced Whole Loan other than in connection with a maturity default if refinancing or sale is expected within 120 days as provided in clause (ix) of the definition of “Master Servicer Decisions”;

(iii)                        following a default or an event of default with respect to a Mortgage Loan or Serviced Whole Loan, any exercise of remedies, including the acceleration of the Mortgage Loan or Serviced Whole Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan documents;

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(iv)                         any sale of a Defaulted Loan and any related defaulted Companion Loan, or any REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates”) or a defaulted Non-Serviced Mortgage Loan that the special servicer is permitted to sell in accordance with the PSA, in each case, for less than the applicable Purchase Price;

(v)                            any determination to bring a Mortgaged Property or an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at a Mortgaged Property or an REO Property;

(vi)                         any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Serviced Mortgage Loan or a Serviced Whole Loan, or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as described under clause (xiv) of the definition of “Master Servicer Decision” or as may be effected (I) without the consent of the lender under the related loan agreement, (II) pursuant to the specific terms of such Mortgage Loan and (III) for which there is no lender discretion;

(vii)                      any property management company changes with respect to a Mortgage Loan with a principal balance equal to or greater than $10,000,000, including, without limitation, approval of the termination of a manager and appointment of a new property manager, or with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan that is a Non-Specially Serviced Loan, a change in property management if the replacement property manager is a Borrower Party;

(viii)                   any franchise changes with respect to a Mortgage Loan for which the lender is required to consent or approve such changes under the related Mortgage Loan documents;

(ix)                       releases of any material amounts from any escrow accounts, reserve funds or letters of credit, in each case, held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan documents (provided, however, that any releases for which there is lender discretion of material amounts from any escrow accounts, reserve funds or letters of credit held as performance escrows or performance reserves specified (along with the related Mortgage Loans) on a schedule to the PSA will also constitute Major Decisions);

(x)                          any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Serviced Mortgage Loan or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(xi)                       agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Serviced Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (A) a modification of the type of defeasance collateral required under the Mortgage Loan or Serviced Whole Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (B) a modification

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that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment;

(xii)                    other than with respect to a Non-Specially Serviced Loan, any determination of Acceptable Insurance Default;

(xiii)                 any consent to incurrence of additional debt by a borrower or mezzanine debt by a direct or indirect parent of a borrower, to the extent the mortgagee’s approval is required under the related Mortgage Loan documents;

(xiv)                  other than in the case of a Non-Specially Serviced Loan, any modification, waiver or amendment of any lease, the execution of any new lease or the granting of a subordination and non-disturbance or attornment agreement in connection with any lease (other than for ground leases), at a Mortgaged Property if (a) the lease affects an area greater than or equal to the lesser of (1) 30% of the net rentable area of the improvements at the Mortgaged Property and (2) 30,000 square feet or (b) such transaction is not a routine leasing matter;

(xv)                     other than in the case of a Non-Serviced Mortgage Loan, any modification, amendment, consent to a modification or waiver of any material term of any intercreditor, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Pari Passu Companion Loan holder related to a Mortgage Loan or Whole Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto; provided, that any such modification or amendment that would adversely impact the master servicer will additionally require the consent of such master servicer as a condition to its effectiveness; provided, further, than any amendment to split notes or re-allocate note balances of Pari Passu Companion Loans effected in accordance with the terms of the related Intercreditor Agreement will not constitute a “Major Decision”;

(xvi)                  requests for property or other collateral releases or substitutions, other than (a) grants of easements or rights of way, (b) releases of non-material, non-income producing parcels of a Mortgaged Property (including, without limitation, any such releases as to which the related Mortgage Loan documents expressly require the mortgagee thereunder to make such releases), (c) consents to releases related to condemnation of parcels of a Mortgaged Property, (d) the release of collateral securing any Mortgage Loan in connection with defeasance of the collateral for such Mortgage Loan or (e) the items listed in clause (ix) of this definition and clause (viii) of the definition of Master Servicer Decision;

(xvii)               other than in the case of a Non-Specially Serviced Loan, approval of easements and rights of way that materially affect the use or value of a Mortgaged Property or the borrower’s ability to make any payments with respect to the related Mortgage Loan;

(xviii)            determining whether to cure any default by a borrower under a ground lease or permit any ground lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new ground lease;

(xix)                other than in the case of a Non-Specially Serviced Loan, consent to actions and releases related to condemnation of parcels of a Mortgaged Property with respect to a material parcel or a material income producing parcel or any condemnation that materially affects the use or value of the related Mortgaged

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Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or any related Companion Loan when due;

(xx)                   other than in the case of any Non-Specially Serviced Loan, approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements which in no event relieve any borrower of the obligation to provide financial statements on at least a quarterly basis) following three consecutive late deliveries of financial statements; and

(xxi)                the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of a borrower.

A “Non-Specially Serviced Loan” means any Serviced Mortgage Loan or Serviced Companion Loan that is not a Specially Serviced Loan.

Subject to the terms and conditions described in this section, the special servicer will be required to process all requests for any matter that constitutes a “Major Decision” with respect to all Serviced Mortgage Loans and Serviced Companion Loans. Upon receiving a request for any matter described in this section that constitutes a Major Decision with respect to a Serviced Mortgage Loan and any Serviced Companion Loan that is not a Specially Serviced Loan, the master servicer will be required to promptly forward such request to the special servicer, unless the master servicer and the special servicer mutually agree that such master servicer will process such request, and such special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and, except as provided in the next sentence, such master servicer will have no further obligation with respect to such request or the Major Decision. With respect to such request, such master servicer will continue to cooperate with reasonable requests of such special servicer by delivering any additional information in such master servicer’s possession to such special servicer that is reasonably requested by such special servicer relating to such Major Decision. Except as mutually agreed to by the master servicer and the special servicer, the master servicer will not be required to interface with the borrower or provide a written recommendation and analysis with respect to any Major Decision.

In addition, the master servicer is required to provide the special servicer with any notice that it receives relating to a default by the borrower under a ground lease where the collateral for the Mortgage Loan is the ground lease, and such special servicer will determine in accordance with the Servicing Standard whether the issuing entity as lender should cure any borrower defaults relating to ground leases. Any costs relating to any such cure of a borrower default relating to a ground lease are required to be paid by the master servicer as a Servicing Advance.

With respect to (i) prior to the occurrence and continuance of a Consultation Termination Event, any Major Decision relating to a Specially Serviced Loan, and (ii) after the occurrence and during the continuance of a Consultation Termination Event, any Major Decision relating to a Mortgage Loan (in each case, other than with respect to an Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the VRR Interest), the special servicer will be required to provide copies of any notice, information and report that it is required to provide to the Directing Certificateholder pursuant to the PSA with respect to such Major Decision to the Risk Retention Consultation Party, within the same time frame it is required to provide such notice, information or report to the Directing Certificateholder (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder under the PSA due to the occurrence of a Control Termination Event or a Consultation Termination Event).

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Notwithstanding anything to the contrary contained herein, after the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder and the Risk Retention Consultation Party will remain entitled to receive any notices, reports or information to which it is entitled, and the special servicer and any other applicable party will be required to consult (on a non-binding basis) with the Directing Certificateholder and, with respect to a Specially Serviced Loan, the Risk Retention Consultation Party (in each case, other than with respect to any Excluded Loan as to such party) in connection with any Major Decision to be taken or refrained from being taken in accordance with the PSA. After the occurrence and continuance of a Consultation Termination Event (and at any time with respect to any Excluded Loan with respect the Directing Certificateholder or the holder of the majority of the Controlling Class), the Directing Certificateholder will have no direction, consultation or consent rights and no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder and, other than with respect to any Excluded Loan with respect to the Risk Retention Consultation Party or the holder of a majority of the VRR Interest, the Risk Retention Consultation Party will remain entitled to receive any notices, reports or information to which it is entitled, and the special servicer and any other applicable party will be required to consult with the Risk Retention Consultation Party (on a non-binding basis) in connection with any Major Decision to be taken or refrained from being taken.

Prior to the occurrence of an Operating Advisor Consultation Event, or if an Operating Advisor Consultation Event is no longer continuing, the special servicer will be required to provide each Major Decision Reporting Package to the operating advisor promptly after such special servicer receives the Directing Certificateholder’s approval or deemed approval of such Major Decision Reporting Package; provided, that with respect to any Non-Specially Serviced Loan no Major Decision Reporting Package will be required to be delivered (and the special servicer will use reasonable efforts not to deliver such Major Decision Reporting Package) prior to the occurrence of an Operating Advisor Consultation Event or if an Operating Advisor Consultation Event is no longer continuing. After the occurrence and during the continuance of an Operating Advisor Consultation Event (whether or not a Control Termination Event is continuing), the special servicer will be required to provide each Major Decision Reporting Package to the operating advisor simultaneously with the special servicer’s written request for the operating advisor’s input regarding the related Major Decision (which written request and Major Decision Reporting Package may be delivered in one notice), as set forth under “—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” below.

Asset Status Report

So long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party). If a Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will have no right to consult with the special servicer with respect to the Asset Status Reports. See “—Asset Status Report” above.

Replacement of the Special Servicer

With respect to any Mortgage Loan other than an applicable Excluded Loan and for so long as no Control Termination Event has occurred and is continuing, the Directing

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Certificateholder will have the right to replace the special servicer with or without cause as described under “—Replacement of Special Servicer Without Cause” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event

With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced Whole Loan and subject to the rights of any Companion Holder under an Intercreditor Agreement, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred and is continuing, the special servicer will not be required to obtain the consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Certificateholder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Certificateholder would have been required or for which the Directing Certificateholder would have the right to direct such special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Certificateholder, in respect of such Major Decision or Asset Status Report (or such other matter). Additionally, upon request, such special servicer will be required to consult with the Risk Retention Consultation Party in connection with any Major Decision not relating to an Excluded Loan as to such party and consider alternative actions recommended by the Risk Retention Consultation Party. Any such consultation will not be binding on the special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan. In the event such special servicer receives no response from the Directing Certificateholder or the Risk Retention Consultation Party, as applicable, within 10 business days following its written request for input on any required consultation, such special servicer will not be obligated to consult with the Directing Certificateholder or the Risk Retention Consultation Party, as applicable, on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not relieve such special servicer from consulting with the Directing Certificateholder on any future matters with respect to the related Mortgage Loan (other than a Non-Serviced Mortgage Loan or any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced Whole Loan. With respect to any Excluded Special Servicer Loan (that is not also an applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), if any, the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) will be required to select an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. At any time after the occurrence and during the continuance of a Control Termination Event, or if the applicable Excluded Special Servicer Loan is also an applicable Excluded Loan or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not select a replacement special servicer within 30 days of notice of resignation (provided that the conditions required to be satisfied for the appointment of the replacement special servicer to be effective are not required to be completed within such 30 day period but in any event are to be completed within 120 days), the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The resigning special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer.

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The special servicer will be required to provide each Major Decision Reporting Package to the operating advisor (a) prior to the occurrence of an Operating Advisor Consultation Event, or if an Operating Advisor Consultation Event is no longer continuing, and only with respect to a Specially Serviced Loan, promptly after the special servicer receives the Directing Certificateholder’s approval or deemed approval with respect to the related Major Decision, and (b) following the occurrence and during the continuance of an Operating Advisor Consultation Event, simultaneously upon providing such Major Decision Reporting Package to the Directing Certificateholder (without regard to the occurrence of a Control Termination Event and otherwise assuming that the Directing Certificateholder is entitled to receive such documentation). With respect to any Non-Specially Serviced Loan, no Major Decision Reporting Package will be required to be delivered prior to the occurrence of an Operating Advisor Consultation Event or if an Operating Advisor Consultation Event is no longer continuing. With respect to any particular Major Decision and/or related Major Decision Reporting Package or any Asset Status Report required to be delivered by the special servicer to the operating advisor, the special servicer will be required to make available to the operating advisor a servicing officer with the relevant knowledge regarding any Mortgage Loan and such Major Decision and/or Asset Status Report in order to address reasonable questions that the operating advisor may have relating to, among other things, such Major Decision and/or Asset Status Report and potential conflicts of interest with respect to such Major Decision and/or Asset Status Report.

In addition, if an Operating Advisor Consultation Event has occurred and is continuing, the special servicer will also be required to consult with the operating advisor in connection with any Major Decision processed by the special servicer and for which it has delivered to the operating advisor a Major Decision Reporting Package (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision (or such other matters); provided that such consultation is on a non-binding basis. In the event the special servicer receives no response from the operating advisor within 10 business days following the later of (i) its written request for input on any required consultation (which request is required to include the related Major Decision Reporting Package) and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, the special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, that (x) a Major Decision Reporting Package is required to be included in the special servicer’s initial request and (y) the failure of the operating advisor to respond will not relieve the special servicer from consulting with the operating advisor on any future matters with respect to the related Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class (regardless of whether an Operating Advisor Consultation Event has occurred and is continuing), the special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

If a Consultation Termination Event has occurred and is continuing, no class of certificates will act as the Controlling Class, and the Directing Certificateholder will not have any consultation or consent rights under the PSA or any right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder under the PSA. The

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special servicer will nonetheless be required to consult with only the operating advisor in connection with Major Decisions, asset status reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

A “Control Termination Event” will occur when the Class F-RR certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class; provided, that a Control Termination Event will be deemed not continuing in the event that the Certificate Balances of the Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

A “Consultation Termination Event” will occur when no class of Control Eligible Certificates has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided, that a Consultation Termination Event will be deemed not continuing in the event that the Certificate Balances of the Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

An “Operating Advisor Consultation Event” will occur when either (i) the aggregate certificate balance of the portions of the classes of Certificates that constitute the HRR Interest (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is 25% or less of the initial aggregate certificate balance of such portions of such classes or (ii) a Control Termination Event has occurred and is continuing.

The Directing Certificateholder will not have any consent or consultation rights with respect to any Mortgage Loan determined to be an Excluded Loan as to either such Directing Certificateholder or the holder of the majority of the Controlling Class. Notwithstanding the proviso or any other contrary provision of to each of the definitions of “Control Termination Event”, and “Consultation Termination Event” and “Operating Advisor Consultation Event,”, in respect of the servicing of any such Excluded Loan, a Control Termination Event, a Consultation Termination Event and an Operating Advisor Consultation Event will each be deemed to have occurred with respect to any such Excluded Loan as to such party.

The certificate administrator will be required to notify the operating advisor, the master servicer and the special servicer within 10 business days of the commencement or cessation of any Operating Advisor Consultation Event.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the master servicer or the special servicer, as applicable, determines that immediate action with respect to any Master Servicer Decision or Major Decision (or any other matter requiring consent of the Directing Certificateholder with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, and with respect to

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the Directing Certificateholder, prior to the occurrence and continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the Directing Certificateholder, the Risk Retention Consultation Party or the operating advisor)) is necessary to protect the interests of the Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of any related Serviced Companion Loan), as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan), such master servicer or special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s response (or without waiting to consult with the Directing Certificateholder, the Risk Retention Consultation Party or the operating advisor, as the case may be); provided that such special servicer or master servicer, as applicable, provides the Directing Certificateholder and the Risk Retention Consultation Party (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the master servicer nor the special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder or (ii) may follow any advice or consultation provided by the Directing Certificateholder, the Risk Retention Consultation Party, the operating advisor or the holder of a Serviced Pari Passu Companion Loan (or its representative) that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC provisions of the Code, (2) expose the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of the master servicer or special servicer, as applicable, under the PSA or (4) cause such master servicer or special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of such master servicer or special servicer, as applicable, is not in the best interests of the Certificateholders.

Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans

With respect to any Non-Serviced Whole Loan or Servicing Shift Whole Loan, the Directing Certificateholder for this securitization will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Directing Certificateholder or Controlling Holder, as applicable. The issuing entity, as the holder of a Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan, has consultation rights with respect to certain major decisions relating to the related Non-Serviced Whole Loan or Servicing Shift Whole Loan, as applicable, and, other than in respect of an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Intercreditor Agreement. In addition, other than in respect of an applicable Excluded Loan, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder may have certain consent rights in connection with a sale of a Non-Serviced Whole Loan or Servicing Shift Whole Loan that has become a defaulted loan under the PSA or the related Non-Serviced PSA, as applicable. See also “Description of the Mortgage Pool—The Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans”.

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Rights of the Holders of Serviced Pari Passu Companion Loans

With respect to a Serviced Whole Loan that has a related Pari Passu Companion Loan, the holder of the related Pari Passu Companion Loan has consultation rights with respect to certain Major Decisions and notice and information rights in connection with the sale of such Serviced Whole Loan if it has become a Defaulted Loan to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—Sale of Defaulted Loans and REO Properties”.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder will be deemed to acknowledge and agree, by its acceptance of its certificates, that the Directing Certificateholder:

(a)       may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)       may act solely in the interests of the holders of the Controlling Class;

(c)       does not have any liability or duties to the holders of any class of certificates other than the Controlling Class;

(d)       may take actions that favor the interests of the holders of one or more classes including the Controlling Class over the interests of the holders of one or more other classes of certificates; and

(e)       will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in clauses (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by the master servicer or special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of such master servicer or special servicer.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the holders of a Servicing Shift Companion Loan or a Non-Serviced Companion Loan or their respective designees (e.g., the related Non-Serviced Directing Certificateholder) will have limitations on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Certificateholder described above pursuant to the terms of the related Intercreditor Agreement and the related Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans”.

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The Risk Retention Consultation Party

General

The “Risk Retention Consultation Party” will be the party selected by the holder or holders of more than 50% of the VRR Interest by Certificate Balance, as determined by the certificate registrar from time to time. The certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Risk Retention Consultation Party has not changed until such parties receive written notice of (including the identity and contact information for) a replacement of the Risk Retention Consultation Party from a party holding the requisite interest in the VRR Interest (as confirmed by the certificate registrar). As of the Closing Date, there will be no Risk Retention Consultation Party.

The Risk Retention Consultation Party will have certain non-binding consultation rights with respect to Major Decisions relating to Specially Serviced Loans, REO Loans or REO Properties as described in this prospectus.

Limitation on Liability of Risk Retention Consultation Party

The Risk Retention Consultation Party will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Risk Retention Consultation Party will not be protected against any liability to the holders of the VRR Interest that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the holders of the VRR Interest.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Risk Retention Consultation Party:

(a)       may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)       may act solely in the interests of the Retaining Sponsor or the holders of the VRR Interest;

(c)       does not have any liability or duties to the holders of any class of certificates other than the holders of the VRR Interest that appointed the Risk Retention Consultation Party;

(d)       may take actions that favor the interests of the holders of one or more classes including the VRR Interest over the interests of the holders of one or more other classes of certificates; and

(e)       will have no liability whatsoever (other than to a holder of the VRR Interest) for having so acted as set forth in clauses (a) – (d) above, and no Certificateholder may take any action whatsoever against the Risk Retention Consultation Party or any director, officer, employee, agent or principal of the Risk Retention Consultation Party for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the recommendation of the Risk Retention Consultation Party, which does not violate the terms of any Mortgage Loan, any law, the Servicing

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Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or special servicer.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent set forth in the PSA, and in accordance with the Operating Advisor Standard, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates or any Certificateholder or any third party. The operating advisor is not a special servicer or a sub-servicer and will not be charged with changing the outcome on any particular decision with respect to a Specially Serviced Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended or a “broker” or “dealer” within the meaning of the Exchange Act. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan (which will be serviced pursuant to the related Non-Serviced PSA), Servicing Shift Whole Loan or any related REO Properties, except as described under “—Description of the Mortgage Pool—The Whole Loans”. In addition, the operating advisors or equivalent parties (if any) under the applicable Non-Serviced PSAs have certain obligations and consultation rights which are substantially similar to those of the operating advisor under the PSA. Furthermore, the operating advisor will have no obligation or responsibility at any time to review the actions of the master servicer for compliance with the Servicing Standard. Except with respect to a waiver of the Operating Advisor Consulting Fee by the master servicer, the operating advisor will have no obligation or responsibility at any time to consult with the master servicer.

Duties of Operating Advisor at All Times

With respect to each Serviced Mortgage Loan or Serviced Whole Loan, the operating advisor’s obligations will generally consist of the following:

(a)       reviewing the actions of the special servicer with respect to any Specially Serviced Loan to the extent described in this prospectus and required under the PSA;

(b)       reviewing (i) all reports by the special servicer made available to Privileged Persons that are posted on the certificate administrator’s website that are relevant to the operating advisor’s obligations under the PSA, and (ii) each Asset

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Status Report (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and Final Asset Status Report;

(c)       reviewing for accuracy and consistency with the PSA the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with (1) any Appraisal Reduction Amount or Collateral Deficiency Amount (if the special servicer has calculated any such Appraisal Reduction Amount or Collateral Deficiency Amount) and (2) any net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan as described below; and

(d)       preparing an annual report (if any Serviced Mortgage Loan or Serviced Whole Loan was a Specially Serviced Loan at any time during the prior calendar year or if the operating advisor was entitled to consult with the special servicer with respect to any Major Decision during the prior calendar year) generally in the form attached as Annex C, to be provided to the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website), as described below under “—Annual Report”.

In connection with the performance of the duties described in clause (c) above:

(i)                 after the calculation has been finalized (and, if an Operating Advisor Consultation Event has occurred and is continuing, prior to the utilization by the special servicer), the special servicer will be required to deliver the foregoing calculations together with information and support materials that is either in the special servicer’s possession or reasonably obtainable by the special servicer and necessary in support thereof (reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

(ii)              if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and special servicer will be required to consult with each other in order to resolve any material inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii)           if the operating advisor and the special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by the special servicer and the operating advisor and determine which calculation is to apply and will provide such parties prompt written notice of its determination.

Prior to the occurrence of an Operating Advisor Consultation Event, or if an Operating Advisor Consultation Event is no longer continuing, the operating advisor’s review will be limited to an after-the-action review of the reports, calculations and materials described above (together with any additional information and material reviewed by the operating advisor), and, therefore, it will have no involvement with respect to the

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determination and execution of Major Decisions and other similar actions that the special servicer may perform under the PSA and will have no obligations at any time with respect to any Non-Serviced Mortgage Loan.

With respect to the determination of whether an Operating Advisor Consultation Event has occurred and is continuing, or has terminated, the operating advisor is entitled to rely solely on its receipt from the certificate administrator of notice thereof pursuant to the PSA, and, with respect to any obligations of the operating advisor that are performed only after the occurrence and continuation of an Operating Advisor Consultation Event, the operating advisor will have no obligation to perform any such duties until the receipt of such notice or actual knowledge of the occurrence of an Operating Advisor Consultation Event.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Serviced Whole Loan, for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders and Companion Holders constituted a single lender), and not in the best interests of, or for the benefit of, holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, any sponsor, any mortgage loan seller, the depositor, the master servicer, the special servicer, the asset representations reviewer, the Directing Certificateholder, any Certificateholder, the Risk Retention Consultation Party or any of their respective affiliates. The operating advisor will perform its duties under the PSA in accordance with the Operating Advisor Standard.

Annual Report. Based on the operating advisor’s review of (i) any Assessment of Compliance report, any Attestation Report and other information delivered to the operating advisor by the special servicer or made available to Privileged Persons that are posted on the certificate administrator’s website during the prior calendar year, (ii) prior to the occurrence and continuance of an Operating Advisor Consultation Event, with respect to any Specially Serviced Loan, any related Final Asset Status Report or approved or deemed approved Major Decision Reporting Package provided to the operating advisor with respect to any Mortgage Loan and (iii) after the occurrence and continuance of an Operating Advisor Consultation Event, any Asset Status Report and any Major Decision Reporting Package provided to the operating advisor (a) if any Mortgage Loans were Specially Serviced Loans at any time during the prior calendar year and a Final Asset Status Report was delivered to the operating advisor or (b) if the operating advisor was entitled to consult with the special servicer with respect to any Major Decision, prepare an annual report generally in the form attached to this prospectus as Annex C (the “Operating Advisor Annual Report”) to be provided to the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year that (a) sets forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the special servicer is operating in compliance with the PSA and the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, also with respect to Major Decisions on any Non-Specially Serviced Loans) during the prior calendar year on a “asset-level basis” and (b) identifies (1) which, if any, standards the operating advisor believes, in its sole discretion exercised in good faith, the special servicer has failed to comply with and (2) any material deviations from the special servicer’s obligations under

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the PSA with respect to the resolution or liquidation of any Specially Serviced Loan that such special servicer is responsible for servicing under the PSA or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan); provided, that in the event the special servicer is replaced, the Operating Advisor Annual Report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such Operating Advisor Annual Report. In preparing any Operating Advisor Annual Report, the operating advisor will not be required to (i) report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the PSA that the operating advisor determines, in its sole discretion exercised in good faith, to be immaterial or (ii) provide or obtain a legal opinion, legal review or legal conclusion.

Only as used in connection with the Operating Advisor Annual Report, the term “asset-level basis” refers to the special servicer’s performance of its duties with respect to the resolution or liquidation of the pool of Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, with respect to Major Decisions on Non-Specially Serviced Loans) under the PSA, taking into account such special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of any assessment of compliance report, Attestation Report, Major Decision Reporting Package, Asset Status Report (after the occurrence and during the continuance of an Operating Advisor Consultation Event), Final Asset Status Report and any other information delivered to the operating advisor by the special servicer (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) pursuant to the PSA.

The special servicer must be given an opportunity to review any annual report produced by the operating advisor at least 5 business days prior to its delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by the special servicer.

Each Operating Advisor Annual Report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information. In preparing any Operating Advisor Annual Report, the operating advisor will not be required to provide or obtain a legal opinion, legal review, or legal conclusion.

The ability to perform the duties of the operating advisor and the quality and the depth of any Operating Advisor Annual Report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any Operating Advisor Annual Report will describe any resulting limitations, and the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for such reliance thereunder.

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Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing

With respect to any Serviced Mortgage Loan or Serviced Whole Loan, after the operating advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the operating advisor will be required to perform the following additional duties:

●	to consult (on a non-binding basis) with the special servicer (telephonically or electronically) in respect of the Asset Status Reports, as described under “—Asset Status Report”; and
●	to consult (on a non-binding basis) with the special servicer to the extent it has received a Major Decision Reporting Package (telephonically or electronically) with respect to Major Decisions processed by the special servicer as described under “—The Directing Certificateholder—Major Decisions”.

To facilitate the consultation above, the special servicer will be required to send to the operating advisor an Asset Status Report or Major Decision Reporting Package, as applicable, before the action is implemented.

Recommendation of the Replacement of the Special Servicer

If at any time the operating advisor determines, in its sole discretion exercised in good faith, that (i) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, and (ii) the replacement of such special servicer would be in the best interest of the Certificateholders as a collective whole, then the operating advisor may recommend the replacement of such special servicer and deliver a report supporting such recommendation in the manner described in “—Replacement of Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”.

The terms of the PSA described above regarding the replacement of the special servicer without cause will not apply with respect to the Servicing Shift Mortgage Loans. Rather, with respect to any Servicing Shift Whole Loan, the holder of the related Control Note will have the right to replace the special servicer then acting with respect to the Servicing Shift Whole Loan and appoint a replacement special servicer, solely with respect to such Servicing Shift Whole Loan. If such Control Note is included in a securitization trust, the party designated under the related pooling and servicing agreement will be entitled to exercise the rights of the Control Note holder.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an entity:

(i)                  that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been a special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the

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operating advisor in its capacity as the special servicer or operating advisor, as applicable, as the sole or a material factor in such rating action;

(ii)               that can and will make the representations and warranties of the operating advisor set forth in the PSA;

(iii)            that is not (and is not affiliated (including Risk Retention Affiliated) with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a mortgage loan seller, a Borrower Party, the Directing Certificateholder, the Retaining Parties, a Successor Third-Party Purchaser, the Risk Retention Consultation Party or a depositor, a trustee, a certificate administrator, the master servicer or the special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates (including Risk Retention Affiliates);

(iv)             that has not been paid by the special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer;

(v)                that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and

(vi)             that does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any Mortgage Loan, any Companion Loan or securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as operating advisor and asset representations reviewer (to the extent it also acts as the asset representations reviewer).

“Risk Retention Affiliate” or “Risk Retention Affiliated” means “affiliate of” or “affiliated with”, as such terms are defined in Regulation RR.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled as “Privileged Information” received from the special servicer or the Directing Certificateholder or the Risk Retention Consultation Party in connection with the Directing Certificateholder’s or the Risk Retention Consultation Party’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Certificateholder or the Risk Retention Consultation Party and a special servicer related to any Specially Serviced Loan (in each case, other than with respect to an Excluded Loan as to such party) or the exercise of the Directing Certificateholder’s consent or consultation rights or the Risk Retention Consultation Party’s consultation rights under the PSA, (ii) any strategically sensitive information (including, without limitation,

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information contained within an Asset Status Report or Final Asset Status Report) that the special servicer has reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party that is labeled or otherwise identified as Privileged Information by such special servicer and (iii) information subject to attorney-client privilege.

The operating advisor is required to keep all such labeled Privileged Information confidential and may not disclose such labeled Privileged Information to any person (including Certificateholders other than the Directing Certificateholder and the Risk Retention Consultation Party), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information (2) pursuant to a Privileged Information Exception or (3) where necessary to support specific findings or conclusions concerning allegations of deviations from the Servicing Standard or the special servicer’s obligations under the PSA (i) in the Operating Advisor Annual Report or (ii) in connection with a recommendation by the operating advisor to replace the special servicer. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer and, unless a Control Termination Event has occurred, the Directing Certificateholder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and other than any Excluded Loan as to such party) other than pursuant to a Privileged Information Exception.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is required by law, rule, regulation, order, judgment or decree to disclose such information.

Neither the operating advisor nor any of its affiliates may make any investment in any class of certificates; provided, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the operating advisor or (ii) investments by an affiliate of the operating advisor if the operating advisor and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the operating advisor under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the operating advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Operating Advisor’s Duties

The operating advisor may delegate its duties to agents or subcontractors in accordance with the PSA to the extent such agents or subcontractors satisfy clauses (iii), (iv) and (vi) of the definition of “Eligible Operating Advisor”; however, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same

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terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)       any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure which is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)       any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(c)       any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(d)       a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, was entered against the operating advisor, and such decree or order remained in force undischarged or unstayed for a period of 60 days;

(e)       the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)       the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

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Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of Certificateholders representing at least 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates), the trustee will be required to, promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the trustee is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicer, the master servicer, the certificate administrator, the depositor, the Directing Certificateholder (for so long as no Consultation Termination Event has occurred and is continuing), the Risk Retention Consultation Party, any Companion Holder, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event may waive such Operating Advisor Termination Event within 20 days of the receipt of notice from the trustee of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

After the occurrence and during the continuance of a Consultation Termination Event, the operating advisor may be removed upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the operating advisor with a replacement operating advisor that is an Eligible Operating Advisor selected by such Certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with

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administering such vote and (iii) receipt by the trustee of the Rating Agency Confirmation with respect to such removal.

The certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard.

Upon the vote or written direction of holders of at least 75% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable), the trustee will immediately replace the operating advisor with the replacement operating advisor.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the asset representations reviewer, the Directing Certificateholder and the Risk Retention Consultation Party, if applicable, if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor and receipt by the trustee of a Rating Agency Confirmation from each Rating Agency. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. No such resignation will become effective until the replacement operating advisor has assumed the resigning operating advisor’s responsibilities and obligations. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® delinquent loan status report and/or the CREFC® loan periodic update file delivered by the master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset

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Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide notice to the asset representations reviewer and to provide notice to all Certificateholders by posting a notice of its determination on its internet website and by mailing such notice to the Certificateholders’ addresses appearing in the certificate register. On each Distribution Date after providing such notice to the Certificateholders, the certificate administrator, based on information provided to it by the master servicer or the special servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver such information in a written notice (which may be via email) within 2 business days to the master servicer, the special servicer, the operating advisor and the asset representations reviewer.

An “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2)(A) prior to and including the second (2nd) anniversary of the Closing Date, at least ten (10) Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans) held by the issuing entity as of the end of the applicable Collection Period, or (B) after the second (2nd) anniversary of the Closing Date, at least fifteen (15) Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. In general, upon a Delinquent Loan becoming a Specially Serviced Loan, as part of the special servicer’s initial investigation into the circumstances that caused the Mortgage Loan to become delinquent and be transferred to the special servicer, the special servicer will typically conduct a review of the Delinquent Loan for possible breaches of representations and warranties. Given that the special servicer will commonly have already conducted such a review and discussed any findings with the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) prior to the occurrence of an Asset Review Trigger, to avoid additional fees, costs and expenses to the issuing entity, we set the Delinquent Loan percentage based on an outstanding principal balance in clause (1) of the definition of Asset Review Trigger to exceed a delinquency rate that would result in estimated losses that exceed the subordination provided by the Control Eligible Certificates. For purpose of this calculation, we assumed an average loss severity of 40%, however, we cannot assure you that any actual loss severity will equal that assumed percentage. On the other hand, a significant number of Delinquent Loans by loan count, but representing a smaller percentage of the aggregate outstanding principal balance of the Mortgage Loans than the percentage set forth in clause (1) of the definition of Asset Review Trigger, could also indicate an issue with

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the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have an alternative test as set forth in clause (2) of the definition of Asset Review Trigger, namely to have the Asset Review Trigger be met if Mortgage Loans representing 15 of the Mortgage Loans (by loan count) are Delinquent Loans so long as those Mortgage Loans represent at least 20% of the aggregate outstanding principal balance of the Mortgage Loans. With respect to prior pools of commercial mortgage loans for which Wells Fargo Bank (or its predecessors) was sponsor in a public offering of CMBS with a securitization closing date on or after January 1, 2015, the highest percentage of loans (by outstanding principal balance) that were delinquent at least 60 days at the end of any reporting period between April 2020 and March 2025 was 30.2%.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

Asset Review Vote

If Certificateholders evidencing not less than 5.0% of the Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will be required to promptly provide written notice of such direction to all Certificateholders (with a copy to the asset representations reviewer), and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review by Certificateholders evidencing at least (i) a majority of those Certificateholders who cast votes and (ii) a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will be required to promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Directing Certificateholder, the Risk Retention Consultation Party and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until, as applicable, (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Voting Rights represented by all certificates that have Voting Rights.

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Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v) for all Mortgage Loans), the master servicer (with respect to clauses (vi) and (vii) for Non-Specially Serviced Loans) and the special servicer (with respect to clauses (vi) and (vii) for Specially Serviced Loans), in each case to the extent in such party’s possession, will be required to promptly, but in no event later than within 10 business days, provide the following materials in electronic format to the asset representations reviewer (collectively, with the Diligence Files posted to the secure data room by the certificate administrator, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials”):

(i)                  a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)               a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)            a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)             a copy of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)                a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review;

(vi)             a copy of any notice previously delivered by the master servicer or special servicer, as applicable, of any alleged defect or breach with respect to any Delinquent Loan; and

(vii)          copies of any other related documents that were entered into or delivered in connection with the origination of such Mortgage Loan that the asset representations reviewer has determined are necessary in connection with its completion of any Asset Review and that are requested by the asset representations reviewer, in the time frames and as otherwise described below.

In the event that, as part of an Asset Review of a Mortgage Loan, the asset representations reviewer determines that it is missing any document that is required to be part of the Review Materials for such Mortgage Loan and that is necessary in connection with its completion of the Asset Review, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the master servicer (with respect to Non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), as applicable, of such missing document(s), and request such master servicer or special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of notification from the asset representations

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reviewer, deliver to the asset representations reviewer such missing document(s) to the extent in its possession. In the event any missing documents are not provided by the master servicer or special servicer, as applicable, within such 10 business day period, the asset representations reviewer will be required to request such documents from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents only to the extent such documents are in the possession of such party but in any event excluding any documents that contain information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications (and, if such documents are not in its possession, solely with respect to any Mortgage Loan sold by such mortgage loan seller that is a Non-Serviced Mortgage Loan, the mortgage loan seller will be required to make a request under the applicable Non-Serviced PSA for any such documents that are not in its possession). In the event any missing documents with respect to a Non-Serviced Mortgage Loan are not provided by the mortgage loan seller, the asset representations reviewer will request such documents from the parties to the related Non-Serviced PSA, to the extent that the asset representations reviewer is entitled to request such documents under such Non-Serviced PSA.

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence Files posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the applicable mortgage loan seller with respect to such Delinquent Loan; provided, that the asset representations reviewer may, but is under no obligation to, modify any Test and/or associated Review Materials if, and only to the extent, the asset representations reviewer determines pursuant to the Asset Review Standard that it is necessary to modify such Test and/or such associated Review Materials in order to facilitate its Asset Review in accordance with the Asset Review Standard. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

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No Certificateholder will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

The asset representations reviewer must prepare a preliminary report with respect to each delinquent loan within 56 days after the date on which access to the secure data room is provided by the certificate administrator. In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the master servicer (with respect to Non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), to the extent in the possession of the master servicer or special servicer, as applicable, or from the related mortgage loan seller within 10 business days following the request by the asset representations reviewer to the master servicer, the special servicer or the related mortgage loan seller, as the case may be, as described above, the asset representations reviewer will list such missing documents in a preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will be required to provide such preliminary report to the master servicer (with respect to Non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), and the related mortgage loan seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents or explanations to support the related mortgage loan seller’s claim that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be sent by the related mortgage loan seller to the asset representations reviewer. For the avoidance of doubt, the asset representations reviewer will not be required to prepare a preliminary report in the event the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan.

The asset representations reviewer will be required, within 60 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator or within 10 days after the expiration of the Cure/Contest Period (whichever is later), to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA, the related mortgage loan seller for each Delinquent Loan and the Directing Certificateholder, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee, the special servicer and the certificate administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations

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reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller (or Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC, or Greystone Select Company II LLC, as guarantor of the repurchase and substitution obligations of Greystone Commercial Mortgage Capital LLC), which, in each such case, will be the responsibility of the Enforcing Servicer. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from the master servicer (with respect to Non-Specially Serviced Loans), the special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which the Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicer, the special servicer, the trustee, the operating advisor, the certificate administrator and the Directing Certificateholder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an entity that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of Morningstar DBRS, Fitch, Kroll Bond Rating Agency, LLC (“KBRA”), Moody’s or S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”) and that has not been a special servicer, operating advisor or asset representations reviewer on a transaction for which Morningstar DBRS, Fitch, KBRA, Moody’s or S&P has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with such special servicer, operating advisor or asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated (including Risk Retention Affiliated) with) any sponsor, any mortgage loan seller, any originator, the master servicer, the special servicer, the Successor Third-Party Purchaser (if any), the depositor, the certificate administrator, the trustee, the Directing Certificateholder, the Risk Retention Consultation Party or any of their respective affiliates (including Risk Retention Affiliates), (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect

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to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, any party to the PSA, the Directing Certificateholder, the Risk Retention Consultation Party, a Successor Third-Party Purchaser, or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information appropriately labeled as “Privileged Information” received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer other than pursuant to a Privileged Information Exception.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any

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judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)                  any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates having greater than 25% of the Voting Rights; provided that with respect to any such failure that is not curable within such 30-day period, the asset representations reviewer will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(ii)               any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)            any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)             a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)                the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)             the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders (which is required to be simultaneously delivered to the asset representations reviewer) electronically by posting such notice on its internet website and by mail, unless the certificate administrator has

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received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the asset representations reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA. In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be, an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and

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accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

Replacement of Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement, the special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, at any time and without cause, by the Directing Certificateholder so long as, among other things, the Directing Certificateholder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees and out-of-pocket expenses of any such termination incurred by the Directing Certificateholder without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class.

After the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such certificates) of the Principal Balance Certificates requesting a vote to replace the special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any rating agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote) and confirmation from the applicable rating agencies that the contemplated appointment or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities, the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the trustee will be required to terminate all of the rights and obligations of the special servicer under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which

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survive such termination. The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or asset representations reviewer described above, the holders of certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates on an aggregate basis.

Notwithstanding the foregoing, if the special servicer obtains knowledge that it has become a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), such special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. At any time after the occurrence and during the continuance of a Control Termination Event, or if the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder or if the holder of the majority of the Controlling Class or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not select a replacement special servicer within 30 days of notice of resignation (provided that the conditions required to be satisfied for the appointment of the replacement special servicer to be effective are not required to be completed within such 30 day period but in any event are to be completed within 120 days), the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer. It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any applicable depositor and certificate administrator of any other securitization, if applicable, that contains a Serviced Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If at any time the special servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Loan (including, without limitation, as a result of the related Mortgaged Property becoming REO Property), (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the special servicer will be entitled to all special servicing compensation with respect to such Mortgage

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Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan (provided that the special servicer will remain entitled to all other special servicing compensation with respect to all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to the special servicer in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer, (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi) currently has a special servicer rating of at least “CSS3” from Fitch, (vii) has a then current ranking by Morningstar DBRS equal to or higher than “MOR CS3” as a special servicer, and (viii) is currently acting as a special servicer in a commercial mortgage-backed securities transaction rated by Moody’s on a transaction-level basis (as to which a commercial mortgage-backed securities transaction there are outstanding commercial mortgage-backed securities rated by Moody’s) and has not been publicly cited by Moody’s as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a rating downgrade or withdrawal of securities in a transaction serviced by the applicable servicer prior to the time of determination).

Replacement of Special Servicer After Operating Advisor Recommendation and Certificateholder Vote

If the operating advisor determines, in its sole discretion exercised in good faith, that (i) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (ii) the replacement of such special servicer would be in the best interests of the Certificateholders as a collective whole, the operating advisor will have the right to recommend the replacement of such special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the special servicer, a written report detailing the reasons supporting its recommendation (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder of the recommendation and post it on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation. Approval by the Certificateholders of such Qualified Replacement Special Servicer will not preclude the Directing Certificateholder from appointing a replacement, so long as such replacement is a Qualified Replacement Special Servicer and is not the originally replaced special servicer or its affiliate.

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The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of Certificates representing a majority of the aggregate outstanding Certificate Balance of all Principal Balance Certificates whose holders voted on the matter, provided that the holders of Principal Balance Certificates that so voted on the matter (i) hold Principal Balance Certificates representing at least 20% of the outstanding Certificate Balance of all Principal Balance Certificates on an aggregate basis and (ii) consist of at least three Certificateholders or Certificate Owners that are not Risk Retention Affiliated with each other.

In the event the holders of Principal Balance Certificates, evidencing at least a majority of a quorum of Certificateholders, elect to remove and replace the special servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the operating advisor’s recommendation to replace the special servicer to the certificate administrator’s website), the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time, and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of the special servicer under the PSA and to appoint the successor special servicer approved by the holders of Certificates evidencing at least a majority of a quorum of Certificateholders, provided such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense. In any case, the trustee will be required to notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

In the event the special servicer is terminated as a result of the recommendation of the operating advisor described in this “—Replacement of Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”, the Directing Certificateholder may not subsequently reappoint as special servicer such terminated special servicer or any affiliate of such terminated special servicer.

No appointment of the special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the special servicer.

With respect to any Non-Serviced Whole Loans, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Directing Certificateholder (and not by the Directing Certificateholder for this transaction) to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

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Termination of the Master Servicer or Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to the master servicer or special servicer, as the case may be, will include, without limitation:

(a)       (i) any failure by such master servicer to make any deposit required to be made by such master servicer to the Collection Account or remit to the companion paying agent for deposit into the Companion Distribution Account on the day and by the time such deposit or remittance is first required to be made, which failure is not remedied within one business day, or (ii) any failure by such master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)       any failure by the special servicer to deposit into the applicable REO Account within one business day after the day such deposit is required to be made, or to remit to the master servicer for deposit in the Collection Account, or any other account required under the PSA, any amount required to be so deposited or remitted by such special servicer pursuant to, and at the time specified by, the PSA;

(c)       any failure on the part of such master servicer or special servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, 5 business days in the case of such master servicer’s or special servicer’s obligations, as the case may be, under the PSA in respect of Exchange Act reporting items (after any applicable grace periods), (ii) 15 days in the case of such master servicer’s failure to make a Servicing Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given (A) to such master servicer or special servicer, as the case may be, by any other party to the PSA, or (B) to such master servicer or special servicer, as the case may be, with a copy to each other party to the related PSA, by Certificateholders evidencing not less than 25% of all Voting Rights or, with respect to a Serviced Whole Loan if affected by that failure, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that failure is capable of being cured and such master servicer or special servicer, as the case may be, is diligently pursuing that cure, such period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)       any breach on the part of such master servicer or special servicer, as the case may be, of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Pari Passu Companion Loan and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to such master servicer or special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the master servicer, the special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders evidencing not less than 25% of Voting Rights or, with respect to a Serviced Whole Loan affected by such breach, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that breach is capable of being cured and such master servicer or special servicer, as the

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case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)       certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or special servicer, and certain actions by or on behalf of such master servicer or special servicer indicating its insolvency or inability to pay its obligations;

(f)       Moody’s (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates or Serviced Pari Passu Companion Loan Securities, as applicable, or (ii) placed one or more classes of certificates or Serviced Pari Passu Companion Loan Securities, as applicable, on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) or (ii), (A) such rating action has not been withdrawn by Moody’s (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) within 60 days of such rating action) and (B) such Rating Agency (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) has publicly cited servicing concerns with such master servicer or special servicer, as the case may be, as the sole or a material factor in such rating action; or

(g)       such master servicer or such special servicer, as applicable, has failed to maintain a rating by Morningstar DBRS equal to or higher than “MOR CS3” as a master servicer or a special servicer, as applicable, and such rating is not reinstated within 60 days of such event or (b) if such master servicer or such special servicer, as applicable, has not been ranked by Morningstar DBRS on or after the Closing Date, and Morningstar DBRS has qualified, downgraded or withdrawn the then-current rating or ratings of one or more Classes of Certificates in this securitization or placed one or more Classes of Certificates in this securitization on “watch status” in contemplation of a rating downgrade or withdrawal, publicly citing servicing concerns with such master servicer or such special servicer, as applicable, as the sole or material factor in such rating action (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by Morningstar DBRS within 60 days of such event); or

(g)       such master servicer or such special servicer, as the case may be, is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting.

“Serviced Pari Passu Companion Loan Securities” means, for so long as the related Mortgage Loan or any successor REO Loan is part of the Mortgage Pool, any class of securities issued by another securitization and backed by a Serviced Pari Passu Companion Loan.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to the master servicer or special servicer under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of Certificateholders entitled to 25% or more of the Voting Rights or, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder (solely

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with respect to the special servicer and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or special servicer, as the case may be (other than certain rights in respect of indemnification and certain items of servicing compensation), under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written request of Certificateholders entitled to a majority of the Voting Rights, or, for so long as no Control Termination Event has occurred and is continuing and other than in respect of an applicable Excluded Loan, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation (or deemed confirmation) from the Companion Loan Rating Agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of related Serviced Pari Passu Companion Loan Securities, and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, that has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section above, if a Servicer Termination Event on the part of the special servicer remains unremedied and affects the holder of a Serviced Companion Loan, and such special servicer has not otherwise been terminated, the holder of such Serviced Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing certificateholder (or similar entity)) will be entitled to direct the trustee to terminate such special servicer solely with respect to the related Serviced Whole Loan. The appointment (or replacement) of such special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. A replacement special servicer will be selected by the trustee or, prior to the occurrence and continuance of a Control Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the special servicer with respect to a Serviced Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Companion Loan, without the prior written consent of such holder of the related Serviced Companion Loan.

Notwithstanding anything to the contrary contained in the section above, if a servicer termination event on the part of a Non-Serviced Special Servicer remains unremedied and affects the issuing entity, and such Non-Serviced Special Servicer has not otherwise been terminated, the trustee, acting at the direction of the Directing Certificateholder (subject to the related Intercreditor Agreement as described under “Description of the Mortgage Pool—The Whole Loans”), will generally be entitled to direct the related Non-Serviced Trustee to terminate such Non-Serviced Special Servicer, as applicable, solely with respect to the related Non-Serviced Whole Loan(s), and a successor will be appointed in accordance with the related Non-Serviced PSA.

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In addition, notwithstanding anything to the contrary contained in the section described above, if the master servicer receives notice of termination solely due to a Servicer Termination Event described in clause (f), (g) or (h) under “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, and prior to being replaced as described in the third preceding paragraph, the master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of the master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation and the Companion Loan Rating Agencies have provided a confirmation (or deemed confirmation) that such sale will not result in the downgrade, withdrawal or qualification of the then-current ratings assigned to any Serviced Pari Passu Companion Loan Securities. The termination of the master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the master servicer, such master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the master servicer affects a Serviced Pari Passu Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, and if such master servicer is not otherwise terminated, or (2) if any Servicer Termination Event on the part of the master servicer affects only a Serviced Pari Passu Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, then such master servicer may not be terminated by or at the direction of the related holder of such Serviced Pari Passu Companion Loan or the holders of any Serviced Pari Passu Companion Loan Securities, but upon the written direction of the related holder of such Serviced Pari Passu Companion Loan, the master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

Further, if replaced as a result of a Servicer Termination Event, the master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

Waiver of Servicer Termination Event

The Certificateholders representing at least 66-2/3% of the Voting Rights allocated to certificates affected by any Servicer Termination Event may waive such Servicer Termination Event; provided, however, that a Servicer Termination Event under clause (a), (b), (f), (g) or (h) of the definition of “Servicer Termination Event” may be waived only with the consent of all of the Certificateholders of the affected classes and a Servicer Termination Event under clause (c) of the definition of “Servicer Termination Event” relating to Exchange Act reporting may be waived only with the consent of the depositor. Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of a Servicer Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement actions taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

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Resignation of the Master Servicer or Special Servicer

The PSA permits the master servicer and the special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor (which may be appointed by the resigning master servicer or special servicer, as applicable) and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to the special servicer only, for so long as no Control Termination Event has occurred and is continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to the master servicer or the special servicer, as the case may be, under applicable law. In the event that the master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law, the trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation (or deemed confirmation) from the Companion Loan Rating Agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of related Serviced Pari Passu Companion Loan Securities, and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, which has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all reasonable out-of-pocket costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, in no event will the master servicer or the special servicer have the right to appoint any successor master servicer or special servicer if such master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to the master servicer or special servicer.

Resignation of Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation

Under the Credit Risk Retention Rules, (i) any Successor Third-Party Purchaser is prohibited from being Risk Retention Affiliated with, among other persons, the master servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer, any sponsor and any originator of 10% or more of the Mortgage Pool, and (ii) the operating advisor is prohibited from being Risk Retention Affiliated with any Successor Third-Party Purchaser, any sponsor and any other party to the PSA.  Under the Securities Act, the Asset Representations Reviewer is also prohibited from being affiliated with any sponsor, the depositor, the master servicer, the special servicer, the

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certificate administrator, the trustee or any affiliate of the foregoing.  As long as the applicable prohibition under the Credit Risk Retention Rules or the Securities Act exists, upon the occurrence of (i) a servicing officer of the master servicer or a responsible officer of the certificate administrator or the trustee, as applicable, obtaining actual knowledge that such master servicer, the certificate administrator or the trustee, as applicable, is or has become a Risk Retention Affiliate of any Successor Third-Party Purchaser (in such case, an “Impermissible TPP Affiliate”), (ii) the master servicer, the certificate administrator or the trustee receiving written notice from any other party to the PSA, any Successor Third-Party Purchaser, any sponsor or any underwriter or initial purchaser that such master servicer, certificate administrator or the trustee, as applicable, is or has become an Impermissible TPP Affiliate, (iii) an officer or manager of the operating advisor that is responsible for performing the duties of the operating advisor obtaining actual knowledge that it is or has become a Risk Retention Affiliate of a Successor Third-Party Purchaser, any sponsor or any party to the PSA other than itself or the asset representations reviewer (an “Impermissible Operating Advisor Affiliate”) or (iv) an officer or manager of the asset representations reviewer that is responsible for performing the duties of the asset representations reviewer obtaining actual knowledge that it is or has become a Risk Retention Affiliate of any Successor Third-Party Purchaser or an affiliate of any sponsor, any party to the PSA other than itself or the operating advisor or any affiliate of the foregoing (an “Impermissible Asset Representations Reviewer Affiliate”; and any of an Impermissible TPP Affiliate, an Impermissible Operating Advisor Affiliate and an Impermissible Asset Representations Reviewer Affiliate being an “Impermissible Affiliate”), such Impermissible Affiliate is required to promptly notify the Retaining Sponsor and the other parties to the PSA and resign in accordance with the terms of the PSA.  The resigning Impermissible Affiliate will be required to bear all reasonable out-of-pocket costs and expenses of each other party to the PSA, the issuing entity and each Rating Agency in connection with such resignation as and to the extent required under the PSA; provided, that if the affiliation causing an Impermissible Affiliate is the result of any Successor Third-Party Purchaser acquiring an interest in such Impermissible Affiliate or an affiliate of such Impermissible Affiliate, then such costs and expenses will be an expense of the issuing entity.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicer (including in any capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of the related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicer (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. For the purposes of indemnification of the master servicer or special servicer and limitation of liability, such master servicer or special servicer will be deemed not to have engaged in willful misconduct or committed bad faith or negligence in the performance of its respective obligations and duties under the PSA or acted in negligent disregard of such obligations and duties if such master servicer or special servicer, as applicable, fails to follow the terms of the Mortgage Loan documents because such master servicer or special servicer, as applicable, in accordance with the Servicing Standard, determines that compliance with any Mortgage Loan documents would or potentially would cause any Trust REMIC to fail to qualify as a

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REMIC or cause a tax to be imposed on the trust or any Trust REMIC under the relevant provisions of the Code (for which determination, the master servicer and the special servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as an additional trust fund expense). The PSA will also provide that the master servicer (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses (including reasonable attorneys’ fees and expenses and expenses relating to the enforcement of such indemnity) incurred in connection with any actual or threatened legal or administrative action or claim that relates to the PSA, the Mortgage Loans, any related Serviced Companion Loan, the issuing entity or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense specifically required to be borne by such party pursuant to the terms the PSA, incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

The PSA will also provide that any related master servicer, depositor, special servicer, operating advisor (or the equivalent), asset representations reviewer, certificate administrator or trustee under any Non-Serviced PSA with respect to a Non-Serviced Mortgage Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them, and the Non-Serviced Securitization Trust (with respect to any Non-Serviced Mortgage Loan to the extent provided under the related Intercreditor Agreement) will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share (subject to the applicable Intercreditor Agreement) of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses (including reasonable attorneys’ fees and expenses and expenses relating to the enforcement of such indemnity) incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related Mortgaged Property (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of such Non-Serviced PSA).

In addition, the PSA will provide that none of the master servicer (including in any capacity as the paying agent for any Companion Loan), the special servicer, the depositor, operating advisor or asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not recoverable from the issuing entity. However, the master servicer, the special servicer, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to

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undertake any action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders and the holders of the related Serviced Companion Loan (as a collective whole), taking into account the pari passu nature of such Serviced Pari Passu Companion Loan) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a Mortgage Loan or Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, proceeding, hearing or examination and any liability resulting therefrom, will be expenses, costs and liabilities of the issuing entity, and the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the Collection Account for the expenses.

Pursuant to the PSA, the master servicer and the special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent with a qualified insurer that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, the master servicer and special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which the master servicer, the special servicer, the depositor, operating advisor, or asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of such master servicer, such special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA, subject to certain conditions set forth in the PSA. The master servicer, the special servicer, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by the depositor of any of the certificates issued to it or of the proceeds of such certificates, or for the use or application of any funds paid to the depositor in respect of the assignment of the Mortgage Loans to the issuing entity, or any funds deposited in or withdrawn from any Collection Account or any other account by or on behalf of the depositor, the master servicer, the special servicer or, in the case of the trustee, the certificate administrator. The PSA provides that no provision of such agreement will be

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construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Account or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses and expenses relating to the enforcement of such indemnity) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

The rights and protections afforded to the trustee and the certificate administrator as set forth above and under the PSA will also apply in addition to each other capacity in which it serves under the PSA.

With respect to any indemnification provisions in the PSA providing that the trust or a party thereto is required to indemnify another party to the PSA for costs, fees and expenses, such costs, fees and expenses are intended to include costs (including, but not limited to, reasonable attorney’s fees and expenses) of the enforcement of such indemnity.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event any party to the PSA receives a request or demand from a Requesting Certificateholder to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the master servicer and special servicer, and

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such master servicer or special servicer, as applicable, will be required to promptly forward it to the related mortgage loan seller. The Enforcing Servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in accordance with the Servicing Standard.

Within 30 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the special servicer will be required to determine whether at that time, based on the Servicing Standard, there exists a Material Defect with respect to such Mortgage Loan. If the special servicer determines that a Material Defect exists, it will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by the master servicer or special servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Certificateholder. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the master servicer and the special servicer. The Enforcing Servicer will then be required to promptly forward it to the applicable mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the Enforcing Servicer will be the Enforcing Party with respect to the Certificateholder Repurchase Request.

The “Enforcing Servicer” will be the special servicer.

An “Enforcing Party” is the person obligated to or that elects pursuant to the terms of the PSA to enforce the rights of the issuing entity against the related mortgage loan seller with respect to a Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor (solely in its capacity as operating

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advisor) or the Directing Certificateholder identifies a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA and the Directing Certificateholder and the applicable mortgage loan seller, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”). The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to the PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to the PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below under “—Resolution of a Repurchase Request” will apply. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related mortgage loan seller. A Resolved Repurchase Request will not preclude the master servicer (in the case of Non-Specially Serviced Loans) or the special servicer (in the case of Specially Serviced Loans) from exercising any of their respective rights related to a Material Defect in the manner and timing otherwise set forth in the PSA, in the related MLPA or as provided by law. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller has made a Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Resolution of a Repurchase Request

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder, a party to the PSA or the Directing Certificateholder), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator. The certificate administrator will be required to make the Proposed Course of Action Notice available to all other Certificateholders and Certificate Owners (by posting such notice on the certificate administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (a “Proposed Course of Action”). The Proposed Course of Action Notice will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within 30 days after the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that in the event any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer (either as the Enforcing Party or as the Enforcing Servicer in circumstances where a Certificateholder is acting as the Enforcing Party) will be compelled to follow the course of action agreed to and/or proposed by the majority of Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, (c) a statement that responding

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Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and (e) instructions for responding Certificateholders to send their responses to the Enforcing Servicer and the certificate administrator. The certificate administrator will be required to within three (3) business days after the expiration of the 30-day response period, tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received that clearly indicate agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the related Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer questions from Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating Certificateholder responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the responses of the responding Certificateholders and whether that amount constitutes a majority. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days from the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation or arbitration. In the event any Certificateholder or Certificate Owner entitled to do so delivers a Preliminary Dispute Resolution Election Notice, and the Enforcing Servicer has also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action, such responses will be considered Preliminary Dispute Resolution Election Notices supporting the Proposed Course of Action.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner entitled to do so delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner otherwise entitled to do so will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to determine a course of action, including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (each of clauses (i) and (ii), a

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“Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be appropriate relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including, but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there are more than one Requesting Certificateholder that timely deliver a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration. If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party at the time when the Proposed Course of Action Notice was posted on the certificate administrator’s website and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

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In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller as further described below. For the avoidance of doubt, none of the depositor, the mortgage loan seller with respect to the subject mortgage loan or any of their respective affiliates will be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder.

The Requesting Certificateholder is entitled to elect either mediation or arbitration in its sole discretion; however, the Requesting Certificateholder may not elect to then utilize the alternative method in the event that the initial method is unsuccessful.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller within 60 days of written notice of the Enforcing Party’s selection of mediation or arbitration, as applicable. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, commercial real estate finance or commercial mortgage-backed securitization matters.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Certificateholder (provided that no Consultation Termination Event has occurred and is continuing), and in accordance with the Servicing Standard. All amounts recovered by the

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Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, that the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or participation in such mediation or arbitration affect in any manner the ability of the special servicer to perform its obligations with respect to a Specially Serviced Loan (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted payoff or deed-in-lieu of foreclosure, or bankruptcy or other litigation) or the exercise of any rights of a Directing Certificateholder.

Any expenses required to be borne by or allocated to the Enforcing Servicer in mediation or arbitration or related responsibilities under the PSA will be reimbursable as additional trust fund expenses.

Servicing of the Servicing Shift Mortgage Loans

Each Servicing Shift Mortgage Loan will be serviced pursuant to the PSA until the related Servicing Shift Securitization Date, from and after which such Servicing Shift Mortgage Loan and any related REO Property will be serviced under the pooling and servicing agreement entered into in connection with the securitization of the related Control Note. In particular, with respect to each Servicing Shift Mortgage Loan:

●	Following the related Servicing Shift Securitization Date, the Non-Serviced Master Servicer under the related Non-Serviced PSA will be required to remit collections on such Servicing Shift Mortgage Loan to or on behalf of the Trust.
●	Following the related Servicing Shift Securitization Date, the master servicer, the special servicer and the trustee under the PSA will have no obligation or authority to make servicing advances with respect to such Servicing Shift Whole Loan.
●	Until the related Servicing Shift Securitization Date, the master servicer’s compensation in respect of such Servicing Shift Mortgage Loan will include the related master servicing fee and primary servicing fee accrued and payable with respect to such Servicing Shift Mortgage Loan. From and after the related Servicing Shift Securitization Date, the primary servicing fee on such Servicing Shift Mortgage Loan will accrue and be payable to the master servicer under the related Non-Serviced PSA instead.
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●	Following the related Servicing Shift Securitization Date, the master servicer and/or trustee under the related Non-Serviced PSA will be obligated to make servicing advances with respect to the related Servicing Shift Whole Loan. If such master servicer or the trustee, as applicable, under such Non-Serviced PSA, determines that a servicing advance it made with respect to such Servicing Shift Whole Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed with interest first from collections on, and proceeds of, the promissory notes comprising the related Servicing Shift Whole Loan, on a pro rata basis (based on each such promissory note’s outstanding principal balance), and then from general collections on all the Mortgage Loans included in the Trust and from general collections of the trust established under the related Non-Serviced PSA and any other securitization trust that includes a related Companion Loan on a pro rata basis (based on the outstanding principal balance of each promissory note representing such Servicing Shift Whole Loan).
●	The master servicer and special servicer under the related Non-Serviced PSA must satisfy customary servicer rating criteria and must be subject to servicer termination events, in each case that are expected to be materially similar in all material respects to or materially consistent with those in the PSA.
●	The related Non-Serviced PSA will provide for a primary servicing fee, liquidation fee, special servicing fee and workout fee with respect to the related Servicing Shift Mortgage Loan that are calculated in a manner similar in all material respects to or materially consistent with the corresponding fees payable under the PSA, except that rates at which the primary servicing fee, special servicing fee, liquidation fee and workout fee accrue or are determined may not be more than 0.0025% per annum, 0.25% per annum, 1.00% and 1.00%, respectively (subject to any customary market minimum amounts and fee offsets).
●	Absent the existence of a control termination event or equivalent event under the related Non-Serviced PSA, it is expected that the directing certificateholder or equivalent party under such agreement (to the extent the related control note is included in the related securitization trust) will have the right to terminate the related special servicer thereunder, with or without cause, and appoint the successor special servicer.

The terms of and parties to any Servicing Shift PSA are not definitively known at this time. See “Risk Factors—Risks Related to Conflicts of Interest—The Servicing of Servicing Shift Whole Loans Will Shift to Other Servicers”.

Servicing of the Non-Serviced Mortgage Loans

General

Each Non-Serviced Mortgage Loan will be serviced pursuant to the related Non-Serviced PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in this prospectus.

The servicing terms of each such Non-Serviced PSA expected to be in effect as of the Closing Date as it relates to the servicing of the related Non-Serviced Whole Loan will be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects. For example:

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●	Each Non-Serviced Master Servicer and Non-Serviced Special Servicer will be required to service the related Non-Serviced Mortgage Loan pursuant to a servicing standard set forth in the related Non-Serviced PSA that is substantially similar to, but may not be identical to, the Servicing Standard.
●	Any party to the related Non-Serviced PSA that makes a property protection advance with respect to the related Non-Serviced Mortgage Loan will be entitled to reimbursement for that advance, with interest at the prime rate, in a manner substantially similar to the reimbursement of Servicing Advances under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such advance reimbursement amounts (including out of general collections on the Wells Fargo Commercial Mortgage Trust 2025-5C5 mortgage pool, if necessary); provided that, in the case of each of (x) the WHARF 2025-DC TSA for The Wharf Whole Loan and (y) the BWAY 2025-TSA for the 1535 Broadway Whole Loan, there are no mortgage loans other than the related Outside Serviced Whole Loan serviced under such Outside Servicing Agreement.
●	Pursuant to the related Non-Serviced PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the related Non-Serviced Mortgage Loan are calculated in a manner similar to the corresponding fees payable under the PSA, but may accrue at different rates, as described below.
●	The extent to which modification fees or other fee items with respect to the related Whole Loan may be applied to offset interest on advances, servicer expenses and servicing compensation will, in certain circumstances, be less than is the case under the PSA.
●	Items with respect to the related Non-Serviced Whole Loan that are the equivalent of assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and/or modification fees and that constitute additional servicing compensation under the related Non-Serviced PSA will not be payable to the master servicer or special servicer under the PSA and one or more of such items will be allocated between the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in proportions that may be different than the allocation of similar fees under the PSA between the master servicer and special servicer for this transaction.
●	The Non-Serviced Directing Certificateholder under the related Non-Serviced PSA will have rights substantially similar to the Directing Certificateholder under the PSA with respect to the servicing and administration of the related Non-Serviced Whole Loan, including consenting to the substantial equivalent of Major Decisions under such Non-Serviced PSA proposed by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer and reviewing and consenting to asset status reports prepared by such Non-Serviced Special Servicer in respect of the related Non-Serviced Whole Loan. “Major Decisions” under the related Non-Serviced PSA will differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder will be permitted to consent will correspondingly differ. The related Non-Serviced PSA also provides for the removal of the special servicer by the related Non-Serviced Directing Certificateholder under such Non-Serviced
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PSA under certain conditions that are similar to the conditions under which the Directing Certificateholder is permitted to replace the special servicer under the PSA.

●	The termination events that will result in the termination of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer are substantially similar to, but not identical to, the Servicer Termination Events under the PSA applicable to the master servicer and special servicer, as applicable.
●	Servicing transfer events under the related Non-Serviced PSA that would cause the related Non-Serviced Whole Loan to become specially serviced will be substantially similar to, but not identical to, the corresponding provisions under the PSA.
●	The servicing decisions which the related Non-Serviced Master Servicer will perform and, in certain cases, for which the related Non-Serviced Master Servicer must obtain the related Non-Serviced Directing Certificateholder’s or Non-Serviced Special Servicer’s consent differ in certain respects from those decisions that constitute Master Servicer Decisions and Major Decisions, respectively, under the PSA.
●	The related Non-Serviced Special Servicer is required to take actions with respect to the related Non-Serviced Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which actions are substantially similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties”.
●	Appraisal reduction amounts in respect of the related Non-Serviced Mortgage Loan will be calculated by the related Non-Serviced Special Servicer under the related Non-Serviced PSA in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the special servicer under the PSA in respect of Serviced Mortgage Loans.
●	The requirement of the related Non-Serviced Master Servicer to make compensating interest payments in respect of prepayment interest shortfalls related to the related Non-Serviced Mortgage Loan is similar, but not necessarily identical, to the requirement of the master servicer to make Compensating Interest Payments in respect of the Serviced Mortgage Loans under the PSA; except that, in the case of the Non-Serviced PSA for the 1535 Broadway Whole Loan, the Non-Serviced PSA does not provide for compensating interest payments.
●	The servicing provisions under the related Non-Serviced PSA relating to performing inspections and collecting operating information are substantially similar but not necessarily identical to those of the PSA.
●	While the special servicer under the PSA and the Non-Serviced Special Servicer under the related Non-Serviced PSA must resign as special servicer with respect to a mortgage loan if it becomes affiliated with the related borrower under such mortgage loan, the particular types of affiliations that trigger such resignation obligation, as well as the parties that are entitled to appoint a successor special servicer, may differ as between the PSA and the related Non-Serviced PSA.
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●	The parties to the related Non-Serviced PSA (and their related directors, officers and other agents) will be entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the servicing of the related Non-Serviced Whole Loan under such Non-Serviced PSA to the same extent that parties to the PSA performing similar functions (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with their obligations under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such indemnification amounts (including out of general collections on the Wells Fargo Commercial Mortgage Trust 2025-5C5 mortgage pool, if necessary).
●	The matters as to which notice or rating agency confirmation with respect to the rating agencies under the related Non-Serviced PSA are required are similar, but not identical to, similar matters with respect to the Rating Agencies under the PSA (and such agreements differ as to whether it is notice or rating agency confirmation that is required).
●	With respect to non-specially serviced mortgage loans, the related Non-Serviced PSA may differ with respect to whether the related Non-Serviced Master Servicer or related Non-Serviced Special Servicer will be responsible for conducting or managing certain litigation related to such mortgage loans.
●	Each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will be liable in accordance with the related Non-Serviced PSA only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will not be liable for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related Non-Serviced PSA or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Non-Serviced PSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Non-Serviced PSA.
●	The provisions of the related Non-Serviced PSA will also vary from the PSA with respect to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.
●	With respect to each of The Wharf Whole Loan and the 1535 Broadway Whole Loan, (i) there is no asset representations reviewer under the related Outside Servicing Agreement and (ii) there are no certificateholder-directed dispute resolution procedures similar to those described under “—Dispute Resolution Provisions” with respect to the Companion Loan(s) securitized under the related Outside Servicing Agreement.
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Prospective investors are encouraged to review the full provisions of each of the Non-Serviced PSAs, which are available by requesting copies from the underwriters.

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

Servicing of The Wharf Mortgage Loan

The Wharf Mortgage Loan is serviced pursuant to the WHARF 2025-DC TSA. The servicing terms of the WHARF 2025-DC TSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer will earn a servicing fee with respect to The Wharf Mortgage Loan that is to be calculated at 0.00010% per annum.
●	Upon The Wharf Whole Loan becoming a specially serviced loan under the WHARF 2025-DC TSA, the related Non-Serviced Special Servicer will earn a special servicing fee payable monthly with respect to The Wharf Mortgage Loan accruing at a rate equal to 0.2500% per annum, until such time as The Wharf Whole Loan is no longer specially serviced. The special servicing fee is not subject to any cap or minimum fee.
●	The related Non-Serviced Special Servicer is entitled to a workout fee equal to 0.50% of each payment of principal and interest (other than default interest) made by the related borrower after any workout of The Wharf Whole Loan. The workout fee is not subject to any cap or minimum fee.
●	The related Non-Serviced Special Servicer is entitled to a liquidation fee equal to 0.50% of net liquidation proceeds received in connection with the liquidation of The Wharf Whole Loan or the related Mortgaged Property. The liquidation fee is not subject to any cap or minimum fee.
●	Unlike the PSA, the WHARF 2025-DC TSA does not provide certain non-binding consultation rights in respect of The Wharf Mortgage Loan (if such Mortgage Loan is specially serviced) to a representative of the holders of the credit risk retention interests. Prospective investors are encouraged to review the full provisions of the WHARF 2025-DC TSA, which is available via request from the underwriters. See also “Description of the Mortgage Pool—The Whole Loans—The Wharf AB Whole Loan” in this prospectus.

See also “Description of the Mortgage Pool—The Whole Loans—The Wharf AB Whole Loan” in this prospectus.

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Servicing of the 347-363 Flushing Avenue Mortgage Loan and the 1499 Bedford Avenue Mortgage Loan

The 347-363 Flushing Avenue Mortgage Loan and the 1499 Bedford Avenue Mortgage Loan are serviced pursuant to the BMO 2025-5C11 PSA. The servicing terms of the BMO 2025-5C11 PSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreement differs in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer earns a primary servicing fee with respect to each of the 347-363 Flushing Avenue Mortgage Loan and the 1499 Bedford Avenue Mortgage Loan that is to be calculated based on a rate equal to 0.00125% per annum.
●	Upon the 347-363 Flushing Avenue Whole Loan or the 1499 Bedford Avenue Whole Loan becoming a specially serviced loan under the BMO 2025-5C11 PSA, the related Non-Serviced Special Servicer thereunder will earn a special servicing fee payable monthly with respect to such Whole Loan accruing at a rate equal to the greater of 0.25% per annum and the rate that would result in a special servicing fee of $5,000 for the related month.
●	In connection with a workout of the 347-363 Flushing Avenue Whole Loan or the 1499 Bedford Avenue Whole Loan, the related Non-Serviced Special Servicer will be entitled to a workout fee equal to 1.0% of each collection (other than penalty charges) of principal and interest (other than any amount for which a liquidation fee would be paid) made by the related borrower on such corrected Whole Loan for so long as it remains a corrected Whole Loan. Such fee is subject to a floor of $25,000 and a cap of $1,000,000 with respect to any particular workout of such Whole Loan.
●	The related Non-Serviced Special Servicer will be entitled to a liquidation fee equal to 1.0% of the related payments or proceeds received in connection with the liquidation of the related Whole Loan or related REO Property. Such fee is subject to a floor of $25,000 and a cap of $1,000,000 with respect to the 347-363 Flushing Avenue Whole Loan or the 1499 Bedford Avenue Whole Loan, as applicable.

Prospective investors are encouraged to review the full provisions of the BMO 2025-5C11 PSA, which is available by requesting a copy from the underwriters.

Servicing of the 1535 Broadway Whole Mortgage Loan

The 1535 Broadway Mortgage Loan is serviced pursuant to the BWAY 2025-1535 TSA. The servicing terms of the BWAY 2025-1535 TSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreement differs in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer earns a primary servicing fee with respect to the 1535 Broadway Mortgage Loan that is to be calculated based on a rate equal to 0.00040% per annum.
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●	Upon the 1535 Broadway Mortgage Loan becoming a specially serviced loan under the BWAY 2025-1535 TSA, the related Non-Serviced Special Servicer thereunder will earn a special servicing fee payable monthly with respect to such Whole Loan accruing at a rate equal to 0.25% per annum.
●	In connection with a workout of the 1535 Broadway Mortgage Loan, the related Non-Serviced Special Servicer will be entitled to a workout fee equal to 0.50% of each collection (other than penalty charges) of principal and interest (other than any amount for which a liquidation fee would be paid) made by the related borrower on the corrected Whole Loan for so long as it remains a corrected Whole Loan. Such fee is subject to a floor of $25,000 and a cap of $1,000,000 in the aggregate with respect to any particular workout of such Whole Loan.
●	The related Non-Serviced Special Servicer will be entitled to a liquidation fee equal to 0.50% of the related payments or proceeds received in connection with the liquidation of the 1535 Broadway Whole Loan or the related REO Property. Such fee is subject to a cap of $1,000,000 in the aggregate.

Prospective investors are encouraged to review the full provisions of the BWAY 2025-1535 TSA, which is available by requesting a copy from the underwriters. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The 1535 Broadway Whole Loan”.

Servicing of the Shaw Park Plaza Mortgage Loan

The servicing of the Shaw Park Plaza Mortgage Loan will be governed by the BMO 2025-5C11 PSA only temporarily, until the securitization of the related controlling pari passu companion loan. Prior to the securitization of the related controlling pari passu companion loan, the servicing and administration of the Shaw Park Plaza Mortgage Loan will be subject to same considerations described in “Servicing of the 347-363 Flushing Avenue Mortgage Loan and the 1499 Bedford Avenue Mortgage Loan” above. Upon the securitization of the related controlling pari passu companion loan, the servicing and administration of the related whole loan will shift to the applicable master servicer and the special servicer under the pooling and servicing agreement that governs the securitization of such companion loan and will be governed exclusively by such pooling and servicing agreement and the related Intercreditor Agreement. Neither the closing date of any such securitization nor the identity of any such master servicer or special servicer has been determined. In addition, the provisions of any such pooling and servicing agreement that governs the securitization of any such companion loan have not yet been determined. Prospective investors should be aware that they will not have any control over the identity of the master servicer or special servicer under any pooling and servicing agreement that governs the securitization of such companion loan, nor will they have any assurance as to the particular terms of any such pooling and servicing agreement except to the extent of compliance with any requirements set forth in the related Intercreditor Agreement. Moreover, the directing certificateholder for this securitization will not have any consent or consultation rights with respect to the servicing of the Shaw Park Plaza Whole Loan other than those limited consent and consultation rights as are provided in the related Intercreditor Agreement, and the holder of the related controlling pari passu companion loan or the controlling party in the related securitization of such controlling pari passu companion loan or such other party specified in the related Intercreditor Agreement is expected to have rights substantially similar to, but not necessarily identical to, those granted to the directing certificateholder in this transaction. See “Description of the Mortgage Pool—The Whole Loans”.

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Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again (which may be through direct communication). The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the master servicer or the special servicer, as the case may be, may then take such action if such master servicer or such special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the master servicer or special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) the applicable replacement master servicer or special servicer, as applicable, has a then current ranking by Morningstar DBRS equal to or higher than “MOR CS3” as a master servicer or special servicer, as applicable, if Morningstar DBRS is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the replacement master servicer) or “CSS3” (in the case of the replacement special servicer), if Fitch is the non-responding Rating Agency or (iii) the applicable replacement master servicer or special servicer has been appointed and currently serves as the master servicer or special servicer, as applicable, on a transaction-level basis on a transaction currently rated by Moody’s that currently has securities outstanding and for which Moody’s has not cited servicing concerns with respect to such replacement as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a commercial mortgage-backed securitization transaction serviced by the applicable replacement master servicer or special servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency. Promptly following the master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, such master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

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For all other matters or actions not specifically discussed above as to which a Rating Agency Confirmation is required, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” are Fitch Ratings, Inc. (“Fitch”), DBRS, Inc. (“Morningstar DBRS”) and Moody’s Investors Service, Inc. (“Moody’s”).

Any Rating Agency Confirmation requests made by the master servicer, the special servicer, the certificate administrator, or the trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The master servicer, the special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA. The operating advisor will have no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth in this prospectus.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

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To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any Serviced Pari Passu Companion Loan Securities, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

The master servicer, the special servicer (regardless of whether such special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish), to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, the master servicer, the special servicer (regardless of whether such special servicer has commenced special servicing of any Mortgage Loan), the trustee (but only if an advance was made by the trustee in the calendar year), the custodian, the certificate administrator and the operating advisor, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to the special servicer, also to the operating advisor) a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;
●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;
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●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and
●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

If the party’s Assessment of Compliance or the related Attestation Report identifies any material instance of noncompliance with the servicing criteria, such party will also be required to provide a discussion of (1) the relationship, if any, between the identified instance and the servicing of the Mortgage Loans and (2) any steps taken to remedy such identified instance to the extent related to its activities with respect to asset backed securities transactions taken as a whole involving such party and that are backed by the same asset type backing the certificates.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to each Non-Serviced Whole Loan, each of the Non-Serviced Master Servicer, the Non-Serviced Special Servicer, the Non-Serviced Trustee and the Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates, unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless (except in the case of a default by the trustee) the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA or the certificates or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee

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reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Each Certificateholder will be deemed under the PSA to have expressly covenanted with every other Certificateholder and the trustee, that no one or more Certificateholders will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of the holders of any other certificates, or to obtain or seek to obtain priority over or preference to any other Certificateholder, or to enforce any right under the PSA or the certificates, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding certificates (other than the Class R certificates) and the payment or deemed payment by such exchanging party of the Termination Purchase Amount for the Mortgage Loans and REO Properties remaining in the issuing entity, which will be deemed paid to the issuing entity and deemed distributed to the holder or holders described in clause (B) below in exchange for the then-outstanding certificates (other than the Class R certificates) (provided, that (A) the aggregate certificate balance of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C and Class D certificates is reduced to zero, (B) there is only one holder (or multiple holders acting unanimously) of the then-outstanding certificates (other than the Class R certificates) and (C) the master servicer consents to the exchange) or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder, each holder of a Serviced Companion Loan and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The “Termination Purchase Amount” will equal the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) then included in the issuing entity, (2) the appraised value of the issuing entity’s portion of all REO Properties then included in the issuing entity (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by the special servicer and approved by the master servicer and the Controlling Class and (3) if the Mortgaged Property secures a Non-Serviced Mortgage Loan and is an REO Property under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related property, as determined by the related Non-Serviced Master Servicer in accordance with clause (2) above.

The holders of the Controlling Class, the special servicer servicing the greater principal balance of the Mortgage Loans as of that time, the other special servicer, the master servicer servicing the greater principal balance of the Mortgage Loans as of that time, the other master servicer, and the holders of the Class R certificates (in that order)

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will have the right to purchase all of the assets of the issuing entity if the aggregate Stated Principal Balance of the pool of Mortgage Loans is less than 1.0% of the Initial Pool Balance. This purchase of all the Mortgage Loans and other assets in the issuing entity is required to be made at a price equal to (a) the Termination Purchase Amount, plus (b) the reasonable out-of-pocket expenses of the master servicer and the special servicer related to such purchase, unless such master servicer or such special servicer, as applicable, is the purchaser and less (c) solely in the case where the master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to such master servicer (which items will be deemed to have been paid or reimbursed to such master servicer in connection with such purchase). The voluntary exchange of certificates (other than the Class R certificates), for the remaining Mortgage Loans is not subject to the above described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in the Collection Account and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the holders of certificates or holders of any Companion Loan:

(a)       to correct any defect or ambiguity in the PSA in order to address any manifest error in any provision of the PSA;

(b)       to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in the prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c)       to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account, provided that (A) the P&I Advance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)       to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of any Trust REMIC as a REMIC under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity or any Trust REMIC; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to

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avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any Certificateholder or holder of a Companion Loan;

(e)       to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f)        to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g)       to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h)       to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicer, the trustee and, with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class and for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not cause any Trust REMIC to fail to qualify as a REMIC under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus) has been received;

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(i)         to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administrator must post such notice to its website;

(j)         to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in C.F.R. 239.45(b)(1)(ii), (iii) or (iv); or

(k)       to modify, eliminate or add to any of its provisions in the event the Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the provision related to the risk retention requirements in the event of such repeal.

The PSA may also be amended by the parties to the PSA with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans that are required to be distributed on a certificate of any class without the consent of the holder of such certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then-outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA or change any rights of any mortgage loan seller as third party beneficiary under the PSA without the consent of the related mortgage loan seller, or (5) amend the Servicing Standard without the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations or rights of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, including as a third party beneficiary, under the PSA, without the consent of such mortgage loan seller. In addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by the related Intercreditor Agreement or that otherwise materially and adversely affects the holder of a Companion Loan without the consent of the holder of the related Companion Loan.

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Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicer, the special servicer, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of the master servicer or the special servicer (except during any period when the trustee is acting as, or has become successor to, the master servicer or the special servicer, as the case may be), (ii) in the case of the trustee, an institution (A) whose long-term senior unsecured debt rating or issuer rating is at least “A2” by Moody’s or a long-term counterparty risk assessment of at least “A2(cr)” by Moody’s (provided, however, that the trustee may maintain a long-term senior unsecured debt rating or an issuer rating of at least “Baa3” by Moody’s if either (1) the master servicer or, if appointed pursuant to the PSA, the trustee’s advancing agent, maintains a long-term senior unsecured debt rating of at least “A2” by Moody’s or a long-term counterparty risk assessment of at least “A2(cr)” by Moody’s, or (2) the trustee maintains an agreement that is either (x) the agreement dated February 20, 2025, which was previously delivered to Moody’s and remains in effect, or (y) another agreement as to which Moody’s has provided a Rating Agency Confirmation, in either case, with a national banking association that maintains a long-term senior unsecured debt or an issuer rating of at least “A2” by Moody’s or a long-term counterparty risk assessment of at least “A2(cr)” by Moody’s which agreement provides for such national banking association to make Advances if the trustee, in its capacity as backup advancing party, does not do so; provided, further, that the trustee will notify Moody’s within thirty (30) days in the event there is a downgrade of such banking association’s Moody’s rating, the agreement is terminated, or any other changes that may limit the agreement), (B) whose long-term senior unsecured debt or issuer credit rating is rated at least “A” by Fitch (or short-term rating of “F1” by Fitch) (provided, however, that the trustee may maintain a rating of at least “BBB-” by Fitch as long as either (1) the master servicer or, if appointed pursuant to the PSA, the trustee’s advancing agent, has a rating on its long-term senior unsecured debt of at least “A” by Fitch or has a short-term rating of at least “F1” by Fitch, or (2) the trustee maintains an agreement that is either (x) the agreement dated February 20, 2025, which was previously delivered to Fitch and remains in effect, or (y) another agreement as to which Fitch has provided a Rating Agency Confirmation, in either case, with a national banking association with a rating of at least “A” on its long-term senior unsecured debt or issuer credit rating by Fitch or a short-term rating of “F1” by Fitch which agreement provides for such national banking association to make Advances if the trustee, in its capacity as backup advancing party, does not do so; provided, further, that the trustee will notify Fitch within thirty (30) days in the event there is a downgrade of such banking association’s Fitch rating, the agreement is terminated, or any other changes that may limit the agreement) and (C) if

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rated by Morningstar DBRS, whose long-term senior unsecured debt or issuer credit rating is at least “A” by Morningstar DBRS (provided that the trustee may maintain a long-term senior unsecured debt or issuer credit rating of “BBB(low)” by Morningstar DBRS as long as either (1) the master servicer or, if appointed pursuant to the PSA, the trustee’s advancing agent, has a long term unsecured debt rating of “A” by Morningstar DBRS, or (2) the trustee maintains an agreement that is either (x) the agreement dated February 20, 2025, which was previously delivered to Morningstar DBRS and remains in effect, or (y) another agreement as to which Morningstar DBRS has provided a Rating Agency Confirmation, in either case, with a national banking association with a rating of at least “A” on its long term senior unsecured debt or issuer credit rating by Morningstar DBRS which agreement provides for such national banking association to make Advances if the trustee, in its capacity as backup advancing party, does not do so; provided, further, that the trustee will be required to notify Morningstar DBRS within 30 days in the event there is a downgrade of such banking association’s Morningstar DBRS rating, the agreement is terminated, or any other changes may limit the backup agreement), (iii) in the case of the certificate administrator, an institution whose long-term senior unsecured debt rating or issuer rating is rated at least “Baa3” by Moody’s and “BBB(low)” by Morningstar DBRS (or if not rated by Morningstar DBRS, then at least an equivalent rating by two other NRSROs, which may include Moody’s and Fitch), or (iv) in the case of each of clause (ii) and (iii), such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation and (v) an entity that is not on the depositor’s “prohibited party” list.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator acceptable to the master servicer and, prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or the master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator acceptable to the master servicer. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of removal, the removed trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to

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appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

In addition, holders of the certificates entitled to at least 75% of the Voting Rights may upon 30 days prior written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally, each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

New York. Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

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California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure, in each case subject to and accordance with the applicable procedures and requirements of California law. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor-in-interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as (but not limited to) an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.

Texas. Commercial mortgage loans in Texas are generally secured by deeds of trust on the related real estate.  Foreclosure of a deed of trust in Texas may be accomplished by either a non-judicial trustee’s sale under a specific power-of-sale provision set forth in the deed of trust or by judicial foreclosure.  Due to the relatively short period of time involved in a non-judicial foreclosure, the judicial foreclosure process is rarely used in Texas.  A judicial foreclosure action must be initiated, and a non-judicial foreclosure must be completed, within four years from the date the cause of action accrues.  The cause of action for the unpaid balance of the indebtedness accrues upon the maturity of the indebtedness (by acceleration or otherwise).

Unless expressly waived in the deed of trust, the lender must provide the debtor with a written demand for payment, a notice of intent to accelerate the indebtedness, and a notice of acceleration prior to commencing any foreclosure action.  It is customary practice in Texas for the demand for payment to be combined with the notice of intent to accelerate the indebtedness.  In addition, with respect to a non-judicial foreclosure sale and notwithstanding any waiver by debtor to the contrary, the lender is statutorily required to (i) provide each debtor obligated to pay the indebtedness a notice of foreclosure sale via certified mail, postage prepaid and addressed to each debtor at such debtor's last known address at least 21 days before the date of the foreclosure sale; (ii) post a notice of foreclosure sale at the courthouse of each county in which the property is located; and (iii) file a notice of foreclosure sale with the county clerk of each county in which the property is located.  Such 21-day period includes the entire calendar day on which the notice is

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deposited with the United States mail and excludes the entire calendar day of the foreclosure sale.  The statutory foreclosure notice may be combined with the notice of acceleration of the indebtedness and must contain the location of the foreclosure sale and a statement of the earliest time at which the foreclosure sale will begin.  To the extent the note or deed of trust contains additional notice requirements, the lender must comply with such requirements in addition to the statutory requirements set forth above.

The trustee’s sale must be performed pursuant to the terms of the deed of trust and statutory law and must take place between the hours of 10 a.m. and 4 p.m. on the first Tuesday of the month, in the area designated for such sales by the county commissioners’ court of the county in which the property is located, and must begin at the time set forth in the notice of foreclosure sale or not later than three hours after that time.  If the property is located in multiple counties, the sale may occur in any county in which a portion of the property is located.  Under Texas law applicable to the subject property, the debtor does not have the right to redeem the property after foreclosure.  Any action for deficiency must be brought within two years of the foreclosure sale.  If the foreclosure sale price is less than the fair market value of the property, the debtor or any obligor (including any guarantor) may be entitled to an offset against the deficiency in the amount by which the fair market value of the property, less the amount of any claim, indebtedness, or obligation of any kind that is secured by a lien or encumbrance on the real property that was not extinguished by the foreclosure, exceeds the foreclosure sale price.

Michigan. A mortgage (with an assignment of rents), recorded in the office of the county Register of Deeds, is the standard real property security instrument in Michigan. Sometimes a separate assignment of leases and rents is also used. Under the Michigan Uniform Commercial Code a mortgage containing the appropriate language can be used for a fixture filing, but often a separate fixture filing financing statement is recorded as well. Mortgages often contain express future advance clauses to insure the priority of later advances, as well as a clause that provides for the use of a receiver in the event of "waste" as a result of failure to pay property taxes or insurance premiums. A Michigan mortgagee cannot expect to be able to exercise self-help and enter the property in the event of a default. Typically, the mortgage will obtain the mortgagor's consent to a receiver in certain circumstances, but actually obtaining a receiver still requires court approval. Mortgages may be enforced by either judicial foreclosure or foreclosure by advertisement (the mortgage should contain a good power of sale clause), carried out as a sheriff's sale after the requisite publication. The latter is much quicker -- perhaps 45 to 60 days to sale -- but a judicial foreclosure, requiring at least six months before the foreclosure sale, may be desirable in some circumstances. In both cases, there is a statutory redemption period, in most cases six months, following the foreclosure sale, in which the mortgagor and other persons with interests under the mortgagor may redeem the mortgaged property, and this can only be waived by the mortgagor for adequate contemporaneous consideration. An agreement for a deed-in-lieu of foreclosure is generally also enforceable provided there is adequate independent consideration at the time of the deed. A prior waiver of the redemption period set forth in the mortgage is difficult to enforce no matter how elaborately the lender's counsel constructs the waiver language. Both before foreclosure and during the redemption period the assignment of rents can to be exercised in accordance with the procedural requirements of Michigan's assignment of rents statute. Both foreclosure remedies allow for deficiencies to be established; however, without judicial authorization, a separate action on the debt cannot be maintained while foreclosure is pending.

General

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Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hospitality property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hospitality properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing

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statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every 5 years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hospitality properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hospitality properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a signiﬁcant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must ﬁle UCC ﬁnancing statements in order to perfect its security interest in that personal property, and must ﬁle continuation statements, generally every ﬁve years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with One Action Rules”.

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Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the speciﬁc terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary ﬁnancial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reﬂecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufﬁcient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneﬁciary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the deed of trust and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a

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public place and, in most states, published for a speciﬁed period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deﬁciency judgment if such is available under state law and under the terms of the Mortgage Loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the beneﬁts and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be signiﬁcant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a

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mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are non-recourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot

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obtain a deﬁciency judgment against the borrower following foreclosure or sale under a deed of trust.

A deﬁciency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without ﬁrst exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed ﬁrst against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deﬁciency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deﬁciency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most signiﬁcant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the beneﬁts realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certiﬁcates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares

Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the related proprietary leases, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares

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may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied ﬁrst to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the federal Bankruptcy Code in Title 11 of the United States Code, as amended from time to time (“Bankruptcy Code”) and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deﬁciency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deﬁciency judgment proceedings) are automatically stayed upon the ﬁling of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be signiﬁcant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final

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maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court prior to the filing of the debtor’s petition (provided that no sale of the property had yet occurred). This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. The equities of a particular case may permit the discontinuance of security interests in pre-petition leases and rents. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is ﬁled will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order ﬁnding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally

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would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may ﬁnd that the lender has no security interest in either pre-petition or post-petition revenues if the court ﬁnds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modiﬁed at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease providing for the termination or modification of such rights or obligations upon the filing of a bankruptcy petition or the occurrence of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the ﬁling of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the ﬁling of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property under which the debtor is a lessee, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed

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3 years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates”.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, there is risk associated with a borrower ground lessee or ground lessor becoming a debtor in a proceeding under the Bankruptcy Code. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may defer the time for the debtor lessee to perform under the lease until 60 days following the petition date for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may wait until the confirmation of its plan of reorganization to determine whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

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In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

Although the borrowers under the Mortgage Loans included in a trust fund may be special purpose entities, special purpose entities can become debtors in bankruptcy under various circumstances. For example, in the bankruptcy case of In re General Growth Properties, Inc. 409 B.R. 43 (Bankr. S.D.N.Y. 2009), notwithstanding that such subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.

The moving lenders in the General Growth case had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the Bankruptcy Code does not

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require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing. In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were necessary for the parent’s reorganization. As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Generally, pursuant to the doctrine of substantive consolidation, a bankruptcy court, in the exercise of its broad equitable powers, has the authority to order that the assets and liabilities of a borrower be substantively consolidated with those of an affiliate (i.e., even a non-debtor), including for the purposes of making distributions under a plan of reorganization or liquidation. Thus, property that is ostensibly the property of a borrower may become subject to the bankruptcy case of an affiliate, the automatic stay applicable to such bankrupt affiliate may be extended to a borrower, and the rights of creditors of a borrower may become impaired. Substantive consolidation is generally viewed as an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making the solvent company’s assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include nondebtor affiliates of the bankrupt entity in the proceedings. The interrelationship among a borrower and other affiliates may pose a heightened risk of substantive consolidation and other bankruptcy risks in the event that any one or more of them were to become a debtor under the Bankruptcy Code. In the event of the bankruptcy of the applicable parent entities of any borrower, the assets of such borrower may be treated as part of the bankruptcy estates of such parent entities. In addition, in the event of the institution of voluntary or involuntary bankruptcy proceedings involving a borrower and certain of its affiliates, to serve judicial economy, it is likely that a court would jointly administer the respective bankruptcy proceedings. Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to substantively consolidate the assets of such borrowers with those of the parent.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts speciﬁc to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under most fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person

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will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, believed or reasonably should have believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or intended to, believed or reasonably should have believed that it would incur debts that would render it unable to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of In re General Growth Properties, Inc. 409 B.R. 43 (Bankr. S.D.N.Y. 2009) filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single-purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

A debtor in possession or trustee in a bankruptcy proceeding may in some cases be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to a secured mortgage lender. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed-of-trust. Under the Bankruptcy Code, if the court finds that actions of mortgagees have been inequitable, the claims of the mortgagees may be subordinated to the claims of other creditors and the liens securing the mortgagees’ claims may be transferred to the debtor’s estate.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the

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limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a speciﬁed time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single-purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single-purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single-purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single-purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the

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possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien”.

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed-in-lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s deﬁnition of “owner” or “operator”, however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption”.

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by deﬁning the activities in which a lender can engage and still have the beneﬁt of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to inﬂuence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the beneﬁt of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

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Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certiﬁcateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these

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clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate ﬁnancing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a speciﬁed period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be speciﬁc limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) ﬁrst mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a speciﬁed penalty. Under this statutory scheme, the borrower may cancel the

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recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hospitality properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the ﬁnancial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible ﬁnancial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the ﬁnancial condition of the owner or landlord, a foreclosing lender who is ﬁnancially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certiﬁcates, and would not be covered by advances or, any form of credit support provided in connection with the certiﬁcates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional one-year period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

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Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Anti-Money Laundering Act of 2020, the U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions
Involving Transaction Parties

Wells Fargo Bank and its affiliates are playing several roles in this transaction. Wells Fargo Bank, a mortgage loan seller, a sponsor, an originator, the holder of the companion loans for which the noteholder is identified as “Wells Fargo Bank, National Association” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General” and is an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Securities, LLC, one of the underwriters.

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Argentic, the retaining sponsor, a mortgage loan seller and an originator, is affiliated with (i) Argentic Services Company LP, the special servicer under the PSA, (ii) Argentic Securities Income USA 2 LLC, the entity which is expected to be appointed as the initial Directing Certificateholder, (iii) Argentic Securities Holdings 2 Cayman Limited, the entity which is expected to be the holder of the VRR Interest and the HRR Interest on the Closing Date, and (iv) Argentic CMBS Holdings II Limited, the entity which is expected to purchase the Class X-E and Class E certificates.

CREFI and its affiliates are playing several roles in this transaction. CREFI, a sponsor, a mortgage loan seller, an originator and the holder of the companion loans for which the noteholder is identified as “Citi Real Estate Funding Inc.” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”, is an affiliate of Citigroup Global Markets Inc., an underwriter for the offering of the certificates.

UBS AG and its affiliates are playing several roles in this transaction. UBS Securities LLC, an underwriter, is an affiliate of UBS AG, a mortgage loan seller, a sponsor, an originator and the holder of the companion loans for which the noteholder is identified as “UBS AG” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”.

BMO and its affiliates are playing several roles in this transaction. BMO Capital Markets Corp., an underwriter, is an affiliate of BMO, a mortgage loan seller, a sponsor, an originator and the holder of the companion loans for which the noteholder is identified as “Bank of Montreal” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”.

NREC and its affiliates are playing several roles in this transaction. Natixis Securities Americas LLC, an underwriter, is an affiliate of NREC, a mortgage loan seller, a sponsor and an originator.

Pursuant to an interim servicing agreement between Trimont and Wells Fargo Bank, a sponsor, an originator and a mortgage loan seller, Trimont acts as primary servicer with respect to certain mortgage loans owned by Wells Fargo Bank from time to time, including, prior to their inclusion in the trust fund, some or all of the Mortgage Loans that Wells Fargo Bank will transfer to the depositor.

Pursuant to certain interim servicing arrangements between Trimont and Argentic or certain of its affiliates, Trimont acts as interim servicer with respect to certain mortgage loans owned by Argentic or its affiliates from time to time, including, prior to their inclusion in the trust fund, some or all of the Argentic Mortgage Loans.

Computershare is (or, as of the Closing Date, is expected to be) the interim custodian of the loan files for some or all of the Wells Fargo Mortgage Loans and the BMO Mortgage Loans.

Pursuant to interim custodial arrangements between Computershare Trust Company, National Association and CREFI, Computershare Trust Company, National Association acts as interim custodian with respect to all of the CREFI Mortgage Loans (18.6%).

Pursuant to interim servicing agreements between Trimont and BSPRT, Trimont acts as interim servicer with respect to all of the BSPRT Mortgage Loans (2.9%).

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Pursuant to interim custodial arrangements between Computershare Trust Company, National Association and Argentic, Computershare Trust Company, National Association acts as interim custodian with respect to all of the Argentic Mortgage Loans (23.1%).

Pursuant to interim custodial arrangements between Computershare Trust Company, National Association and BSPRT, Computershare Trust Company, National Association acts as interim custodian with respect to all of the BSPRT Mortgage Loans (2.9%).

Argentic Services Company LP, the special servicer, is an affiliate of (i) Argentic Real Estate Finance 2 LLC, the retaining sponsor, a mortgage loan seller, originator and sponsor, (ii) Argentic Securities Income 2 USA LLC, the entity that is expected to be appointed as the Directing Certificateholder, (iii) Argentic Securities Holdings 2 Cayman Limited, the entity expected to purchase the VRR Interest and the HRR Interest and (iv) Argentic CMBS Holdings II Limited, the entity that is expected to purchase the Class X-E and Class E certificates.

Computershare, the trustee, certificate administrator and custodian, is also the trustee, certificate administrator and custodian under (i) the BMO 2025-5C11 PSA, which governs the servicing and administration of the (a) Shaw Park Plaza Whole Loan until the securitization of the related control pari passu companion loan, and (b) the 347-363 Flushing Avenue Whole Loan and 1499 Bedford Avenue Whole Loan, (ii) the WHARF 2025-DC TSA, which governs the servicing and administration of The Wharf Whole Loan, and (iii) the BWAY 2025-1535 TSA, which governs the servicing and administration of the 1535 Broadway Whole Loan.

Trimont is expected to enter into one or more agreements with the other sponsors to purchase the master servicing rights to the related Mortgage Loans and/or the right to be appointed as the master servicer with respect to such Mortgage Loans and to purchase the primary servicing rights to certain of the Mortgage Loans.

Park Bridge Lender Services LLC, the operating advisor and the asset representations reviewer, is also the operating advisor and the asset representations reviewer under the WHARF 2025-DC TSA, pursuant to which The Wharf Whole Loan is serviced.

In the case of the repurchase facility provided by Wells Fargo Bank to Argentic, Wells Fargo Bank has agreed to purchase mortgage loans from Argentic on a revolving basis. The aggregate Cut-off Date Balance of the Argentic Mortgage Loans that are (or, as of the Closing Date, are expected to be) subject to that repurchase facility is projected to equal approximately $122,500,000. Proceeds received by Argentic in connection with this securitization transaction will be used, in part, to repurchase from Wells Fargo Bank the Argentic Mortgage Loans subject to that repurchase facility, which Mortgage Loans will be transferred to the depositor free and clear of any liens.

In the case of the repurchase facility provided by BMO to GCMC, BMO has agreed to purchase mortgage loans from GCMC on a revolving basis. The aggregate Cut-off Date Balance of the GCMC Mortgage Loans that are (or, as of the Closing Date, are expected to be) subject to that repurchase facility is projected to equal approximately $26,250,000. Proceeds received by GCMC in connection with this securitization transaction will be used, in part, to repurchase from BMO the GCMC Mortgage Loans subject to that repurchase facility, which Mortgage Loans will be transferred to the depositor free and clear of any liens.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and Special Servicer”, “—Potential Conflicts of Interest of the

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Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

The sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including, in certain circumstances, actions relating to repurchase claims. However, there are no legal proceedings currently pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which Yield Maintenance Charges and Prepayment Premiums are allocated to the class of Offered Certificates (and the extent to which they are collected), and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or

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application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay Yield Maintenance Charges or Prepayment Premiums in connection with principal payments, the dates on which balloon payments are due, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the master servicer or special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements” or purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, and the exercise of purchase options by the holder of a mezzanine loan, if any. See “Description of the Mortgage Pool—The Whole Loans”. To the extent a Mortgage Loan requires payment of a Yield Maintenance Charge or Prepayment Premium in connection with a voluntary prepayment, any such Yield Maintenance Charge or Prepayment Premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans allocated to the Certificates to the extent distributed to reduce the related Notional Amount of the applicable class of certificates.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X Certificates, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans allocated to the Certificates could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Mortgage Rates prepay faster than Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be

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adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without a ratable distribution to applicable Certificateholders in reduction of the Certificate Balances of the certificates. Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted payoff, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balances of the classes of certificates indicated in the table below as a result of the application of Realized Losses will also reduce the Notional Amount of the related certificates.

Interest-Only Class of Certificates	Underlying Classes of Certificates
Class X-A	Class A-1, Class A-2 and Class A-3 certificates
Class X-B	Class A-S, Class B and Class C certificates

Certificateholders are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods or Yield Maintenance Charges, release of property provisions, amortization terms that require balloon payments and incentives for a borrower to repay its mortgage loan), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an

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early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a Yield Maintenance Charge would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a Yield Maintenance Charge or Prepayment Premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans— Releases; Partial Releases; Property Additions”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with a Notional Amount will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the classes of certificates indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans allocated to the Certificates and other factors described above.

Interest-Only Class of Certificates	Underlying Classes of Certificates
Class X-A	Class A-1, Class A-2 and Class A-3 certificates
Class X-B	Class A-S, Class B and Class C certificates
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Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with a Notional Amount because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with a Notional Amount should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the aggregate certificate balance of those certificates is paid to the related investor. The weighted average life of a Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. The “CPY” model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period. The depositor also may utilize the “CPP” model, which represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted, any applicable yield maintenance period and after any fixed penalty period. The model used in this prospectus is the CPP model. As used in each of the following tables, the column headed “0% CPP” assumes that none of the Mortgage Loans is prepaid before its maturity date. The columns headed “25% CPP”, “50% CPP”, “75% CPP” and “100% CPP” assume that prepayments on the Mortgage Loans are made at those levels of CPP. We cannot assure you, however, that prepayments of the Mortgage Loans will conform to any level of CPP, and we make no representation that the Mortgage Loans will prepay at the levels of CPP shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance (or, in the case of the Class A-2 and Class A-3 certificates, the percentage of the potential maximum and minimum initial Certificate Balances, respectively) of each class of the Offered Certificates that are also Principal Balance Certificates that would be outstanding after each of the dates shown at various CPPs and the corresponding weighted average life of each such class of Offered Certificates. The tables have been prepared on the basis of the following assumptions (the “Structuring Assumptions”), among others:

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●	except as otherwise set forth below, the Mortgage Loans have the characteristics set forth on Annex A-1 and the aggregate Cut-off Date Balance of the Mortgage Loans is as described in this prospectus;
●	the initial aggregate certificate balance or notional amount, as the case may be, of each interest-bearing class of certificates is as described in this prospectus;
●	the pass-through rate for each interest-bearing class of certificates is as described in this prospectus;
●	no delinquencies, defaults or losses occur with respect to any of the Mortgage Loans;
●	no additional trust fund expenses (including Operating Advisor Expenses) arise, no Servicing Advances are made under the PSA and the only expenses of the issuing entity consist of the Certificate Administrator/Trustee Fees, the Servicing Fees, the CREFC® Intellectual Property Royalty License Fees, the Asset Representations Reviewer Fees and the Operating Advisor fees, each as set forth on Annex A-1;
●	there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the Mortgage Loans;
●	each of the Mortgage Loans provides for monthly debt service payments to be due on the first day of each month, regardless of the actual day of the month on which those payments are otherwise due and regardless of whether the subject date is a business day or not;
●	all monthly debt service or balloon payments on the Mortgage Loans are timely received by the master servicer on behalf of the issuing entity on the day on which they are assumed to be due or paid as described in the immediately preceding bullet;
●	no involuntary prepayments are received as to any Mortgage Loan at any time (including, without limitation, as a result of any application of escrows, reserve or holdback amounts if performance criteria are not satisfied);
●	except as described in the next two succeeding bullets, no voluntary prepayments are received as to any Mortgage Loan during that Mortgage Loan’s prepayment lockout period, any period when defeasance is permitted, or during any period when principal prepayments on that Mortgage Loan are required to be accompanied by a Prepayment Premium or Yield Maintenance Charge;
●	except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the Mortgage Loans at the indicated CPPs set forth in the subject tables or other relevant part of this prospectus, without regard to any limitations in those Mortgage Loans on partial voluntary principal prepayments;
●	all prepayments on the Mortgage Loans are assumed to be accompanied by a full month’s interest and no Prepayment Interest Shortfalls occur;
●	no Yield Maintenance Charges or Prepayment Premiums are collected;
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●	no person or entity entitled thereto exercises its right of optional termination as described in this prospectus;
●	the Mortgage Rate in effect for each Mortgage and each Non-Serviced AB Whole Loan as of the Cut-off Date will remain in effect to the related maturity date and will be adjusted as required pursuant to the definition of Mortgage Rate (which, in the case of a Componentized Mortgage Loan assumes no change in the weighted average of the interest rates of the respective components in connection with any partial prepayment);
●	no Mortgage Loan is required to be repurchased, and none of the holders of the Controlling Class (or any other Certificateholder), the special servicer, the master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;
●	distributions on the Offered Certificates are made on the 15th day of each month, commencing in August 2025; and
●	the Offered Certificates are settled with investors on July 30, 2025.

To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of the Offered Certificates that are also Principal Balance Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPP percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own assumptions. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the class of the certificate that would be outstanding after each of the dates shown at the indicated CPPs.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
July 2026	82%	82%	82%	82%	82%
July 2027	62%	62%	62%	62%	62%
July 2028	41%	41%	41%	41%	41%
July 2029	18%	18%	18%	18%	18%
July 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	2.52	2.50	2.49	2.49	2.49

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Percent of the Maximum Initial Certificate Balance ($150,000,000)(1)
of the Class A-2 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
July 2026	100%	100%	100%	100%	100%
July 2027	100%	100%	100%	100%	100%
July 2028	100%	100%	100%	100%	100%
July 2029	100%	100%	100%	100%	100%
July 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.83	4.73	4.63	4.53	4.37

(1)	The exact initial Certificate Balance of the Class A-2 certificates is unknown and will be determined based on final pricing of that class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-2 certificates; however, the actual Certificate Balance may be less than the maximum shown, in which case the Weighted Average Lives may be different than those shown above.

Percent of the Maximum Initial Certificate Balance ($413,191,000)(1)
of the Class A-3 Certificates
at the Respective CPPs Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
July 2026	100%	100%	100%	100%	100%
July 2027	100%	100%	100%	100%	100%
July 2028	100%	100%	100%	100%	100%
July 2029	100%	100%	100%	100%	100%
July 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.88	4.83	4.78	4.71	4.43

(1)	The exact initial Certificate Balance of the Class A-3 certificates is unknown and will be determined based on final pricing of that class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-3 certificates; however, the actual Certificate Balance may be less than the maximum shown, in which case the Weighted Average Lives may be different than those shown above.

Percent of the Minimum Initial Certificate Balance ($263,191,000)(1)
of the Class A-3 Certificates
at the Respective CPPs Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
July 2026	100%	100%	100%	100%	100%
July 2027	100%	100%	100%	100%	100%
July 2028	100%	100%	100%	100%	100%
July 2029	100%	100%	100%	100%	100%
July 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.91	4.90	4.87	4.81	4.47

(1)	The exact initial Certificate Balance of the Class A-3 certificates is unknown and will be determined based on final pricing of that class. The information in the chart above is based on the minimum potential initial Certificate Balance of the Class A-3 certificates; however, the actual Certificate Balance may be greater than the minimum shown, in which case the Weighted Average Lives may be different than those shown above.

Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
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Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
July 2026	100%	100%	100%	100%	100%
July 2027	100%	100%	100%	100%	100%
July 2028	100%	100%	100%	100%	100%
July 2029	100%	100%	100%	100%	100%
July 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.96	4.96	4.96	4.91	4.54

Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
July 2026	100%	100%	100%	100%	100%
July 2027	100%	100%	100%	100%	100%
July 2028	100%	100%	100%	100%	100%
July 2029	100%	100%	100%	100%	100%
July 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.96	4.96	4.96	4.96	4.61

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
July 2026	100%	100%	100%	100%	100%
July 2027	100%	100%	100%	100%	100%
July 2028	100%	100%	100%	100%	100%
July 2029	100%	100%	100%	100%	100%
July 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.96	4.96	4.96	4.96	4.63

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPPs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from July 1, 2025 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class plus accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or

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at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPPs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPP model described under “—Weighted Average Life” above.

Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class A-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class A-3 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

610

Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class X-B Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-B certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class A-S Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
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Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors subject to the alternative minimum tax, to the extent not otherwise discussed below, investors that might be treated as engaged in a U.S. trade or business by virtue of investing in the Offered Certificates, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or different interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations promulgated by the U.S. Department of the Treasury and the IRS (together, the “REMIC Provisions”). Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together, the “Trust REMICs”). The Lower-Tier REMIC will hold the Mortgage Loans and certain other assets and will issue (i) certain classes of uncertificated regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated residual interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class X-A, Class X-B, Class X-D, Class X-E, Class D, Class E, Class F-RR and Class G-RR certificates (the “Regular Interests”), each representing a regular interest in the Upper-Tier REMIC and (ii) an uncertificated residual interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and any Intercreditor Agreement, (iii) compliance with the provisions of any Non-Serviced PSA and any amendments thereto and the continued qualification of the REMICs formed under any Non-Serviced PSA and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Sidley Austin LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC, (b) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the Lower-Tier REMIC, (c) each of the Regular Interests will constitute a “regular interest” in

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the Upper-Tier REMIC and (d) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The REMIC Provisions provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. It is expected that each Trust REMIC will qualify as a REMIC at all times that any of its regular interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a 3 month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split-note interests in such mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent

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default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the Mortgage Loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Accordingly, each class of Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the certificates may be treated as equity interests in such an association.

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The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. No such regulations have been proposed. In addition, investors should be aware that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that any relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off Date, fifteen (15) Mortgaged Properties (29.3%) are multifamily properties. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. In addition, Mortgage Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Interests

General

Each class of Regular Interests represents a regular interest in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it

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accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and on the provisions of the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the original issue discount includible in a Regular Interestholder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based upon the anticipated issue price of each such class and a stated redemption price equal to the par amount of each such class (plus such excess interest accrued thereon), it is anticipated that the Class [_] certificates will be issued with original issue discount for federal income tax purposes.

It is anticipated that the certificate administrator will treat the Class X-A and Class X-B certificates as having no qualified stated interest. Accordingly, such classes will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-A or Class X-B

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certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments.

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (that is, by rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, namely, 0% CPR (the “Prepayment Assumption”). See “Yield and Maturity Considerations—Weighted Average Life” above. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below. Based on the foregoing, it is anticipated that the Class [_] certificates will be issued with de minimis original issue discount for federal income tax purposes.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

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Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X-A or Class X-B certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X-A or Class X-B certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of

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market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues, in which case the interest deferral rule will not apply. Such election, if made, will apply to all market discount instruments acquired by such Regular Interestholder as of the first day of the taxable year for which the election is made, and to all market discount instruments acquired thereafter. The election is irrevocable except with the approval of the IRS. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making such election and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (that is, by rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. Such election will apply to all premium bonds (other than tax exempt bonds) held by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all taxable premium bonds acquired thereafter. The election is irrevocable except with the approval of the IRS. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class [_] certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the

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interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or market discount instruments acquired, by the holder as of the first day of the taxable year for which the election is made and to all premium bonds or market discount instruments, acquired thereafter. The election is made on the holder’s federal income tax return for the year in which the Regular Interest is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion does not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interestholders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the certificate balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following

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sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Class X Certificates. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premiums

Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans will be distributed as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so allocated should be taxed to the holders of such classes of certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and Prepayment Premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of such classes of certificates. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not

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exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The tax rate for corporations is the same with respect to both ordinary income and capital gains.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Backup Withholding

Distributions made on the certificates (including interest distributions, original issue discount and, under certain circumstances, principal distributions), and proceeds from the sale of the certificates to or through certain brokers, may be subject to “backup” withholding tax under Code Section 3406 unless the Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number.

Information Reporting

Holders that are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to the Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Person (i) is not a “10-percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a “controlled foreign corporation” described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating,

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among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after 3 full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

A “U.S. Person” is a citizen or resident of the United States, a domestic corporation, domestic partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a domestic corporation or domestic partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons). The term “Non-U.S. Person” means a person other than a U.S. Person. Partnerships are urged to consult their tax advisors concerning the application of the rules described herein, which may be applied differently to partners that are U.S. Persons and to partners that are not.

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FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”), a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest payments, to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates (including interest, original issue discount and, under certain circumstances, principal distributions), and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 unless the Non-U.S. Person either (i) provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person or (ii) can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by either Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to the Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within 3 months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Provisions indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

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Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the 3 months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of an REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

The special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

Administrative Matters

REMIC Partnership Representative

A “partnership representative” (as defined in Section 6223 of the Code) will represent each Trust REMIC in connection with any IRS and judicial proceeding relating to the REMIC and the PSA will designate the certificate administrator as such representative. Under the audit rules applicable to REMICs, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) the partnership representative acts as a REMIC’s sole representative and its actions, including agreeing to adjustments to REMIC taxable income, are binding on the residual interest holders and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The partnership representative will be directed to utilize any election or other exception available to make the holders of the Class R certificates, rather than the REMICs, liable for any taxes arising from audit adjustments to the related REMICs’ taxable incomes. It is unclear how any such exceptions may affect the procedural rules available to challenge

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any audit adjustment that would otherwise be available in the absence of any such exceptions. Investors should discuss with their own tax advisors the possible effect of these rules on them.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the certificates (other than the Class R certificates) will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Certificateholders or beneficial owners that own such certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt Certificateholders of such certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the REMIC. Holders through nominees must request such information from the nominee.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Certificateholders (other than Class R Certificateholders) and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

These regulations also require that the certificate administrator make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) Certificateholders who do not hold their certificates through a middleman. The information must be provided to parties specified in clause (i) on or before the later of the 30th day after the close of the calendar year to which the request relates and fourteen days after the receipt of the request. The information must be provided to parties specified in clause (ii) on or before March 15 of the calendar year for which the statement is being furnished.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of

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the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of Offered Certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of Offered Certificates. We cannot assure you that holders of Offered Certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the Offered Certificates.

Plan of Distribution (Conflicts of Interest)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Underwriter	Class A-1	Class A-2	Class A-3	Class X-A
Wells Fargo Securities, LLC	$ [__]	$ [__]	$ [__]	$ [__]
BMO Capital Markets Corp	$ [__]	$ [__]	$ [__]	$ [__]
Citigroup Global Markets Inc..	$ [__]	$ [__]	$ [__]	$ [__]
UBS Securities LLC	$ [__]	$ [__]	$ [__]	$ [__]
Academy Securities, Inc.	$ [__]	$ [__]	$ [__]	$ [__]
Drexel Hamilton, LLC	$ [__]	$ [__]	$ [__]	$ [__]
Natixis Securities Americas LLC	$ [__]	$ [__]	$ [__]	$ [__]
Siebert Williams Shank & Co., LLC	$ [__]	$ [__]	$ [__]	$ [__]
Total	$ [__]	$ [__]	$ [__]	$ [__]
Underwriter	Class X-B	Class A-S	Class B	Class C
Wells Fargo Securities, LLC	$ [__]	$ [__]	$ [__]	$ [__]
BMO Capital Markets Corp	$ [__]	$ [__]	$ [__]	$ [__]
Citigroup Global Markets Inc..	$ [__]	$ [__]	$ [__]	$ [__]
UBS Securities LLC	$ [__]	$ [__]	$ [__]	$ [__]
Academy Securities, Inc.	$ [__]	$ [__]	$ [__]	$ [__]
Drexel Hamilton, LLC	$ [__]	$ [__]	$ [__]	$ [__]
Natixis Securities Americas LLC	$ [__]	$ [__]	$ [__]	$ [__]
Siebert Williams Shank & Co., LLC	$ [__]	$ [__]	$ [__]	$ [__]
Total	$ [__]	$ [__]	$ [__]	$ [__]

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

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Additionally, the parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed, if required, to contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately [__]% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from July 1, 2025, before deducting expenses payable by the depositor (estimated at approximately $[___], excluding underwriting discounts and commissions). The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates offered by this prospectus, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters are under no obligation to make a market in the Offered Certificates and may discontinue any market making activities at any time without notice. In addition, the ability of the underwriters to make a market in the Offered Certificates may be impacted by changes in regulatory requirements applicable to marketing, holding and selling of, or issuing quotations with respect to, asset-backed securities generally, to the publication or submission of quotations, directly or indirectly, in any quotation medium by a broker or dealer of securities such as the Offered Certificates. See “Risk Factors—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available. Wells Fargo Securities, LLC, one of the

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underwriters, is an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Bank, which is a sponsor, an originator, a mortgage loan seller and is also the master servicer. BMO Capital Markets Corp., one of the underwriters, is an affiliate of BMO (an originator, a mortgage loan seller and a sponsor). Citigroup Global Markets Inc., one of the underwriters, is an affiliate of CREFI (an originator, a mortgage loan seller and a sponsor). UBS Securities LLC, one of the underwriters, is an affiliate of UBS AG (an originator and a sponsor). Natixis Securities Americas LLC, one of the underwriters, is an affiliate of NREC (an originator, a mortgage loan seller and a sponsor). The above-referenced mortgage loan sellers or their affiliates are also the holders of certain companion loans, as set forth in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General,” and certain mezzanine loans related to the Mortgage Loans, as described under “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

A portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of Wells Fargo Securities, LLC, which is one of the underwriters and a co-lead manager and joint bookrunner for this offering, affiliates of BMO Capital Markets Corp., which is one of the underwriters, a co-lead manager and a joint bookrunner for this offering, affiliates of Citigroup Global Markets Inc., which is one of the underwriters and a co-lead manager and joint bookrunner for this offering, affiliates of UBS Securities LLC, which is one of the underwriters and a co-lead manager and joint bookrunner for this offering, and affiliates of Natixis Securities Americas LLC, which is one of the underwriters and a co-manager for this offering. That direction will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of Wells Fargo Securities, LLC, of the purchase price for the Offered Certificates and the following payments:

(1)       the payment by the depositor to Wells Fargo Bank, an affiliate of Wells Fargo Securities, LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by Wells Fargo Bank;

(2)       the payment by the depositor to CREFI, an affiliate of Citigroup Global Markets Inc. in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by Citi Real Estate Funding Inc. (or, with respect to the Gateway Industrial Center Mortgage Loan, the portion thereof allocable to CREFI);

(3)       the payment by the depositor to BMO, an affiliate of BMO Capital Markets Corp., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by BMO (or, with respect to the 322 Grand Concourse Mortgage Loan, the portion thereof allocable to BMO);

(4)       the payment by the depositor to UBS AG, an affiliate of UBS Securities LLC in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by UBS AG; and

(5)        the payment by the depositor to NREC, an affiliate of Natixis Securities Americas LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by NREC.

As a result of the circumstances described above, each of Wells Fargo Securities, LLC, BMO Capital Markets Corp., Citigroup Global Markets Inc., UBS Securities LLC and Natixis Securities Americas LLC have a “conflict of interest” within the meaning of Rule 5121

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of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of the New York Stock Exchange, the Financial Industry Regulatory Authority (“FINRA”), the National Futures Association (“NFA”) and the Securities Investor Protection Corporation (“SIPC”), Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, National Association. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

BMO Capital Markets is a trade name used by BMO Financial Group for the wholesale banking businesses of Bank of Montreal, BMO Harris Bank N.A. (member FDIC), Bank of Montreal Europe p.l.c, and Bank of Montreal (China) Co. Ltd, the institutional broker dealer business of BMO Capital Markets Corp. (Member FINRA and SIPC) and the agency broker dealer business of Clearpool Execution Services, LLC (Member FINRA and SIPC) in the U.S., and the institutional broker dealer businesses of BMO Nesbitt Burns Inc. (Member Investment Industry Regulatory Organization of Canada and Member Canadian Investor Protection Fund) in Canada and Asia, Bank of Montreal Europe p.l.c. (authorized and regulated by the Central Bank of Ireland) in Europe and BMO Capital Markets Limited (authorized and regulated by the Financial Conduct Authority) in the UK and Australia.

Incorporation of Certain Information by Reference

The disclosures filed as exhibits to the most recent Form ABS-EE filed on or prior to the date of the filing of this prospectus by or on behalf of the depositor with respect to the issuing entity (file number 333-282099-05)—in accordance with Item 601(b)(102) and Item 601(b)(103) of Regulation S-K (17 C.F.R. §§ 601(b)(102) and 601(b)(103))—are hereby incorporated by reference into this prospectus.

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal

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executive offices at 301 South College Street, Charlotte, North Carolina 28202, or by telephone at (704) 374-6161.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-282099) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, Form ABS-EE and any amendments to these reports may be accessed electronically at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms ABS-EE, 10-D, 10-K and 8-K will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code.

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Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or gives, investment advice within the meaning of ERISA and Section 4975 of the Code with respect to those assets for a fee or other compensation; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, the special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

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Administrative Exemptions

The U.S. Department of Labor has issued to the predecessor of Wells Fargo Securities, LLC, Prohibited Transaction Exemption (“PTE”) 96-22, 61 Fed. Reg. 14,828 (April 3, 1996), to a predecessor of BMO Capital Markets Corp., PTE 2006-07, Fed. Reg. 32,134 (June 2, 2006), to Citigroup Global Markets Inc., PTE 91-23, 56 Fed. Reg. 15936 (April 18, 1991), and to UBS Securities LLC, PTE 91-22, Fed. Reg. 15933 (April 18, 1991), each as amended by PTE 97-34, 62 Fed. Reg. 39,021 (July 21, 1997), PTE 2000-58, 65 Fed. Reg. 67,765 (November 13, 2000), PTE 2002-41, 67 Fed. Reg. 54,487 (August 22, 2002), PTE 2007-05, 72 Fed. Reg. 13,130 (March 20, 2007) and PTE 2013-08, 78 Fed. Reg. 41,090 (July 9, 2013) (collectively, the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Wells Fargo Securities, LLC, BMO Capital Markets Corp., Citigroup Global Markets Inc. and UBS Securities LLC provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth 5 general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the

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secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, the master servicer, the special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

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In addition, each beneficial owner of an Offered Certificate or any interest therein that is a Plan, including any fiduciary purchasing Offered Certificates on behalf of a Plan (“Plan Fiduciary”) will be deemed to have represented by its acquisition of such Offered Certificates that none of the depositor, the issuing entity, any underwriter, the trustee, the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer or any of their respective affiliated entities, has provided any investment recommendation or investment advice in connection with the decision to acquire Offered Certificates, and they are not otherwise acting as a fiduciary (within the meaning of Section 3(21) of ERISA or Section 4975(e)(3) of the Code) to the Plan in connection with the Plan’s acquisition of Offered Certificates (unless an applicable prohibited transaction exemption (all of the applicable conditions of which are satisfied) is available to cover the purchase or holding of the Offered Certificates or the transaction is not otherwise prohibited), and the Plan Fiduciary making the decision to acquire the Offered Certificates is exercising its own independent judgment in evaluating the investment in the Offered Certificates.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company

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separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of Offered Certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one NRSRO; and (2) are part of a series evidencing interests in a trust consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Although Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, the various classes of Offered Certificates may or may not qualify as “mortgage related securities” for purposes of SMMEA at the time such new standards are effective.

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties. We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any rating of a class of certificates below an “investment grade” rating (i.e., lower than the top four rating categories) by a Rating Agency or another NRSRO, whether initially or as a result of a ratings downgrade, may adversely affect the ability of an investor to purchase or retain, or otherwise impact the liquidity, market value, and regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution

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regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity will not be relying upon Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act of 1940, as amended, as a basis for not registering under the Investment Company Act. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the depositor by Sidley Austin LLP, New York, New York, and certain other legal matters will be passed upon for the underwriters by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina.

Ratings

It is a condition to their issuance that the Offered Certificates (other than the Class X-B, Class B and Class C certificates) receive investment grade credit ratings from each of the 3 Rating Agencies engaged by the depositor to rate the Offered Certificates and that the Class X-B, Class B and Class C certificates receive investment grade credit ratings from at least 2 of the 3 Rating Agencies engaged by the depositor to rate the Offered Certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the related Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each Distribution Date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that it not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date will be the Distribution Date in July 2058. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

637

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of Yield Maintenance Charges, prepayment charges, Prepayment Premiums, prepayment fees or penalties, or default interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment, other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any Realized Losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

638

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the three NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more Classes of Offered Certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a Class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the Offered Certificates, the depositor had initial discussions with and submitted certain materials to five NRSROs. Based on preliminary feedback from those five NRSROs at that time, the depositor hired the Rating Agencies to rate the Offered Certificates and not the other two NRSROs due, in part, to those NRSROs’ initial subordination levels for the various Classes of Offered Certificates. Had the depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the certificates. In the case of one or more NRSROs hired by the depositor, the depositor may have only requested ratings for certain Classes of rated Offered Certificates, due in part to the subordination levels provided by that NRSRO for such Classes of Offered Certificates. If the depositor had selected any such NRSRO to rate the Classes of Offered Certificates not rated by it, the ratings on such Classes of Offered Certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other NRSROs hired by the depositor. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

639

Index of Defined Terms

@%(#)	185
1339 Morris Avenue 421-a Affordable Units	228
1339 Morris Avenue 421-a Tax Abatement Program	228
1535 Broadway A Notes	265
1535 Broadway B Notes	265
1535 Broadway Certificate Registrar	269
1535 Broadway Co-Lender Agreement	265
1535 Broadway Companion Loans	265
1535 Broadway Consultation Termination Event	269
1535 Broadway Directing Holder	268
1535 Broadway Holdings	247
1535 Broadway Master Servicer	266
1535 Broadway Mortgage Loan	265
1535 Broadway Mortgaged Property	265
1535 Broadway Non-Standalone Pari Passu Companion Loans	265
1535 Broadway Pari Passu Companion Loans	265
1535 Broadway Special Servicer	266
1535 Broadway Standalone Companion Loans	265
1535 Broadway Standalone Pari Passu Companion Loans	265
1535 Broadway Subordinate Companion Loans	265
1535 Broadway Whole Loan	265
17g-5 Information Provider	428
1986 Act	615
1996 Act	594
2783 Webb Avenue 421-a Affordable Units	229
2783 Webb Avenue 421-a Tax Abatement Program	229
30/360 Basis	467
401(c) Regulations	635
50 Clifford Place 421-a Affordable Units	229
50 Clifford Place 421-a Tax Abatement Program	229
AB Modified Loan	480
Accelerated Mezzanine Loan Lender	420
Acceptable Insurance Default	484
Acting General Counsel’s Letter	164
Actual/360 Basis	231
Actual/360 Loans	456
ADA	597
Additional Exclusions	484

Administrative Fee Rate	401
ADR	179
Advances	451
Affirmative Asset Review Vote	533
AIFM Regulations	144
AIM	370
AMI	197, 246
Annual Debt Service	179
Appraisal Institute	275
Appraisal Reduction Amount	476
Appraisal Reduction Event	475
Appraised Value	179
Appraised-Out Class	482
Approved Replacement Guarantors	226
AREF Repo Seller	169
Argentic	169, 286
Argentic Data Tape	293
Argentic Mortgage Loans	286
Argentic Review Team	293
ASC	370
ASR Consultation Process	502
Assessment of Compliance	569
Asset Representations Reviewer Asset Review Fee	474
Asset Representations Reviewer Fee	474
Asset Representations Reviewer Fee Rate	474
Asset Representations Reviewer Termination Event	538
Asset Representations Reviewer Upfront Fee	474
Asset Review	535
Asset Review Notice	534
Asset Review Quorum	533
Asset Review Report	536
Asset Review Report Summary	536
Asset Review Standard	535
Asset Review Trigger	532
Asset Review Vote Election	533
Asset Status Report	498
Assistance Agreement	246
Assumed Certificate Coupon	382
Assumed Final Distribution Date	411
Assumed Scheduled Payment	403
ASTM	207
Attestation Report	570
Available Funds	395
AVR	212
Balloon Balance	181
Balloon LTV Ratio	184

640

Balloon Payment	184
Bank Act	315
Bankruptcy Code	586
Base Interest Fraction	410
BBNA	316
BEA	208
Beds	191
Belmont	206
BMO	315
BMO 2025-5C11 PSA	248
BMO Data File	317
BMO Financial	315
BMO Mortgage Loans	315
BMO Securitization Database	316
Borrower Party	419
Borrower Party Affiliate	419
Breach Notice	440
Breslin	212
Bridge Bank	122
BSA	218
BSPRT	343
BSPRT Data Tape	345
BSPRT Mortgage Loans	343
BSPRT Review Team	344
BWAY 2025-1535 Securitization	265
BWAY 2025-1535 TSA	248
C(WUMP)O	22
Cash Flow Analysis	181
CERCLA	594
Certificate Administrator	362
Certificate Administrator/Trustee Fee	473
Certificate Administrator/Trustee Fee Rate	473
Certificate Balance	394
Certificate Owners	430
Certificateholder	421
Certificateholder Quorum	542
Certificateholder Repurchase Request	554
Certifying Certificateholder	433
CGMRC	296
CityFHEPS	196
Class A Certificates	393
Class X Certificates	393
Clearstream	429
Clearstream Participants	431
Closing Date	178, 271
CMBS	171, 325, 335
CMS	365, 369
CMS Acquisition Closing Date	365
CMS Loans	369
CMS Transaction	365
CO	210
Code	166, 612

Collateral Deficiency Amount	480
Collection Account	455
Collection Period	397
Commercial Unit	204
Communication Request	433
Companion Distribution Account	455
Companion Holder	247
Companion Holders	247
Companion Loan Rating Agency	248
Companion Loans	176
Compensating Interest Payment	412
Componentized Mortgage Loan	401
Computershare	148, 362
Computershare Limited	362
Computershare Trust Company	362
Constant Prepayment Rate	605
Constraining Level	380
Consultation Termination Event	518
Control Eligible Certificates	510
Control Note	248
Control Termination Event	518
Controlling Class	509
Controlling Class Certificateholder	509
Controlling Companion Loan	248
Controlling Holder	248
Corrected Loan	498
CPP	605
CPR	378, 605
CPTA	210
CPY	605
CRE Loans	281
CREC	208
Credit Risk Retention Rules	375
CREFC®	417
CREFC® Intellectual Property Royalty License Fee	475
CREFC® Intellectual Property Royalty License Fee Rate	475
CREFC® Reports	416
CREFI	295
CREFI Data File	297
CREFI Mortgage Loans	295
CREFI Securitization Database	296
Cross-Over Date	399
CT Lender	246
CTDEEP	209, 210
CTS	362
Cumulative Appraisal Reduction Amount	480, 481
Cure/Contest Period	536
Current Guarantor	226
Cut-off Date	176
Cut-off Date Balance	182

641

Cut-off Date Loan-to-Value Ratio	182
Cut-off Date LTV Ratio	182
D(#)	185
D/@%(#)	186
Debt Service Coverage Ratio	183
DECD	246
Defaulted Loan	505
Defeasance Deposit	236
Defeasance Loans	236
Defeasance Lock-Out Period	236
Defeasance Option	236
Definitive Certificate	429
Delegated Directive	18
Delinquent Loan	533
Demand Category	313
Depositories	430
Determination Date	394
Diligence File	437
Directing Certificateholder	508
Directing Holder Approval Process	500
Disclosable Special Servicer Fees	472
Discount Rate	410
Discount Yield	380
Dispute Resolution Consultation	557
Dispute Resolution Cut-off Date	556
Distribution Accounts	456
Distribution Date	394
Distribution Date Statement	416
DMS Trigger Cure	232
Dodd-Frank Act	174
DOL	632
DorYM(#)	186
DorYM@%(#)	186
DSCR	183
DSS	197
DTC	429
DTC Participants	430
DTC Rules	431
DTSC	207
Due Date	230, 397
Due Diligence Questionnaire	297, 317
ECLIPSE Policy	207
EDGAR	631
EEA	18
Effective Gross Income	181
Eligible Asset Representations Reviewer	537
Eligible Operating Advisor	526
Elliott	370
ELUR	209
Enforcing Party	554
Enforcing Servicer	554
ESA	207

EU	143
EU CRR	143
EU Institutional Investor	143
EU Investor Requirements	143
EU PRIIPS Regulation	18
EU Prospectus Regulation	18
EU Qualified Investor	18
EU Retail Investor	18
EU Securitization Rules	143
Euroclear	429
Euroclear Operator	432
Euroclear Participants	432
EUWA	19
Excess Modification Fee Amount	468
Excess Modification Fees	466
Excess Prepayment Interest Shortfall	413
Exchange Act	146, 271
Excluded Controlling Class Holder	419
Excluded Controlling Class Loan	420
Excluded Information	420
Excluded Loan	420
Excluded Plan	634
Excluded Special Servicer	542
Excluded Special Servicer Loan	542
Exemption	633
Exemption Rating Agency	633
Expected Prices	385
Fair Value Condition	376
FATCA	624
FCH	206
FDIA	163
FDIC	122, 163
FIEL	24
Final Asset Status Report	500
Final Dispute Resolution Election Notice	557
Financial Promotion Order	20
FINRA	630
FIRREA	165
Fitch	568
Flagstar	122
FMR	197
FPO Persons	20
FSMA	19, 144
GAAP	17
Gain-on-Sale Entitlement Amount	396
Gain-on-Sale Remittance Amount	396
Gain-on-Sale Reserve Account	456
Garn Act	595
GCMC	324
GCMC Deal Team	325
GCMC Mortgage Loans	324
GCMC Originator	325

642

GLA	183
Government Securities	234
GSC	324
GSCII	324
HFC	79, 195
Hoopla Lease #1	220
Hotel Unit	204
House Bill 21	79, 195
HPD	197
HPS	197
HRR Interest	3, 57, 375
HSTP Act	78
ICAP	198, 228
IDFPR	315
IDOT	113
Impermissible Affiliate	550
Impermissible Asset Representations Reviewer Affiliate	550
Impermissible Operating Advisor Affiliate	550
Impermissible TPP Affiliate	550
indemnity payment	313
Indirect Participants	430
Initial Pool Balance	176
Initial Requesting Certificateholder	554
Initial Subordinate Companion Loan Holder	509
In-Place Cash Management	183
Institutional Investor	23
Insurance and Condemnation Proceeds	455
Intercompany Loans	245
Intercreditor Agreement	247
Interest Accrual Amount	401
Interest Accrual Period	402
Interest Distribution Amount	401
Interest Reserve Account	456
Interest Shortfall	401
Interested Person	507
Interest-Only Expected Price	384
Investor Certification	420
IRS	167, 216
Japanese Retention Requirement	25
JFSA	25
Joint Seller Mortgage Loan	434
JRR Rule	25
KBRA	537
L(#)	186
LEP	210
Liquidation Fee	469
Liquidation Fee Rate	469
Liquidation Proceeds	455
Loan Per Unit	184

Loan-Specific Directing Certificateholder	509
Local Law 97	125
Lock-out Period	233
Loss of Value Payment	442
Lower-Tier Regular Interests	612
Lower-Tier REMIC	394, 612
LTV	328
LTV Ratio	182
LTV Ratio at Maturity	184
MAI	443
Major Decision	511
Major Decision Reporting Package	511
MAS	23
Master Servicer	365
Master Servicer Decision	487
Material Defect	440
Maturity Date Balloon Payment	184
MIFID II	18
MLPA	434
MOA	376
Modification Fees	466
Moody’s	568
Morningstar DBRS	568
Mortgage	177
Mortgage File	434
Mortgage Loans	175
Mortgage Note	177
Mortgage Pool	175
Mortgage Rate	401
Mortgaged Property	177
Natixis	352
Negative Pledge	246
Net Mortgage Rate	400
Net Operating Income	184
NFA	630
NFIP	103
NFR	208
NGSC	207
NI 33-105	25
NOI Date	184
Non-Control Note	248
Non-Controlling Holder	248
Nonrecoverable Advance	452
Non-Serviced AB Whole Loan	248
Non-Serviced Certificate Administrator	248
Non-Serviced Companion Loan	51, 249
Non-Serviced Companion Loans	51
Non-Serviced Custodian	249
Non-Serviced Directing Certificateholder	249
Non-Serviced Master Servicer	249
Non-Serviced Mortgage Loan	51, 249

643

Non-Serviced Pari Passu Companion Loan	249
Non-Serviced Pari Passu Mortgage Loan	249
Non-Serviced Pari Passu Whole Loan	249
Non-Serviced PSA	249
Non-Serviced Special Servicer	249
Non-Serviced Trustee	249
Non-Serviced Whole Loan	51, 249
Non-Specially Serviced Loan	514
Non-U.S. Person	623
Notional Amount	394
NRA	185
NREC	352
NREC Data Tape	354
NREC Deal Team	354
NREC Mortgage Loan	353
NRSRO	419
NRSRO Certification	422
NYCDEP	210
O(#)	186
OCC	272
Occupancy Date	185
Occupancy Rate	185
ODA 1st Floor Parking Lease	217
Offer	19
Offered Certificates	393
Office Exemption	228
OID Regulations	616
OLA	164
Operating Advisor Annual Report	524
Operating Advisor Consultation Event	518
Operating Advisor Consulting Fee	473
Operating Advisor Expenses	474
Operating Advisor Fee	473
Operating Advisor Fee Rate	473
Operating Advisor Standard	524
Operating Advisor Termination Event	529
Operating Advisor Upfront Fee	473
Other Master Servicer	249
Other PSA	250
Other Special Servicer	250
P&I Advance	450
P&I Advance Date	450
PACE	122
Pads	191
Par Purchase Price	505
Parcel 8 Hotel Parking Parcel	205
Pari Passu Companion Loans	176
Pari Passu Mortgage Loan	250
Park Bridge Financial	373
Park Bridge Lender Services	373

Parkwyn Townhomes Purchase Option and ROFR Agreement	220
Parkwyn Townhomes SM Interest	220
Parkwyn Townhomes Special Member	220
Parkwyn Townhomes Third-Party Offer	220
Participants	429
Parties in Interest	632
Pass-Through Rate	400
Patriot Act	598
PCR	304, 323
Percentage Interest	395
Periodic Payments	395
Permitted Investments	395, 457
Permitted Special Servicer/Affiliate Fees	472
Phase 3 REIT Borrower	245
PHFC	180
PHFC Compliance Fee	206
PHFC Payments	206
PHFC Program	180
PHFC Program Affordable Components	195
PHFC Tax Savings Payment	206
PHFC Termination Prepayment	228
PILOT	180
PIPs	210
PL	276
Plan Fiduciary	635
Plans	631
PML	276, 331, 341
PRC	22
Preferred Units	247
Preliminary Dispute Resolution Election Notice	556
Prepayment Assumption	617
Prepayment Interest Excess	412
Prepayment Interest Shortfall	412
Prepayment Premium	411
Prepayment Provisions	185
Prime Rate	455
Principal Balance Certificates	393
Principal Distribution Amount	402
Principal Shortfall	403
Privileged Information	527
Privileged Information Exception	528
Privileged Person	418
Professional Investors	22
Prohibited Prepayment	413
Promotion of Collective Investment Schemes Exemptions Order	20
Proposed Course of Action	555
Proposed Course of Action Notice	555
PSA	393
PSA Party Repurchase Request	555

644

PTCE	635
PTE	633
Purchase Price	442
Qualification Criteria	281, 346
Qualified Replacement Special Servicer	543
Qualified Substitute Mortgage Loan	443
Qualifying CRE Loan Percentage	377
RAC No-Response Scenario	567
RAP	209
Rated Final Distribution Date	412
Rating Agencies	568
Rating Agency Confirmation	568
RBA	212
REA	89
RealINSIGHT	371
Realized Loss	414
REC	207
Record Date	394
Registration Statement	631
Regular Certificates	393
Regular Interestholder	615
Regular Interests	612
Regulation AB	570
Regulation RR	375
Reimbursement Rate	455
Related Proceeds	453
Release Date	236
Release Debt Yield	238
Relevant Investor	23
Relevant Persons	20
Relief Act	597
Remaining Term to Maturity	186
Remediation Grant	246
REMIC	612
REMIC LTV Test	167
REMIC Provisions	612
REO Account	457
REO Loan	405
REO Property	498
Repurchase Request	555
Requesting Certificateholder	557
Requesting Holders	482
Requesting Investor	433
Requesting Party	567
Required Credit Risk Retention Percentage	377
Requirements	598
Residual Certificates	393
Resolution Failure	555
Resolved	555
Restricted Group	633
Restricted Party	528
Retail Exemption	228

Retaining Party	375
Retaining Sponsor	375
Review Materials	534
RevPAR	187
Risk Retention Affiliate	527
Risk Retention Affiliated	527
Risk Retention Consultation Party	521
ROFO	219
ROFR	219
Rooms	191
Rule 15Ga-1 Reporting Period	281
Rule 17g-5	422
S&P	537
Scheduled Certificate Interest Payments	382
Scheduled Certificate Principal Payments	378
Scheduled Principal Distribution Amount	402
SEC	271
Secretary	164
Securities Act	569
Securitization Accounts	393, 457
securitizer	313
SEL	276, 331, 341, 349
Senior Certificates	393
Serviced Companion Loan	51, 250
Serviced Mortgage Loan	250
Serviced Mortgage Loans	446
Serviced Pari Passu Companion Loan	250
Serviced Pari Passu Companion Loan Securities	546
Serviced Pari Passu Mortgage Loan	250
Serviced Pari Passu Whole Loan	250
Serviced Whole Loan	50, 51, 251
Servicer Termination Event	545
Servicing Advances	451
Servicing Fee	464
Servicing Fee Rate	464
Servicing Shift Master Servicer	51
Servicing Shift Mortgage Loan	51, 250
Servicing Shift Pooling and Servicing Agreement	51
Servicing Shift PSA	250
Servicing Shift Securitization Date	51, 250
Servicing Shift Special Servicer	51
Servicing Shift Whole Loan	51, 250
Servicing Standard	449
SF	187
SFA	23
SFO	22
Similar Law	631
SIPC	630

645

SMMEA	636
Spaces	191
Special Servicer	370
Special Servicing Fee	468
Special Servicing Fee Rate	468
Specially Serviced Loans	495
Sq. Ft.	187
Square Feet	187
Startup Day	613
Stated Principal Balance	403
Structured Product	22
Structuring Assumptions	605
Subject 2024 Computershare CMBS Annual Statement of Compliance	364
Subject Loan	474
Subordinate Certificates	393
Sub-Servicing Agreement	449
Successor Third-Party Purchaser	386
SVB	122
T-12	187
Target Coupon	381
Target Price	381
Term to Maturity	187
Termination Purchase Amount	571
Terms and Conditions	432
Tests	535
The Wharf A Notes	259
The Wharf Certificate Registrar	263
The Wharf Co-Lender Agreement	260
The Wharf Consultation Termination Event	263
The Wharf Mortgage Loan	259
The Wharf Non-Standalone Pari Passu Companion Loans	259
The Wharf Pari Passu Companion Loans	259
The Wharf Standalone Companion Loans	259
The Wharf Subordinate Companion Loans	259
Third Party Report	178
TI/LC	238
Title V	596
Total Operating Expenses	181
Transition Agreement	369
Transition Period	369
Treasury Curve Interpolated Yield	379
Treasury Priced Class X Certificates	378
Treasury-Priced Expected Price	382
Treasury-Priced Principal Balance Certificates	378
Trimont	165
TRIPRA	105, 12

Trust	361
Trust REMICs	394, 612
Trustee	362
TTM	187
U.S. Person	623
U/W DSCR	183
U/W Expenses	187
U/W NCF	187
U/W NCF Debt Yield	189
U/W NCF DSCR	183
U/W NOI	190
U/W NOI Debt Yield	190
U/W NOI DSCR	190
U/W Revenues	190
UBS AG	306
UBS AG New York Branch	306
UBS AG New York Branch Data Tape	307
UBS AG New York Branch Deal Team	307
UBS AG New York Branch Mortgage Loans	307
UBS Qualification Criteria	309
UBSRES	306
UCC	580
UK	19, 144
UK CRR	144
UK Institutional Investor	144
UK Investor Requirements	144
UK MIFIR Product Governance Rules	20
UK PRIIPS Regulation	19
UK Prospectus Regulation	19
UK Qualified Investor	19
UK Retail Investor	19
UK Securitization Rules	144
Underwriter Entities	132
Underwriting Agreement	627
Underwritten Debt Service Coverage Ratio	183
Underwritten Expenses	187
Underwritten NCF	187
Underwritten NCF Debt Yield	189
Underwritten NCF DSCR	183
Underwritten Net Cash Flow	187
Underwritten Net Cash Flow Debt Service Coverage Ratio	183
Underwritten Net Operating Income	190
Underwritten Net Operating Income Debt Service Coverage Ratio	190
Underwritten NOI	190
Underwritten NOI Debt Yield	190
Underwritten NOI DSCR	190
Underwritten Revenues	190
Units	191

646

Unscheduled Principal Distribution Amount	403
Unsolicited Information	535
Upper-Tier REMIC	394, 612
USTs	209
VIH	227
Volcker Rule	174
Voting Rights	428
VRLP	246
VRR Interest	3, 57, 376
WAC Rate	400
Wachovia Bank	272
Weighted Average Mortgage Rate	191
Weighted Averages	192
Wells Fargo	362
Wells Fargo Bank	165, 272, 362
Wells Fargo Bank Data Tape	279
Wells Fargo Bank Deal Team	279
WHARF 2025-DC Securitization	259
WHARF 2025-DC TSA	251, 259
Wharf B Notes	259
Wharf Companion Loans	259
Wharf Directing Holder	263

Wharf Master Servicer	260
Wharf Notes	259
Wharf Special Servicer	260
Wharf Standalone Pari Passu Companion Loans	259
Wharf Whole Loan	259
Whole Loan	176
Withheld Amounts	456
Workout Fee	468
Workout Fee Rate	468
Workout-Delayed Reimbursement Amount	455
Yield Curve Interpolated Yield	383
Yield Maintenance Charge	411
Yield Priced Certificates	378
Yield Priced Expected Price	385
YM(#)	186
YM@(#)	186
ZBNA	334
ZBNA Data Tape	336
ZBNA Mortgage Loans	335
ZBNA Review Team	336

647

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ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

 (THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator(1)	Mortgage Loan Seller(1)	Related Group	Crossed Group	Address
1.00	Loan	5, 6, 7, 8, 9, 10, 11, 12, 13	1	Century Business Center	9.98%	100.0%	UBS AG	UBS AG	NAP	NAP	3901 Jack Northrop Avenue
2.00	Loan	5, 14, 15, 16, 17, 18,	1	Gateway Industrial Center	9.98%	100.0%	CREFI/AREF2	CREFI/AREF2	NAP	NAP	12601 and 12701 Southfield Freeway
3.00	Loan	5, 19, 20, 21, 22, 23	1	322 Grand Concourse	8.8%	100.0%	GCMC	GCMC/BMO	NAP	NAP	322 Grand Concourse
4.00	Loan	5, 24, 25, 26, 27, 28, 29	15	The Wharf	8.4%		WFB	WFB	NAP	NAP	Various
4.01	Property		1	670-680 Maine	1.9%	23.2%					670-680 Maine Avenue Southwest
4.02	Property		1	1000 Maine	1.0%	11.5%					1000 Maine Avenue Southwest
4.03	Property	1	Phase I Retail	0.9%	10.2%	1100-1150 Maine Avenue Southwest, 1000 Maine Avenue Southwest, 5 Market Square Southwest, 980 and 996 Maine
Avenue Southwest, 800 Maine Avenue Southwest, 801 Wharf Street Southwest, 770 Maine Avenue Southwest and 975
											7th Street Southwest
4.04	Property		1	The Channel	0.7%	8.9%					950 Maine Avenue Southwest
4.05	Property		1	Garage (Ph I)	0.6%	7.1%					800 Maine Avenue Southwest
4.06	Property		1	Hyatt House	0.5%	5.9%					725 Wharf Street Southwest
4.07	Property	1	Phase II Retail	0.4%	5.2%	668 & 678 Water Street Southwest, 670 & 680 Maine Avenue Southwest, 652 Maine Avenue Southwest, 35 Parker Row
Southwest, 620 Maine Avenue Southwest, 601 & 690 Wharf Street Southwest, 670 Wharf Street Southwest and 652 &
											655 Wharf Street Southwest
4.08	Property		1	Garage (Ph II)	0.4%	4.7%					21 Parker Row Southwest
4.09	Property		1	Canopy	0.4%	4.5%					975 7th Street Southwest
4.10	Property		1	The Tides	0.4%	4.5%					35 Parker Row Southwest
4.11	Property		1	800 Maine	0.4%	4.5%					800 Maine Avenue Southwest
4.12	Property		1	The Anthem	0.3%	3.9%					901 Wharf Street Southwest
4.13	Property		1	Incanto	0.2%	2.3%					770 Maine Avenue Southwest
4.14	Property		1	580 Water (Pier 4)	0.2%	2.0%					580 Water Street Southwest
4.15	Property		1	Marina	0.1%	1.5%					658 Wharf Street Southwest
5.00	Loan		1	200 Wood Avenue South	7.0%	100.0%	WFB	WFB	NAP	NAP	200 Wood Avenue South
6.00	Loan	30, 31, 32, 33, 34	1	The Park Calabasas	6.4%	100.0%	CREFI	CREFI	NAP	NAP	4500 Park Granada
7.00	Loan	5, 35, 36, 37	1	The Roosevelt New Orleans	5.0%	100.0%	WFB	WFB	NAP	NAP	130 Roosevelt Way
8.00	Loan	38, 39, 40	1	Marriott Dallas Fort Worth Airport South	4.6%	100.0%	WFB	WFB	NAP	NAP	4151 Centreport Drive
9.00	Loan		1	The Dior	3.5%	100.0%	AREF2	AREF2	NAP	NAP	920 Providence Highway
10.00	Loan		1	111 on East Apartments	3.4%	100.0%	AREF2	AREF2	NAP	NAP	111 East Avenue
11.00	Loan	41, 42, 43	1	O'Hare 8 Portfolio	3.2%	100.0%	CREFI	CREFI	NAP	NAP	2301-2331 Eastern Avenue, 2375-2401 Delta Lane, 2271-2289 Devon Avenue, 2501-2541 Devon Avenue, 2351-2367 Devon Avenue, 2300-2330 Eastern Avenue, 2425-2435 Devon Avenue, and 2475-2485 Devon Avenue
12.00	Loan	44, 45	1	One Glen Lakes	2.9%	100.0%	AREF2	AREF2	NAP	NAP	8140 Walnut Hill Lane
13.00	Loan	5, 46, 47, 48, 49, 50	1	Parkwyn Townhomes	2.5%	100.0%	AREF2	AREF2	NAP	NAP	4401 Glenview Court
14.00	Loan	5, 51, 52, 53, 54, 55, 56	1	347-363 Flushing Avenue	2.5%	100.0%	BMO	BMO	NAP	NAP	347-363 Flushing Avenue
15.00	Loan	57, 58, 59	1	145 West 30th Street	2.5%	100.0%	CREFI	CREFI	NAP	NAP	145 West 30th Street
16.00	Loan	60, 61	1	Cedar Village at Minerva Square	2.5%	100.0%	Natixis	Natixis	NAP	NAP	67-71 Minerva Street & 147 Caroline Street
17.00	Loan		1	3030 Brighton 12th Street	2.0%	100.0%	ZBNA	ZBNA	NAP	NAP	3030 Brighton 12th Street
18.00	Loan	62	1	149-153 Wooster Street	1.7%	100.0%	CREFI	CREFI	NAP	NAP	149-153 Wooster Street
19.00	Loan		1	North Park Shopping Center	1.6%	100.0%	AREF2	AREF2	NAP	NAP	1700 Park Avenue
20.00	Loan	63, 64	1	Home2 Suites Pearland	1.1%	100.0%	BSPRT	BSPRT	NAP	NAP	13923 South Freeway
21.00	Loan	65, 66	1	1339 Morris Avenue	1.1%	100.0%	AREF2	AREF2	Group 1	NAP	1339 Morris Avenue
22.00	Loan	67	1	Dodge Industrial	1.0%	100.0%	AREF2	AREF2	NAP	NAP	55-57 Dodge Avenue
23.00	Loan	68, 69	1	2783 Webb Avenue	1.0%	100.0%	AREF2	AREF2	Group 1	NAP	2783 Webb Avenue
24.00	Loan	70, 71, 72	1	Hampton Inn Marysville	0.9%	100.0%	BSPRT	BSPRT	NAP	NAP	16610 Square Drive
25.00	Loan	73, 74	1	Hotel Shocard	0.9%	100.0%	BSPRT	BSPRT	NAP	NAP	206 West 41st Street
26.00	Loan	5, 75, 76, 77, 78, 79	1	1499 Bedford Avenue	0.8%	100.0%	BMO	BMO	NAP	NAP	1499 Bedford Avenue
27.00	Loan	5, 80, 81, 82, 83, 84, 85	1	1535 Broadway	0.8%	100.0%	BMO	BMO	NAP	NAP	1535 Broadway
28.00	Loan	5	1	Shaw Park Plaza	0.8%	100.0%	BMO	BMO	NAP	NAP	1 North Brentwood Boulevard
29.00	Loan	86, 87	1	50 Clifford Place	0.8%	100.0%	AREF2	AREF2	Group 1	NAP	50 Clifford Place
30.00	Loan		1	377 Ocean Parkway	0.8%	100.0%	ZBNA	ZBNA	Group 2	NAP	377 Ocean Parkway
31.00	Loan		1	8201 Bay Parkway	0.7%	100.0%	ZBNA	ZBNA	Group 2	NAP	8201 Bay Parkway
32.00	Loan	88	1	All Purpose Storage - Syracuse	0.6%	100.0%	UBS AG	UBS AG	NAP	NAP	6810 Kinne Street

A-1-1

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	City	County	State	Zip Code	General Property Type	Detailed Property Type	Year Built	Year Renovated	Number of Units
1.00	Loan	5, 6, 7, 8, 9, 10, 11, 12, 13	1	Century Business Center	Hawthorne	Los Angeles	CA	90250	Industrial	Warehouse/Manufacturing/Flex	1939-1984, 2016	2024	1,402,312
2.00	Loan	5, 14, 15, 16, 17, 18,	1	Gateway Industrial Center	Detroit	Wayne	MI	48223	Industrial	Warehouse/Distribution	1948, 1957, 1968, 1973, 1976, 1996, and 2022	2020-2023	1,441,839
3.00	Loan	5, 19, 20, 21, 22, 23	1	322 Grand Concourse	Bronx	Bronx	NY	10451	Multifamily	High Rise	2023	NAP	151
4.00	Loan	5, 24, 25, 26, 27, 28, 29	15	The Wharf	Washington	District of Columbia	DC	20024	Various	Various	Various	NAP	2,241,794
4.01	Property		1	670-680 Maine	Washington	District of Columbia	DC	20024	Office	CBD	2022	NAP	500,981
4.02	Property		1	1000 Maine	Washington	District of Columbia	DC	20024	Office	CBD	2018	NAP	249,251
4.03	Property		1	Phase I Retail	Washington	District of Columbia	DC	20024	Retail	Anchored	2017-2018	NAP	215,398
4.04	Property		1	The Channel	Washington	District of Columbia	DC	20024	Multifamily	High Rise	2017	NAP	501
4.05	Property		1	Garage (Ph I)	Washington	District of Columbia	DC	20024	Other	Parking Garage	2017	NAP	683
4.06	Property		1	Hyatt House	Washington	District of Columbia	DC	20024	Hospitality	Extended Stay	2017	NAP	237
4.07	Property		1	Phase II Retail	Washington	District of Columbia	DC	20024	Retail	Anchored	2022	NAP	91,136
4.08	Property		1	Garage (Ph II)	Washington	District of Columbia	DC	20024	Other	Parking Garage	2022	NAP	492
4.09	Property		1	Canopy	Washington	District of Columbia	DC	20024	Hospitality	Full Service	2017	NAP	175
4.10	Property		1	The Tides	Washington	District of Columbia	DC	20024	Multifamily	High Rise	2022	NAP	255
4.11	Property		1	800 Maine	Washington	District of Columbia	DC	20024	Office	CBD	2017	NAP	149,515
4.12	Property		1	The Anthem	Washington	District of Columbia	DC	20024	Retail	Performing Arts Center	2017	NAP	140,230
4.13	Property		1	Incanto	Washington	District of Columbia	DC	20024	Multifamily	High Rise	2017	NAP	148
4.14	Property		1	580 Water (Pier 4)	Washington	District of Columbia	DC	20024	Office	CBD	2018	NAP	28,407
4.15	Property		1	Marina	Washington	District of Columbia	DC	20024	Other	Marina	2019, 2022	NAP	NAP
5.00	Loan		1	200 Wood Avenue South	Woodbridge	Middlesex	NJ	08830	Office	Suburban	1975	2020	269,269
6.00	Loan	30, 31, 32, 33, 34	1	The Park Calabasas	Calabasas	Los Angeles	CA	91302	Office	Suburban	1986	2018, 2024	222,667
7.00	Loan	5, 35, 36, 37	1	The Roosevelt New Orleans	New Orleans	Orleans Parish	LA	70112	Hospitality	Full Service	1893	2019	504
8.00	Loan	38, 39, 40	1	Marriott Dallas Fort Worth Airport South	Fort Worth	Tarrant	TX	76155	Hospitality	Full Service	2000	2018-2020	302
9.00	Loan		1	The Dior	Dedham	Norfolk	MA	02026	Multifamily	Mid Rise	2021	NAP	48
10.00	Loan		1	111 on East Apartments	Rochester	Monroe	NY	14604	Multifamily	High Rise	1921	2024	247
11.00	Loan	41, 42, 43	1	O'Hare 8 Portfolio	Elk Grove Village	DuPage	IL	60007	Industrial	Warehouse/Distribution	1972-1983	NAP	212,026
12.00	Loan	44, 45	1	One Glen Lakes	Dallas	Dallas	TX	75231	Office	CBD	1981	2021-2023	170,158
13.00	Loan	5, 46, 47, 48, 49, 50	1	Parkwyn Townhomes	North Richland Hills	Tarrant	TX	76180	Multifamily	Garden	1969	2023	241
14.00	Loan	5, 51, 52, 53, 54, 55, 56	1	347-363 Flushing Avenue	Brooklyn	Kings	NY	11205	Mixed Use	Office/Retail	2023	NAP	148,242
15.00	Loan	57, 58, 59	1	145 West 30th Street	New York	New York	NY	10001	Office	CBD	1913	2007	99,084
16.00	Loan	60, 61	1	Cedar Village at Minerva Square	Derby	New Haven	CT	06418	Multifamily	Mid Rise	2024	NAP	90
17.00	Loan		1	3030 Brighton 12th Street	Brooklyn	Kings	NY	11235	Multifamily	Mid Rise	1931	NAP	96
18.00	Loan	62	1	149-153 Wooster Street	New York	New York	NY	10012	Retail	Unanchored	1898	2023	8,617
19.00	Loan		1	North Park Shopping Center	Bridgeport	Fairfield	CT	06604	Retail	Anchored	1958	2013	53,741
20.00	Loan	63, 64	1	Home2 Suites Pearland	Houston	Harris	TX	77047	Hospitality	Extended Stay	2019	NAP	84
21.00	Loan	65, 66	1	1339 Morris Avenue	Bronx	Bronx	NY	10456	Multifamily	Mid Rise	1920	2024	25
22.00	Loan	67	1	Dodge Industrial	North Haven	New Haven	CT	06473	Industrial	Warehouse	1964	2021	80,722
23.00	Loan	68, 69	1	2783 Webb Avenue	Bronx	Bronx	NY	10468	Multifamily	Mid Rise	1935	2024	19
24.00	Loan	70, 71, 72	1	Hampton Inn Marysville	Marysville	Union	OH	43040	Hospitality	Limited Service	1998	2019	83
25.00	Loan	73, 74	1	Hotel Shocard	New York	New York	NY	10036	Hospitality	Select Service	1902	2016	47
26.00	Loan	5, 75, 76, 77, 78, 79	1	1499 Bedford Avenue	Brooklyn	Kings	NY	11216	Multifamily	High Rise	2024	NAP	98
27.00	Loan	5, 80, 81, 82, 83, 84, 85	1	1535 Broadway	New York	New York	NY	10012	Retail	Retail/Signage	1985	2014	106,481
28.00	Loan	5	1	Shaw Park Plaza	Clayton	St. Louis	MO	63105	Office	Suburban	2000	2023	277,927
29.00	Loan	86, 87	1	50 Clifford Place	Bronx	Bronx	NY	10453	Multifamily	Mid Rise	1920	2024	19
30.00	Loan		1	377 Ocean Parkway	Brooklyn	Kings	NY	11218	Multifamily	Mid Rise	1924	NAP	46
31.00	Loan		1	8201 Bay Parkway	Brooklyn	Kings	NY	11214	Multifamily	Mid Rise	1927	NAP	48
32.00	Loan	88	1	All Purpose Storage - Syracuse	East Syracuse	Onondaga	NY	13057	Self Storage	Self Storage	1975	NAP	57,925

A-1-2

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Unit of Measure	Loan Per Unit ($)	Original Balance ($)	Cut-off Date Balance ($)	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %(2)	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)
1.00	Loan	5, 6, 7, 8, 9, 10, 11, 12, 13	1	Century Business Center	SF	45.07	59,500,000	59,500,000	59,500,000	6.63500%	0.02382%	6.61118%	NAP	333,554.66
2.00	Loan	5, 14, 15, 16, 17, 18,	1	Gateway Industrial Center	SF	64.50	59,500,000	59,500,000	59,500,000	6.74000%	0.02382%	6.71618%	NAP	338,833.22
3.00	Loan	5, 19, 20, 21, 22, 23	1	322 Grand Concourse	Units	463,576.16	52,500,000	52,500,000	52,500,000	6.30000%	0.02382%	6.27618%	NAP	279,453.13
4.00	Loan	5, 24, 25, 26, 27, 28, 29	15	The Wharf	SF	320.55	50,000,000	50,000,000	50,000,000	5.43886125%	0.02142%	5.41744%	NAP	229,766.71
4.01	Property		1	670-680 Maine	SF		11,604,390	11,604,390	11,604,390
4.02	Property		1	1000 Maine	SF		5,772,927	5,772,927	5,772,927
4.03	Property		1	Phase I Retail	SF		5,115,171	5,115,171	5,115,171
4.04	Property		1	The Channel	Units		4,436,585	4,436,585	4,436,585
4.05	Property		1	Garage (Ph I)	Spaces		3,564,585	3,564,585	3,564,585
4.06	Property		1	Hyatt House	Rooms		2,961,366	2,961,366	2,961,366
4.07	Property		1	Phase II Retail	SF		2,622,683	2,622,683	2,622,683
4.08	Property		1	Garage (Ph II)	Spaces		2,356,049	2,356,049	2,356,049
4.09	Property		1	Canopy	Rooms		2,253,220	2,253,220	2,253,220
4.10	Property		1	The Tides	Units		2,232,244	2,232,244	2,232,244
4.11	Property		1	800 Maine	SF		2,225,073	2,225,073	2,225,073
4.12	Property		1	The Anthem	SF		1,970,683	1,970,683	1,970,683
4.13	Property		1	Incanto	Units		1,150,927	1,150,927	1,150,927
4.14	Property		1	580 Water (Pier 4)	SF		999,317	999,317	999,317
4.15	Property		1	Marina	NAP		734,780	734,780	734,780
5.00	Loan		1	200 Wood Avenue South	SF	155.85	42,000,000	41,966,659	39,896,413	7.16200%	0.02382%	7.13818%	284,011.43	NAP
6.00	Loan	30, 31, 32, 33, 34	1	The Park Calabasas	SF	171.11	38,100,000	38,100,000	38,100,000	7.12000%	0.02382%	7.09618%	NAP	229,199.72
7.00	Loan	5, 35, 36, 37	1	The Roosevelt New Orleans	Rooms	257,936.51	29,700,000	29,700,000	29,700,000	6.87000%	0.02257%	6.84743%	NAP	172,394.06
8.00	Loan	38, 39, 40	1	Marriott Dallas Fort Worth Airport South	Rooms	90,980.25	27,500,000	27,476,034	25,979,505	6.68800%	0.02382%	6.66418%	177,232.60	NAP
9.00	Loan		1	The Dior	Units	437,500.00	21,000,000	21,000,000	21,000,000	6.35000%	0.02382%	6.32618%	NAP	112,668.40
10.00	Loan		1	111 on East Apartments	Units	81,983.81	20,250,000	20,250,000	20,250,000	7.36500%	0.02382%	7.34118%	NAP	126,010.55
11.00	Loan	41, 42, 43	1	O'Hare 8 Portfolio	SF	91.00	19,295,000	19,295,000	19,295,000	6.82000%	0.02382%	6.79618%	NAP	111,182.97
12.00	Loan	44, 45	1	One Glen Lakes	SF	102.26	17,400,000	17,400,000	17,400,000	7.54400%	0.02382%	7.52018%	NAP	110,907.28
13.00	Loan	5, 46, 47, 48, 49, 50	1	Parkwyn Townhomes	Units	96,473.03	15,112,500	15,112,500	15,112,500	7.23000%	0.02382%	7.20618%	NAP	92,317.43
14.00	Loan	5, 51, 52, 53, 54, 55, 56	1	347-363 Flushing Avenue	SF	505.93	15,000,000	15,000,000	15,000,000	7.12000%	0.02257%	7.09743%	NAP	90,236.11
15.00	Loan	57, 58, 59	1	145 West 30th Street	SF	151.39	15,000,000	15,000,000	15,000,000	6.66000%	0.02382%	6.63618%	NAP	84,406.25
16.00	Loan	60, 61	1	Cedar Village at Minerva Square	Units	166,666.67	15,000,000	15,000,000	15,000,000	6.40000%	0.02382%	6.37618%	NAP	81,111.11
17.00	Loan		1	3030 Brighton 12th Street	Units	125,520.83	12,050,000	12,050,000	12,050,000	6.38000%	0.02382%	6.35618%	NAP	64,955.64
18.00	Loan	62	1	149-153 Wooster Street	SF	1,160.50	10,000,000	10,000,000	10,000,000	6.98000%	0.02382%	6.95618%	NAP	58,974.54
19.00	Loan		1	North Park Shopping Center	SF	182.36	9,800,000	9,800,000	9,800,000	7.47000%	0.02382%	7.44618%	NAP	61,852.29
20.00	Loan	63, 64	1	Home2 Suites Pearland	Rooms	80,305.80	6,750,000	6,745,687	6,484,607	8.24000%	0.02382%	8.21618%	50,663.05	NAP
21.00	Loan	65, 66	1	1339 Morris Avenue	Units	260,000.00	6,500,000	6,500,000	6,500,000	7.25000%	0.02382%	7.22618%	NAP	39,816.26
22.00	Loan	67	1	Dodge Industrial	SF	71.85	5,800,000	5,800,000	5,800,000	7.51700%	0.02382%	7.49318%	NAP	36,836.78
23.00	Loan	68, 69	1	2783 Webb Avenue	Units	302,631.58	5,750,000	5,750,000	5,750,000	7.25000%	0.02382%	7.22618%	NAP	35,222.08
24.00	Loan	70, 71, 72	1	Hampton Inn Marysville	Rooms	63,855.42	5,300,000	5,300,000	5,300,000	8.00000%	0.02382%	7.97618%	NAP	35,824.07
25.00	Loan	73, 74	1	Hotel Shocard	Rooms	108,510.64	5,100,000	5,100,000	5,100,000	7.75000%	0.02382%	7.72618%	NAP	33,394.97
26.00	Loan	5, 75, 76, 77, 78, 79	1	1499 Bedford Avenue	Units	591,836.73	5,000,000	5,000,000	5,000,000	6.15600%	0.02257%	6.13343%	NAP	26,006.25
27.00	Loan	5, 80, 81, 82, 83, 84, 85	1	1535 Broadway	SF	2,602.34	5,000,000	5,000,000	5,000,000	6.33195%	0.02172%	6.31023%	NAP	26,749.56
28.00	Loan	5	1	Shaw Park Plaza	SF	197.60	5,000,000	4,992,580	4,736,526	6.90000%	0.02257%	6.87743%	32,930.01	NAP
29.00	Loan	86, 87	1	50 Clifford Place	Units	250,000.00	4,750,000	4,750,000	4,750,000	7.25000%	0.02382%	7.22618%	NAP	29,096.50
30.00	Loan		1	377 Ocean Parkway	Units	97,826.09	4,500,000	4,500,000	4,500,000	6.01000%	0.02382%	5.98618%	NAP	22,850.52
31.00	Loan		1	8201 Bay Parkway	Units	89,583.33	4,300,000	4,300,000	4,300,000	6.28000%	0.02382%	6.25618%	NAP	22,815.88
32.00	Loan	88	1	All Purpose Storage - Syracuse	SF	62.15	3,600,000	3,600,000	3,600,000	7.48700%	0.02382%	7.46318%	NAP	22,772.96

A-1-3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)	Amortization Type	ARD Loan (Yes / No)	Interest Accrual Method	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)
1.00	Loan	5, 6, 7, 8, 9, 10, 11, 12, 13	1	Century Business Center	NAP	4,002,655.92	Interest Only	No	Actual/360	60	59	60	59	0
2.00	Loan	5, 14, 15, 16, 17, 18,	1	Gateway Industrial Center	NAP	4,065,998.64	Interest Only	No	Actual/360	61	60	61	60	0
3.00	Loan	5, 19, 20, 21, 22, 23	1	322 Grand Concourse	NAP	3,353,437.56	Interest Only	No	Actual/360	60	60	60	60	0
4.00	Loan	5, 24, 25, 26, 27, 28, 29	15	The Wharf	NAP	2,757,200.52	Interest Only	No	Actual/360	60	60	60	60	0
4.01	Property		1	670-680 Maine
4.02	Property		1	1000 Maine
4.03	Property		1	Phase I Retail
4.04	Property		1	The Channel
4.05	Property		1	Garage (Ph I)
4.06	Property		1	Hyatt House
4.07	Property		1	Phase II Retail
4.08	Property		1	Garage (Ph II)
4.09	Property		1	Canopy
4.10	Property		1	The Tides
4.11	Property		1	800 Maine
4.12	Property		1	The Anthem
4.13	Property		1	Incanto
4.14	Property		1	580 Water (Pier 4)
4.15	Property		1	Marina
5.00	Loan		1	200 Wood Avenue South	3,408,137.16	NAP	Amortizing Balloon	No	Actual/360	0	0	60	59	360
6.00	Loan	30, 31, 32, 33, 34	1	The Park Calabasas	NAP	2,750,396.64	Interest Only	No	Actual/360	60	60	60	60	0
7.00	Loan	5, 35, 36, 37	1	The Roosevelt New Orleans	NAP	2,068,728.72	Interest Only	No	Actual/360	60	60	60	60	0
8.00	Loan	38, 39, 40	1	Marriott Dallas Fort Worth Airport South	2,126,791.20	NAP	Amortizing Balloon	No	Actual/360	0	0	60	59	360
9.00	Loan		1	The Dior	NAP	1,352,020.80	Interest Only	No	Actual/360	60	59	60	59	0
10.00	Loan		1	111 on East Apartments	NAP	1,512,126.60	Interest Only	No	Actual/360	60	58	60	58	0
11.00	Loan	41, 42, 43	1	O'Hare 8 Portfolio	NAP	1,334,195.64	Interest Only	No	Actual/360	60	60	60	60	0
12.00	Loan	44, 45	1	One Glen Lakes	NAP	1,330,887.36	Interest Only	No	Actual/360	60	59	60	59	0
13.00	Loan	5, 46, 47, 48, 49, 50	1	Parkwyn Townhomes	NAP	1,107,809.16	Interest Only	No	Actual/360	60	58	60	58	0
14.00	Loan	5, 51, 52, 53, 54, 55, 56	1	347-363 Flushing Avenue	NAP	1,082,833.32	Interest Only	No	Actual/360	60	58	60	58	0
15.00	Loan	57, 58, 59	1	145 West 30th Street	NAP	1,012,875.00	Interest Only	No	Actual/360	60	60	60	60	0
16.00	Loan	60, 61	1	Cedar Village at Minerva Square	NAP	973,333.32	Interest Only	No	Actual/360	60	60	60	60	0
17.00	Loan		1	3030 Brighton 12th Street	NAP	779,467.68	Interest Only	No	Actual/360	60	58	60	58	0
18.00	Loan	62	1	149-153 Wooster Street	NAP	707,694.48	Interest Only	No	Actual/360	60	59	60	59	0
19.00	Loan		1	North Park Shopping Center	NAP	742,227.48	Interest Only	No	Actual/360	60	59	60	59	0
20.00	Loan	63, 64	1	Home2 Suites Pearland	607,956.60	NAP	Amortizing Balloon	No	Actual/360	0	0	60	59	360
21.00	Loan	65, 66	1	1339 Morris Avenue	NAP	477,795.12	Interest Only	No	Actual/360	60	59	60	59	0
22.00	Loan	67	1	Dodge Industrial	NAP	442,041.36	Interest Only	No	Actual/360	60	59	60	59	0
23.00	Loan	68, 69	1	2783 Webb Avenue	NAP	422,664.96	Interest Only	No	Actual/360	60	59	60	59	0
24.00	Loan	70, 71, 72	1	Hampton Inn Marysville	NAP	429,888.89	Interest Only	No	Actual/360	60	59	60	59	0
25.00	Loan	73, 74	1	Hotel Shocard	NAP	400,739.58	Interest Only	No	Actual/360	60	59	60	59	0
26.00	Loan	5, 75, 76, 77, 78, 79	1	1499 Bedford Avenue	NAP	312,075.00	Interest Only	No	Actual/360	60	59	60	59	0
27.00	Loan	5, 80, 81, 82, 83, 84, 85	1	1535 Broadway	NAP	320,994.72	Interest Only	No	Actual/360	60	58	60	58	0
28.00	Loan	5	1	Shaw Park Plaza	395,160.12	NAP	Amortizing Balloon	No	Actual/360	0	0	60	58	360
29.00	Loan	86, 87	1	50 Clifford Place	NAP	349,158.00	Interest Only	No	Actual/360	60	59	60	59	0
30.00	Loan		1	377 Ocean Parkway	NAP	274,206.24	Interest Only	No	Actual/360	60	58	60	58	0
31.00	Loan		1	8201 Bay Parkway	NAP	273,790.56	Interest Only	No	Actual/360	60	58	60	58	0
32.00	Loan	88	1	All Purpose Storage - Syracuse	NAP	273,275.52	Interest Only	No	Actual/360	60	58	60	58	0

A-1-4

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Remaining Amortization Term (Mos.)	Origination Date	Seasoning (Mos.)	Payment Due Date	First Payment Date	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period - Late Fee (Days)	Grace Period - Default (Days)	Prepayment Provision
1.00	Loan	5, 6, 7, 8, 9, 10, 11, 12, 13	1	Century Business Center	0	5/29/2025	1	6	7/6/2025	NAP	6/6/2030	NAP	0	0	L(25),D(28),O(7)
2.00	Loan	5, 14, 15, 16, 17, 18,	1	Gateway Industrial Center	0	6/9/2025	1	6	7/6/2025	NAP	7/6/2030	NAP	0	0	L(25),D(29),O(7)
3.00	Loan	5, 19, 20, 21, 22, 23	1	322 Grand Concourse	0	6/12/2025	0	6	8/6/2025	NAP	7/6/2030	NAP	0	0	L(24),D(30),O(6)
4.00	Loan	5, 24, 25, 26, 27, 28, 29	15	The Wharf	0	6/18/2025	0	11	8/11/2025	NAP	7/11/2030	NAP	5	0	L(24),DorYM1(29),O(7)
4.01	Property		1	670-680 Maine
4.02	Property		1	1000 Maine
4.03	Property		1	Phase I Retail
4.04	Property		1	The Channel
4.05	Property		1	Garage (Ph I)
4.06	Property		1	Hyatt House
4.07	Property		1	Phase II Retail
4.08	Property		1	Garage (Ph II)
4.09	Property		1	Canopy
4.10	Property		1	The Tides
4.11	Property		1	800 Maine
4.12	Property		1	The Anthem
4.13	Property		1	Incanto
4.14	Property		1	580 Water (Pier 4)
4.15	Property		1	Marina
5.00	Loan		1	200 Wood Avenue South	359	5/14/2025	1	11	7/11/2025	7/11/2025	6/11/2030	NAP	0	0	L(25),D(31),O(4)
6.00	Loan	30, 31, 32, 33, 34	1	The Park Calabasas	0	6/13/2025	0	6	8/6/2025	NAP	7/6/2030	NAP	0	0	L(24),YM1(29),O(7)
7.00	Loan	5, 35, 36, 37	1	The Roosevelt New Orleans	0	6/30/2025	0	6	8/6/2025	NAP	7/6/2030	NAP	0	0	L(24),D(29),O(7)
8.00	Loan	38, 39, 40	1	Marriott Dallas Fort Worth Airport South	359	5/28/2025	1	11	7/11/2025	7/11/2025	6/11/2030	NAP	0	0	L(25),D(28),O(7)
9.00	Loan		1	The Dior	0	5/30/2025	1	11	7/11/2025	NAP	6/11/2030	NAP	0	0	L(25),D(31),O(4)
10.00	Loan		1	111 on East Apartments	0	4/30/2025	2	6	6/6/2025	NAP	5/6/2030	NAP	0	0	L(26),D(30),O(4)
11.00	Loan	41, 42, 43	1	O'Hare 8 Portfolio	0	6/13/2025	0	6	8/6/2025	NAP	7/6/2030	NAP	0	0	L(24),D(29),O(7)
12.00	Loan	44, 45	1	One Glen Lakes	0	6/6/2025	1	6	7/6/2025	NAP	6/6/2030	NAP	0	0	L(25),D(31),O(4)
13.00	Loan	5, 46, 47, 48, 49, 50	1	Parkwyn Townhomes	0	4/29/2025	2	6	6/6/2025	NAP	5/6/2030	NAP	0	0	L(7),YM2(49),O(4)
14.00	Loan	5, 51, 52, 53, 54, 55, 56	1	347-363 Flushing Avenue	0	4/24/2025	2	6	6/6/2025	NAP	5/6/2030	NAP	0	0	L(26),D(28),O(6)
15.00	Loan	57, 58, 59	1	145 West 30th Street	0	6/24/2025	0	6	8/6/2025	NAP	7/6/2030	NAP	0	0	L(24),D(29),O(7)
16.00	Loan	60, 61	1	Cedar Village at Minerva Square	0	6/20/2025	0	6	8/6/2025	NAP	7/6/2030	NAP	0	0	L(24),D(32),O(4)
17.00	Loan		1	3030 Brighton 12th Street	0	4/30/2025	2	6	6/6/2025	NAP	5/6/2030	NAP	0	0	L(26),YM1(28),O(6)
18.00	Loan	62	1	149-153 Wooster Street	0	5/27/2025	1	6	7/6/2025	NAP	6/6/2030	NAP	0	0	L(25),D(28),O(7)
19.00	Loan		1	North Park Shopping Center	0	6/6/2025	1	6	7/6/2025	NAP	6/6/2030	NAP	0	0	L(25),D(28),O(7)
20.00	Loan	63, 64	1	Home2 Suites Pearland	359	5/30/2025	1	6	7/6/2025	7/6/2025	6/6/2030	NAP	0	0	L(25),YM1(28),O(7)
21.00	Loan	65, 66	1	1339 Morris Avenue	0	5/9/2025	1	6	7/6/2025	NAP	6/6/2030	NAP	0	0	L(25),D(31),O(4)
22.00	Loan	67	1	Dodge Industrial	0	6/6/2025	1	6	7/6/2025	NAP	6/6/2030	NAP	0	0	L(25),D(31),O(4)
23.00	Loan	68, 69	1	2783 Webb Avenue	0	5/9/2025	1	6	7/6/2025	NAP	6/6/2030	NAP	0	0	L(25),D(31),O(4)
24.00	Loan	70, 71, 72	1	Hampton Inn Marysville	0	5/15/2025	1	6	7/6/2025	NAP	6/6/2030	NAP	0	0	L(25),D(30),O(5)
25.00	Loan	73, 74	1	Hotel Shocard	0	6/6/2025	1	6	7/6/2025	NAP	6/6/2030	NAP	0	0	L(25),D(31),O(4)
26.00	Loan	5, 75, 76, 77, 78, 79	1	1499 Bedford Avenue	0	5/30/2025	1	6	7/6/2025	NAP	6/6/2030	NAP	0	0	L(25),D(29),O(6)
27.00	Loan	5, 80, 81, 82, 83, 84, 85	1	1535 Broadway	0	4/14/2025	2	1	6/1/2025	NAP	5/1/2030	NAP	3	0	L(26),D(27),O(7)
28.00	Loan	5	1	Shaw Park Plaza	358	5/5/2025	2	5	6/5/2025	6/5/2025	5/5/2030	NAP	0	0	L(26),DorYM1(27),O(7)
29.00	Loan	86, 87	1	50 Clifford Place	0	5/9/2025	1	6	7/6/2025	NAP	6/6/2030	NAP	0	0	L(25),D(31),O(4)
30.00	Loan		1	377 Ocean Parkway	0	4/29/2025	2	6	6/6/2025	NAP	5/6/2030	NAP	0	0	L(26),YM1(28),O(6)
31.00	Loan		1	8201 Bay Parkway	0	4/30/2025	2	6	6/6/2025	NAP	5/6/2030	NAP	0	0	L(26),YM1(28),O(6)
32.00	Loan	88	1	All Purpose Storage - Syracuse	0	5/8/2025	2	6	6/6/2025	NAP	5/6/2030	NAP	0	0	L(26),D(30),O(4)

A-1-5

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Most Recent EGI ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent NOI Date	Most Recent Description	Second Most Recent EGI ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date	Second Most Recent Description
1.00	Loan	5, 6, 7, 8, 9, 10, 11, 12, 13	1	Century Business Center	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.00	Loan	5, 14, 15, 16, 17, 18,	1	Gateway Industrial Center	9,844,984	3,734,484	6,110,500	4/30/2025	T-12	9,590,218	3,699,195	5,891,023	12/31/2024	T-12
3.00	Loan	5, 19, 20, 21, 22, 23	1	322 Grand Concourse	5,570,423	488,190	5,082,233	4/30/2025	T-3 Annualized	3,068,830	533,988	2,534,842	12/31/2024	T-12
4.00	Loan	5, 24, 25, 26, 27, 28, 29	15	The Wharf	177,897,628	92,831,824	85,065,804	3/31/2025	T-12	177,037,288	91,133,015	85,904,273	12/31/2024	T-12
4.01	Property		1	670-680 Maine	26,547,325	15,016,503	11,530,822	3/31/2025	T-12	26,064,701	14,599,219	11,465,482	12/31/2024	T-12
4.02	Property		1	1000 Maine	20,374,686	9,262,425	11,112,261	3/31/2025	T-12	20,515,868	9,075,507	11,440,361	12/31/2024	T-12
4.03	Property		1	Phase I Retail	17,876,633	8,289,828	9,586,805	3/31/2025	T-12	18,111,046	8,259,562	9,851,484	12/31/2024	T-12
4.04	Property		1	The Channel	13,983,494	6,911,862	7,071,632	3/31/2025	T-12	13,998,573	6,860,813	7,137,760	12/31/2024	T-12
4.05	Property		1	Garage (Ph I)	11,970,392	3,500,451	8,469,941	3/31/2025	T-12	12,031,430	3,677,779	8,353,651	12/31/2024	T-12
4.06	Property		1	Hyatt House	19,621,169	12,635,862	6,985,307	3/31/2025	T-12	19,307,578	12,506,062	6,801,516	12/31/2024	T-12
4.07	Property		1	Phase II Retail	7,863,025	2,621,501	5,241,524	3/31/2025	T-12	7,693,145	2,531,528	5,161,617	12/31/2024	T-12
4.08	Property		1	Garage (Ph II)	6,709,439	2,109,831	4,599,608	3/31/2025	T-12	6,605,376	2,046,817	4,558,559	12/31/2024	T-12
4.09	Property		1	Canopy	17,416,676	12,888,145	4,528,531	3/31/2025	T-12	17,279,138	12,647,839	4,631,299	12/31/2024	T-12
4.10	Property		1	The Tides	5,773,605	3,817,707	1,955,899	3/31/2025	T-12	5,818,564	3,653,387	2,165,177	12/31/2024	T-12
4.11	Property		1	800 Maine	10,624,018	5,912,959	4,711,059	3/31/2025	T-12	10,900,772	5,815,173	5,085,599	12/31/2024	T-12
4.12	Property		1	The Anthem	6,289,377	1,201,039	5,088,338	3/31/2025	T-12	6,072,631	1,206,007	4,866,624	12/31/2024	T-12
4.13	Property		1	Incanto	4,314,479	2,961,888	1,352,591	3/31/2025	T-12	4,297,199	2,972,636	1,324,563	12/31/2024	T-12
4.14	Property		1	580 Water (Pier 4)	3,358,579	1,303,687	2,054,892	3/31/2025	T-12	3,315,256	1,268,317	2,046,939	12/31/2024	T-12
4.15	Property		1	Marina	5,174,730	4,398,136	776,594	3/31/2025	T-12	5,026,011	4,012,369	1,013,642	12/31/2024	T-12
5.00	Loan		1	200 Wood Avenue South	11,422,261	5,035,934	6,386,328	2/28/2025	T-12	11,206,812	4,907,430	6,299,382	12/31/2024	T-12
6.00	Loan	30, 31, 32, 33, 34	1	The Park Calabasas	10,771,392	4,127,085	6,644,307	3/31/2025	T-12	10,663,740	4,220,152	6,443,588	12/31/2024	T-12
7.00	Loan	5, 35, 36, 37	1	The Roosevelt New Orleans	66,737,231	46,506,993	20,230,238	3/31/2025	T-12	63,171,481	45,530,930	17,640,551	12/31/2024	T-12
8.00	Loan	38, 39, 40	1	Marriott Dallas Fort Worth Airport South	14,081,809	9,171,266	4,910,543	3/31/2025	T-12	13,807,449	9,261,735	4,545,714	12/31/2024	T-12
9.00	Loan		1	The Dior	1,794,088	295,292	1,498,796	3/31/2025	T-12	1,790,618	309,089	1,481,529	12/31/2024	T-12
10.00	Loan		1	111 on East Apartments	3,248,190	1,353,797	1,894,393	3/31/2025	T-12	2,996,455	1,522,442	1,474,013	12/31/2023	T-12
11.00	Loan	41, 42, 43	1	O'Hare 8 Portfolio	2,025,165	443,414	1,581,751	3/31/2025	T-12	1,943,388	467,237	1,476,151	12/31/2024	T-12
12.00	Loan	44, 45	1	One Glen Lakes	4,016,505	2,192,870	1,823,635	3/31/2025	T-12	4,032,891	2,210,748	1,822,143	12/31/2024	T-12
13.00	Loan	5, 46, 47, 48, 49, 50	1	Parkwyn Townhomes	4,265,844	2,513,392	1,752,452	2/28/2025	T-12	4,213,753	2,561,683	1,652,070	12/31/2024	T-12
14.00	Loan	5, 51, 52, 53, 54, 55, 56	1	347-363 Flushing Avenue	4,344,105	1,288,952	3,055,154	2/28/2025	T-12	NAV	NAV	NAV	NAV	NAV
15.00	Loan	57, 58, 59	1	145 West 30th Street	3,147,974	1,706,116	1,441,858	3/31/2025	T-12	3,141,909	1,707,380	1,434,529	12/31/2024	T-12
16.00	Loan	60, 61	1	Cedar Village at Minerva Square	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.00	Loan		1	3030 Brighton 12th Street	1,836,977	698,841	1,138,137	2/28/2025	T-12	1,816,602	711,365	1,105,237	12/31/2024	T-12
18.00	Loan	62	1	149-153 Wooster Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
19.00	Loan		1	North Park Shopping Center	1,952,211	740,242	1,211,968	4/30/2025	T-12	1,879,501	744,447	1,135,054	12/31/2024	T-12
20.00	Loan	63, 64	1	Home2 Suites Pearland	3,297,679	2,198,408	1,099,271	3/31/2025	T-12	3,346,178	2,192,374	1,153,803	12/31/2024	T-12
21.00	Loan	65, 66	1	1339 Morris Avenue	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
22.00	Loan	67	1	Dodge Industrial	993,795	339,868	653,927	4/30/2025	T-12	933,884	344,802	589,082	12/31/2024	T-12
23.00	Loan	68, 69	1	2783 Webb Avenue	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
24.00	Loan	70, 71, 72	1	Hampton Inn Marysville	2,390,000	1,451,000	939,000	2/28/2025	T-12	2,145,000	1,351,000	794,000	12/31/2024	T-12
25.00	Loan	73, 74	1	Hotel Shocard	4,093,726	3,027,928	1,065,798	3/31/2025	T-12	4,098,440	3,040,964	1,057,476	12/31/2024	T-12
26.00	Loan	5, 75, 76, 77, 78, 79	1	1499 Bedford Avenue	3,233,923	703,164	2,530,759	3/31/2025	T-12	NAV	NAV	NAV	NAV	NAV
27.00	Loan	5, 80, 81, 82, 83, 84, 85	1	1535 Broadway	82,539,792	13,386,040	69,153,753	12/31/2024	T-12	77,671,553	10,539,687	67,131,866	12/31/2023	T-12
28.00	Loan	5	1	Shaw Park Plaza	9,363,902	3,453,626	5,910,276	1/31/2025	T-12	9,227,803	3,426,659	5,801,145	12/31/2024	T-12
29.00	Loan	86, 87	1	50 Clifford Place	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
30.00	Loan		1	377 Ocean Parkway	662,413	327,272	335,141	2/28/2025	T-12	660,080	329,837	330,243	12/31/2024	T-12
31.00	Loan		1	8201 Bay Parkway	718,398	351,212	367,186	2/28/2025	T-12	746,324	359,075	387,249	12/31/2024	T-12
32.00	Loan	88	1	All Purpose Storage - Syracuse	558,335	151,907	406,428	2/28/2025	T-12	NAV	NAV	NAV	NAV	NAV

A-1-6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Most Recent EGI ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description	Underwritten Economic Occupancy (%)	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)
1.00	Loan	5, 6, 7, 8, 9, 10, 11, 12, 13	1	Century Business Center	NAV	NAV	NAV	NAV	NAV	95.0%	8,091,378	371,141	7,720,237
2.00	Loan	5, 14, 15, 16, 17, 18,	1	Gateway Industrial Center	8,294,359	2,904,901	5,389,457	12/31/2023	T-12	79.3%	12,092,176	3,804,601	8,287,574
3.00	Loan	5, 19, 20, 21, 22, 23	1	322 Grand Concourse	NAV	NAV	NAV	NAV	NAV	95.0%	6,258,647	642,914	5,615,732
4.00	Loan	5, 24, 25, 26, 27, 28, 29	15	The Wharf	169,459,101	88,666,801	80,792,301	12/31/2023	T-12	90.2%	202,966,635	94,863,741	108,102,894
4.01	Property		1	670-680 Maine	25,046,927	12,502,090	12,544,837	12/31/2023	T-12	86.7%	44,590,549	15,917,619	28,672,930
4.02	Property		1	1000 Maine	20,413,581	8,270,699	12,142,882	12/31/2023	T-12	94.8%	23,904,488	9,389,036	14,515,453
4.03	Property		1	Phase I Retail	18,284,489	7,737,431	10,547,058	12/31/2023	T-12	83.9%	18,187,614	8,316,769	9,870,844
4.04	Property		1	The Channel	13,960,725	6,836,895	7,123,830	12/31/2023	T-12	91.1%	14,466,864	6,667,424	7,799,440
4.05	Property		1	Garage (Ph I)	12,124,614	4,146,770	7,977,844	12/31/2023	T-12	100.0%	12,214,948	3,670,839	8,544,110
4.06	Property		1	Hyatt House	18,040,705	11,997,729	6,042,976	12/31/2023	T-12	79.8%	19,621,169	12,728,876	6,892,293
4.07	Property		1	Phase II Retail	6,095,942	2,076,312	4,019,630	12/31/2023	T-12	98.0%	9,111,104	2,945,084	6,166,020
4.08	Property		1	Garage (Ph II)	6,029,688	3,252,265	2,777,423	12/31/2023	T-12	100.0%	6,690,104	2,784,410	3,905,694
4.09	Property		1	Canopy	17,093,197	12,837,205	4,255,992	12/31/2023	T-12	78.5%	17,416,676	12,862,149	4,554,527
4.10	Property		1	The Tides	4,620,594	3,766,924	853,669	12/31/2023	T-12	82.1%	6,752,961	3,930,953	2,822,008
4.11	Property		1	800 Maine	10,200,265	5,777,310	4,422,955	12/31/2023	T-12	100.0%	10,825,614	6,071,365	4,754,249
4.12	Property		1	The Anthem	5,631,616	1,486,525	4,145,091	12/31/2023	T-12	100.0%	6,538,560	1,915,634	4,622,926
4.13	Property		1	Incanto	4,363,617	3,037,234	1,326,383	12/31/2023	T-12	90.6%	4,504,665	2,997,522	1,507,143
4.14	Property		1	580 Water (Pier 4)	3,077,751	1,299,635	1,778,116	12/31/2023	T-12	82.1%	3,669,678	1,315,456	2,354,222
4.15	Property		1	Marina	4,475,391	3,641,777	833,614	12/31/2023	T-12	100.0%	4,471,639	3,350,604	1,121,035
5.00	Loan		1	200 Wood Avenue South	8,941,912	4,520,814	4,421,098	12/31/2023	T-12	92.5%	12,297,592	5,525,493	6,772,099
6.00	Loan	30, 31, 32, 33, 34	1	The Park Calabasas	9,757,468	4,127,629	5,629,839	12/31/2023	T-12	95.0%	10,907,106	4,395,395	6,511,711
7.00	Loan	5, 35, 36, 37	1	The Roosevelt New Orleans	62,442,563	43,408,039	19,034,524	12/31/2023	T-12	70.2%	66,737,231	46,433,563	20,303,668
8.00	Loan	38, 39, 40	1	Marriott Dallas Fort Worth Airport South	16,696,722	11,177,253	5,519,469	12/31/2023	T-12	54.3%	14,081,809	9,707,424	4,374,385
9.00	Loan		1	The Dior	1,439,865	421,531	1,018,334	12/31/2023	T-12	95.0%	2,002,230	371,654	1,630,577
10.00	Loan		1	111 on East Apartments	2,803,397	1,455,863	1,347,534	12/31/2022	T-12	94.9%	3,470,981	1,495,937	1,975,044
11.00	Loan	41, 42, 43	1	O'Hare 8 Portfolio	NAV	NAV	NAV	NAV	NAV	94.9%	2,494,707	631,688	1,863,019
12.00	Loan	44, 45	1	One Glen Lakes	4,131,722	2,084,270	2,047,451	12/31/2023	T-12	83.1%	4,314,281	2,233,431	2,080,849
13.00	Loan	5, 46, 47, 48, 49, 50	1	Parkwyn Townhomes	3,889,256	2,163,857	1,725,400	12/31/2023	T-12	91.3%	4,302,885	1,882,947	2,419,938
14.00	Loan	5, 51, 52, 53, 54, 55, 56	1	347-363 Flushing Avenue	NAV	NAV	NAV	NAV	NAV	93.0%	8,528,192	1,209,804	7,318,388
15.00	Loan	57, 58, 59	1	145 West 30th Street	2,976,907	1,861,289	1,115,618	12/31/2023	T-12	77.5%	3,868,818	1,796,579	2,072,238
16.00	Loan	60, 61	1	Cedar Village at Minerva Square	NAV	NAV	NAV	NAV	NAV	95.0%	1,672,919	259,015	1,413,904
17.00	Loan		1	3030 Brighton 12th Street	1,817,060	755,661	1,061,399	12/31/2023	T-12	98.0%	1,832,675	785,367	1,047,309
18.00	Loan	62	1	149-153 Wooster Street	NAV	NAV	NAV	NAV	NAV	97.0%	1,370,851	425,775	945,077
19.00	Loan		1	North Park Shopping Center	1,678,430	762,605	915,825	12/31/2023	T-12	90.7%	1,831,747	760,955	1,070,792
20.00	Loan	63, 64	1	Home2 Suites Pearland	2,961,746	2,096,846	864,901	12/31/2023	T-12	87.4%	3,297,679	2,250,219	1,047,460
21.00	Loan	65, 66	1	1339 Morris Avenue	NAV	NAV	NAV	NAV	NAV	92.7%	904,032	136,736	767,296
22.00	Loan	67	1	Dodge Industrial	565,623	226,803	338,819	12/31/2023	T-12	95.0%	1,020,920	259,856	761,064
23.00	Loan	68, 69	1	2783 Webb Avenue	NAV	NAV	NAV	NAV	NAV	95.0%	746,076	94,569	651,507
24.00	Loan	70, 71, 72	1	Hampton Inn Marysville	2,361,000	1,457,000	904,000	12/31/2023	T-12	60.6%	2,390,000	1,491,858	898,142
25.00	Loan	73, 74	1	Hotel Shocard	3,837,207	3,013,680	823,527	12/31/2023	T-12	93.9%	4,093,726	3,037,629	1,056,097
26.00	Loan	5, 75, 76, 77, 78, 79	1	1499 Bedford Avenue	NAV	NAV	NAV	NAV	NAV	92.1%	5,326,915	790,786	4,536,130
27.00	Loan	5, 80, 81, 82, 83, 84, 85	1	1535 Broadway	71,723,158	7,942,609	63,780,550	12/31/2022	T-12	98.3%	74,830,350	14,935,901	59,894,449
28.00	Loan	5	1	Shaw Park Plaza	8,496,059	3,661,095	4,834,964	12/31/2023	T-12	95.0%	10,987,592	3,536,705	7,450,887
29.00	Loan	86, 87	1	50 Clifford Place	NAV	NAV	NAV	NAV	NAV	95.0%	698,053	102,353	595,700
30.00	Loan		1	377 Ocean Parkway	648,945	314,855	334,090	12/31/2023	T-12	98.0%	732,700	350,915	381,784
31.00	Loan		1	8201 Bay Parkway	680,718	356,464	324,254	12/31/2023	T-12	98.0%	779,996	383,690	396,306
32.00	Loan	88	1	All Purpose Storage - Syracuse	NAV	NAV	NAV	NAV	NAV	61.5%	571,051	215,251	355,800

A-1-7

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)	Appraised Value ($)	Appraised Value Type
1.00	Loan	5, 6, 7, 8, 9, 10, 11, 12, 13	1	Century Business Center	210,000	0	7,510,237	1.82	1.77	12.2%	11.9%	166,000,000	As Is
2.00	Loan	5, 14, 15, 16, 17, 18,	1	Gateway Industrial Center	144,184	218,538	7,924,853	1.30	1.25	8.9%	8.5%	144,200,000	As Is
3.00	Loan	5, 19, 20, 21, 22, 23	1	322 Grand Concourse	38,550	4,000	5,573,182	1.26	1.25	8.0%	8.0%	103,000,000	As Is
4.00	Loan	5, 24, 25, 26, 27, 28, 29	15	The Wharf	1,937,297	2,469,376	103,696,220	2.73	2.62	15.0%	14.4%	1,730,000,000	As Portfolio
4.01	Property		1	670-680 Maine	100,196	1,001,962	27,570,772					396,000,000	As Is
4.02	Property		1	1000 Maine	49,850	498,502	13,967,100					197,000,000	As Is
4.03	Property		1	Phase I Retail	43,080	430,796	9,396,969					171,000,000	As Is
4.04	Property		1	The Channel	100,200	0	7,699,240					151,400,000	As Is
4.05	Property		1	Garage (Ph I)	0	0	8,544,110					115,400,000	As Is
4.06	Property		1	Hyatt House	784,847	0	6,107,446					103,000,000	As Is
4.07	Property		1	Phase II Retail	18,227	182,272	5,965,521					89,500,000	As Is
4.08	Property		1	Garage (Ph II)	0	0	3,905,694					80,400,000	As Is
4.09	Property		1	Canopy	696,667	0	3,857,860					77,800,000	As Is
4.10	Property		1	The Tides	51,000	0	2,771,008					77,700,000	As Is
4.11	Property		1	800 Maine	29,903	299,030	4,425,316					75,100,000	As Is
4.12	Property		1	The Anthem	28,046	0	4,594,880					63,800,000	As Is
4.13	Property		1	Incanto	29,600	0	1,477,543					40,800,000	As Is
4.14	Property		1	580 Water (Pier 4)	5,681	56,814	2,291,727					34,100,000	As Is
4.15	Property		1	Marina	0	0	1,121,035					27,400,000	As Is
5.00	Loan		1	200 Wood Avenue South	53,854	538,538	6,179,708	1.99	1.81	16.1%	14.7%	83,700,000	As Is
6.00	Loan	30, 31, 32, 33, 34	1	The Park Calabasas	44,533	333,517	6,133,661	2.37	2.23	17.1%	16.1%	70,600,000	As Is
7.00	Loan	5, 35, 36, 37	1	The Roosevelt New Orleans	3,336,862	0	16,966,806	2.24	1.87	15.6%	13.1%	243,000,000	As Is
8.00	Loan	38, 39, 40	1	Marriott Dallas Fort Worth Airport South	563,272	0	3,811,113	2.06	1.79	15.9%	13.9%	60,500,000	As Is
9.00	Loan		1	The Dior	13,230	0	1,617,347	1.21	1.20	7.8%	7.7%	33,600,000	As Is
10.00	Loan		1	111 on East Apartments	74,100	0	1,900,944	1.31	1.26	9.8%	9.4%	31,250,000	As Is
11.00	Loan	41, 42, 43	1	O'Hare 8 Portfolio	33,649	74,406	1,754,964	1.40	1.32	9.7%	9.1%	28,800,000	As Is
12.00	Loan	44, 45	1	One Glen Lakes	13,613	340,316	1,726,920	1.56	1.30	12.0%	9.9%	29,100,000	As Is
13.00	Loan	5, 46, 47, 48, 49, 50	1	Parkwyn Townhomes	62,901	0	2,357,037	1.42	1.38	10.4%	10.1%	41,500,000	Hypothetical Market Value Encumbered by HFC
14.00	Loan	5, 51, 52, 53, 54, 55, 56	1	347-363 Flushing Avenue	29,648	185,303	7,103,437	1.35	1.31	9.8%	9.5%	111,400,000	As Is
15.00	Loan	57, 58, 59	1	145 West 30th Street	26,753	148,648	1,896,837	2.05	1.87	13.8%	12.6%	35,200,000	As Is
16.00	Loan	60, 61	1	Cedar Village at Minerva Square	22,500	0	1,391,404	1.45	1.43	9.4%	9.3%	21,800,000	As Is
17.00	Loan		1	3030 Brighton 12th Street	24,000	0	1,023,309	1.34	1.31	8.7%	8.5%	17,000,000	As Is
18.00	Loan	62	1	149-153 Wooster Street	3,762	39,267	902,047	1.34	1.27	9.5%	9.0%	19,200,000	As Is
19.00	Loan		1	North Park Shopping Center	0	0	1,070,792	1.44	1.44	10.9%	10.9%	17,600,000	As Is
20.00	Loan	63, 64	1	Home2 Suites Pearland	131,907	0	915,553	1.72	1.51	15.5%	13.6%	11,500,000	As Is
21.00	Loan	65, 66	1	1339 Morris Avenue	6,250	0	761,046	1.61	1.59	11.8%	11.7%	11,200,000	As Is
22.00	Loan	67	1	Dodge Industrial	12,108	68,210	680,746	1.72	1.54	13.1%	11.7%	8,900,000	As Is
23.00	Loan	68, 69	1	2783 Webb Avenue	4,750	0	646,757	1.54	1.53	11.3%	11.2%	9,500,000	As Is
24.00	Loan	70, 71, 72	1	Hampton Inn Marysville	95,600	0	802,542	2.09	1.87	16.9%	15.1%	8,600,000	As Complete
25.00	Loan	73, 74	1	Hotel Shocard	163,749	0	892,348	2.64	2.23	20.7%	17.5%	11,500,000	As Is
26.00	Loan	5, 75, 76, 77, 78, 79	1	1499 Bedford Avenue	19,600	9,200	4,507,330	1.25	1.25	7.8%	7.8%	88,500,000	As Is
27.00	Loan	5, 80, 81, 82, 83, 84, 85	1	1535 Broadway	176,620	212,962	59,504,867	3.37	3.34	21.6%	21.5%	1,040,000,000	As Is
28.00	Loan	5	1	Shaw Park Plaza	88,937	277,927	7,084,024	1.71	1.63	13.6%	12.9%	83,800,000	As Is
29.00	Loan	86, 87	1	50 Clifford Place	4,750	0	590,950	1.71	1.69	12.5%	12.4%	8,700,000	As Is
30.00	Loan		1	377 Ocean Parkway	11,500	0	370,284	1.39	1.35	8.5%	8.2%	7,600,000	As Is
31.00	Loan		1	8201 Bay Parkway	12,000	0	384,306	1.45	1.40	9.2%	8.9%	7,400,000	As Is
32.00	Loan	88	1	All Purpose Storage - Syracuse	5,793	0	350,007	1.30	1.28	9.9%	9.7%	7,400,000	As Is

A-1-8

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%)(3)	Occupancy Date	Single Tenant (Y/N)	Largest Tenant	Largest Tenant SF	Largest Tenant % of NRA
1.00	Loan	5, 6, 7, 8, 9, 10, 11, 12, 13	1	Century Business Center	3/5/2025	38.1%	38.1%	100.0%	7/1/2025	Yes	SpaceX	1,402,312	100.0%
2.00	Loan	5, 14, 15, 16, 17, 18,	1	Gateway Industrial Center	5/9/2025	64.5%	64.5%	78.1%	6/1/2025	No	Detroit Manufacturing Systems, LLC	727,535	50.5%
3.00	Loan	5, 19, 20, 21, 22, 23	1	322 Grand Concourse	4/10/2025	68.0%	68.0%	96.7%	5/14/2025	NAP	NAP	NAP	NAP
4.00	Loan	5, 24, 25, 26, 27, 28, 29	15	The Wharf	Various	41.5%	41.5%	93.0%	Various
4.01	Property		1	670-680 Maine	2/27/2025			92.2%	2/1/2025	No	Williams & Connolly LLP	313,485	62.6%
4.02	Property		1	1000 Maine	2/27/2025			95.2%	2/1/2025	No	Washington Gas Light Company	70,056	28.1%
4.03	Property		1	Phase I Retail	2/21/2025			84.4%	2/1/2025	No	Jessie Taylor Seafood	17,060	7.9%
4.04	Property		1	The Channel	2/27/2025			92.0%	3/31/2025	NAP	NAP	NAP	NAP
4.05	Property		1	Garage (Ph I)	3/4/2025			NAP	NAP	NAP	NAP	NAP	NAP
4.06	Property		1	Hyatt House	3/4/2025			79.8%	3/31/2025	NAP	NAP	NAP	NAP
4.07	Property		1	Phase II Retail	2/21/2025			98.0%	2/1/2025	No	Limani	15,348	16.8%
4.08	Property		1	Garage (Ph II)	3/4/2025			NAP	NAP	NAP	NAP	NAP	NAP
4.09	Property		1	Canopy	3/4/2025			78.5%	3/31/2025	NAP	NAP	NAP	NAP
4.10	Property		1	The Tides	2/27/2025			87.5%	3/31/2025	NAP	NAP	NAP	NAP
4.11	Property		1	800 Maine	2/27/2025			100.0%	2/1/2025	No	Cornerstone Gov Affairs Inc.	49,630	33.2%
4.12	Property		1	The Anthem	2/21/2025			100.0%	2/1/2025	Yes	Anthem	140,230	100.0%
4.13	Property		1	Incanto	2/27/2025			92.6%	3/31/2025	NAP	NAP	NAP	NAP
4.14	Property		1	580 Water (Pier 4)	2/27/2025			63.6%	2/1/2025	No	Hornblower Cruises and Events, LLC	11,675	41.1%
4.15	Property		1	Marina	3/4/2025			NAP	NAP	NAP	NAP	NAP	NAP
5.00	Loan		1	200 Wood Avenue South	12/6/2024	50.1%	47.7%	94.6%	5/12/2025	No	DSV Air & Sea Inc.	97,351	36.2%
6.00	Loan	30, 31, 32, 33, 34	1	The Park Calabasas	5/21/2025	54.0%	54.0%	100.0%	5/16/2025	No	Wella Operations US LLC	96,944	43.5%
7.00	Loan	5, 35, 36, 37	1	The Roosevelt New Orleans	1/31/2025	53.5%	53.5%	70.2%	3/31/2025	NAP	NAP	NAP	NAP
8.00	Loan	38, 39, 40	1	Marriott Dallas Fort Worth Airport South	4/28/2025	45.4%	42.9%	54.3%	3/31/2025	NAP	NAP	NAP	NAP
9.00	Loan		1	The Dior	4/14/2025	62.5%	62.5%	97.9%	6/1/2025	NAP	NAP	NAP	NAP
10.00	Loan		1	111 on East Apartments	2/21/2025	64.8%	64.8%	97.2%	3/29/2025	NAP	NAP	NAP	NAP
11.00	Loan	41, 42, 43	1	O'Hare 8 Portfolio	4/14/2025	67.0%	67.0%	95.0%	5/29/2025	No	Durable Longlasting Protective Coatings, Inc.	29,050	13.7%
12.00	Loan	44, 45	1	One Glen Lakes	4/1/2025	59.8%	59.8%	80.0%	6/1/2025	No	Camelot Communications, Ltd.	25,420	14.9%
13.00	Loan	5, 46, 47, 48, 49, 50	1	Parkwyn Townhomes	4/4/2025	56.0%	56.0%	93.8%	4/4/2025	NAP	NAP	NAP	NAP
14.00	Loan	5, 51, 52, 53, 54, 55, 56	1	347-363 Flushing Avenue	3/18/2025	67.3%	67.3%	99.9%	4/21/2025	No	Hoopla	24,032	16.2%
15.00	Loan	57, 58, 59	1	145 West 30th Street	5/2/2025	42.6%	42.6%	74.3%	5/1/2025	No	New Age Training, Inc.	16,692	16.8%
16.00	Loan	60, 61	1	Cedar Village at Minerva Square	6/11/2025	68.8%	68.8%	100.0%	6/30/2025	NAP	NAP	NAP	NAP
17.00	Loan		1	3030 Brighton 12th Street	3/5/2025	70.9%	70.9%	100.0%	4/2/2025	NAP	NAP	NAP	NAP
18.00	Loan	62	1	149-153 Wooster Street	4/21/2025	52.1%	52.1%	100.0%	4/16/2025	No	Circa Lighting	5,660	65.7%
19.00	Loan		1	North Park Shopping Center	4/10/2025	55.7%	55.7%	91.4%	4/30/2025	No	Save-A-Lot	16,936	31.5%
20.00	Loan	63, 64	1	Home2 Suites Pearland	1/1/2025	58.7%	56.4%	87.4%	3/31/2025	NAP	NAP	NAP	NAP
21.00	Loan	65, 66	1	1339 Morris Avenue	2/24/2025	58.0%	58.0%	92.0%	5/8/2025	NAP	NAP	NAP	NAP
22.00	Loan	67	1	Dodge Industrial	11/4/2024	65.2%	65.2%	100.0%	5/30/2025	No	Parker Fulfilment	32,661	40.5%
23.00	Loan	68, 69	1	2783 Webb Avenue	2/19/2025	60.5%	60.5%	100.0%	3/24/2025	NAP	NAP	NAP	NAP
24.00	Loan	70, 71, 72	1	Hampton Inn Marysville	3/1/2026	61.6%	61.6%	60.6%	2/28/2025	NAP	NAP	NAP	NAP
25.00	Loan	73, 74	1	Hotel Shocard	3/12/2025	44.3%	44.3%	93.9%	3/31/2025	NAP	NAP	NAP	NAP
26.00	Loan	5, 75, 76, 77, 78, 79	1	1499 Bedford Avenue	4/1/2025	65.5%	65.5%	100.0%	5/30/2025	NAP	NAP	NAP	NAP
27.00	Loan	5, 80, 81, 82, 83, 84, 85	1	1535 Broadway	10/1/2024	26.6%	26.6%	99.3%	2/1/2025	No	Marquis Theatre Associates LP	61,681	57.9%
28.00	Loan	5	1	Shaw Park Plaza	2/6/2025	65.5%	62.2%	96.3%	3/12/2025	No	Benjamin F. Edwards & Co. Inc.	47,844	17.2%
29.00	Loan	86, 87	1	50 Clifford Place	2/19/2025	54.6%	54.6%	100.0%	5/8/2025	NAP	NAP	NAP	NAP
30.00	Loan		1	377 Ocean Parkway	3/27/2025	59.2%	59.2%	100.0%	3/12/2025	NAP	NAP	NAP	NAP
31.00	Loan		1	8201 Bay Parkway	4/1/2025	58.1%	58.1%	100.0%	3/25/2025	NAP	NAP	NAP	NAP
32.00	Loan	88	1	All Purpose Storage - Syracuse	3/11/2025	48.6%	48.6%	88.6%	4/2/2025	NAP	NAP	NAP	NAP

A-1-9

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Largest Tenant Lease Expiration Date(4)	Second Largest Tenant	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date(4)	Third Largest Tenant
1.00	Loan	5, 6, 7, 8, 9, 10, 11, 12, 13	1	Century Business Center	12/31/2030	NAP	NAP	NAP	NAP	NAP
2.00	Loan	5, 14, 15, 16, 17, 18,	1	Gateway Industrial Center	9/30/2027 (572,610 SF), 10/31/2027 (154,925 SF)	Tiberina Detroit, Inc.	200,000	13.9%	12/31/2033	Quaker Houghton PA, Inc.
3.00	Loan	5, 19, 20, 21, 22, 23	1	322 Grand Concourse	NAP	NAP	NAP	NAP	NAP	NAP
4.00	Loan	5, 24, 25, 26, 27, 28, 29	15	The Wharf
4.01	Property		1	670-680 Maine	10/31/2038	PhRMA	76,470	15.3%	7/31/2041	Kelley Drye & Warren LLP
4.02	Property		1	1000 Maine	10/31/2034	Fish & Richardson, P.C.	49,801	20.0%	4/30/2034	Business Round Table
4.03	Property		1	Phase I Retail	2/28/2033	Del Mar da Fabio Trabocchi	12,964	6.0%	10/31/2032	Officina
4.04	Property		1	The Channel	NAP	NAP	NAP	NAP	NAP	NAP
4.05	Property		1	Garage (Ph I)	NAP	NAP	NAP	NAP	NAP	NAP
4.06	Property		1	Hyatt House	NAP	NAP	NAP	NAP	NAP	NAP
4.07	Property		1	Phase II Retail	8/31/2033	Gordon Ramsay Hell's Kitchen	14,802	16.2%	10/31/2032	The Goddard School
4.08	Property		1	Garage (Ph II)	NAP	NAP	NAP	NAP	NAP	NAP
4.09	Property		1	Canopy	NAP	NAP	NAP	NAP	NAP	NAP
4.10	Property		1	The Tides	NAP	NAP	NAP	NAP	NAP	NAP
4.11	Property		1	800 Maine	10/31/2036	Regus	43,880	29.3%	3/31/2031	Media Matters for America
4.12	Property		1	The Anthem	9/29/2037	NAP	NAP	NAP	NAP	NAP
4.13	Property		1	Incanto	NAP	NAP	NAP	NAP	NAP	NAP
4.14	Property		1	580 Water (Pier 4)	5/31/2033	OTJ Architects, Inc.	6,405	22.5%	4/30/2034	NAP
4.15	Property		1	Marina	NAP	NAP	NAP	NAP	NAP	NAP
5.00	Loan		1	200 Wood Avenue South	10/31/2031	Siemens Corporation	65,562	24.3%	9/30/2032	Helsinn Therapeutics
6.00	Loan	30, 31, 32, 33, 34	1	The Park Calabasas	4/30/2033	Republic Indemnity Company of America	41,325	18.6%	11/30/2030	AmaWaterways, LLC
7.00	Loan	5, 35, 36, 37	1	The Roosevelt New Orleans	NAP	NAP	NAP	NAP	NAP	NAP
8.00	Loan	38, 39, 40	1	Marriott Dallas Fort Worth Airport South	NAP	NAP	NAP	NAP	NAP	NAP
9.00	Loan		1	The Dior	NAP	NAP	NAP	NAP	NAP	NAP
10.00	Loan		1	111 on East Apartments	NAP	NAP	NAP	NAP	NAP	NAP
11.00	Loan	41, 42, 43	1	O'Hare 8 Portfolio	4/30/2029	D & S Wire, Inc.	29,005	13.7%	6/30/2029	NIDA Trading Corporation
12.00	Loan	44, 45	1	One Glen Lakes	12/31/2028	Lincoln Property Company Commercial	17,448	10.3%	12/31/2028	Urban Structure, LLC
13.00	Loan	5, 46, 47, 48, 49, 50	1	Parkwyn Townhomes	NAP	NAP	NAP	NAP	NAP	NAP
14.00	Loan	5, 51, 52, 53, 54, 55, 56	1	347-363 Flushing Avenue	6/14/2029	ODA Health	23,984	16.2%	12/31/2032	RE Tax Services
15.00	Loan	57, 58, 59	1	145 West 30th Street	1/31/2030	Spada Menswear Corp.	9,325	9.4%	5/31/2036	Lazarus Karp Ehrlich McCourt, LLP
16.00	Loan	60, 61	1	Cedar Village at Minerva Square	NAP	NAP	NAP	NAP	NAP	NAP
17.00	Loan		1	3030 Brighton 12th Street	NAP	NAP	NAP	NAP	NAP	NAP
18.00	Loan	62	1	149-153 Wooster Street	1/31/2034	Vibe Fine Art	2,957	34.3%	12/31/2034	NAP
19.00	Loan		1	North Park Shopping Center	1/31/2029	Dollar Tree	10,750	20.0%	3/31/2029	Snipes
20.00	Loan	63, 64	1	Home2 Suites Pearland	NAP	NAP	NAP	NAP	NAP	NAP
21.00	Loan	65, 66	1	1339 Morris Avenue	NAP	NAP	NAP	NAP	NAP	NAP
22.00	Loan	67	1	Dodge Industrial	12/31/2028	HB Live	25,726	31.9%	1/31/2028	R.A. Levine
23.00	Loan	68, 69	1	2783 Webb Avenue	NAP	NAP	NAP	NAP	NAP	NAP
24.00	Loan	70, 71, 72	1	Hampton Inn Marysville	NAP	NAP	NAP	NAP	NAP	NAP
25.00	Loan	73, 74	1	Hotel Shocard	NAP	NAP	NAP	NAP	NAP	NAP
26.00	Loan	5, 75, 76, 77, 78, 79	1	1499 Bedford Avenue	NAP	NAP	NAP	NAP	NAP	NAP
27.00	Loan	5, 80, 81, 82, 83, 84, 85	1	1535 Broadway	7/31/2050	Levi's	17,313	16.3%	1/31/2029	Sephora
28.00	Loan	5	1	Shaw Park Plaza	1/31/2033	Moneta Group, LLC	47,140	17.0%	11/30/2034 (26,629 SF); 12/31/2027 (20,511 SF)	Spencer Fane LLP
29.00	Loan	86, 87	1	50 Clifford Place	NAP	NAP	NAP	NAP	NAP	NAP
30.00	Loan		1	377 Ocean Parkway	NAP	NAP	NAP	NAP	NAP	NAP
31.00	Loan		1	8201 Bay Parkway	NAP	NAP	NAP	NAP	NAP	NAP
32.00	Loan	88	1	All Purpose Storage - Syracuse	NAP	NAP	NAP	NAP	NAP	NAP

A-1-10

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Largest Tenant SF	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date(4)	Fourth Largest Tenant	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date(4)	Fifth Largest Tenant
1.00	Loan	5, 6, 7, 8, 9, 10, 11, 12, 13	1	Century Business Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.00	Loan	5, 14, 15, 16, 17, 18,	1	Gateway Industrial Center	117,700	8.2%	9/30/2028	General Services Administration - IRS	80,556	5.6%	4/30/2038	Parsec, Inc.
3.00	Loan	5, 19, 20, 21, 22, 23	1	322 Grand Concourse	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.00	Loan	5, 24, 25, 26, 27, 28, 29	15	The Wharf
4.01	Property		1	670-680 Maine	65,308	13.0%	8/31/2042	Takeda Pharmaceuticals USA	6,461	1.3%	10/31/2033	NAP
4.02	Property		1	1000 Maine	44,724	17.9%	7/31/2039	Michael Best & Friedrich LLP	30,404	12.2%	10/31/2035	Madison Marquette Retail Services LLC
4.03	Property		1	Phase I Retail	12,711	5.9%	9/30/2028	La Vie	9,800	4.5%	10/31/2032	CVS
4.04	Property		1	The Channel	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.05	Property		1	Garage (Ph I)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.06	Property		1	Hyatt House	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.07	Property		1	Phase II Retail	8,772	9.6%	2/28/2034	Fogo de Chao	7,500	8.2%	11/30/2034	Philippe
4.08	Property		1	Garage (Ph II)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.09	Property		1	Canopy	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.10	Property		1	The Tides	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.11	Property		1	800 Maine	31,820	21.3%	5/31/2032	Van Scoyoc Associates Inc	20,932	14.0%	4/30/2028	BAE Systems, Inc
4.12	Property		1	The Anthem	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.13	Property		1	Incanto	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.14	Property		1	580 Water (Pier 4)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.15	Property		1	Marina	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.00	Loan		1	200 Wood Avenue South	24,567	9.1%	11/30/2033	Allied	21,010	7.8%	9/30/2029	Forvis / Mazars
6.00	Loan	30, 31, 32, 33, 34	1	The Park Calabasas	31,844	14.3%	4/30/2028	Poms & Associates Insurance Brokers, LLC	25,606	11.5%	3/31/2034	RGN- Calabasas I, LLC
7.00	Loan	5, 35, 36, 37	1	The Roosevelt New Orleans	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.00	Loan	38, 39, 40	1	Marriott Dallas Fort Worth Airport South	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.00	Loan		1	The Dior	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.00	Loan		1	111 on East Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.00	Loan	41, 42, 43	1	O'Hare 8 Portfolio	16,000	7.5%	6/30/2030	Formula Systems of North America, Inc.	10,660	5.0%	4/30/2030	Tech Print, Inc.
12.00	Loan	44, 45	1	One Glen Lakes	6,743	4.0%	3/31/2028	Dallas Therapy Collective	6,094	3.6%	3/31/2035	Insights Psychotherapy Group
13.00	Loan	5, 46, 47, 48, 49, 50	1	Parkwyn Townhomes	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.00	Loan	5, 51, 52, 53, 54, 55, 56	1	347-363 Flushing Avenue	7,978	5.4%	12/31/2034	Golden Gate Management/Public Valuations	6,541	4.4%	12/31/2034	Princess Boutique / LA pume
15.00	Loan	57, 58, 59	1	145 West 30th Street	8,473	8.6%	1/31/2039	Frost Lightning Inc.	8,323	8.4%	4/30/2028	Turner Trade School, Inc.
16.00	Loan	60, 61	1	Cedar Village at Minerva Square	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.00	Loan		1	3030 Brighton 12th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.00	Loan	62	1	149-153 Wooster Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.00	Loan		1	North Park Shopping Center	6,000	11.2%	12/31/2028	Mr Of Bridgeport, LLC	4,140	7.7%	3/31/2029	McDonald's Corporation
20.00	Loan	63, 64	1	Home2 Suites Pearland	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.00	Loan	65, 66	1	1339 Morris Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.00	Loan	67	1	Dodge Industrial	9,325	11.6%	3/24/2028	Excelsior Equity	7,100	8.8%	12/31/2034	Spot On Networks
23.00	Loan	68, 69	1	2783 Webb Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.00	Loan	70, 71, 72	1	Hampton Inn Marysville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25.00	Loan	73, 74	1	Hotel Shocard	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26.00	Loan	5, 75, 76, 77, 78, 79	1	1499 Bedford Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27.00	Loan	5, 80, 81, 82, 83, 84, 85	1	1535 Broadway	16,146	15.2%	1/31/2029	T-Mobile	4,600	4.3%	6/30/2035	Swatch
28.00	Loan	5	1	Shaw Park Plaza	39,250	14.1%	11/30/2034	Belden Inc	21,813	7.8%	8/31/2034	Viner Finance, Inc. (Oppenheimer)
29.00	Loan	86, 87	1	50 Clifford Place	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30.00	Loan		1	377 Ocean Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31.00	Loan		1	8201 Bay Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32.00	Loan	88	1	All Purpose Storage - Syracuse	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-11

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date(4)	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Flood Zone	Ownership Interest
1.00	Loan	5, 6, 7, 8, 9, 10, 11, 12, 13	1	Century Business Center	NAP	NAP	NAP	3/4/2025	NAP	3/4/2025	3/4/2025	14%	No	Fee
2.00	Loan	5, 14, 15, 16, 17, 18,	1	Gateway Industrial Center	1	0.0%	11/30/2026	6/6/2025	NAP	6/5/2025	NAP	NAP	No	Fee
3.00	Loan	5, 19, 20, 21, 22, 23	1	322 Grand Concourse	NAP	NAP	NAP	5/22/2025	NAP	5/16/2025	NAP	NAP	No	Fee
4.00	Loan	5, 24, 25, 26, 27, 28, 29	15	The Wharf
4.01	Property		1	670-680 Maine	NAP	NAP	NAP	9/11/2024	NAP	9/10/2024	NAP	NAP	No	Leasehold
4.02	Property		1	1000 Maine	13,172	5.3%	7/31/2029	9/12/2024	NAP	9/10/2024	NAP	NAP	No	Leasehold
4.03	Property		1	Phase I Retail	9,040	4.2%	1/31/2038	Various	NAP	Various	NAP	NAP	Yes - AE	Leasehold
4.04	Property		1	The Channel	NAP	NAP	NAP	9/11/2024	NAP	9/25/2024	NAP	NAP	No	Leasehold
4.05	Property		1	Garage (Ph I)	NAP	NAP	NAP	9/12/2024	NAP	9/10/2024	NAP	NAP	No	Leasehold
4.06	Property		1	Hyatt House	NAP	NAP	NAP	9/12/2024	NAP	9/23/2024	NAP	NAP	No	Leasehold
4.07	Property		1	Phase II Retail	7,373	8.1%	3/31/2038	9/11/2024	NAP	9/10/2024	NAP	NAP	No	Leasehold
4.08	Property		1	Garage (Ph II)	NAP	NAP	NAP	9/11/2024	NAP	9/17/2024	NAP	NAP	No	Leasehold
4.09	Property		1	Canopy	NAP	NAP	NAP	9/11/2024	NAP	9/10/2024	NAP	NAP	No	Leasehold
4.10	Property		1	The Tides	NAP	NAP	NAP	9/11/2024	NAP	9/23/2024	NAP	NAP	No	Leasehold
4.11	Property		1	800 Maine	3,253	2.2%	7/31/2031	9/12/2024	NAP	9/10/2024	NAP	NAP	No	Leasehold
4.12	Property		1	The Anthem	NAP	NAP	NAP	9/11/2024	NAP	9/25/2024	NAP	NAP	No	Leasehold
4.13	Property		1	Incanto	NAP	NAP	NAP	9/11/2024	NAP	9/10/2024	NAP	NAP	No	Leasehold
4.14	Property		1	580 Water (Pier 4)	NAP	NAP	NAP	9/11/2024	NAP	9/10/2024	NAP	NAP	No	Leasehold
4.15	Property		1	Marina	NAP	NAP	NAP	9/4/2024	NAP	9/9/2024	NAP	NAP	No	Leasehold
5.00	Loan		1	200 Wood Avenue South	18,355	6.8%	7/31/2034	12/20/2024	NAP	12/20/2024	NAP	NAP	No	Fee
6.00	Loan	30, 31, 32, 33, 34	1	The Park Calabasas	17,290	7.8%	1/31/2029	5/27/2025	NAP	5/27/2025	5/27/2025	11%	No	Fee
7.00	Loan	5, 35, 36, 37	1	The Roosevelt New Orleans	NAP	NAP	NAP	2/13/2025	NAP	2/13/2025	NAP	NAP	No	Fee/Leasehold
8.00	Loan	38, 39, 40	1	Marriott Dallas Fort Worth Airport South	NAP	NAP	NAP	5/8/2025	NAP	5/1/2025	NAP	NAP	No	Fee
9.00	Loan		1	The Dior	NAP	NAP	NAP	4/11/2025	NAP	4/11/2025	NAP	NAP	No	Fee
10.00	Loan		1	111 on East Apartments	NAP	NAP	NAP	3/26/2025	NAP	3/26/2025	NAP	NAP	No	Fee
11.00	Loan	41, 42, 43	1	O'Hare 8 Portfolio	10,660	5.0%	5/31/2028	5/1/2025	NAP	5/1/2025	NAP	NAP	No	Fee
12.00	Loan	44, 45	1	One Glen Lakes	5,070	3.0%	11/30/2034	4/4/2025	NAP	4/4/2025	NAP	NAP	Yes - AE	Fee
13.00	Loan	5, 46, 47, 48, 49, 50	1	Parkwyn Townhomes	NAP	NAP	NAP	2/21/2025	NAP	2/21/2025	NAP	NAP	No	Fee/Leasehold
14.00	Loan	5, 51, 52, 53, 54, 55, 56	1	347-363 Flushing Avenue	6,265	4.2%	10/31/2038	3/27/2025	NAP	3/27/2025	NAP	NAP	No	Fee
15.00	Loan	57, 58, 59	1	145 West 30th Street	8,301	8.4%	4/30/2032	5/13/2025	NAP	5/13/2025	NAP	NAP	No	Fee
16.00	Loan	60, 61	1	Cedar Village at Minerva Square	NAP	NAP	NAP	4/23/2025	NAP	4/21/2025	NAP	NAP	No	Fee
17.00	Loan		1	3030 Brighton 12th Street	NAP	NAP	NAP	2/28/2025	NAP	2/28/2025	NAP	NAP	No	Fee
18.00	Loan	62	1	149-153 Wooster Street	NAP	NAP	NAP	5/1/2025	NAP	4/29/2025	NAP	NAP	No	Fee
19.00	Loan		1	North Park Shopping Center	3,950	7.4%	12/13/2033	4/21/2025	NAP	4/21/2025	NAP	NAP	No	Fee
20.00	Loan	63, 64	1	Home2 Suites Pearland	NAP	NAP	NAP	7/3/2024	NAP	5/29/2025	NAP	NAP	Yes - AE	Fee
21.00	Loan	65, 66	1	1339 Morris Avenue	NAP	NAP	NAP	2/24/2025	NAP	2/24/2025	NAP	NAP	No	Fee
22.00	Loan	67	1	Dodge Industrial	2,780	3.4%	4/30/2028	3/25/2025	NAP	3/26/2025	NAP	NAP	No	Fee
23.00	Loan	68, 69	1	2783 Webb Avenue	NAP	NAP	NAP	2/24/2025	NAP	2/25/2025	NAP	NAP	No	Fee
24.00	Loan	70, 71, 72	1	Hampton Inn Marysville	NAP	NAP	NAP	3/4/2025	NAP	3/3/2025	NAP	NAP	No	Fee
25.00	Loan	73, 74	1	Hotel Shocard	NAP	NAP	NAP	3/13/2025	NAP	3/11/2025	NAP	NAP	No	Leasehold
26.00	Loan	5, 75, 76, 77, 78, 79	1	1499 Bedford Avenue	NAP	NAP	NAP	3/26/2025	NAP	3/26/2025	NAP	NAP	No	Fee
27.00	Loan	5, 80, 81, 82, 83, 84, 85	1	1535 Broadway	4,299	4.0%	12/27/2030	11/19/2024	NAP	11/19/2024	NAP	NAP	No	Fee
28.00	Loan	5	1	Shaw Park Plaza	19,716	7.1%	4/30/2028	2/13/2025	NAP	2/13/2025	NAP	NAP	No	Fee
29.00	Loan	86, 87	1	50 Clifford Place	NAP	NAP	NAP	2/24/2025	NAP	2/24/2025	NAP	NAP	No	Fee
30.00	Loan		1	377 Ocean Parkway	NAP	NAP	NAP	3/31/2025	NAP	3/31/2025	NAP	NAP	No	Fee
31.00	Loan		1	8201 Bay Parkway	NAP	NAP	NAP	4/7/2025	NAP	4/7/2025	NAP	NAP	No	Fee
32.00	Loan	88	1	All Purpose Storage - Syracuse	NAP	NAP	NAP	3/11/2025	NAP	3/11/2025	NAP	NAP	No	Fee

A-1-12

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Ground Lease Expiration Date	Ground Lease Extension Terms	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)
1.00	Loan	5, 6, 7, 8, 9, 10, 11, 12, 13	1	Century Business Center	NAP	NAP	NAP	NAP	342,855	95,237	7,725	4,828
2.00	Loan	5, 14, 15, 16, 17, 18,	1	Gateway Industrial Center	NAP	NAP	NAP	NAP	0	432,301	0	Springing
3.00	Loan	5, 19, 20, 21, 22, 23	1	322 Grand Concourse	NAP	NAP	NAP	NAP	7,674	3,837	55,679	7,954
4.00	Loan	5, 24, 25, 26, 27, 28, 29	15	The Wharf					0	Springing	0	Springing
4.01	Property		1	670-680 Maine	4/24/2113	NAP	1.00	N
4.02	Property		1	1000 Maine	4/24/2113	NAP	1.00	N
4.03	Property		1	Phase I Retail	4/23/2064 (Fish Market); 4/24/2113	1, 49-year (Fish Market)	1.00	N
4.04	Property		1	The Channel	4/24/2113	NAP	1.00	N
4.05	Property		1	Garage (Ph I)	4/24/2113	NAP	1.00	N
4.06	Property		1	Hyatt House	4/24/2113	NAP	1.00	N
4.07	Property		1	Phase II Retail	4/24/2113	NAP	1.00	N
4.08	Property		1	Garage (Ph II)	4/24/2113	NAP	1.00	N
4.09	Property		1	Canopy	4/24/2113	NAP	1.00	N
4.10	Property		1	The Tides	4/24/2113	NAP	1.00	N
4.11	Property		1	800 Maine	4/24/2113	NAP	1.00	N
4.12	Property		1	The Anthem	4/24/2113	NAP	1.00	N
4.13	Property		1	Incanto	4/24/2113	NAP	1.00	N
4.14	Property		1	580 Water (Pier 4)	4/24/2113	NAP	1.00	N
4.15	Property		1	Marina	4/24/2113	NAP	1.00	N
5.00	Loan		1	200 Wood Avenue South	NAP	NAP	NAP	NAP	203,069	109,145	0	Springing
6.00	Loan	30, 31, 32, 33, 34	1	The Park Calabasas	NAP	NAP	NAP	NAP	510,222	85,037	225,085	32,155
7.00	Loan	5, 35, 36, 37	1	The Roosevelt New Orleans	9/30/2049	None	322055.00	No	0	Springing	0	Springing
8.00	Loan	38, 39, 40	1	Marriott Dallas Fort Worth Airport South	NAP	NAP	NAP	NAP	525,018	87,504	0	Springing
9.00	Loan		1	The Dior	NAP	NAP	NAP	NAP	46,897	15,632	6,657	3,328
10.00	Loan		1	111 on East Apartments	NAP	NAP	NAP	NAP	300,633	42,948	26,380	13,190
11.00	Loan	41, 42, 43	1	O'Hare 8 Portfolio	NAP	NAP	NAP	NAP	179,621	29,937	43,327	5,416
12.00	Loan	44, 45	1	One Glen Lakes	NAP	NAP	NAP	NAP	294,198	49,033	18,458	3,076
13.00	Loan	5, 46, 47, 48, 49, 50	1	Parkwyn Townhomes	4/30/2124	None	0.00	No	230,559	46,112	111,053	22,211
14.00	Loan	5, 51, 52, 53, 54, 55, 56	1	347-363 Flushing Avenue	NAP	NAP	NAP	NAP	142,890	23,815	147,399	13,425
15.00	Loan	57, 58, 59	1	145 West 30th Street	NAP	NAP	NAP	NAP	134,893	67,446	0	Springing
16.00	Loan	60, 61	1	Cedar Village at Minerva Square	NAP	NAP	NAP	NAP	70,000	5,833	31,164	3,463
17.00	Loan		1	3030 Brighton 12th Street	NAP	NAP	NAP	No	223,657	31,951	23,811	7,811
18.00	Loan	62	1	149-153 Wooster Street	NAP	NAP	NAP	NAP	25,908	25,908	0	Springing
19.00	Loan		1	North Park Shopping Center	NAP	NAP	NAP	NAP	34,759	34,759	18,734	3,747
20.00	Loan	63, 64	1	Home2 Suites Pearland	NAP	NAP	NAP	NAP	100,582	16,764	26,301	13,151
21.00	Loan	65, 66	1	1339 Morris Avenue	NAP	NAP	NAP	NAP	22,990	5,748	13,772	3,443
22.00	Loan	67	1	Dodge Industrial	NAP	NAP	NAP	NAP	39,403	6,567	16,059	3,212
23.00	Loan	68, 69	1	2783 Webb Avenue	NAP	NAP	NAP	NAP	30,286	7,572	9,774	1,396
24.00	Loan	70, 71, 72	1	Hampton Inn Marysville	NAP	NAP	NAP	NAP	61,914	10,319	11,230	5,615
25.00	Loan	73, 74	1	Hotel Shocard	3/30/2037	1, 35-year extension option	359050.00	Adjusted annually by CPI	220,476	28,175	46,291	5,143
26.00	Loan	5, 75, 76, 77, 78, 79	1	1499 Bedford Avenue	NAP	NAP	NAP	NAP	13,174	13,174	29,864	9,955
27.00	Loan	5, 80, 81, 82, 83, 84, 85	1	1535 Broadway	NAP	NAP	NAP	NAP	0	Springing	0	Springing
28.00	Loan	5	1	Shaw Park Plaza	NAP	NAP	NAP	NAP	741,556	123,593	0	Springing
29.00	Loan	86, 87	1	50 Clifford Place	NAP	NAP	NAP	NAP	17,871	4,468	18,969	2,371
30.00	Loan		1	377 Ocean Parkway	NAP	NAP	NAP	No	91,763	13,109	14,348	3,587
31.00	Loan		1	8201 Bay Parkway	NAP	NAP	NAP	No	91,625	13,089	43,028	3,912
32.00	Loan	88	1	All Purpose Storage - Syracuse	NAP	NAP	NAP	NAP	26,463	3,487	0	Springing

A-1-13

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Upfront Replacement / PIP Reserve ($)	Monthly Replacement / FF&E Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)
1.00	Loan	5, 6, 7, 8, 9, 10, 11, 12, 13	1	Century Business Center	0	Springing	0	3,800,000	29,215	0	349,443	0	0	0
2.00	Loan	5, 14, 15, 16, 17, 18,	1	Gateway Industrial Center	0	12,015	0	1,000,000	114,146	0	0	0	0	0
3.00	Loan	5, 19, 20, 21, 22, 23	1	322 Grand Concourse	0	3,213	75,000	0	333	30,000	0	0	0	0
4.00	Loan	5, 24, 25, 26, 27, 28, 29	15	The Wharf	0	Springing	0	18,758,819	Springing	0	0	0	0	0
4.01	Property		1	670-680 Maine
4.02	Property		1	1000 Maine
4.03	Property		1	Phase I Retail
4.04	Property		1	The Channel
4.05	Property		1	Garage (Ph I)
4.06	Property		1	Hyatt House
4.07	Property		1	Phase II Retail
4.08	Property		1	Garage (Ph II)
4.09	Property		1	Canopy
4.10	Property		1	The Tides
4.11	Property		1	800 Maine
4.12	Property		1	The Anthem
4.13	Property		1	Incanto
4.14	Property		1	580 Water (Pier 4)
4.15	Property		1	Marina
5.00	Loan		1	200 Wood Avenue South	0	4,488	0	0	44,878	0	0	0	0	0
6.00	Loan	30, 31, 32, 33, 34	1	The Park Calabasas	0	3,711	0	0	27,833	0	0	0	0	0
7.00	Loan	5, 35, 36, 37	1	The Roosevelt New Orleans	0	Springing	0	0	0	0	0	0	0	0
8.00	Loan	38, 39, 40	1	Marriott Dallas Fort Worth Airport South	0	46,818	0	0	0	0	0	0	0	0
9.00	Loan		1	The Dior	0	1,102	0	0	0	0	0	0	0	0
10.00	Loan		1	111 on East Apartments	500,960	6,175	0	0	0	0	0	0	0	14,563
11.00	Loan	41, 42, 43	1	O'Hare 8 Portfolio	136,025	1,759	175,000	0	4,396	105,513	0	0	0	124,038
12.00	Loan	44, 45	1	One Glen Lakes	0	1,134	0	1,000,000	28,360	0	0	0	0	203,243
13.00	Loan	5, 46, 47, 48, 49, 50	1	Parkwyn Townhomes	0	5,242	0	0	0	0	0	0	0	79,688
14.00	Loan	5, 51, 52, 53, 54, 55, 56	1	347-363 Flushing Avenue	0	2,471	0	0	15,591	0	0	0	0	22,500
15.00	Loan	57, 58, 59	1	145 West 30th Street	0	2,229	0	500,000	16,154	0	0	0	0	0
16.00	Loan	60, 61	1	Cedar Village at Minerva Square	0	1,875	0	0	0	0	0	0	0	0
17.00	Loan		1	3030 Brighton 12th Street	2,000	2,000	0	0	0	0	0	0	0	0
18.00	Loan	62	1	149-153 Wooster Street	0	314	0	0	0	0	0	0	0	1,250
19.00	Loan		1	North Park Shopping Center	0	0	0	400,000	0	0	0	0	0	0
20.00	Loan	63, 64	1	Home2 Suites Pearland	0	10,992	0	0	0	0	0	0	0	0
21.00	Loan	65, 66	1	1339 Morris Avenue	0	521	0	0	0	0	0	0	0	0
22.00	Loan	67	1	Dodge Industrial	0	1,009	0	0	5,718	0	0	0	0	12,248
23.00	Loan	68, 69	1	2783 Webb Avenue	0	396	0	0	0	0	0	0	0	625
24.00	Loan	70, 71, 72	1	Hampton Inn Marysville	0	7,967	0	0	0	0	0	0	0	0
25.00	Loan	73, 74	1	Hotel Shocard	465,961	13,646	0	0	0	0	0	0	0	0
26.00	Loan	5, 75, 76, 77, 78, 79	1	1499 Bedford Avenue	0	1,733	0	0	Springing	0	0	0	0	5,500
27.00	Loan	5, 80, 81, 82, 83, 84, 85	1	1535 Broadway	0	Springing	441,551	100,000	17,747	532,405	0	0	0	0
28.00	Loan	5	1	Shaw Park Plaza	0	Springing	0	0	Springing	0	0	0	0	0
29.00	Loan	86, 87	1	50 Clifford Place	0	396	0	0	0	0	0	0	0	1,563
30.00	Loan		1	377 Ocean Parkway	958	958	0	0	0	0	0	0	0	0
31.00	Loan		1	8201 Bay Parkway	1,000	1,000	0	0	0	0	0	0	0	0
32.00	Loan	88	1	All Purpose Storage - Syracuse	100,000	483	0	0	0	0	0	0	0	23,813

A-1-14

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Upfront Other Reserve ($)	Monthly Other Reserve ($)	Other Reserve Description
1.00	Loan	5, 6, 7, 8, 9, 10, 11, 12, 13	1	Century Business Center	0	Springing	Material Tenant Funds Reserve (Monthly: Springing)
2.00	Loan	5, 14, 15, 16, 17, 18,	1	Gateway Industrial Center	14,943,426	0	Unfunded Obligations Reserve ($12,999,018.00), Gap Rent Reserve ($1,944,408.00)
3.00	Loan	5, 19, 20, 21, 22, 23	1	322 Grand Concourse	0	0	NAP
4.00	Loan	5, 24, 25, 26, 27, 28, 29	15	The Wharf	26,973,955	Springing	Rent Concession Reserve (Upfront:$26,973,955); FF&E Reserve (Monthly: Springing)
4.01	Property		1	670-680 Maine
4.02	Property		1	1000 Maine
4.03	Property		1	Phase I Retail
4.04	Property		1	The Channel
4.05	Property		1	Garage (Ph I)
4.06	Property		1	Hyatt House
4.07	Property		1	Phase II Retail
4.08	Property		1	Garage (Ph II)
4.09	Property		1	Canopy
4.10	Property		1	The Tides
4.11	Property		1	800 Maine
4.12	Property		1	The Anthem
4.13	Property		1	Incanto
4.14	Property		1	580 Water (Pier 4)
4.15	Property		1	Marina
5.00	Loan		1	200 Wood Avenue South	350,000	0	Landlord Work Reserve Funds
6.00	Loan	30, 31, 32, 33, 34	1	The Park Calabasas	0	0	NAP
7.00	Loan	5, 35, 36, 37	1	The Roosevelt New Orleans	322,055	Springing	Ground Subleases Reserve (Upfront: $322,055); PIP Reserve Funds (Springing)
8.00	Loan	38, 39, 40	1	Marriott Dallas Fort Worth Airport South	562,500	Springing	Seasonality Reserve Funds (Upfront: $560,000, Monthly: Springing), Replacement Comfort Letter Reserve ($2,500), PIP Reserve (Springing)
9.00	Loan		1	The Dior	121,250	0	Outstanding TI/LC Reserve ($90,000); Free Rent Reserve ($31,250)
10.00	Loan		1	111 on East Apartments	0	0	NAP
11.00	Loan	41, 42, 43	1	O'Hare 8 Portfolio	0	0	NAP
12.00	Loan	44, 45	1	One Glen Lakes	674,782	0	Outstanding TI/LC Reserve ($482,546.26); Free Rent Reserve ($192,236)
13.00	Loan	5, 46, 47, 48, 49, 50	1	Parkwyn Townhomes	0	Springing	PHFC Payments Subaccount
14.00	Loan	5, 51, 52, 53, 54, 55, 56	1	347-363 Flushing Avenue	729,537	0	8th Floor Rent Reserve
15.00	Loan	57, 58, 59	1	145 West 30th Street	2,501,017	0	Unfunded Obligations Reserve ($1,286,793.00), Free Rent Reserve ($876,712.00), Gap Rent Reserve ($337,512.00)
16.00	Loan	60, 61	1	Cedar Village at Minerva Square	18,000	0	Solar Lease Rent Reserve
17.00	Loan		1	3030 Brighton 12th Street	0	0	NAP
18.00	Loan	62	1	149-153 Wooster Street	306,144	Springing	Free Rent Reserve ($300,000.00), Condo Assessment Reserve (Upfront: $6,144.49; Monthly: Springing)
19.00	Loan		1	North Park Shopping Center	0	0	NAP
20.00	Loan	63, 64	1	Home2 Suites Pearland	650,000	Springing	PIP Reserve
21.00	Loan	65, 66	1	1339 Morris Avenue	475,000	0	EGI Holdback Reserve
22.00	Loan	67	1	Dodge Industrial	100,000	0	Environmental Holdback Reserve
23.00	Loan	68, 69	1	2783 Webb Avenue	9,315	0	Rental Holdback Reserve
24.00	Loan	70, 71, 72	1	Hampton Inn Marysville	1,045,000	0	PIP Reserve
25.00	Loan	73, 74	1	Hotel Shocard	47,350	154,921	Ground Rent Reserve (Upfront: $47,350, Monthly: $29,920.83); Seasonality Reserve (Monthly: $125,000)
26.00	Loan	5, 75, 76, 77, 78, 79	1	1499 Bedford Avenue	262,100	0	Free Rent Reserve (Upfront: $259,000); Concession Reserve (Upfront: $3,100)
27.00	Loan	5, 80, 81, 82, 83, 84, 85	1	1535 Broadway	4,135,136	Springing	Free Rent Reserve (Upfront: $4,135,136.44); Critical Tenant TI/LC Reserve (Monthly: Springing)
28.00	Loan	5	1	Shaw Park Plaza	1,081,445	0	Sunstar Rent Replication Reserve (Upfront: $248,564.50), BellRing Rent Replication Reserve (Upfront: $76,506.68), Outstanding TI/LC Reserve (Upfront: $756,373.66)
29.00	Loan	86, 87	1	50 Clifford Place	0	0	NAP
30.00	Loan		1	377 Ocean Parkway	0	0	NAP
31.00	Loan		1	8201 Bay Parkway	0	0	NAP
32.00	Loan	88	1	All Purpose Storage - Syracuse	0	0	NAP

A-1-15

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Cap ($)	Holdback/ Earnout Amount ($)	Holdback/ Earnout Description
1.00	Loan	5, 6, 7, 8, 9, 10, 11, 12, 13	1	Century Business Center	7,500,000	0	NAP
2.00	Loan	5, 14, 15, 16, 17, 18,	1	Gateway Industrial Center	0	0	NAP
3.00	Loan	5, 19, 20, 21, 22, 23	1	322 Grand Concourse	0	0	NAP
4.00	Loan	5, 24, 25, 26, 27, 28, 29	15	The Wharf	0	0	NAP
4.01	Property		1	670-680 Maine
4.02	Property		1	1000 Maine
4.03	Property		1	Phase I Retail
4.04	Property		1	The Channel
4.05	Property		1	Garage (Ph I)
4.06	Property		1	Hyatt House
4.07	Property		1	Phase II Retail
4.08	Property		1	Garage (Ph II)
4.09	Property		1	Canopy
4.10	Property		1	The Tides
4.11	Property		1	800 Maine
4.12	Property		1	The Anthem
4.13	Property		1	Incanto
4.14	Property		1	580 Water (Pier 4)
4.15	Property		1	Marina
5.00	Loan		1	200 Wood Avenue South	0	0	NAP
6.00	Loan	30, 31, 32, 33, 34	1	The Park Calabasas	0	0	NAP
7.00	Loan	5, 35, 36, 37	1	The Roosevelt New Orleans	0	0	NAP
8.00	Loan	38, 39, 40	1	Marriott Dallas Fort Worth Airport South	560,000	0	NAP
9.00	Loan		1	The Dior	0	0	NAP
10.00	Loan		1	111 on East Apartments	0	0	NAP
11.00	Loan	41, 42, 43	1	O'Hare 8 Portfolio	0	0	NAP
12.00	Loan	44, 45	1	One Glen Lakes	0	0	NAP
13.00	Loan	5, 46, 47, 48, 49, 50	1	Parkwyn Townhomes	0	0	NAP
14.00	Loan	5, 51, 52, 53, 54, 55, 56	1	347-363 Flushing Avenue	0	0	NAP
15.00	Loan	57, 58, 59	1	145 West 30th Street	0	0	NAP
16.00	Loan	60, 61	1	Cedar Village at Minerva Square	0	0	NAP
17.00	Loan		1	3030 Brighton 12th Street	0	0	NAP
18.00	Loan	62	1	149-153 Wooster Street	0	0	NAP
19.00	Loan		1	North Park Shopping Center	0	0	NAP
20.00	Loan	63, 64	1	Home2 Suites Pearland	0	0	NAP
21.00	Loan	65, 66	1	1339 Morris Avenue	0	0	NAP
22.00	Loan	67	1	Dodge Industrial	0	0	NAP
23.00	Loan	68, 69	1	2783 Webb Avenue	0	0	NAP
24.00	Loan	70, 71, 72	1	Hampton Inn Marysville	0	0	NAP
25.00	Loan	73, 74	1	Hotel Shocard	0	0	NAP
26.00	Loan	5, 75, 76, 77, 78, 79	1	1499 Bedford Avenue	0	0	NAP
27.00	Loan	5, 80, 81, 82, 83, 84, 85	1	1535 Broadway	0	0	NAP
28.00	Loan	5	1	Shaw Park Plaza	0	0	NAP
29.00	Loan	86, 87	1	50 Clifford Place	0	0	NAP
30.00	Loan		1	377 Ocean Parkway	0	0	NAP
31.00	Loan		1	8201 Bay Parkway	0	0	NAP
32.00	Loan	88	1	All Purpose Storage - Syracuse	0	0	NAP

A-1-16

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Lockbox Type	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)
1.00	Loan	5, 6, 7, 8, 9, 10, 11, 12, 13	1	Century Business Center	Hard	Springing	Yes	Yes	Yes	Yes	59,500,000
2.00	Loan	5, 14, 15, 16, 17, 18,	1	Gateway Industrial Center	Hard	Springing	Yes	Yes	Yes	Yes	59,500,000
3.00	Loan	5, 19, 20, 21, 22, 23	1	322 Grand Concourse	Springing	Springing	Yes	No	Yes	Yes	52,500,000
4.00	Loan	5, 24, 25, 26, 27, 28, 29	15	The Wharf	Hard (Office and Retail); Soft (Remaining Collateral)	Springing	Yes	Yes	Yes	0	50,000,000
4.01	Property		1	670-680 Maine
4.02	Property		1	1000 Maine
4.03	Property		1	Phase I Retail
4.04	Property		1	The Channel
4.05	Property		1	Garage (Ph I)
4.06	Property		1	Hyatt House
4.07	Property		1	Phase II Retail
4.08	Property		1	Garage (Ph II)
4.09	Property		1	Canopy
4.10	Property		1	The Tides
4.11	Property		1	800 Maine
4.12	Property		1	The Anthem
4.13	Property		1	Incanto
4.14	Property		1	580 Water (Pier 4)
4.15	Property		1	Marina
5.00	Loan		1	200 Wood Avenue South	Hard	In Place	Yes	Yes	No	0	NAP
6.00	Loan	30, 31, 32, 33, 34	1	The Park Calabasas	Hard	Springing	Yes	Yes	No	NAP	NAP
7.00	Loan	5, 35, 36, 37	1	The Roosevelt New Orleans	Soft	Springing	Yes	No	Yes	0	29,700,000
8.00	Loan	38, 39, 40	1	Marriott Dallas Fort Worth Airport South	Hard	Springing	Yes	No	No	0	NAP
9.00	Loan		1	The Dior	Soft	Springing	Yes	No	No	NAP	NAP
10.00	Loan		1	111 on East Apartments	Springing	Springing	Yes	No	No	NAP	NAP
11.00	Loan	41, 42, 43	1	O'Hare 8 Portfolio	Springing	Springing	Yes	No	No	NAP	NAP
12.00	Loan	44, 45	1	One Glen Lakes	Hard	Springing	Yes	Yes	No	NAP	NAP
13.00	Loan	5, 46, 47, 48, 49, 50	1	Parkwyn Townhomes	Soft	Springing	Yes	No	Yes	Yes	15,112,500
14.00	Loan	5, 51, 52, 53, 54, 55, 56	1	347-363 Flushing Avenue	Hard	Springing	Yes	Yes	Yes	No	15,000,000
15.00	Loan	57, 58, 59	1	145 West 30th Street	Hard	Springing	Yes	Yes	No	NAP	NAP
16.00	Loan	60, 61	1	Cedar Village at Minerva Square	Soft	Springing	Yes	No	No	NAP	NAP
17.00	Loan		1	3030 Brighton 12th Street	Springing	Springing	Yes	No	No	No	NAP
18.00	Loan	62	1	149-153 Wooster Street	Hard	Springing	Yes	Yes	No	NAP	NAP
19.00	Loan		1	North Park Shopping Center	Springing	Springing	Yes	Yes	No	NAP	NAP
20.00	Loan	63, 64	1	Home2 Suites Pearland	Springing	Springing	Yes	No	No	NAP	NAP
21.00	Loan	65, 66	1	1339 Morris Avenue	Springing	Springing	Yes	No	No	NAP	NAP
22.00	Loan	67	1	Dodge Industrial	Hard	Springing	Yes	Yes	No	NAP	NAP
23.00	Loan	68, 69	1	2783 Webb Avenue	Springing	Springing	Yes	No	No	NAP	NAP
24.00	Loan	70, 71, 72	1	Hampton Inn Marysville	Springing	Springing	Yes	No	No	NAP	NAP
25.00	Loan	73, 74	1	Hotel Shocard	Springing	Springing	Yes	No	No	NAP	NAP
26.00	Loan	5, 75, 76, 77, 78, 79	1	1499 Bedford Avenue	Springing	Springing	Yes	No	Yes	No	5,000,000
27.00	Loan	5, 80, 81, 82, 83, 84, 85	1	1535 Broadway	Hard	In Place	Yes	Yes	Yes	No	5,000,000
28.00	Loan	5	1	Shaw Park Plaza	Hard	Springing	Yes	No	Yes	No	4,992,580
29.00	Loan	86, 87	1	50 Clifford Place	Springing	Springing	Yes	No	No	NAP	NAP
30.00	Loan		1	377 Ocean Parkway	Springing	Springing	Yes	No	No	No	NAP
31.00	Loan		1	8201 Bay Parkway	Springing	Springing	Yes	No	No	No	NAP
32.00	Loan	88	1	All Purpose Storage - Syracuse	Springing	Springing	Yes	No	No	NAP	NAP

A-1-17

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)
1.00	Loan	5, 6, 7, 8, 9, 10, 11, 12, 13	1	Century Business Center	3,700,000	20,742.05	354,296.71	NAP	NAP	63,200,000	354,296.71
2.00	Loan	5, 14, 15, 16, 17, 18,	1	Gateway Industrial Center	33,500,000	190,771.64	529,604.86	NAP	NAP	93,000,000	529,604.86
3.00	Loan	5, 19, 20, 21, 22, 23	1	322 Grand Concourse	17,500,000	93,151.04	372,604.17	NAP	NAP	70,000,000	372,604.17
4.00	Loan	5, 24, 25, 26, 27, 28, 29	15	The Wharf	668,600,000	3,072,440.42	3,302,207.13	306,400,000	7.44416%	1,025,000,000	5,229,348.36
4.01	Property		1	670-680 Maine
4.02	Property		1	1000 Maine
4.03	Property		1	Phase I Retail
4.04	Property		1	The Channel
4.05	Property		1	Garage (Ph I)
4.06	Property		1	Hyatt House
4.07	Property		1	Phase II Retail
4.08	Property		1	Garage (Ph II)
4.09	Property		1	Canopy
4.10	Property		1	The Tides
4.11	Property		1	800 Maine
4.12	Property		1	The Anthem
4.13	Property		1	Incanto
4.14	Property		1	580 Water (Pier 4)
4.15	Property		1	Marina
5.00	Loan		1	200 Wood Avenue South	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.00	Loan	30, 31, 32, 33, 34	1	The Park Calabasas	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.00	Loan	5, 35, 36, 37	1	The Roosevelt New Orleans	100,300,000	582,192.75	754,586.81	NAP	NAP	130,000,000	754,586.81
8.00	Loan	38, 39, 40	1	Marriott Dallas Fort Worth Airport South	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.00	Loan		1	The Dior	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.00	Loan		1	111 on East Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.00	Loan	41, 42, 43	1	O'Hare 8 Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.00	Loan	44, 45	1	One Glen Lakes	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.00	Loan	5, 46, 47, 48, 49, 50	1	Parkwyn Townhomes	8,137,500	49,709.39	142,026.82	NAP	NAP	23,250,000	142,026.82
14.00	Loan	5, 51, 52, 53, 54, 55, 56	1	347-363 Flushing Avenue	60,000,000	360,944.45	451,180.56	NAP	NAP	75,000,000	451,180.56
15.00	Loan	57, 58, 59	1	145 West 30th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.00	Loan	60, 61	1	Cedar Village at Minerva Square	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.00	Loan		1	3030 Brighton 12th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.00	Loan	62	1	149-153 Wooster Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.00	Loan		1	North Park Shopping Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.00	Loan	63, 64	1	Home2 Suites Pearland	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.00	Loan	65, 66	1	1339 Morris Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.00	Loan	67	1	Dodge Industrial	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.00	Loan	68, 69	1	2783 Webb Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.00	Loan	70, 71, 72	1	Hampton Inn Marysville	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25.00	Loan	73, 74	1	Hotel Shocard	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26.00	Loan	5, 75, 76, 77, 78, 79	1	1499 Bedford Avenue	53,000,000	275,666.25	301,672.50	NAP	NAP	58,000,000	301,672.50
27.00	Loan	5, 80, 81, 82, 83, 84, 85	1	1535 Broadway	272,100,000	1,455,710.91	1,482,460.47	172,900,000	7.80783%	450,000,000	2,623,063.41
28.00	Loan	5	1	Shaw Park Plaza	49,925,798	329,300.06	362,230.07	NAP	NAP	54,918,378	362,230.07
29.00	Loan	86, 87	1	50 Clifford Place	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30.00	Loan		1	377 Ocean Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31.00	Loan		1	8201 Bay Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32.00	Loan	88	1	All Purpose Storage - Syracuse	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-18

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)
1.00	Loan	5, 6, 7, 8, 9, 10, 11, 12, 13	1	Century Business Center	38.1%	1.77	12.2%	NAP	NAP	NAP	NAP	NAP	NAP
2.00	Loan	5, 14, 15, 16, 17, 18,	1	Gateway Industrial Center	64.5%	1.25	8.9%	NAP	NAP	NAP	NAP	NAP	NAP
3.00	Loan	5, 19, 20, 21, 22, 23	1	322 Grand Concourse	68.0%	1.25	8.0%	NAP	NAP	NAP	NAP	NAP	NAP
4.00	Loan	5, 24, 25, 26, 27, 28, 29	15	The Wharf	59.2%	1.65	10.5%	125,000,000	10.00000%	1,150,000,000	6,285,482.62	66.5%	1.37
4.01	Property		1	670-680 Maine
4.02	Property		1	1000 Maine
4.03	Property		1	Phase I Retail
4.04	Property		1	The Channel
4.05	Property		1	Garage (Ph I)
4.06	Property		1	Hyatt House
4.07	Property		1	Phase II Retail
4.08	Property		1	Garage (Ph II)
4.09	Property		1	Canopy
4.10	Property		1	The Tides
4.11	Property		1	800 Maine
4.12	Property		1	The Anthem
4.13	Property		1	Incanto
4.14	Property		1	580 Water (Pier 4)
4.15	Property		1	Marina
5.00	Loan		1	200 Wood Avenue South	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.00	Loan	30, 31, 32, 33, 34	1	The Park Calabasas	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.00	Loan	5, 35, 36, 37	1	The Roosevelt New Orleans	53.5%	1.87	15.6%	NAP	NAP	NAP	NAP	NAP	NAP
8.00	Loan	38, 39, 40	1	Marriott Dallas Fort Worth Airport South	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.00	Loan		1	The Dior	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.00	Loan		1	111 on East Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.00	Loan	41, 42, 43	1	O'Hare 8 Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.00	Loan	44, 45	1	One Glen Lakes	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.00	Loan	5, 46, 47, 48, 49, 50	1	Parkwyn Townhomes	56.0%	1.38	10.4%	NAP	NAP	NAP	NAP	NAP	NAP
14.00	Loan	5, 51, 52, 53, 54, 55, 56	1	347-363 Flushing Avenue	67.3%	1.31	9.8%	NAP	NAP	NAP	NAP	NAP	NAP
15.00	Loan	57, 58, 59	1	145 West 30th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.00	Loan	60, 61	1	Cedar Village at Minerva Square	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.00	Loan		1	3030 Brighton 12th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.00	Loan	62	1	149-153 Wooster Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.00	Loan		1	North Park Shopping Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.00	Loan	63, 64	1	Home2 Suites Pearland	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.00	Loan	65, 66	1	1339 Morris Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.00	Loan	67	1	Dodge Industrial	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.00	Loan	68, 69	1	2783 Webb Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.00	Loan	70, 71, 72	1	Hampton Inn Marysville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25.00	Loan	73, 74	1	Hotel Shocard	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26.00	Loan	5, 75, 76, 77, 78, 79	1	1499 Bedford Avenue	65.5%	1.25	7.8%	NAP	NAP	NAP	NAP	NAP	NAP
27.00	Loan	5, 80, 81, 82, 83, 84, 85	1	1535 Broadway	43.3%	1.89	13.3%	NAP	NAP	NAP	NAP	NAP	NAP
28.00	Loan	5	1	Shaw Park Plaza	65.5%	1.63	13.6%	NAP	NAP	NAP	NAP	NAP	NAP
29.00	Loan	86, 87	1	50 Clifford Place	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30.00	Loan		1	377 Ocean Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31.00	Loan		1	8201 Bay Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32.00	Loan	88	1	All Purpose Storage - Syracuse	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-19

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)	Future Debt Permitted Type	Sponsor
1.00	Loan	5, 6, 7, 8, 9, 10, 11, 12, 13	1	Century Business Center	NAP	No	NAP	Paul Thomas Casey and Brett Michael Foy
2.00	Loan	5, 14, 15, 16, 17, 18,	1	Gateway Industrial Center	NAP	No	NAP	Jay Gudebski and Richard G. Allman III
3.00	Loan	5, 19, 20, 21, 22, 23	1	322 Grand Concourse	NAP	No	NAP	Simon Kaufman and Yoel Kaufman
4.00	Loan	5, 24, 25, 26, 27, 28, 29	15	The Wharf	9.4%	No	NAP	Public Sector Pension Investment Board
4.01	Property		1	670-680 Maine
4.02	Property		1	1000 Maine
4.03	Property		1	Phase I Retail
4.04	Property		1	The Channel
4.05	Property		1	Garage (Ph I)
4.06	Property		1	Hyatt House
4.07	Property		1	Phase II Retail
4.08	Property		1	Garage (Ph II)
4.09	Property		1	Canopy
4.10	Property		1	The Tides
4.11	Property		1	800 Maine
4.12	Property		1	The Anthem
4.13	Property		1	Incanto
4.14	Property		1	580 Water (Pier 4)
4.15	Property		1	Marina
5.00	Loan		1	200 Wood Avenue South	NAP	No	NAP	Steven J. Pozycki
6.00	Loan	30, 31, 32, 33, 34	1	The Park Calabasas	NAP	No	NAP	Cross Ocean GSS Master Fund LP
7.00	Loan	5, 35, 36, 37	1	The Roosevelt New Orleans	NAP	No	NAP	AVR Enterprises LLC
8.00	Loan	38, 39, 40	1	Marriott Dallas Fort Worth Airport South	NAP	No	NAP	William J. Yung III, Martha Yung, William J. Yung IV, Joseph A. Yung, Julie A. Haught, Judith A. Yung, Jennifer A. Yung, Michelle M. Christensen and Scott A. Yung
9.00	Loan		1	The Dior	NAP	No	NAP	Ralph Vacca
10.00	Loan		1	111 on East Apartments	NAP	No	NAP	Moshe Bloorian, Jacob Herskowitz and Yeshaya Cohen
11.00	Loan	41, 42, 43	1	O'Hare 8 Portfolio	NAP	No	NAP	Ankur Patel, James Conrad and Anthony Dubbaneh
12.00	Loan	44, 45	1	One Glen Lakes	NAP	Yes	Mezzanine	ICM Property Partners Trust
13.00	Loan	5, 46, 47, 48, 49, 50	1	Parkwyn Townhomes	NAP	No	NAP	Ben Suttles, Feras Moussa, Oliver Fernandez, Brandon Turner and Brian Murray
14.00	Loan	5, 51, 52, 53, 54, 55, 56	1	347-363 Flushing Avenue	NAP	No	NAP	Joseph Brunner and Abraham Mandel
15.00	Loan	57, 58, 59	1	145 West 30th Street	NAP	No	NAP	Jeffrey J. Feil
16.00	Loan	60, 61	1	Cedar Village at Minerva Square	NAP	No	NAP	Matthew Brennan, Eric Brennan, Luigi LaVerghetta and Don Stanziale, Jr.
17.00	Loan		1	3030 Brighton 12th Street	NAP	No	NAP	Rosario Parlanti
18.00	Loan	62	1	149-153 Wooster Street	NAP	No	NAP	Uzi Ben Abraham, Yaron Jacobi and Joseph J. Sitt
19.00	Loan		1	North Park Shopping Center	NAP	No	NAP	Edwina Musano and Alvaro Jinete
20.00	Loan	63, 64	1	Home2 Suites Pearland	NAP	No	NAP	Nileshwar Shahi and Tapankumar Patel
21.00	Loan	65, 66	1	1339 Morris Avenue	NAP	No	NAP	Steven Westreich
22.00	Loan	67	1	Dodge Industrial	NAP	No	NAP	Joel Sinay
23.00	Loan	68, 69	1	2783 Webb Avenue	NAP	No	NAP	Steven Westreich
24.00	Loan	70, 71, 72	1	Hampton Inn Marysville	NAP	No	NAP	Ramesh Vala and Varsha R. Vala
25.00	Loan	73, 74	1	Hotel Shocard	NAP	No	NAP	Leslie Ng, Salim Damji and Paul A. Nussbaum
26.00	Loan	5, 75, 76, 77, 78, 79	1	1499 Bedford Avenue	NAP	No	NAP	Neal Einhorn and Mark Friedman
27.00	Loan	5, 80, 81, 82, 83, 84, 85	1	1535 Broadway	NAP	Yes	Mezzanine	Vornado Realty Trust
28.00	Loan	5	1	Shaw Park Plaza	NAP	No	NAP	Tryperion RE Fund III, LP
29.00	Loan	86, 87	1	50 Clifford Place	NAP	No	NAP	Steven Westreich
30.00	Loan		1	377 Ocean Parkway	NAP	No	NAP	Frank S. Mannino
31.00	Loan		1	8201 Bay Parkway	NAP	No	NAP	Caterina Mannino
32.00	Loan	88	1	All Purpose Storage - Syracuse	NAP	No	NAP	Jeremiah Boucher

A-1-20

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Recourse Carveout Guarantor	Delaware Statutory Trust (Y/N)	Tenants-in-common (Y/N)	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)	Sources: Principal's New Cash Contribution ($)
1.00	Loan	5, 6, 7, 8, 9, 10, 11, 12, 13	1	Century Business Center	Paul Thomas Casey and Brett Michael Foy	No	No	Refinance		63,200,000	0
2.00	Loan	5, 14, 15, 16, 17, 18,	1	Gateway Industrial Center	Jay Gudebski and Richard G. Allman III	No	No	Refinance		93,000,000	1,975,547
3.00	Loan	5, 19, 20, 21, 22, 23	1	322 Grand Concourse	Simon Kaufman, Yoel Kaufman and Abraham Grunhut	No	No	Refinance		70,000,000	0
4.00	Loan	5, 24, 25, 26, 27, 28, 29	15	The Wharf	PSPIB-RE Finance II Inc.	No	No	Refinance		718,600,000	63,891,594
4.01	Property		1	670-680 Maine
4.02	Property		1	1000 Maine
4.03	Property		1	Phase I Retail
4.04	Property		1	The Channel
4.05	Property		1	Garage (Ph I)
4.06	Property		1	Hyatt House
4.07	Property		1	Phase II Retail
4.08	Property		1	Garage (Ph II)
4.09	Property		1	Canopy
4.10	Property		1	The Tides
4.11	Property		1	800 Maine
4.12	Property		1	The Anthem
4.13	Property		1	Incanto
4.14	Property		1	580 Water (Pier 4)
4.15	Property		1	Marina
5.00	Loan		1	200 Wood Avenue South	Steven J. Pozycki	No	No	Refinance		42,000,000	2,404,072
6.00	Loan	30, 31, 32, 33, 34	1	The Park Calabasas	Cross Ocean GSS Master Fund LP and Palisade Group, LLC	No	No	Recapitalization		38,100,000	0
7.00	Loan	5, 35, 36, 37	1	The Roosevelt New Orleans	AVR Enterprises LLC	No	No	Refinance		130,000,000	6,923,267
8.00	Loan	38, 39, 40	1	Marriott Dallas Fort Worth Airport South	CSC Holdings, LLC	No	No	Refinance		27,500,000	0
9.00	Loan		1	The Dior	Ralph Vacca	No	No	Refinance		21,000,000	134,846
10.00	Loan		1	111 on East Apartments	Moshe Bloorian, Jacob Herskowitz and Yeshaya Cohen	No	No	Refinance		20,250,000	0
11.00	Loan	41, 42, 43	1	O'Hare 8 Portfolio	Ankur Patel, James Conrad and Anthony Dubbaneh	No	No	Refinance/Acquisition		19,295,000	0
12.00	Loan	44, 45	1	One Glen Lakes	ICM Property Partners Trust	No	No	Refinance		17,400,000	3,371,159
13.00	Loan	5, 46, 47, 48, 49, 50	1	Parkwyn Townhomes	Ben Suttles, Feras Moussa, Oliver Fernandez, Brandon Turner and Brian Murray	No	No	Refinance		23,250,000	3,818,982
14.00	Loan	5, 51, 52, 53, 54, 55, 56	1	347-363 Flushing Avenue	Joseph Brunner and Abraham Mandel	No	No	Refinance		75,000,000	0
15.00	Loan	57, 58, 59	1	145 West 30th Street	Jeffrey J. Feil	No	No	Refinance		15,000,000	3,787,591
16.00	Loan	60, 61	1	Cedar Village at Minerva Square	Matthew Brennan, Eric Brennan, Luigi LaVerghetta and Don Stanziale, Jr.	No	No	Refinance
17.00	Loan		1	3030 Brighton 12th Street	Rosario Parlanti	No	No	Refinance
18.00	Loan	62	1	149-153 Wooster Street	Uzi Ben Abraham, Yaron Jacobi and Joseph J. Sitt	No	Yes	Refinance
19.00	Loan		1	North Park Shopping Center	Edwina Musano and Alvaro Jinete	No	No	Refinance
20.00	Loan	63, 64	1	Home2 Suites Pearland	Nileshwar Shahi and Tapankumar Patel	No	No	Acquisition
21.00	Loan	65, 66	1	1339 Morris Avenue	Steven Westreich	No	No	Refinance
22.00	Loan	67	1	Dodge Industrial	Joel Sinay	No	No	Refinance
23.00	Loan	68, 69	1	2783 Webb Avenue	Steven Westreich	No	No	Refinance
24.00	Loan	70, 71, 72	1	Hampton Inn Marysville	Ramesh Vala and Varsha R. Vala	No	No	Acquisition
25.00	Loan	73, 74	1	Hotel Shocard	Leslie Ng, Salim Damji and Paul A. Nussbaum	No	No	Refinance
26.00	Loan	5, 75, 76, 77, 78, 79	1	1499 Bedford Avenue	Neal Einhorn and Mark Friedman	No	No	Refinance
27.00	Loan	5, 80, 81, 82, 83, 84, 85	1	1535 Broadway	Manhattan High Street Holdings LP	No	No	Recapitalization
28.00	Loan	5	1	Shaw Park Plaza	Tryperion RE Fund III, LP	No	No	Refinance
29.00	Loan	86, 87	1	50 Clifford Place	Steven Westreich	No	No	Refinance
30.00	Loan		1	377 Ocean Parkway	Frank S. Mannino	No	No	Refinance
31.00	Loan		1	8201 Bay Parkway	Caterina Mannino	No	No	Refinance
32.00	Loan	88	1	All Purpose Storage - Syracuse	Jeremiah Boucher	No	No	Acquisition

A-1-21

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)	Uses: Total Uses ($)
1.00	Loan	5, 6, 7, 8, 9, 10, 11, 12, 13	1	Century Business Center	0	0	63,200,000	48,160,134	0	1,040,828	4,500,023	9,499,015	0	63,200,000
2.00	Loan	5, 14, 15, 16, 17, 18,	1	Gateway Industrial Center	0	0	94,975,547	75,227,499	0	3,804,622	15,943,426	0	0	94,975,547
3.00	Loan	5, 19, 20, 21, 22, 23	1	322 Grand Concourse	0	0	70,000,000	62,099,201	0	1,869,487	63,354	5,967,958	0	70,000,000
4.00	Loan	5, 24, 25, 26, 27, 28, 29	15	The Wharf	306,400,000	125,000,000	1,213,891,594	1,150,975,365	0	17,183,454	45,732,775	0	0	1,213,891,594
4.01	Property		1	670-680 Maine
4.02	Property		1	1000 Maine
4.03	Property		1	Phase I Retail
4.04	Property		1	The Channel
4.05	Property		1	Garage (Ph I)
4.06	Property		1	Hyatt House
4.07	Property		1	Phase II Retail
4.08	Property		1	Garage (Ph II)
4.09	Property		1	Canopy
4.10	Property		1	The Tides
4.11	Property		1	800 Maine
4.12	Property		1	The Anthem
4.13	Property		1	Incanto
4.14	Property		1	580 Water (Pier 4)
4.15	Property		1	Marina
5.00	Loan		1	200 Wood Avenue South	0	0	44,404,072	43,207,034	0	643,969	553,069	0	0	44,404,072
6.00	Loan	30, 31, 32, 33, 34	1	The Park Calabasas	0	0	38,100,000	0	0	559,775	735,307	36,804,918	0	38,100,000
7.00	Loan	5, 35, 36, 37	1	The Roosevelt New Orleans	0	0	136,923,267	135,590,278	0	1,010,935	322,055	0	0	136,923,267
8.00	Loan	38, 39, 40	1	Marriott Dallas Fort Worth Airport South	0	0	27,500,000	25,083,626	0	275,973	1,087,518	1,052,883	0	27,500,000
9.00	Loan		1	The Dior	0	0	21,134,846	19,801,497	0	1,158,545	174,804	0	0	21,134,846
10.00	Loan		1	111 on East Apartments	0	0	20,250,000	18,579,306	0	508,264	842,535	319,895	0	20,250,000
11.00	Loan	41, 42, 43	1	O'Hare 8 Portfolio	0	0	19,295,000	13,130,432	3,160,890	755,668	483,011	1,765,000	0	19,295,000
12.00	Loan	44, 45	1	One Glen Lakes	0	0	20,771,159	18,073,335	0	507,143	2,190,680	0	0	20,771,159
13.00	Loan	5, 46, 47, 48, 49, 50	1	Parkwyn Townhomes	0	0	27,068,982	24,514,376	0	2,133,306	421,300	0	0	27,068,982
14.00	Loan	5, 51, 52, 53, 54, 55, 56	1	347-363 Flushing Avenue	0	0	75,000,000	69,812,848	0	3,482,596	1,042,326	662,231	0	75,000,000
15.00	Loan	57, 58, 59	1	145 West 30th Street	0	0	18,787,591	15,055,667	0	596,014	3,135,910	0	0	18,787,591
16.00	Loan	60, 61	1	Cedar Village at Minerva Square
17.00	Loan		1	3030 Brighton 12th Street
18.00	Loan	62	1	149-153 Wooster Street
19.00	Loan		1	North Park Shopping Center
20.00	Loan	63, 64	1	Home2 Suites Pearland
21.00	Loan	65, 66	1	1339 Morris Avenue
22.00	Loan	67	1	Dodge Industrial
23.00	Loan	68, 69	1	2783 Webb Avenue
24.00	Loan	70, 71, 72	1	Hampton Inn Marysville
25.00	Loan	73, 74	1	Hotel Shocard
26.00	Loan	5, 75, 76, 77, 78, 79	1	1499 Bedford Avenue
27.00	Loan	5, 80, 81, 82, 83, 84, 85	1	1535 Broadway
28.00	Loan	5	1	Shaw Park Plaza
29.00	Loan	86, 87	1	50 Clifford Place
30.00	Loan		1	377 Ocean Parkway
31.00	Loan		1	8201 Bay Parkway
32.00	Loan	88	1	All Purpose Storage - Syracuse

A-1-22

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Franchise Agreement Expiration	Underwritten ADR ($)	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)
1.00	Loan	5, 6, 7, 8, 9, 10, 11, 12, 13	1	Century Business Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.00	Loan	5, 14, 15, 16, 17, 18,	1	Gateway Industrial Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.00	Loan	5, 19, 20, 21, 22, 23	1	322 Grand Concourse	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.00	Loan	5, 24, 25, 26, 27, 28, 29	15	The Wharf	Various	$275.98	$218.81	79.3%	$275.98	$218.81	79.3%	$271.03	$214.68	79.2%	$269.05
4.01	Property		1	670-680 Maine	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.02	Property		1	1000 Maine	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.03	Property		1	Phase I Retail	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.04	Property		1	The Channel	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.05	Property		1	Garage (Ph I)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.06	Property		1	Hyatt House	10/31/2042	$272.75	$217.75	79.8%	$272.75	$217.75	79.8%	$269.99	$213.75	79.2%	$263.18
4.07	Property		1	Phase II Retail	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.08	Property		1	Garage (Ph II)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.09	Property		1	Canopy	10/31/2037	$280.43	$220.24	78.5%	$280.43	$220.24	78.5%	$272.44	$215.96	79.3%	$277.02
4.10	Property		1	The Tides	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.11	Property		1	800 Maine	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.12	Property		1	The Anthem	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.13	Property		1	Incanto	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.14	Property		1	580 Water (Pier 4)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.15	Property		1	Marina	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.00	Loan		1	200 Wood Avenue South	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.00	Loan	30, 31, 32, 33, 34	1	The Park Calabasas	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.00	Loan	5, 35, 36, 37	1	The Roosevelt New Orleans	NAP	$313.68	$220.14	70.2%	$313.68	$220.14	70.2%	$297.26	$206.00	69.3%	$282.75
8.00	Loan	38, 39, 40	1	Marriott Dallas Fort Worth Airport South	7/16/2039	$174.55	$94.79	54.3%	$174.55	$94.79	54.3%	$175.50	$95.45	54.4%	$169.72
9.00	Loan		1	The Dior	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.00	Loan		1	111 on East Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.00	Loan	41, 42, 43	1	O'Hare 8 Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.00	Loan	44, 45	1	One Glen Lakes	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.00	Loan	5, 46, 47, 48, 49, 50	1	Parkwyn Townhomes	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.00	Loan	5, 51, 52, 53, 54, 55, 56	1	347-363 Flushing Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.00	Loan	57, 58, 59	1	145 West 30th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.00	Loan	60, 61	1	Cedar Village at Minerva Square	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.00	Loan		1	3030 Brighton 12th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.00	Loan	62	1	149-153 Wooster Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.00	Loan		1	North Park Shopping Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.00	Loan	63, 64	1	Home2 Suites Pearland	5/29/2040	$120.99	$105.80	87.4%	$120.99	$105.80	87.4%	$121.14	$107.07	88.4%	$108.62
21.00	Loan	65, 66	1	1339 Morris Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.00	Loan	67	1	Dodge Industrial	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.00	Loan	68, 69	1	2783 Webb Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.00	Loan	70, 71, 72	1	Hampton Inn Marysville	7/31/2036	$129.27	$78.36	60.6%	$129.27	$78.36	60.6%	$122.42	$70.08	57.2%	$109.51
25.00	Loan	73, 74	1	Hotel Shocard	NAP	$208.59	$195.83	93.9%	$208.59	$195.83	93.9%	$210.81	$196.72	93.3%	$205.23
26.00	Loan	5, 75, 76, 77, 78, 79	1	1499 Bedford Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27.00	Loan	5, 80, 81, 82, 83, 84, 85	1	1535 Broadway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.00	Loan	5	1	Shaw Park Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.00	Loan	86, 87	1	50 Clifford Place	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30.00	Loan		1	377 Ocean Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31.00	Loan		1	8201 Bay Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32.00	Loan	88	1	All Purpose Storage - Syracuse	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

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ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)	Coop - Committed Secondary Debt	Coop - Rental Value	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units	Coop - Coop Units	Coop - Sponsor/ Investor Carry
1.00	Loan	5, 6, 7, 8, 9, 10, 11, 12, 13	1	Century Business Center	NAP	NAP
2.00	Loan	5, 14, 15, 16, 17, 18,	1	Gateway Industrial Center	NAP	NAP
3.00	Loan	5, 19, 20, 21, 22, 23	1	322 Grand Concourse	NAP	NAP
4.00	Loan	5, 24, 25, 26, 27, 28, 29	15	The Wharf	$205.55	76.4%
4.01	Property		1	670-680 Maine	NAP	NAP
4.02	Property		1	1000 Maine	NAP	NAP
4.03	Property		1	Phase I Retail	NAP	NAP
4.04	Property		1	The Channel	NAP	NAP
4.05	Property		1	Garage (Ph I)	NAP	NAP
4.06	Property		1	Hyatt House	$201.25	76.5%
4.07	Property		1	Phase II Retail	NAP	NAP
4.08	Property		1	Garage (Ph II)	NAP	NAP
4.09	Property		1	Canopy	$211.37	76.3%
4.10	Property		1	The Tides	NAP	NAP
4.11	Property		1	800 Maine	NAP	NAP
4.12	Property		1	The Anthem	NAP	NAP
4.13	Property		1	Incanto	NAP	NAP
4.14	Property		1	580 Water (Pier 4)	NAP	NAP
4.15	Property		1	Marina	NAP	NAP
5.00	Loan		1	200 Wood Avenue South	NAP	NAP
6.00	Loan	30, 31, 32, 33, 34	1	The Park Calabasas	NAP	NAP
7.00	Loan	5, 35, 36, 37	1	The Roosevelt New Orleans	$193.85	68.6%
8.00	Loan	38, 39, 40	1	Marriott Dallas Fort Worth Airport South	$117.41	69.2%
9.00	Loan		1	The Dior	NAP	NAP
10.00	Loan		1	111 on East Apartments	NAP	NAP
11.00	Loan	41, 42, 43	1	O'Hare 8 Portfolio	NAP	NAP
12.00	Loan	44, 45	1	One Glen Lakes	NAP	NAP
13.00	Loan	5, 46, 47, 48, 49, 50	1	Parkwyn Townhomes	NAP	NAP
14.00	Loan	5, 51, 52, 53, 54, 55, 56	1	347-363 Flushing Avenue	NAP	NAP
15.00	Loan	57, 58, 59	1	145 West 30th Street	NAP	NAP
16.00	Loan	60, 61	1	Cedar Village at Minerva Square	NAP	NAP
17.00	Loan		1	3030 Brighton 12th Street	NAP	NAP
18.00	Loan	62	1	149-153 Wooster Street	NAP	NAP
19.00	Loan		1	North Park Shopping Center	NAP	NAP
20.00	Loan	63, 64	1	Home2 Suites Pearland	$95.14	87.6%
21.00	Loan	65, 66	1	1339 Morris Avenue	NAP	NAP
22.00	Loan	67	1	Dodge Industrial	NAP	NAP
23.00	Loan	68, 69	1	2783 Webb Avenue	NAP	NAP
24.00	Loan	70, 71, 72	1	Hampton Inn Marysville	$78.49	71.7%
25.00	Loan	73, 74	1	Hotel Shocard	$193.87	94.5%
26.00	Loan	5, 75, 76, 77, 78, 79	1	1499 Bedford Avenue	NAP	NAP
27.00	Loan	5, 80, 81, 82, 83, 84, 85	1	1535 Broadway	NAP	NAP
28.00	Loan	5	1	Shaw Park Plaza	NAP	NAP
29.00	Loan	86, 87	1	50 Clifford Place	NAP	NAP
30.00	Loan		1	377 Ocean Parkway	NAP	NAP
31.00	Loan		1	8201 Bay Parkway	NAP	NAP
32.00	Loan	88	1	All Purpose Storage - Syracuse	NAP	NAP

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FOOTNOTES TO ANNEX A-1
See “Annex A-3: Summaries of the Fifteen Largest Mortgage Loans” in the prospectus for additional information on the 15 largest mortgage loans.

(1)	"AREF2" denotes Argentic Real Estate Finance 2 LLC, "CREFI" denotes Citi Real Estate Funding Inc., “UBS AG” denotes UBS AG New York Branch, “BMO” denotes Bank of Montreal, “GCMC” denotes Greystone Commercial Mortgage Capital LLC, “ZBNA” denotes Zions Bancorporation, N.A., “BSPRT” denotes BSPRT CMBS Finance, LLC, “Natixis” denotes Natixis Real Estate Capital LLC, and “WFB” denotes Wells Fargo Bank, National Association.

(2)	The Administrative Fee Rate % includes the Servicing Fee Rate, the Operating Advisor Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate applicable to each Mortgage Loan.

(3)	Certain tenants may not be in occupancy or may be in free rent periods. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Other” in this prospectus for information regarding (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans and (iii) tenants that individually or together with their affiliates occupy 50% or more of the net rentable area of related Mortgaged Properties, which, in each case, are not in occupancy or are in free rent periods.

(4)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Terminations” in this prospectus for information regarding certain lease termination options affecting (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans and (iii) tenants that occupy 50% or more of the net rentable area of the related Mortgaged Properties.

(5)	With respect to Mortgage Loan No. 1, Century Business Center, Mortgage Loan No. 2, Gateway Industrial Center, Mortgage Loan No. 3, 322 Grand Concourse, Mortgage Loan No. 4, The Wharf, Mortgage Loan No. 7, The Roosevelt New Orleans, Mortgage Loan No. 13, Parkwyn Townhomes, Mortgage Loan No. 14, 347-363 Flushing Avenue, Mortgage Loan No. 26, 1499 Bedford Avenue, Mortgage Loan No. 27, 1535 Broadway, Mortgage Loan No. 28, Shaw Park Plaza, such Mortgage Loans are part of a whole loan related to the Issuing Entity. For purposes of the statistical information set forth in this prospectus as to such Mortgage Loans, all LTV, DSCR, Debt Yield and Loan Per Unit ($) calculations are in each case based on the subject Mortgage Loan together with any related Pari Passu Companion Loan, but (unless otherwise indicated) without regard to any related Subordinate Companion Loan(s). For further information, see “Description of the Mortgage Pool—The Whole Loans—General”, “—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans”, and “Pooling and Servicing Agreement” or “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans,” as applicable, in this prospectus.

(6)	With respect to Mortgage Loan No. 1, Century Business Center, defeasance of the whole loan is permitted at any time after the date that is two years after the closing date of the securitization that includes the last note to be securitized. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the WFCM 2025-5C5 securitization trust in July 2025. The actual defeasance lockout period may be longer.

(7)	With respect to Mortgage Loan No. 1, Century Business Center, a credit for the upfront $3,800,000 tenant improvement and leasing commissions escrow was underwritten on the mortgage loan, resulting in $0 Underwritten TI / LC ($). The $3,800,000 initial deposit was placed into a reserve and disbursements can be made for tenant improvements and leasing commissions.

(8)	With respect to Mortgage Loan No. 1, Century Business Center, historical financial information is not shown as the mortgaged property is leased to a single tenant on a triple-net basis.

(9)	With respect to Mortgage Loan No. 1, Century Business Center, the borrower’s obligation to make the monthly tax deposits will be waived for so long as, and to the extent that (i) no event of default or material tenant trigger event has occurred and is continuing, (ii) the material tenant lease covers

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the entirety of the mortgaged property and requires the applicable tenant thereunder to pay all taxes with respect to the entirety of the mortgaged property directly to the applicable governmental authorities, (iii) the material tenant lease is in full force and effect and has not expired or terminated, (iv) the tenant under the material tenant lease is timely paying all taxes directly to the appropriate governmental authority in accordance with the material tenant lease and (v) the borrower delivers to the lender evidence reasonably satisfactory to the lender of such timely payment of all of the taxes; provided, however, that, from and after the date that any of the foregoing requirements fails to be satisfied, the borrower will be required to make the monthly tax deposits in accordance with the provisions of mortgage loan agreement. As of the origination date, the SpaceX lease does not satisfy the conditions provided as a result of the failure to satisfy clauses (ii) and (v).

(10)	With respect to Mortgage Loan No. 1, Century Business Center, the borrower’s obligation to make the monthly insurance deposits will be waived for so long as, and to the extent that (i) no event of default or material tenant trigger event has occurred and is continuing, (ii) the material tenant lease covers the entirety of the mortgaged property and requires the applicable tenant thereunder to maintain insurance that satisfies the terms and provisions of the mortgage loan agreement for the mortgaged property pursuant to the terms of the material tenant lease, (iii) the material tenant lease is in full force and effect and has not expired or terminated, (iv) the material tenant is timely paying all of the insurance premiums for the insurance required to be maintained by such tenant in the material tenant lease directly to the insurer and the lender is receiving evidence that such insurance is being maintained and (v) the borrower delivers to the lender certificates of insurance or other evidence reasonably satisfactory to the lender of the timely payment of all of such insurance premiums for the mortgaged property on or before the date which is prior to the date upon which such insurance premiums will be due; provided, however, that, from and after the date that any of the foregoing requirements fails to be satisfied, the borrower will be required to make the monthly insurance deposits in accordance with the provisions of the mortgage loan agreement. As of the origination date, the SpaceX lease does not satisfy the conditions provided as a result of the SpaceX tenant’s failure to maintain all of the insurance required under the terms and provisions of the mortgage loan agreement to satisfy clauses (ii) and (iv). The amount required to be reserved pursuant to the mortgage loan agreement will take into account only the additional insurance required to be maintained by the borrower in order to comply with the terms and provisions of the mortgage loan agreement.

(11)	With respect to Mortgage Loan No. 1, Century Business Center, the borrower’s obligations to deposit any amounts into the capital expenditure account will be waived for so long as, and to the extent that, (i) no event of default or material tenant trigger event has occurred and is continuing, (ii) the material tenant has not “gone dark” in any portion of its material tenant space (provided, the same will not be deemed to be a failure to satisfy this clause (ii) so long as the material tenant lease business discontinuance conditions are satisfied), (iii) the material tenant lease covers the entirety of the mortgaged property and the material tenant lease obligates the tenant under the material tenant lease to maintain the mortgaged property in a condition required under the material tenant lease and the tenant thereunder is so maintaining the mortgaged property, (iv) the material tenant has not subleased any portion of its material tenant space (other than to an affiliate or a transferee of a business divested by the tenant after the origination date) and (v) the material tenant lease is in full force and effect and has not expired or terminated; provided however, from and after the date that any of the foregoing requirements fails to be satisfied, the borrower will be required to make deposits into the capital expenditure account.

(12)	With respect to Mortgage Loan No. 1, Century Business Center, if the borrower deposits with the lender one or more low DSCR cure deposits in cash to avoid the occurrence of a cash management DSCR trigger event, the lender will transfer such amounts into the low DSCR cure deposit account. The lender will hold such low DSCR cure deposit(s) as cash collateral for the debt. At any time during the term of the loan that low DSCR cure deposit funds are on deposit in the low DSCR cure deposit account, the lender will determine the DSCR on the last day of each month taking into account the low DSCR cure deposit funds. If, in connection therewith, the lender determines that the low DSCR cure deposit funds then on deposit in the low DSCR cure deposit account, if applied to reduce the then outstanding principal balance, would be insufficient to cause the DSCR to be greater than or equal to 1.35x, then the borrower may, in order to continue to avoid the occurrence

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of a cash management DSCR trigger event, within five business days of the lender’s notice to the borrowers of such deficiency, deposit with the lender such additional funds such that, when added to the funds on deposit in the low DSCR cure deposit account, would be sufficient, if applied to reduce then outstanding principal balance, to result in a DSCR greater than or equal to 1.35x.

(13)	With respect to Mortgage Loan No. 1, Century Business Center, on each monthly payment date during a material tenant trigger event period, the borrower is required to deposit all material tenant trigger event excess cash for tenant allowances, tenant improvements and leasing commissions that may be incurred or required to be reimbursed by the borrower in connection with leasing material tenant space pursuant to qualified leases. During the continuance of a material tenant trigger event period relating to any material tenant, its material tenant lease or its lease guarantor, the amount of the material tenant funds deposited into the material tenant account or the applicable material tenant subaccount will not exceed an aggregate amount equal to $7,500,000, less the amount of any rollover funds then on deposit in the rollover account. So long as no other cash management trigger event or cash sweep trigger event has occurred and is continuing, the borrower may suspend a material tenant trigger event by depositing cash in an amount sufficient so that the aggregate amount of material tenant lease funds on deposit in the material tenant subaccount equals the material tenant funds capped amount. The borrower may deposit with the lender the amount necessary to satisfy the occupancy conditions with respect to any qualified leases in an amount equal to the remaining rent abatement amount. The borrower may deliver to the lender, in lieu of the deposit of cash in an amount equal to the material tenant funds capped amount, one or more letters of credit with the face amount equal to the material tenant funds capped amount.

(14)	With respect to Mortgage Loan No. 2, Gateway Industrial Center, the increase from Most Recent NOI to UW NOI is primarily attributable to the General Services Administration - IRS executing a lease as to which rent is expected to commence in May 2026.

(15)	With respect to Mortgage Loan No. 2, Gateway Industrial Center, the Second Largest Tenant at the Mortgaged Property, General Services Administration - IRS, is not yet in occupancy and its space is currently being built out. Rent under the IRS lease is expected to commence in May 2026 with a current lease term through April 2038 (based on the expected rent commencement date). At origination, $12,999,018 was reserved for unfunded obligations and $1,944,408 for gap rent in relation to the IRS space.

(16)	With respect to Mortgage Loan No. 2, Gateway Industrial Center, the Second Largest Tenant at the Mortgaged Property, General Services Administration - IRS has the option to terminate its lease, in whole or in part, at any time on or after the end of the firm term of the lease (which is expected to be April 30, 2034), by providing no less than 90 days’ prior written notice.

(17)	With respect to Mortgage Loan No. 2, Gateway Industrial Center, monthly tax reserves are $432,301 from July 2025 through September 2025 and thereafter decrease to 1/12th of the annual real estate tax payments that the lender estimates will be payable during the next ensuing 12 months (initially estimated to be approximately $117,900).

(18)	With respect to Mortgage Loan No. 2, Gateway Industrial Center, on each monthly payment date the borrower is required to deposit approximately $114,146 into a reserve for future tenant improvements and leasing commissions. The monthly deposit will be reduced to $18,023 upon the occurrence of a DMS Trigger Cure. A “DMS Trigger Cure” means (A) either (x) not less than 75% of the space leased under the DMS lease as of the origination date has been leased pursuant to one or more leases with a term of at least three years, and a base rent equal to or greater than 75% of the annual rent payable under the DMS lease as of the origination date, and the applicable tenants are in actual physical occupancy of their leased space, there are no contingencies to the effectiveness of each such lease, and each such lease has commenced and a rent commencement date has been established, or (y) DMS has renewed its lease in accordance with the terms of the related loan agreement for a term of at least three years, and in the case of either (x) or (y), sufficient funds have accumulated in the excess cash flow reserve to cover anticipated leasing costs and free rent in connection with such new or renewal lease and (B) the debt yield is at least 9.25% for two consecutive calendar quarters.

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(19)	With respect to Mortgage Loan No. 3, 322 Grand Concourse, historical financial information prior to 2024 is not available as the mortgaged property was built in 2023.

(20)	With respect to Mortgage Loan No. 3, 322 Grand Concourse, on a monthly basis, the borrower is required to escrow $3,212.50 for replacement reserves subject to a cap of $75,000 and $333.33 for TI/LC reserves subject to a cap of $30,000.

(21)	With respect to Mortgage Loan No. 3, 322 Grand Concourse, the mortgaged property benefits from a 35-year 421-a tax abatement from the NYC Department of Housing Preservation & Development and received bonus development rights through the Voluntary Inclusionary Housing Program (“VIH”). The 421-a tax abatement requires the mortgaged property to reserve at least 30% of the units for households earning up to 130% of area median income under affordable housing guidelines. Further, the VIH requires that 24 of the affordable units are reserved for households earning up to 80% of area median income. The 421-a tax abatement phases out in 2057/2058.

(22)	With respect to Mortgage Loan No. 3, 322 Grand Concourse, the borrower, as landlord, and Pointe Management NY LLC, an affiliate of the borrower sponsors, as tenant, have entered into a master lease agreement, dated as of June 12, 2025, for 1,350 square feet of commercial space. The master lease rent was included in the calculation of the underwritten net cash flow.

(23)	With respect to Mortgage Loan No. 3, 322 Grand Concourse, the lockout period will be at least 24 payment dates beginning with and including the first payment date in July 2025. Defeasance of the 322 Grand Concourse whole loan in full is permitted at any time after the earlier to occur of (i) June 12, 2028 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 24 months is based on the anticipated closing date of the WFCM 2025-5C5 securitization trust in July 2025. The actual lockout period may be longer.

(24)	With respect to Mortgage Loan No. 4, The Wharf, the related loan documents permit a partial collateral release subject to LTV, DSCR and/or Debt Yield tests, and/or other release conditions, in connection with a partial defeasance or prepayment of the related mortgage loan, or in certain cases, in connection with a free release. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Defeasance” and “—Releases; Partial Releases; Property Additions” in this prospectus.

(25)	With respect to Mortgage Loan No. 4, The Wharf, the total Units/SF totaling 2,241,794 includes 928,154 SF of office, 446,764 SF of retail, 603,232 SF of multifamily space (904 units), and 263,644 SF of hospitality (412 keys). The collateral also includes two parking garages totaling 1,175 spaces and a marina totaling 220 docks, neither of which are included in the square footage.

(26)	With respect to Mortgage Loan No. 4, The Wharf, the Phase I Retail property includes seven parcels and the Phase II Retail includes five parcels.

(27)	With respect to Mortgage Loan No. 4, The Wharf, the total Percent Leased represents the weighted average of the square footage for the office and retail component. The Percent Leased is calculated based on square footage for retail and office properties, number of units for multifamily properties, and TTM March 2025 occupancy for hotel properties.

(28)	With respect to Mortgage Loan No. 4, The Wharf, the appraised value represents the “As Portfolio” Appraised Value for The Wharf Properties of $1,730,000,000, which reflects a portfolio premium of 1.7%, as of dates ranging from February 21, 2025 to March 4, 2025. The sum of the individual appraised values is $1,700,400,000, which equates to a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 41.5% and 41.5%, respectively.

(29)	With respect to Mortgage Loan No. 4, The Wharf, the loan is structured with a hard lockbox for office and retail tenants, a soft lockbox for the remaining collateral, and springing cash management. The borrower is required to direct tenants to pay rent directly into such lockbox account; however, the borrower is permitted to collect rents received from any of the Hotel Component, Multifamily Component, Parking Garage and Wharf Marina subject to certain conditions.

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(30)	With respect to Mortgage Loan No. 6, The Park at Calabasas, The Second Largest Tenant at the Mortgage Property, Republic Indemnity Company of America has been a tenant at The Park Calabasas Property since April 2020 and has a current lease term through November 2030 with one, five-year renewal option and no termination options remaining. Republic Indemnity Company of America currently has the entirety of its space listed for sublease. The borrower has received a letter of intent for a replacement lease for the entirety of the Republic Indemnity Company of America space on a ten-year term. There can be no assurance that a replacement lease will be signed.

(31)	With respect to Mortgage Loan No. 6, The Park at Calabasas, The Fourth Largest Tenant at the Mortgaged Property, Poms & Associates Insurance Brokers, LLC (“Poms & Associates”) subleases 8,367 SF of space to AmaWaterways, LLC (the Third Largest Tenant at the Mortgaged Property) at $39.60 per SF through April 30, 2028. The underwritten rent set forth for Poms & Associates at $50.73 represents the weighted average of the prime lease rent of $53.98 per SF for the non-subleased space, and the $39.60 per SF of sublease rent for the sublease space.

(32)	With respect to Mortgage Loan No. 6, The Park at Calabasas, The Fourth Largest Tenant at the Mortgaged Property, Poms & Associates Insurance Brokers, LLC has the one-time option to terminate its lease effective as of May 31, 2030, by providing no less than 12 months prior written notice.

(33)	With respect to Mortgage Loan No. 6, The Park at Calabasas, the increase from 4th Most Recent NOI to 3rd Most Recent NOI is primarily attributable to Poms and Associates executing a lease for 25,606 SF of space at the mortgaged property. The subsequent increase in 2nd Most Recent NOI is primarily attributable to Kabafusion Holdings, LLC executing a lease for 3,266 SF of space at the Mortgaged Property.

(34)	With respect to Mortgage Loan No. 6, The Park at Calabasas, the Second Largest Tenant, Republic Indemnity Company of America, currently has the entirety of its space listed for sublease.

(35)	With respect to Mortgage Loan No. 7, The Roosevelt New Orleans, food and beverage income accounts for approximately 33.8% of U/W Revenue and Other Operated Departments and Miscellaneous Income accounts for approximately 5.5% of U/W Revenue.

(36)	With respect to Mortgage Loan No. 7, The Roosevelt New Orleans, the springing FF&E reserve monthly deposits may be adjusted greater of (i) the then-existing FF&E Reserve monthly deposit for the prior period or (ii) the greater of (a) 1/12th of 5% of the underwritten revenue for the prior fiscal year and (b) the amount required by the franchise agreement, initially $278,072.

(37)	With respect to Mortgage Loan No. 7, The Roosevelt New Orleans, prior to an Escrow Sweep Triggering Event, the Property Manager collects property revenues and pays debt service and other property-related expenses. Quarterly distributions to the borrower due under the Management Agreement with Waldorf Astoria Management, LLC (the “Property Manager”) are required to be deposited into the Clearing Account. Upon the occurrence of an Escrow Sweep Triggering Event, property revenues must be deposited directly into the Clearing Account.

(38)	With respect to Mortgage Loan No. 8, Marriott Dallas Fort Worth Airport South, the FF&E reserve can be adjusted to the greater of the existing amount of the deposit, or the greater of 1/12th of 4% of the underwritten revenue for the prior fiscal year and the amount required pursuant to the franchise agreement.

(39)	With respect to Mortgage Loan No. 8, Marriott Dallas Fort Worth Airport South, food and beverage income accounts for approximately 24.7% of U/W Revenue and Other Revenue accounts for approximately 1.1% of U/W Revenue.

(40)	With respect to Mortgage Loan No. 8, Marriott Dallas Fort Worth Airport South, the loan documents require an upfront deposit of $560,000 (the “Seasonality Reserve Required Annual Balance”). These funds may be used for disbursements to or for the payment of any part of the monthly debt service payments occurring in September, October, November, December, and/or January, to the extent that there is insufficient cash flow from the property to make the monthly debt service payment. The lender may adjust the Seasonality Reserve Required Annual Balance (and thus the Seasonality

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Reserve Deposit Amount (as defined below)), upon notice to the borrower, to an amount equal to the shortfall in revenue from the Marriott Dallas Fort Worth Airport South Property to cover the debt service at a DSCR of 1.30x. On each monthly payment date occurring in January, March, April, and May, the borrower is required to deposit with the lender an amount equal to 1/5th of the Seasonality Reserve Required Annual Balance, initially $560,000 (the “Seasonality Reserve Required Annual Balance”), provided, however, that the borrower is only required to make these deposits if the funds on deposit in the Seasonality Reserve are less than the Seasonality Reserve Required Annual Balance, initially $112,000.

(41)	With respect to Mortgage Loan No. 11, O'Hare 8 Portfolio, The O’Hare 8 Portfolio consists of eight industrial warehouse and distribution properties which are situated on non-contiguous parcels of land, operating as a single economic unit.

(42)	With respect to Mortgage Loan No. 11, O'Hare 8 Portfolio, the Fourth Largest Tenant at the Mortgaged Property, Formula Systems of North America, Inc. has the option to terminate its lease effective March 31, 2027 by providing no less than 120 days’ prior written notice and paying a termination fee.

(43)	With respect to Mortgage Loan No. 11, O'Hare 8 Portfolio, the increase from Most Recent Net Operating Income to Underwritten Net Operating Income is primarily attributable to the borrower acquiring the 2301-2331 Eastern Avenue asset at origination.

(44)	With respect to Mortgage Loan No. 12, One Glen Lakes, the Largest Tenant, Camelot Communications, LTD., currently subleases its space to Valiant Enterprises, LLC.

(45)	With respect to Mortgage Loan No. 12, One Glen Lakes, the Fifth Largest Tenant, Insights Psychotherapy Group, has the option to terminates its lease effective December 1, 2031, with 12 months’ written notice required and the payment of a termination fee that includes, among other fees, two months’ base rent.

(46)	With respect to Mortgage Loan No. 13, Parkwyn Townhomes, the Appraised Value shown represents the “Hypothetical Market Value with Restricted Rents” value of the leasehold interest in the Mortgaged Property, which assumes the Mortgaged Property is encumbered by a ground lease as part of the Housing Finance Corporation program (“HFC Program”), whereby certain units at the Mortgaged Property are restricted for rent to tenants whose income does not exceed specified percentages of the area median income and that the ongoing payments due in connection with being a part of the HFC Program are subordinate to the Mortgage Loan. The market-based “As-Is” Appraised Value as of April 4, 2025, which assumes no tax exemption is granted for the Mortgaged Property, is $31,800,000, which results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 73.1% and 73.1%, respectively.

(47)	With respect to Mortgage Loan No. 13, Parkwyn Townhomes, if (i) the tax exemption is not granted by April 29, 2026 or (ii) the HFC Program documents are terminated, the tax exemption is lost and/or the borrower otherwise surrenders the leasehold estate created by the ground lease with Pecos Housing Finance Corporation (“PHFC”) and the borrower acquires the fee interest in the Mortgaged Property, the Mortgage Loan documents require the borrower to partially prepay (in conjunction with the applicable payment of yield maintenance premium) the Mortgage Loan within 60 days in the amount necessary for the Mortgaged Property to satisfy both a debt service coverage ratio of 1.38x and a debt yield of 10.14% (the “PHFC Prepayment Amount”). The Mortgage Loan documents provide full recourse to the guarantors on a joint and several basis until the earlier to occur of (i) the tax exemption is granted or (ii) the borrower makes the required prepayment equal to the PHFC Prepayment Amount plus the applicable prepayment penalty.

(48)	With respect to Mortgage Loan No. 13, Parkwyn Townhomes, at origination, the borrower entered into a ground lease between PHFC, as ground lessor, and the borrower, as ground lessee. Pursuant to the ground lease, which is scheduled to terminate on April 30, 2124 with no extensions, and other documents and agreements entered into in relation to the related tax exemption, the borrower is required to pay, among other amounts, as applicable, (i) an annual compliance fee of $50 per unit (the “Compliance Payment”) and (ii) an annual fee in an amount equal to 10% of the annual property tax savings (the “Savings Fee”, and together with the Compliance Payment, the

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“Rent”) with the Rent increasing by 2% per year. PHFC and the borrower entered into a subordination agreement agreeing that for so long as the tax exemption remains in effect, all fees required under the PHFC Program documents (collectively, the “PHFC Payments”), including the Savings Fee but excluding the Compliance Fee, be paid from excess distributable cash, if any, after the payment of debt service payments in connection with Mortgage Loan and operating expenses due and owing. The lender has established a reserve for the PHFC Payments, provided, that absent a continuing event of default under the Mortgage Loan, there is no obligation to make deposits into the PHFC Payments reserve unless the borrower fails to provide evidence of timely payment. The lender has a lien on both the borrowers’ leasehold interest and PHFC’s fee interest in the Mortgaged Property.

(49)	With respect to Mortgage Loan No. 13, Parkwyn Townhomes, all necessary documentation for admission into the HFC Program was effectuated and as such, the Mortgaged Property is part of the HFC Program managed by PHFC; however, the tax exemption has not yet been granted by the applicable central appraisal district. Once issued, the tax exemption is expected to be retroactive to the date fee ownership in the Mortgaged Property was transferred by the borrower to PHFC (on or about April 29, 2025) and continues for the term of the related ground lease or until its earlier termination. No real estate taxes were underwritten due to entry into the HFC Program. It cannot be assured that the Mortgaged Property will be approved for the tax exemption.

(50)	With respect to Mortgage Loan No. 13, Parkwyn Townhomes, once every 12-month period during the term of the loan, the Debt Service Payment Grace Period to Impose Late Charge will be five business days.

(51)	With respect to Mortgage Loan No. 14, 347-363 Flushing Avenue, the mortgaged property is comprised of (i) 79,164 square feet of office space (53.4% of NRA), (ii) 69,078 square feet of retail space (46.6% NRA), (iii) 171 sub-cellar parking spaces leased to Nagle Parking and (iv) 112 ground-level parking spaces leased to ODA Health.

(52)	With respect to Mortgage Loan No. 14, 347-363 Flushing Avenue, the lockout period will be at least 26 payment dates beginning with and including the first payment date on June 6, 2025. Defeasance of the whole loan in full (but not in part) is permitted at any time following the earlier to occur of (i) April 24, 2028 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 26 payments is based on the expected WFCM 2025-5C5 securitization trust closing date in July 2025. The actual lockout period may be longer.

(53)	With respect to Mortgage Loan No. 14, 347-363 Flushing Avenue, historical financial information is not available prior to the most recent period because the mortgaged property was built in 2023.

(54)	With respect to Mortgage Loan No. 14, 347-363 Flushing Avenue, the second largest tenant, ODA Health, leases both office space and parking space at the mortgaged property. ODA Health has no termination options as it pertains to its office space. ODA Health has a one-time right to terminate its lease on the parking space on March 25, 2027, in the event that the borrower sponsors have not obtained the approvals necessary to change the use of this parking space to office. The borrower sponsors estimate to receive full approval for the conversion by the fourth quarter of 2025.

(55)	With respect to Mortgage Loan No. 14, 347-363 Flushing Avenue, the mortgaged property benefits from a 25-year ICAP tax abatement through 2048, with a 30.26% office exemption with inflation protection for 25 years and a 69.74% retail exemption with inflation protection for 15 years. The ICAP provides for an annual abatement amount of approximately $2,470,315, which is applied as a credit to the borrower’s ongoing tax liability. If the ICAP tax abatement benefits are not maintained for the mortgaged property at any time, the whole loan will become fully recourse to borrower and borrower sponsors. The unabated taxes for the tax year 2025/2026 are $2,756,094 versus the underwritten taxes of $285,780.

(56)	With respect to Mortgage Loan No. 14, 347-363 Flushing Avenue, the increase in Underwritten Net Operating Income from the Most Recent Net Operating Income is primarily due to the recent lease-up and stabilization of the 347-363 Flushing Avenue Property.

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(57)	With respect to Mortgage Loan No. 15, 145 West 30th Street, the decrease from 4th Most Recent NOI to 3rd Most Recent NOI is primarily attributable to tenants vacating the property and a drop in occupancy. The subsequent increase in 2nd Most Recent NOI is primarily attributable to a subsequent lease-up of the space, with three new tenants executing leases that account for 26.3% of NRA and 27.4% of UW Base Rent.

(58)	With respect to Loan No. 15, 145 West 30th Street, the increase in Underwritten Net Operating Income from the Most Recent Net Operating Income is primarily attributable to the borrower executing multiple new leases in the fourth quarter of 2024 accounting for $1,013,062 in underwritten rent.

(59)	With respect to Mortgage Loan No. 15, 145 West 30th Street, the Second Largest Tenant at the Mortgaged Property, Spada Menswear Corp. and the Third Largest Tenant at the Mortgaged Property, Lazarus Karp Ehrlich McCourt, LLP are currently not in occupancy, as the borrower is currently in the process of building out the spaces for newly signed leases. Spada Menswear Corp. is expected to take occupancy in the summer of 2025 and has free or abated rent July through September 2025, and partial rent abatements in August 2026 through March 2027, August 2027 through January 2028, and August 2028 through November 2028, which was reserved for at origination. Lazarus Karp Ehrlich McCourt, LLP is expected to take occupancy in the summer of 2025 and has free or abated rent from July 2025 through October 2025, which was reserved for at origination.

(60)	With respect to Mortgage Loan No. 16, Cedar Village at Minerva Square, historical financial information is not available because the Cedar Village at Minerva Square Property was recently constructed in 2024.

(61)	With respect to Mortgage Loan No. 16, Cedar Village at Minerva Square, a subordinate mortgage was recorded in the amount of $650,000 in connection with a grant that the borrower received from the State of Connecticut for the remediation of environmental conditions. Upon completion of the remediation, which will occur when the borrower records an environmental land use restriction, the borrower will not be required to make principal or interest payments on the subordinate mortgage and the subordinate mortgage will be released. See “Description of the Mortgaged Properties—Other Secured Indebtedness” in the Preliminary Prospectus.

(62)	With respect to Mortgage Loan No. 18, 149-153 Wooster Street, historical financial information is not available as the two tenants at the property recently signed leases between 2023-2024.

(63)	With respect to Mortgage Loan No. 20, Home2 Suites Pearland, the borrower is required to make monthly deposits into the FF&E Reserve in an amount equal to the greater of (i) 1/12th of 4% times the annual rents of the Mortgaged Property for the applicable prior 12 month period, and (ii) the monthly amount required to be reserved pursuant to the franchise agreement for the replacement of FF&E.

(64)	With respect to Mortgage Loan No. 20, Home2 Suites Pearland, the franchise agreement with Hilton Franchise Holding LLC is set to expire on May 29, 2040, which is after the maturity date of the Mortgage Loan, and does not have any renewal options.

(65)	With respect to Mortgage Loan No. 21, 1339 Morris Avenue, the Mortgaged Property benefits from a 35-year 421-a tax abatement under the New York City Department of Housing Preservation and Development (“HPD”) 421-a tax abatement program (the “1339 Morris Avenue 421-a Tax Abatement Program”). During the first 25 years of the 1339 Morris Avenue 421-a Tax Abatement Program, the Mortgaged Property will benefit from a 100% tax exemption and in connection with such exemption the borrower has agreed to reserve 96.0% of the units at the Mortgaged Property, for tenants, earning no more than 130% of the area median income (any such restricted units, the “1339 Morris Avenue 421-a Affordable Units”). During the last 10 years of the 1339 Morris Avenue 421-a Tax Abatement Program, the Mortgaged Property’s applicable tax exemption is expected to decrease in an amount equal to the percentage of 1339 Morris Avenue 421-a Affordable Units at the Mortgaged Property. The appraisal concluded that the in-place rents for all 1339 Morris Avenue 421-a Affordable Units are in compliance with the income requirements under the 1339 Morris Avenue 421-a Tax Abatement Program. The estimated full unabated taxes for the 2025/2026 tax

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year are $68,971 compared to the underwritten abated taxes of $2,050 for the Mortgaged Property. The Mortgage Loan will become full recourse if the Mortgaged Property fails to maintain its exemption under the 1339 Morris Avenue 421-a Tax Abatement Program.

(66)	With respect to Mortgage Loan No. 21, 1339 Morris Avenue, the Mortgaged Property is eligible for, and the borrower lease units through, the New York City Family Homelessness and Eviction Supplement (“CityFHEPS”) program. The CityFHEPS program provides property owners with rental subsidies for leasing units to households with tenants who, among other requirements, have children, earn no more than 200% of the federal poverty level and are in a shelter or at risk of entering a shelter. The subsidy amounts provided by CityFHEPS are published by the Department of Social Services each year and the appraiser concluded that the current in-place rents at the Mortgaged Property is achievable based on the maximum subsidy amounts. The Mortgage Loan will become full recourse to the borrower in the event that (i) the Mortgaged Property or the borrower fails to remain eligible, in whole or in part, to receive subsidies under the CityFHEPS program and/or (ii) any amendment to or termination of the CityFHEPS program reduces the amount of subsidies paid or payable to the borrower under the CityFHEPS program.

(67)	With respect to Mortgage Loan No. 22, Dodge Industrial, the Fourth Largest Tenant, Excelsior Equity, is an affiliate of the borrower sponsor.

(68)	With respect to Mortgage Loan No. 23, 2783 Webb Avenue, the Mortgaged Property benefits from a 35-year 421-a tax abatement under the New York City Department of Housing Preservation and Development (“HPD”) 421-a tax abatement program (the “2783 Webb Avenue 421-a Tax Abatement Program”). During the first 25 years of the 2783 Webb Avenue 421-a Tax Abatement Program, the Mortgaged Property will benefit from a 100% tax exemption and in connection with such exemption the borrower has agreed to reserve 96.0% of the units at the Mortgaged Property, for tenants, earning no more than 130% of the area median income (any such restricted units, the “2783 Webb Avenue 421-a Affordable Units”). During the last 10 years of the 2783 Webb Avenue 421-a Tax Abatement Program, the Mortgaged Property’s applicable tax exemption is expected to decrease in an amount equal to the percentage of 2783 Webb Avenue 421-a Affordable Units at the Mortgaged Property. The appraisal concluded that the in-place rents for all 2783 Webb Avenue 421-a Affordable Units are in compliance with the income requirements under the 2783 Webb Avenue 421-a Tax Abatement Program. The estimated full unabated taxes for the 2025/2026 tax year are $90,859 compared to the underwritten abated taxes of $5,080 for the Mortgaged Property. The Mortgage Loan will become full recourse if the Mortgaged Property fails to maintain its exemption under the 2783 Webb Avenue 421-a Tax Abatement Program.

(69)	With respect to Mortgage Loan No. 23, 2783 Webb Avenue, the Mortgaged Property is eligible for, and the borrower lease units through, the New York City Family Homelessness and Eviction Supplement (“CityFHEPS”) program. The CityFHEPS program provides property owners with rental subsidies for leasing units to households with tenants who, among other requirements, have children, earn no more than 200% of the federal poverty level and are in a shelter or at risk of entering a shelter. The subsidy amounts provided by CityFHEPS are published by the Department of Social Services each year and the appraiser concluded that the current in-place rents at the Mortgaged Property is achievable based on the maximum subsidy amounts. The Mortgage Loan will become full recourse to the borrower in the event that (i) the Mortgaged Property or the borrower fails to remain eligible, in whole or in part, to receive subsidies under the CityFHEPS program and/or (ii) any amendment to or termination of the CityFHEPS program reduces the amount of subsidies paid or payable to the borrower under the CityFHEPS program.

(70)	With respect to Mortgage Loan No. 24, Hampton Inn Marysville, the borrower is required to make monthly deposits into the FF&E Reserve in an amount equal to the greater of (i) 1/12th of 4% times the annual rents of the Mortgaged Property for the applicable prior 12 month period, and (ii) the monthly amount required to be reserved pursuant to the franchise agreement for the replacement of FF&E.

(71)	With respect to Mortgage Loan No. 24, Hampton Inn Marysville, the franchise agreement with Hilton Franchise Holding LLC is set to expire on July 31, 2036, which is after the maturity date of the Mortgage Loan, and does not have any renewal options.

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(72)	With respect to Mortgage Loan No. 24, Hampton Inn Marysville, the Cut-off Date LTV is being calculated based on the As-Complete Appraised Value, which represents the market value upon completion of the PIP. The Cut-off Date LTV based on the “As-Is” Appraised Value is 76.8%.

(73)	With respect to Mortgage Loan No. 25, Hotel Shocard, the borrower is required to make monthly deposits into the FF&E Reserve in an amount equal to 4% times the annual rents of the Mortgaged Property for the applicable prior 12 month period.

(74)	With respect to Mortgage Loan No. 25, Hotel Shocard, the borrower is required to make monthly deposits into the Ground Rent Reserve of an amount equal to one-twelfth of an amount which would be sufficient to pay any rent, additional rent or other charge payable by the tenant under the ground lease, or estimated by lender to be payable, during the next ensuing 12 months.

(75)	With respect to Mortgage Loan No. 26, 1499 Bedford Avenue, the mortgaged property is comprised of 98 multifamily units and 8,000 square feet of commercial space.

(76)	With respect to Mortgage Loan No. 26, 1499 Bedford Avenue, the lockout period will be at least 25 payment dates beginning with and including the first payment date on July 6, 2025. Defeasance of the 1499 Bedford Avenue whole loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note comprising a part of the 1499 Bedford Avenue whole loan to be securitized and (ii) May 30, 2028. The assumed lockout period of 25 payments is based on the expected WFCM 2025-5C5 securitization closing date in July 2025. The actual lockout period may be longer.

(77)	With respect Mortgage to Loan No. 26, 1499 Bedford Avenue, historical financial information is not available because the mortgaged property was acquired by the borrower in 2020 and then subsequently demolished. The current 1499 Bedford Avenue mortgaged property improvements were completed in 2024.

(78)	With respect to Mortgage Loan No. 26, 1499 Bedford Avenue, the borrower deposited $259,000 at loan origination into a reserve account for future free rent under the Stoney Pine Adult Day Care LLC lease. The free rent reserve funds will be disbursed monthly over the first two years of the lease (i) so long as no Trigger Period then exists, to Borrower or (ii) if a Trigger Period then exists, into the Cash Management Account to be applied in accordance with the terms of Section 6.7 of the loan agreement.

(79)	With respect to Mortgage Loan No. 26, 1499 Bedford Avenue, the mortgaged property benefits from a 421-a tax exemption program (providing a 100% exemption for the first 25 years of the abatement period, which began in tax year 2024/2025, and a 30% exemption for the last 10 years of the abatement period) that requires at least 30% of the total number of dwelling units (approximately 30 units) at the 1499 Bedford Avenue mortgaged property to remain affordable to, and restricted to occupancy by, households earning no more than 130% of area median income for at least 35 years after the completion of the construction of the 1499 Bedford Avenue mortgaged property. The unabated taxes for the tax year 2024/2025 are $987,986 versus the underwritten taxes of $150,563. All of the affordable housing units at 1499 Bedford Avenue mortgaged property are subject to rent stabilization.

(80)	With respect to Mortgage Loan No. 27, 1535 Broadway, there is a grace period of three days before the late fee will be chargeable.

(81)	With respect to Mortgage Loan No. 27, 1535 Broadway, defeasance of the 1535 Broadway Whole Loan is permitted in full at any time on or after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last 1535 Broadway whole loan note to be securitized and (ii) June 1, 2028. The assumed defeasance lockout period of 26 payments is based on the anticipated closing date of the WFCM 2025-5C5 securitization trust in July 2025. The actual defeasance lockout period may be longer.

(82)	With respect to Mortgage Loan No. 27, 1535 Broadway, future mezzanine debt is permitted, subject to the satisfaction of certain conditions including, among others, (i) no event of default has occurred and is continuing, (ii) the amount of such Approved Mezzanine Loan does not exceed an amount that, when added to the outstanding principal balance as of the closing of such Approved Mezzanine

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Loan, will result in (x) a loan to value ratio based on a new appraisal of the 1535 Broadway Property equal to the loan to value ratio that existed as of the origination date, and (y) a debt yield equal to the debt yield that existed as of the origination of the 1535 Broadway Whole Loan, (iii) such Approved Mezzanine Loan will be coterminous with the 1535 Broadway Whole Loan, (iv) execution of an intercreditor agreement reasonably acceptable to the lender and substantially in the form attached to the 1535 Broadway Whole Loan documents, and (v) receipt of a rating agency confirmation from each applicable rating agency.

(83)	With respect to Mortgage Loan No. 27, 1535 Broadway, the second largest tenant, Levi’s, can terminate its lease and license agreement with notice to the borrower by November 16, 2027 if its sales at the 1535 Broadway Property are less than $25 million for the period from November 16, 2025 through November 15, 2026, effective as of the first anniversary of such notice. Levi’s will be required to pay a termination fee in connection with its exercise of such termination option. According to tenant-reported sales information, Levi’s annual sales at the 1535 Broadway Property are below $25 million for the trailing 12-month period as of December 31, 2024.

(84)	With respect to Loan Mortgage No. 27, 1535 Broadway, 1535 Broadway Sign LLC (the “Sign Borrower”) and 1535/1540 Broadway TRS LLC, a Delaware limited liability company (the “Original TRS Affiliate”), entered into that certain Signage Lease, dated as of January 1, 2025 (the “TRS Signage Lease”) pursuant to which the Original TRS Affiliate leases a portion of the Mortgaged Property consisting of 4K LED signage (“Signage”) for the purpose of the Original TRS Affiliate displaying digital advertising content. On the origination date, the Original TRS Affiliate assigned its interest in the TRS Signage Lease to 1535 Broadway TRS Subsidiary LLC, a taxable REIT subsidiary and affiliate of the borrower (the “TRS Affiliate”). The TRS [Affiliate] currently leases 4/6 of 90-second loop on the upper portion of the Signage (the “Upper Sign”) that runs 20 hours per day. Pursuant to the TRS Signage Lease, the TRS Affiliate is required to pay the Signage Borrower a fixed rent in an amount of $10,143,000 annually, or $845,250 per month. The lender is underwriting $10,000,000 in signage revenue from the TRS Signage Lease, representing 31.5% of total underwritten signage revenue.

(85)	With respect to Mortgage Loan No. 27, 1535 Broadway, Vornado Realty L.P., a Delaware limited partnership (“VRLP”), a member of 1535 Broadway Holdings II LLC (“1535 Broadway Holdings”), which is the sole member of one of the borrowers, made a capital contribution of $800,000,000, referred to as the “Preferred Capital Contributions.” In exchange, 1535 Broadway Holdings issued 800,000,000 preferred units (“Preferred Units”) to VRLP. On the date of the limited liability company agreement of 1535 Broadway Holdings, 11,125,000 Preferred Units were redeemed, resulting in 788,875,000 Preferred Units remaining outstanding. These Preferred Units are to be certificated if VRLP requests a pledge, and in such case, the limited liability company agreement of 1535 Broadway Holdings must be amended accordingly. Distributions of available cash, including from any capital events, will be made in the following order: first, 100% to VRLP in respect of its Preferred Units until it has received cumulative distributions sufficient to provide a return on its Preferred Capital Contributions equal to a preferred return rate of 4.75%; thereafter, 100% of distributions will be made pro rata to the holders of the common units. In connection with the origination of the 1535 Broadway Whole Loan, approximately $431,500,000 of the existing $628,900,000 of preferred equity was paid down, resulting in approximately $197,400,000 of preferred equity remaining.

(86)	With respect to Mortgage Loan No. 29, 50 Clifford Place, the Mortgaged Property benefits from a 35-year 421-a tax abatement under the New York City Department of Housing Preservation and Development (“HPD”) 421-a tax abatement program (the “50 Clifford Place 421-a Tax Abatement Program”). During the first 25 years of the 50 Clifford Place 421-a Tax Abatement Program, the Mortgaged Property will benefit from a 100% tax exemption and in connection with such exemption the borrower has agreed to reserve 96.0% of the units at the Mortgaged Property, for tenants, earning no more than 130% of the area median income (any such restricted units, the “50 Clifford Place 421-a Affordable Units”). During the last 10 years of the 50 Clifford Place 421-a Tax Abatement Program, the Mortgaged Property’s applicable tax exemption is expected to decrease in an amount equal to the percentage of 50 Clifford Place 421-a Affordable Units at the Mortgaged Property. The appraisal concluded that the in-place rents for all 50 Clifford Place 421-a Affordable Units are in compliance with the income requirements under the 50 Clifford Place 421-a Tax

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Abatement Program. The estimated full unabated taxes for the 2025/2026 tax year are $53,614 compared to the underwritten abated taxes of $2,608 for the Mortgaged Property. The Mortgage Loan will become full recourse if the Mortgaged Property fails to maintain its exemption under the 50 Clifford Place 421-a Tax Abatement Program.

(87)	With respect to Mortgage Loan No. 29, 50 Clifford Place, the Mortgaged Property is eligible for, and the borrower lease units through, the New York City Family Homelessness and Eviction Supplement (“CityFHEPS”) program. The CityFHEPS program provides property owners with rental subsidies for leasing units to households with tenants who, among other requirements, have children, earn no more than 200% of the federal poverty level and are in a shelter or at risk of entering a shelter. The subsidy amounts provided by CityFHEPS are published by the Department of Social Services each year and the appraiser concluded that the current in-place rents at the Mortgaged Property is achievable based on the maximum subsidy amounts. The Mortgage Loan will become full recourse to the borrower in the event that (i) the Mortgaged Property or the borrower fails to remain eligible, in whole or in part, to receive subsidies under the CityFHEPS program and/or (ii) any amendment to or termination of the CityFHEPS program reduces the amount of subsidies paid or payable to the borrower under the CityFHEPS program.

(88)	With respect to Mortgage Loan No. 32, All Purpose Storage – Syracuse, historical financial information prior to the most recent period is not available as the mortgaged property was acquired in May 2025.

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ANNEX A-2

MORTGAGE POOL INFORMATION (TABLES)

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WFCM 2025-5C5

Annex A-2

Mortgage Loans by Mortgage Loan Seller

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Loan Seller	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Wells Fargo Bank, National Association	4	$149,142,693	25.0%	6.4388%	60	359	2.09	x	15.6%	14.1%	47.0%	45.9%
Argentic Real Estate Finance 2 LLC	9	106,362,500	17.8	7.1743	59	0	1.36		10.5	9.9	60.4	60.4
Citi Real Estate Funding Inc.	4	82,395,000	13.8	6.9490	60	0	1.83		13.8	13.0	54.7	54.7
UBS AG	2	63,100,000	10.6	6.6836	59	0	1.74		12.1	11.8	38.7	38.7
Citi Real Estate Funding Inc. / Argentic Real Estate Finance 2 LLC	1	59,500,000	10.0	6.7400	60	0	1.25		8.9	8.5	64.5	64.5
Greystone Commercial Mortgage Capital LLC / Bank of Montreal	1	52,500,000	8.8	6.3000	60	0	1.25		8.0	8.0	68.0	68.0
Bank of Montreal	4	29,992,580	5.0	6.7913	58	358	1.69		12.1	11.8	59.9	59.4
Zions Bancorporation, N.A.	3	20,850,000	3.5	6.2795	58	0	1.34		8.8	8.5	65.7	65.7
BSPRT CMBS Finance, LLC	3	17,145,687	2.9	8.0201	59	359	1.84		17.5	15.2	55.3	54.4
Natixis Real Estate Capital LLC	1	15,000,000	2.5	6.4000	60	0	1.43		9.4	9.3	68.8	68.8
Total/Weighted Average:	32	$595,988,459	100.0%	6.7410%	59	359	1.66	x	12.2%	11.5%	55.3%	54.9%

Mortgaged Properties by Property Type(1)

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgaged	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Property Type	Properties	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Multifamily	15	$174,532,256	29.3%	6.5661%	59	0	1.38	x	9.3%	9.1%	63.5%	63.5%
High Rise	6	85,569,756	14.4	6.4649	59	0	1.38		9.1	8.9	64.7	64.7
Mid Rise	8	73,850,000	12.4	6.5474	59	0	1.38		9.3	9.2	63.6	63.6
Garden	1	15,112,500	2.5	7.2300	58	0	1.38		10.4	10.1	56.0	56.0
Industrial	4	144,095,000	24.2	6.7386	60	0	1.49		10.5	10.1	54.0	54.0
Warehouse/Distribution	2	78,795,000	13.2	6.7596	60	0	1.27		9.1	8.6	65.1	65.1
Warehouse/Manufacturing/Flex	1	59,500,000	10.0	6.6350	59	0	1.77		12.2	11.9	38.1	38.1
Warehouse	1	5,800,000	1.0	7.5170	59	0	1.54		13.1	11.7	65.2	65.2
Office	9	138,060,946	23.2	6.8774	59	359	1.98		15.4	14.1	50.9	50.0
Suburban	3	85,059,238	14.3	7.1278	59	359	1.99		16.4	15.2	52.8	51.4
CBD	6	53,001,707	8.9	6.4756	60	0	1.97		13.7	12.4	47.8	47.8
Hospitality	7	79,536,306	13.3	6.9612	59	359	1.88		16.1	13.9	50.3	49.2
Full Service	3	59,429,254	10.0	6.7316	60	359	1.86		15.7	13.5	49.3	48.1
Extended Stay	2	9,707,053	1.6	7.3854	59	359	1.85		15.3	13.8	53.5	51.9
Limited Service	1	5,300,000	0.9	8.0000	59	0	1.87		16.9	15.1	61.6	61.6
Select Service	1	5,100,000	0.9	7.7500	59	0	2.23		20.7	17.5	44.3	44.3
Retail	6	34,508,537	5.8	6.5917	59	0	2.00		13.2	12.9	46.4	46.4
Anchored	3	17,537,854	2.9	6.5738	59	0	1.96		12.7	12.4	49.4	49.4
Unanchored	1	10,000,000	1.7	6.9800	59	0	1.27		9.5	9.0	52.1	52.1
Retail/Signage	1	5,000,000	0.8	6.3320	58	0	3.34		21.6	21.5	26.6	26.6
Performing Arts Center	1	1,970,683	0.3	5.4389	60	0	2.62		15.0	14.4	41.5	41.5
Mixed Use	1	15,000,000	2.5	7.1200	58	0	1.31		9.8	9.5	67.3	67.3
Office/Retail	1	15,000,000	2.5	7.1200	58	0	1.31		9.8	9.5	67.3	67.3
Other	3	6,655,415	1.1	5.4389	60	0	2.62		15.0	14.4	41.5	41.5
Parking Garage	2	5,920,634	1.0	5.4389	60	0	2.62		15.0	14.4	41.5	41.5
Marina	1	734,780	0.1	5.4389	60	0	2.62		15.0	14.4	41.5	41.5
Self Storage	1	3,600,000	0.6	7.4870	58	0	1.28		9.9	9.7	48.6	48.6
Self Storage	1	3,600,000	0.6	7.4870	58	0	1.28		9.9	9.7	48.6	48.6
Total/Weighted Average:	46	$595,988,459	100.0%	6.7410%	59	359	1.66	x	12.2%	11.5%	55.3%	54.9%

(1) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or in such other manner as the related mortgage loan seller deemed appropriate).

A-2-1

WFCM 2025-5C5

Annex A-2

Mortgaged Properties by Location(1)(2)

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgaged	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
State	Properties	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
New York	15	$169,300,000	28.4%	6.7306%	59	0	1.45	x	10.3%	9.9%	60.6%	60.6%
California	2	97,600,000	16.4	6.8243	59	0	1.95		14.1	13.5	44.3	44.3
Southern California	2	97,600,000	16.4	6.8243	59	0	1.95		14.1	13.5	44.3	44.3
Texas	4	66,734,221	11.2	7.1908	59	359	1.54		13.6	12.0	52.9	51.6
Michigan	1	59,500,000	10.0	6.7400	60	0	1.25		8.9	8.5	64.5	64.5
District of Columbia	15	50,000,000	8.4	5.4389	60	0	2.62		15.0	14.4	41.5	41.5
New Jersey	1	41,966,659	7.0	7.1620	59	359	1.81		16.1	14.7	50.1	47.7
Connecticut	3	30,600,000	5.1	6.9544	59	0	1.45		10.6	10.3	63.9	63.9
Louisiana	1	29,700,000	5.0	6.8700	60	0	1.87		15.6	13.1	53.5	53.5
Massachusetts	1	21,000,000	3.5	6.3500	59	0	1.20		7.8	7.7	62.5	62.5
Illinois	1	19,295,000	3.2	6.8200	60	0	1.32		9.7	9.1	67.0	67.0
Ohio	1	5,300,000	0.9	8.0000	59	0	1.87		16.9	15.1	61.6	61.6
Missouri	1	4,992,580	0.8	6.9000	58	358	1.63		13.6	12.9	65.5	62.2
Total/Weighted Average:	46	$595,988,459	100.0%	6.7410%	59	359	1.66	x	12.2%	11.5%	55.3%	54.9%

(1) For purposes of determining whether a mortgaged property is in Northern California or Southern California, Northern California includes areas with zip codes above 93600 and Southern California includes areas with zip codes of 93600 and below.

(2) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or in such other manner as the related mortgage loan seller deemed appropriate).

Range of Cut-off Date Balances

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Cut-off Date Balances ($)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
3,600,000 - 5,000,000	7	$32,142,580	5.4%	6.6058%	58	358	1.74	x	12.1%	11.8%	54.1%	53.6%
5,000,001 - 10,000,000	8	54,995,687	9.2	7.5083	59	359	1.57		13.1	12.1	56.7	56.4
10,000,001 - 15,000,000	4	57,050,000	9.6	6.6534	59	0	1.49		10.5	10.1	62.0	62.0
15,000,001 - 20,000,000	3	51,807,500	8.7	7.1828	59	0	1.33		10.7	9.7	61.4	61.4
20,000,001 - 25,000,000	2	41,250,000	6.9	6.8483	59	0	1.23		8.8	8.5	63.6	63.6
25,000,001 - 30,000,000	2	57,176,034	9.6	6.7825	60	359	1.83		15.7	13.5	49.6	48.4
30,000,001 - 40,000,000	1	38,100,000	6.4	7.1200	60	0	2.23		17.1	16.1	54.0	54.0
40,000,001 - 59,500,000	5	263,466,659	44.2	6.4489	60	359	1.72		11.8	11.3	52.6	52.2
Total/Weighted Average:	32	$595,988,459	100.0%	6.7410%	59	359	1.66	x	12.2%	11.5%	55.3%	54.9%

Range of Underwritten Net Cash Flow Debt Service Coverage Ratios

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Underwritten NCF DSCRs (x)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
1.20 - 1.30	8	$189,250,000	31.8%	6.7269%	59	0	1.25	x	8.9%	8.5%	63.9%	63.9%
1.31 - 1.40	6	70,257,500	11.8	6.8118	59	0	1.34		9.6	9.2	64.3	64.3
1.41 - 1.50	2	24,800,000	4.2	6.8228	60	0	1.43		10.0	9.9	63.6	63.6
1.51 - 1.60	4	24,795,687	4.2	7.5818	59	359	1.54		13.0	12.1	60.5	59.8
1.61 - 1.70	2	9,742,580	1.6	7.0706	58	358	1.66		13.1	12.7	60.2	58.5
1.71 - 1.80	2	86,976,034	14.6	6.6517	59	359	1.78		13.4	12.5	40.4	39.6
1.81 - 3.34	8	190,166,659	31.9	6.6326	60	359	2.17		16.0	14.8	48.1	47.6
Total/Weighted Average:	32	$595,988,459	100.0%	6.7410%	59	359	1.66	x	12.2%	11.5%	55.3%	54.9%

A-2-2

WFCM 2025-5C5

Annex A-2

Range of Underwritten Net Operating Income Debt Yields

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Underwritten NOI Debt Yields (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
7.8 - 10.0	13	$241,995,000	40.6%	6.6411%	59	0	1.28	x	8.8%	8.6%	65.1%	65.1%
10.1 - 11.0	2	24,912,500	4.2	7.3244	58	0	1.40		10.6	10.4	55.9	55.9
11.1 - 12.0	3	29,650,000	5.0	7.4225	59	0	1.41		11.8	10.5	59.5	59.5
12.1 - 13.0	2	64,250,000	10.8	6.6805	59	0	1.76		12.2	11.9	39.3	39.3
13.1 - 14.0	3	25,792,580	4.3	6.8992	59	358	1.75		13.6	12.5	52.1	51.5
14.1 - 21.6	9	209,388,380	35.1	6.6897	60	359	2.12		16.2	14.8	48.5	47.6
Total/Weighted Average:	32	$595,988,459	100.0%	6.7410%	59	359	1.66	x	12.2%	11.5%	55.3%	54.9%

Range of Underwritten Net Cash Flow Debt Yields

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Underwritten NCF Debt Yields (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
7.7 - 9.0	8	$168,850,000	28.3%	6.4947%	60	0	1.26	x	8.5%	8.3%	64.8%	64.8%
9.1 - 10.0	6	90,545,000	15.2	7.0877	59	0	1.32		10.1	9.4	64.7	64.7
10.1 - 11.0	2	24,912,500	4.2	7.3244	58	0	1.40		10.6	10.4	55.9	55.9
11.1 - 12.0	4	77,550,000	13.0	6.7981	59	0	1.72		12.2	11.8	43.5	43.5
12.1 - 13.0	3	24,742,580	4.2	6.8217	59	358	1.79		13.5	12.6	49.5	48.9
13.1 - 21.5	9	209,388,380	35.1	6.6897	60	359	2.12		16.2	14.8	48.5	47.6
Total/Weighted Average:	32	$595,988,459	100.0%	6.7410%	59	359	1.66	x	12.2%	11.5%	55.3%	54.9%

Range of Loan-to-Value Ratios as of the Cut-off Date

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Cut-off Date LTV Ratios (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
26.6 - 40.0	2	$64,500,000	10.8%	6.6115%	59	0	1.89	x	12.9%	12.6%	37.2%	37.2%
40.1 - 50.0	5	101,176,034	17.0	6.1485	60	359	2.22		15.2	14.0	43.1	42.4
50.1 - 55.0	5	124,516,659	20.9	7.0682	60	359	1.90		15.6	14.2	52.4	51.6
55.1 - 60.0	7	64,358,187	10.8	7.3105	59	359	1.40		11.4	10.5	57.8	57.6
60.1 - 65.0	5	111,800,000	18.8	6.8659	59	0	1.29		9.4	9.0	63.8	63.8
65.1 - 70.9	8	129,637,580	21.8	6.5633	59	358	1.32		9.1	8.9	67.8	67.7
Total/Weighted Average:	32	$595,988,459	100.0%	6.7410%	59	359	1.66	x	12.2%	11.5%	55.3%	54.9%

Range of Loan-to-Value Ratios as of the Maturity Date or ARD

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Balloon or ARD LTV Ratios (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
26.6 - 40.0	2	$64,500,000	10.8%	6.6115%	59	0	1.89	x	12.9%	12.6%	37.2%	37.2%
40.1 - 50.0	6	143,142,693	24.0	6.4456	59	359	2.10		15.4	14.2	45.2	44.0
50.1 - 55.0	4	82,550,000	13.9	7.0206	60	0	1.95		15.4	13.9	53.6	53.6
55.1 - 60.0	7	64,358,187	10.8	7.3105	59	359	1.40		11.4	10.5	57.8	57.6
60.1 - 65.0	6	116,792,580	19.6	6.8674	59	358	1.30		9.5	9.1	63.9	63.8
65.1 - 70.9	7	124,645,000	20.9	6.5498	59	0	1.31		8.9	8.7	67.9	67.9
Total/Weighted Average:	32	$595,988,459	100.0%	6.7410%	59	359	1.66	x	12.2%	11.5%	55.3%	54.9%

A-2-3

WFCM 2025-5C5

Annex A-2

Range of Mortgage Rates

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Mortgage Rates (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
5.4389 - 6.2500	3	$59,500,000	10.0%	5.5423%	60	0	2.41	x	13.9%	13.4%	44.9%	44.9%
6.2501 - 6.5000	6	109,850,000	18.4	6.3327	59	0	1.37		8.9	8.8	65.1	65.1
6.5001 - 6.7500	4	161,476,034	27.1	6.6850	59	359	1.59		11.8	11.1	49.5	49.1
6.7501 - 7.0000	4	63,987,580	10.7	6.8745	60	358	1.59		12.7	11.2	58.3	58.0
7.0001 - 7.2500	7	127,179,159	21.3	7.1643	59	359	1.80		14.4	13.6	55.0	54.2
7.2501 - 7.5000	3	33,650,000	5.6	7.4086	58	0	1.31		10.1	9.9	60.4	60.4
7.5001 - 7.7500	3	28,300,000	4.7	7.5756	59	0	1.52		13.8	11.6	58.1	58.1
7.7501 - 8.2400	2	12,045,687	2.0	8.1344	59	359	1.67		16.1	14.3	60.0	58.7
Total/Weighted Average:	32	$595,988,459	100.0%	6.7410%	59	359	1.66	x	12.2%	11.5%	55.3%	54.9%

Original Term to Maturity or ARD

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Original Terms to Maturity or ARD (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
60	31	$536,488,459	90.0%	6.7412%	59	359	1.70	x	12.6%	11.8%	54.2%	53.9%
61	1	59,500,000	10.0	6.7400	60	0	1.25		8.9	8.5	64.5	64.5
Total/Weighted Average:	32	$595,988,459	100.0%	6.7410%	59	359	1.66	x	12.2%	11.5%	55.3%	54.9%

Range of Remaining Terms to Maturity or ARD as of the Cut-off Date

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Remaining Terms to Maturity or ARD (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
58 - 60	32	$595,988,459	100.0%	6.7410%	59	359	1.66	x	12.2%	11.5%	55.3%	54.9%
Total/Weighted Average:	32	$595,988,459	100.0%	6.7410%	59	359	1.66	x	12.2%	11.5%	55.3%	54.9%

Mortgage Loans by Original Amortization Term

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Original Amortization Terms (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Non-Amortizing	28	$514,807,500	86.4%	6.6884%	59	0	1.64	x	11.6%	11.0%	56.1%	56.1%
360	4	81,180,959	13.6	7.0750	59	359	1.77		15.8	14.2	50.2	47.7
Total/Weighted Average:	32	$595,988,459	100.0%	6.7410%	59	359	1.66	x	12.2%	11.5%	55.3%	54.9%

Range of Remaining Amortization Terms as of the Cut-off Date(1)

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Remaining Amortization Terms (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Non-Amortizing	28	$514,807,500	86.4%	6.6884%	59	0	1.64	x	11.6%	11.0%	56.1%	56.1%
358 - 359	4	81,180,959	13.6	7.0750	59	359	1.77		15.8	14.2	50.2	47.7
Total/Weighted Average:	32	$595,988,459	100.0%	6.7410%	59	359	1.66	x	12.2%	11.5%	55.3%	54.9%

(1)The remaining amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

A-2-4

WFCM 2025-5C5

Annex A-2

Mortgage Loans by Amortization Type

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Amortization Type	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Interest Only	28	$514,807,500	86.4%	6.6884%	59	0	1.64	x	11.6%	11.0%	56.1%	56.1%
Amortizing Balloon	4	81,180,959	13.6	7.0750	59	359	1.77		15.8	14.2	50.2	47.7
Total/Weighted Average:	32	$595,988,459	100.0%	6.7410%	59	359	1.66	x	12.2%	11.5%	55.3%	54.9%

Mortgage Loans by Loan Purpose

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Loan Purpose	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Refinance	26	$517,947,772	86.9%	6.6766%	59	359	1.62	x	11.8%	11.1%	55.1%	54.8%
Recapitalization	2	43,100,000	7.2	7.0286	60	0	2.36		17.6	16.7	50.8	50.8
Refinance/Acquisition	1	19,295,000	3.2	6.8200	60	0	1.32		9.7	9.1	67.0	67.0
Acquisition	3	15,645,687	2.6	7.9854	59	359	1.58		14.7	13.2	57.4	56.4
Total/Weighted Average:	32	$595,988,459	100.0%	6.7410%	59	359	1.66	x	12.2%	11.5%	55.3%	54.9%

Mortgage Loans by Lockbox Type

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Type of Lockbox	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Hard / Springing Cash Management	10	$252,768,614	42.4%	6.8705%	59	359	1.64	x	12.4%	11.6%	52.7%	52.4%
Springing	15	165,440,687	27.8	6.8551	59	359	1.38		10.1	9.7	63.6	63.5
Soft / Springing Cash Management	4	80,812,500	13.6	6.7150	59	0	1.52		11.4	10.4	59.1	59.1
Hard (Office and Retail); Soft (Remaining Collateral) / Springing Cash Management	1	50,000,000	8.4	5.4389	60	0	2.62		15.0	14.4	41.5	41.5
Hard / In Place Cash Management	2	46,966,659	7.9	7.0736	59	359	1.97		16.7	15.4	47.6	45.5
Total/Weighted Average:	32	$595,988,459	100.0%	6.7410%	59	359	1.66	x	12.2%	11.5%	55.3%	54.9%

Mortgage Loans by Escrow Type

	Initial				Monthly					Springing

	Number of				Number of					Number of
	Mortgage	Cut-off	% by Cut-off		Mortgage	Cut-off	% by Cut-off			Mortgage	Cut-off	Cut-off
Type of Escrow	Loans	Date Balance ($)	Date Balance		Loans	Date Balance ($)	Date Balance			Loans	Date Balance ($)	Date Balance ($)
Tax Escrow	28	$451,788,459	75.8%		29	$511,288,459	85.8%			3	$84,700,000	14.2%
Insurance Escrow	22	$348,753,187	58.5%		22	$348,753,187	58.5%			10	$247,235,272	41.5%
Replacement Reserve	7	$69,095,000	11.6%		26	$436,995,880	73.3%			5	$149,192,580	25.0%
TI/LC Reserve(1)	7	$216,200,000	61.5%		10	$276,561,659	78.7%			2	$54,992,580	15.7%

(1)The percentage of Cut-off Date Pool Balance for loans with TI/LC reserves is based on the aggregate principal balance of loans secured in whole or in part by office, retail, industrial and mixed-use properties.

A-2-5

 (THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-3

SUMMARIES OF THE FIFTEEN LARGEST MORTGAGE LOANS

 (THIS PAGE INTENTIONALLY LEFT BLANK)

Industrial – Manufacturing/Office	Loan #1	Cut-off Date Balance:	$59,500,000
3901 Jack Northrop Avenue	Century Business Center	Cut-off Date LTV:	38.1%
Hawthorne, CA 90250		UW NCF DSCR:	1.77x
		UW NOI Debt Yield:	12.2%

A-3-1

Industrial – Manufacturing/Office	Loan #1	Cut-off Date Balance:	$59,500,000
3901 Jack Northrop Avenue	Century Business Center	Cut-off Date LTV:	38.1%
Hawthorne, CA 90250		UW NCF DSCR:	1.77x
		UW NOI Debt Yield:	12.2%

A-3-2

Mortgage Loan No. 1 – Century Business Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Single Asset
				Location:	Hawthorne, CA 90250
Original Balance(1):	$59,500,000			General Property Type:	Industrial
Cut-off Date Balance(1):	$59,500,000			Detailed Property Type:	Warehouse/Manufacturing/Flex
% of Initial Pool Balance:	9.98%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1939-1984, 2016/2024
Borrower Sponsors:	Paul Thomas Casey and Brett Michael Foy			Size:	1,402,312 SF
Guarantors:	Paul Thomas Casey and Brett Michael Foy			Cut-off Date Balance PSF(1):	$45
Mortgage Rate:	6.6350%			Maturity Balance PSF(1):	$45
Note Date:	5/29/2025			Property Manager:	Zelman Development Co.
Maturity Date:	6/6/2030				(borrower-related)
Original Term to Maturity:	60 months			Underwriting and Financial Information
Original Amortization Term:	0 months			UW NOI:	$7,720,237
IO Period:	60 months			UW NCF:	$7,510,237
Seasoning:	1 month			UW NOI Debt Yield(1):	12.2%
Prepayment Provisions(2):	L(25),D(28),O(7)			UW NCF Debt Yield(1):	11.9%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	12.2%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR(1):	1.77x
Additional Debt Balance(1):	$3,700,000			Most Recent NOI(5):	NAV
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI(5):	NAV
Reserves(3)				3rd Most Recent NOI(5):	NAV
Type	Initial	Monthly	Cap	Most Recent Occupancy:	100.0% (7/1/2025)
RE Taxes:	$342,855	$95,237	NAP	2nd Most Recent Occupancy:	100.0% (12/31/2024)
Insurance:	$7,725	$4,828	NAP	3rd Most Recent Occupancy:	100.0% (12/31/2023)
Replacement Reserve:	$0	Springing	NAP	Appraised Value (as of):	$166,000,000 (3/5/2025)
TI/LC Reserve:	$3,800,000	$29,215	NAP	Appraised Value per SF:	$118
Debt Service Reserve:	$349,443	$0	NAP	Cut-off Date LTV Ratio(1):	38.1%
Other Reserves(4):	$0	Springing	$7,500,000	Maturity Date LTV Ratio(1):	38.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$63,200,000	100.0%	Loan Payoff:	$48,160,134	76.2%
			Return of Equity:	$9,499,015	15.0%
			Upfront Reserves:	$4,500,023	7.1%
			Closing Costs:	$1,040,828	1.6%
Total Sources:	$63,200,000	100.0%	Total Uses:	$63,200,000	100.0%

(1)	The Century Business Center Mortgage Loan (as defined below) is part of a whole loan evidenced by two pari passu promissory notes with an aggregate original principal balance of $63,200,000. The information presented above is based on the Century Business Center Whole Loan (as defined below).
(2)	Defeasance of the Century Business Center Whole Loan is permitted at any time after the date that is two years after the closing date of the securitization that includes the last note to be securitized. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the WFCM 2025-5C5 securitization trust in July 2025. The actual defeasance lockout period may be longer.
(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(4)	Other Reserves consists of a (i) springing monthly Material Tenant (as defined below) reserve subject to a cap of $7,500,000 and (ii) springing monthly Low DSCR Cure Deposit (as defined below) funds reserve. See “Escrows and Reserves” and “Lockbox and Cash Management” below for further details.
(5)	Historical financial information is not shown as the Century Business Center Property (as defined below) is leased to a single tenant on a triple-net basis.

The Mortgage Loan. The largest mortgage loan (the “Century Business Center Mortgage Loan”) is part of a whole loan (the “Century Business Center Whole Loan”) evidenced by two pari passu promissory notes with an aggregate original principal amount of $63,200,000. Century Business Center Whole Loan is secured by a first priority fee interest in a 1,402,312 square foot industrial warehouse, manufacturing and flex space property located in Hawthorne, California (the “Century Business Center Property”). The Century Business Center Mortgage Loan has a five-year interest only term and accrues interest at a fixed rate of 6.6350% per annum on an Actual/360 basis.

The Century Business Center Mortgage Loan is evidenced by the controlling Note A-1 with an original principal balance of $59,500,000. The Century Business Center Whole Loan will be serviced pursuant to the pooling and servicing agreement for the WFCM 2025-5C5 transaction. See “Description of the Mortgage Pool—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

A-3-3

Industrial – Manufacturing/Office	Loan #1	Cut-off Date Balance:	$59,500,000
3901 Jack Northrop Avenue	Century Business Center	Cut-off Date LTV:	38.1%
Hawthorne, CA 90250		UW NCF DSCR:	1.77x
		UW NOI Debt Yield:	12.2%

Century Business Center Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$59,500,000	$59,500,000	WFCM 2025-5C5	Yes
A-2(1)	$3,700,000	$3,700,000	UBS AG	No
Total	$63,200,000	$63,200,000

(1)	Expected to be contributed to one or more future securitization trust(s).

The Borrower and the Borrower Sponsors. The borrower is Zelman Hawthorne, LLC, a Delaware limited liability company and a single purpose entity with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Century Business Center Whole Loan. The borrower sponsors and non-recourse carveout guarantors are Paul Thomas Casey and Brett Michael Foy.

The Property. The Century Business Center Property is a 1,402,312 square foot industrial warehouse, manufacturing and flex space property located in Hawthorne, California. Situated on a 43.07-acre site. The Century Business Center Property was built in stages from 1939 to 1984, with the current sole tenant, SpaceX, constructing one new Class S storage building in 2016. According to the borrower sponsors, SpaceX has invested over $30 million in upkeep and renovations at the Century Business Center Property through 2024. The Century Business Center Property is comprised of eight buildings ranging from one to five stories. The Century Business Center Property features 10- to 30-foot clear heights, multi section rolling doors, which are motorized and are approximately 45 feet long and 60 feet tall, and approximately 25.0% office space. The Century Business Center Property office space consists of approximately 65,000 square feet of mezzanine office space, a 254,414-square foot office building, a 22,578-square foot cafeteria/multipurpose building, and an 8,644 square foot health center building.

As of July 1, 2025, the Century Business Center Property was 100.0% occupied by SpaceX. Since its lease commencement in 2014, SpaceX has invested approximately $30.0 million of its own capital in the Century Business Center Property. The Century Business Center Property has 816 parking spaces resulting in a parking ratio of approximately 0.58 parking spaces per 1,000 square feet. The Century Business Center Property also subleases a 1.73-acre site for additional parking along the northern part of the Century Business Center Property from the City of Hawthorne. SpaceX is fully responsible for sublease payments and utilizes the parcel for additional parking. The Century Business Center Property has access to two railroad tracks on the east side of the site serviced by Southern Pacific Railroad. According to the borrower sponsors, the railroads were used by the prior tenant, Northrop Grumman, up to the time they vacated in 2020, but are no longer actively used by SpaceX.

Sole Tenant.

SpaceX (1,402,312 SF; 100.0% of NRA; 100.0% of underwritten base rent; 12/31/2030 lease expiration). Founded in 2002 and headquartered in Hawthorne, California at the Century Business Center Property, SpaceX is an aerospace company that designs, manufactures, and launches rockets and spacecraft. As of March 2025, the company has reportedly orchestrated 454 completed missions and 415 landings. SpaceX maintains locations, including build facilities, testing facilities, and launch complexes, in California, Texas, and Florida. SpaceX is a privately-owned company and therefore does not release financial statements to the public. SpaceX designs and builds its reusable rockets and spacecraft at the Century Business Center Property. SpaceX is vertically integrated, building the vast majority of the vehicle on the Hawthorne campus. SpaceX originally took occupancy of 285,636 square feet at buildings 1-105, 1-106, and 1-160 in 2014. SpaceX took occupancy of the full campus in 2021. With an expiration date of December 31, 2030, SpaceX pays a base rental rate of $5.81 per square foot triple-net, which is below the current market rent of $17.64 per square foot according to the appraisal. SpaceX has two, 10-year renewal options remaining and no termination options.

The following table presents certain information relating to the tenancy at the Century Business Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/S&P)	Tenant SF	% of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Term. Option (Y/N)	Renewal Options
SpaceX	NR/NR/NR	1,402,312	100.0%	$8,146,104	100.0%	$5.81	12/31/2030	N	2 x 10 yr
Occupied Collateral Total		1,402,312	100.0%	$8,146,104	100.0%	$5.81

Vacant Space		0	0.0%
Total/Wtd. Avg.		1,402,312	100.0%

(1)	Information is based on the underwritten rent roll dated July 1, 2025.

A-3-4

Industrial – Manufacturing/Office	Loan #1	Cut-off Date Balance:	$59,500,000
3901 Jack Northrop Avenue	Century Business Center	Cut-off Date LTV:	38.1%
Hawthorne, CA 90250		UW NCF DSCR:	1.77x
		UW NOI Debt Yield:	12.2%

The following table presents certain information relating to the lease rollover schedule at the Century Business Center Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2028	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2029	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2030	1	1,402,312	100.0%	100.0%	$8,146,104	100.0%	100.0%	$5.81
2031	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
2032	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
2033	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
2034	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
2035	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
2036 & Thereafter	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Vacant	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	1	1,402,312	100.0%		$8,146,104	100.0%		$5.81

(1)	Information is based on the underwritten rent roll dated July 1, 2025.

The Market. The Century Business Center Property is located in Hawthorne, California within Los Angeles County, approximately 14.0 miles southwest of downtown Los Angeles, California, 15.4 miles southeast of Santa Monica, California, and 39.2 miles northwest of Irvine, California. The Century Business Center Property has immediate access to Interstate 105 (adjacent north of the Century Business Center Property) and is within minutes of the 405, 110, and 710 interstates while the two on-site rail spurs connect to the main Union Pacific line. The Century Business Center Property is directly adjacent to the Hawthorne Municipal Airport and is approximately 5.4 miles east from Los Angeles International Airport. Additionally, the Port of Los Angeles is approximately 18.5 miles south of the Century Business Center Property. The Century Business Center Property is 1.9 miles from the Hawthorne / Lennox Station of the Los Angeles Metro Rail, which features six lines serving 101 stations across Los Angeles County, including four light rail (A, C, E and K Lines) and two subways (B and D Lines). The Los Angeles Metro Rail connects with Metro Busway, Metrolink commuter rail, and several Amtrak lines.

According to a third-party market research report, the Century Business Center Property is located in the Los Angeles - CA industrial market within the Gardena/Hawthorne industrial submarket. As of February 2025, Gardena/Hawthorne industrial submarket contained 21,000,388 square feet of industrial inventory space with an average rent of $17.78 PSF and a vacancy rate of 4.3%. As of year-end 2024, the Gardena/Hawthorne industrial submarket contained 21,000,388 square feet of industrial inventory space with an average rent of $17.90 and a vacancy rate of 3.8%.

According to a third-party market research report, the estimated 2025 population within a one-, three- and five-mile radius of the Century Business Center Property was 47,971, 295,500 and 745,235, respectively, and the estimated 2025 average household income within the same radii was $87,590, $103,994 and $120,323, respectively.

A-3-5

Industrial – Manufacturing/Office	Loan #1	Cut-off Date Balance:	$59,500,000
3901 Jack Northrop Avenue	Century Business Center	Cut-off Date LTV:	38.1%
Hawthorne, CA 90250		UW NCF DSCR:	1.77x
		UW NOI Debt Yield:	12.2%

The following table presents certain information relating to the appraisal’s market rent conclusions for the Century Business Center Property:

Comparable Industrial Leases(1)
Property Name/Location	Year Built/ Renovated	Tenant	Tenant Size (SF)		Lease Start Date	Lease Term (Years)		Office %	Clear Height	Annual Base Rent PSF	Lease Type
Century Business Center 3901 Jack Northrop Avenue Hawthrone, CA	1939-1984, 2016/2024	SpaceX(2)	1,402,312	(2)	Jan-14(2)	17.0	(2)	25.0%	10’-30’	$5.81(2)	NNN(2)
2027 Harpers Way Torrance, CA	1979/NAP	Virco Inc.	559,000		May-25	5.4		9.1%	28’	$15.60	NNN
24760 South Main Street Carson, CA	1991/NAP	DCW, Inc.	231,008		May-25	7.7		4.5%	32’	$15.00	NNN
810 East 233rd Street Carson, CA	1978/NAP	Atalanta	204,000		Apr-25	10.0		2.9%	24’	$17.64	NNN
250 West Manville Street Compton, CA	1982/NAP	Kair Harbor Transport	206,486		Jan-25	8.0		5.0%	22’	$17.40	NNN
2000 East Carson Street Carson, CA	1970/NAP	R1 Concept	293,800		Oct-24	7.2		2.1%	25’	$17.40	NNN
301 West Walnut Street Compton, CA	1972/NAP	Geodis	215,319		Oct-24	5.0		N/A	24’	$17.40	NNN
18175-18215 Rowland Street City Of Industry, CA	1985/NAP	American Starlink Logistics	700,000		Oct-24	7.8		0.5%	26’	$13.20	NNN
18120 Bishop Avenue Carson, CA	2006/NAP	Prime Freight	290,034		Sep-24	6.0		3.7%	32’	$19.56	NNN
2501 W. Rosecrans Avenue Los Angeles, CA	1987/2024	Forward Air Corporation	300,217		Jul-24	7.3		4.0%	26’	$22.20	NNN
1650 Glenn Curtiss Street Carson, CA	2005/NAP	KW Logistics	338,932		Jul-24	7.2		5.0%	30’	$19.20	NNN
11852 Alameda Street Lynwood, CA	1989/NAP	Midas Express	310,628		Sep-23	5.0		N/A	30’	$14.40	NNN
5301-5305 Rivergrade Road Irwindale, CA	1993/NAP	AP Express	486,476		Sep-23	5.4		2.7%	32’	$17.04	NNN

(1)	Information is based on the appraisal.
(2)	Information is based on the underwritten rent roll dated July 1, 2025.

Appraisal. The appraisal concluded to an “as-is” appraised value for the Century Business Center Property of $166,000,000 as of March 5, 2025.

Environmental Matters. According to the Phase I environmental report dated on March 4, 2025, historical activities at the Century Business Center Property by Northrup Grumman Systems Corporation (“NGSC”) caused the discharge of contaminants into the ground. The California Department of Toxic Substance Control (“DTSC”) identified NGSC as the responsible party to investigate and clean up the unauthorized discharges. Site investigations have been conducted at the site since the 1980s, and the current investigations began in 2009 with soil vapor, soil, and groundwater mainly impacted. NGSC and the DTSC entered into a corrective action consent agreement (“CACA”) to address the identified soil and groundwater issues with various environmental consultants performing the requirements of the CACA on behalf of NGSC.

Ramboll's Remediation Progress Evaluation Report 2024 concluded that the remediation of volatile organic compound-impacted soil, soil vapor, and groundwater is ongoing via two-phase extraction, soil vapor extraction and enhanced in-situ bioremediation. The DTSC has indicated that additional delineation of groundwater impacts, and expansion/additional/alternative remedial activities may be required. Ramboll concluded the Century Business Center Property site investigation was satisfying the requirements/activities requested by the DTSC, but ongoing/additional investigation/remedial activities will likely extend for several years and will be conducted by NGSC.

A-3-6

Industrial – Manufacturing/Office	Loan #1	Cut-off Date Balance:	$59,500,000
3901 Jack Northrop Avenue	Century Business Center	Cut-off Date LTV:	38.1%
Hawthorne, CA 90250		UW NCF DSCR:	1.77x
		UW NOI Debt Yield:	12.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Century Business Center Property:

Cash Flow Analysis
	UW	UW PSF
Base Rent(1)	$8,146,104	$5.81
Vacant Income	$0	$0.00
Gross Potential Rent	$8,146,104	$5.81
Total Reimbursements	$371,136	$0.26
Net Rental Income	$8,517,240	$6.07
Less Vacancy & Credit Loss	($425,862)	($0.30)
Effective Gross Income	$8,091,378	$5.77

Total Expenses	$371,141	$0.26

Net Operating Income	$7,720,237	$5.51
CapEx	$210,000	$0.15
TI/LC	$0	$0.00
Net Cash Flow	$7,510,237	$5.36

Occupancy %(2)	95.0%
NOI DSCR	1.82x
NCF DSCR	1.77x
NOI Debt Yield	12.2%
NCF Debt Yield	11.9%

(1)	Base Rent is based on the underwritten rent roll dated July 1, 2025.
(2)	The UW Occupancy % represents the in-place economic occupancy. The Century Business Center Property was 100.0% occupied as of July 1, 2025.

Escrows and Reserves.

Real Estate Taxes – The Century Business Center Whole Loan documents require an upfront deposit of approximately $342,855 and ongoing monthly real estate tax reserves in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months, initially estimated at approximately $95,237 monthly; provided, such monthly deposits will be waived so long as (i) no event of default or Material Tenant Trigger Event (as defined below) has occurred and is continuing, (ii) the applicable lease demises the entirety of the Century Business Center Property and requires the applicable tenant thereunder to pay all real estate taxes with respect to the entirety of the Century Business Center Property directly to the applicable governmental authorities, (iii) the applicable lease is in full force and effect and has not expired or terminated, (iv) the applicable tenant is paying all taxes directly to the applicable governmental authorities in accordance with its lease and (v) the borrower delivers evidence to the lender in a timely manner of such timely payment of all taxes. As of the origination date, the SpaceX lease does not satisfy conditions provided therein due to failure to satisfy clauses (ii) and (v) above.

Insurance – The Century Business Center Whole Loan documents require an upfront deposit of approximately $7,725 and ongoing monthly insurance reserves in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof, initially estimated at $4,828; provided, such monthly deposits will be waived to the extent that the insurance requirements under the Century Business Center Whole Loan documents are satisfied pursuant to a blanket policy, such blanket policy is maintained in full force and effect, and evidence of such blanket policy is provided to the lender in a timely manner. Notwithstanding the foregoing, but subject to review of the SpaceX lease, the monthly escrow insurance premiums will be waived for so long as (i) the SpaceX lease remains in full force and effect, (ii) no Material Tenant Trigger Event has occurred and is continuing, (iii) SpaceX is obligated pursuant to its lease to maintain insurance as required under the Century Business Center Whole Loan documents and (iv) SpaceX is timely paying all of the insurance premiums for the insurance required to be maintained under the SpaceX lease directly to the insurer and the borrower provides evidence of such performance to the lender in a timely manner. As of the origination date, the SpaceX lease does not satisfy conditions provided therein due to failure to satisfy clauses (iii) and (iv) above.

Replacement Reserve – The Century Business Center Whole Loan documents require an ongoing monthly replacement reserve deposit of $17,500; provided, such monthly deposits will be waived so long as (i) the SpaceX lease remains in full force and effect, (ii) no Material Tenant Trigger Event has occurred and is continuing, (iii) SpaceX has not “gone dark” in any portion of its premises (other than (x) temporary cessations of business for remodeling or equipment installation/replacement or (y) during restoration following a casualty event), (iv) SpaceX has not subleased any portion of its premises (other than to a subsidiary or spinoff of SpaceX), (v) SpaceX is obligated pursuant to its lease to maintain the Century Business Center Property in a condition required under its lease and (vi) SpaceX performs such obligations and the borrower provides evidence of such performance to the lender in a timely manner.

TI/LC Reserve – The Century Business Center Whole Loan documents require an upfront deposit of $3,800,000 and ongoing monthly TI/LC reserves of approximately $29,215.

Debt Service Reserve – The Century Business Center Whole Loan documents require an upfront deposit of approximately $349,443 for the monthly debt service payment amount due to the lender on July 6, 2025.

A-3-7

Industrial – Manufacturing/Office	Loan #1	Cut-off Date Balance:	$59,500,000
3901 Jack Northrop Avenue	Century Business Center	Cut-off Date LTV:	38.1%
Hawthorne, CA 90250		UW NCF DSCR:	1.77x
		UW NOI Debt Yield:	12.2%

Low DSCR Cure Deposit Funds – If the borrower deposits with the lender one or more Low DSCR Cure Deposits in cash to avoid the occurrence of a Cash Management DSCR Trigger Event (as defined below), the lender will transfer such amounts into the Low DSCR Cure Deposit account. The lender will hold such Low DSCR Cure Deposit(s) as cash collateral for the debt. At any time during the term of the Century Business Center Whole Loan that Low DSCR Cure Deposit funds are on deposit in the Low DSCR Cure Deposit account, the lender will determine the debt service coverage ratio on the last day of each month taking into account the Low DSCR Cure Deposit funds. If the lender determines that the Low DSCR Cure Deposit funds then on deposit in the Low DSCR Cure Deposit account, if applied to reduce the then outstanding principal balance, would be insufficient to cause the debt service coverage ratio to be at least 1.35x, then the borrower may, in order to continue avoid the occurrence of a Cash Management DSCR Trigger Event, within five business days of the lender’s notice to the borrower of such deficiency, deposit with the lender such additional funds such that, when added to the funds on deposit in the Low DSCR Cure Deposit account, would be sufficient, if applied to reduce then outstanding principal balance, to result in a debt service coverage ratio of at least 1.35x.

Lockbox and Cash Management. The Century Business Center Whole Loan is structured with a hard lockbox and springing cash management upon the occurrence and continuance of a Cash Management Trigger Event (as defined below). Rents from the Century Business Center Property are required to be deposited directly into the lockbox account or, if received by the borrower or the property manager, deposited within two business days of receipt. During the continuance of a Cash Management Trigger Event, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the Century Business Center Whole Loan documents, and all excess funds on deposit in the cash management account (after payment of required monthly reserve deposits, debt service payment on the Century Business Center Whole Loan, operating expenses and cash management bank fees) will be applied as follows: (a) if a Material Tenant Trigger Event has occurred and is continuing, to a Material Tenant rollover reserve (subject to a cap of $7,500,000), (b) if a Cash Sweep Trigger Event (as defined below) has occurred and is continuing (but not a Material Tenant Trigger Event), to the lender-controlled excess cash flow account or (c) if no Material Tenant Trigger Event or Cash Sweep Trigger Event has occurred and is continuing, to an account designated by the borrower.

A “Cash Management Trigger Event” means a period commencing upon the occurrence of (i) an event of default under the Century Business Center Whole Loan documents, (ii) any bankruptcy action involving any of the borrower, the guarantors, the key principals or the property manager, (iii) the trailing 12-month period debt service coverage ratio falling below 1.30x (a “Cash Management DSCR Trigger Event”), (iv) the indictment for fraud or misappropriation of funds by any of the borrower, the guarantors, the key principals or an affiliated or third-party property manager (provided that, in the case of the third-party property manager, such fraud or misappropriation is related to the Century Business Center Property), or any director or officer of the aforementioned parties or (v) a Material Tenant Trigger Event, and expiring upon (a) with respect to clause (i) above, the cure of such event of default, (b) with respect to clause (ii) above, the filing being discharged, stayed or dismissed within 45 days, and the lender’s determination that such filing does not materially affect the borrower’s, the guarantors’, the key principals’ or the property manager’s monetary obligations, (c) with respect to clause (iii) above, the trailing 12-month debt service coverage ratio being at least 1.35x for two consecutive calendar quarters or the borrower has deposited with the lender cash in an amount (such amount, the “Low DSCR Cure Deposit”) that, if applied to reduce the then outstanding principal balance, would result in a debt service coverage ratio that is equal to or greater than 1.35x, (d) with respect to clause (iv) above, the dismissal of the applicable indictment with prejudice or acquittal of the applicable person, or the replacement of the property manager with a third-party property manager that constitutes a qualified property manager under the Century Business Center Whole Loan documents or (e) with respect to clause (v) above, the cure of such Material Tenant Trigger Event.

A “Cash Sweep Trigger Event” means a period commencing upon the occurrence of (i) an event of default under the Century Business Center Whole Loan documents, (ii) any bankruptcy action involving any of the borrower, the guarantors, the key principals or the property manager or (iii) the trailing 12-month period debt service coverage ratio falling below 1.25x, and expiring upon (a) with respect to clause (i) above, the cure of such event of default, (b) with respect to clause (ii) above, as to an involuntary filing, the filing being discharged, stayed or dismissed within 45 days, and the lender’s determination that such filing does not materially affect the borrower’s, the guarantors’, the key principals’ or the property manager’s monetary obligations or (c) with respect to clause (iii) above, the trailing 12-month debt service coverage ratio is at least 1.30x for two consecutive calendar quarters.

A “Material Tenant” means (i) SpaceX or (ii) any tenant at the Century Business Center Property that, together with its affiliates, either (a) leases no less than 20% of the total rentable square footage of the Century Business Center Property or (b) accounts for (or would account for) no less than 20% of the total in-place base rent at the Century Business Center Property.

A “Material Tenant Trigger Event” means a period commencing upon the occurrence of (i) a Material Tenant giving notice of its intention to terminate, cancel, or not to extend or renew its lease, (ii) on or prior to the date that is 18 months prior to the then-applicable expiration date under its Material Tenant lease, a Material Tenant does not extend such lease, (iii) on or prior to the date a Material Tenant is required under its Material Tenant lease to notify the borrower of its election to extend or renew its lease, if such Material Tenant does not give notice, (iv) an event of default under a Material Tenant lease occurring and continuing beyond any applicable notice and/or cure period, (v) a bankruptcy action of a Material Tenant or a lease guarantor of any Material Tenant lease occurring, (vi) a Material Tenant lease being terminated in whole or in part or is no longer in full force and effect, (vii) at any point on or after December 6, 2028, a Material Tenant “going dark”, vacating, ceasing to occupy or ceasing to conduct business in the ordinary course at all or a portion in excess of 200,000 square feet, (viii) on or after the origination date of the Century Business Center Whole Loan, a Material Tenant announces or discloses publicly, its intention to relocate or vacate all or any portion of its Material Tenant space, (ix) if more than 200,000 square feet of a Material Tenant space is marketed for sublease or subleased by or on behalf of a Material Tenant or (x) if the sum of the space described in (vii) and (ix) above exceeds 200,000 square feet in the aggregate and expiring upon (a) with respect to clause (i), (ii), (iii), (vi), (vii), (viii), (ix) or (x) above, the date that (1) the applicable Material Tenant lease is extended on terms satisfying the requirements of the Century Business Center Whole Loan documents or (2) all or substantially all of the applicable Material Tenant space is leased to a replacement tenant, (b) with respect to clause (i) above, the applicable Material Tenant revokes or rescinds all termination or non-extension notices, (c) with respect to clause (iv) above, a cure of the applicable event of default, (d) with respect to clause (v) above, the affirmation of the Material Tenant lease in the applicable bankruptcy proceeding and confirmation that the Material Tenant is actually paying all rents and other amounts under its lease (or, if applicable, the discharge or dismissal of the applicable Material Tenant lease guarantor from the applicable bankruptcy proceeding; provided that such bankruptcy (after dismissal or discharge) does not have an adverse effect on such Material Tenant lease guarantor’s ability to perform its obligations under its lease guaranty), (e) with respect to clause (vii) above and if the conditions in clause (i) above are not satisfied, the Material Tenant re-commences its operations at its space or a portion thereof, such that it is no longer “dark”, and has not vacated or ceased to operate business at the Century Business Center Property or a portion thereof, (f) with respect to clause (viii) above and if the conditions in clause (i) above are not satisfied, the retraction by the Material Tenant of all announcements or disclosures of its intention to relocate or vacate any portion of its Material Tenant space, (g) with respect to clause (ix) above and if the conditions in clause (i) above are not satisfied, (1) the cessation of marketing efforts with respect to its Material Tenant space or (2) the cancellation of such sublease, and the recommencement of its operations by the Material Tenant at

A-3-8

Industrial – Manufacturing/Office	Loan #1	Cut-off Date Balance:	$59,500,000
3901 Jack Northrop Avenue	Century Business Center	Cut-off Date LTV:	38.1%
Hawthorne, CA 90250		UW NCF DSCR:	1.77x
		UW NOI Debt Yield:	12.2%

the Century Business Center Property and (h) with respect to clause (x) above, the conditions in subclauses (v) and (vi) above, as applicable, are each satisfied.

Property Management. The Century Business Center Property is managed by Zelman Development Co., an affiliate of the borrower sponsors.

Terrorism Insurance. The Century Business Center Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the property, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-9

Industrial – Warehouse/Distribution	Loan #2	Cut-off Date Balance:	$59,500,000
12601 and 12701 Southfield Freeway	Gateway Industrial Center	Cut-off Date LTV:	64.5%
Detroit, MI 48223		UW NCF DSCR:	1.25x
		UW NOI Debt Yield:	8.9%

A-3-10

Industrial – Warehouse/Distribution	Loan #2	Cut-off Date Balance:	$59,500,000
12601 and 12701 Southfield Freeway	Gateway Industrial Center	Cut-off Date LTV:	64.5%
Detroit, MI 48223		UW NCF DSCR:	1.25x
		UW NOI Debt Yield:	8.9%

A-3-11

Mortgage Loan No. 2 – Gateway Industrial Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	CREFI/AREF2			Single Asset/Portfolio:	Single Asset
				Location:	Detroit, MI 48223
Original Balance(1):	$59,500,000			General Property Type:	Industrial
Cut-off Date Balance(1):	$59,500,000			Detailed Property Type:	Warehouse/Distribution
% of Initial Pool Balance:	9.98%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated(6):	Various/2020-2023
Borrower Sponsors:	Jay Gudebski and Richard G. Allman III			Size:	1,441,839 SF
Guarantors:	Jay Gudebski and Richard G. Allman III			Cut-off Date Balance Per SF:	$65
Mortgage Rate:	6.7400%			Maturity Date Balance Per SF:	$65
Note Date:	6/9/2025			Property Manager:	Innovo Property Management, LLC (borrower-related)
Maturity Date:	7/6/2030
Term to Maturity:	61 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI(7):	$8,287,574
IO Period:	61 months			UW NCF:	$7,924,853
Seasoning:	1 month			UW NOI Debt Yield(1):	8.9%
Prepayment Provisions(2):	L(25),D(29),O(7)			UW NCF Debt Yield(1):	8.5%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	8.9%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR(1):	1.25x
Additional Debt Balance(1):	$33,500,000			Most Recent NOI(7):	$6,110,500 (4/30/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$5,891,023 (12/31/2024)
Reserves(3)				3rd Most Recent NOI:	$5,389,457 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	78.1% (6/1/2025)
RE Taxes:	$0	$432,301(4)	NAP	2nd Most Recent Occupancy:	72.7% (12/31/2024)
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy:	79.4% (12/31/2023)
Replacement Reserve:	$0	$12,015	NAP	Appraised Value (as of):	$144,200,000 (5/9/2025)
TI/LC Reserve:	$1,000,000	$114,146	NAP	Appraised Value PSF:	$100
Other Reserves(5):	$14,943,426	$0	NAP	Cut-off Date LTV Ratio(1):	64.5%
				Maturity Date LTV Ratio(1):	64.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$93,000,000	97.9%	Loan Payoff:	$75,227,499	79.2%
Sponsor Equity	$1,975,547	2.1%	Upfront Reserves:	$15,943,426	16.8%
			Closing Costs:	$3,804,622	4.0%
Total Sources:	$94,975,547	100.0%	Total Uses:	$94,975,547	100.0%

(1)	The Gateway Industrial Center Mortgage Loan (as defined below) is part of a whole loan evidenced by five pari passu promissory notes with an aggregate original principal balance of $93,000,000. The information presented above is based on the Gateway Industrial Center Whole Loan (as defined below).
(2)	Defeasance of the Gateway Industrial Center Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Gateway Industrial Center Whole Loan to be securitized and (b) June 9, 2028. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the WFCM 2025-5C5 securitization in July 2025. The actual lockout period may be longer.
(3)	See “Escrows and Reserves” section below for further discussion.
(4)	Monthly RE Taxes deposits are $432,301 from July 2025 through September 2025 and thereafter decrease to 1/12th of the annual real estate tax payments that the lender estimates will be payable during the next ensuing 12 months (initially estimated to be approximately $117,900).
(5)	Other Reserves are comprised of an initial unfunded obligations reserve of $12,999,018 and a gap rent reserve of $1,944,408.
(6)	The Gateway Industrial Center Property (as defined below) was built in phases in 1948, 1957, 1968, 1973, 1976, 1996, and 2022.
(7)	The increase from Most Recent NOI to UW NOI is primarily attributable to the IRS (as defined below) executing a new lease with rent expected to commence in May 2026.

The Mortgage Loan. The second largest mortgage loan (the “Gateway Industrial Center Mortgage Loan”) is part of a whole loan (the “Gateway Industrial Center Whole Loan”) evidenced by five pari passu promissory notes with an aggregate original principal amount of $93,000,000. The Gateway Industrial Center Whole Loan was co-originated by Citi Real Estate Funding Inc. (“CREFI”) and Argentic Real Estate Finance 2 LLC (“AREF 2”). The Gateway Industrial Center Whole Loan is secured by a first priority mortgage on a fee interest in an industrial warehouse/distribution center totaling 1,441,839 SF located in Detroit, Michigan (the “Gateway Industrial Center Property”).

A-3-12

Industrial – Warehouse/Distribution	Loan #2	Cut-off Date Balance:	$59,500,000
12601 and 12701 Southfield Freeway	Gateway Industrial Center	Cut-off Date LTV:	64.5%
Detroit, MI 48223		UW NCF DSCR:	1.25x
		UW NOI Debt Yield:	8.9%

The Gateway Industrial Center Mortgage Loan is evidenced by the controlling Note A-1 to be contributed by CREFI and the non-controlling Note A-4 and Note A-5-3-2 to be contributed by AREF 2, with an aggregate original principal balance of $59,500,000. The Gateway Industrial Center Whole Loan will be serviced pursuant to the pooling and servicing agreement for the WFCM 2025-5C5 transaction. See “Description of the Mortgage Pool—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Gateway Industrial Center Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$28,250,000	$28,250,000	WFCM 2025-5C5	Yes
A-2(1)	$10,000,000	$10,000,000	CREFI	No
A-3(1)	$8,250,000	$8,250,000	CREFI	No
A-4	$30,000,000	$30,000,000	WFCM 2025-5C5	No
A-5-1(1)	$8,000,000	$8,000,000	AREF2	No
A-5-2(1)	$5,000,000	$5,000,000	AREF2	No
A-5-3-1(1)	$2,250,000	$2,250,000	AREF2	No
A-5-3-2	$1,250,000	$1,250,000	WFCM 2025-5C5	No
Total	$93,000,000	$93,000,000

(1)	Expected to be contributed to one or more future securitization trust(s).

The Borrower and the Borrower Sponsors. The borrower is Innovo-Gateway Parcel A, LLC, a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower provided a non-consolidation opinion in connection with the origination of the Gateway Industrial Center Whole Loan.

The borrower sponsors and non-recourse carveout guarantors are Jay Gudebski and Richard G. Allman III of Innovo Development Group, a Michigan based real estate investment and development firm with a portfolio of over 160 residential units and over one million SF of industrial space.

The Property. The Gateway Industrial Center Property consists of a 1,441,839 SF industrial warehouse and distribution center located in Detroit, Michigan. The Gateway Industrial Center Property is comprised of three buildings on an approximately 68.9-acre site which were constructed in phases in 1948, 1957, 1968, 1973, 1976, 1996, and 2022 with renovations occurring between 2020 and 2023. The Gateway Industrial Center Property features approximately 6.8% of office finish with 118 dock high doors, 17 drive-in doors, and clear heights ranging from 16 to 60 feet, with a weighted average clear height of 28 feet. The Gateway Industrial Center Property also features 1,010 surface parking spaces, resulting in a parking ratio of 0.70 spaces per 1,000 SF.

The Gateway Industrial Center Property benefits from its location in Detroit, which is the second-largest regional economy in the Midwest and the center of the U.S. automobile industry. Furthermore, the Gateway Industrial Center Property is located at the intersection of Interstate 96 and the Southfield Expressway providing access to multiple interstates, the greater Detroit metropolitan area, and connectivity to Canada and Chicago. As of June 1, 2025, the Gateway Industrial Center Property was 78.1% leased by five tenants.

Major Tenants.

Detroit Manufacturing Systems, LLC (“DMS”) (727,535 SF, 50.5% of NRA, 48.8% of UW Rent). Founded in 2012, DMS is a privately held contract manufacturer and assembly provider for the automotive, heavy truck, industrial, recreational, and government industries. DMS offers multiple services including build to print, error proofing, protype creation, sub-assembly of components (robotic and mechanical), and full module assembly. DMS has a team of 1,700 trained professionals and produces over 2,300,000 assemblies per year resulting in over $1 billion in annual sales. DMS has been a tenant at the Gateway Industrial Center Property since June 2013 and has expanded its space multiple times and has also invested over $100 million in buildouts and equipment into its respective spaces. DMS currently leases 727,535 SF of space at the Gateway Industrial Center Property under multiple leases with current lease terms through September 2027 in relation to 572,610 SF of space and October 2027 in relation to 154,925 SF of space. DMS has two, five-year renewal options in relation to 484,610 SF of its space and no termination options remaining.

General Services Administration – Internal Revenue Service (“IRS”) (80,556 SF, 5.6% of NRA, 22.8% of UW Rent). Established in 1862, the Internal Revenue Service is a bureau of the Department of the Treasury and is responsible for administering and enforcing federal tax laws in the United States, including processing tax returns, collecting federal taxes, and issuing refunds. The IRS recently executed a lease for 80,556 square feet of space at the Gateway Industrial Center Property and plans to use this space for the Wage & Investment Correspondence Production Services print facility, which processes approximately 200 million mailings per year. The IRS is not yet in occupancy and its space is currently being built out. Rent under the IRS lease is expected to commence in May 2026. The lease is expected to have a lease term through April 2038 (based on the expected rent commencement date) with no renewal options. At origination, $12,999,018 was reserved for unfunded obligations and $1,944,408 for gap rent in relation to the IRS space. The IRS has the option to terminate its lease, in whole or in part, at any time on or after the end of the firm term of the lease (which is expected to be April 30, 2034 based on the expected commencement date), by providing no less than 90 days’ prior written notice. We cannot assure you that the IRS will take occupancy and commence paying rent as expected.

Tiberina Detroit, Inc. (“Tiberina”) (200,000 SF, 13.9% of NRA, 20.2% of UW Rent). Tiberina is an Italian automotive supplier which provides body components for automakers. Tiberina offers a variety of products and services including cross car beams, impact beams, suspensions, and skin panels. Tiberina has been a tenant at the Gateway Industrial Center Property since October 2023 and has a current lease term through December 2033 with two, five-year renewal options and no termination options remaining.

A-3-13

Industrial – Warehouse/Distribution	Loan #2	Cut-off Date Balance:	$59,500,000
12601 and 12701 Southfield Freeway	Gateway Industrial Center	Cut-off Date LTV:	64.5%
Detroit, MI 48223		UW NCF DSCR:	1.25x
		UW NOI Debt Yield:	8.9%

The following table presents certain information relating to the top tenants by underwritten base rent at the Gateway Industrial Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/ Fitch/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Exp.	Renewal Options	Term. Option (Y/N)
Major Tenants
Detroit Manufacturing Systems, LLC	NR/NR/NR	727,535	50.5%	$4,311,549	48.8%	$5.93	Various(4)	2 x 5 yr(5)	N
General Services Administration - IRS	Aa1/AA+/AA+	80,556	5.6%	$2,013,689	22.8%	$25.00	4/30/2038	N	Y(6)
Tiberina Detroit, Inc.	NR/NR/NR	200,000	13.9%	$1,784,000	20.2%	$8.92	12/31/2033	2 x 5 yr	N
Quaker Houghton PA, Inc.	NR/NR/NR	117,700	8.2%	$531,083	6.0%	$4.51	9/30/2028	N	N
Parsec, Inc.(3)	NR/NR/NR	1	0.0%	$185,979	2.1%	NAP	11/30/2026	N	N
Major Tenants Subtotal/Wtd. Avg.		1,125,792	78.1%	$8,826,301	100.0%	$7.67
Other Tenants		0	0.0%	$0	0.0%	$0.00
Occupied Subtotal/Wtd. Avg.		1,125,792	78.1%	$8,826,301	100.0%	$7.67
Vacant Space		316,047	21.9%
Total/Wtd. Avg.		1,441,839	100.0%

(1)	Based on the underwritten rent roll dated June 1, 2025, inclusive of rent steps through December 1, 2025.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Parsec, Inc. leases 6.12 acres of land at the Gateway Industrial Center Property which it utilizes for container storage. Annual UW Rent PSF excludes rent and net rentable area attributable to this space.
(4)	DMS occupies 727,535 SF of space at the property. 572,610 SF of that space expires September 30, 2027 and 154,925 SF of space expires October 31, 2027.
(5)	DMS occupies 727,535 SF of space at the property. DMS has 2, 5-year renewal options for 484,610 SF of that space, but no renewal options for the remaining 242,925 SF of space.
(6)	The IRS has the option to terminate its lease, in whole or in part, at any time on or after the end of the firm term of the lease (which is expected to be April 30, 2034), by providing no less than 90 days’ prior written notice.

The following table presents certain information relating to the lease rollover schedule at the Gateway Industrial Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling(3)
MTM/2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026(3)	1	1	0.0%	0.0%	$185,979	2.1%	2.1%	NAP
2027(4)	1	727,535	50.5%	50.5%	$4,311,549	48.8%	51.0%	$5.93
2028	1	117,700	8.2%	58.6%	$531,083	6.0%	57.0%	$4.51
2029	0	0	0.0%	58.6%	$0	0.0%	57.0%	$0.00
2030	0	0	0.0%	58.6%	$0	0.0%	57.0%	$0.00
2031	0	0	0.0%	58.6%	$0	0.0%	57.0%	$0.00
2032	0	0	0.0%	58.6%	$0	0.0%	57.0%	$0.00
2033	1	200,000	13.9%	72.5%	$1,784,000	20.2%	77.2%	$8.92
2034	0	0	0.0%	72.5%	$0	0.0%	77.2%	$0.00
2035 & Thereafter	1	80,556	5.6%	78.1%	$2,013,689	22.8%	100.0%	$25.00
Vacant	0	316,047	21.9%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(5)	5	1,441,839	100.0%		$8,826,301	100.0%		$7.67

(1)	Information is based on the underwritten rent roll dated June 1, 2025, inclusive of rent steps through December 1, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the lease rollover schedule.
(3)	2026 includes space leased to Parsec, Inc. which leases 6.12 acres of land at the Gateway Industrial Center Property that it utilizes for container storage. UW Rent PSF Rolling excludes rent and net rentable area attributable to this space.
(4)	2027 includes a lease to DMS which occupies 572,610 SF of space at the property that expires September 30, 2027 and 154,925 SF of space that expires October 31, 2027.
(5)	Total/Wtd. Avg. excludes vacant space for UW Rent PSF Rolling.

The Market. The Gateway Industrial Center Property is located at 12601 and 12701 Southfield Freeway in Detroit, Michigan. The Gateway Industrial Center Property benefits from its location in Detroit, which is the second-largest regional economy in the Midwest and the center of the U.S. automobile industry. Furthermore, the Gateway Industrial Center Property is located at the intersection of Interstate 96 and the Southfield Expressway which offer access to multiple interstates, major manufacturing and e-commerce facilities, international transportation from the Canadian border, and the greater metropolitan area. The Gateway Industrial Center Property is also located approximately 16.0 miles from the Detroit Metropolitan Airport.

According to a third-party market research report, the Gateway Industrial Center Property is located within the Groesbeck Central industrial submarket of the overall Detroit metropolitan industrial market. As of June 18, 2025, the Detroit industrial market had inventory of 632,953,017, an availability rate of 6.2%, and average asking rent of $8.99 per square foot. As of June 18, 2025, the Groesbeck Central industrial submarket had inventory of 16,037,938, a vacancy rate of 5.1%, and average asking rent of $8.95 per square foot.

A-3-14

Industrial – Warehouse/Distribution	Loan #2	Cut-off Date Balance:	$59,500,000
12601 and 12701 Southfield Freeway	Gateway Industrial Center	Cut-off Date LTV:	64.5%
Detroit, MI 48223		UW NCF DSCR:	1.25x
		UW NOI Debt Yield:	8.9%

According to the appraisal, the 2024 population within a one-, three-, and five-mile radius of the Gateway Industrial Center Property was 13,326, 139,781, and 398,992, respectively. The 2024 average household income within the same radii was $59,405, $51,892 and $58,903, respectively.

The following table presents certain information relating to comparable industrial rents with respect to the Gateway Industrial Center Property:

Market Rental Comparables(1)
Property Name/Address	Year Built	NRA (SF)	Dock-High Doors	Drive-In Doors	Clear Heights	Tenant	Suite Size (SF)	Lease Commencement	Lease Term (yrs)	Rent (PSF)
Gateway Industrial Center	Various(2)	1,441,839	118	17	28.0'	Tiberina Detroit, Inc.(3)	200,000(3)	Oct-23(3)	10(3)	$8.58(3)
Gestamp 52153 Sierra Drive Chesterfield Township, MI	2024	460,000	20	8	30.0'	Gestamp North America	460,000	Dec-24	15	$10.85
Warehouse Facility 18300 Vernier Road Harper Woods, MI	2024	208,204	10	1	36.0'	Home Express Delivery Services	104,353	Dec-24	5	$9.24
Ford Monroe Packaging Center 14741 Laplaisance Road Monroe, MI	2024	1,100,624	100	4	36.0'	Ford Motor Company	1,100,624	Oct-24	10	$8.37
Detroit Commerce Center 14250 Plymouth Road Detroit, MI	2024	793,520	85	6	40.0'	General Motors	793,520	Apr-24	10	$8.75
Crossroads Distribution Center North 6110 Haggerty Road Belleville, MI	2024	630,421	100	5	36.0'	DSV A/S	407,088	Jan-24	10	$8.75
Eastland Commerce Center - Building 1 18000 Vernier Road Harper Woods, MI	2024	297,000	52	2	36.0'	Thai Summit America Corp.	297,000	Oct-23	7	$8.00
Haylard Ridge Business Park 15000 North Ridge Road Plymouth, MI	2023	286,347	61	2	32.0'	Choctaw-Kaul Distribution	286,347	Jul-23	10	$7.65
Allied Commerce Center - Building 3 31774 Enterprise Drive Livonia, MI	1980	183,959	36	2	22.0'	Sll Star Auto Lights, Inc.	43,080	Sep-24	7	$6.75
Industrial Facility 449 Executive Drive Troy, MI	1979	33,001	0	1	22.0'	Polymershapes	33,001	Jun-24	5	$7.70
Kuka Systems 6833 Center Drive Sterling Heights, MI	1998	66,132	0	4	28.0'	KUKA Systems North America LLC	66,132	Apr-24	10	$6.95
Crossroads Distribution Center South Bldg II 41873 Ecorse Road Belleville, MI	1998	550,000	119	2	30.0'	Scholastic Book Fairs	65,484	Oct-23	5	$6.10
Industrial Facility 6400 East 14 Mile Road Warren, MI	2000	1,012,168	69	1	28.0'	Samsung SDI America, Inc.	274,000	Apr-23	5	$6.32
Industrial Facility 6200 Metro Parkway Sterling Heights, MI	1967	388,273	59	12	23.0'	Gannet Publishing	388,273	Feb-23	5	$4.36

(1)	Source: Appraisal.
(2)	The Gateway Industrial Center Property was built in phases in 1948, 1957, 1968, 1973, 1976, 1996, and 2022.
(3)	Based on the underwritten rent roll dated June 1, 2025. Rent (PSF) represents the underwritten base rent excluding contractual rent steps.

Appraisal. The appraisal concluded to an “as is” value of $144,200,000 as of May 9, 2025, which results in a Cut-off Date LTV Ratio and Maturity Date LTV ratio for the Gateway Industrial Center Whole Loan of 64.5% and 64.5%, respectively. The appraisal also concluded to a “prospective market value upon stabilization” value for the Gateway Industrial Center Property of $160,300,000 as of June 1, 2026 which assumes that the Gateway Industrial Center Property achieves a stabilized economic occupancy of 95.0%. The “prospective market value upon stabilization” value results in a Cut-off Date LTV Ratio and Maturity Date LTV ratio for the Gateway Industrial Center Whole Loan of 58.0% and 58.0%, respectively.

Environmental Matters. According to the Phase I environmental site assessment dated June 6, 2025 (the “ESA”), there was a controlled recognized environmental condition at the Gateway Industrial Center Property relating to impacts to soil, soil vapor, and shallow perched groundwater associated with long-term industrial use. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

A-3-15

Industrial – Warehouse/Distribution	Loan #2	Cut-off Date Balance:	$59,500,000
12601 and 12701 Southfield Freeway	Gateway Industrial Center	Cut-off Date LTV:	64.5%
Detroit, MI 48223		UW NCF DSCR:	1.25x
		UW NOI Debt Yield:	8.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Gateway Industrial Center Property:

Cash Flow Analysis
	2021	2022	2023	2024	4/30/2025 TTM(1)	UW(1)(2)	UW PSF
Base Rent	$3,995,707	$4,573,491	$5,706,503	$6,581,856	$6,626,405	$8,584,904	$5.95
Contractual Rent Steps	$0	$0	$0	$0	$0	$241,396	$0.17
Potential Income from Vacant Space	$0	$0	$0	$0	$0	$3,160,370	$2.19
Gross Potential Rent	$3,995,707	$4,573,491	$5,706,503	$6,581,856	$6,626,405	$11,986,670	$8.31
Reimbursements	$1,694,757	$2,313,365	$2,561,445	$2,942,059	$3,123,473	$3,265,875	$2.27
Net Rentable Income	$5,690,464	$6,886,855	$8,267,948	$9,523,914	$9,749,878	$15,252,545	$10.58
(Vacancy / Credit Loss)	$0	$0	$0	$0	$0	($3,160,370)	($2.19)
Other Income(3)	$26,945	$117,324	$26,411	$66,303	$95,106	$0	$0.00
Effective Gross Income	$5,717,410	$7,004,179	$8,294,359	$9,590,218	$9,844,984	$12,092,176	$8.39

Management Fee	$171,522	$210,125	$248,831	$287,707	$295,350	$362,765	$0.25
Real Estate Taxes	$800,467	$746,507	$735,756	$1,347,432	$1,362,922	$1,393,833	$0.97
Insurance	$312,538	$222,624	$238,894	$440,101	$424,828	$396,620	$0.28
Other Operating Expenses(4)	$957,864	$1,238,373	$1,681,421	$1,623,955	$1,651,383	$1,651,383	$1.15
Total Operating Expenses	$2,242,391	$2,417,629	$2,904,901	$3,699,195	$3,734,484	$3,804,601	$2.64

Net Operating Income	$3,475,019	$4,586,550	$5,389,457	$5,891,023	$6,110,500	$8,287,574	$5.75
Replacement Reserves	$0	$0	$0	$0	$0	$144,184	$0.10
TI/LC	$0	$0	$0	$0	$0	$218,538	$0.15
Net Cash Flow	$3,475,019	$4,586,550	$5,389,457	$5,891,023	$6,110,500	$7,924,853	$5.50

Occupancy (%)	NAV	NAV	79.4%	72.7%	76.3%	79.3%(5)
NOI DSCR(6)	0.55x	0.72x	0.85x	0.93x	0.96x	1.30x
NCF DSCR(6)	0.55x	0.72x	0.85x	0.93x	0.96x	1.25x
NOI Debt Yield(6)	3.7%	4.9%	5.8%	6.3%	6.6%	8.9%
NCF Debt Yield(6)	3.7%	4.9%	5.8%	6.3%	6.6%	8.5%

(1)	The increase in Net Operating Income from 4/30/2025 TTM to UW is primarily attributable to the IRS executing a new lease with rent expected to commence in May 2026.
(2)	Information is based on the underwritten rent roll dated June 1, 2025, inclusive of rent steps through December 1, 2025.
(3)	Other Income includes miscellaneous income such as tenant reimbursements for maintenance and repairs.
(4)	Other Operating Expenses represents common area maintenance expenses.
(5)	UW Occupancy represents economic occupancy.
(6)	Metrics are based on the Gateway Industrial Center Whole Loan.

Escrows and Reserves. At origination of the Gateway Industrial Center Whole Loan, the borrower deposited approximately (i) $1,000,000 into a reserve for future tenant improvements and leasing commissions, (ii) $12,999,018 into an outstanding obligations reserve with respect to the IRS lease, and (iii) $1,944,408 into a gap rent reserve with respect to the IRS lease.

Real Estate Taxes – On each monthly payment date, the borrower is required to deposit an amount equal to 1/12th of the annual real estate tax payments that the lender estimates will be payable during the next ensuing 12 months into a real estate tax reserve account (initially estimated to be approximately $117,900); provided that for the months of July through September 2025 the monthly deposit will be approximately $432,301.

Insurance – The Gateway Industrial Center Whole Loan documents require at the option of the lender, if the liability or casualty policies maintained by the borrower do not constitute an approved blanket or umbrella policy, or the lender requires a separate policy, ongoing monthly deposits into an insurance reserve equal to 1/12th of the amount which would be sufficient to pay the insurance premiums due for the renewal of coverage afforded by the insurance policies. An acceptable blanket or umbrella policy was in place at origination of the Gateway Industrial Center Whole Loan.

Replacement Reserve – On each monthly payment date, the borrower is required to deposit an amount equal to approximately $12,015 for replacements to the Gateway Industrial Center Property.

TI/LC Reserve – On each monthly payment date, the borrower is required to deposit approximately $114,146 into a reserve for future tenant improvements and leasing commissions. Notwithstanding the foregoing, the monthly deposit will be reduced to $18,023 upon the occurrence of a DMS Trigger Cure (as defined below).

A “DMS Trigger Cure” means (A) either (x) not less than 75% of the space leased under the DMS lease as of the origination date has been leased pursuant to one or more leases with a term of at least three years, and a base rent equal to or greater than 75% of the annual rent payable under the DMS lease as of the origination date, and the applicable tenants are in actual physical occupancy of their leased space, there are no contingencies to the effectiveness of each such lease, and each such lease has commenced and a rent commencement date has been established, or (y) DMS has renewed its lease in accordance with the terms of the related loan agreement for a term of at least three years, and in the case of either (x) or (y), sufficient funds have

A-3-16

Industrial – Warehouse/Distribution	Loan #2	Cut-off Date Balance:	$59,500,000
12601 and 12701 Southfield Freeway	Gateway Industrial Center	Cut-off Date LTV:	64.5%
Detroit, MI 48223		UW NCF DSCR:	1.25x
		UW NOI Debt Yield:	8.9%

accumulated in the excess cash flow reserve to cover anticipated leasing costs and free rent in connection with such new or renewal lease and (B) the debt yield is at least 9.25% for two consecutive calendar quarters.

Lockbox and Cash Management. The Gateway Industrial Center Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver direction letters to each tenant at the Gateway Industrial Center Property directing them to pay rent and other sums due to the lender-controlled lockbox account. The borrower is required to (or cause the property manager to) promptly deposit all revenue derived from the Gateway Industrial Center Property and received by the borrower or property manager into the lender-controlled lockbox account. All funds deposited into the lockbox account are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period (as defined below) exists and the lender elects in its sole discretion to deliver a restricted account notice, in which case all such funds will be required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Gateway Industrial Center Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Gateway Industrial Center Whole Loan documents may be held by the lender in an excess cash flow reserve account as additional collateral for the Gateway Industrial Center Whole Loan. Upon the cure of all Trigger Periods, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower (other than any funds required to satisfy the Specified Tenant Excess Cash Flow Condition (as defined below), which may be released only at such time as the Specified Tenant Stabilization Conditions (as defined below) have been satisfied). Upon an event of default under the Gateway Industrial Center Whole Loan documents, the lender may apply funds to the debt in such priority as it may determine.

A “Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default under the Gateway Industrial Center Whole Loan documents, (ii) the debt service coverage ratio being less than 1.15x and (iii) the occurrence of a Specified Tenant Trigger Period (as defined below); and (B) expiring upon (x) with regard to clause (i) above, the cure (if applicable) of such event of default under the Gateway Industrial Center Whole Loan documents, (y) with regard to clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.25x for two consecutive calendar quarters, and (z) with regard to clause (iii) above, the Specified Tenant Trigger Period ceasing to exist.

“Specified Tenant” means, as applicable, (i) DMS (and its successors and/or assigns), (ii) the tenant known as “Tiberina” (and its successors and/or assigns), (iii) the IRS (and its successors and/or assigns), (iv) any other lessee of the Specified Tenant space or any portion thereof and (v) any guarantor of a Specified Tenant lease and any parent company of any Specified Tenant that provides credit support therefor.

“Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) a Specified Tenant being in monetary or material non-monetary default under the applicable Specified Tenant lease beyond any notice and cure periods stated therein, (ii) a Specified Tenant failing to be in actual, physical possession of not less than 75% of the Specified Tenant space in the aggregate, (iii) Specified Tenant failing to be open for business during customary hours and/or “going dark” in more than 25% of the Specified Tenant space in the aggregate, (iv) Specified Tenant giving notice that it is terminating its lease for all or any portion greater than 25% of the Specified Tenant space in the aggregate, (v) any termination or cancellation of any Specified Tenant lease, including, without limitation, rejection in any bankruptcy or similar insolvency proceeding, and/or any Specified Tenant lease failing to otherwise be in full force and effect, (vi) any bankruptcy or similar insolvency of a Specified Tenant and (vii) a Specified Tenant failing to provide written notice to the borrower to extend or renew the applicable Specified Tenant lease for a term of at least three years by the earlier of (x) 12 months prior to expiration of such lease and (y) the renewal deadline set forth in such lease, and (B) expiring upon the first to occur of the lender’s receipt of evidence reasonably acceptable to the lender of (1) the satisfaction of the applicable Specified Tenant Cure Conditions (as defined below) or (2) the borrower leasing not less than 75% of the Specified Tenant space in the aggregate, pursuant to one or more leases for a minimum term of three years in accordance with the applicable terms and conditions of the Gateway Industrial Center Whole Loan documents, the applicable tenant(s) under such lease(s) being in actual, physical occupancy of the space demised, all contingencies to effectiveness of each such lease have expired or been satisfied, each such lease has commenced and a rent commencement date has been established and, in the lender’s judgment, the applicable Specified Tenant Excess Cash Flow Condition is satisfied in connection therewith.

“Specified Tenant Cure Conditions” means each of the following, as applicable, that the applicable Specified Tenant (i) has cured all defaults under the applicable Specified Tenant lease, (ii) is in actual, physical possession of not less than 75% of the Specified Tenant space in the aggregate unless a permitted go dark event pursuant to the terms of the Gateway Industrial Center Whole Loan documents (generally a condition beyond the control of the tenant that lasts not more than 180 days) is ongoing with respect to the applicable Specified Tenant, and is open for business during customary hours and not “dark” in more than 25% of the Specified Tenant space in the aggregate, (iii) has revoked or rescinded all termination or cancellation notices for not less than 75% of the Specified Tenant space in the aggregate, (iv) in the event the Specified Tenant Trigger Period is due to the applicable Specified Tenant’s failure to extend or renew the applicable Specified Tenant lease in accordance with clause (vii) of the definition of Specified Tenant Trigger Period above, has renewed or extended the applicable Specified Tenant lease in accordance with the terms of the Gateway Industrial Center Whole Loan documents and, in the lender’s reasonable judgment, the applicable Specified Tenant Excess Cash Flow Condition is satisfied in connection therewith, (v) is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant lease pursuant to a final, non-appealable order of a court of competent jurisdiction, and (vi) is paying full, unabated rent under the applicable Specified Tenant lease.

“Specified Tenant Excess Cash Flow Condition” means, with respect to curing any Specified Tenant Trigger Period by either re-tenanting the applicable Specified Tenant space or renewing or extending any Specified Tenant lease, sufficient funds have been accumulated in the excess cash flow account (during the continuance of the subject Specified Tenant Trigger Period) to cover all anticipated leasing commissions, tenant improvement costs, tenant allowances, free rent periods and/or rent abatement periods to be incurred in connection with any such re-tenanting or renewal or extension, as applicable.

“Specified Tenant Stabilization Conditions” means with respect to curing any Specified Tenant Trigger Period by either re-tenanting the applicable Specified Tenant space or renewing or extending any Specified Tenant lease, all leasing commissions have been paid and all tenant improvement obligations have been completed and paid with respect to the related replacement lease or renewal or extension lease, all free or abated rent periods under such lease have expired and the applicable tenant is open for business and paying full contractual rent.

Terrorism Insurance. The borrower is required to maintain or cause to be maintained an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Gateway Industrial Center Property and business interruption insurance that includes coverage for terrorism for a period of 18 months and contains an extended period of indemnity for up to twelve months. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-17

Multifamily – High Rise	Loan #3	Cut-off Date Balance:	$52,500,000
322 Grand Concourse	322 Grand Concourse	Cut-off Date LTV:	68.0%
Bronx, NY 10451		UW NCF DSCR:	1.25x
		UW NOI Debt Yield:	8.0%

A-3-18

Multifamily – High Rise	Loan #3	Cut-off Date Balance:	$52,500,000
322 Grand Concourse	322 Grand Concourse	Cut-off Date LTV:	68.0%
Bronx, NY 10451		UW NCF DSCR:	1.25x
		UW NOI Debt Yield:	8.0%

A-3-19

Mortgage Loan No. 3 – 322 Grand Concourse

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		GCMC, BMO		Single Asset/Portfolio:	Single Asset
				Location:	Bronx, NY 10451
Original Balance(1):		$52,500,000		General Property Type:	Multifamily
Cut-off Date Balance(1):		$52,500,000		Detailed Property Type:	High Rise
% of Initial Pool Balance:		8.8%		Title Vesting:	Fee
Loan Purpose:		Refinance		Year Built/Renovated:	2023/NAP
Borrower Sponsors:		Simon Kaufman and Yoel Kaufman		Size(4):	151 Units
Guarantors:		Simon Kaufman, Yoel Kaufman, Abraham Grunhunt		Cut-off Date Balance per Unit:	$463,576
Mortgage Rate:		6.3000%		Maturity Date Balance per Unit:	$463,576
Note Date:		6/12/2025		Property Manager:	Pointe Management NY LLC
Maturity Date:		7/6/2030		Underwriting and Financial Information
Term to Maturity:		60 months		UW NOI:	$5,615,732
Amortization Term:		0 months		UW NCF:	$5,573,182
IO Period:		60 months		UW NOI Debt Yield(1):	8.0%
Seasoning:		0 months		UW NCF Debt Yield(1):	8.0%
Prepayment Provisions(2):		L(24),D(30),O(6)		UW NOI Debt Yield at Maturity(1):	8.0%
Lockbox/Cash Mgmt Status:		Springing/Springing		UW NCF DSCR(1):	1.25x
Additional Debt Type(1):		Pari Passu		Most Recent NOI(5):	$5,082,233 (T-3 4/30/2025 Ann.)
Additional Debt Balance(1):		$17,500,000		2nd Most Recent NOI(5)(6):	$2,534,842 (12/31/2024)
Future Debt Permitted (Type):		NAP		3rd Most Recent NOI(6):	NAP
				Most Recent Occupancy(4)(5):	96.7% (5/14/2025)
Reserves(3)				2nd Most Recent Occupancy(4)(5):	66.2% (12/31/2024)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(5):	NAP
RE Taxes:	$7,674	$3,837	NAP	Appraised Value (as of):	$103,000,000 (4/10/2025)
Insurance:	$55,679	$7,954	NAP	Appraised Value per Unit:	$682,119
Replacement Reserve:	$0	$3,213	$75,000	Cut-off Date LTV Ratio:	68.0%
TI/LC:	$0	$333	$30,000	Maturity Date LTV Ratio:	68.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$70,000,000	100.0%	Loan Payoff:	$62,099,201	88.7%
			Sponsor Equity:	$5,967,958	8.5%
			Closing Costs:	$1,869,487	2.7%
			Upfront Reserves:	$63,354	0.1%
Total Sources:	$70,000,000	100.0%	Total Uses:	$70,000,000	100.0%

(1)	The 322 Grand Concourse Mortgage Loan (as defined below) is part of a whole loan evidenced by four pari passu promissory notes with an aggregate original principal balance of $70,000,000. The information presented is based on the 322 Grand Concourse Whole Loan (as defined below).
(2)	Defeasance of the 322 Grand Concourse Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the startup day of the securitization of the last promissory note representing a portion of the 322 Grand Concourse Whole Loan to be securitized and (b) June 12, 2028. The assumed defeasance lockout period of 24 payments is based on the anticipated closing date of the WFCM 2025-5C5 securitization in July 2025. The actual lockout period may be longer.
(3)	See “Escrows and Reserves” below for further discussion.
(4)	Size, Most Recent Occupancy, and 2nd Most Recent Occupancy reflect the multifamily component of the 322 Grand Concourse Property (as defined below). The 322 Grand Concourse Property also contains approximately 4,000 square feet of commercial space which is 100% leased.
(5)	The increase in NOI and Occupancy from 2024 to Most Recent is due to the 322 Grand Concourse Property being in its initial lease up phase.
(6)	Historical NOI and Occupancy information prior to the dates set forth above are not available because the 322 Grand Concourse Property was recently constructed in 2023.

The Mortgage Loan. The third largest mortgage loan (the “322 Grand Concourse Mortgage Loan”) is part of a whole loan (the “322 Grand Concourse Whole Loan”) evidenced by four pari passu promissory notes with an aggregate original principal amount of $70,000,000. The 322 Grand Concourse Whole Loan is secured by a first priority fee interest in a recently constructed 151-unit, high-rise, multifamily property located in the Bronx, New York (the “322 Grand Concourse Property”). The 322 Grand Concourse Mortgage Loan is evidenced by the controlling Note A-1 and the non-controlling Note A-3, with an aggregate original principal balance of $52,500,000. The 322 Grand Concourse Whole Loan will be serviced pursuant to the pooling and servicing agreement for the WFCM 2025-5C5 transaction. See “Description of the Mortgage Pool—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

A-3-20

Multifamily – High Rise	Loan #3	Cut-off Date Balance:	$52,500,000
322 Grand Concourse	322 Grand Concourse	Cut-off Date LTV:	68.0%
Bronx, NY 10451		UW NCF DSCR:	1.25x
		UW NOI Debt Yield:	8.0%

322 Grand Concourse Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$26,250,000	$26,250,000	WFCM 2025-5C5	Yes
A-2(1)	$8,750,000	$8,750,000	BMO	No
A-3	$26,250,000	$26,250,000	WFCM 2025-5C5	No
A-4(1)	$8,750,000	$8,750,000	BMO	No
Total	$70,000,000	$70,000,000

(1)	Expected to be contributed to one or more future securitization trust(s).

The Borrower and the Borrower Sponsors. The borrower is 336 Grand Concourse LLC, a Delaware limited liability company and single purpose entity with two independent directors. The borrower sponsors are Simon Kaufman and Yoel Kaufman, and the non-recourse carveout guarantors are Simon Kaufman, Yoel Kaufman, and Abraham Grunhunt.

Simon Kaufman and Yoel Kaufman are the founders of YS Realty NY Inc, YS Builders NY Inc and YNS Management Inc, real estate companies specializing in multifamily development, ownership and management in New York City. The borrower sponsors have a combined portfolio of 29 multifamily and mixed-use properties totaling over 600 units, primarily located in Brooklyn and the Bronx, New York.

The Property. The 322 Grand Concourse Property is a 151-unit high-rise multifamily property built by the borrower sponsors in 2023 for a total cost of approximately $84.4 million. As of May 14, 2025, the residential portion of the 322 Grand Concourse Property was 96.7% leased. The 322 Grand Concourse Property is located on Grand Concourse in the Mott Haven neighborhood of South Bronx, New York. The 322 Grand Concourse Property is located one block from the 138th Street/Grand Concourse subway station, with access to Manhattan via the 4 and 5 subway lines, and proximate to the 2 and 6 subway lines and multiple bus routes.

The 322 Grand Concourse Property consists of a 14-story building featuring 151 residential units and 4,000 square feet of commercial space across three units. The 322 Grand Concourse Property also contains a 32-space parking garage that is leased to a third-party operator and shared with the adjacent 310 Grand Concourse building through an easement agreement. The residential units feature studio, 1-bedroom, and 2-bedroom layouts, and of the 151 total units, 46 (30.5% of total units) are designated for affordable housing, while the remaining 105 units (69.5%) are leased as market units. Construction on the 322 Grand Concourse Property was completed in 2023, and leasing began in July 2023.

The 322 Grand Concourse Property adjoins 310 Grand Concourse, which is currently owned by an affiliate of the borrower sponsors, with a shared lobby and amenities, subject to an easement agreement. Amenities include a roof deck, recreation room, yoga room, fitness center, lounge, business center, laundry room, photo studio, party room, bike storage, video game room, pet spa, golf room, outdoor courtyard, and screening room. Units contain stainless steel appliances, custom cabinetry, hardwood flooring and dishwashers, with select units having private balconies.

The commercial space at the 322 Grand Concourse Property is 100% leased to three tenants, inclusive of a 1,350 space that is master leased to Point Management NY LLC, the property management company and an affiliate of the borrower sponsors. The commercial space collectively accounts for 4.0% of underwritten gross potential rent. Commercial tenants include Grand Gourmet Deli Corp., a deli, and Organic Essentials, a convenience store.

The 322 Grand Concourse Property benefits from a 35-year 421-a tax abatement from the NYC Department of Housing Preservation & Development and received bonus development rights through the Voluntary Inclusionary Housing Program (“VIH”). The 421-a tax abatement requires the 322 Grand Concourse Property to reserve at least 30% of the units for households earning up to 130% of area median income under affordable housing guidelines. Further, the VIH requires that 25 of the affordable units are reserved for households earning up to 80% of area median income. The 421-a tax abatement phases out in 2057/2058. Of the affordable units, 21 are currently leased to tenants through the Family Homelessness and Eviction Protection Supplement program (“CityFHEPs”).

The following table presents certain information relating to the unit mix at the 322 Grand Concourse Property:

Unit Mix(1)
Unit Mix / Type	Units	Occupied Units	% Occupied	Average SF per Unit	Total SF	Monthly Average Rent per Unit(2)	Monthly Average Market Rent per Unit(3)
Studio - Market	3	2	66.7%	491	1,472	$3,230	$3,150
1 Bed / 1 Bath - Market	50	48	96.0%	554	27,678	$3,193	$3,450
2 Bed / 1 Bath – Market	44	43	97.7%	823	36,193	$4,131	$4,500
2 Bed / 1.5 Bath – Market	8	7	87.5%	1,024	8,190	$4,214	$4,500
Studio - Affordable	5	5	100.0%	558	2,790	$1,626	$1,605
1 Bed / 1 Bath - Affordable	18	18	100.0%	638	11,487	$2,433	$2,414
2 Bed / 1 Bath - Affordable	23	23	100.0%	917	21,097	$2,674	$2,639
Total/Wtd. Avg.	151	146	96.7%	721	108,907	$3,290	$3,498

(1)	Based on the borrower rent roll dated May 14, 2025.
(2)	Monthly Average Rent per Unit is based on occupied units.
(3)	Source: Appraisal.

The Market. According to the appraisal, the 322 Grand Concourse Property is located in the South Bronx multifamily submarket. As of the fourth quarter of 2024, the South Bronx submarket had an inventory of 66,263 units, Class A monthly market rent of $3,422 per unit, and a vacancy rate of approximately 3.4%.

A-3-21

Multifamily – High Rise	Loan #3	Cut-off Date Balance:	$52,500,000
322 Grand Concourse	322 Grand Concourse	Cut-off Date LTV:	68.0%
Bronx, NY 10451		UW NCF DSCR:	1.25x
		UW NOI Debt Yield:	8.0%

The following table presents information regarding certain comparable properties to the 322 Grand Concourse Property:

Comparable Rental Summary(1)
Property	Unit Mix	Average SF per Unit	Average Rent PSF	Average Rent per Unit
322 Grand Concourse(2) Bronx, NY	Studio – Market 1 Bed / 1 Bath – Market 2 Bed / 1 Bath – Market 2 Bed / 1.5 Bath – Market Studio – Affordable 1 Bed / 1 Bath – Affordable 2 Bed / 1 Bath – Affordable	491 554 823 1,024 558 638 917	$6.58 $5.76 $5.02 $4.12 $2.91 $3.81 $2.92	$3,230 $3,193 $4,131 $4,214 $1,626 $2,433 $2,674
445 Gerard Avenue Bronx, NY	Studio 1 Bedroom 2 Bedroom	620 736 987	$4.93 $4.28 $4.53	$3,059 $3,150 $4,473
2455 Third Avenue Bronx, NY	Studio 1 Bedroom 2 Bedroom	400 475 850	$8.14 $6.93 $4.47	$3,255 $3,290 $3,796
40 Bruckner Boulevard Bronx, NY	Studio 1 Bedroom 2 Bedroom	432 578 898	$7.30 $5.41 $4.96	$3,155 $3,125 $4,450
5 Lincoln Avenue Bronx, NY	Studio	482	$6.49	$3,130
Confidential Bronx, NY	Studio 1 Bedroom 2 Bedroom	530 680 830	$6.04 $5.11 $5.60	$3,200 $3,475 $4,650
225 East 138th Street Bronx, NY	1 Bedroom	579	$4.83	$2,799
2413 Third Avenue Bronx, NY	2 Bedroom	1,096	$3.83	$4,195

(1)	Source: Appraisal.
(2)	Based on the borrower rent roll dated May 14, 2025.

Appraisal. The appraiser concluded to an “as-is” value for the 322 Grand Concourse Property of $103,000,000 as of April 10, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated May 22, 2025, there was no evidence of any recognized environmental conditions at the 322 Grand Concourse Property.

A-3-22

Multifamily – High Rise	Loan #3	Cut-off Date Balance:	$52,500,000
322 Grand Concourse	322 Grand Concourse	Cut-off Date LTV:	68.0%
Bronx, NY 10451		UW NCF DSCR:	1.25x
		UW NOI Debt Yield:	8.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 322 Grand Concourse Property:

Cash Flow Analysis(1)
	2024	T-3 Annualized 4/30/2025	UW	UW Per Unit
Gross Potential Rent(2)	$6,176,701	$6,195,419	$6,238,761	$41,316
Utility Reimbursement	$47,652	$48,804	$48,804	$323
Concessions	$0	$0	($119,842)	($794)
Potential Gross Income	$6,224,353	$6,244,223	$6,167,724	$40,846
Vacancy/Credit Loss	($3,318,851)	($952,992)	($192,097)	($1,272)
Other Income	$163,328	$279,192	$283,020	$1,874
Effective Gross Income	$3,068,830	$5,570,423	$6,258,647	$41,448

Real Estate Taxes	$43,954	$43,954	$46,047	$305
Insurance	$113,509	$60,654	$95,450	$632
Other Operating Expenses	$376,525	$383,582	$501,417	$3,321
Total Operating Expenses	$533,988	$488,190	$642,914	$4,258

Net Operating Income	$2,534,842	$5,082,233	$5,615,732	$37,190
Replacement Reserves	$0	$0	$38,550	$255
TI/LC	$0	$0	$4,000	$26
Net Cash Flow	$2,534,842	$5,082,233	$5,573,182	$36,908

Occupancy	66.2%	96.7%(3)	97.0%(4)
NOI DSCR	0.57x	1.14x	1.26x
NCF DSCR	0.57x	1.14x	1.25x
NOI Debt Yield	3.6%	7.3%	8.0%
NCF Debt Yield	3.6%	7.3%	8.0%

(1)	Additional historical financials are not available as the 322 Grand Concourse Property was constructed in 2023.
(2)	UW Gross Potential Rent is based on the borrower rent roll dated May 14, 2025 and includes both residential and commercial Gross Potential Rent.
(3)	Represents occupancy based on the borrower rent roll dated May 14, 2025.
(4)	Based on an economic vacancy of 3.0% for the residential component. Underwritten vacancy is 5.0% for the commercial component.

Escrows and Reserves. At origination, the borrower deposited into escrow (i) approximately $7,674 for real estate taxes and (ii) approximately $55,679 for insurance.

Real Estate Taxes – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $3,837.

Insurance – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which currently equates to approximately $7,954.

Replacement Reserves – On a monthly basis, the borrower is required to escrow approximately $3,213 for replacement reserves ($255 per unit annually), subject to a cap of $75,000.

TI/LC Reserves – On a monthly basis, the borrower is required to escrow approximately $333 for tenant improvements and leasing commissions ($1.00 per square foot of commercial space annually), subject to a cap of $30,000.

Lockbox and Cash Management. The 322 Grand Concourse Whole Loan is structured with a springing lockbox and springing cash management. Upon the occurrence and during the continuance of a 322 Grand Concourse Trigger Event (as defined below), the borrower is required to establish a lender-controlled lockbox account and is thereafter required to (i) deposit, or cause the property manager to immediately deposit, all revenue received by the borrower or the property manager into such lockbox and (ii) cause all rents and revenue from non-residential tenants to be deposited directly into such lockbox. All funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the 322 Grand Concourse Whole Loan documents. All excess cash flow remaining in the cash management account after the application of such funds in accordance with the 322 Grand Concourse Whole Loan documents is required to be held by the lender in an excess cash flow reserve account as additional collateral for the 322 Grand Concourse Whole Loan. To the extent that no 322 Grand Concourse Trigger Event is continuing, all excess cash flow funds are required to be disbursed to the borrower.

A “322 Grand Concourse Trigger Event” will commence upon the earliest of the following: (i) the occurrence of an event of default under the 322 Grand Concourse Whole Loan documents or (ii) commencing on or after July 6, 2026, the date on which the debt service coverage ratio is less than 1.10x based on the net cash flow for the trailing 12 months (a “Low DSCR Trigger Event”).

A 322 Grand Concourse Trigger Event will end: (a) with regard to clause (i), upon the cure of such event of default and the lender’s acceptance of such cure in its sole and absolute discretion; or (b) with regard to clause (ii), upon the debt service coverage ratio based on the trailing 12-month period being at least 1.15x for two consecutive calendar quarters.

A-3-23

Multifamily – High Rise	Loan #3	Cut-off Date Balance:	$52,500,000
322 Grand Concourse	322 Grand Concourse	Cut-off Date LTV:	68.0%
Bronx, NY 10451		UW NCF DSCR:	1.25x
		UW NOI Debt Yield:	8.0%

In order to avoid the commencement of a 322 Grand Concourse Trigger Event caused solely by a Low DSCR Trigger Event, the borrower may elect to either (i) deposit cash in an amount that, if such amount had been received by the borrower during the applicable calendar quarter triggering such Low DSCR Trigger Event, would have been sufficient to increase the debt service coverage ratio to an amount that equals or exceeds 1.15x or (ii) enter into a master lease for the requisite vacant space at the 322 Grand Concourse Property that will provide for a monthly base rent in an amount equal to that which would have been sufficient to increase the debt service coverage ratio to an amount that equals or exceeds 1.15x.

Terrorism Insurance. The borrower is required to obtain and maintain property insurance and is required to obtain and maintain business interruption insurance for 18 months plus a 6-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism; provided that if TRIPRA or a subsequent statute is in effect and covers both foreign and domestic acts of terror, the provisions of TRIPRA will determine the acts of terrorism for which coverage will be required. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

A-3-24

Various – Various	Loan #4	Cut-off Date Balance:	$50,000,000
Various	The Wharf	Cut-off Date LTV:	41.5%
Washington, D.C. 20024		UW NCF DSCR:	2.62x
		UW NOI Debt Yield:	15.0%

A-3-25

Various – Various	Loan #4	Cut-off Date Balance:	$50,000,000
Various	The Wharf	Cut-off Date LTV:	41.5%
Washington, D.C. 20024		UW NCF DSCR:	2.62x
		UW NOI Debt Yield:	15.0%

A-3-26

Various – Various	Loan #4	Cut-off Date Balance:	$50,000,000
Various	The Wharf	Cut-off Date LTV:	41.5%
Washington, D.C. 20024		UW NCF DSCR:	2.62x
		UW NOI Debt Yield:	15.0%

A-3-27

Mortgage Loan No. 4 – The Wharf

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Portfolio
				Location:	Washington, D.C. 20024
Original Balance(1):	$50,000,000			General Property Type(4):	Various
Cut-off Date Balance(1):	$50,000,000			Detailed Property Type(4):	Various
% of Initial Pool Balance:	8.4%			Title Vesting:	Leasehold
Loan Purpose:	Refinance			Year Built/Renovated:	Various/NAP
Borrower Sponsor:	Public Sector Pension Investment Board			Size:	2,241,794 SF
Guarantor:	PSPIB-RE Finance II Inc.			Cut-off Date Balance PSF(1):	$321
Mortgage Rate(2):	5.4389%			Maturity Date Balance PSF(1):	$321
Note Date:	6/18/2025			Property Manager:	Bozzuto Management Company, Concord Hospitality Enterprises Company, Oasis Marina LLC, CBRE, Inc., Colonial Parking, Inc., and District Wharf Properties LLC
Maturity Date:	7/11/2030
Original Term to Maturity:	60 months
Original Amortization Term:	0 months
IO Period:	60 months			Underwriting and Financial Information:
Seasoning:	0 months			UW NOI:	$108,102,894
Prepayment Provisions:	L(24),DorYM1(29),O(7)			UW NCF:	$103,696,220
Lockbox/Cash Mgmt Status:	Hard (Office and Retail); Soft (Remaining Collateral)/Springing			UW NOI Debt Yield(1):	15.0%
Additional Debt Type(1):	Pari Passu / Subordinate / Mezzanine			UW NCF Debt Yield(1):	14.4%
Additional Debt Balance(1):	$668,600,000 / $306,400,000 / $125,000,000			UW NOI Debt Yield at Maturity(1):	15.0%
Future Debt Permitted (Type):	No (NAP)			UW NCF DSCR(1):	2.62x
				Most Recent NOI:	$85,065,804 (3/31/2025 TTM)
Reserves(3)				2nd Most Recent NOI:	$85,904,273 (12/31/2024)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$80,792,301 (12/31/2023)
RE Taxes:	$0	Springing	NAP	Most Recent Occupancy(5):	93.0% (Various)
Insurance:	$0	Springing	NAP	2nd Most Recent Occupancy:	NAV
Replacement Reserve:	$0	Springing	NAP	3rd Most Recent Occupancy:	NAV
TI/LC Reserve:	$0	Springing	NAP	Appraised Value (as of)(6):	$1,730,000,000 (Various)
FF&E Reserve	$0	Springing	NAP	Appraised Value PSF(6):	$772
Rent Concession Reserve	$26,973,955	$0	NAP	As-Is Cut-off Date LTV Ratio(1):	41.5%
Existing TI/LC Reserve	$18,758,819	$0	NAP	As-Is Maturity Date LTV Ratio(1):	41.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior loan amount:	$718,600,000	59.2%	Loan Payoff:	$1,150,975,365	94.8%
Subordinate loan amount:	$306,400,000	25.2%	Upfront Reserves:	$45,732,775	3.8%
Mezzanine loan amount:	$125,000,000	10.3%	Closing Costs:	$17,183,454	1.4%
Sponsor Equity:	$63,891,594	5.3%
Total Sources:	$1,213,891,594	100.0%	Total Uses:	$1,213,891,594	100.0%

(1)	The Wharf Mortgage Loan (as defined below) is part of The Wharf Senior Loan (as defined below) with an original aggregate principal balance of $718,600,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on The Wharf Senior Loan. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based upon The Wharf Whole Loan (as defined below) are $457, $457, 10.5%, 10.5%, 1.65x, 59.2% and 59.2%, respectively. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based upon The Wharf Whole Loan and The Wharf Mezzanine Loan (as defined below) are $513, $513, 9.4%, 9.4%, 1.37x, 66.5% and 66.5%, respectively.
(2)	The Wharf Mortgage Loan and The Wharf Senior Loan are evidenced by pari passu portions of Components A, B and C-1, with initial balances of $561,888,076, $98,829,617 and $57,882,307, respectively, and per annum rates equal to 5.35727%, 5.55191% and 6.03788%, respectively. The Wharf Subordinate Companion Loan is evidenced by Components C-2, D, E and HRR, with initial balances of $17,000,000, $105,400,000, $140,250,000 and $43,750,000, respectively, and per annum rates equal to 6.03788%, 6.61989%, 7.73189% and 9.05400%, respectively. The interest rate of The Wharf Mortgage Loan is 5.43886125% and the weighted average interest rate of The Wharf Whole Loan is 6.03829867%.
(3)	See “Escrows and Reserves” section below for further discussion of reserve requirements.
(4)	The General Property Type for The Wharf Properties (as defined below) consists of Office, Retail, Multifamily, Other, and Hospitality, and the Detailed Property Type for The Wharf Properties consists of CBD, Anchored, High Rise, Parking Garage, Extended Stay, Full Service, Performing Arts Center, and Marina.
(5)	Represents the physical occupancy for the Office Component (as defined below) and Retail Component (as defined below) totaling 1,374,918 SF (together the “Commercial Component”). The Commercial Component was 93.0% leased as of February 1, 2025 (Office Component - 93.4% and Retail Component – 92.1%). As of March 31, 2025 the Multifamily Component (as defined below) was 90.8% and the Hospitality Component (as defined below) was 79.3% occupied as of TTM March 2025.
(6)	The appraised value represents the “As-Portfolio” Appraised Value for The Wharf Properties (as defined below) of $1,730,000,000, which reflects a portfolio premium of 1.7%, as of dates ranging from February 21, 2025 to March 4, 2025. The sum of the individual appraised values is $1,700,400,000, which equates to a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 42.3% and 42.3%, respectively.

The Mortgage Loan. The fourth largest mortgage loan (“The Wharf Mortgage Loan”) is part of a whole loan evidenced by 14 senior promissory notes in the aggregate original principal amount of $718,600,000 (“The Wharf Senior Loan”) and three subordinate B-Notes in the aggregate original principal amount of $306,400,000 that are subordinate to The Wharf Senior Loan (“The Wharf Subordinate Companion Loan”, and together with The Wharf Senior Loan, the “The Wharf Whole Loan”). The Wharf Whole Loan was co-originated by Wells Fargo Bank, National Association (“WFB”), Goldman Sachs Bank

A-3-28

Various – Various	Loan #4	Cut-off Date Balance:	$50,000,000
Various	The Wharf	Cut-off Date LTV:	41.5%
Washington, D.C. 20024		UW NCF DSCR:	2.62x
		UW NOI Debt Yield:	15.0%

USA and Morgan Stanley Bank, N.A. The Wharf Whole Loan is secured by the borrowers’ leasehold simple interests in a 2.2 million SF mixed use development comprising three multifamily buildings (904 units), four office buildings (928,154 SF), 446,764 SF of retail space, two hotels (412 keys), two parking garages (2,575 parking spaces; 1,175 publicly available) and a marina (220 docks) (“The Wharf Property”, “The Wharf Properties”, or “The Wharf”). The Wharf Mortgage Loan is evidenced by the non-controlling Note A-2-1 and the non-controlling Note A-3-1, with an aggregate original principal amount of $50,000,000. The Wharf Whole Loan will be serviced pursuant to the trust and servicing agreement for the WHARF Commercial Mortgage Trust 2025-DC securitization trust, and the relationship between the holders of The Wharf Whole Loan will be governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Wharf AB Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

The Wharf Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1-1	$284,300,000	$284,300,000	WHARF 2025-DC	Yes
A-1-2	$170,580,000	$170,580,000	WHARF 2025-DC	No
A-1-3	$113,720,000	$113,720,000	WHARF 2025-DC	No
A-2-1	$25,000,000	$25,000,000	WFCM 2025-5C5	No
A-2-2(1)	$22,500,000	$22,500,000	Goldman Sachs Mortgage Company (“GSMC”)	No
A-2-3(1)	$18,000,000	$18,000,000	Morgan Stanley Mortgage Capital Corporation (“MSMCH”)	No
A-3-1	$25,000,000	$25,000,000	WFCM 2025-5C5	No
A-3-2(1)	$22,500,000	$22,500,000	GSMC	No
A-3-3(1)	$6,000,000	$6,000,000	MSMCH	No
A-4-1(1)	$14,000,000	$14,000,000	WFB	No
A-4-2	$4,000,000	$4,000,000	BANK5 2025-5YR15	No
A-5-1-1	$10,000,000	$10,000,000	BANK5 2025-5YR15	No
A-5-1-2(1)	$1,000,000	$1,000,000	WFB	No
A-5-2(1)	$2,000,000	$2,000,000	MSMCH	No
B-1-1	$153,200,000	$153,200,000	WHARF 2025-DC	No
B-1-2	$91,920,000	$91,920,000	WHARF 2025-DC	No
B-1-3	$61,280,000	$61,280,000	WHARF 2025-DC	No
Whole Loan	$1,025,000,000	$1,025,000,000

(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The Borrowers and the Borrower Sponsor. The borrowers comprise 27 entities, Wharf Horizontal REIT Leaseholder LLC, Wharf Phase 1 Retail REIT Leaseholder LLC, Wharf Phase 1 REIT WH Leaseholder LLC, Wharf Phase 1 Apartment REIT Leaseholder A LLC, Wharf Phase 1 Apartment REIT Leaseholder B LLC, Wharf 3A Office REIT Leaseholder LLC, Wharf 3A-8 Office REIT Leaseholder LLC, Wharf Phase 2 Retail REIT Leaseholder LLC, Wharf 1 Office REIT Leaseholder LLC, Wharf 5 Hotel REIT Leaseholder LLC, Wharf 5 Hotel East REIT Leaseholder LLC, Wharf Phase 2 Parcel 5 Retail REIT Leaseholder LLC, Wharf Piers 3 & 4 LLC, Wharf 1 Office REIT Parking Lessee LLC, Wharf 3A Office REIT Parking Lessee LLC, Wharf 3A-8 Office REIT Parking Lessee LLC, Wharf 3A Office Floors 9-11 REIT Parking Lessee LLC, Wharf Phase 1 Apartment REIT Parking Lessee A LLC, Wharf Phase 1 Apartment REIT Parking Lessee B LLC, Wharf 5 Hotel REIT Parking Lessee LLC, Wharf 5 Hotel East REIT Parking Lessee LLC, Wharf 5 Hotel Trs Leaseholder LLC, Wharf 5 Hotel East Trs Leaseholder LLC, Wharf Phase 3 REIT Leaseholder LLC, Wharf Fish Market REIT Leaseholder LLC, Wharf Gangplank Marina Leaseholder LLC and Wharf Phase 1 Apartment Trs Leaseholder LLC. Each is a single purpose, Delaware limited liability company with two independent directors. The borrower sponsor and non-recourse carveout guarantor is Public Sector Pension Investment Board and PSPIB-RE Finance II Inc., a Canadian corporation, respectively.

Public Sector Pension Investment Board (“PSP”) was founded in 1999 and has become one of the largest pension investment managers in Canada, with $264.9 billion in assets under management. PSP invests funds for the pension plans of the Federal Public Service, the Canadian Forces, the Royal Canadian Mounted Police and the Canadian Reserve Force. As of fiscal year end 2024, PSP manages $67.2 billion in gross asset value ($27.2 billion net asset value, which is 10.3% of total AUM) of commercial real estate assets in major international markets. They invest globally across asset classes, with major exposure in residential (30.9%), industrial (24.7%) and office properties (22.0%). PSP’s largest geographic concentration is in the United States at 47.4%, with additional significant exposure in Europe and Canada at 21.8% and 17.0%, respectively.

The Property. The Wharf Property comprises a 2,241,794 square foot portion of a larger 3.3 million square foot development located along the Washington Channel within Southwest D.C. The Wharf includes three multifamily buildings (904 units), four office buildings (928,154 SF), 446,764 SF of retail space, two hotels (412 keys), two parking garages (2,575 parking spaces; 1,175 publicly available) and a marina (220 docks). The Wharf was delivered in two phases in 2017 and 2022 and is estimated to attract approximately 8 million visitors annually.

Office (928,154 SF, 41.2% ALA, 46.5% of underwritten net operating income)

The Wharf Property includes four, LEED-certified properties totaling 928,154 SF of office space (the “Office Component”) constructed between 2017 and 2022. Tenant suites range in size from 161 SF to 288,026 SF. As of February 2025, the Office Component is 93.4% leased to 18 tenants with a weighted average remaining lease term of 11.8 years. Major office tenants include Pharmaceutical Research & Manufacturers of America (“PhRMA”), Williams and Connolly (AM Law 100), Mercedes-Benz North American Corporation and Cisco Systems, Inc. (“Cisco”).

Retail (446,764 SF, 19.4% ALA, 19.1% of underwritten net operating income)

The Wharf Property includes 446,764 SF of retail space (the “Retail Component”) constructed between 2017 and 2022. The Retail Component includes The Anthem, a concert venue, three Michelin Guide restaurants and a James Beard Award-Winning Restaurant. The Anthem is fully leased through September 2037 and hosted 166 events in 2024, with 128 performance events and 38 non-performance events. The Anthem attracted approximately

A-3-29

Various – Various	Loan #4	Cut-off Date Balance:	$50,000,000
Various	The Wharf	Cut-off Date LTV:	41.5%
Washington, D.C. 20024		UW NCF DSCR:	2.62x
		UW NOI Debt Yield:	15.0%

482,635 patrons in 2024 and averaged 3,771 attendees per show. As of February 2025, the Retail Component was 92.1% leased to 91 tenants. Between 2022 and 2024, retail sales experienced a 64.4% increase on average, with restaurants accounting for 73.7% of the total 2024 retail sales volume.

Multifamily (904 units, 15.6% ALA, 11.2% of underwritten net operating income)

The Wharf Property includes three, Class A multifamily properties totaling 904 units and 603,232 SF (the “Multifamily Component”). In total, there are 430 one-bedrooms, 233 two-bedrooms and 241 studio units, with unit sizes ranging from 337 SF to 1,457 SF. There are 314 parking spaces designated to the Multifamily Component. The Multifamily Component includes 568 market-rate units (62.8% of total units) and 336 affordable and workforce units (37.2% of total units). As of March 2025, the Multifamily Component is 90.8% occupied with an average in-place rent of $2,310/unit.

Hospitality (412 keys, 10.4% ALA, 10.6% of underwritten net operating income)

The Wharf Property includes two hotels totaling 412 keys: the 237-key Hyatt House and the 175-key Canopy (the “Hospitality Component”), both of which were constructed in 2017.

The Hyatt House is a 9-story, 237-room, extended stay hotel operating under a franchise agreement with Hyatt through October 31, 2042. Amenities at the Hyatt House include meeting space, a free breakfast, an indoor swimming pool, a fitness center, a business center, a guest laundry room, a sundries shop, and vending and ice machines. The Hyatt House Property guestroom configuration consists of 146 extended stay and 91 standard rooms.

Canopy is a 10-story, 175-room, full service hotel operating under a franchise agreement with Hilton through October 31, 2037. Amenities at the Canopy include meeting space, a business center, a fitness center, vending and ice machines, a guest laundry room, and a sundries shop. The Canopy Property guestroom configuration consists of 95 king rooms, 55 double rooms and 25 suites rooms.

Garage (1,175 spaces, 11.8% ALA, 11.5% of underwritten net operating income)

The property includes two garages totaling 2,575 parking spaces, with 1,175 spaces available for public use. These facilities are designed to handle high traffic volumes and accommodate the needs of over 8 million annual visitors. The garages are positioned across the property to serve the diverse needs of The Wharf’s mixed-use environment, including residential units, office spaces, retail outlets and hotel accommodations at various demand levels.

Marina (220 docks, 1.5% ALA, 1.0% of underwritten net operating income)

At the base of The Wharf, the marina features 220 docks. The marina has 300 feet of alongside dockage and 10-15' of depth. The marina has a fuel dock, a dock shop, and clubhouse amenities that include on-site security 24 hours a day.

A-3-30

Various – Various	Loan #4	Cut-off Date Balance:	$50,000,000
Various	The Wharf	Cut-off Date LTV:	41.5%
Washington, D.C. 20024		UW NCF DSCR:	2.62x
		UW NOI Debt Yield:	15.0%

The following table presents certain information for The Wharf Properties:

Wharf Properties Summary
Property	Year Built	Property Type	Allocated Loan Amount	% of Senior Loan	Size(1)	Occ.	UW NOI	% UW NOI	Appraised Value
670-680 Maine	2022	Office	$166,778,297	23.2%	500,981	92.2%	$28,672,930	26.5%	$396,000,000
1000 Maine	2018	Office	$82,968,504	11.5%	249,251	95.2%	$14,515,453	13.4%	$197,000,000
800 Maine	2017	Office	$31,978,752	4.5%	149,515	100.0%	$4,754,249	4.4%	$75,100,000
580 Water (Pier 4)	2018	Office	$14,362,185	2.0%	28,407	63.6%	$2,354,222	2.2%	$34,100,000
Office Subtotal			296,087,738	41.2%	928,154	93.4%	50,296,854	46.5%	$702,200,000
Phase I Retail	2017-2018	Retail	$73,515,234	10.2%	215,398	84.4%	$9,870,844	9.1%	$171,000,000
Phase II Retail	2022	Retail	$37,693,199	5.2%	91,136	98.0%	$6,166,020	5.7%	$89,500,000
The Anthem	2017	Retail	$28,322,655	3.9%	140,230	100.0%	$4,622,926	4.3%	$63,800,000
Retail Subtotal			139,531,088	19.4%	446,764	92.1%	20,659,790	19.1%	$324,300,000
The Channel	2017	Multifamily	$63,762,605	8.9%	501	92.0%	$7,799,440	7.2%	$151,400,000
The Tides	2022	Multifamily	$32,081,809	4.5%	255	87.5%	$2,822,008	2.6%	$77,700,000
Incanto	2017	Multifamily	$16,541,120	2.3%	148	92.6%	$1,507,143	1.4%	$40,800,000
Multifamily Subtotal			112,385,535	15.6%	904	90.8%	12,128,591	11.2%	$269,900,000
Hyatt House	2017	Hospitality	$42,560,750	5.9%	237	79.8%	$6,892,293	6.4%	$103,000,000
Canopy	2017	Hospitality	$32,383,271	4.5%	175	78.5%	$4,554,527	4.2%	$77,800,000
Hospitality Subtotal			74,944,021	10.4%	412	79.3%	11,446,820	10.6%	$180,800,000
Garage (Ph I)	2017	Parking	$51,230,221	7.1%	683	NAP	$8,544,110	7.9%	$115,400,000
Garage (Ph II)	2022	Parking	$33,861,133	4.7%	492	NAP	$3,905,694	3.6%	$80,400,000
Garage Subtotal			85,091,354	11.8%	1,175	NAP	12,449,804	11.5%	$195,800,000
Marina	2019, 2022	Marina	$10,560,265	1.5%	NAP	NAP	$1,121,035	1.0%	$27,400,000
Total / Wtd. Avg.			$718,600,000		2,241,794(1)	93.0%(2)	$108,102,894		$1,730,000,000(3)
(1)	Size represents square footage for office and retail properties, number of units for multifamily properties, number of keys for hospitality properties, and number of spaces for garage properties. The Total SF includes square footage attributable to the Multifamily Component (603,232 SF) and the Hospitality Component (263,644 SF).
(2)	Total / Wtd. Avg. Occ represents the weighted average occupancy of the office and retail space totaling 1,374,918 SF. The Commercial Component was 93.0% leased as of February 1, 2025 (Office Component - 93.4% and Retail Component – 92.1%). As of March 31, 2025 the Multifamily Component was 90.8% and the Hospitality Component was 79.3% occupied as of TTM March 2025.
(3)	The appraised value represents the “As-Portfolio” Appraised Value for The Wharf Properties of $1,730,000,000, which reflects a portfolio premium of 1.7%, as of dates ranging from February 21, 2025 to March 4, 2025. The sum of the individual appraised values is $1,700,400,000, which equates to a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 42.3% and 42.3%, respectively.

Major Tenants.

Williams & Connolly LLP (313,485 SF, 22.8% of commercial NRA, 27.4% of underwritten commercial base rent, 10/31/2038 lease expiration). Williams & Connolly LLP (“Williams & Connolly”) is an American law firm founded in 1967 and based in Washington, D.C. Williams & Conolly has over 370 attorneys specializing in commercial litigation. The firm’s clients include major global companies including Pfizer, Disney, Samsung, Intel, Bank of America, Google, The Carlyle Group, Medtronic, AstraZeneca, Genentech, Eli Lilly, 21st Century Fox, and HSBC. Williams & Connolly has been a tenant at the 670-680 Maine Property since 2022 and has a lease expiring in October 2038 with either one, 10-year renewal option or two, five-year renewal options. Williams & Connolly LLP has a termination option with 24 months’ notice with an effective date of October 31, 2032.

Anthem (140,230 SF, 10.2% of commercial NRA; 4.2% of underwritten commercial base rent, 9/29/2037 lease expiration). Anthem leases 100% of The Anthem and operates as an entertainment venue. Anthem attracted more than approximately 482,635 patrons in 2024, with its capacity to accommodate up to 6,000 people. The Anthem's event schedule included 161 total events hosted in 2024 and 173 total events budgeted for 2025. The Anthem has been a retail tenant at the property since 2017 and is on a lease expiring on September 29, 2037 with two, four-year renewal and 11 months options and no termination options.

Pharmaceutical Research and Manufacturers of America (76,470 SF; 5.6% of commercial NRA; 7.5% of underwritten commercial base rent, 7/31/2041 lease expiration). Pharmaceutical Research and Manufacturers of America (“PhRMA”) is an American trade group representing companies in the pharmaceutical industry. Founded in 1958 and headquartered in Washington, D.C, PhRMA lobbies on behalf of pharmaceutical companies. PhRMA has been an office tenant at the 670-680 Maine Property since 2024 and is on a lease expiring on July 31, 2041 with either one, 10-year renewal option or two, 5-year renewal options. PhRMA has a termination option with 24 months’ notice with an effective date of July 31, 2036.

A-3-31

Various – Various	Loan #4	Cut-off Date Balance:	$50,000,000
Various	The Wharf	Cut-off Date LTV:	41.5%
Washington, D.C. 20024		UW NCF DSCR:	2.62x
		UW NOI Debt Yield:	15.0%

The following table presents certain information relating to the tenancy of the Commercial Component at The Wharf Property:

	Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody's/ S&P)(1)	Tenant type	Tenant SF	Approx. % of SF(2)	Annual UW Rent(3)	% of Total Annual UW Rent(2)	Annual UW Rent PSF(3)	Termination Option (Y/N)	Lease Expiration	Renewal Options
Major Tenants
Williams & Connolly LLP	NR/NR/NR	Office	313,485	22.8%	$19,159,432	27.4%	$61.12	Y(4)	10/31/2038	Various(5)
Anthem	NR/NR/NR	Retail	140,230	10.2%	$2,971,816	4.2%	$21.19	N	9/29/2037	(6)
PhRMA	NR/NR/NR	Office	76,470	5.6%	$5,232,077	7.5%	$68.42	Y(7)	7/31/2041	Various(8)
Washington Gas Light Company	A-/NR/A-	Office	70,056	5.1%	$3,929,432	5.6%	$56.09	N	10/31/2034	1 x 5 Yr
Kelley Drye & Warren LLP	NR/NR/NR	Office	65,308	4.7%	$4,326,655	6.2%	$66.25	Y(9)	8/31/2042	Various(10)
Total/Wtd. Avg.			665,549	48.4%	35,619,412	50.9%	$53.52

Non-Major Tenants			612,389	44.5%	$34,351,442	49.1%	$56.09
Occupied Collateral Total			1,277,938	93.0%	$69,970,854	100.0%	$54.75
Vacant Space			96,980	7.0%
Total/Wtd. Avg.			1,374,918	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	Represents the % of SF based on the total net rental area for the Commercial Component of 1,374,918 and the % of Total Annual UW Base Rent for the Commercial Component of $69,970,854.
(3)	Annual UW Rent PSF and Annual UW Rent include contractual rent steps through March 2026 totaling $1,527,852.
(4)	Williams & Connolly LLP has a termination option with 24 months’ notice effective October 31, 2032.
(5)	Williams & Connolly LLP has either one, 10-year renewal option or two, 5-year renewal options.
(6)	Anthem has two, four-year and 11 months renewal options.
(7)	PhRMA has a termination option with 24 months’ notice effective July 31, 2036.
(8)	PhRMA has either one, 10-year renewal option or two, 5-year renewal options.
(9)	Kelley Drye & Warren LLP has the right to contract its space by 6,700 SF effective March 1, 2036 with 20 months’ notice by paying a fee of approximately $1,362,352.
(10)	Kelley Drye & Warren LLP has either one, 10-year renewal option or two, 5-year renewal options.

The following table presents certain information relating to the lease rollover schedule of the Commercial Component at The Wharf Property:

Lease Rollover Schedule(1)(2)(3)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM/2025	1	25	$955.24	0.0%	0.0%	$23,881	0.0%	0.0%
2026	1	1,180	$59.70	0.1%	0.1%	$70,449	0.1%	0.1%
2027	15	37,290	$59.84	2.7%	2.8%	$2,231,547	3.2%	3.3%
2028	10	51,958	$54.43	3.8%	6.6%	$2,828,267	4.0%	7.4%
2029	4	18,156	$52.69	1.3%	7.9%	$956,689	1.4%	8.7%
2030	7	14,947	$62.21	1.1%	9.0%	$929,887	1.3%	10.1%
2031	4	55,362	$11.08	4.0%	13.0%	$613,469	0.9%	10.9%
2032	18	100,026	$56.65	7.3%	20.3%	$5,666,231	8.1%	19.0%
2033	16	72,678	$74.06	5.3%	25.6%	$5,382,498	7.7%	26.7%
2034	21	160,955	$58.11	11.7%	37.3%	$9,352,400	13.4%	40.1%
2035	3	35,173	$63.82	2.6%	39.8%	$2,244,832	3.2%	43.3%
Thereafter	21	730,188	$54.33	53.1%	92.9%	$39,670,703	56.7%	100.0%
Vacant	0	96,980	$0.00	7.1%	100.0%	$0	0.0%
Total/Wtd. Avg.	121	1,374,918	$54.75(4)	100.0%		$69,970,854	100.0%

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Represents lease expiration information related to the Commercial Component.
(4)	Total/Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.

A-3-32

Various – Various	Loan #4	Cut-off Date Balance:	$50,000,000
Various	The Wharf	Cut-off Date LTV:	41.5%
Washington, D.C. 20024		UW NCF DSCR:	2.62x
		UW NOI Debt Yield:	15.0%

The following table presents certain information relating to the unit mix of the Multifamily Component at The Wharf Property:

Unit Mix Summary (The Wharf Consolidated – Market Rate)
Unit Type	Total No. of Units	Occupied Units	% of Total Units	Occupancy	Average Unit Size (SF)	Average Underwritten Monthly Rent per Unit
Studio	152	149	16.8%	98.0%	380	$1,900
1 Bedroom, 1 Bathroom	266	241	29.4%	90.6%	655	$2,656
1 Bedroom, 1 Bathroom - PH	2	1	0.2%	50.0%	972	$6,000
1 Bedroom, 2 Bathroom	5	4	0.6%	80.0%	1,032	$3,410
2 Bedrooms, 1 Bathrooms	5	5	0.6%	100.0%	794	$3,277
2 Bedrooms, 2 Bathrooms	137	111	15.2%	81.0%	1,008	$4,005
2 Bedrooms, 2 Bathrooms -PH	1	1	0.1%	100.0%	1,457	$10,446
Total/Weighted Average	568	512	62.8%	90.0%	674	$2,762

Unit Mix Summary (The Wharf Consolidated – Affordable)(1)
Unit Type	Total No. of Units	Occupied Units	% of Total Units	Occupancy	Average Unit Size (SF)	Average Underwritten Monthly Rent per Unit
Studio	89	80	9.8%	89.9%	404	$1,211
1 Bedroom, 1 Bathroom	154	141	17.0%	91.6%	639	$1,514
1 Bedroom, 2 Bathroom	3	3	0.3%	100.0%	895	$1,906
2 Bedrooms, 1 Bathrooms	19	18	2.1%	94.7%	843	$2,021
2 Bedrooms, 2 Bathrooms	71	67	7.9%	94.4%	950	$1,935
Total/Weighted Average	336	309	37.2%	92.0%	656	$1,560
(1)	The affordable housing covenants pertain to set-asides for low-income households (30% of area median income), moderate income households (60% of AMI), Tier 1 workforce households (between 60% and 100% of AMI) and Tier 2 workforce households (between 100% and 120% of AMI). The affordable housing and workforce housing restrictions expire on June 30, 2064 (50 years from the June 30, 2014 effective date of the Affordable Housing Covenant agreement with the District of Columbia).

The Market. The Wharf Property is located in the Washington D.C., approximately 3.0 miles from the central business district and 3.5 miles northeast of Reagan National Airport. The larger development stretches across almost 1 mile of waterfront on 24 acres, encompassing more than 3 million square feet of residential, retail, commercial, hotel, cultural, and public space and more than 50-acres of water. Major employers include all the branches of the Federal government, the municipal government the court systems as well as the support services, such as law and public relations firms.

According to a third-party market research report, the Office Component is situated within the Southwest submarket of the Washington - DC office market. As of March 2025, the Southwest submarket reported inventory of approximately 13.81 million SF with an 14.9% vacancy and average asking rents of $51.78 PSF.

According to a third-party market research report, the Retail Component is located within the Southwest submarket of the Washington – DC retail market. As of February 2025, the Southwest submarket reported total inventory of approximately 398,104 SF with a 11.4% vacancy rate and average asking rent of $32.11 PSF.

According to a third-party market research report, the Multifamily Component is located within the Southwest/Navy Yard submarket of the Washington – DC multifamily market. As of June 2025, the Southwest/Navy Yard multifamily submarket reported total inventory of 21,152 units with a 15.8% vacancy rate and average asking rents of $2,992 per unit (per month).

The following table presents historical occupancy, ADR, and RevPAR penetration rates of the Hyatt House Property:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			Hyatt House Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2023 TTM	75.3%	$230.03	$173.18	76.5%	$263.18	$201.26	101.6%	114.4%	116.2%
12/31/2024 TTM	75.6%	$238.24	$180.09	78.9%	$270.09	$213.21	104.4%	113.4%	118.4%
3/31/2025 TTM	75.3%	$243.50	$183.45	79.6%	$272.87	$217.22	105.7%	112.1%	118.4%

Source: Industry Report, unless otherwise indicated.

(1)	The variances between the underwriting, the appraisal and industry report data with respect to Occupancy, ADR and RevPAR are attributable in part to variances in reporting methodologies and/or timing differences.
(2)	The competitive set includes Residence Inn Washington, DC National Mall, Courtyard Washington Capitol Hill/Navy Yard, Hampton Inn & Suites Washington DC-Navy Yard, Hyatt Place Washington DC/National Mall, Homewood Suites by Hilton Washington DC Capitol Navy Yard and Residence Inn Washington Capitol Hill/Navy Yard.

A-3-33

Various – Various	Loan #4	Cut-off Date Balance:	$50,000,000
Various	The Wharf	Cut-off Date LTV:	41.5%
Washington, D.C. 20024		UW NCF DSCR:	2.62x
		UW NOI Debt Yield:	15.0%

The following table presents historical occupancy, ADR, and RevPAR penetration rates of the Canopy Property:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			Canopy Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2023 TTM	71.2%	$256.26	$182.40	76.3%	$277.03	$211.37	107.2%	108.1%	115.9%
12/31/2024 TTM	75.3%	$259.22	$195.22	79.3%	$272.44	$215.96	105.3%	105.1%	110.6%
3/31/2025 TTM	75.2%	$267.13	$200.93	78.5%	$280.43	$220.24	104.4%	105.0%	109.6%

Source: Industry Report, unless otherwise indicated.

(1)	The variances between the underwriting, the appraisal and industry report data with respect to Occupancy, ADR and RevPAR are attributable in part to variances in reporting methodologies and/or timing differences.
(2)	The competitive set includes Tribute Portfolio The Ven at Embassy Row, Kimpton The Hotel George, Courtyard Washington Capitol Hill/Navy Yard, Hyatt Place Washington DC/National Mall, InterContinental Washington DC The Wharf and Thompson Hotels Washington DC.

Appraisal. The appraisal concluded to an “as-is portfolio” Appraised Value for The Wharf of $1,730,000,000, which reflects a portfolio premium of 1.7%, as of dates ranging from February 21, 2025 to March 4, 2025. The aggregate as-is appraised values of The Wharf Properties is $1,700,400,000 as of dates ranging from February 21, 2025 to March 4, 2025.

Environmental Matters. According to the Phase I environmental site assessments as of dates ranging from September 4, 2024 to September 12, 2024, there was no evidence of any recognized environmental l conditions at The Wharf Properties.

A-3-34

Various – Various	Loan #4	Cut-off Date Balance:	$50,000,000
Various	The Wharf	Cut-off Date LTV:	41.5%
Washington, D.C. 20024		UW NCF DSCR:	2.62x
		UW NOI Debt Yield:	15.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at The Wharf Property:

	Cash Flow Analysis
	2022	2023	2024	3/31/2025 TTM	UW	UW PSF(1)
Gross Potential Rent	$74,874,917	$98,237,512	$103,815,339	$105,637,537	$123,159,888(2)	$62.26
Credit Rent	$0	$0	$0	$0	$741,424	$0.37
Vacancy	($14,527,793)	($6,112,860)	($7,770,440)	($9,261,900)	($8,281,851)(3)	($4.19)
Total Base Rent	$60,347,124	$92,124,652	$96,044,899	$96,375,637	$115,619,461	$58.45
Percentage Rent	$3,562,065	$3,839,293	$3,162,795	$3,019,851	$2,755,650	$1.39
(Concessions)	($403,114)	($563,408)	($381,657)	($383,034)	($383,034)	($0.19)
Total Expense Reimbursements	$18,008,710	$26,253,287	$31,148,986	$31,140,784	$37,753,567	$19.09
Net Rental Income	$81,514,785	$121,653,824	$129,975,023	$130,153,237	$155,745,644	$78.73
Hotel Rooms Revenue	$26,490,158	$30,910,420	$32,372,748	$32,904,617	$32,904,617	$79,866
Hotel F&B Revenue	$3,975,026	$3,430,866	$3,336,409	$3,265,132	$3,265,132	$7,925
Hotel Other Departmental Revenue	$489,968	$603,550	$568,344	$566,453	$566,453	$1,375
Hotel Miscellaneous Income	$68,256	$189,066	$309,216	$301,644	$301,644	$732
Hotel Revenue	$31,023,407	$35,133,902	$36,586,716	$37,037,845	$37,037,845	$89,898
Other Income	$11,182,961	$12,671,375	$10,475,549	$10,706,546	$10,183,146	$5.15
Effective Gross Income	$123,721,154	$169,459,101	$177,037,288	$177,897,628	$202,966,635	$102.60
Hotel Rooms Expense	$5,301,095	$6,703,143	$7,095,715	$7,193,068	$7,193,068	$17,459
Hotel F&B Expense	$3,529,195	$3,849,731	$3,587,687	$3,505,014	$3,505,014	$8,507
Hotel Other Operated Departments Expense	$80,299	$95,926	$87,999	$80,598	$80,598	$196
Hotel Departmental Expenses	$8,910,589	$10,648,799	$10,771,401	$10,778,680	$10,778,680	$26,162

Real Estate Taxes	$9,168,349	$14,388,358	$17,078,754	$17,334,101	$18,444,655	$9.32
Insurance	$1,793,832	$2,327,175	$2,580,797	$2,740,951	$2,312,344	$1.17
Management Fee	$2,110,885	$2,807,326	$2,340,107	$2,298,983	$2,663,710	$1.35
Other Operating Expenses	$33,716,575	$44,309,007	$43,979,457	$44,933,782	$45,852,007	$23.18
Commercial Expenses	$46,789,642	$63,831,867	$65,979,114	$67,307,817	$69,272,716	$35.02

Hotel Real Estate Taxes	$2,062,162	$2,645,632	$2,257,700	$2,339,460	$2,365,859	$5,742
Hotel Insurance	$290,213	$313,488	$252,560	$259,336	$259,814	$631
Hotel Management Fee	$858,147	$966,522	$1,096,741	$1,112,316	$1,111,135	$2,697
Hotel Other Operating Expenses	$9,328,135	$10,260,493	$10,775,500	$11,034,216	$11,075,537	$26,882
Hotel Expenses	$12,538,657	$14,186,135	$14,382,500	$14,745,327	$14,812,345	$35,952
Total Expenses	$68,238,888	$88,666,801	$91,133,015	$92,831,824	$94,863,741	$47.96

Net Operating Income	$55,482,266(4)	$80,792,301(4)	$85,904,273	$85,065,804(5)	$108,102,894(5)	$54.65
CapEx	$0	$0	$0	$0	$455,784	$0.23
TI/LC	$0	$0	$0	$0	$2,469,376	$1.25
FF&E	$0	$0	$1,463,469	$1,481,514	$1,481,514	$3,596
Net Cash Flow	$55,482,266	$80,792,301	$84,440,804	$83,584,290	$103,696,220	$52.42

Occupancy %	NAV	NAV	NAV	93.0%(6)	93.3%(3)
NOI DSCR(6)	1.40x	2.04x	2.17x	2.15x	2.73x
NCF DSCR(6)	1.40x	2.04x	2.13x	2.11x	2.62x
NOI Debt Yield(6)	7.7%	11.2%	12.0%	11.8%	15.0%
NCF Debt Yield(6)	7.7%	11.2%	11.8%	11.6%	14.4%
(1)	Represents (i) UW $ PSF based on the NRSF for the Office Component, Retail Component and Multifamily Component totaling 1,978,150 and (ii) UW per key for “Hotel” line items based on the total rooms for the Hospitality Component totaling 412 keys.
(2)	Includes contractual rent steps through March 2026 totaling $1,527,852.
(3)	Represents the underwritten vacancy for the Commercial Component. The underwritten economic vacancy is 6.7%, which is based on the Commercial Component. The underwritten economic vacancy of all of The Wharf Properties is 9.8%.
(4)	The increase in Net Operating Income between 2022 and 2023 was primarily due to the completion of Phase II (783,576 SF of office, retail, multifamily, and parking garage space) in October 2022.
(5)	The increase in Net Operating Income between 3/31/2025 TTM and UW is primarily due to (i) eight new and renewal office leases totaling 216,539 SF ($14,094,922 of underwritten base rent) commencing between June 2024 and January 2026, (ii) 13 new and renewal retail leases totaling 21,632 SF ($1,327,108 of underwritten base rent) commencing between March 2024 and July 2026, and (iii) UW Total Base Rent includes contractual rent steps through March 2026 totaling $1,559,347 and rent averaging for investment grade tenants totaling $741,293.
(6)	The Commercial Component was 93.0% leased as of February 1, 2025 (Office Component - 93.4% and Retail Component – 92.1%). As of March 31, 2025, the Multifamily Component was 90.8% leased.
(7)	The NOI and NCF DSCR and NOI and NCF Debt Yield are based on The Wharf Senior Loan.
A-3-35

Various – Various	Loan #4	Cut-off Date Balance:	$50,000,000
Various	The Wharf	Cut-off Date LTV:	41.5%
Washington, D.C. 20024		UW NCF DSCR:	2.62x
		UW NOI Debt Yield:	15.0%

Escrows and Reserves.

Real Estate Taxes – During the continuance of a Cash Trap Event Period (as defined below), the borrowers are required to reserve monthly 1/12th of the annual estimated tax payments payable during the next ensuing 12 months.

Insurance – During the continuance of a Cash Trap Event Period, the borrowers are required to reserve monthly 1/12th of the annual estimated insurance payments, unless The Wharf Property is insured under a blanket policy meeting the requirements set forth in the related loan agreement (in which case, no insurance escrows will be required, notwithstanding the continuance of a Cash Trap Event Period).

Replacement Reserve – During the continuance of a Cash Trap Event Period, the borrowers are required to reserve monthly an amount equal to the sum of (a) the aggregate square footage of the commercial properties (excluding the non-traditional commercial properties) multiplied by $0.20 and (b) the product of $200 per unit for each of the residential properties (initially estimated to be $37,982 as of the closing date).

TI/LC Reserve – During the continuance of a Cash Trap Event Period, the borrowers are required to reserve monthly an amount equal to 1/12th of the amount equal to the aggregate square footage of each of the commercial properties (excluding the non-traditional commercial properties) multiplied by $1.00.

FF&E Reserve – During the continuance of a Cash Trap Event Period, the borrowers are required to reserve monthly an amount equal to the greater of (i) 1/12th of 4% of the operating income for the Hospitality Component for the calendar month that is two calendar months prior to the calendar month in which the payment date occurs and (ii) the amount actually required by the franchisor pursuant to the franchise agreement.

Existing TI/LC Reserve – The Wharf Whole Loan documents required an upfront deposit equal to $18,758,819 for outstanding tenant improvements and leasing commissions related to 11 tenants.

Rent Concession Reserve – The Wharf Whole Loan documents required an upfront deposit equal to $26,973,955 for outstanding rent concessions related to 9 tenants.

Lockbox and Cash Management. The Wharf Whole Loan is structured is structured with a hard lockbox for the Commercial Component, and a soft lockbox for the remaining collateral and springing cash management. The borrowers are required to direct tenants to pay rent directly into such lockbox account. The borrowers are permitted to collect rents received from any of the Hospitality Component, Multifamily Component, parking garages and the marina, provided, (a) such amounts shall be deemed to be collateral and shall be held in trust for the benefit, and as the property, of lender, (b) such amounts shall not be commingled with any other funds or property of borrower or the applicable manager and (c) borrowers are required to deposit such amounts in the lockbox account within 2 business days of the receipt. Prior to the occurrence of a Cash Trap Event Period, all funds in the lockbox account are required to be distributed to borrower. During a Cash Trap Event Period, funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account. Any excess cash flow remaining after satisfaction of the waterfall items outlined in the loan documents is required to be swept to an excess cash flow subaccount controlled by the lender as additional security for the loan during the continuance of the Cash Trap Event Period.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default under The Wharf Whole Loan;
(ii)	the Net Cash Flow Debt Service Coverage Ratio (“NCF DSCR”) based on The Wharf Whole Loan and The Wharf Mezzanine Loan being less than 1.15x for two consecutive calendar quarters; or
(iii)	the occurrence and continuance of an event of default under The Wharf Mezzanine Loan.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), upon the cure of such event of default under The Wharf Whole Loan;
●	with regard to clause (ii), (a) upon the date that the NCF DSCR is equal to or greater than 1.15x for two consecutive calendar quarters, (b) the borrowers make a prepayment of The Wharf Whole Loan and The Wharf Mezzanine Loan on a pro rata and pari passu basis in an amount which, after giving effect to such prepayment results in the NCF DSCR being at least 1.15x or deposits an amount with the lender that, if applied to pay down the outstanding principal balance of The Wharf Whole Loan and The Wharf Mezzanine Loan would result in the NCF DSCR being at least 1.15x, or (c) PSPIB-RE Finance II Inc., one or more affiliated investment grade rated entities or another person approved by lender delivers to lender a guaranty in an amount with lender that, if applied to pay down the outstanding principal balance of The Wharf Whole Loan and The Wharf Mezzanine Loan would result in the NCF DSCR being at least 1.15x; and
●	with regard to clause (iii) upon the cure of such event of default under The Wharf Mezzanine Loan.

Subordinate Debt. The Wharf Property also secures The Wharf Subordinate Companion Loan, which has an aggregate Cut-off Date principal balance of $306,400,000. The Wharf Subordinate Companion Loan is coterminous with The Wharf Whole Loan and accrues interest at the same rate as The Wharf Whole Loan. The Wharf Whole Loan is senior in right of payment to The Wharf Subordinate Companion Loan. The holders of The Wharf Whole Loan and The Wharf Avenue Subordinate Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on The Wharf Avenue Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Wharf AB Whole Loan”.

Subordinate Note Summary
	B-Note Original Principal Balance	B-Note Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Whole Loan UW NCF DSCR	Whole Loan UW NOI DY	Whole Loan Cutoff Date LTV
The Wharf Subordinate Companion Loan	$306,400,000	7.444%	60	0	60	1.65x	10.5%	59.2%

A-3-36

Various – Various	Loan #4	Cut-off Date Balance:	$50,000,000
Various	The Wharf	Cut-off Date LTV:	41.5%
Washington, D.C. 20024		UW NCF DSCR:	2.62x
		UW NOI Debt Yield:	15.0%

Mezzanine Loan and Preferred Equity. Concurrently with the funding of The Wharf Whole Loan, OP USA Debt Holding II Limited Partnership (“Oxford”) funded a mezzanine loan in the amount of $125,000,000 to be secured by the mezzanine borrowers’ interests in the borrowers as collateral for The Wharf Mezzanine Loan. The Wharf Mezzanine Loan is coterminous with The Wharf Whole Loan. The Wharf Mezzanine Loan accrues interest at a rate of 10.0000% per annum to be paid as part of each monthly debt service payment amount and is interest-only through the loan term. A mezzanine intercreditor agreement was executed at loan origination.

Mezzanine Loan Summary
	Mezzanine Original Principal Balance	Mezzanine Interest Rate	Mezzanine Loan Term	Mezzanine Amortization Term	Mezzanine IO Period	Total Debt UW NCF	Total Debt UW NOI DY	Total Debt Cut-off Date LTV Ratio	Total Debt Maturity Date LTV Ratio
The Wharf Mezzanine Loan	$125,000,000	10.00%	60	0	60	1.37x	9.4%	66.5%	66.5%

Release of Property. Provided no event of default is ongoing, The Wharf Whole Loan documents provide that the borrowers may obtain the partial release of any of four individual properties: the 800 Maine office property ($45,614,000 allocated whole loan amount, 4.5% of ALA), the Hyatt House hotel property ($60,708,000 allocated whole loan amount, 5.9% of ALA), the Canopy hotel property ($46,191,000 allocated whole loan amount, 4.5% of ALA) or the Marina ($15,063,000 allocated whole loan amount, 1.5% of ALA), subject to certain conditions, including:

(i)	partial prepayment with the applicable yield maintenance premium or, at any time following the expiration of the defeasance lockout period, partial defeasance of The Wharf Whole Loan, in each case in an amount equal to 110% of the allocated loan amount for the related release property;
(ii)	the post-release debt yield for the remaining properties shall be at least equal to the greater of (A) the pre-release debt yield or (B) 8.5% (the “Release Debt Yield”); provided, however, that the borrowers may satisfy any the Release Debt Yield deficiency by (x) prepaying an additional amount of The Wharf Whole Loan together with the applicable yield maintenance premium therefor or defeasing an additional amount of The Wharf Whole Loan, (y) depositing cash collateral or (z) delivering a letter of credit;
(iii)	if the mezzanine loan is outstanding, concurrently with the payment of the release price, the mezzanine borrower shall make a partial prepayment on the mezzanine loan equal to the applicable mezzanine release price;
(iv)	an opinion of counsel that the partial release satisfies applicable REMIC requirements; and
(v)	rating agency confirmation.

Ground Lease. The Wharf Property is subject to 13 ground leases with the District of Columbia. 12 of the 13 ground leases expire on April 24, 2113 with the Fish Market Lease expiring April 23, 2064 with one, 49 year extension option. Each tenant has prepaid rent in full for the term.

Terrorism Insurance. The Wharf Whole Loan documents require an “all risk” insurance policy on a replacement cost basis, including (i) business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity, and (ii) terrorism coverage as defined by TRIPRA. The Wharf Borrowers are not be required to spend on terrorism insurance coverage more than 2 times the amount of the annual property insurance premium on a stand-alone basis (including rent loss coverage). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-37

Office – Suburban	Loan #5	Cut-off Date Balance:	$41,966,659
200 Wood Avenue South	200 Wood Avenue South	Cut-off Date LTV:	50.1%
Woodbridge, NJ 08830		UW NCF DSCR:	1.81x
		UW NOI Debt Yield:	16.1%

A-3-38

Office – Suburban	Loan #5	Cut-off Date Balance:	$41,966,659
200 Wood Avenue South	200 Wood Avenue South	Cut-off Date LTV:	50.1%
Woodbridge, NJ 08830		UW NCF DSCR:	1.81x
		UW NOI Debt Yield:	16.1%

200 WOOD AVENUE SOUTH

3
DSV Air & Sea
97,351 SF 10/31/2031
2
Allied World Assurance
21,010 SF 9/2029
Siemens Corporation
65,562 SF 9/2032
Vacant
7,550 SF
1
Vacant
6,975 SF
Mazars
18,355 SF 7/2034
Bank of Nova Scotia
15,099 SF 7/2033
Helsinn Therapeutics
24,567 SF 11/2033
Credit Agricole Corporate
& Investment Bank
12,800 SF 2/2031
Vacant
Building
2029 - 2031
2032 - 2033
2034+

A-3-39

Office – Suburban	Loan #5	Cut-off Date Balance:	$41,966,659
200 Wood Avenue South	200 Wood Avenue South	Cut-off Date LTV:	50.1%
Woodbridge, NJ 08830		UW NCF DSCR:	1.81x
		UW NOI Debt Yield:	16.1%

A-3-40

Mortgage Loan No. 5 – 200 Wood Avenue South

Mortgage Loan Information				Property Information
Mortgage Loan Seller:			WFB	Single Asset/Portfolio:	Single Asset
				Location:	Woodbridge, NJ 08830
Original Balance:			$42,000,000	General Property Type:	Office
Cut-off Date Balance:			$41,966,659	Detailed Property Type:	Suburban
% of Initial Pool Balance:			7.0%	Title Vesting:	Fee
Loan Purpose:			Refinance	Year Built/Renovated:	1975/2020
Borrower Sponsor:			Steven J. Pozycki	Size:	269,269 SF
Guarantor:			Steven J. Pozycki	Cut-off Date Balance PSF:	$156
Mortgage Rate:			7.1620%	Maturity Balance PSF:	$148
Note Date:			5/14/2025	Property Manager:	SJP Corporate Real Estate Services, Inc. (borrower-related)
Maturity Date:			6/11/2030
Term to Maturity:			60 months
Amortization Term:			360 months	Underwriting and Financial Information
IO Period:			0 months	UW NOI:	$6,772,099
Seasoning:			1 month	UW NCF:	$6,179,708
Prepayment Provisions:			L(25),D(31),O(4)	UW NOI Debt Yield:	16.1%
Lockbox/Cash Mgmt Status:			Hard/In Place	UW NCF Debt Yield:	14.7%
Additional Debt Type:			NAP	UW NOI Debt Yield at Maturity:	17.0%
Additional Debt Balance:			NAP	UW NCF DSCR:	1.81x
Future Debt Permitted (Type):			No (NAP)	Most Recent NOI:	$6,386,328 (2/28/2025 TTM)
				2nd Most Recent NOI:	$6,299,382 (12/31/2024)
				3rd Most Recent NOI:	$4,421,098 (12/31/2023)
Reserves(1)				Most Recent Occupancy:	94.6% (5/12/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(2):	94.6% (12/31/2024)
RE Taxes:	$203,069	$109,145	NAP	3rd Most Recent Occupancy(2):	94.6% (12/31/2023)
Insurance:	$0	Springing	NAP	Appraised Value (as of):	$83,700,000 (12/6/2024)
Replacement Reserve:	$0	$4,488	NAP	Appraised Value PSF:	$311
TI/LC Reserve:	$0	$44,878	NAP	Cut-off Date LTV Ratio:	50.1%
Landlord Work Reserve:	$350,000	$0	NAP	Maturity Date LTV Ratio:	47.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$42,000,000	94.6%	Loan Payoff:	$43,207,034	97.3%
Sponsor Equity:	$2,404,072	5.4%	Closing Costs:	$643,969	1.5%
			Upfront Reserves:	$553,069	1.2%
Total Sources:	$44,404,072	100.0%	Total Uses:	$44,404,072	100.0%

(1)	See “Escrows and Reserves” section below for further discussion of reserve requirements.
(2)	Represents the average occupancy for the respective calendar year.

The Mortgage Loan. The fifth largest mortgage loan (the “200 Wood Avenue South Mortgage Loan”) is evidenced by a single promissory note in the original principal balance of $42,000,000 and secured by the borrower’s first priority fee interest in a multi-tenant suburban office building totaling 269,269 SF located in Woodbridge, New Jersey (the “200 Wood Avenue South Property”).

The Borrower and the Borrower Sponsor. The borrower is 200 Wood Avenue South Urban Renewal LLC, a special purpose, bankruptcy-remote entity and a Delaware limited liability company with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 200 Wood Avenue South Mortgage Loan.

The borrower sponsor and non-recourse carveout guarantor is Steven J. Pozycki. Steven J. Pozycki is the founder and chief executive officer of SJP Properties, a privately held, vertically integrated commercial, residential, and industrial real estate owner, developer, investor, asset manager, construction manager and property manager. SJP Properties, which was founded in 1981 and headquartered in New York, has invested approximately $5 billion of equity and has developed over 30 million SF valued at approximately $1.3 billion since its inception.

The Property. The 200 Wood Avenue South Property is a three-story, multi-tenant suburban office building totaling 269,269 SF located in Woodbridge, New Jersey, off the Garden State Parkway, and approximately 0.9 miles from the Metropark Rail Station. The 200 Wood Avenue South Property was built in 1975 and most recently renovated in 2020 for approximately $13.3 million (approximately $49 PSF). Renovations included a new roof, new lobby, landscaping and walking trail, fitness center, and the creation of a full-service cafeteria in the previously unused basement area. The 200 Wood Avenue South Property has access to 960 garage spaces allocated to the property resulting in a parking ratio of approximately 3.57 spaces per 1,000 SF. As of May 12, 2025, the 200 Wood Avenue South Property was 94.6% occupied by seven tenants with a remaining weighted average lease term of approximately 6.9 years. Additionally, tenants comprising 70.9% of the NRA and 75.1% of the underwritten base rent are investment grade rated.

A-3-41

Office – Suburban	Loan #5	Cut-off Date Balance:	$41,966,659
200 Wood Avenue South	200 Wood Avenue South	Cut-off Date LTV:	50.1%
Woodbridge, NJ 08830		UW NCF DSCR:	1.81x
		UW NOI Debt Yield:	16.1%

Major Tenants.

DSV Air & Sea Inc. (97,351 SF; 36.2% of NRA; 36.4% of underwritten base rent; Fitch: NR/Moody’s: A3/S&P: A-). DSV Air & Sea Inc. (“DSV”) is a Danish transport and logistics company offering transport services worldwide by road, air, sea and train. Founded in 1979 and headquartered in Denmark, DSV has offices in more than 90 countries, employs approximately 60,000 people and collaborates with partners and agents worldwide. The company is listed on the NASDAQ OMX Copenhagen (Copenhagen Stock Exchange) and included in the OMXC25 index as one of the 25 most traded stocks. DSV has been a tenant since 2021 and is on a lease expiring in October 2031 with one, 5-year renewal option and no termination options.

Siemens Corporation (65,562 SF; 24.3% of NRA; 26.8% of underwritten base rent; Fitch: A+/Moody’s: Aa3/S&P: AA-). Siemens Corporation (“Siemens”) is a German multinational conglomerate corporation and the largest industrial manufacturing company in Europe. Headquartered in Munich, Siemens and its subsidiaries employ approximately 303,000 people worldwide and reported global revenue of €75.9 billion in fiscal 2024. Siemens has been a tenant since 2022 and is on a lease expiring in September 2032 with two, five-year extension options. The tenant has the option to terminate its lease effective April 1, 2030, provided the tenant provides 270 days prior notice and pays a termination fee equal to the unamortized cost of TI/LC’s, legal fees and free rent (currently equal to approximately $1,877,057).

Helsinn Therapeutics (24,567 SF; 9.1% of NRA; 9.8% of underwritten base rent). Helsinn Therapeutics is a global pharmaceutical company and supportive care provider focused on improving the health and quality of life of patients with cancer and chronic diseases. Helsinn Therapeutics was founded by Dr. Gabriele Braglia in 1976 as a pharmaceutical licensing business, that has evolved into a fourth-generation family-owned company. Headquartered in Lugano, Switzerland, with commercial operations in the U.S. and a consolidated network of 40 partners to reach patients in more than 190 countries worldwide. Helsinn Therapeutics has been a tenant since 2023 and is on a lease expiring in November 2033 with two, five-year renewal options and no termination options.

The following table presents certain information relating to the tenancy at the 200 Wood Avenue South Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/ S&P)(2)	Tenant SF	Approx % of Total SF	Annual UW Rent(3)	% of Total Annual UW Rent(3)	Annual UW Rent PSF(3)	Lease Expiration	Term. Option (Y/N)	Renewal Options
DSV Air & Sea Inc.	NR/A3/A-	97,351	36.2%	$4,040,066	36.4%	$41.50	10/31/2031	N	1 x 5 yr
Siemens Corporation	A+/Aa3/AA-	65,562	24.3%	$2,970,887	26.8%	$45.31	9/30/2032	Y(4)	2 x 5 yr
Helsinn Therapeutics	NR/NR/NR	24,567	9.1%	$1,086,353	9.8%	$44.22	11/30/2033	N	2 x 5 yr
Allied	NR/NR/NR	21,010	7.8%	$886,832	8.0%	$42.21	9/30/2029	N	1 x 5 yr
Forvis / Mazars	NR/NR/NR	18,355	6.8%	$786,328	7.1%	$42.84	7/31/2034	Y(5)	2 x 5 yr
Subtotal/Wtd. Avg.		226,845	84.2%	$9,770,467	88.1%	$43.07

Other Tenants		27,899	10.4%	$1,322,422	11.9%	$47.40
Occupied Collateral Total		254,744	94.6%	$11,092,889	100.0%	$43.55
Vacant Space		14,525	5.4%
Total/Wtd. Avg.		269,269	100.0%

(1)	Based on the underwritten rent roll dated May 12, 2025.
(2)	Represents the credit rating of the parent company, whether or not the parent guarantees the lease.
(3)	The Annual UW Rent, % of Total Annual UW Rent and Annual UW Rent PSF includes rent steps through March 2026 totaling $54,020 and straight line rent averaging for investment grade tenants totaling $339,432.
(4)	Siemens has the option to terminate its lease effective April 1, 2030, provided the tenant provides 270 days prior notice and pays a termination fee equal to the unamortized cost of TI/LC’s, legal fees and free rent (currently equal to approximately $1,877,057).
(5)	Forvis / Mazars has the option to terminate its lease on the first day of 85th month following the Commencement Date (November 1, 2030) by giving 365 days prior notice. The tenant would be required to pay a termination fee equal to approximately $295,178 plus unamortized cost of TI/LC’s, legal fees and free rent at 5% interest.

A-3-42

Office – Suburban	Loan #5	Cut-off Date Balance:	$41,966,659
200 Wood Avenue South	200 Wood Avenue South	Cut-off Date LTV:	50.1%
Woodbridge, NJ 08830		UW NCF DSCR:	1.81x
		UW NOI Debt Yield:	16.1%

The following table presents certain information relating to the lease rollover schedule at the 200 Wood Avenue South Property:

	Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling(3)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	UW Rent PSF Rolling(3)
MTM/2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2028	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2029	1	21,010	7.8%	7.8%	$886,832	8.0%	8.0%	$42.21
2030	0	0	0.0%	7.8%	$0	0.0%	8.0%	$0.00
2031	2	110,151	40.9%	48.7%	$4,665,186	42.1%	50.1%	$42.35
2032	1	65,562	24.3%	73.1%	$2,970,887	26.8%	76.8%	$45.31
2033	2	39,666	14.7%	87.8%	$1,783,655	16.1%	92.9%	$44.97
2034	1	18,355	6.8%	94.6%	$786,328	7.1%	100.0%	$42.84
2035	0	0	0.0%	94.6%	$0	0.0%	100.0%	$0.00
Thereafter	0	0	0.0%	94.6%	$0	0.0%	100.0%	$0.00
Vacant	0	14,525	5.4%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	7	269,269	100.0%		$11,092,889	100.0%		$43.55
(1)	Based on the underwritten rent roll dated May 12, 2025 and includes rent steps through March 2026 totaling $54,020 and straight line rent averaging for investment grade tenants totaling $339,432.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.
(3)	Total UW Rent Rolling and UW Rent PSF Rolling does not include vacant space.

The Market. The 200 Wood Avenue South Property is located on Wood Avenue South in Woodbridge, New Jersey, approximately 27.3 miles southwest of New York City. The New Jersey Turnpike and the Garden State Parkway are the major toll roads extending northeast/southwest through the immediate area surrounding the 200 Wood Avenue South Property and offer direct routes to Newark Liberty International Airport, which is located approximately 17 miles northeast of the 200 Wood Avenue South Property.

According to the appraisal, the estimated 2024 population within a one, three and five-mile radius was approximately 19,136, 141,951, and 334,797, respectively, and the estimated 2024 median household income within the same radii was approximately $121,625, $120,654, and $109,336, respectively.

According to the appraisal, the 200 Wood Avenue South Property is located in the North Edison/Woodbridge office submarket of the Northern New Jersey office market. As of the third quarter of 2024, the North Edison/Woodbridge office submarket reported a total inventory of approximately 8.68 million SF with a 14.6% vacancy rate and an average asking rent of $36.14 PSF, gross. The appraiser identified six comparable buildings located within New Jersey market with rents ranging from $36.25 to $41.00 per square foot, modified gross. The appraiser concluded a market rent for the 200 Wood Avenue South Property of $42.00 PSF, Gross + TE, for the office space.

The following table presents certain information relating to the appraisal’s market rent conclusions for the 200 Wood Avenue South Property:

Market Rent Summary
	Office <20,000 SF Space	Office >20,000 SF Space
Market Rent (PSF)	$42.00	$42.00
Lease Term (Years)	7	10
Lease Type	Gross + TE	Gross + TE
Escalations	2.0% annually	2.0% annually
Tenant Improvements (New/Renewal)	$50 / $20	$60 / $20
Leasing Commissions (New/Renewal)	7.0% / 7.0%	7.0% / 7.0%
Free Rent (Months) (New/Renewal)	6/0	12/0

Source: Appraisal.

A-3-43

Office – Suburban	Loan #5	Cut-off Date Balance:	$41,966,659
200 Wood Avenue South	200 Wood Avenue South	Cut-off Date LTV:	50.1%
Woodbridge, NJ 08830		UW NCF DSCR:	1.81x
		UW NOI Debt Yield:	16.1%

The following table presents certain information relating to the appraiser’s market rent conclusions for the 200 Wood Avenue South Property:

Comparable Office Leases(1)
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (months)	Annual Base Rent PSF	Lease Type
200 Wood Avenue South, Woodbridge, NJ	1975/2020	269,269(2)	-	-	-	-	-	-
One Met Center, East Rutherford, NJ	1986/2024	414,854	Ares Management	11,392	Nov-24	92	$40.50	Gross + TE
MetroTop I, Iselin (Woodbridge Twp.), NJ	1976/1991	90,000	Mandel, Fekete & Bloom	3,185	Sep-24	88	$40.00	Gross + TE
Glenpointe Centre West, Teaneck, NJ	1985/2009	370,005	Vatech America, Inc.	16,626	Jul-24	125	$36.25	Gross + TE
Metroview Corporate, Edison, NJ	1991/NAP	196,060	Atkins North America	3,141	Mar-24	62	$41.00	Modified Gross
Metropark Office Center, Iselin (Woodbridge), NJ	2000/NAP	476,511	Wells Fargo Bank, NA	131,731	Feb-24	156	$40.00	Gross + TE
Metro Corporate Campus, Iselin, NJ	1987/NAP	271,988	Ernst & Young U.S. LLP	30,721	Jun-23	65	$40.00	Gross + TE
(1)	Information obtained from the appraisal, unless otherwise indicated.
(2)	Information obtained from the underwritten rent roll dated May 12, 2025.

Appraisal. The appraisal concluded to an “as-is” value for the 200 Wood Avenue South Property of $83,700,000 as of December 6, 2024. The 200 Wood Avenue South Property benefits from a Payment In Lieu Of Taxes (“PILOT”) arrangement with the Township of Woodbridge, New Jersey that expires in 2051. The appraiser concluded to unabated property taxes of approximately $1,540,000 for 2025, and a present value (applying a 7.75% discount rate) of the PILOT savings equal to approximately $4.7 million. The as-is appraisal includes such PILOT savings value. See ‘PILOT’, below.

Environmental Matters. According to the Phase I environmental site assessment dated December 20, 2024, there was no evidence of any recognized environmental conditions at the 200 Wood Avenue South Property.

A-3-44

Office – Suburban	Loan #5	Cut-off Date Balance:	$41,966,659
200 Wood Avenue South	200 Wood Avenue South	Cut-off Date LTV:	50.1%
Woodbridge, NJ 08830		UW NCF DSCR:	1.81x
		UW NOI Debt Yield:	16.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 200 Wood Avenue South Property:

Cash Flow Analysis
	2022	2023	2024	TTM 2/28/2025	UW		UW PSF
Base Rent	$5,909,445	$9,841,889	$10,551,104	$10,576,305	$10,825,219(1)		$40.20
Grossed Up Vacant Space	$0	$0	$0	$0	$877,720		$3.26
Gross Potential Rent	$5,909,445	$9,841,889	$10,551,104	$10,576,305	$11,702,939		$43.46
Other Income	$265,500	$146,876	$137,685	$114,381	$57,744		$0.21
Free Rent Adjustment	($1,788,407)	($1,627,424)	($408,251)	($279,766)	$0		$0.00
Total Recoveries	$424,708	$580,571	$926,274	$1,011,341	$1,414,629		$5.25
Net Rental Income	$4,811,245	$8,941,912	$11,206,812	$11,422,261	$13,175,313		$48.93
(Vacancy & Credit Loss)	$0	$0	$0	$0	($877,720)		($3.26)
Effective Gross Income	$4,811,245	$8,941,912	$11,206,812	$11,422,261	$12,297,592		$45.67

Real Estate Taxes	$655,325	$1,095,906	$1,213,964	$1,219,527	$1,247,375(2)		$4.63
Insurance	$102,076	$123,542	$147,032	$151,294	$200,833		$0.75
Management Fee	$106,248	$236,138	$283,840	$284,830	$368,928		$1.37
Other Operating Expenses	$3,219,103	$3,065,228	$3,262,595	$3,380,283	$3,708,357		$13.77
Total Expenses	$4,082,752	$4,520,814	$4,907,430	$5,035,934	$5,525,493		$20.52

Net Operating Income(3)	$728,493	$4,421,098	$6,299,382	$6,386,328	$6,772,099		$25.15
Replacement Reserves	$0	$0	$0	$0	$53,854		$0.20
TI/LC	$0	$0	$0	$0	$538,538		$2.00
Non-Recurring Items	$0	$0	$0	$0	$0		$0.00
Net Cash Flow	$728,493	$4,421,098	$6,299,382	$6,386,328	$6,179,708		$22.95

Occupancy %	78.7%(4)	94.6%(4)	94.6%(4)	94.6%(5)	92.5%	(5)
NOI DSCR	0.21x	1.30x	1.85x	1.87x	1.99x
NCF DSCR	0.21x	1.30x	1.85x	1.87x	1.81x
NOI Debt Yield	1.7%	10.5%	15.0%	15.2%	16.1%
NCF Debt Yield	1.7%	10.5%	15.0%	15.2%	14.7%

(1)	Base Rent includes rent steps through March 2026 totaling $54,020 representing approximately 0.5% of the underwritten base rent and straight line rent averaging for investment grade tenants totaling $339,432.
(2)	Real Estate Taxes were underwritten to the estimated 2025 PILOT of approximately $1,247,000. The appraiser concluded to unabated property taxes of approximately $1,540,000 for 2025. The PILOT arrangement expires in 2051. See ‘PILOT’, below.
(3)	The increase in NOI from 2022 to 2024 was primarily due to an increase in average occupancy from 78.7% to 94.6% and free rent adjustments burning off in conjunction with the lease up of the 200 Wood Avenue South Property post-renovations.
(4)	Represents the average occupancy for the respective calendar year.
(5)	The underwritten economic vacancy is 7.5%. The 200 Wood Avenue South Property was 94.6% physically occupied as of May 12, 2025.

Escrows and Reserves.

Real Estate Taxes – The 200 Wood Avenue South Mortgage Loan documents require an upfront deposit of $203,069 and ongoing monthly reserves for real estate taxes in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months, initially $109,145.

Insurance – The 200 Wood Avenue South Mortgage Loan documents require ongoing monthly insurance reserves in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof; provided that no deposits are required if (i) no event of default is continuing, (ii) the borrower maintains insurance coverage for the property as part of blanket or umbrella coverage reasonably approved by the lender, and (iii) the borrower provides the lender with (a) evidence of the renewals of the insurance policies and paid receipts for the payment of the insurance premiums no later than seven business days prior to the expiration dates of the policies or (b) other proof of in-force insurance coverage satisfactory to the lender so long as paid receipts for the payment of the insurance premiums are received by the lender within 15 business days after the beginning of the new policy year.

Replacement Reserve – The 200 Wood Avenue South Mortgage Loan documents require an ongoing monthly replacement reserve deposit of $4,488.

TI/LC Reserve – The 200 Wood Avenue South Mortgage Loan documents require the borrower to make an ongoing monthly deposits of $44,878 for tenant improvements and leasing commissions.

Landlord Work Reserve – The 200 Wood Avenue South Mortgage Loan documents require an upfront reserve of $350,000 related to outstanding tenant improvements (installation of six electric vehicle charging stations) owed under the Siemens Corporation lease.

A-3-45

Office – Suburban	Loan #5	Cut-off Date Balance:	$41,966,659
200 Wood Avenue South	200 Wood Avenue South	Cut-off Date LTV:	50.1%
Woodbridge, NJ 08830		UW NCF DSCR:	1.81x
		UW NOI Debt Yield:	16.1%

Lockbox and Cash Management. The 200 Wood Avenue South Mortgage Loan is structured with a hard lockbox and in place cash management. The borrower was required to deliver tenant direction letters to the existing tenants at the 200 Wood Avenue South Property, directing them to remit their rent directly to the lender-controlled lockbox. The borrower is required to cause revenue received by the borrower or the property manager, as applicable, from the 200 Wood Avenue South Property to be deposited into such lockbox within two business days. All funds in the lockbox account are required to be swept each business day into the lender-controlled cash management account and applied and disbursed in accordance with the 200 Wood Avenue South Mortgage Loan documents. All excess cash flow after payment of debt service and required reserves will be deposited, (A) provided no Cash Trap Event Period (as defined below) is continuing, into the borrower’s account, or (B) during the continuance of a Cash Trap Event Period, into the excess cash trap subaccount held by the lender.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default;
(ii)	the debt service coverage ratio (“DSCR”) being less than 1.35x;
(iii)	the occurrence of a Material Tenant Cash Trap Event Period (as defined below); or
(iv)	24 months prior to the maturity date.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), upon the cure of such event of default;
●	with regard to clause (ii), upon the date that the DSCR is equal to or greater than 1.40x for two consecutive calendar quarters;
●	with regard to clause (iii), a Material Tenant Cash Trap Event Period ceasing to exist in accordance with the terms hereof; and
●	with regard to clause (iv) there will be no cure.

A “Material Tenant Cash Trap Event Period” will commence upon the earlier of the following:

(i)	a Material Tenant (as defined below) being in monetary or material non-monetary default under the applicable Material Tenant lease beyond the expiration of applicable notice, cure and/or grace periods;
(ii)	a Material Tenant failing to be in actual, physical possession of the Material Tenant space (or the applicable portion thereof), failing to operate its business and/or “going dark” in the Material Tenant space (or the applicable portion thereof);
(iii)	a Material Tenant giving notice that it intends to vacate or is otherwise terminating its lease for all or any portion of the Material Tenant space (or the applicable portion thereof)
(iv)	any termination or cancellation of any Material Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Material Tenant lease failing to otherwise be in full force and effect;
(v)	any bankruptcy or similar insolvency of a Material Tenant;
(vi)	a Material Tenant failing to extend or renew the applicable Material Tenant lease on or prior to the applicable Material Tenant extension deadline in accordance with the applicable terms and conditions thereof and of the 200 Wood Avenue South Mortgage Loan documents for the applicable Material Tenant renewal term; or
(vii)	the DSV tenant or Siemens tenant or their respective rated parent entities failing to maintain a long-term unsecured debt rating of at least “BBB+” from S&P and an equivalent rating from each of the other rating agencies which rate such entity.

A “Material Tenant Cash Trap Event Period” will end upon the occurrence of the following:

●	the lender’s receipt of evidence reasonably acceptable to the lender of the occurrence of the earlier of the cure conditions or a Material Tenant re-tenanting event;
●	with regard to clause (i) above, the applicable Material Tenant has cured all monetary and material non-monetary defaults under the applicable Material Tenant lease;
●	with regard to clause (ii) above, the applicable Material Tenant is in actual, physical possession of the Material Tenant space (or the applicable portion thereof), operating its business and not “dark” in the Material Tenant space (or the applicable portion thereof);
●	with regard to clause (iii) above, the applicable Material Tenant has revoked or rescinded all vacation, termination or cancellation notices with respect to the applicable Material Tenant lease and has re-affirmed the applicable Material Tenant lease as being in full force and effect;
●	with regard to clause (v) above, the applicable Material Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Material Tenant lease pursuant to final, non-appealable order of a court of competent jurisdiction;
●	with regard to clause (vi) above, the applicable Material Tenant has renewed or extended the applicable Material Tenant lease (notwithstanding the expiration of the applicable Material Tenant extension deadline) in accordance with the terms hereof and of the 200 Wood Avenue South Mortgage Loan documents for the applicable Material Tenant renewal term;
●	with regard to clause (vii) above, the applicable Material Tenant restores (and has maintained for at least two consecutive calendar quarters), a long-term unsecured debt rating of at least “BBB+” from S&P and an equivalent rating from each of the other rating agencies which rate such entity; and/or
●	with regard to clauses (i)-(vii) above, the applicable Material Tenant is paying full, unabated rent under the applicable Material Tenant lease.

A “Material Tenant” means (i) the DSV tenant, (ii) the Siemens tenant, (iii) any other tenant leasing at least 24,000 SF at the 200 Wood Avenue South Property and (vi) any other lessee(s) of the Material Tenant space (or any portion thereof).

PILOT. The 200 Wood Avenue South Property was the subject of a 2021 Financial Agreement with the Township of Woodbridge, New Jersey that approved the project for tax exemption within a redevelopment area and for a PILOT arrangement. The Financial Agreement has a 30-year term, expiring in 2051. PILOT payments for 2025 are approximately $1,247,000 and increase by 2.75% annually until expiration. The lender underwrote the property’s tax liability based on the 2025 PILOT expense. The appraiser concluded to unabated property taxes of approximately $1,540,000 for 2025, and a present value (applying a 7.75% discount rate) of the PILOT savings equal to approximately $4.7 million. The Township of Woodbridge executed a Consent and Estoppel Agreement in connection with loan origination providing that upon acquisition of the mortgaged property by lender, its designee or any third-party transferee, the Township would recognize such successor owner as successor-in-interest to borrower’s rights under the Financial Agreement.

A-3-46

Office – Suburban	Loan #5	Cut-off Date Balance:	$41,966,659
200 Wood Avenue South	200 Wood Avenue South	Cut-off Date LTV:	50.1%
Woodbridge, NJ 08830		UW NCF DSCR:	1.81x
		UW NOI Debt Yield:	16.1%

Terrorism Insurance. The 200 Wood Avenue South Mortgage Loan documents require an “all risk” insurance policy on a replacement cost basis, including (i) business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity, and (ii) terrorism coverage as defined by TRIPRA. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-47

Office – Suburban	Loan #6	Cut-off Date Balance:	$38,100,000
4500 Park Granada	The Park Calabasas	Cut-off Date LTV:	54.0%
Calabasas, CA 91302		UW NCF DSCR:	2.23x
		UW NOI Debt Yield:	17.1%

A-3-48

Office – Suburban	Loan #6	Cut-off Date Balance:	$38,100,000
4500 Park Granada	The Park Calabasas	Cut-off Date LTV:	54.0%
Calabasas, CA 91302		UW NCF DSCR:	2.23x
		UW NOI Debt Yield:	17.1%

A-3-49

Mortgage Loan No. 6 – The Park Calabasas

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		CREFI		Single Asset/Portfolio:	Single Asset
				Location:	Calabasas, CA 91302
Original Balance:		$38,100,000		General Property Type:	Office
Cut-off Date Balance:		$38,100,000		Detailed Property Type:	Suburban
% of Initial Pool Balance:		6.4%		Title Vesting:	Fee
Loan Purpose:		Recapitalization		Year Built/Renovated:	1986/2018, 2024
Borrower Sponsor:		Cross Ocean GSS Master Fund LP		Size:	222,667 SF
Guarantors:		Cross Ocean GSS Master Fund LP and Palisade Group, LLC		Cut-off Date Balance Per SF:	$171
Mortgage Rate:		7.1200%		Maturity Date Balance Per SF:	$171
Note Date:		6/13/2025		Property Manager:	Palisade Group Management Company, Inc. (borrower related)
Maturity Date:		7/6/2030
Term to Maturity:		60 months		Underwriting and Financial Information
Amortization Term:		0 months		UW NOI:	$6,511,711
IO Period:		60 months		UW NCF:	$6,133,661
Seasoning:		0 months		UW NOI Debt Yield:	17.1%
Prepayment Provisions:		L(24),YM1(29),O(7)		UW NCF Debt Yield:	16.1%
Lockbox/Cash Mgmt Status:		Hard/Springing		UW NOI Debt Yield at Maturity:	17.1%
Additional Debt Type:		NAP		UW NCF DSCR:	2.23x
Additional Debt Balance:		NAP		Most Recent NOI:	$6,644,307 (3/31/2025 TTM)
Future Debt Permitted (Type):		No (NAP)		2nd Most Recent NOI:	$6,443,588 (12/31/2024)
Reserves(1)				3rd Most Recent NOI:	$5,629,839 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	100.0% (5/16/2025)
RE Taxes:	$510,222	$85,037	NAP	2nd Most Recent Occupancy:	99.5% (12/31/2024)
Insurance:	$225,085	$32,155	NAP	3rd Most Recent Occupancy:	94.3% (12/31/2023)
Replacement Reserve:	$0	$3,711	NAP	Appraised Value (as of):	$70,600,000 (5/21/2025)
TI/LC Reserve:	$0	$27,833	NAP	Appraised Value PSF:	$317
				Cut-off Date LTV Ratio:	54.0%
				Maturity Date LTV Ratio:	54.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$38,100,000	100.0%	Sponsor Equity(2):	$36,804,918	96.6%
			Upfront Reserves:	$735,307	1.9%
			Closing Costs:	$559,775	1.5%
Total Sources:	$38,100,000	100.0%	Total Uses:	$38,100,000	100.0%

(1)	See “Escrows and Reserves” section below for further discussion.
(2)	The borrower purchased The Park Calabasas Property (as defined below) for $69.4 million in an all cash transaction on January 31, 2025.

The Mortgage Loan. The sixth largest mortgage loan (“The Park Calabasas Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $38,100,000 and secured by a first priority fee mortgage encumbering a 222,667 SF suburban office building located in Calabasas, California (“The Park Calabasas Property”).

The Borrower and the Borrower Sponsor. The borrower is Park Calabasas PG LLC, a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower provided a non-consolidation opinion in connection with the origination of The Park Calabasas Mortgage Loan.

The borrower sponsor is Cross Ocean GSS Master Fund LP (“Cross Ocean Partners”) and the non-recourse carveout guarantors are Cross Ocean Partners and Palisade Group, LLC (“The Palisade Group”). Founded in 2015, Cross Ocean Partners is a European mid-sized credit manager with approximately $9.0 billion in assets under management as of December 31, 2024. Cross Ocean Partners has a global investment team with offices located in Greenwich, Connecticut, London, England, Luxembourg, and Dublin, Ireland. The Palisade Group is a full-service real estate investment manager focused on office and industrial properties across select lifestyle and gateway markets. The Palisade Group has approximately $225 million of assets under management across a 1.1 million square foot portfolio.

The Property. The Park Calabasas Property consists of a 222,667 SF, Class A office property located in Calabasas, California, approximately 28.0 miles northwest of Los Angeles and directly north of Malibu. The Park Calabasas Property is comprised of a main three-story office building, along with a 28,183 SF annex building and is situated on an approximately 20.1-acre site. The Park Calabasas Property includes a below-grade parking structure and surface parking totaling 713 parking spaces resulting in a parking ratio of approximately 3.20 spaces per 1,000 SF. The Park Calabasas Property was originally constructed in 1986 and most recently renovated in 2018 and 2024. Renovations totaled $16,283,000 and included common area upgrades, tenant improvements, roof replacement, and exterior upgrades. Amenities at The Park Calabasas Property include an updated gym, yoga, and locker room facility with showers, landscaped courtyard, grab-n-go food service in the tenant lounge, multiple outdoor spaces and seating areas, renovated restrooms, walking trails, and scenic views. Furthermore, the borrower is in the process of installing solar panels along the rooftops of The Park Calabasas Property. These

A-3-50

Office – Suburban	Loan #6	Cut-off Date Balance:	$38,100,000
4500 Park Granada	The Park Calabasas	Cut-off Date LTV:	54.0%
Calabasas, CA 91302		UW NCF DSCR:	2.23x
		UW NOI Debt Yield:	17.1%

improvements are being done through an agreement with Valta Energy and are expected to be completed in October 2025, after which a 20-year lease with Valta Energy for solar income is expected to commence.

As of May 16, 2025, The Park Calabasas Property was 100.0% leased to seven tenants in the consumer goods, insurance, hospitality, co-working, and financial services industries. As of the cut-off date, tenants had a weighted average term at The Park Calabasas Property of 6.2 years, with a weighted average lease term remaining of 6.3 years.

Major Tenants.

Wella Operations US LLC (“The Wella Company”) (96,944 SF, 43.5% of NRA, 39.5% of UW Rent). The Wella Company is a global beauty company with over 140 years of history and a portfolio of hair, nails, and beauty tech brands for industry professionals and consumers, including Wella Professionals, OPI, ghd, Briogeo, Nioxin, Sebastian Professional, and Clairol. The Wella Company leases space in the main office building at The Park Calabasas Property along with the entire 28,183 SF annex building which it uses for product demonstrations and events. The Wella Company has been a tenant at The Park Calabasas Property since May 2017 and has a current lease term through April 2033 with two, five-year renewal options and no termination options remaining.

Republic Indemnity Company of America (“Republic Indemnity”) (41,325 SF, 18.6% of NRA, 18.4% of UW Rent). Republic Indemnity is an insurance company that specializes in worker’s compensation and is headquartered in Calabasas, California, with offices in San Francisco and San Diego. Republic Indemnity writes business in California, Alaska, Arizona, New Mexico, Colorado, Texas, Utah, Montana, Oregon, Idaho, and Nevada. Republic Indemnity is a member of Great American Insurance Group and a subsidiary of American Financial Group, Inc., which is a publicly traded company on the New York Stock Exchange under the symbol AFG. Republic Indemnity has been a tenant at The Park Calabasas Property since April 2020 and has a current lease term through November 2030 with one, five-year renewal option and no termination options remaining. Republic Indemnity currently has the entirety of its space listed for sublease. The borrower has received a letter of intent for a replacement lease for the entirety of Republic Indemnity’s space on a ten-year term. There can be no assurance that a replacement lease will be signed.

AmaWaterways, LLC (“AmaWaterways”) (31,844 SF, 14.3% of NRA, 16.3% of UW Rent). Founded in 2002, AmaWaterways is an American based luxury river cruise company that offers cruises throughout Europe, Africa, Asia, and South America. AmaWaterways river cruise ships accommodate an average of 156 guests on board, offering high levels of service to its guests. AmaWaterways has been a tenant at The Park Calabasas Property since October 2020 and has a current lease term through April 2028 with one, five-year renewal option and no termination options remaining. In addition to its original space, AmaWaterways subleases 8,367 SF of space from Poms & Associates Insurance Brokers, LLC through April 2028 bringing its total presence at The Park Calabasas Property to 18.1% of NRA.

The following table presents certain information relating to the top tenants by underwritten base rent at The Park Calabasas Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/ Fitch/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Exp.	Renewal Options	Term. Option (Y/N)
Major Tenants
Wella Operations US LLC	B2/NR/NR	96,944	43.5%	$3,837,192	39.5%	$39.58	4/30/2033	2 x 5 yr	N
Republic Indemnity Company of America	A1/NR/A+	41,325	18.6%	$1,784,564	18.4%	$43.18	11/30/2030	1 x 5 yr	N
AmaWaterways, LLC(3)	NR/NR/NR	31,844	14.3%	$1,584,355	16.3%	$49.75	4/30/2028	1 x 5 yr	N
Poms & Associates Insurance Brokers, LLC(3)	NR/NR/NR	25,606	11.5%	$1,299,072	13.4%	$50.73	3/31/2034	1 x 5 yr	Y(4)
RGN - Calabasas I, LLC	NR/NR/NR	17,290	7.8%	$749,003	7.7%	$43.32	1/31/2029	1 x 5 yr	N
Focus Partners Wealth, LLC	NR/NR/NR	6,392	2.9%	$296,703	3.1%	$46.42	8/31/2031	1 x 5 yr	N
Kabafusion Holdings, LLC	NR/NR/NR	3,266	1.5%	$171,563	1.8%	$52.53	10/31/2027	N	N
Major Tenants Subtotal/Wtd. Avg.		222,667	100.0%	$9,722,452	100.0%	$43.66
Other Tenants		0	0.0%	$0	0.0%	$0.00
Occupied Subtotal/Wtd. Avg.		222,667	100.0%	$9,722,452	100.0%	$43.66
Vacant Space		0	0.0%
Total/Wtd. Avg.		222,667	100.0%

(1)	Based on the underwritten rent roll dated May 16, 2025, inclusive of rent steps through June 1, 2026.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Poms & Associates Insurance Brokers, LLC (“Poms & Associates”) subleases 8,367 SF of space to AmaWaterways, LLC through April 30, 2028 at $39.60 per SF. The underwritten rent set forth above for Poms & Associates represents the weighted average of the prime lease rent of $53.98 per SF for the non-subleased space, and the sublease rent for the sublease space.
(4)	Poms & Associates has the one-time option to terminate its lease effective as of May 31, 2030, by providing no less than 12 months prior written notice and payment of a termination fee of approximately $532,370.

A-3-51

Office – Suburban	Loan #6	Cut-off Date Balance:	$38,100,000
4500 Park Granada	The Park Calabasas	Cut-off Date LTV:	54.0%
Calabasas, CA 91302		UW NCF DSCR:	2.23x
		UW NOI Debt Yield:	17.1%

The following table presents certain information relating to the lease rollover schedule at The Park Calabasas Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	1	3,266	1.5%	1.5%	$171,563	1.8%	1.8%	$52.53
2028	1	31,844	14.3%	15.8%	$1,584,355	16.3%	18.1%	$49.75
2029	1	17,290	7.8%	23.5%	$749,003	7.7%	25.8%	$43.32
2030	1	41,325	18.6%	42.1%	$1,784,564	18.4%	44.1%	$43.18
2031	1	6,392	2.9%	45.0%	$296,703	3.1%	47.2%	$46.42
2032	0	0	0.0%	45.0%	$0	0.0%	47.2%	$0.00
2033	1	96,944	43.5%	88.5%	$3,837,192	39.5%	86.6%	$39.58
2034	1	25,606	11.5%	100.0%	$1,299,072	13.4%	100.0%	$50.73
2035 & Thereafter	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Vacant	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	7	222,667	100.0%		$9,722,452	100.0%		$43.66

(1)	Information is based on the underwritten rent roll dated May 16, 2025, inclusive of rent steps through June 1, 2026.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease that are not considered in the lease rollover schedule.

The Market. The Park Calabasas Property is located at 4500 Park Granada in Calabasas, California, which is approximately 28.0 miles northwest of Los Angeles and directly north of Malibu. The Park Calabasas Property is located within an affluent area of the Los Angeles metropolitan statistical area (the “Los Angeles MSA”) which is characterized by a 2024 average household income of $210,492 within a three-mile radius, exceeding the Los Angeles MSA average household income of $134,733. Primary access to The Park Calabasas Property is provided by Highway 101 which is approximately 0.4 miles from The Park Calabasas Property with public transportation provided by the Los Angeles Metro.

According to a third-party market research report, The Park Calabasas Property is located within the Calabasas/Westlake Village Office submarket of the Los Angeles MSA office market. As of April 22, 2025, the Calabasas/Westlake Village office submarket had inventory of 7,649,947 SF, a vacancy rate of 16.7%, and average asking rent of $34.82 per square foot. Office construction in the submarket has been minimal with only 36,000 SF of net new office space added in the past decade and no new office projects underway.

According to the appraisal, the 2024 population within a one-, three-, and five-mile radius of The Park Calabasas Property was 5,253, 65,330, and 181,112, respectively. The 2024 average household income within the same radii was $245,814, $210,492 and $169,777, respectively.

The following table presents certain information relating to comparable office rents with respect to The Park Calabasas Property:

Market Rental Comparables(1)
Property Name/Address	Distance from Subject	Year Built / Renovated	NRA (SF)	Tenant	Suite Size (SF)	Lease Commencement	Lease Term (mos.)	Rent (PSF)
The Park Calabasas(2) Calabasas, CA	-	1986 / 2018, 2024	222,667 SF	Republic Indemnity Company of America	41,325 SF	4/13/2020	128 mos.	$43.18
The Commons - 24025 Park Sorrento Calabasas, CA	0.3 mi	2000 / 2024	96,385 SF	Get Covered	3,337 SF	6/1/2025	36 mos.	$57.00
The Commons - 23975 Park Sorrento Calabasas, CA	0.3 mi	2001 / 2024	104,221 SF	Greenberg Farrow Architecture	3,743 SF	4/1/2025	39 mos.	$54.00
Westlake Park Place Westlake Village, CA	10.0 mi	2008 / NAP	108,339 SF	Sage Publications	27,225 SF	2/1/2026	127 mos.	$52.20
Westlake Park Place Westlake Village, CA	10.0 mi	2008 / NAP	108,339 SF	Banc of California	6,111 SF	7/1/2025	73 mos.	$52.20
Lankershim Plaza North Hollywood, CA	15.5 mi	2009 / 2022	179,741 SF	Penguin Random House	8,317 SF	5/1/2025	66 mos.	$51.00
Studio Plaza Burbank, CA	17.7 mi	1988 / 2004, 2025	456,204 SF	Ryan Specialty	12,016 SF	10/1/2025	65 mos.	$49.80

(1)	Source: Appraisal.
(2)	Information is based on the underwritten rent roll dated May 16, 2025, inclusive of rent steps through June 1, 2026.

Appraisal. The appraisal concluded to an “As-Is” value for The Park Calabasas Property of $70,600,000 as of May 21, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated May 27, 2025, there was no evidence of any recognized environmental conditions at The Park Calabasas Property.

A-3-52

Office – Suburban	Loan #6	Cut-off Date Balance:	$38,100,000
4500 Park Granada	The Park Calabasas	Cut-off Date LTV:	54.0%
Calabasas, CA 91302		UW NCF DSCR:	2.23x
		UW NOI Debt Yield:	17.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at The Park Calabasas Property:

Cash Flow Analysis(1)
	2022	2023	2024	3/2025 TTM	UW(1)	UW PSF
Base Rent	$7,599,913	$8,321,347	$9,125,285	$9,231,425	$9,445,016	$42.42
Contractual Rent Steps	$0	$0	$0	$0	$277,437	$1.25
Potential Income from Vacant Space	$0	$0	$0	$0	$0	$0.00
Gross Potential Rent	$7,599,913	$8,321,347	$9,125,285	$9,231,425	$9,722,452	$43.66
Reimbursements	$691,117	$829,281	$865,235	$869,490	$1,052,947	$4.73
Net Rentable Income	$8,291,030	$9,150,628	$9,990,519	$10,100,915	$10,775,400	$48.39
(Vacancy / Credit Loss)	$0	$0	$0	$0	($538,770)	($2.42)
Parking Income	$595,890	$605,040	$613,764	$615,600	$615,600	$2.76
Other Income(2)	$2,445	$1,800	$59,457	$54,877	$54,877	$0.25
Effective Gross Income	$8,889,365	$9,757,468	$10,663,740	$10,771,392	$10,907,106	$48.98

Management Fee	$266,681	$292,724	$319,912	$323,142	$327,213	$1.47
Real Estate Taxes	$894,597	$939,737	$961,919	$879,771	$990,380	$4.45
Insurance	$128,155	$150,527	$163,292	$213,856	$367,486	$1.65
Repairs & Maintenance	$1,061,153	$1,174,096	$1,205,824	$1,114,148	$1,114,148	$5.00
Utilities	$845,236	$807,592	$815,910	$808,182	$808,182	$3.63
Other Operating Expenses(3)	$759,011	$762,952	$753,296	$787,986	$787,986	$3.54
Total Operating Expenses	$3,954,833	$4,127,629	$4,220,152	$4,127,085	$4,395,395	$19.74

Net Operating Income	$4,934,533	$5,629,839	$6,443,588	$6,644,307	$6,511,711	$29.24
Replacement Reserves	$0	$0	$0	$0	$44,533	$0.20
TI/LC	$0	$0	$0	$0	$333,517	$1.50
Net Cash Flow	$4,934,533	$5,629,839	$6,443,588	$6,644,307	$6,133,661	$27.55

Occupancy (%)	91.7%	94.3%	99.5%	100.0%	95.0%(4)
NOI DSCR	1.79x	2.05x	2.34x	2.42x	2.37x
NCF DSCR	1.79x	2.05x	2.34x	2.42x	2.23x
NOI Debt Yield	13.0%	14.8%	16.9%	17.4%	17.1%
NCF Debt Yield	13.0%	14.8%	16.9%	17.4%	16.1%

(1)	Information is based on the underwritten rent roll dated May 16, 2025, inclusive of rent steps through June 1, 2026.
(2)	Other Income includes solar revenue, direct bills, antenna income, tenant services, and miscellaneous charges.
(3)	Other Operating Expenses includes cleaning, general and administrative expenses and non-recoverable expenses such as marketing, advertising, professional fees, and taxes-other.
(4)	UW Occupancy represents economic occupancy.

Escrows and Reserves. At origination of The Park Calabasas Mortgage Loan, the borrower deposited approximately (i) $510,222 into a reserve for real estate taxes and (ii) $225,085 into a reserve for insurance premiums.

Real Estate Taxes – On each monthly payment date, the borrower is required to deposit an amount equal to 1/12th of the annual real estate tax payments that the lender estimates will be payable during the next ensuing 12 months into the real estate tax reserve account (initially estimated to be approximately $85,037 monthly).

Insurance – The Park Calabasas Mortgage Loan documents require at the option of the lender, if the liability or casualty policies maintained by the borrower do not constitute an approved blanket or umbrella policy, or the lender requires a separate policy, ongoing monthly deposits into the insurance reserve equal to 1/12th of the amount which would be sufficient to pay the insurance premiums due for the renewal of coverage afforded by the insurance policies (initially estimated to be $32,155 monthly).

Replacement Reserve – On each monthly payment date, the borrower is required to deposit approximately $3,711 for replacements to The Park Calabasas Property.

TI/LC Reserve – On each monthly payment date the borrower is required to deposit approximately $27,833 into a reserve for future tenant improvements and leasing commissions.

Lockbox and Cash Management. The Park Calabasas Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver direction letters to each tenant at The Park Calabasas Property directing them to pay rent and other sums due to the lender-controlled lockbox account. The borrower is required to (or cause the property manager to) deposit all revenue derived from The Park Calabasas Property and received by the borrower or property manager into the lender-controlled lockbox account within two business days of receipt. All funds deposited into the

A-3-53

Office – Suburban	Loan #6	Cut-off Date Balance:	$38,100,000
4500 Park Granada	The Park Calabasas	Cut-off Date LTV:	54.0%
Calabasas, CA 91302		UW NCF DSCR:	2.23x
		UW NOI Debt Yield:	17.1%

lockbox account are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period (as defined below) exists and the lender elects in its sole discretion to deliver a restricted account notice, in which case all such funds will be required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with The Park Calabasas Mortgage Loan documents. All excess cash flow funds remaining in the cash management account after the application of such funds in accordance with The Park Calabasas Mortgage Loan documents are required to (x) if a Trigger Period exists, be deposited into an excess cash flow reserve account as additional collateral for The Park Calabasas Mortgage Loan, provided that (i) if the sole Trigger Period is due to a Specified Tenant Go Dark Period (as defined below) excess cash flow funds will not be required to be deposited into the excess cash flow reserve account if the funds in such account equal or exceed the product of (i) $75 multiplied by (ii) 96,944 (the “Go Dark Excess Cash Flow Exception”), and (ii) if the sole Trigger Period is due to a Republic Indemnity Renewal Period (as defined below) excess cash flow funds will not be required to be deposited into the excess cash flow reserve account if the funds in such account equal or exceed the product of (i) $60 multiplied by (ii) 41,325 (less any portion of the Republic Indemnity space that is re-tenanted in accordance with the Re-Tenanting Condition (as defined below)) (the “Republic Indemnity Excess Cash Flow Exception”) and (y) if no Trigger Period exists, or to the extent a Go Dark Excess Cash Flow Exception or a Republic Indemnity Excess Cash Flow Exception exists, be disbursed to the borrower. The borrower may request, and the lender will have the right to reasonably approve, disbursements from the excess cash flow reserve account to pay taxes and insurance premiums, leasing costs and operating expenses, to the extent insufficient funds exist in the related reserves. Upon an event of default under The Park Calabasas Mortgage Loan documents, the lender may apply funds to the debt in such priority as it may determine.

“Re-Tenanting Condition” means, with respect to any new lease or sublease entered into by the borrower after the origination date, that such lease or sublease will (x) have a base rent equal to or more favorable to borrower than the base rent under the applicable lease(s) being replaced, (y) not provide for any free rent, rent abatement periods or allowances, unless such amounts have been deposited with the lender in a reserve account and (z) contain terms (including, without limitation, the lease term) that are equal to or more favorable to borrower than such terms are under the applicable lease(s) being replaced.

A “Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default under The Park Calabasas Mortgage Loan documents, (ii) the debt service coverage ratio being less than 1.25x (provided, however, no Trigger Period will be deemed to exist pursuant to this clause (ii) during any period that the Collateral Cure Conditions (as defined below) are and remain satisfied) and (iii) the occurrence of a Specified Tenant Trigger Period (as defined below); and (B) expiring upon (x) with regard to clause (i) above, the cure (if applicable) of such event of default under The Park Calabasas Mortgage Loan documents, (y) with regard to clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.30x for one calendar quarter, and (z) with regard to clause (iii) above, the Specified Tenant Trigger Period ceasing to exist.

“Collateral Cure Conditions” means (and will only be deemed satisfied for so long as) the borrower deposits funds into an account with the lender, in the form of cash or a letter of credit, which, in either case, will serve as additional collateral for The Park Calabasas Mortgage Loan, in an amount equal to the Collateral Deposit Amount (as defined below), and, thereafter, for so long as the borrower elects to satisfy the Collateral Cure Conditions in order to avoid a Trigger Period, on each calendar quarter anniversary of the date that the borrower made said deposit (or delivered said letter of credit), the borrower is required to deposit additional cash collateral or to increase the amount of the letter of credit to the extent required so that the amount on deposit with the lender is equal to the Collateral Deposit Amount.

“Collateral Deposit Amount” means an amount, which if such amount were to be applied to reduce the principal amount of The Park Calabasas Mortgage Loan , would cause the debt service coverage ratio to equal or exceed 1.30x.

“Specified Tenant” means, as applicable, (i) Wella Operations US LLC (and its successors and/or assigns), (ii) any other lessee of the Specified Tenant space or any portion thereof and (iii) any guarantor of a Specified Tenant lease.

“Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) Specified Tenant being in monetary or material non-monetary default under the applicable Specified Tenant lease beyond any notice and cure periods set forth therein, (ii) other than in connection with a permitted dark event (generally a condition beyond the control of the tenant that lasts not more than 120 days), Specified Tenant failing to be in actual, physical possession of the Specified Tenant space (or applicable portion thereof), and/or “going dark” in more than 50% of the Specified Tenant space (a “Specified Tenant Go Dark Period”), (iii) Specified Tenant giving notice that it is terminating its lease for all or any portion of the Specified Tenant space (or applicable portion thereof), (iv) any termination or cancellation of any Specified Tenant lease, including, without limitation, rejection in any bankruptcy or similar insolvency proceeding, and/or any Specified Tenant lease failing to otherwise be in full force and effect, (v) any bankruptcy or similar insolvency of a Specified Tenant and (vi) Republic Indemnity failing to extend or renew the Republic Indemnity lease on or prior to October 30, 2029 for a term of at least five years (a “Republic Indemnity Renewal Period”), and (B) expiring upon the first to occur of the lender’s receipt of evidence reasonably acceptable to the lender of (1) the satisfaction of the applicable Specified Tenant Cure Conditions (as defined below) or (2) the borrower leasing or subleasing the entire Specified Tenant space (or applicable portion thereof), pursuant to one or more leases (or subleases) which satisfy the Re-Tenanting Condition and are in accordance with the applicable terms and conditions of The Park Calabasas Mortgage Loan documents, the applicable tenant(s) under such lease(s) (or subleases) being in actual, physical occupancy of the space demised, each such lease (or sublease) has commenced and a rent commencement date has been established.

“Specified Tenant Cure Conditions” means each of the following, as applicable, that the applicable Specified Tenant (i) has cured all defaults under the applicable Specified Tenant lease, (ii) is in actual, physical possession of the Specified Tenant space (or applicable portion thereof) and unless a permitted dark event is ongoing with respect to the applicable Specified Tenant, not “dark” in the Specified Tenant space (or applicable portion thereof) (iii) has revoked or rescinded all termination or cancellation notices of the Specified Tenant lease, (iv) in the event the Specified Tenant Trigger Period is due to a Republic Indemnity Renewal Period, has renewed or extended the Republic Indemnity lease in accordance with the terms of The Park Calabasas Mortgage Loan documents for a term of at least five years, (v) is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant Lease pursuant to a final, non-appealable order of a court of competent jurisdiction, and (vi) is paying full, unabated rent under the applicable lease.

Terrorism Insurance. The borrower is required to maintain or cause to be maintained an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the lesser of (i) the full replacement cost of The Park Calabasas Property and (ii) $80,400,000, and business interruption insurance that includes coverage for terrorism for a period of twelve months and contains an extended period of indemnity for up to twelve months. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-54

Hospitality – Full Service	Loan #7	Cut-off Date Balance:	$29,700,000
130 Roosevelt Way	The Roosevelt New Orleans	Cut-off Date LTV:	53.5%
New Orleans, LA 70112		U/W NCF DSCR:	1.87x
		U/W NOI Debt Yield:	15.6%

A-3-55

Hospitality – Full Service	Loan #7	Cut-off Date Balance:	$29,700,000
130 Roosevelt Way	The Roosevelt New Orleans	Cut-off Date LTV:	53.5%
New Orleans, LA 70112		U/W NCF DSCR:	1.87x
		U/W NOI Debt Yield:	15.6%
A-3-56

Mortgage Loan No. 7 – The Roosevelt New Orleans

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
				Location:	New Orleans, LA 70112
Original Balance(1):	$29,700,000			General Property Type:	Hospitality
Cut-off Date Balance(1):	$29,700,000			Detailed Property Type:	Full Service
% of Initial Pool Balance:	5.0%			Title Vesting(4):	Fee/Leasehold
Loan Purpose:	Refinance			Year Built/Renovated:	1893/2019
Borrower Sponsor:	AVR Enterprises LLC			Size:	504 Rooms
Guarantor:	AVR Enterprises LLC			Cut-off Date Balance Per Room:	$257,937
Mortgage Rate:	6.8700%			Maturity Date Balance Per Room:	$257,937
Note Date:	6/30/2025			Property Manager:	Waldorf Astoria Management LLC
Maturity Date:	7/6/2030			Underwriting and Financial Information(1)
Term to Maturity:	60 months			UW NOI:	$20,303,668
Amortization Term:	0 months			UW NCF:	$16,966,806
IO Period:	60 months			UW NOI Debt Yield:	15.6%
Seasoning:	0 months			UW NCF Debt Yield:	13.1%
Prepayment Provisions:	L(24),D(29),O(7)			UW NOI Debt Yield at Maturity:	15.6%
Lockbox/Cash Mgmt Status(2):	Soft/Springing			UW NCF DSCR:	1.87x
Additional Debt Type(1):	Pari Passu			Most Recent NOI:	$20,230,238 (3/31/2025 TTM)
Additional Debt Balance(1):	$100,300,000			2nd Most Recent NOI:	$17,640,551 (12/31/2024)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI:	$19,034,524 (12/31/2023)
Reserves(3)				Most Recent Occupancy:	70.2% (3/31/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	69.3% (12/31/2024)
RE Taxes:	$0	Springing	NAP	3rd Most Recent Occupancy:	68.6% (12/31/2023)
Insurance:	$0	Springing	NAP	Appraised Value (as of):	$243,000,000 (1/31/2025)
FF&E Reserve:	$0	Springing	NAP	Appraised Value Per Room:	$482,143
Ground Subleases Reserve:	$322,055	$0	NAP	Cut-off Date LTV Ratio:	53.5%
PIP Reserve:	$0	Springing	NAP	Maturity Date LTV Ratio:	53.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$130,000,000	94.9%	Loan Payoff:	$135,590,278	99.0%
Sponsor Equity:	$6,923,267	5.1%	Closing Costs:	$1,010,935	0.7%
			Upfront Reserves:	$322,055	0.2%
Total Sources:	$136,923,267	100.0%	Total Uses:	$136,923,267	100.0%

(1)	The Roosevelt New Orleans Mortgage Loan (as defined below) is part of a whole loan evidenced by six pari passu promissory notes with an aggregate original principal balance of $130,000,000. The financial information presented in the chart above is based on The Roosevelt New Orleans Whole Loan (as defined below).
(2)	Prior to an Escrow Sweep Triggering Event (as defined below), the property manager collects property revenues and pays debt service and other property-related expenses. Quarterly distributions to the borrower due under the management agreement with Waldorf Astoria Management LLC (the “Property Manager”) are required to be deposited into the lockbox account. Upon the occurrence of an Escrow Sweep Triggering Event, property revenues must be deposited directly into the lockbox account. See "Lockbox and Cash Management" section, below.
(3)	See “Escrows and Reserves” section below for further discussion of reserve requirements.
(4)	An annex portion of The Roosevelt New Orleans Property (as defined below) attached to the main structure of The Roosevelt New Orleans Property, which includes two ballrooms, the spa, the pool and the pool bar (collectively, “The Roosevelt New Orleans Leasehold Component”) is subject to a ground lease. The Roosevelt New Orleans Whole Loan is secured by the borrower’s sub-leasehold interest in The Roosevelt New Orleans Leasehold Component and its fee simple interest in the remainder of The Roosevelt New Orleans Property. For a full description of the ground lease, see “Ground Lease” below.

The Mortgage Loan. The seventh largest mortgage loan (“The Roosevelt New Orleans Mortgage Loan”) is part of a whole loan (“The Roosevelt New Orleans Whole Loan”) secured by the borrower’s fee and leasehold interest in a 504-room full-service hotel located in New Orleans, Louisiana (“The Roosevelt New Orleans Property”). The Roosevelt New Orleans Whole Loan is evidenced by six pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $130,000,000. The Roosevelt New Orleans Whole Loan was co-originated by Barclays Capital Real Estate Inc. (“BCREI”) and Wells Fargo Bank, N.A. (“WFB”). The Roosevelt New Orleans Mortgage Loan is evidenced by the non-controlling A-5-1 Note with an original principal balance of $29,700,000.

The Roosevelt New Orleans Whole Loan will be serviced pursuant to the pooling and servicing agreement for the WFCM 2025-5C5 securitization trust until such time the controlling Note A-1 is securitized after which it will be serviced pursuant to the securitization trust to which Note A-1 is contributed. The relationship between the holders of The Roosevelt New Orleans Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans” in the Prospectus.

A-3-57

Hospitality – Full Service	Loan #7	Cut-off Date Balance:	$29,700,000
130 Roosevelt Way	The Roosevelt New Orleans	Cut-off Date LTV:	53.5%
New Orleans, LA 70112		U/W NCF DSCR:	1.87x
		U/W NOI Debt Yield:	15.6%

The Roosevelt New Orleans Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1(1)	$30,000,000	$30,000,000	BCREI	Yes
A-2(1)	$27,500,000	$27,500,000	BCREI	No
A-3(1)	$22,000,000	$22,000,000	BCREI	No
A-4(1)	$5,000,000	$5,000,000	BCREI	No
A-5-1	$29,700,000	$29,700,000	WFCM 2025-5C5	No
A-5-2(1)	$15,800,000	$15,800,000	WFB	No
Whole Loan	$130,000,000	$130,000,000

(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The Borrower and the Borrower Sponsor. The borrower is First Class Hotels, LLC, a single-purpose, Louisiana limited liability company with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Roosevelt New Orleans Whole Loan.

The borrower sponsor and non-recourse carveout guarantor is AVR Enterprises LLC, an affiliate of AVR Realty Company. Founded by Allan V. Rose, AVR Realty Company is a private real estate development, investment and management firm. AVR Realty Company is headquartered in New York and has a portfolio including hotels, multifamily apartments, retail centers, office buildings and ground-up developments that spans 20 states and over 70 cities. There is ongoing litigation involving controlling parties of AVR Enterprises LLC. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Prospectus for more information.

The Property. The Roosevelt New Orleans Property is a 504-room full-service hotel built in in 1893 and most recently renovated in 2019. The Roosevelt New Orleans Property consists of a 14-story tower, which houses the property’s hotel rooms and an annex portion of the property, which is subject to a ground lease and includes the spa, event space and rooftop pool. The borrower sponsor acquired The Roosevelt New Orleans Property in 2007 and subsequently invested approximately $145 million to renovate The Roosevelt New Orleans Property and reconstruct all interior components. The Roosevelt New Orleans Property reopened under the Waldorf Astoria brand as The Roosevelt New Orleans on July 1, 2009. In 2018 the borrower sponsor invested approximately $4.4 million in meeting space renovations and in 2019 the borrower sponsor invested approximately $13.0 million to update all guest rooms and complete a full corridor upgrade. In 2023-2024, the borrower sponsor began an approximately $6.4 million renovation intended to modernize all of the guest and service elevators in the building, and the borrower sponsor plans to invest an additional approximately $8.7 million in renovations through 2028, including the addition of an approximately 8,000 SF Waldorf Astoria club lounge and renovation of Teddy’s Café.

The Roosevelt New Orleans Property includes 244 king rooms, 88 king one-bedroom suites, 135 queen rooms, one queen one-bedroom suite and 36 additional suites branded Luxury (17 rooms), Waldorf (nine rooms), Astoria (seven rooms) and presidential (three rooms). Amenities at The Roosevelt New Orleans Property include nearly 65,000 SF of meeting and event space, a rooftop pool, two full-service restaurants (Fountain Lounge and Domenica), the Sazerac Bar, the Rooftop Bar at the Roosevelt and Teddy’s Café. The Roosevelt New Orleans Property also includes a full-service spa, a fitness center, a business center, a gift shop and 129 surface parking spaces. The Roosevelt New Orleans Property is managed by Waldorf Astoria Management LLC, an affiliate of Hilton Worldwide, with a management agreement expiration date of December 2032.

As of March 31, 2025, The Roosevelt New Orleans Property had a trailing 12-month occupancy of 70.2%, ADR of $313.68 and RevPAR of $220.14. According to the appraisal, demand segmentation for The Roosevelt New Orleans Property in 2024 was approximately 42% leisure, 33% meetings and group and 25% commercial.

The following table presents historical occupancy, ADR, and RevPAR penetration rates of The Roosevelt New Orleans Property:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			The Roosevelt New Orleans Property(3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2022	57.3%	$274.30	$157.13	61.9%	$301.32	$186.62	108.1%	109.9%	118.8%
12/31/2023	59.7%	$267.54	$159.75	68.6%	$282.75	$193.85	114.8%	105.7%	121.3%
12/31/2024	63.1%	$277.08	$174.87	69.3%	$297.26	$206.00	109.8%	107.3%	117.8%

Source: Industry Report, unless otherwise indicated.

(1)	The variances between the underwriting, the appraisal and industry report data with respect to Occupancy, ADR and RevPAR are attributable in part to variances in reporting methodologies and/or timing differences.
(2)	The competitive set includes JW Marriott New Orleans, The Royal Sonesta New Orleans, The Windsor Court, Westin New Orleans, InterContinental New Orleans, Hotel Monteleone, and The Ritz-Carlton, New Orleans.
(3)	Based on operating statements provided by the borrower sponsor.

The Market. The Roosevelt New Orleans Property is located in New Orleans, Louisiana. According to the appraisal, New Orleans is predominately recognized as a tourist destination due to its multicultural heritage, music and cuisine. In addition to tourism, New Orleans is a significant logistics center due to its access to the Mississippi River, the Gulf of America and numerous railways. Additionally, New Orleans serves as an access point for offshore drilling rigs and an administrative hub for the companies that operate them. The Roosevelt New Orleans Property is located in the New Orleans CBD/French Quarter submarket of the greater New Orleans lodging market. Notable demand drivers in the neighborhood include the Ernest N. Morial Convention Center, the Caesars Superdome, which is located approximately 0.6 miles away and is home to the New Orleans Saints, and the Smoothie King Center, home to the New Orleans Pelicans. The Roosevelt New Orleans Property is located approximately 12 miles from Louis Armstrong International Airport.

A-3-58

Hospitality – Full Service	Loan #7	Cut-off Date Balance:	$29,700,000
130 Roosevelt Way	The Roosevelt New Orleans	Cut-off Date LTV:	53.5%
New Orleans, LA 70112		U/W NCF DSCR:	1.87x
		U/W NOI Debt Yield:	15.6%

According to the appraisal, The Roosevelt New Orleans Property competes with three hotels on a primary level and four additional hotels on a secondary level. The appraisal noted one hotel that is currently under construction, Fairmont Hotel (250 keys) that is expected to be competitive with The Roosevelt New Orleans Property.

According to the appraisal, estimated 2025 population and average household income within a one-, three- and five-mile radii of The Roosevelt New Orleans Property were 16,307, 164,982 and 339,847 and $92,710, $89,109 and $92,187, respectively.

The following table presents certain information regarding competitive properties to The Roosevelt New Orleans Property:

Competitive Property Summary
Property	Year Built	Rooms	Leisure	Meeting & Group	Commercial
The Roosevelt New Orleans	1893(1)	504	42%	33%	25%
Ritz-Carl ton New Orleans	2000	528	35%	50%	15%
Windsor Court Hotel New Orleans	1984	313	50%	26%	24%
Hotel Monteleone New Orleans	1886	522	70%	20%	10%
Secondary Competition	Various	1,930	40%	40%	20%
Total/Wtd. Avg.		3,797	44%	37%	19%

Source: Appraisal
(1)	The Roosevelt New Orleans Property was originally built in 1893 but reopened in 2009 as The Roosevelt New Orleans following a gut renovation by the borrower sponsor.

Appraisal. The appraisal concluded to an “as-is” value for The Roosevelt New Orleans Property of $243,000,000 as of January 31, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated February 13, 2025, there was no evidence of any recognized environmental conditions at The Roosevelt New Orleans Property.

A-3-59

Hospitality – Full Service	Loan #7	Cut-off Date Balance:	$29,700,000
130 Roosevelt Way	The Roosevelt New Orleans	Cut-off Date LTV:	53.5%
New Orleans, LA 70112		U/W NCF DSCR:	1.87x
		U/W NOI Debt Yield:	15.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at The Roosevelt New Orleans Property:

Cash Flow Analysis
	2022	2023	2024	TTM Mar 2025	UW	UW per Room
Occupancy	61.9%	68.6%	69.3%	70.2%	70.2%
ADR	$301.32	$282.75	$297.26	$313.68	$313.68
RevPAR	$186.62	$193.85	$206.00	$220.14	$220.14

Rooms Revenue	$34,330,047	$35,661,070	$37,999,619	$40,497,348	$40,497,348	$80,352
Food & Beverage	$20,487,138	$22,722,954	$21,392,222	$22,543,671	$22,543,671	$44,730
Other Income	$2,520,957	$2,560,293	$2,452,356	$2,477,408	$2,477,408	$4,915
Miscellaneous Income	$1,486,642	$1,498,245	$1,327,284	$1,218,805	$1,218,805	$2,418
Total Revenue	$58,824,784	$62,442,563	$63,171,481	$66,737,231	$66,737,231	$132,415

Room Expense	$7,151,542	$7,873,924	$7,854,255	$8,072,214	$8,072,214	$16,016
Food & Beverage Expense	$10,845,102	$12,334,732	$12,230,144	$12,578,908	$12,578,908	$24,958
Other Department Expense	$1,665,222	$1,743,906	$1,830,311	$1,875,856	$1,875,856	$3,722
Total Department Expenses	$19,661,865	$21,952,563	$21,914,710	$22,526,978	$22,526,978	$44,696
Gross Operating Income	$39,162,919	$40,490,000	$41,256,771	$44,210,253	$44,210,253	$87,719

Total Undistributed Expenses	$14,595,128	$15,758,274	$16,674,129	$16,957,171	$16,957,171	$33,645
Management Fee	$2,232,066	$1,924,585	$1,823,074	$1,937,379	$2,002,117	$3,972
Gross Operating Profit	$22,335,725	$22,807,142	$22,759,568	$25,315,704	$25,250,966	$50,101

Property Taxes	$1,071,340	$1,129,326	$1,668,824	$1,645,134	$1,645,134	$3,264
Insurance	$1,217,803	$2,335,737	$3,142,639	$3,132,777	$2,980,109	$5,913
Ground Rent	$307,555	$307,554	$307,554	$307,554	$322,055	$639
Total Operating Expenses	$2,596,698	$3,772,618	$5,119,017	$5,085,465	$4,947,298	$9,816

Net Operating Income	$19,739,027	$19,034,524(1)	$17,640,551(1)(2)	$20,230,238(2)	$20,303,668	$40,285
FF&E	$0	$0	$0	$0	$3,336,862	$6,621
Net Cash Flow	$19,739,027	$19,034,524	$17,640,551	$20,230,238	$16,966,806	$33,664

NOI DSCR	2.18x	2.10x	1.95x	2.23x	2.24x
NCF DSCR	2.18x	2.10x	1.95x	2.23x	1.87x
NOI Debt Yield	15.2%	14.6%	13.6%	15.6%	15.6%
NCF Debt Yield	15.2%	14.6%	13.6%	15.6%	13.1%

(1)	The decline in NOI between 2023 and 2024 was primarily attributable to a decrease in Food & Beverage Revenue and an increase in Insurance expenses.
(2)	The increase in NOI between 2024 and TTM Mar 2025 was primarily attributable to ADR increasing from $297.26 to $313.68 and an increase in Food & Beverage Revenue.

Escrows and Reserves.

Tax Escrows – The Roosevelt New Orleans Whole Loan documents require the borrower to deposit 1/12th of the estimated real estate taxes into a tax reserve. However, the borrower will not be required to make the monthly tax reserve deposit provided an Escrow Sweep Triggering Event has not occurred.

Insurance Escrows – The Roosevelt New Orleans Whole Loan documents require the borrower to deposit 1/12th of the estimated annual insurance premiums into an insurance reserve. However, the borrower will not be required to make the monthly insurance reserve deposit provided that (i) no event of default is continuing, (ii) there is a blanket policy in place that is satisfactory to the lender, and (iii) the borrower provides the lender evidence of renewal of such policy and paid receipts for the insurance premiums at least 30 days prior to the expiration date of such policy.

FF&E Reserve – The Roosevelt New Orleans Whole Loan documents require ongoing monthly deposits in an amount equal to the greater of (i) the then-existing FF&E Reserve monthly deposit for the prior period or (ii) the greater of (a) 1/12th of 5% of the underwritten revenue for the prior fiscal year and (b) the amount required by the franchise agreement, initially $278,072. However, the borrower will not be required to make the monthly FF&E reserve deposit provided an Escrow Sweep Triggering Event has not occurred.

Ground Subleases Reserve – The Roosevelt New Orleans Whole Loan documents require an upfront deposit of $322,055 which represents one years’ worth of rent and all other charges which may be due collectively under the ground sublease and the ballroom lease.

PIP Reserve – The Roosevelt New Orleans Whole Loan documents require that on the date that any new PIP is imposed by the franchisor, the borrower is required to deposit within 5 days after receipt of notice from the franchisor with respect to such PIP work, cash or a letter of credit in an amount equal to 100% of the sum required to pay for such new PIP into a PIP reserve.

A-3-60

Hospitality – Full Service	Loan #7	Cut-off Date Balance:	$29,700,000
130 Roosevelt Way	The Roosevelt New Orleans	Cut-off Date LTV:	53.5%
New Orleans, LA 70112		U/W NCF DSCR:	1.87x
		U/W NOI Debt Yield:	15.6%

Lockbox and Cash Management. The Roosevelt New Orleans Whole Loan is structured with a soft lockbox and springing cash management. So long as an Escrow Sweep Triggering Event has not occurred, the property manager is required to deposit all amounts due to the borrower under the property management agreement after payment of all operating costs directly into the lockbox account. Upon the occurrence of an Escrow Sweep Triggering Event, the borrower or the property manager is required to direct all credit card banks with which the borrower has entered into clearance agreements for credit card receipts, and all credit card companies with which the borrower has entered into merchants’ agreements, to transfer all credit card receipts directly into the related lockbox account and all funds in the lockbox account are required to be swept to a lender-controlled cash management account and applied, provided that no event of default is continuing under The Roosevelt New Orleans Whole Loan, to fund debt service, reserves and operating expenses, with all excess cash flow to be held as additional collateral for The Roosevelt New Orleans Whole Loan. Prior to the first occurrence of a Cash Management Period (as defined below), or if, following the occurrence of a Cash Management Period, such Cash Management Period has been cured pursuant to The Roosevelt New Orleans Whole Loan documents, (i) funds in the lockbox account are required to be transferred to or at the direction of the borrower and (ii) the borrower is required to make monthly payments of principal and interest and monthly deposits directly to the lender as set forth in The Roosevelt New Orleans Whole Loan documents.

A “Cash Management Period” will commence upon the occurrence of the following:

(i)	an event of default;
(ii)	any bankruptcy action by the borrower, guarantor or the property manager;
(iii)	the date on which the management agreement has been terminated or expires, unless a Management Cure (as defined below) has been effectuated simultaneously therewith (an “Escrow Sweep Triggering Event”); or
(iv)	the debt service coverage ratio (“DSCR”) falling below 1.25x for two consecutive calendar quarters.

A Cash Management Period will end upon the occurrence of the following:

●	with regard to clause (i) above, upon the cure of such event of default;
●	with regard to clause (ii) above, but only with respect to a bankruptcy action by the property manager, if the borrower replaces the property manager with a qualified manager under an acceptable replacement management agreement;
●	with regard to clause (iii) above, the date upon which (A) either (i) the borrower has delivered to the lender evidence reasonably satisfactory to the lender that the manager has renewed or extended the management agreement pursuant to a renewal or extension agreement on terms reasonably acceptable to the lender, for a term of not less than three years past the maturity date, and otherwise in form and substance and upon terms reasonably acceptable to the lender or (ii) a management cure has been effectuated, and (B) if either (i) the replacement management agreement or (ii) the renewal or extension of the existing management agreement requires the borrower to enter into a PIP, the borrower will be required to have delivered the PIP deposit to the lender (an “Escrow Sweep Cure”); or
●	with regard to clause (iv) above, the DSCR has been equal to or greater than 1.30x for two consecutive calendar quarters.

“Management Cure” means either (A) (i) the borrower has entered into a replacement management agreement with a qualified franchise manager or qualified manager with The Roosevelt New Orleans Property operating as a qualified franchise (either pursuant to the replacement management agreement or a separate replacement franchise agreement), (ii) the borrower is not in default, beyond applicable notice and cure periods, under any of the terms, covenants or provisions of the management agreement or replacement management agreement, as applicable, and (iii) all sums due and payable to the manager, qualified franchise manager, or qualified manager, as applicable, under the management agreement or replacement Management agreement, as applicable, have been paid in full, or (B) the borrower (i) operates The Roosevelt New Orleans Property independent of any franchised brand or flag in a manner determined by the lender in its reasonable discretion to be consistent with the style, class and manner as The Roosevelt New Orleans was operated prior to the expiration or termination of the management agreement and (ii) delivers a rating agency confirmation to the lender.

Ground Lease. An annex portion of The Roosevelt New Orleans Property, which includes two ballrooms, the spa, the pool and the pool bar is subject to a ground lease (“The Roosevelt New Orleans Main Ground Lease”) which is subleased to the borrower pursuant to two subleases (“The Roosevelt New Orleans Subleases”). An affiliate of the borrower purchased the leased fee portion from The Administrators of the Tulane Educational Fund in 2016 and is the lessor under The Roosevelt New Orleans Main Ground Lease with Belmont Commons L.L.C., an unaffiliated third party, as lessee.

The borrower subleases The Roosevelt New Orleans Leasehold Component from Belmont Commons L.L.C. pursuant to The Roosevelt New Orleans Subleases, which have combined annual payments of $322,055. The Roosevelt New Orleans Main Ground Lease and The Roosevelt New Orleans Subleases are co-terminus, expiring September 30, 2049. The borrower-affiliated lessor under The Roosevelt New Orleans Main Ground Lease has agreed to enter into a direct lease with the borrower upon expiration or earlier termination of The Roosevelt New Orleans Main Ground Lease and The Roosevelt New Orleans Subleases, including provision for an extension of such direct lease term to December 31, 2060.

Terrorism Insurance. The Roosevelt New Orleans Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of The Roosevelt New Orleans Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity. See “Risk Factors-Risks Relating to the Mortgage Loans-Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-61

Hospitality – Full Service	Loan #8	Cut-off Date Balance:	$27,476,034
4151 Centreport Drive	Marriott Dallas Fort Worth Airport South	Cut-off Date LTV:	45.4%
Fort Worth, TX 76155		U/W NCF DSCR:	1.79x
		U/W NOI Debt Yield:	15.9%

A-3-62

Hospitality – Full Service	Loan #8	Cut-off Date Balance:	$27,476,034
4151 Centreport Drive	Marriott Dallas Fort Worth Airport South	Cut-off Date LTV:	45.4%
Fort Worth, TX 76155		U/W NCF DSCR:	1.79x
		U/W NOI Debt Yield:	15.9%

A-3-63

Mortgage Loan No. 8 – Marriott Dallas Fort Worth Airport South

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
				Location:	Fort Worth, TX 76155
Original Balance:	$27,500,000			General Property Type:	Hospitality
Cut-off Date Balance:	$27,476,034			Detailed Property Type:	Full Service
% of Initial Pool Balance:	4.6%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2000/2018-2020
Borrower Sponsors(1):	Various			Size:	302 Rooms
Guarantor:	CSC Holdings, LLC			Cut-off Date Balance Per Room:	$90,980
Mortgage Rate:	6.6880%			Maturity Date Balance Per Room:	$86,025
Note Date:	5/28/2025			Property Manager:	Crestview Management, LLC
Maturity Date:	6/11/2030				(borrower-related)
Term to Maturity:	60 months
Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI:	$4,374,385
Seasoning:	1 month			UW NCF:	$3,811,113
Prepayment Provisions:	L(25),D(28),O(7)			UW NOI Debt Yield:	15.9%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF Debt Yield:	13.9%
Additional Debt Type:	NAP			UW NOI Debt Yield at Maturity:	16.8%
Additional Debt Balance:	NAP			UW NCF DSCR:	1.79x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI:	$4,910,543 (3/31/2025 TTM)
Reserves(2)				2nd Most Recent NOI:	$4,545,714 (12/31/2024)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$5,519,469 (12/31/2023)
RE Taxes:	$525,018	$87,504	NAP	Most Recent Occupancy:	54.3% (3/31/2025)
Insurance:	$0	Springing	NAP	2nd Most Recent Occupancy:	54.4% (12/31/2024)
FF&E Reserve:	$0	$46,818	NAP	3rd Most Recent Occupancy:	69.2% (12/31/2023)
Seasonality Reserve:	$560,000	Springing	$560,000	Appraised Value (as of):	$60,500,000 (4/28/2025)
Replacement Comfort Letter Reserve:	$2,500	$0	NAP	Appraised Value Per Room:	$200,331
PIP Reserve:	$0	Springing	NAP	Cut-off Date LTV Ratio:	45.4%
				Maturity Date LTV Ratio:	42.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$27,500,000	100.0%	Loan Payoff(3):	$25,083,626	91.2%
			Upfront Reserves:	$1,087,518	4.0%
			Return of Equity(3):	$1,052,883	3.8%
			Closing Costs:	$275,973	1.0%
Total Sources:	$27,500,000	100.0%	Total Uses:	$27,500,000	100.0%

(1)	See “The Borrower and the Borrower Sponsors” section below for further discussion of the borrower sponsors.
(2)	See “Escrows and Reserves” section below for further discussion of reserve requirements.
(3)	The Loan Payoff and Return of Equity are shown excluding an approximately $4,165,111 credit for existing escrow/reserve funds on deposit with the servicer that was applied to the loan balance at maturity.

The Mortgage Loan. The eighth largest mortgage loan (the “Marriott Dallas Fort Worth Airport South Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $27,500,000 and secured by the fee interest in a 302-room full-service hotel located in Fort Worth, Texas (the “Marriott Dallas Fort Worth Airport South Property”).

The Borrower and the Borrower Sponsors. The borrower is CP DFW Airport, LLC, a single-purpose, Delaware limited liability company with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Marriott Dallas Fort Worth Airport South Mortgage Loan.

The borrower sponsors are William J. Yung III, Martha Yung, William J. Yung IV, Joseph A. Yung, Julie A. Haught, Judith A. Yung, Jennifer A. Yung, Michelle M. Christensen and Scott A. Yung. The non-recourse carveout guarantor is CSC Holdings, LLC, an affiliate of Columbia Sussex Corporation (“CSC”). Founded in 1972, CSC is a privately owned hospitality company headquartered in Crestview Hills, Kentucky. CSC currently owns 42 hotels across 18 states with major hospitality brands including Marriott, Hilton, and Hyatt.

A CSC affiliate declared bankruptcy in 2008. In addition, CSC has had numerous foreclosures and deeds in lieu since 2009. For additional information please see “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the prospectus. The Marriott Dallas Fort Worth Airport South Mortgage Loan documents require that the guarantor maintain a minimum net worth and liquidity of $27.50 million and $2.75 million, respectively.

The Property. The Marriott Dallas Fort Worth Airport South Property is an eight-story, 302-room, full-service hotel located approximately 3.0 miles to the west of Dallas Fort Worth International Airport. Situated on an approximately 8.53-acre site, the Marriott Dallas Fort Worth Airport South Property was built

A-3-64

Hospitality – Full Service	Loan #8	Cut-off Date Balance:	$27,476,034
4151 Centreport Drive	Marriott Dallas Fort Worth Airport South	Cut-off Date LTV:	45.4%
Fort Worth, TX 76155		U/W NCF DSCR:	1.79x
		U/W NOI Debt Yield:	15.9%

in 2000 and renovated between 2018 and 2020. The borrower sponsors acquired the Marriott Dallas Fort Worth Airport South Property in 2019 and completed an approximately $9.4 million (approximately $31,101 per key) renovation that began under prior ownership (and funded by prior ownership) in 2018 which consisted primarily of new FF&E, among various other upgrades, including the relocation of the M Club lounge to the ground level. The borrower sponsors invested an additional approximately $1.6 million (approximately $5,403 per key) for a change-of-ownership PIP that was completed in 2020. Amenities at the property include a restaurant, coffee shop, M Club concierge lounge, approximately 12,593 SF of meeting space, indoor swimming pool, fitness center, business center, complimentary airport shuttle, and a sundries shop. The Marriott Dallas Fort Worth Airport South Property guestroom configuration consists of 203 standard king rooms, 91 double/double rooms, and 8 king suites. As of May 29, 2025, the hotel was rated 4.2 stars and #11 of 146 hotels in Fort Worth per TripAdvisor. The Marriott Dallas Fort Worth Airport South Property is operating under the Marriott flag with a franchise agreement expiring July 2039.

The following table presents historical occupancy, ADR, and RevPAR penetration rates of the Marriott Dallas Fort Worth Airport South Property:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			Marriott Dallas Fort Worth Airport South Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2023 TTM	69.8%	$150.51	$105.06	69.2%	$169.18	$117.04	99.1%	112.4%	111.4%
12/31/2024 TTM	65.5%	$154.60	$101.26	54.4%	$174.14	$94.72	83.0%	112.6%	93.5%
3/31/2025 TTM	65.3%	$155.17	$101.33	54.3%	$173.19	$94.05	83.2%	111.6%	92.8%

Source: Industry Report, unless otherwise indicated.

(1)	The variances between the underwriting, the appraisal and industry report data with respect to Occupancy, ADR and RevPAR are attributable in part to variances in reporting methodologies and/or timing differences.
(2)	The competitive set includes the Embassy Suites DFW Airport South, Hilton Arlington, Crowne Plaza Suites Arlington, Dallas/Fort Worth Airport Marriott, Holiday Inn Dallas Fort Worth Airport South, and Hilton Garden Inn Dallas Fort Worth Airport South.

The Market. The Marriott Dallas Fort Worth Airport South Property is located in Fort Worth, Texas, approximately 3.0 miles to the west of Dallas Fort Worth International Airport. The property is located approximately 1.5 miles south of Highway 183, which provides access to Downtown Fort Worth (23.0 miles to the west of the property) and Downtown Dallas (18.0 miles to the east of the property). The Marriott Dallas Fort Worth Airport South Property is also proximate to numerous leisure demand generators are Six Flags Over Texas, Hurricane Harbor, Globe Life Field, Choctaw Stadium, AT&T Stadium, and American Airlines Headquarters. The Marriott Dallas Fort Worth Airport South Property’s 2024 demand segmentation was 50% Commercial, 18% Group and 32% leisure.

According to the appraisal, the 2024 estimated population within a two-, five- and 10-mile radius of the Marriott Dallas Fort Worth Airport South Property was 30,667, 255,581, and 947,602 respectively, and the median household income for the same radii was $63,257, $62,472, and $67,449 respectively.

According to a third-party report, the Marriott Dallas Fort Worth Airport South Property is located in the Bedford/Grapevine submarket, which is within the Fort Worth/Arlington – TX USA market. According to a third-party report, the Bedford/Grapevine submarket is comprised of 66 hotel properties and 10,751 rooms in total. As of May 2025, the Bedford/Grapevine submarket had a trailing-twelve-month occupancy, ADR and RevPAR of 69.3%, $161.79 and $112.15, respectively.

The following table presents competitive properties to the Marriott Dallas Fort Worth Airport South Property:

Competitive Property Summary
Property	Year Built	Rooms	Commercial	Group	Leisure
Marriott Dallas Fort Worth Airport South	2000	302	50%	18%	32%
Embassy Suites DFW Airport South	1985	305	45%	15%	40%
Hilton Arlington	1983	308	50%	20%	30%
Crowne Plaza Suites Arlington	1986	200	45%	20%	35%
Dallas/Fort Worth Airport Marriott	1982	499	55%	20%	25%
Holiday Inn Dallas Fort Worth Airport South	2008	143	40%	15%	45%
Hilton Garden Inn DFW Airport South	2005	151	45%	15%	40%
Total/Wtd. Avg.	1990	1,908	48.8%	18.1%	33.0%

Source: Appraisal

Appraisal. The appraisal concluded to an “as-is” value for the Marriott Dallas Fort Worth Airport South Property of $60,500,000 as of April 28, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated May 8, 2025, there was no evidence of any recognized environmental conditions at the Marriott Dallas Fort Worth Airport South Property.

A-3-65

Hospitality – Full Service	Loan #8	Cut-off Date Balance:	$27,476,034
4151 Centreport Drive	Marriott Dallas Fort Worth Airport South	Cut-off Date LTV:	45.4%
Fort Worth, TX 76155		U/W NCF DSCR:	1.79x
		U/W NOI Debt Yield:	15.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Marriott Dallas Fort Worth Airport South Property:

Cash Flow Analysis
	2022	2023	2024	TTM Mar 2025	UW	UW per Room
Occupancy(1)(2)	53.8%	69.2%	54.4%	54.3%	54.3%
ADR(2)	$159.69	$169.72	$175.50	$174.55	$174.55
RevPAR(2)	$85.96	$117.41	$95.45	$94.79	$94.79

Rooms Revenue	$9,475,878	$12,942,488	$10,550,741	$10,449,206	$10,449,206	$34,600
Food & Beverage	$2,798,238	$3,572,099	$3,113,297	$3,475,305	$3,475,305	$11,508
Other Income	$121,920	$182,135	$143,411	$157,298	$157,298	$521
Total Revenue	$12,396,036	$16,696,722	$13,807,449	$14,081,809	$14,081,809	$46,629

Room Expense	$2,635,809	$3,144,069	$2,572,687	$2,464,228	$2,464,228	$8,160
Food & Beverage Expense	$1,379,512	$1,911,822	$1,418,355	$1,481,794	$1,481,794	$4,907
Other Department Expense	$27,931	$33,399	$28,324	$27,450	$27,450	$91
Total Department Expenses	$4,043,252	$5,089,289	$4,019,366	$3,973,472	$3,973,472	$13,157
Gross Operating Income	$8,352,784	$11,607,433	$9,788,083	$10,108,337	$10,108,337	$33,471

Total Undistributed Expenses	$4,154,119	$4,888,782	$4,431,805	$4,409,893	$4,426,579	$14,658
Gross Operating Profit	$4,198,664	$6,718,651	$5,356,278	$5,698,444	$5,681,758	$18,814

Property Taxes	$478,821	$978,262	$544,788	$515,774(1)	$1,050,042(1)	$3,477
Other Fixed Expenses	$0	$0	$0	$0	$46,611	$154
Insurance	$170,908	$220,920	$265,776	$272,127	$210,720	$698
Total Operating Expenses	$8,847,101	$11,177,253	$9,261,735	$9,171,266	$9,707,424	$32,144

Net Operating Income(1)	$3,548,935	$5,519,469	$4,545,714	$4,910,543	$4,374,385	$14,485
FF&E	$0	$0	$0	$0	$563,272	$1,865
Net Cash Flow	$3,548,935	$5,519,469	$4,545,714	$4,910,543	$3,811,113	$12,620

NOI DSCR	1.67x	2.60x	2.14x	2.31x	2.06x
NCF DSCR	1.67x	2.60x	2.14x	2.31x	1.79x
NOI Debt Yield	12.9%	20.1%	16.5%	17.9%	15.9%
NCF Debt Yield	12.9%	20.1%	16.5%	17.9%	13.9%

(1)	The increase in Occupancy and NOI from 2022 to 2023 and subsequent decrease from 2023 to 2024 and TTM Mar 2025 was primarily due to a non-recurring, one-year contract with American Airlines at the Marriott Dallas Fort Worth Airport South Property that ended in early 2024 to house rehired pilots, flight attendants, and other employees for interviews and trainings. The decrease in NOI from TTM Mar 2025 to UW NOI is primarily due to real estate taxes being underwritten based on the preliminary assessment for 2025. The borrower sponsor is pursuing a tax appeal for 2025
(2)	The variances between the underwriting, the appraisal, and the industry report data with respect to Occupancy, ADR and RevPAR at the Marriott Dallas Fort Worth Airport South Property are attributable in part to variances in reporting methodologies and/or timing differences.

Escrows and Reserves.

Tax Escrows – The Marriott Dallas Fort Worth Airport South Mortgage Loan documents require an upfront deposit of $525,018 and ongoing monthly deposits of $87,504 for real estate taxes.

Insurance Escrows – The Marriott Dallas Fort Worth Airport South Mortgage Loan documents require the borrower to deposit 1/12th of the estimated annual insurance premiums into an insurance reserve. However, the borrower will not be required to make the monthly insurance reserve deposit provided that (i) no event of default is continuing, (ii) there is a blanket policy in place that is satisfactory to the lender, and (iii) the borrower provides the lender evidence of renewal of such policy and paid receipts for the insurance premiums at least 30 days prior to the expiration date of such policy.

FF&E Reserve – The Marriott Dallas Fort Worth Airport South Mortgage Loan documents require ongoing monthly deposits in an amount equal to the greater of (i) the then-existing FF&E Reserve monthly deposit for the prior period or (ii) the greater of (a) 1/12th of 4% of the underwritten revenue for the prior fiscal year and (b) the amount required by the franchise agreement, initially $46,818.

Seasonality Reserve –The Marriott Dallas Fort Worth Airport South Mortgage Loan documents require an upfront deposit of $560,000 (the “Seasonality Reserve Required Annual Balance”). These funds may be used for disbursements to or for the payment of any part of the monthly debt service payments occurring in September and/or January, to the extent that there is insufficient cash flow from the Marriott Dallas Fort Worth Airport South Property to make the monthly debt service payment. The lender may adjust the Seasonality Reserve Required Annual Balance (and thus the Seasonality Reserve Deposit Amount (as defined below)), upon notice to the borrower, to an amount equal to the shortfall in revenue from the Marriott Dallas Fort Worth Airport South Property to cover the debt service at a debt service coverage ratio (“DSCR”) of 1.30x, as calculated by the lender based on actual operations from the

A-3-66

Hospitality – Full Service	Loan #8	Cut-off Date Balance:	$27,476,034
4151 Centreport Drive	Marriott Dallas Fort Worth Airport South	Cut-off Date LTV:	45.4%
Fort Worth, TX 76155		U/W NCF DSCR:	1.79x
		U/W NOI Debt Yield:	15.9%

prior 12 months. On each monthly payment date occurring in February, March, April, May and June, the borrower is required to deposit with the lender an amount equal to 1/5th of the Seasonality Reserve Required Annual Balance, initially $560,000 (the “Seasonality Reserve Deposit Amount”), provided, however, that the borrower is only required to make these deposits if the funds on deposit in the Seasonality Reserve are less than the Seasonality Reserve Required Annual Balance, initially $112,000.

Replacement Comfort Letter Reserve – The Marriott Dallas Fort Worth Airport South Mortgage Loan documents require an upfront deposit of $2,500 for paying any costs and fees associated with obtaining one or more replacement or reissued franchisor comfort letters as determined by the lender to be necessary or appropriate in connection with any secondary market transaction.

PIP Reserve – The Marriott Dallas Fort Worth Airport South Mortgage Loan documents require that on the date that any new PIP is imposed by the franchisor, the borrower is required to deposit within 15 days after receipt of notice from the franchisor with respect to such PIP work, cash or a letter of credit in an amount equal to 100% of the sum required to pay for such new PIP into a PIP reserve.

Lockbox and Cash Management. The Marriott Dallas Fort Worth Airport South Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver direction letters to each of the credit card companies with which borrower has entered into a merchant’s or other credit card agreement directing them to pay to the lender-controlled lockbox account all payments which would otherwise be paid to borrower under the applicable credit card processing agreement. The borrower is required to (or cause the property manager to) deposit all revenue generated by the Marriott Dallas Fort Worth Airport South Property into the lender-controlled lockbox account within three business days. All funds deposited into the lockbox are required to be transferred on each business day to the borrower unless a Cash Trap Event Period (as defined below) exists. Upon the occurrence and during the continuance of a Cash Trap Event Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Marriott Dallas Fort Worth Airport South Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Marriott Dallas Fort Worth Airport South Mortgage Loan documents may be held by the lender in an excess cash flow reserve account as additional collateral for the Marriott Dallas Fort Worth Airport South Mortgage Loan.

A “Cash Trap Event Period” will commence upon the occurrence of the following:

(v)	an event of default; or
(vi)	the DSCR falling below 1.25x, tested quarterly.

A Cash Trap Event Period will end upon the occurrence of the following:

(i)	with regard to clause (i) above, upon the cure of such event of default; or
(ii)	with regard to clause (ii) above, upon the DSCR has been equal to or greater than 1.25x for one calendar quarter.

Right of First Offer/Right of First Refusal. Marriott International, Inc., as franchisor, has a conditional Right of First Refusal (“ROFR”) to acquire the Marriott Dallas Fort Worth Airport South Property if there is a transfer of the hotel or controlling direct or indirect interest in the borrower to a competitor (generally, any person that exclusively develops, operates or franchises through or with a competitor of the franchisor comprising at least 10 luxury hotels, 20 full-service hotels or 50 limited-service hotels). The ROFR is not extinguished by foreclosure or deed in lieu thereof, and if there is a transfer to a competitor by foreclosure, or if the franchisee or its affiliates become a competitor, the franchisor has the right to purchase the hotel upon notice to the franchisee. The franchisor comfort letter provides that, if the lender exercises remedies against the franchisee, the lender may appoint a lender affiliate to acquire the property and enter into a management or franchise agreement if it is not a competitor or a competitor affiliate; provided, however, that a lender affiliate will not be deemed a competitor simply due to its ownership of multiple or competing hotels or having engaged managers to manage such other hotels.

Terrorism Insurance. The Marriott Dallas Fort Worth Airport South Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Marriott Dallas Fort Worth Airport South Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity. See “Risk Factors-Risks Relating to the Mortgage Loans-Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-67

Multifamily – Mid Rise	Loan #9	Cut-off Date Balance:	$21,000,000
920 Providence Highway	The Dior	Cut-off Date LTV:	62.5%
Dedham, MA 02026		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	7.8%

A-3-68

Multifamily – Mid Rise	Loan #9	Cut-off Date Balance:	$21,000,000
920 Providence Highway	The Dior	Cut-off Date LTV:	62.5%
Dedham, MA 02026		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	7.8%

A-3-69

Mortgage Loan No. 9 – The Dior

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:		AREF2		Single Asset/Portfolio:	Single Asset
				Location:	Dedham, MA 02026
Original Balance:		$21,000,000		General Property Type:	Multifamily
Cut-off Date Balance:		$21,000,000		Detailed Property Type:	Mid Rise
% of Initial Pool Balance:		3.5%		Title Vesting:	Fee
Loan Purpose:		Refinance		Year Built/Renovated:	2021/NAP
Borrower Sponsor(1):		Ralph Vacca		Size:	48 Units
Guarantor(1):		Ralph Vacca		Cut-off Date Balance per Unit:	$437,500
Mortgage Rate:		6.3500%		Maturity Date Balance per Unit:	$437,500
Note Date:		5/30/2025		Property Manager:	Self-managed
Maturity Date:		6/11/2030
Term to Maturity:		60 months		Underwriting and Financial Information
Amortization Term:		0 months		UW NOI:	$1,630,577
IO Period:		60 months		UW NCF:	$1,617,347
Seasoning:		1 month		UW NOI Debt Yield:	7.8%
Prepayment Provisions:		L(25),D(31),O(4)		UW NCF Debt Yield:	7.7%
Lockbox/Cash Mgmt Status:		Soft/Springing		UW NOI Debt Yield at Maturity:	7.8%
Additional Debt Type:		NAP		UW NCF DSCR:	1.20x
Additional Debt Balance:		NAP		Most Recent NOI:	$1,498,796 (3/31/2025 TTM)
Future Debt Permitted (Type):		No (NAP)		2nd Most Recent NOI:	$1,481,529 (12/31/2024)
				3rd Most Recent NOI:	$1,018,334 (12/31/2023)
Reserves(2)				Most Recent Occupancy(3):	97.9% (6/1/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(3):	90.4% (12/31/2024)
RE Tax Reserve:	$46,897	$15,632	NAP	3rd Most Recent Occupancy(3):	83.5% (12/31/2023)
Insurance Reserve:	$6,657	$3,328	NAP	Appraised Value (as of):	$33,600,000 (4/14/2025)
Replacement Reserve:	$0	$1,102	NAP	Appraised Value per Unit:	$700,000
Outstanding TI/LC:	$90,000	$0	NAP	Cut-off Date LTV Ratio:	62.5%
Free Rent Reserve:	$31,250	$0	NAP	Maturity Date LTV Ratio:	62.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$21,000,000	99.4%	Loan Payoff:	$19,801,497	93.7%
Sponsor Equity:	$134,846	0.6%	Closing Costs:	$1,158,545	5.5%
			Reserves:	$174,804	0.8%

Total Sources:	$21,134,846	100.0%	Total Uses:	$21,134,846	100.0%
(1)	In addition to standard non-recourse carveouts, Ralph Vacca provided a partial payment guaranty in the amount of $2,150,000.
(2)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(3)	Occupancies represent the average occupancy in each respective year, except for Most Recent Occupancy which is as of the rent roll date of June 1, 2025.

The Mortgage Loan. The ninth largest mortgage loan (“The Dior Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $21,000,000 and secured by the borrower’s fee simple interest in a 48 unit mid rise multifamily property in Dedham, Massachusetts (“The Dior Property”).

The Borrower and the Borrower Sponsor. The borrower is ACP Dedham Properties, LLC, a Delaware limited liability company and single purpose entity with one independent director. The borrower sponsor and non-recourse carveout guarantor is Ralph Vacca. Ralph Vacca is a commercial construction developer with over 25 years of experience managing multimillion dollar construction projects. Ralph Vacca currently owns seven properties totaling 164 units and over 10,000 square feet of commercial space in the Massachusetts market. In addition to standard non-recourse carveouts, Ralph Vacca provided a partial payment guaranty in the amount of $2,150,000.

The Property. The Dior Property is a 48-unit mid rise multifamily property located in Dedham, Massachusetts approximately 18 miles southwest of downtown Boston. The Dior Property was constructed by the borrower sponsor in 2021 and consists of a four-story residential tower with 8,197 square feet of ground-level retail space situated on a 1.29-acre site. The Dior Property features amenities such as a rooftop deck, a lounge, a mailroom, 24/7 property surveillance and garage parking included in rent. Unit amenities include stainless steel appliances, in-unit washer/dryer, a dishwasher, granite countertops and custom cabinets. The unit mix includes 35 one-bedroom floorplans and 13 two-bedroom floorplans with a weighted average unit size of 949 square feet. The Dior Property features 97 parking spaces in a two-level covered parking garage, resulting in a parking ratio of 2.02 spaces per unit.

As of June 1, 2025, the multifamily units at The Dior Property were 97.9% occupied. The Dior Property completed initial lease-up in 2022 and averaged an occupancy rate of 90.6% from January 2023 through June 2025. The ground floor retail space, accounting for 20.4% of underwritten income, contains a total of 8,197 square feet across four suites that were 82.9% occupied by three tenants as of June 1, 2025, including a medical spa, a veterinarian and

A-3-70

Multifamily – Mid Rise	Loan #9	Cut-off Date Balance:	$21,000,000
920 Providence Highway	The Dior	Cut-off Date LTV:	62.5%
Dedham, MA 02026		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	7.8%

a tattoo removal clinic. The vacant suite is leased by a medical spa tenant that is current on rent but is not occupying the space and was underwritten as vacant. The unit mix at The Dior Property is summarized in the table below:

Unit Mix(1)
Unit Mix / Type	Units	Occupied Units	% Occupied	Average SF per Unit	Total SF	Monthly Average Rent per Unit(2)	Monthly Average Market Rent per Unit(3)
One Bedroom	35	35	100.0%	841	29,424	$2,686	$2,659
Two Bedroom	13	12	92.3%	1,240	16,116	$3,509	$3,527
Total/Wtd. Avg.	48	47	97.9%	949	45,540	$2,909	$2,894

(1)	Based on the underwritten rent roll dated June 1, 2025.
(2)	Monthly Average Rent per Unit is based on occupied units only.
(3)	Source: Appraisal.

The Market. The Dior Property is located in Dedham, Massachusetts, approximately 18 miles southwest of downtown Boston. Primary access is provided by Interstate 95, which is located less than a half mile away and provides access to the greater New England area. Additionally, the Franklin/Foxboro line of the Massachusetts Bay Transportation Authority commuter rail system is located approximately 2.5 miles away, which provides service to downtown Boston and Providence, Rhode Island. The Dior Property is located adjacent to Legacy Place, a 675,000 square foot open-air shopping and dining center with a tenancy that includes national retailers such as Whole Foods, Apple, Nike, Lululemon, Shake Shack, Sweetgreen and Sephora. The Boston metropolitan area is home to several top-tier universities, including MIT, Harvard, Brown, Boston University, Boston College, University of Massachusetts and Northeastern University. Major corporations headquartered in the Boston metropolitan area include Liberty Mutual, The TJX Companies, General Electric, Raytheon, State Street and Dell EMC.

According to the appraisal, the 2024 estimated population within a one-, three- and five-mile radius of The Dior Property was 6,801, 69,147 and 215,389, respectively. The 2024 estimated average median household income within the same radii was approximately $133,497, $112,381 and $120,065, respectively.

According to the appraisal, The Dior Property is located in the West Norfolk County submarket within the Boston MSA apartment market. As of the fourth quarter of 2024, the West Norfolk County apartment submarket reported a total inventory of 20,368 units, an occupancy rate of 94.8% and an average rental rate of $2,810 per unit. As of the fourth quarter of 2024, 160 units were under construction in the West Norfolk County submarket and 0 units had been delivered within the preceding four quarters. The appraisal concluded to market rents of $2,659 for one-bedroom units and $3,527 for two-bedroom units at The Dior Property.

The following table presents recent multifamily leasing data at comparable properties with respect to The Dior Property:

Competitive Rental Properties Summary(1)
Property Name/Location	Year Built/Renovated	# Units	Occupancy	Unit Mix	In-Place Monthly Rent per Unit
The Dior Dedham, MA	2021/NAP	48	97.9%(2)	1BR	$2,686(2)
				2BR	$3,509(2)
Jefferson at Dedham Station Dedham, MA	2006/NAP	978	93.0%	1BR	$2,691
				2BR	$3,697
Parkway Apartments Boston, MA	2022/NAP	254	92.5%	1BR	$2,655
				2BR	$3,546
The Aven at Newton Highlands Newton, MA	2003/NAP	294	91.0%	1BR	$3,040
				2BR	$3,540
Metromark Apartments Boston, MA	2016/NAP	283	96.0%	1BR	$2,647
				2BR	$3,212
The Avens at Dedham Station Dedham, MA	2007/NAP	285	95.0%	1BR	$3,083
				2BR	$3,560
Velo Forest Hills Boston, MA	2020/NAP	250	92.0%	1BR	$2,923
				2BR	$4,114

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Information is based on the underwritten rent roll dated June 1, 2025.

A-3-71

Multifamily – Mid Rise	Loan #9	Cut-off Date Balance:	$21,000,000
920 Providence Highway	The Dior	Cut-off Date LTV:	62.5%
Dedham, MA 02026		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	7.8%

Appraisal. The appraisal concluded to an “As Is” value for The Dior Property of $33,600,000 as of April 14, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated April 11, 2025, there was no evidence of any recognized environmental conditions at The Dior Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at The Dior Property:

Cash Flow Analysis
	2023	2024	3/31/2025 TTM	UW	UW Per Unit
Gross Potential Rent	$1,349,903	$1,521,424	$1,507,239	$1,677,177	$34,941
Commercial Income	$89,962	$269,194	$286,849	$408,912	$8,519
Vacancy, Credit Loss & Concessions	$0	$0	$0	($83,859)	($1,747)
Effective Gross Income	$1,439,865	$1,790,618	$1,794,088	$2,002,230	$41,713

Taxes	$41,165	$147,027	$158,842	$170,657	$3,555
Insurance	$28,182	$35,470	$35,460	$39,939	$832
Other Operating Expenses	$352,184	$126,592	$100,990	$161,057	$3,355
Total Operating Expenses	$421,531	$309,089	$295,292	$371,654	$7,743

Net Operating Income	$1,018,334	$1,481,529	$1,498,796	$1,630,577	$33,970
Capital Expenditures	$0	$0	$0	$13,230	$276
Net Cash Flow	$1,018,334	$1,481,529	$1,498,796	$1,617,347	$33,695

Occupancy %(1)	83.5%	90.4%	97.9%	95.0%
NOI DSCR	0.75x	1.10x	1.11x	1.21x
NCF DSCR	0.75x	1.10x	1.11x	1.20x
NOI Debt Yield	4.8%	7.1%	7.1%	7.8%
NCF Debt Yield	4.8%	7.1%	7.1%	7.7%

(1)	Occupancy % represents the average occupancy of the multifamily units only, except for 3/31/2025 TTM which is as of the rent roll date of June 1, 2025. UW occupancy reflects economic occupancy.

Escrows and Reserves. At origination, the borrower deposited into escrow (i) approximately $46,897 for real estate taxes, (ii) $6,657 for insurance premiums, (iii) $90,000 for outstanding TI/LC reserves and (iv) $31,250 for free rent reserves.

Real Estate Taxes – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $15,632.

Insurance – On a monthly basis, the borrower is required to escrow 1/12th of the insurance premiums that the lender estimates will be payable during the next 12 months, which currently equates to approximately $3,328.

Replacement Reserve – On a monthly basis, the borrower is required to escrow approximately $1,102 for replacement reserves.

Lockbox and Cash Management. The Dior Mortgage Loan is structured with a soft lockbox and springing cash management. The borrower is required to cause all rents received by the borrower or property manager to be deposited into such lockbox account within one business day of receipt. All amounts in the lockbox account are remitted daily to the borrower at any time other than during the continuance of a Cash Management Period (as defined below). Upon the occurrence and during the continuance of a Cash Management Period, all amounts are required to be remitted to a lender-controlled cash management account daily to be applied and disbursed in accordance with The Dior Mortgage Loan documents. During the continuance of a Cash Management Period, all available cash remaining after the required applications and disbursements will be held in a lender-controlled subaccount.

A “Cash Management Period” will commence upon the earliest of the following:

(i)	the occurrence of an event of default; or
(ii)	the debt service coverage ratio falling below 1.10x as of the end of any calendar quarter;

A Cash Management Period will end upon the occurrence of the following:

•	with regard to clause (i), the cure of such event of default and no other event of default has occurred and is continuing; or
•	with regard to clause (ii), the net operating income debt service coverage ratio (based on the trailing 12-month period as calculated by the lender) is at least 1.15x for two consecutive calendar quarters.

A-3-72

Multifamily – Mid Rise	Loan #9	Cut-off Date Balance:	$21,000,000
920 Providence Highway	The Dior	Cut-off Date LTV:	62.5%
Dedham, MA 02026		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	7.8%

Terrorism Insurance. The Dior Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of The Dior Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-73

Multifamily – High Rise	Loan #10	Cut-off Date Balance:	$20,250,000
111 East Avenue	111 on East Apartments	Cut-off Date LTV:	64.8%
Rochester, NY 14604		UW NCF DSCR:	1.26x
		UW NOI Debt Yield:	9.8%

A-3-74

Multifamily – High Rise	Loan #10	Cut-off Date Balance:	$20,250,000
111 East Avenue	111 on East Apartments	Cut-off Date LTV:	64.8%
Rochester, NY 14604		UW NCF DSCR:	1.26x
		UW NOI Debt Yield:	9.8%

A-3-75

Mortgage Loan No. 10 – 111 on East Apartments

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	AREF2			Single Asset/Portfolio:	Single Asset
				Location:	Rochester, NY 14604
Original Balance:	$20,250,000			General Property Type:	Multifamily
Cut-off Date Balance:	$20,250,000			Detailed Property Type:	High Rise
% of Initial Pool Balance:	3.4%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1921/2024
Borrower Sponsors:	Moshe Bloorian, Jacob Herskowitz and Yeshaya Cohen			Size:	247 Units
Guarantors:	Moshe Bloorian, Jacob Herskowitz and Yeshaya Cohen			Cut-off Date Balance per Unit:	$81,984
Mortgage Rate:	7.3650%			Maturity Date Balance per Unit:	$81,984
Note Date:	4/30/2025			Property Manager:	Greyhill Management Group LLC (borrower-related)
Maturity Date:	5/6/2030
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$1,975,044
IO Period:	60 months			UW NCF:	$1,900,944
Seasoning:	2 months			UW NOI Debt Yield:	9.8%
Prepayment Provisions:	L(26),D(30),O(4)			UW NCF Debt Yield:	9.4%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	9.8%
Additional Debt Type:	NAP			UW NCF DSCR:	1.26x
Additional Debt Balance:	NAP			Most Recent NOI(2):	$1,894,393 (3/31/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI(2):	$1,474,013 (12/31/2023)
				3rd Most Recent NOI:	$1,347,534 (12/31/2022)
Reserves(1)				Most Recent Occupancy:	97.2% (3/29/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(3):	NAV
RE Tax Reserve:	$300,633	$42,948	NAP	3rd Most Recent Occupancy(3):	NAV
Insurance Reserve:	$26,380	$13,190	NAP	Appraised Value (as of):	$31,250,000 (2/21/2025)
Replacement Reserve:	$500,960	$6,175	NAP	Appraised Value per Unit:	$126,518
Deferred Maintenance:	$14,563	$0	NAP	Cut-off Date LTV Ratio:	64.8%
				Maturity Date LTV Ratio:	64.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$20,250,000	100.0%	Loan Payoff:	$18,579,306	91.7%
			Reserves:	$842,535	4.2%
			Closing Costs:	$508,264	2.5%
			Sponsor Equity:	$319,895	1.6%
Total Sources:	$20,250,000	100.0%	Total Uses:	$20,250,000	100.0%
(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(2)	The increase in Most Recent NOI from 2nd Most Recent NOI is primarily due to an increase in rental income, a decrease in utility expense as tenants switched over to paying utilities directly and a decrease in repairs and maintenance expense due to one-time expense items incurred in 2023.
(3)	2nd and 3rd Most Recent Occupancy is not available as the borrower sponsor acquired the 111 On East Apartments Property (as defined below) in March 2024.

The Mortgage Loan. The tenth largest mortgage loan (the “111 on East Apartments Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $20,250,000 and secured by the borrower’s fee simple interest in a 247-unit high rise multifamily property in Rochester, New York (the “111 on East Apartments Property”).

The Borrower and the Borrower Sponsors. The borrower is Rochester BSD LLC, a New York limited liability company and single purpose entity with one independent director. The borrower sponsors and non-recourse carveout guarantors are Moshe Bloorian, Jacob Herskowitz and Yeshaya Cohen. The borrower sponsors are principals of Greyhill Group, a commercial real estate company founded in 2020 specializing in the acquisition and repositioning of commercial assets. Greyhill Group’s real estate portfolio consists of 20 multifamily and industrial assets located in New York and Connecticut.

The Property. The 111 on East Apartments Property is a 247-unit high rise multifamily property located in downtown Rochester, New York. The 111 on East Apartments Property was constructed in 1921, most recently renovated in 2024, and consists of a nine-story residential tower with ground-level retail space situated on an approximately 1.36-acre site. The 111 on East Apartments Property features amenities such as controlled access, fitness center, bike storage, courtyard, laundry facilities, pool, leasing office, and a doorman. Unit amenities include a full appliance package, epoxy-surfaced countertops, refinished cabinets, and standard closets. The unit mix includes 151 studio floorplans, 88 one-bedroom floorplans and 8 two-bedroom floorplans with a weighted average unit size of 558 square feet. The 111 on East Apartments Property features 24 surface parking spaces, resulting in a parking ratio of 0.10 spaces per unit.

A-3-76

Multifamily – High Rise	Loan #10	Cut-off Date Balance:	$20,250,000
111 East Avenue	111 on East Apartments	Cut-off Date LTV:	64.8%
Rochester, NY 14604		UW NCF DSCR:	1.26x
		UW NOI Debt Yield:	9.8%

Prior to the borrower sponsors’ acquisition, the previous owner invested approximately $1.9 million in interior/exterior capital upgrades including unit flooring and lighting renovations as well as upgrades to plumbing, HVAC, roof, common areas and elevators. Since acquiring the 111 on East Apartments Property in March 2024, the borrower sponsors have invested approximately $811,538 ($3,286 per unit) in capital expenditure projects, including approximately $619,000 on interior upgrades and approximately $193,000 on common space upgrades. At loan origination, the borrower deposited $500,960 into escrow to be used for future renovation of an additional 62 units ($8,080 per unit) and provided a completion guaranty for the planned renovations.

As of March 29, 2025, the multifamily units at the 111 on East Apartments Property were 97.2% occupied. The ground floor retail space, accounting for 5.8% of underwritten income, contains a total of 17,002 square feet that was 64.1% occupied by seven tenants as of April 14, 2025, including a bookstore, a salon and two restaurants.

The 111 on East Apartments Property unit mix is summarized in the table below:

Unit Mix(1)
Unit Mix / Type	Units	Occupied Units	% Occupied	Average SF per Unit	Total SF	Monthly Average Rent per Unit(2)	Monthly Average Market Rent per Unit(3)
Studio	151	149	98.7%	414	62,492	$972	$1,067
One Bedroom	88	83	94.3%	765	67,348	$1,245	$1,316
Two Bedroom	8	8	100.0%	1,013	8,100	$1,651	$1,781
Total/Wtd. Avg.	247	240	97.2%	558	137,940	$1,089	$1,179

(1)	Based on the underwritten rent roll dated March 29, 2025.
(2)	Monthly Average Rent per Unit is based on occupied units only.
(3)	Source: Appraisal.

The Market. The 111 on East Apartments Property is located in downtown Rochester, New York on the corner of East Avenue and Chestnut Street, one block south of Main Street. The area offers access to various amenities, shops and parks such as Washington Square Park and Aqueduct Park, all within walking distance. Public transportation is provided by Rochester Genesee Regional Transportation Authority (RGRTA), with several pickup and drop-off locations situated near the 111 on East Apartments Property. Demand drivers in the area include the Eastman School of Music (0.1 miles away), University of Rochester (1.5 miles away) and Rochester Regional Health’s headquarters (7 miles away).

According to the appraisal, the 2023 estimated population within a one-, three- and five-mile radius of the 111 on East Apartments Property was 18,527, 149,447 and 277,142, respectively. The 2023 estimated average median household income within the same radii was approximately $46,701, $49,237 and $58,706, respectively.

According to the appraisal, the 111 on East Apartments Property is located in the Central Rochester submarket within the Rochester apartment market. As of the fourth quarter of 2024, the Central Rochester apartment submarket reported a total inventory of 7,262 units, an occupancy rate of 96.1% and an average rental rate of $1,296 per unit. The appraisal concluded to market rents of $1,050 - $1,100 for studio units, $1,150 - $1,500 for one-bedroom units and $1,750 - $1,800 for two-bedroom units at the 111 on East Apartments Property.

A-3-77

Multifamily – High Rise	Loan #10	Cut-off Date Balance:	$20,250,000
111 East Avenue	111 on East Apartments	Cut-off Date LTV:	64.8%
Rochester, NY 14604		UW NCF DSCR:	1.26x
		UW NOI Debt Yield:	9.8%

The following table presents recent multifamily leasing data at comparable properties with respect to the 111 on East Apartments Property:

Competitive Rental Properties Summary(1)
Property Name/Location	Year Built/Renovated	# Units	Occupancy	Unit Mix	In-Place Monthly Rent per Unit
111 on East Apartments Rochester, NY	1921 / 2024	247(2)	97.2%(2)	Studio	$972(2)
				1BR	$1,245(2)
				2BR	$1,651(2)
The Terminal Building Rochester, NY	2018 / NAV	56	78.8%	1BR	$1,338
				2BR	$1,606
				3BR	$1,709
The H.H. Warner Lofts Rochester, NY	2009 / NAV	50	92.0%	1BR	$1,491
				2BR	$1,850
University Place Rochester, NY	1928 / NAV	86	100.0%	Studio	$937
				1BR	$1,040
				2BR	$1,408
Normandie Rochester, NY	1935 / NAV	217	96.3%	Studio	$1,134
				1BR	$1,199
				2BR	$1,766
				3BR	$1,899
Ambassador Rochester, NY	1930 / NAV	54	100.0%	Studio	$975
				1BR	$1,318
				2BR	$1,800
Water Street Commons Rochester, NY	1965 / NAV	66	92.4%	1BR	$1,478
				2BR	$1,500

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Information is based on the underwritten rent roll dated March 29, 2025.

Appraisal. The appraisal concluded to an “As Is” value for the 111 on East Apartments Property of $31,250,000 as of February 21, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated March 26, 2025, there was no evidence of any recognized environmental conditions at the 111 on East Apartments Property.

A-3-78

Multifamily – High Rise	Loan #10	Cut-off Date Balance:	$20,250,000
111 East Avenue	111 on East Apartments	Cut-off Date LTV:	64.8%
Rochester, NY 14604		UW NCF DSCR:	1.26x
		UW NOI Debt Yield:	9.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 111 on East Apartments Property:

Cash Flow Analysis
	2022	2023	3/31/2025 TTM	UW	UW Per Unit
Gross Potential Rent	$2,667,459	$2,617,038	$2,839,198	$3,239,228	$13,114
Commercial Income	$2,761	$232,169	$216,839	$201,561	$816
Other Income(1)	$131,073	$160,961	$195,725	$195,725	$792
Vacancy, Credit Loss & Concessions	$2,104	($13,713)	($3,573)	($165,534)	($670)
Effective Gross Income	$2,803,397	$2,996,455	$3,248,190	$3,470,981	$14,053

Taxes	$243,868	$268,623	$423,179	$515,370	$2,087
Insurance	$88,293	$84,881	$144,582	$158,281	$641
Other Operating Expenses	$1,123,702	$1,168,938	$786,036	$822,286	$3,329
Total Operating Expenses	$1,455,863	$1,522,442	$1,353,797	$1,495,937	$6,056

Net Operating Income(2)	$1,347,534	$1,474,013	$1,894,393	$1,975,044	$7,996
Capital Expenditures	$0	$0	$0	$74,100	$300
Net Cash Flow	$1,347,534	$1,474,013	$1,894,393	$1,900,944	$7,696

Occupancy %(3)	NAV	NAV	97.2%	94.9%
NOI DSCR	0.89x	0.97x	1.25x	1.31x
NCF DSCR	0.89x	0.97x	1.25x	1.26x
NOI Debt Yield	6.7%	7.3%	9.4%	9.8%
NCF Debt Yield	6.7%	7.3%	9.4%	9.4%

(1)	Other Income is comprised of pet fees, laundry income and other miscellaneous fees.
(2)	The increase in 3/31/2025 TTM Net Operating Income from 2023 Net Operating Income is primarily due to an increase in rental income, a decrease in utility expense as tenants switched over to paying utilities directly and a decrease in repairs and maintenance expense due to one-time expense items incurred in 2023.
(3)	2022 and 2023 occupancy are not available as the borrower sponsors acquired the 111 on East Apartments Property in March 2024. 3/31/2025 TTM occupancy is as of the rent roll date of March 29, 2025.

Escrows and Reserves. At origination, the borrower deposited into escrow (i) approximately $300,633 for real estate taxes, (ii) $26,380 for insurance premiums, (iii) $500,960 for replacement reserves and (iv) $14,563 for deferred maintenance.

Real Estate Taxes – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $42,948.

Insurance – On a monthly basis, the borrower is required to escrow 1/12th of the insurance premiums that the lender estimates will be payable during the next 12 months, which currently equates to approximately $13,190.

Replacement Reserve – On a monthly basis, the borrower is required to escrow approximately $6,175 for replacement reserves.

Lockbox and Cash Management. The 111 on East Apartments Mortgage Loan is structured with a springing lockbox and springing cash management. During the continuation of a Cash Management Period (as defined below), the 111 on East Apartments Mortgage Loan documents require the borrower to deposit, or cause the property manager to deposit, all rents into the lockbox account within one business day of receipt. All funds in the lockbox account will be swept daily into a cash management account controlled by the lender and applied in accordance with the 111 on East Apartments Mortgage Loan documents.

A “Cash Management Period” will commence upon the earliest of the following:

(i)	the occurrence of an event of default;
(ii)	the debt service coverage ratio falling below 1.10x as of the end of any calendar quarter starting on May 6, 2026;
(iii)	the debt yield falling below 8.0% as of the end of any calendar quarter starting on May 6, 2026;

A Cash Management Period will end upon the occurrence of the following:

•	with regard to clause (i), the cure of such event of default and no other event of default has occurred and is continuing;
•	with regard to clause (ii), the net operating income debt service coverage ratio (based on the trailing 12-month period as calculated by the lender) is at least 1.25x for two consecutive calendar quarters; or
•	with regard to clause (iii), the net operating income debt yield (based on the trailing 12-month period as calculated by the lender) is at least 9.0% for two consecutive calendar quarters.
A-3-79

Multifamily – High Rise	Loan #10	Cut-off Date Balance:	$20,250,000
111 East Avenue	111 on East Apartments	Cut-off Date LTV:	64.8%
Rochester, NY 14604		UW NCF DSCR:	1.26x
		UW NOI Debt Yield:	9.8%

Terrorism Insurance. The 111 on East Apartments Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the 111 on East Apartments Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-80

Mortgage Loan No. 11 – O’Hare 8 Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	CREFI			Single Asset/Portfolio(2):	Single Asset
				Location:	Elk Grove Village, IL 60007
Original Balance:	$19,295,000			General Property Type:	Industrial
Cut-off Date Balance:	$19,295,000			Detailed Property Type:	Warehouse/Distribution
% of Initial Pool Balance:	3.2%			Title Vesting:	Fee
Loan Purpose(1):	Refinance/Acquisition			Year Built/Renovated:	1972-1983/NAP
Borrower Sponsors:	Ankur Patel, James Conrad and Anthony Dubbaneh			Size:	212,026 SF
Guarantors:	Ankur Patel, James Conrad and Anthony Dubbaneh			Cut-off Date Balance Per SF:	$91
Mortgage Rate:	6.8200%			Maturity Date Balance Per SF:	$91
Note Date:	6/13/2025			Property Manager:	McLennan Property Management Company (third party)
Maturity Date:	7/6/2030
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI(3):	$1,863,019
IO Period:	60 months			UW NCF:	$1,754,964
Seasoning:	0 months			UW NOI Debt Yield:	9.7%
Prepayment Provisions:	L(24),D(29),O(7)			UW NCF Debt Yield:	9.1%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	9.7%
Additional Debt Type:	NAP			UW NCF DSCR:	1.32x
Additional Debt Balance:	NAP			Most Recent NOI(3):	$1,581,751 (3/31/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$1,476,151 (12/31/2024)
Reserves				3rd Most Recent NOI(4):	NAV
Type	Initial	Monthly	Cap	Most Recent Occupancy:	95.0% (5/29/2025)
RE Taxes:	$179,621	$29,937	NAP	2nd Most Recent Occupancy:	99.0% (12/31/2024)
Insurance:	$43,327	$5,416	NAP	3rd Most Recent Occupancy(4):	NAV
Replacement Reserve:	$136,025	$1,759	$175,000	Appraised Value (as of):	$28,800,000 (4/14/2025)
Deferred Maintenance:	$124,038	$0	NAP	Appraised Value PSF:	$136
TI/LC Reserve:	$0	$4,396	$105,513	Cut-off Date LTV Ratio:	67.0%
				Maturity Date LTV Ratio:	67.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$19,295,000	100.0%	Loan Payoff:	$13,130,432	68.1%
			Purchase Price:	$3,160,890	16.4%
			Sponsor Equity:	$1,765,000	9.1%
			Closing Costs:	$755,668	3.9%
			Upfront Reserves:	$483,011	2.5%
Total Sources:	$19,295,000	100.0%	Total Uses:	$19,295,000	100.0%

(1)	Seven assets were refinanced, and the eighth asset, 2301-2331 Eastern Avenue, was acquired at origination.
(2)	The O’Hare 8 Portfolio Property (as defined below) is comprised of eight assets within Elk Grove Village, Illinois operating as a single economic unit. See “Portfolio Summary” below.
(3)	The increase from Most Recent NOI to UW NOI is primarily attributable to the borrower acquiring the 2301-2331 Eastern Avenue asset at origination.
(4)	Historical financial information and occupancies prior to 2024 are not available because the borrower sponsor acquired the 2301-2331 Eastern Avenue asset at origination and the remaining assets were acquired in 2023.

The Mortgage Loan. The eleventh largest mortgage loan (the “O’Hare 8 Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $19,295,000 and secured by a first priority fee mortgage encumbering a 212,026 SF, eight asset, industrial warehouse and distribution portfolio located in Elk Grove Village, Illinois (the “O’Hare 8 Portfolio Property”).

The Borrower and the Borrower Sponsors. The borrower is Dupage EGV Industrial, LLC, an Illinois limited liability company and single purpose entity with no independent directors.

The borrower sponsors and non-recourse carveout guarantors are Ankur Patel, James Conrad and Anthony Dubbaneh. Ankur Patel and Anthony Dubbaneh are managing partners at Harborview Capital Group which is a multi-faceted investment firm that combines private real estate experience with a private equity division, a dedicated brokerage unit specializing in capital markets, and a hospitality group that owns and manages select-service hotels. Harborview Capital Management’s team has closed transactions totaling over $300 million in the past decade and has assisted in securing loans for clients in excess of $1 billion. James Conrad is the managing broker of McLennan Commercial Properties and is active in the Chicago metropolitan area having completed over $50,000,000 in transaction volume since 2015.

The Property. The O’Hare 8 Portfolio Property consists of an eight asset, 212,026 SF, industrial warehouse and distribution portfolio located in Elk Grove Village, Illinois, approximately 26.0 miles northwest of Chicago, Illinois. The O’Hare 8 Portfolio Property is comprised of eight assets ranging in size between 19,200 SF and 32,000 SF which were constructed between 1972 and 1983 and are situated on non-contiguous parcels of land that total 11.09-acres. The O’Hare 8 Portfolio Property features approximately 9.5% of office finish with 46 dock high doors, 6 drive-in doors, and clear heights ranging from 14 to 18 feet, with a weighted average clear height of 15 feet. The O’Hare 8 Portfolio Property also features 218 surface parking spaces, resulting in

A-3-81

Industrial – Warehouse/Distribution	Loan #11	Cut-off Date Balance:	$19,295,000
Various	O’Hare 8 Portfolio	Cut-off Date LTV:	67.0%
Elk Grove Village, IL 60007		UW NCF DSCR:	1.32x
		UW NOI Debt Yield:	9.7%

a parking ratio of 1.03 spaces per 1,000 SF. As of May 29, 2025, the O’Hare 8 Portfolio Property was 95.0% leased by 29 individual tenants ranging in size from 2,541 SF to 29,050 SF with no tenant making up more than 14.1% of underwritten rent.

The following table presents certain information relating to the O’Hare 8 Portfolio Property:

O'Hare 8 Portfolio Summary
Address	Year Built(1)	NRA (SF)	# of Tenants	Occ.(2)	# of Drive In Doors	# of Dock High Doors	Clear Height	Parking Spaces	% Office
2301-2331 Eastern Avenue	1973	29,050	1	100.0%	2	2	16.0'	33	10.0%
2375-2401 Delta Lane	1978	32,000	3	100.0%	1	4	14.0'	8	10.0%
2271-2289 Devon Avenue	1974	31,581	6	76.0%	0	11	14.0'	50	15.0%
2501-2541 Devon Avenue	1983	29,005	1	100.0%	0	5	18.0'	19	5.0%
2351-2367 Devon Avenue	1975	28,550	8	100.0%	0	9	15.0'	13	10.0%
2300-2330 Eastern Avenue	1972	21,320	2	100.0%	2	2	14.0'	23	5.0%
2425-2435 Devon Avenue	1983	21,320	4	100.0%	1	7	14.0'	35	10.0%
2475-2485 Devon Avenue	1970	19,200	4	84.0%	0	6	14.0'	37	10.0%
Total/Wtd. Avg.		212,026	29	95.0%	6	46	14' - 18'	218	9.5%

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated May 29, 2025.

Major Tenants.

Durable Longlasting Protective Coatings, Inc. (“DLP Coatings”) (29,050 SF, 13.7% of NRA, 14.1% of UW Rent). Founded in 1985, DLP Coatings offers a wide variety of services including painting fasteners as well as a variety of unique parts. DLP Coatings has 45 employees and offers solutions to a range of industries from home appliances to large agricultural equipment. DLP Coatings has been a tenant at the O’Hare 8 Portfolio Property since May 2000, expanding in March 2014, and has a current lease term through April 30, 2029 with one, five-year renewal option and no termination options remaining.

D&S Wire, Inc. (“D&S Wire”) (29,005 SF, 13.7% of NRA, 14.1% of UW Rent). Founded in 1963, D&S Wire is a provider of precision wire by coil or bar, specializing in Swiss Escomatic Wire, Swiss Tolerance Cold Drawn Bars, and Centerless Ground Bards all of which are used in plumbing and electrical projects. D&S Wire has been a tenant at the O’Hare 8 Portfolio Property since July 2014 and has a current lease term through June 30, 2029 with one, five-year renewal option and no termination options remaining.

NIDA Trading Corporation (16,000 SF, 7.5% of NRA, 7.8% of UW Rent). Founded in 1993, NIDA Trading Corporation is a provider of bulk and wholesale nuts, including almonds, peanuts, and cashews. NIDA Trading Corporation uses its space at the O’Hare 8 Portfolio Property as its base for all roasting, mixing, packaging, and shipping. NIDA Trading Corporation has been a tenant at the O’Hare 8 Portfolio Property since June 2018 and has a current lease term through June 30, 2030 with no renewal options and no termination options remaining.

A-3-82

Industrial – Warehouse/Distribution	Loan #11	Cut-off Date Balance:	$19,295,000
Various	O’Hare 8 Portfolio	Cut-off Date LTV:	67.0%
Elk Grove Village, IL 60007		UW NCF DSCR:	1.32x
		UW NOI Debt Yield:	9.7%

The following table presents certain information relating to the top tenants by underwritten base rent at the O’Hare 8 Portfolio Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/ Fitch/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Exp.	Renewal Options	Term. Option (Y/N)
Major Tenants
Durable Longlasting Protective Coatings, Inc.	NR/NR/NR	29,050	13.7%	$342,792	14.1%	$11.80	4/30/2029	1 x 5 yr	N
D & S Wire, Inc.	NR/NR/NR	29,005	13.7%	$343,509	14.1%	$11.84	6/30/2029	1 x 5 yr	N
NIDA Trading Corporation	NR/NR/NR	16,000	7.5%	$190,980	7.8%	$11.94	6/30/2030	N	N
Formula Systems of North America, Inc.	NR/NR/NR	10,660	5.0%	$140,640	5.8%	$13.19	4/30/2030	N	Y(3)
Tech Print, Inc.	NR/NR/NR	10,660	5.0%	$117,120	4.8%	$10.99	5/31/2028	N	N
Elite Energy Solutions, LLC	NR/NR/NR	10,043	4.7%	$125,520	5.2%	$12.50	8/31/2028	N	N
Northwest Electric Motor Company	NR/NR/NR	8,000	3.8%	$99,600	4.1%	$12.45	8/31/2029	N	N
Ramrod Distribution Inc.	NR/NR/NR	8,000	3.8%	$94,200	3.9%	$11.78	5/31/2026	2 x 3 yr	N
LBC Mundial Corp.	NR/NR/NR	7,160	3.4%	$61,440	2.5%	$8.58	5/31/2026	N	N
MRG Construction Corp.	NR/NR/NR	7,160	3.4%	$88,920	3.7%	$12.42	7/31/2027	N	Y(4)
Major Tenants Subtotal/Wtd. Avg.		135,738	64.0%	$1,604,721	65.9%	$11.82
Other Tenants		65,665	31.0%	$831,372	34.1%	$12.66
Occupied Subtotal/Wtd. Avg.		201,403	95.0%	$2,436,093	100.0%	$12.10
Vacant Space		10,623	5.0%
Total/Wtd. Avg.		212,026	100.0%

(1)	Based on the underwritten rent roll dated May 29, 2025, inclusive of rent steps through May 1, 2026.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Formula Systems of North America, Inc. has the option to terminate its lease effective March 31, 2027 by providing no less than 120 days’ prior written notice and paying a termination fee.
(4)	MRG Construction Corp has the option to terminate its lease on any of the four following dates, provided that it gives 90 days prior written notice: October 31, 2025, April 30, 2026, October 31, 2026, or April 30, 2027.

The following table presents certain information relating to the lease rollover schedule at the O’Hare 8 Portfolio Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	5	25,410	12.0%	12.0%	$284,016	11.7%	11.7%	$11.18
2027	10	34,959	16.5%	28.5%	$439,776	18.1%	29.7%	$12.58
2028	6	36,178	17.1%	45.5%	$437,940	18.0%	47.7%	$12.11
2029	6	78,196	36.9%	82.4%	$942,741	38.7%	86.4%	$12.06
2030	2	26,660	12.6%	95.0%	$331,620	13.6%	100.0%	$12.44
2031	0	0	0.0%	95.0%	$0	0.0%	100.0%	$0.00
2032	0	0	0.0%	95.0%	$0	0.0%	100.0%	$0.00
2033	0	0	0.0%	95.0%	$0	0.0%	100.0%	$0.00
2034	0	0	0.0%	95.0%	$0	0.0%	100.0%	$0.00
2035 & Thereafter	0	0	0.0%	95.0%	$0	0.0%	100.0%	$0.00
Vacant	0	10,623	5.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(3)	29	212,026	100.0%		$2,436,093	100.0%		$12.10

(1)	Information is based on the underwritten rent roll dated May 29, 2025, inclusive of rent steps through May 1, 2026.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the lease rollover schedule.
(3)	Weighted average UW Rent PSF Rolling excludes vacant space.

The Market. The O’Hare 8 Portfolio Property is located across eight non-contiguous parcels in Elk Grove Village, Illinois, approximately 26.0 miles northwest of Chicago. The O’Hare 8 Portfolio Property benefits from its proximity to O’Hare International Airport which is located approximately 8.4 miles away. Primary access to the O’Hare 8 Portfolio Property is provided by State Routes 83, 19, and 72. The immediate area around the O’Hare 8 Portfolio Property is considered a commercial corridor with industrial, retail, and residential uses.

According to the appraisal, the O’Hare 8 Portfolio Property is located within the O’Hare industrial submarket of the overall Chicago metropolitan industrial market. As of the first quarter of 2025, the Chicago industrial market had inventory of 1,426,315,713 square feet, a vacancy rate of 5.5%, and average asking rent of $6.90 per square foot. As of the first quarter of 2025, the O’Hare industrial submarket had inventory of 104,815,836 square feet, a vacancy rate of 4.4%, and average asking rent of $12.90 per square foot.

A-3-83

Industrial – Warehouse/Distribution	Loan #11	Cut-off Date Balance:	$19,295,000
Various	O’Hare 8 Portfolio	Cut-off Date LTV:	67.0%
Elk Grove Village, IL 60007		UW NCF DSCR:	1.32x
		UW NOI Debt Yield:	9.7%

According to the appraisal, the 2024 population within a one-, three-, and five-mile radius of the O’Hare 8 Portfolio Property was 4,777, 66,809, and 216,836, respectively. The 2024 average household income within the same radii was $63,813, $102,338 and $119,236, respectively.

The following table presents certain information relating to comparable industrial rents with respect to the O’Hare 8 Portfolio Property:

Market Rental Comparables(1)
Property Name/Address	Year Built	NRA (SF)	Clear Heights	Tenant	Suite Size (SF)	Lease Commencement	Lease Term (yrs)	Rent (PSF)
O'Hare 8 Portfolio(2)	1972-1983	212,026 SF	14.0' - 18.0'	NIDA Trading Corporation	16,000	Jun-18	144	$11.59
Peninsula Business Park 2447 East Higgins Circle Elk Grove Village, IL	2004	47,652 SF	26.0'	Hudson	47,652	Jun-24	61	$14.75
1675 Jarvis Ave 1675 Jarvis Avenue Elk Grove Village, IL	1979	12,075 SF	14.0'	Motion Industries	5,217	Apr-24	60	$9.60
800 Dierking Terrace 800 Dierking Terrace Elk Grove Village, IL	2019	41,280 SF	24.0' - 28.0'	GGF, Inc.	30,960	Jul-24	63	$18.50
780-790 Bonnie Ln. 780 Bonnie Lane Elk Grove Village, IL	1974	13,687 SF	15.0'	TBD - Listing	6,844	Mar-25	0	$9.25
2500 E Devon Avenue 2500 Devon Avenue Elk Grove Village, IL	1971	68,742 SF	20.0'	Atlas SN	68,742	Jun-24	36	$12.95
201 Hansen Ct. 201 Hansen Court Elk Grove Village, IL	1988	61,700 SF	16.0'	Jasmine Enterprises	9,489	Jun-23	120	$10.50
501 North Edgewood Avenue 501 North Edgewood Avenue Elk Grove Village, IL	1988	18,000 SF	16.0'	Fabmax Inc.	18,000	May-23	60	$9.00
601-607 Country Club Drive 601-607 Country Club Drive Elk Grove Village, IL	1971	81,100 SF	12.0'	Confidential	2,500	Jun-23	36	$11.00

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated May 29, 2025. Rent (PSF) represents the underwritten base rent excluding contractual rent steps.

Appraisal. The appraisal concluded to an “As Is” value for the O’Hare 8 Portfolio Property of $28,800,000 as of April 14, 2025.

Environmental Matters. According to the Phase I environmental site assessments dated May 1, 2025, there was a controlled recognized environmental condition with respect to the properties located at 2375-2401 Delta Lane, and 2425-2435, 2475-2485 and 2501-2541 Devon Avenue, related to residual impacts to site soils and groundwater associated with historic operations, and the placement of land and groundwater use restrictions on the properties.

A-3-84

Industrial – Warehouse/Distribution	Loan #11	Cut-off Date Balance:	$19,295,000
Various	O’Hare 8 Portfolio	Cut-off Date LTV:	67.0%
Elk Grove Village, IL 60007		UW NCF DSCR:	1.32x
		UW NOI Debt Yield:	9.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the O’Hare 8 Portfolio Property:

Cash Flow Analysis(1)
	12/31/2024	TTM 3/31/2025	UW(2)(3)	UW PSF
Base Rent	$1,884,408	$2,025,165	$2,357,892	$11.12
Contractual Rent Steps	$0	$0	$78,201	$0.37
Potential Income from Vacant Space	$0	$0	$132,788	$0.63
Gross Potential Rent	$1,884,408	$2,025,165	$2,568,881	$12.12
Reimbursements	$58,980	$0	$58,614	$0.28
Net Rentable Income	$1,943,388	$2,025,165	$2,627,495	$12.39
(Vacancy / Credit Loss)	$0	$0	($132,788)	($0.63)
Other Income	$0	$0	$0	$0.00
Effective Gross Income	$1,943,388	$2,025,165	$2,494,707	$11.77

Management Fee	$0	$0	$74,841	$0.35
Real Estate Taxes	$0	$0	$342,136	$1.61
Insurance	$0	$0	$61,896	$0.29
Other Operating Expenses(4)	$467,237	$443,414	$152,815	$0.72
Total Operating Expenses	$467,237	$443,414	$631,688	$2.98

Net Operating Income	$1,476,151	$1,581,751	$1,863,019	$8.79
Replacement Reserves	$0	$0	$33,649	$0.16
TI/LC	$0	$0	$74,406	$0.35
Net Cash Flow	$1,476,151	$1,581,751	$1,754,964	$8.28

Occupancy (%)	99.0%	99.4%	94.9%(5)
NOI DSCR	1.11x	1.19x	1.40x
NCF DSCR	1.11x	1.19x	1.32x
NOI Debt Yield	7.7%	8.2%	9.7%
NCF Debt Yield	7.7%	8.2%	9.1%
(1)	Historical financial information prior to 2024 is not available because the borrower acquired the 2301-2331 Eastern Avenue asset at origination of the O’Hare 8 Portfolio Mortgage Loan and the remainder of the assets were acquired in 2023.
(2)	The increase from TTM 3/31/2025 to UW Net Operating Income is primarily attributable to the borrower acquiring the 2301-2331 Eastern Avenue asset at origination.
(3)	Information is based on the underwritten rent roll dated May 29, 2025, inclusive of rent steps through May 1, 2026.
(4)	Other Operating Expenses represents contract services, repairs and maintenance, utilities and general and administrative expenses.
(5)	UW Occupancy represents economic occupancy.
A-3-85

Mortgage Loan No. 12 – One Glen Lakes

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	AREF2			Single Asset/Portfolio:	Single Asset
				Location:	Dallas, TX 75231
Original Balance:	$17,400,000			General Property Type:	Office
Cut-off Date Balance:	$17,400,000			Detailed Property Type:	CBD
% of Initial Pool Balance:	2.9%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1981/2021-2023
Borrower Sponsor:	ICM Property Partners Trust			Size:	170,158 SF
Guarantor:	ICM Property Partners Trust			Cut-off Date Balance PSF:	$102
Mortgage Rate:	7.54400%			Maturity Balance PSF:	$102
Note Date:	6/6/2025			Property Manager:	Lincoln Property Company Commercial, Inc.
Maturity Date:	6/6/2030
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$2,080,849
IO Period:	60 months			UW NCF	$1,726,920
Seasoning:	1 month			UW NOI Debt Yield:	12.0%
Prepayment Provisions:	L(25),D(31),O(4)			UW NCF Debt Yield:	9.9%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	12.0%
Additional Debt Type:	NAP			UW NCF DSCR:	1.30x
Additional Debt Balance:	NAP			Most Recent NOI:	$1,823,635 (3/31/2025 TTM)
Future Debt Permitted (Type)(1):	Yes (Mezzanine)			2nd Most Recent NOI(2):	$1,822,143 (12/31/2024)
Reserves				3rd Most Recent NOI(2):	$2,047,451 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy(3):	80.0% (6/1/2025)
RE Taxes:	$294,198	$49,033	NAP	2nd Most Recent Occupancy(3):	91.5% (12/31/2024)
Insurance:	$18,458	$3,076	NAP	3rd Most Recent Occupancy(3):	88.7% (12/31/2023)
Immediate Repairs:	$203,243	$0	NAP	Appraised Value (as of):	$29,100,000 (4/1/2025)
Replacement Reserve:	$0	$1,134	NAP	Appraised Value per SF:	$171
TI/LC Reserve:	$1,000,000	$28,360	NAP	Cut-off Date LTV Ratio:	59.8%
Outstanding TI/LC:	$482,546	$0	NAP	Maturity Date LTV Ratio:	59.8%
Free Rent Reserve:	$192,236	$0	NAP

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$17,400,000	83.8%	Loan Payoff:	$18,073,335	87.0%
Sponsor Equity	$3,371,159	16.2%	Upfront Reserves:	$2,190,680	10.5%
			Closing Costs(4):	$507,143	2.4%
Total Sources:	$20,771,159	100.0%	Total Uses:	$20,771,159	100.0%

(1)	See “Mezzanine Loan and Preferred Equity” below.
(2)	The decrease in 2nd Most Recent NOI from 3rd Most Recent NOI is primarily due to a decrease in recovery income as a result of new leasing with new base year stops.
(3)	Occupancies represent the average occupancy in each respective year, except for Most Recent Occupancy which is as of the underwritten rent roll date of June 1, 2025.
(4)	Closing Costs include an origination fee of $174,000.

The Mortgage Loan. The twelfth largest mortgage loan (the “One Glen Lakes Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $17,400,000 and secured by a first-priority fee mortgage encumbering a 170,158 square foot office tower located in Dallas, Texas (the “One Glen Lakes Property”).

The Borrower and the Borrower Sponsor. The borrower is ICM One Glen Lakes LP, a Texas limited partnership and single purpose entity. The borrower sponsor and the non-recourse carveout guarantor is ICM Property Partners Trust. ICM Property Partners Trust is an affiliate of ICM Asset Management, an alternative investment management firm founded in 2003 with approximately $1.5 billion of assets under management. ICM Asset Management’s portfolio is comprised of 54 properties across the U.S., Canada and Mexico, including one other office property in Dallas.

The Property. The One Glen Lakes Property is a 10-story office building comprised of 170,158 square feet of net rentable area located in Dallas, Texas approximately 9 miles north of downtown Dallas. The One Glen Lakes Property was constructed in 1981 and most recently renovated between 2021 and 2023. Since acquiring the One Glen Lakes Property in March 2020, the borrower sponsor has invested approximately $3 million in capital expenditures focused on modernizing the common areas, increasing amenities and the speculative build-out of vacant suites to generate leasing. Property amenities include waterfront views, a lakeside patio, conference room, tenant lounge, 24/7 secured access and a parking garage. The One Glen Lakes Property features 529 garage and 56 surface spaces, resulting in a parking ratio of approximately 3.4 spaces per 1,000 square feet.

As of June 1, 2025, the One Glen Lakes Property was 80.0% occupied by 36 tenants. The borrower sponsor acquired the One Glen Lake Property in 2020 at 60% occupancy and has successfully generating leasing through the $3 million investment into common area and suite renovations. Between January 2022 and December 2024, occupancy at the One Glen Lakes Property averaged approximately 88%. Since January 2024, the borrower sponsor has

A-3-86

Office - CBD	Loan #12	Cut-off Date Balance:	$17,400,000
8140 Walnut Hill Lane	One Glen Lakes	Cut-off Date LTV:	59.8%
Dallas, TX 75231		UW NCF DSCR:	1.30x
		UW NOI Debt Yield:	12.0%

executed 19 new and renewal leases, totaling 47,960 square feet (28.2% of NRA). At origination, the borrower deposited $1,000,000 into a reserve to be used for future tenant improvements and leasing commissions.

Major Tenants.

Camelot Communications, Ltd. (25,420 SF, 14.9% of NRA, 18.0% of underwritten base rent). Camelot Communications, Ltd. (“Camelot”) is a privately-owned strategic marketing and media services company founded in Dallas, Texas in 1983. Camelot offers expertise in marketing strategy, communications planning, customer analyses, integrated media planning and more. Due to Camelot’s merger and consolidation with PMG in October 2023, Camelot moved out of the One Glen Lakes Property and subleased its space to Valiant Residential. Valiant Residential is a multifamily property management firm based in Texas that manages over 150 properties. The sublease was executed in October 2024, has an annual base rent of $24.50 with 2% annual increases and is coterminous with the remaining lease term of Camelot's in-place lease. Camelot originally occupied the One Glen Lakes Property in November 1986 and extended its lease seven times with the most recent renewal executed in 2018 with an expiration in December 2028. Camelot has two, five-year extensions remaining and no termination options.

Lincoln Property Company Commercial (17,448 SF, 10.3% of NRA, 12.9% of underwritten base rent). Founded in Dallas in 1965, Lincoln Property Company Commercial (“Lincoln”) is a real estate manager and developer that has leased over 562 million square feet and developed over 164 million square feet of real estate assets. Lincoln has approximately 3,200 employees worldwide and over $20 billion of total assets under management. Lincoln has been the property manager for the One Glen Lakes Property since it entered into a management agreement in March 2020 and its employees stationed at the premises actively manage the operations and leasing for the One Glen Lakes Property. Lincoln has been in occupancy at the One Glen Lakes Property since July 2021. Lincoln’s lease expires in December 2028 and the tenant has one, five-year renewal option remaining and no termination options.

Urban Structure, LLC (6,743 SF, 4.0% of NRA, 5.1% of underwritten base rent). Urban Structure, LLC (“Urban Structure”) is a structural and civil engineering consulting firm founded in Dallas in 2011. Urban Structure has been a tenant at the One Glen Lakes Property since December 2016 when it originally leased 2,632 square feet for a 63-month term. Urban Structure expanded their premises in March 2017 by 4,111 square feet and currently occupies a total of 6,743 square feet. As part of the expansion, Urban Structure extended their original lease term by eight months through October 2022. In May 2022, the tenant extended the lease for an additional 65 months to its current expiration in March 2028. Urban Structure has one, five-year renewal options and no termination options.

The following table presents certain information relating to the tenancy at the One Glen Lakes Property:

Retail Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/S&P)(2)	Tenant SF	% of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Term. Option (Y/N)	Renewal Options
Camelot Communications, Ltd.(3)	NR/NR/NR	25,420	14.9%	$690,916	18.0%	$27.18	12/31/2028	No	2 x 5 yr
Lincoln Property Company Commercial	NR/NR/NR	17,448	10.3%	$497,268	12.9%	$28.50	12/31/2028	No	1 x 5 yr
Urban Structure, LLC	NR/NR/NR	6,743	4.0%	$197,233	5.1%	$29.25	3/31/2028	No	1 x 5 yr
Insights Psychotherapy Group(4)	NR/NR/NR	5,070	3.0%	$143,228	3.7%	$28.25	11/30/2034	Yes	1 x 5 yr
Cisco Equipment Rentals	NR/NR/NR	4,816	2.8%	$137,256	3.6%	$28.50	2/28/2029	No	1 x 5 yr
JDRF International	NR/NR/NR	4,126	2.4%	$118,623	3.1%	$28.75	12/31/2030	No	1 x 5 yr
Dallas Therapy Collective	NR/NR/NR	6,094	3.6%	$171,626	4.5%	$28.16	3/31/2035	No	None
Ayres Law Office P.C.	NR/NR/NR	3,692	2.2%	$115,375	3.0%	$31.25	11/30/2030	No	1 x 5 yr
Federal Cash Advance of Oklahoma,	NR/NR/NR	3,511	2.1%	$91,286	2.4%	$26.00	10/31/2030	No	None
Morning Star Tours, Inc.	NR/NR/NR	3,329	2.0%	$84,890	2.2%	$25.50	11/30/2028	No	None
Subtotal/Wtd. Avg.		80,249	47.2%	$2,247,699	58.5%	$28.01
Other Tenants		55,913	32.9%	$1,597,464	41.5%	$28.57
Total Occupied Space		136,162	80.0%	$3,845,163	100.0%	$28.24
Vacant Space		33,996	20.0%
Total/Wtd. Avg.		170,158	100.0%

(1)	Information is based on the underwritten rent roll dated June 1, 2025 with rent steps taken through August 2026.
(2)	Certain ratings are those of the parent company or government, whether or not the parent guarantees the lease.
(3)	Camelot Communications Ltd. currently subleases their space to Valiant Enterprises, LLC.
(4)	Insights Psychotherapy Group has the option to terminates its lease effective December 1, 2031, with 12 months’ written notice required and the payment of a termination fee that includes, among other fees, two months’ base rent.

A-3-87

Office - CBD	Loan #12	Cut-off Date Balance:	$17,400,000
8140 Walnut Hill Lane	One Glen Lakes	Cut-off Date LTV:	59.8%
Dallas, TX 75231		UW NCF DSCR:	1.30x
		UW NOI Debt Yield:	12.0%

The following table presents certain information with respect to the lease rollover at the One Glen Lakes Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM & 2025	2	3,956	2.3%	2.3%	$118,581	3.1%	3.1%	$29.98
2026	6	10,760	6.3%	8.6%	$302,376	7.9%	10.9%	$28.10
2027	2	2,843	1.7%	10.3%	$80,581	2.1%	13.0%	$28.34
2028	11	64,749	38.1%	48.4%	$1,804,738	46.9%	60.0%	$27.87
2029	5	11,400	6.7%	55.1%	$329,431	8.6%	68.5%	$28.90
2030	7	20,334	12.0%	67.0%	$580,910	15.1%	83.7%	$28.57
2031	0	0	0.0%	67.0%	$0	0.0%	83.7%	$0.00
2032	4	8,071	4.7%	71.8%	$234,355	6.1%	89.7%	$29.04
2033	1	2,885	1.7%	73.5%	$79,338	2.1%	91.8%	$27.50
2034	1	5,070	3.0%	76.4%	$143,228	3.7%	95.5%	$28.25
2035	2	6,094	3.6%	80.0%	$171,626	4.5%	100.0%	$28.16
2036 & Thereafter	0	0	0.0%	80.0%	$0	0.0%	100.0%	$0.00
Vacant	0	33,996	20.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	41	170,158	100.0%		$3,845,163	100.0%		$28.24(2)

(1)	Information is based on the underwritten rent roll dated June 1, 2025 with rent steps taken through August 2026.
(2)	Weighted average UW Rent PSF Rolling excludes vacant space.

The Market.

The One Glen Lakes Property is located in Dallas, Texas, approximately 9 miles north of downtown Dallas. Primary access to the One Glen Lakes Property is provided by US Highway 75 and Walnut Hill Lane, while State Highway 12 is located approximately 2 miles away. Public transportation is provided by Dallas Area Rapid Transit (DART), with numerous bus stops in the vicinity of the One Glen Lakes Property. The One Glen Lakes Property is located directly across from the Texas Health Presbyterian Hospital Dallas campus and near high-end residential neighborhoods such as Lake Highlands, Preston Hollow, University Park and Highland Park. Additionally, The Hill, a shopping center comprised of over 200,000 square feet of retail and restaurant space, is located adjacent to the One Glen Lakes Property.

According to the appraisal, the One Glen Lakes Property is located within the Central Expressway submarket of the Dallas/Fort Worth office market. As of the fourth quarter of 2024, the Central Expressway office submarket had an inventory of 15.0 million square feet of office space, with an average occupancy of 80.9% and an average asking rent of $33.29 per square foot. In the fourth quarter of 2024, the submarket experienced a negative net absorption of 58,115 square feet. The 2024 estimated population within a one-, three- and five-mile radius of the One Glen Lakes Property was 25,562, 158,997 and 412,346, respectively, and the 2024 estimated average household income within the same radii was approximately $88,643, $144,510 and $150,545, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the One Glen Lakes Property:

Market Rent Summary(1)
Market Rent (PSF per Year)	$30.00
Lease Term (Years)	5.2
Lease Type (Reimbursements)	Modified Gross + Electric
Rent Increase Projection (per Year)	$0.75 PSF
Tenant Improvements (New Tenant) (PSF)	$25.00
Tenant Improvements (Renewal) (PSF)	$5.00

(1)	Source: Appraisal.

A-3-88

Office - CBD	Loan #12	Cut-off Date Balance:	$17,400,000
8140 Walnut Hill Lane	One Glen Lakes	Cut-off Date LTV:	59.8%
Dallas, TX 75231		UW NCF DSCR:	1.30x
		UW NOI Debt Yield:	12.0%

The following table presents recent leasing data at comparable retail properties with respect to the One Glen Lakes Property:

Comparable Retail Leases(1)
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (months)	Annual Base Rent PSF
One Glen Lakes 8140 Walnut Hill Lane Dallas, TX	1981/2021-2023	170,158(2)	Camelot Communications, Ltd.	25,420(2)	October-18(2)	120(2)	$27.18(2)
10000 NCX 10000 North Central Expressway Dallas, TX	1986/2012	409,866	BMC Capital	16,959	March-25	128	$19.50
Walnut Glen Tower 8144 Walnut Hill Lane Dallas, TX	1984/NAP	464,289	Manhard Consulting	9,916	February-24	84	$23.00
Rambler Park 7557 Rambler Road Dallas, TX	1981/2014	358,161	JFA Consulting Inc	1,465	January-24	36	$22.00
6060 at Eastline 6060 North Central Expressway Dallas, TX	1972/2016	225,193	LJA Engineering	18,796	October-23	86	$26.00
The Gild South 8150 North Central Expressway Dallas, TX	1977/2021	899,204	3E Management LLC	4,832	June-23	90	$26.50

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Information is based on the underwritten rent roll dated June 1, 2025 with rent steps taken through August 2026.

Appraisal. The appraisal concluded to an “as-is” value for the One Glen Lakes Property of $29,100,000 as of April 1, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated April 4, 2025, there was no evidence of any recognized environmental conditions at the One Glen Lakes Property.

A-3-89

Office - CBD	Loan #12	Cut-off Date Balance:	$17,400,000
8140 Walnut Hill Lane	One Glen Lakes	Cut-off Date LTV:	59.8%
Dallas, TX 75231		UW NCF DSCR:	1.30x
		UW NOI Debt Yield:	12.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the One Glen Lakes Property:

Cash Flow Analysis
	2022	2023	2024	3/31/2025 TTM	UW	UW PSF
Base Rent	$3,395,178	$3,857,591	$3,977,905	$3,968,748	$4,715,463	$27.71
Recovery Income	$624,649	$542,080	$324,824	$351,756	$449,401	$2.64
Other Income(1)	$10,388	$15,681	$18,991	$19,716	$19,716	$0.12
Vacancy and Concessions	($216,314)	($283,631)	($288,829)	($323,715)	($870,300)	($5.11)
Effective Gross Income	$3,813,901	$4,131,722	$4,032,891	$4,016,505	$4,314,281	$25.35

Taxes	$588,887	$577,402	$588,395	$591,577	$588,388	$3.46
Insurance	$26,957	$29,073	$33,228	$34,107	$36,915	$0.22
Other Operating Expenses	$1,515,320	$1,477,795	$1,589,125	$1,567,186	$1,608,128	$9.45
Total Operating Expenses	$2,131,164	$2,084,270	$2,210,748	$2,192,870	$2,233,431	$13.13

Net Operating Income(2)	$1,682,737	$2,047,451	$1,822,143	$1,823,635	$2,080,849	$12.23
Capital Expenditures	$0	$0	$0	$0	$13,613	$0.08
TI/LC	$0	$0	$0	$0	$340,316	$2.00
Net Cash Flow	$1,682,737	$2,047,451	$1,822,143	$1,823,635	$1,726,920	$10.15

Occupancy %(3)	82.4%	88.7%	91.5%	80.0%	83.1%
NOI DSCR	1.26x	1.54x	1.37x	1.37x	1.56x
NCF DSCR	1.26x	1.54x	1.37x	1.37x	1.30x
NOI Debt Yield	9.7%	11.8%	10.5%	10.5%	12.0%
NCF Debt Yield	9.7%	11.8%	10.5%	10.5%	9.9%

(1)	Other income is comprised of parking income and other miscellaneous fees.
(2)	The decrease in 2023 Net Operating Income from 2022 Net Operating Income is primarily due to a decrease in recovery income as a result of new leasing with new base year stops.
(3)	Occupancy % represents the average occupancy in each respective year, except for 3/31/2025 which is as of the rent roll date of June 1, 2025. UW Occupancy % represents underwritten economic occupancy. The decrease in UW occupancy from 3/31/2025 TTM occupancy is primarily due to underwriting tenants that are marketing their space for sublease or have given notice of their intention to vacate as vacant.

Mezzanine Loan and Preferred Equity. The borrower is permitted to incur future mezzanine debt, subject to the satisfaction of certain conditions including, among others, (i) immediately after giving effect to such debt (a) the combined loan-to-value ratio is no greater than the loan-to-value ratio at loan origination, (b) the combined debt service coverage ratio is no less than the debt service coverage ratio at loan origination and (c) the combined debt yield no less than the debt yield at loan origination, (ii) execution of an intercreditor agreement reasonably acceptable to the lender and (iii) receipt of a rating agency confirmation from each applicable rating agency.

A-3-90

Mortgage Loan No. 13 – Parkwyn Townhomes

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	AREF2			Single Asset/Portfolio:	Single Asset
				Location:	North Richland Hills, TX 76180
Original Balance:	$15,112,500			General Property Type:	Multifamily
Cut-off Date Balance:	$15,112,500			Detailed Property Type:	Garden
% of Initial Pool Balance:	2.5%			Title Vesting(3):	Fee/Leasehold
Loan Purpose:	Refinance			Year Built/Renovated:	1969/2023
Borrower Sponsors:	Ben Suttles, Feras Moussa, Oliver Fernandez, Brandon Turner and Brian Murray			Size:	241 Units
Guarantors:	Ben Suttles, Feras Moussa, Oliver Fernandez, Brandon Turner and Brian Murray			Cut-off Date Balance per Unit:	$96,473
Mortgage Rate:	7.23000%			Maturity Date Balance per Unit:	$96,473
Note Date:	4/29/2025			Property Manager:	Emerge Living, LLC (borrower-
Maturity Date:	5/6/2030				related)
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI(4):	$2,419,938
IO Period:	60 months			UW NCF:	$2,357,037
Seasoning:	2 months			UW NOI Debt Yield:	10.4%
Prepayment Provisions:	L(7),YM2(49),O(4)			UW NCF Debt Yield:	10.1%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NOI Debt Yield at Maturity:	10.4%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR:	1.38x
Additional Debt Balance(1):	$8,137,500			Most Recent NOI(4):	$1,752,452 (2/28/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$1,652,070 (12/31/2024)
				3rd Most Recent NOI:	$1,725,400 (12/31/2023)
Reserves				Most Recent Occupancy:	93.8% (4/4/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	90.3% (12/31/2024)
RE Tax Reserve:	$230,559	$46,112	NAP	3rd Most Recent Occupancy:	87.6% (12/31/2023)
Insurance Reserve:	$111,053	$22,211	NAP	Appraised Value (as of)(5):	$41,500,000 (4/4/2025)
Replacement Reserve:	$0	$5,242	NAP	Appraised Value per Unit(5):	$172,199
Immediate Repairs:	$79,688	$0	NAP	Cut-off Date LTV Ratio(5):	56.0%
PHFC Payments Reserve(2):	$0	Springing	NAP	Maturity Date LTV Ratio(5):	56.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$23,250,000	85.9%	Loan Payoff:	$24,514,376	90.6%
Borrower Sponsor Equity:	$3,818,982	14.1%	Closing Costs(6):	$2,133,306	7.9%
			Reserves:	$421,300	1.6%
Total Sources:	$27,068,982	100.0%	Total Uses:	$27,068,982	100.0%

(1)	The Parkwyn Townhomes Mortgage Loan (as defined below) is part of the Parkwyn Townhomes Whole Loan (as defined below), with an aggregate original principal amount of $23,250,000. The information presented is based on the Parkwyn Townhomes Whole Loan.
(2)	Monthly deposits into the PHFC Payments Reserve are not required so long as (i) no event of default under the Parkwyn Townhomes Whole Loan documents has occurred and is continuing and (ii) the borrower delivers evidence reasonably acceptable to the lender that all amounts due under the HFC Program (as defined below) documents are paid timely. To the extent deposits are required, the borrower is required to pay to the lender an amount that is estimated by the lender to be sufficient to pay the next monthly or annual installment amount due under the HFC Program documents, and the lender will transfer such amounts to the PHFC Payments Reserve.
(3)	The Parkwyn Townhomes Property (as defined below) is encumbered by a 99-year ground lease as part of the Housing Finance Corporation program (the “HFC Program”). The Parkwyn Townhomes Whole Loan is secured by the borrower’s leasehold interest and the Pecos Housing Finance Corporation’s (“PHFC”) fee interest in the Parkwyn Townhomes Property. See “The Property” and “Ground Lease” below for further information.
(4)	The increase in UW NOI from Most Recent NOI is primarily due to the anticipated real estate tax savings related to the admission of the Parkwyn Townhomes Property into the HFC Program.
(5)	The Appraised Value, Appraised Value per Unit, Cut-off Date LTV Ratio and Maturity Date LTV Ratio are based on the “Hypothetical Market Value with Restricted Rents” value of the leasehold interest in the Parkwyn Townhomes Property, which assumes the Parkwyn Townhomes Property is encumbered by a ground lease as part of the HFC Program, whereby certain units at the Parkwyn Townhomes Property are restricted for rent to tenants whose income does not exceed specified percentages of the area median income and that the ongoing payments due in connection with being a part of the HFC Program are subordinate to the Parkwyn Townhomes Whole Loan. The market-based “As Is” appraised value as of April 4, 2025, which assumes no Tax Exemption (as defined below) is granted for the Parkwyn Townhomes Property, is $31,800,000, resulting in a Cut-off LTV Ratio and Maturity Date LTV Ratio of 73.1% and 73.1%, respectively. See “The Property” below for further information.
(6)	Closing Costs include a $930,000 origination fee.

The Mortgage Loan. The thirteenth largest mortgage loan (the “Parkwyn Townhomes Mortgage Loan”) is part of a whole loan (the “Parkwyn Townhomes Whole Loan”) evidenced by two pari passu promissory notes with an aggregate original principal balance of $23,250,000 and secured by the borrower’s leasehold interest and the PHFC’s fee simple interest in a 241-unit garden-style multifamily property in North Richland Hills, Texas (the “Parkwyn Townhomes Property”). The Parkwyn Townhomes Whole Loan was co-originated on April 29, 2025 by AREF2 and KeyBank National Association. The Parkwyn Townhomes Mortgage Loan is evidenced by the controlling Note A-1, with an original principal balance of $15,112,500. The Parkwyn Townhomes Whole Loan will be serviced pursuant to the pooling and servicing agreement for the WFCM 2025-5C5 transaction. See “Description of the Mortgage Pool—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

A-3-91

Multifamily - Garden	Loan #13	Cut-off Date Balance:	$15,112,500
4401 Glenview Court	Parkwyn Townhomes	Cut-off Date LTV:	56.0%
North Richland Hills, TX 76180		UW NCF DSCR:	1.38x
		UW NOI Debt Yield:	10.4%

The table below identifies the promissory notes that comprise the Parkwyn Townhomes Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$15,112,500	$15,112,500	WFCM 2025-5C5	Yes
A-2(1)	$8,137,500	$8,137,500	KeyBank National Association	No
Whole Loan	$23,250,000	$23,250,000

(1)	Expected to be contributed to one or more future securitization(s).

The Borrower and the Borrower Sponsors. The borrower is Parkwyn Apartments LSP, LLC, a Delaware limited liability company and single purpose entity with two independent directors. The borrower sponsors and non-recourse carveout guarantors are Ben Suttles, Feras Moussa, Oliver Fernandez, Brandon Turner and Brian Murray. Ben Suttles and Feras Moussa are the co-founders of Disrupt Equity, a commercial real estate investment firm that has over $800 million of assets under management and has acquired approximately 5,000 units since inception primarily throughout Georgia, Texas and Florida. Brandon Turner and Brian Murray are the co-founders of Open Door Capital, a private real estate investment firm specializing in the acquisition of mobile home communities, apartment complexes and self-storage facilities. Oliver Fernandez is the owner of McKenzie Construction, a full-service construction company that provides construction management, design-build and renovation services to the government and private sectors.

The Property. The Parkwyn Townhomes Property is a 241-unit garden-style multifamily complex located in North Richland Hills, Texas approximately 10 miles northeast of downtown Fort Worth and approximately 30 miles northwest of downtown Dallas. The Parkwyn Townhomes Property was constructed in 1969, most recently renovated in 2023 and consists of 49 one- and two-story apartment buildings and one leasing office on a 16.13-acre site. The Parkwyn Townhomes Property features common amenities such as four laundry facilities, two swimming pools, on-site leasing office, fitness center, dog park, barbecue grills and a playground. Unit amenities include ceiling fans, standard black kitchen appliances and laminate countertops, with selected units featuring washer/dryer connections and a fireplace. The unit mix includes 77 one-bedroom floorplans, 155 two-bedroom floorplans and 9 three-bedroom floorplans with a weighted average unit size of 1,043 square feet. Since acquiring the Parkwyn Townhomes Property in October 2022, the borrower sponsors have invested approximately $1.9 million (approximately $8,000 per unit) in interior and common area capital expenditure projects. The Parkwyn Townhomes Property features 532 surface parking spaces, resulting in a parking ratio of 2.21 spaces per unit.

As of April 4, 2025, the Parkwyn Townhomes Property was 93.8% occupied. The average occupancy at the Parkwyn Townhomes Property from November 2022 to October 2024 was 90.6%.

The Parkwyn Townhomes Property unit mix is further summarized in the table below:

Unit Mix(1)
Unit Mix / Type	Units	Occupied Units	% Occupied	Average SF per Unit	Total SF	Monthly Average Rent per Unit(2)	Monthly Average Market Rent per Unit(3)
One Bedroom	77	76	98.7%	706	54,371	$1,071	$1,104
Two Bedroom	155	142	91.6%	1,186	183,827	$1,430	$1,480
Three Bedroom	9	8	88.9%	1,451	13,057	$1,833	$1,906
Total/Wtd. Avg.	241	226	93.8%	1,043	251,255	$1,323	$1,376

(1)	Based on the underwritten rent roll dated April 4, 2025.
(2)	Monthly Average Rent per Unit is based on occupied units only.
(3)	Source: Appraisal.

Pursuant to the HFC Program, a property will be exempt from all property taxes (the “Tax Exemption”) if it meets certain conditions including, among other things, (i) a portion of the property is utilized for the purpose of affordable housing, and (ii) the fee interest to the property is owned by the governing body overseeing the HFC Program and is leased back to the borrower under a ground lease. In order to receive the Tax Exemption, at least 40% of the 241 residential units at the Parkwyn Townhomes Property must be reserved for or rented to tenants whose household income is less than 140% of the area median family income (“AMI”), with a maximum monthly rent of 1/12th of 140% of the AMI multiplied by 30%. Additionally, at least 50% of the residential units at the Parkwyn Townhomes Property must be reserved for or rented to tenants whose household income is less than 80% of the AMI, with a maximum monthly rent of 1/12th of 80% of the AMI multiplied by 30%.

At origination, the borrower entered into a 99-year ground lease between PHFC, as ground lessor, and the borrower, as ground lessee (see “Ground Lease” below). The Parkwyn Townhomes Whole Loan is secured by the borrower’s leasehold interest and PHFC’s fee interest in the Parkwyn Townhomes Property. The appraiser concluded that the in-place rents at the Parkwyn Townhomes Property currently comply with the rent limits under the HFC Program documents.

Concurrent with the origination of the Parkwyn Townhomes Whole Loan, all necessary documentation for admission into the HFC Program was effectuated and as such, the Parkwyn Townhomes Property is part of the HFC Program managed by PHFC; however, the Tax Exemption has not yet been granted by the applicable central appraisal district. Once issued, the Tax Exemption is expected to be retroactive to the date fee ownership in the Parkwyn Townhomes Property was transferred by the borrower to PHFC (on or about April 29, 2025) and continues for the term of the related ground lease or until its earlier termination. No real estate taxes were underwritten due to entry into the HFC Program. It cannot be assured that the Parkwyn Townhomes Property will be approved for the Tax Exemption. Until the Tax Exemption is granted, the borrower is required to make monthly deposits into a real estate tax reserve.

A-3-92

Multifamily - Garden	Loan #13	Cut-off Date Balance:	$15,112,500
4401 Glenview Court	Parkwyn Townhomes	Cut-off Date LTV:	56.0%
North Richland Hills, TX 76180		UW NCF DSCR:	1.38x
		UW NOI Debt Yield:	10.4%

If (i) the Tax Exemption is not granted by April 29, 2026 or (ii) the HFC Program documents are terminated, the Tax Exemption is lost and/or the borrower otherwise surrenders the leasehold estate created by the ground lease with PHFC and the borrower acquires the fee interest in the Parkwyn Townhomes Property, the Parkwyn Townhomes Whole Loan documents require the borrower to partially prepay (in conjunction with the applicable payment of yield maintenance premium) the Parkwyn Townhomes Whole Loan within 60 days in the amount necessary for the Parkwyn Townhomes Property to satisfy both a debt service coverage ratio of 1.38x and a debt yield of 10.14% (the “PHFC Prepayment Amount”). The Parkwyn Townhomes Whole Loan documents provide full recourse to the guarantors on a joint and several basis until the earlier to occur of (i) the Tax Exemption is granted or (ii) the borrower makes the required prepayment equal to the PHFC Prepayment Amount plus the applicable prepayment penalty.

The Market. The Parkwyn Townhomes Property is located in North Richland Hills, Texas approximately 10 miles northeast of downtown Fort Worth and approximately 30 miles northwest of downtown Dallas. Primary access to the Parkwyn Townhomes Property is provided by Interstate 820 and State Highway 183. The Parkwyn Townhomes Property is located near retail centers such as Pipeline Pointe Shopping Mall (0.4 miles away) and North East Mall (0.8 miles away), which feature tenants such as Macy’s, Ross, Dillard’s, Dicks, Best Buy and TJ Maxx. Additionally, Dallas Fort Worth International Airport is located approximately 15 minutes away. The Parkwyn Townhomes Property is located within the Birdville Independent School District, rated A- by Niche.com, with Birdville High School ranking 239 out of over 2,000 high schools in Texas by U.S. News and World Report.

According to the appraisal, the 2024 estimated population within a one-, three- and five-mile radius of the Parkwyn Townhomes Property was 11,405, 102,528 and 275,846, respectively and the 2024 estimated average median household income within the same radii was approximately $59,809, $75,607 and $75,670, respectively.

According to the appraisal, the Parkwyn Townhomes Property is located in the Outer North Richland Hill/Haltom City submarket in the Dallas/Fort Worth apartment market. As of the fourth quarter of 2024, the Outer North Richland Hill/Haltom City apartment submarket reported a total inventory of 12,619 units, an occupancy rate of 91.3% and an average rental rate of $1,401 per unit. The appraisal concluded market rents of $1,104 for one-bedroom units, $1,480 for two-bedroom units and $1,906 for three-bedroom units at the Parkwyn Townhomes Property.

The following table presents recent multifamily leasing data at comparable properties with respect to the Parkwyn Townhomes Property:

Competitive Rental Properties Summary(1)
Property Name/Location	Year Built/Renovated	# Units	Occupancy	Unit Mix	In-Place Monthly Rent per Unit
Parkwyn Townhomes North Richland Hills, TX	1969/2023	241	93.8%(2)	1BR	$1,071(2)
				2BR	$1,430(2)
				3BR	$1,833(2)
Arts at Park Place Hurst, TX	1977/NAV	170	95.0%	1BR	$1,377 - $1,465
				2BR	$1,465 - $1,928
				3BR	$1,928
Davis Park North Richland Hills, TX	1972/NAV	100	98.0%	1BR	$1,299
				2BR	$1,656
				3BR	$1,989
Appian Way North Richland Hills, TX	1974/NAV	112	91.0%	1BR	$945 - $1,105
				2BR	$1,285 - $1,485
				3BR	$1,630 - $1,676
Plantation West Hurst, TX	1986/NAV	132	93.0%	1BR	$1,190 - $1,225
				2BR	$1,449 - $1,495
Verano Oaks Hurst, TX	1968/NAV	112	95.0%	1BR	$1,210
				2BR	$1,482
				3BR	$1,969

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Information is based on the underwritten rent roll dated April 4, 2025.

Appraisal. The appraisal concluded to an “Hypothetical Market Value Encumbered by HFC” value for the Parkwyn Townhomes Property of $41,500,000 as of April 4, 2025. The market based “As Is” appraised value as of April 4, 2025, which assumes no Tax Exemption is granted for the Parkwyn Townhomes Property, is $31,800,000.

Environmental Matters. According to the Phase I environmental site assessment dated February 21, 2025, there was no evidence of any recognized environmental conditions at the Parkwyn Townhomes Property.

A-3-93

Multifamily - Garden	Loan #13	Cut-off Date Balance:	$15,112,500
4401 Glenview Court	Parkwyn Townhomes	Cut-off Date LTV:	56.0%
North Richland Hills, TX 76180		UW NCF DSCR:	1.38x
		UW NOI Debt Yield:	10.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Parkwyn Townhomes Property:

Cash Flow Analysis
	2023	2024	2/28/2025 TTM	UW	UW Per Unit
Gross Potential Rent	$3,961,972	$4,203,830	$4,231,876	$3,847,632	$15,965
Other Income(1)	$689,923	$771,677	$789,981	$789,981	$3,278
Vacancy, Credit Loss & Concessions	($762,639)	($761,754)	($756,013)	($334,728)	($1,389)
Effective Gross Income	$3,889,256	$4,213,753	$4,265,844	$4,302,885	$17,854

Taxes	$563,091	$666,181	$640,979	$0	$0
Insurance	$227,563	$280,692	$270,350	$266,528	$1,106
Other Operating Expenses	$1,373,203	$1,614,810	$1,602,063	$1,616,420	$6,707
Total Operating Expenses	$2,163,857	$2,561,683	$2,513,392	$1,882,947	$7,813

Net Operating Income(2)	$1,725,400	$1,652,070	$1,752,452	$2,419,938	$10,041

Capital Expenditures	$0	$0	$0	$62,901	$261
Net Cash Flow	$1,725,400	$1,652,070	$1,752,452	$2,357,037	$9,780

Occupancy %(3)	87.6%	90.3%	93.8%	91.3%
NOI DSCR	1.01x	0.97x	1.03x	1.42x
NCF DSCR	1.01x	0.97x	1.03x	1.38x
NOI Debt Yield	7.4%	7.1%	7.5%	10.4%
NCF Debt Yield	7.4%	7.1%	7.5%	10.1%

(1)	Other Income is comprised of parking revenue, utility reimbursement and other miscellaneous fees.
(2)	The increase from 2/28/2025 TTM Net Operating Income to UW Net Operating Income is primarily due to the anticipated real estate tax savings related to the admission of the Parkwyn Townhomes Property into the HFC Program.
(3)	Occupancy % represents the average occupancy over each respective year, except for 2/28/2025 TTM Occupancy % which is based on the April 4, 2025 rent roll. UW Occupancy % represents underwritten economic occupancy.

Ground Lease. At origination, the borrowers entered into a ground lease between PHFC, as ground lessor, and the borrowers, as ground lessee. Pursuant to the ground lease, which is scheduled to terminate on April 30, 2124 with no extensions, and other documents and agreements entered into in relation to the tax exemption, each borrower is required to pay in the aggregate, among other amounts, as applicable, (i) an annual compliance fee of $50 per unit (the “Compliance Payment”) and (ii) annual rent to the PHFC equal to 10% of the annual property tax savings (the “Savings Fee”, and together with the Compliance Payment, the “Rent”) with the Rent increasing by 2% per year. Each borrower, its managing member and PHFC entered into a subordination agreement agreeing that for so long as the tax exemption remains in effect, all fees required under the PHFC Program documents, including the Savings Fee but excluding the Compliance Payment, are to be paid from excess distributable cash, if any, after the payment of debt service payments in connection with the Parkwyn Townhomes Whole Loan and operating expenses due and owing. The lender has a lien on both the leasehold interest, held by the borrowers, and the fee interest, held by PHFC, in the Parkwyn Townhomes Property.

A-3-94

Mortgage Loan No. 14 – 347-363 Flushing Avenue

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BMO			Single Asset/Portfolio:	Single Asset
				Location:	Brooklyn, NY 11205
Original Balance(1):	$15,000,000			General Property Type(3):	Mixed Use
Cut-off Date Balance(1):	$15,000,000			Detailed Property Type(3):	Office/Retail
% of Initial Pool Balance:	2.5%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2023/NAP
Borrower Sponsors:	Joseph Brunner and Abraham Mandel			Size:	148,242 SF
Guarantors:	Joseph Brunner and Abraham Mandel			Cut-off Date Balance Per SF(1):	$506
Mortgage Rate:	7.1200%			Maturity Date Balance Per SF(1):	$506
Note Date:	4/24/2025			Property Manager:	Bruman Realty LLC
Maturity Date:	5/6/2030				(borrower related)
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI(4):	$7,318,388
IO Period:	60 months			UW NCF:	$7,103,437
Seasoning:	2 months			UW NOI Debt Yield(1):	9.8%
Prepayment Provisions:	L(26),D(28),O(6)			UW NCF Debt Yield(1):	9.5%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	9.8%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR(1):	1.31x
Additional Debt Balance(1):	$60,000,000			Most Recent NOI(4):	$3,055,154 (2/28/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI(4):	NAV
				3rd Most Recent NOI(4):	NAV
Reserves				Most Recent Occupancy(5):	99.9% (4/21/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(5):	NAV
RE Taxes:	$142,890	$23,815	NAP	3rd Most Recent Occupancy(5):	NAV
Insurance:	$147,399	$13,425	NAP	Appraised Value (as of):	$111,400,000 (3/18/2025)
Replacement Reserve:	$0	$2,471	NAP	Appraised Value Per SF:	$751
TI/LC Reserve:	$0	$15,591	NAP	Cut-off Date LTV Ratio(1):	67.3%
Deferred Maintenance:	$22,500	$0	NAP	Maturity Date LTV Ratio(1):	67.3%
8th Floor Rent Reserve(2):	$729,537	$0	NAP

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$75,000,000	100.0%	Loan Payoff	$69,812,848	93.1%
			Closing Costs(6)	$3,482,596	4.6%
			Upfront Reserves	$1,042,326	1.4%
			Return of Equity	$662,231	0.9%
Total Sources:	$75,000,000	100.0%	Total Uses:	$75,000,000	100.0%
(1)	The 347-363 Flushing Avenue Mortgage Loan (as defined below) is part of a fixed-rate whole loan evidenced by 6 pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $75.0 million (the “347-363 Flushing Avenue Whole Loan”). The Financial Information in the chart above reflects the 347-363 Flushing Avenue Whole Loan.
(2)	The 8th Floor Rent Reserve is related to tenants not yet in occupancy on the eighth floor.
(3)	The 347-363 Flushing Avenue Property (as defined below) is comprised of (i) 79,164 square feet of office space (53.4% of NRA), (ii) 69,078 square feet of retail space (46.6% NRA), (iii) 171 sub-cellar parking spaces leased to Nagle Parking and (iv) 112 ground-level parking spaces (the “ODA Health Parking Space”). See “The Property” below for more information.
(4)	The 347-363 Flushing Avenue Property was completed in 2023. Historical NOI prior to the Most Recent NOI period is not available. UW NOI is higher than Most Recent NOI due to the recent lease-up and stabilization of the 347-363 Flushing Avenue Property.
(5)	The 347-363 Flushing Avenue Property is 99.9% leased as of April 21, 2025. Four tenants located on the 8th floor totaling 13,931 square feet (9.4% of NRA; $669,537 of underwritten base rent; 9.6% of underwritten base rent) have executed leases, have taken possession of their respective spaces and have begun paying rent (with no termination options in any of the leases). The four tenants are responsible for completing their build-outs. At origination, the borrower reserved $729,537 equal to one year of rent in the aggregate for the related unoccupied spaces for these four tenants. Excluding these four tenant spaces, the 347-363 Flushing Avenue Property is 90.5% occupied. Historical operating history prior to the TTM is not available because the 347-363 Flushing Avenue Property was completed in 2023.
(6)	Closing Costs include an interest rate buy-down credit of $1,635,000.

The Mortgage Loan. The fourteenth largest mortgage loan (the “347-363 Flushing Avenue Mortgage Loan”) is part of the 347-363 Flushing Avenue Whole Loan secured by the borrower’s fee interest in a mixed use retail and office property located in Brooklyn, New York (the “347-363 Flushing Avenue Property”). The 347-363 Flushing Avenue Whole Loan consists of 6 pari passu notes and accrues interest at a rate of 7.1200% per annum. The 347-363 Flushing Avenue Whole Loan was co-originated by Bank of Montreal and Starwood Mortgage Capital LLC. The 347-363 Flushing Avenue Whole Loan has a five-year term, is interest-only for the entire term and accrues interest on an Actual/360 basis. The non-controlling Note A-2, with a balance of $15,000,000, will be included in the WFCM 2025-5C5 securitization trust. The 347-363 Flushing Avenue Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2025-5C11 trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

A-3-95

Mixed Use – Office/Retail	Loan #14	Cut-off Date Balance:	$15,000,000
347-363 Flushing Avenue	347-363 Flushing Avenue	Cut-off Date LTV:	67.3%
Brooklyn, NY 11205		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	9.8%
347-363 Flushing Avenue Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$25,000,000	$25,000,000	BMO 2025-5C11	Yes
A-2	$15,000,000	$15,000,000	WFCM 2025-5C5	No
A-3	$9,500,000	$9,500,000	Starwood Mortgage Funding VII, LLC	No
A-4	$10,000,000	$10,000,000	BMO 2025-5C11	No
A-5	$10,000,000	$10,000,000	BMO 2025-5C11	No
A-6	$5,500,000	$5,500,000	BMO 2025-5C11	No
Total	$75,000,000	$75,000,000

The Borrower and the Borrower Sponsors. The borrower under the 347-363 Flushing Avenue Whole Loan is Flushing Condo Holdings LLC, a New York limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 347-363 Flushing Avenue Whole Loan. The borrower sponsors and non-recourse carveout guarantors are Joseph Brunner and Abraham Mandel, who are the owner and operators of Bruman Realty. Bruman Realty is a privately owned real estate company with properties throughout the tri-state area. Its portfolio consists of multifamily, mixed-use, office, ecclesiastical sites, adaptive reuse, retail and industrial properties.

The Property. The 347-363 Flushing Avenue Property is located in the Williamsburg neighborhood of Brooklyn, New York. The 347-363 Flushing Avenue Property was completed in 2023 and recently stabilized. The 347-363 Flushing Avenue Property development began as an assemblage of multiple contiguous parcels which the borrower sponsors began acquiring in 2015. Construction broke ground in 2018 but was delayed in 2020 at the onset of the COVID-19 pandemic, during which time all non-essential development projects were halted. The 347-363 Flushing Avenue Property was completed at a total cost of approximately $124,000,000. The 347-363 Flushing Avenue Property is 99.9% leased and 90.5% occupied as of April 21, 2025. Four tenants located on the 8th floor totaling 13,931 square feet (9.4% of NRA; $669,537 of underwritten base rent; 9.6% of underwritten base rent) have executed leases, have taken possession of their respective spaces and have begun paying rent (with no termination options in any of these leases). The four tenants are responsible for completing their build-outs. At origination, the borrower reserved $729,537 equal to one year of rent in the aggregate for the related unoccupied spaces. Excluding these four tenant spaces, the 347-363 Flushing Avenue Property is 90.5% occupied.

The 347-363 Flushing Avenue Property is leased to 55 tenants, with three floors of retail space, five floors of office space, a 15,100 square foot private unenclosed rooftop terrace and two levels of parking. Approximately 46.6% of the NRA is retail space, while 53.4% is office space. The retail component of the 347-363 Flushing Avenue Property consists of three levels of interior shop space on the cellar through third level, which is accessed via the main entrance, which opens into a central lobby with both elevator and escalator access. The retail is 100% leased to 24 tenants totaling 69,078 square feet, including a Kosher food court and 24,032 square feet of lower-level retail space leased to party and family entertainment company Hoopla, the largest tenant at the 347-363 Flushing Avenue Property. Hoopla recently expanded from 5,532 square feet into the remaining 18,500 square foot lower-level space due to additional demand.

The office component totals 79,164 square feet and is 99.9% leased to approximately 31 tenants on floors four through eight, plus a 15,100 square foot private rooftop terrace. The office space is accessed via the elevators at the main entrance as well as a separate dedicated entrance at the eastern side of the 347-363 Flushing Avenue Property along Flushing Avenue at Kent Avenue.

In addition to all other entrances to the 347-363 Flushing Avenue Property, ODA Health, the second largest tenant at the 347-363 Flushing Avenue Property, has its own private entrance at the corner of Flushing and Classon Avenues with elevator access to its space for use by both patients and employees, which also includes elevator service to and from both parking levels.

Also, in addition to the fourth floor space leased by ODA Health, ODA Health leases the ODA Health Parking Space, which totals 28,446 square feet and is currently striped for 112 parking spaces. ODA Health currently uses this space as executive parking and storage; however, the borrower sponsors are in the appeals process with the NYC Board of Standards and Appeals (“BSA”) to have the ODA Health Parking Space approved for office use. On April 1, 2025, the Community Board’s Land Use Committee voted unanimously to recommend approval of the application. Separate from the rent ODA Health pays for its 23,984 square feet of existing office space, ODA Health is required under its lease to pay rent of $1,564,569 per annum once the ODA Health Parking Space is approved by the BSA for office use. Until then, ODA Health receives a rent credit in the amount of $62,881 per month, or $754,572 per annum, for a net annual rent of $810,000 for the ODA Health Parking Space. ODA Health is responsible for 100% of the improvement costs for the build-out of the additional office space. ODA Health has a one-time right to terminate its lease on the ODA Health Parking Space on March 25, 2027, in the event that the borrower sponsors have not obtained the approvals necessary to change the use of this ODA Health Parking Space to office. The borrower sponsors estimate to receive full approval for the conversion by the fourth quarter of 2025.

In addition to the ODA Health Parking Space, the 347-363 Flushing Avenue Property has a sub-cellar parking level containing 171 spaces that is leased to Nagle Parking on a 10-year lease at $437,091 per annum that expires October 31, 2032.

The 347-363 Flushing Avenue Property benefits from a 25-year ICAP tax abatement through 2048, with a 30.26% office exemption with inflation protection for 25 years and a 69.74% retail exemption with inflation protection for 15 years. The ICAP provides for an annual abatement amount of approximately $2,470,315, which is applied as a credit to the borrower’s ongoing tax liability. If the ICAP tax abatement benefits are not maintained for the 347-363 Flushing Avenue Property at any time, the 347-363 Flushing Avenue Whole Loan will become fully recourse to borrower and borrower sponsors. The unabated taxes for the tax year 2025/2026 are $2,756,094 versus the underwritten taxes of $285,780.

Major Tenants.

Hoopla (24,032 square feet; 16.2% of NRA; 14.4% of Underwritten Base Rent): Hoopla is a private event and children’s party space offering a variety of arcade games, foam pits and educational activities. Hoopla caters primarily to the local neighborhood and demographic. Hoopla initially signed a lease for 5,532 square feet with a rent commencement date in June 2024 before executing a lease for an additional 18,500 square feet in March 2025 due to high demand. In the aggregate, Hoopla leases 24,032 square feet under two leases with expiration dates in June 2029. Hoopla has one, five-year renewal option as it relates to its 18,500 square foot expansion lease. Hoopla has no termination options.

A-3-96

Mixed Use – Office/Retail	Loan #14	Cut-off Date Balance:	$15,000,000
347-363 Flushing Avenue	347-363 Flushing Avenue	Cut-off Date LTV:	67.3%
Brooklyn, NY 11205		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	9.8%

ODA Health (23,984 square feet; 16.2% of NRA; 20.0% of Underwritten Base Rent): ODA Health is a not-for-profit primary healthcare network primarily focused on serving the local Jewish community. ODA Health leases the entire fourth floor totaling 23,984 square feet for orthopedic patient treatment services and medical offices for clinicians and therapists. According to the borrower sponsors, ODA Health invested approximately $10,000,000 in build-out costs on its space, which includes state-of-the-art therapy and treatment rooms, gyms and multiple therapy pools. ODA Health currently leases the ODA Health Parking Space, a 112-spot parking space on the first floor, currently utilized as executive parking and storage. ODA Health intends to convert the ODA Health Parking Space to additional office space in order to better suit its needs. Please see “The Property” for more information. Additionally, ODA Health has its own private entrance at the corner of Flushing and Classon Avenues with elevator access to its space for use by both patients and employees, which also includes elevator service to and from both parking levels. ODA Health operates under a lease with an expiration date in December 2032. ODA Health has three, five-year renewal options as it relates to its current office space. ODA Health has no termination options as it pertains to its office space. ODA Health has a one-time right to terminate its lease on the ODA Health Parking Space on March 25, 2027, in the event that the borrower sponsors have not obtained the approvals necessary to change the use of the ODA Health Parking Space to office. The borrower sponsors estimate to receive full approval for the conversion by the fourth quarter of 2025.

RE Tax Services (7,978 square feet; 5.4% of NRA; 5.1% of Underwritten Base Rent): RE Tax Services is a tax certiorari firm servicing all five boroughs of New York City. RE Tax Services handles all property tax requirements, assessments, abatements, reclassifications and exemptions, as well as general tax management, planning and real estate tax consultation. RE Tax Services leases 7,978 square feet under a lease that expires in December 2034. RE Tax Services has no renewal options or termination options.

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the 347-363 Flushing Avenue Property:

Tenant Summary(1)
Tenant Name	Tenant Type	Credit Rating (Moody's/ S&P/Fitch)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Term. Option (Y/N)	Lease Expiration Date	Ext. Options
Hoopla	Retail	NR / NR / NR	24,032	16.2%	$1,007,000	14.4%	$41.90	N	6/14/2029	1 x 5 Yr
ODA Health	Office	NR / NR / NR	23,984	16.2%	$1,400,388	20.0%	$58.39	N	12/31/2032	3 x 5 Yr
RE Tax Services	Office	NR / NR / NR	7,978	5.4%	$359,010	5.1%	$45.00	N	12/31/2034	None
Golden Gate Management/Public Valuations	Office	NR / NR / NR	6,541	4.4%	$353,187	5.0%	$54.00	N	12/31/2034	None
Princess Boutique / LA pume	Retail	NR / NR / NR	6,265	4.2%	$277,014	4.0%	$44.22	N	10/31/2038	1 x 5 Yr
Food Court LLC	Retail	NR / NR / NR	4,608	3.1%	$158,715	2.3%	$34.44	N	4/1/2038	None
Runway	Retail	NR / NR / NR	3,984	2.7%	$169,700	2.4%	$42.60	N	8/31/2028	2 x 5 Yr
Cornell Management(3)	Office	NR / NR / NR	3,779	2.5%	$182,088	2.6%	$48.18	N	3/13/2035	None
Blue Sky Builders	Office	NR / NR / NR	3,493	2.4%	$143,858	2.1%	$41.19	N	10/31/2033	None
Accupraise Valuations(4)	Office	NR / NR / NR	3,451	2.3%	$172,560	2.5%	$50.00	N	3/31/2035	None
Major Tenants			88,115	59.4%	$4,223,519	60.3%	$47.93
Non-Major Tenants			60,036	40.5%	$2,781,413	39.7%	$46.33
Total Occupied			148,151	99.9%	$7,004,932	100.0%	$47.28
Vacant Space			91	0.1%
Total			148,242	100.0%

(1)	Based on the underwritten rent roll dated April 21, 2025, inclusive of rent steps totaling $56,875 through December 2025.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(3)	Cornell Management has an executed lease, has taken possession of its space and has begun paying rent (with no termination option). Cornell Management is responsible for completing its build-out. At origination, the borrower was required to deposit with the lender an amount equal to one year of rent for Cornell Management ($182,088).
(4)	Accupraise Valuations has an executed lease, has taken possession of its space and has begun paying rent (with no termination option). Accupraise Valuations is responsible for completing its build-out. At origination, the borrower was required to deposit with the lender an amount equal to one year of rent for Accupraise Valuations ($172,560).
A-3-97

Mixed Use – Office/Retail	Loan #14	Cut-off Date Balance:	$15,000,000
347-363 Flushing Avenue	347-363 Flushing Avenue	Cut-off Date LTV:	67.3%
Brooklyn, NY 11205		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	9.8%

The following table presents certain information relating to the lease rollover schedule at the 347-363 Flushing Avenue Property:

Lease Rollover Table(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
2025 & MTM	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	1	200	0.1%	0.1%	$15,300	0.2%	0.2%	$76.42
2027	0	0	0.0%	0.1%	$0	0.0%	0.2%	$0.00
2028	11	14,390	9.7%	9.8%	$665,851	9.5%	9.7%	$46.27
2029	13	37,591	25.4%	35.2%	$1,648,956	23.5%	33.3%	$43.87
2030	6	12,382	8.4%	43.6%	$578,645	8.3%	41.5%	$46.73
2031	0	0	0.0%	43.6%	$0	0.0%	41.5%	$0.00
2032	4	31,295	21.1%	64.7%	$1,700,745	24.3%	65.8%	$54.34
2033	12	17,767	12.0%	76.6%	$804,673	11.5%	77.3%	$45.29
2034	3	16,422	11.1%	87.7%	$800,386	11.4%	88.7%	$48.74
2035	2	7,230	4.9%	92.6%	$354,648	5.1%	93.8%	$49.05
2036 & Thereafter	2	10,873	7.3%	99.9%	$435,728	6.2%	100.0%	$40.07
Vacant	0	91	0.1%	100.0%	$0	0.0%	100.0%	$0.00
Total / Wtd. Avg.	54	148,242	100.0%		$7,004,932	100.0%		$47.28

(1)	Based on the underwritten rent roll dated April 21, 2025, inclusive of rent steps totaling $56,875 through December 2025.

The Market. The 347-363 Flushing Avenue Property is located in Brooklyn, New York. According to the appraisal, the 347-363 Flushing Avenue Property is located within the North Brooklyn office and retail submarkets. As of the fourth quarter of 2024, the North Brooklyn office submarket had a vacancy rate of 16.0% and market rent of $45.96 per square foot. As of the fourth quarter of 2024, the North Brooklyn retail submarket had a vacancy rate of 3.1% and market rent of $54.53 per square foot. Within a one-, three- and five-mile radius of the 347-363 Flushing Avenue Property, the estimated 2024 population is 191,507, 1,317,143 and 2,922,900, respectively. Within the same radii, the estimated 2024 average annual household income is $98,575, $120,630 and $119,632, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusions for the 347-363 Flushing Avenue Property:

Market Rent Summary(1)
	Market Rent (PSF)	Lease Term (Yrs.)	Rent Increase Projections	New Tenant Improvements
Interior Retail	$45.00	10	3.0% annually	$20.00
Typical Office	$50.00	10	3.0% annually	$40.00
Premium Office (ODA Health)	$55.00	10	3.0% annually	$40.00
Small Office (<300 SF)	$1,800/month	10	3.0% annually	$10.00
Cellar Retail	$40.00	10	3.0% annually	$20.00
Parking	$2,500/space	10	3.0% annually	None
(1)	Source: Appraisal.

Environmental Matters. According to a Phase I environmental assessment dated March 27, 2025, there was no evidence of any recognized environmental conditions at the 347-363 Flushing Avenue Property.

A-3-98

Mixed Use – Office/Retail	Loan #14	Cut-off Date Balance:	$15,000,000
347-363 Flushing Avenue	347-363 Flushing Avenue	Cut-off Date LTV:	67.3%
Brooklyn, NY 11205		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	9.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 347-363 Flushing Avenue Property:

Operating History and Underwritten Net Cash Flow Analysis(1)
	TTM(2)	UW	UW PSF
Base Rent	$3,937,920	$7,004,932	$47.25
Vacant Income	$0	$12,000	$0.08
Real Estate Tax Reimbursements	$0	$118,132	$0.80
Operating Cost Reimbursements	$375,723	$581,174	$3.92
Net Rental Income	$4,313,643	$7,716,238	$52.05
(Vacancy/Credit Loss)	$0	($540,137)	($3.64)
Other Income	$30,462	$105,000	$0.71
Parking Income	$0	$1,247,091	$8.41
Effective Gross Income	$4,344,105	$8,528,192	$57.53
Real Estate Taxes	$603,423	$285,780	$1.93
Insurance	$124,753	$161,105	$1.09
Other Expenses	$560,776	$762,920	$5.15
Total Expenses	$1,288,952	$1,209,804	$8.16
Net Operating Income	$3,055,154	$7,318,388	$49.37
Capital Expenditures	$0	$29,648	$0.20
TI/LC	$0	$185,303	$1.25
Net Cash Flow	$3,055,154	$7,103,437	$47.92

Occupancy(3)	99.9%	93.0%
NOI DSCR(4)	0.56x	1.35x
NCF DSCR(4)	0.56x	1.31x
NOI Debt Yield(4)	4.1%	9.8%
NCF Debt Yield(4)	4.1%	9.5%

(1)	The 347-363 Flushing Avenue Property was completed in 2023. Historical operating history prior to the TTM is not available. UW NOI is higher than Most Recent NOI due to the recent lease-up and stabilization of the 347-363 Flushing Avenue Property. Based on the underwritten rent roll dated April 21, 2025, inclusive of rent steps totaling $56,875 through December 2025.
(2)	TTM is as of February 28, 2025.
(3)	The 347-363 Flushing Avenue Property is 99.9% leased as of April 21, 2025. Four tenants located on the 8th floor totaling 13,931 square feet (9.4% of NRA; $669,537 of underwritten base rent; 9.6% of underwritten base rent) have executed leases, have taken possession of their respective spaces and have begun paying rent (with no termination options in any of the leases). The four tenants are responsible for completing their build-outs. At origination, the borrower reserved $729,537 equal to one year of rent in the aggregate for the related unoccupied spaces for these four tenants. Excluding these four tenant spaces, the 347-363 Flushing Avenue Property is 90.5% occupied.
(4)	Based on the 347-363 Flushing Avenue Whole Loan.
A-3-99

Mortgage Loan No. 15 – 145 West 30th Street

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	CREFI			Single Asset/Portfolio:	Single Asset
				Location:	New York, NY 10001
Original Balance:	$15,000,000			General Property Type:	Office
Cut-off Date Balance:	$15,000,000			Detailed Property Type:	CBD
% of Initial Pool Balance:	2.5%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1913/2007
Borrower Sponsor:	Jeffrey J. Feil			Size:	99,084 SF
Guarantor:	Jeffrey J. Feil			Cut-off Date Balance Per SF:	$151
Mortgage Rate:	6.6600%			Maturity Date Balance Per SF:	$151
Note Date:	6/24/2025			Property Manager:	Jeffrey Management Corp. (borrower-related)
Maturity Date:	7/6/2030
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI(3):	$2,072,238
IO Period:	60 months			UW NCF:	$1,896,837
Seasoning:	0 months			UW NOI Debt Yield:	13.8%
Prepayment Provisions:	L(24),D(29),O(7)			UW NCF Debt Yield:	12.6%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	13.8%
Additional Debt Type:	NAP			UW NCF DSCR:	1.87x
Additional Debt Balance:	NAP			Most Recent NOI(3):	$1,441,858 (3/31/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$1,434,529 (12/31/2024)
Reserves				3rd Most Recent NOI:	$1,115,618 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	74.3% (5/1/2025)
RE Taxes:	$134,893	$67,446	NAP	2nd Most Recent Occupancy:	67.6% (12/31/2024)
Insurance(1):	$0	Springing	NAP	3rd Most Recent Occupancy:	56.8% (12/31/2023)
Replacement Reserve:	$0	$2,229	NAP	Appraised Value (as of):	$35,200,000 (5/2/2025)
TI/LC Reserve:	$500,000	$16,154	NAP	Appraised Value PSF:	$355
Other Reserves(2):	$2,501,017	$0	NAP	Cut-off Date LTV Ratio:	42.6%
				Maturity Date LTV Ratio:	42.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$15,000,000	79.8%	Loan Payoff:	$15,055,667	80.1%
Sponsor Equity:	$3,787,591	20.2%	Upfront Reserves:	$3,135,910	16.7%
			Closing Costs:	$596,014	3.2%
Total Sources:	$18,787,591	100.0%	Total Uses:	$18,787,591	100.0%

(1)	Insurance reserves spring at the lender’s option if an approved blanket policy is not in place.
(2)	Other Reserves include (i) an initial unfunded obligations reserve of $1,286,793, (ii) an initial free rent reserve of $876,712, and (iii) an initial gap rent reserve of $337,512.
(3)	The increase from Most Recent NOI to UW NOI is primarily attributable to the borrower executing multiple new leases in the fourth quarter of 2024 accounting for $1,013,062 in underwritten rent.

The Mortgage Loan. The fifteenth largest mortgage loan (the “145 West 30th Street Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $15,000,000 and secured by a first priority fee mortgage encumbering a 99,084 SF office building with ground floor retail space located in the Penn Plaza / Garment office submarket of New York, New York (the “145 West 30th Street Property”).

The Borrower and the Borrower Sponsor. The borrower is Chaline West 30th Street, LLC, a Delaware limited liability company and single purpose entity with no independent directors.

The borrower sponsor and non-recourse carveout guarantor is Jeffrey J. Feil, Chief Executive Officer of The Feil Organization, a family owned real estate investment, development, and management firm. The Feil Organization was founded in 1950 and manages a portfolio of more than 26 million square feet of retail and commercial space and more than 5,000 residential rental units. The Feil Organization is headquartered in Manhattan and has properties located in New York, New Orleans, Florida, Connecticut, Illinois, and Washington D.C.

The Property. The 145 West 30th Street Property is comprised of a 12-story, 99,084 SF, office property with ground floor retail space located at 145 West 30th Street in the Penn Plaza / Garment office submarket of New York, New York. The 145 West 30th Street Property was originally constructed in 1913 and was most recently renovated in 2007. The 145 West 30th Street Property features 5,422 square feet of ground floor retail space which is occupied by the New York State Department of Motor Vehicles and accounts for 15.5% of underwritten rent. The 145 West 30th Street Property also includes 2,633 SF of storage space which accounts for 0.8% of underwritten rent. The 145 West 30th Street Property is located one block south of Pennsylvania Station (“Penn Station”) which provides access to the 1, 2, 3, A, C, and E subway lines, as well as New Jersey Transit and the Long Island Railroad (LIRR).

The tenant roster at the 145 West 30th Street Property features ten individual tenants, consisting of eight office tenants, one retail tenant, and one storage tenant and includes diverse tenants from a number of industries including law, trade school, healthcare, consulting, government, and not for profits. As of May 1, 2025, the 145 West 30th Street Property was 74.3% leased. As of the cut-off date, the tenants at the 145 West 30th Street Property had a weighted average lease term remaining of 8.8 years.

A-3-100

Office – CBD	Loan #15	Cut-off Date Balance:	$15,000,000
145 West 30th Street	145 West 30th Street	Cut-off Date LTV:	42.6%
New York, NY 10001		UW NCF DSCR:	1.87x
		UW NOI Debt Yield:	13.8%

Major Tenants.

New Age Training, Inc. (“New Age Training”) (16,692 SF, 16.8% of NRA, 25.0% of UW Rent). Founded in 1998, New Age Training is a licensed business school specializing in healthcare training offering courses for electrocardiography, phlebotomy, dialysis technician, patient care technician, medical assistant, clinical medical assistant, nurse aide / assistant, and nurse aide advanced. New Age Training has been a tenant at 145 West 30th Street Property since October 2009 and has expanded its space multiple times with a current lease term through January 2030 with one, seven-year renewal option and no termination options remaining.

Spada Menswear Corp. (“Spada Uniforms”) (9,325 SF, 9.4% of NRA, 8.0% of UW Rent). Spada Uniforms offers a wide range of uniforms and accessories to property owners, security companies, hotels, restaurants, building maintenance, parking lots and other industries. Spada Uniforms has been a tenant at the 145 West 30th Street Property since October 2024 and has a current lease term through May 2036 with no renewal or termination options remaining. Spada Uniforms is not yet in occupancy pending the buildout of its space, and is expected to take occupancy in the summer of 2025. Spada Uniforms has free or abated rent from August 2025 through September 2025, and partial rent abatements from August 2026 through March 2027, August 2027 through January 2028, and August 2028 through November 2028, which was reserved for at origination.

Lazarus Karp Ehrlich McCourt, LLP (“Lazarus Karp”) (8,473 SF, 8.6% of NRA, 9.5% of UW Rent). Lazarus Karp is a boutique landlord-tenant/real estate law firm located in New York City. Lazarus Karp concentrates in real estate and landlord-tenant litigation, including non-payment and holdover proceedings, as well as commercial and residential leasing, closings and real estate transactions. Lazarus Karp provides legal services for the real estate community with respect to residential and commercial landlord-tenant and related litigation. Lazarus Karp has been a tenant at the 145 West 30th Street Property since October 2024 and has a current lease term through January 2039 with no renewal or termination options remaining. Lazarus Karp is not yet in occupancy pending the buildout of its space, and is expected to take occupancy in the summer of 2025. Lazarus Karp has free or abated rent from July 2025 through October 2025, which was reserved for at origination.

The following table presents certain information relating to the top tenants at 145 West 30th Street Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/ Fitch/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Exp.	Renewal Options	Term. Option (Y/N)
Major Tenants
New Age Training, Inc.	NR/NR/NR	16,692	16.8%	$950,724	25.0%	$56.96	1/31/2030	1 x 7 yr	N
Spada Menswear Corp.(3)	NR/NR/NR	9,325	9.4%	$306,089	8.0%	$32.82	5/31/2036	N	N
Lazarus Karp Ehrlich McCourt, LLP(4)	NR/NR/NR	8,473	8.6%	$359,749	9.5%	$42.46	1/31/2039	N	N
Frost Lightning Inc.	NR/NR/NR	8,323	8.4%	$436,178	11.5%	$52.41	4/30/2028	1 x 5 yr	N
Turner Trade School, Inc.	NR/NR/NR	8,301	8.4%	$453,732	11.9%	$54.66	4/30/2032	N	N
Interagency Council of Developmental Disabilities Agencies, Inc.(5)	NR/NR/NR	8,296	8.4%	$348,432	9.2%	$42.00	6/30/2041	1 x 5 yr	Y(6)
VDA, Inc.(7)	NR/NR/NR	8,293	8.4%	$347,225	9.1%	$41.87	8/31/2035	1 x 5 yr	N
The New York State Department of Motor Vehicles (“DMV”)	NR/NR/NR	5,422	5.5%	$590,998	15.5%	$109.00	9/30/2027	N	N(8)
Broadwall Management Corp.	NR/NR/NR	363	0.4%	$6,799	0.2%	$18.73	MTM
Estreich & Centersquare Inves	NR/NR/NR	127	0.1%	$4,020	0.1%	$31.65	4/30/2031
Major Tenants Subtotal/Wtd. Avg.		73,615	74.3%	$3,803,945	100.0%	$51.67
Other Tenants		0	0.0%	$0	0.0%	$0.00
Occupied Subtotal/Wtd. Avg.		73,615	74.3%	$3,803,945	100.0%	$51.67
Vacant Space		25,469	25.7%
Total/Wtd. Avg.		99,084	100.0%

(1)	Based on the underwritten rent roll dated May 1, 2025, inclusive of rent steps through June 1, 2026.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Spada Uniforms is not yet in occupancy pending the buildout of its space, and is expected to take occupancy in the summer of 2025. Spada Uniforms has free or abated rent August 2025 through September 2025, and partial rent abatements in August 2026 through March 2027, August 2027 through January 2028, and August 2028 through November 2028, which was reserved for at origination.
(4)	Lazarus Karp is not yet in occupancy pending the buildout of its space, and is expected to take occupancy in the summer of 2025. Lazarus Karp has free or abated rent from July 2025 through October 2025, which was reserved for at origination.
(5)	Interagency Council of Developmental Disabilities Agencies, Inc. is not yet in occupancy pending the buildout of its space, and is expected to take occupancy in the fall of 2025. Interagency Council of Developmental Disabilities Agencies, Inc. has free or abated rent from November 2025 through July 2026, which was reserved for at origination.
(6)	The Interagency Council of Developmental Disabilities Agencies, Inc. has the one-time option to terminate its lease effective as of April 1, 2030, by providing no less than 9 months prior written notice and paying a cancellation fee. If it has not exercised its first option to terminate, the tenant has a second option to terminate its lease effective as of April 1, 2035, by providing no less than 9 months prior written notice and paying a cancellation fee.
(7)	VDA, Inc. is not yet in occupancy pending the buildout of its space, and is expected to take occupancy in the summer of 2025. VDA, Inc. has free or abated rent from July 2025 through August 2025, July 2026 through August 2026, and July 2027 through August 2027, which was reserved for at origination.
(8)	The DMV lease states that such lease is executory only to the extent of the monies available to the DMV, and no liability is incurred by the state beyond the monies available.
A-3-101

Office – CBD	Loan #15	Cut-off Date Balance:	$15,000,000
145 West 30th Street	145 West 30th Street	Cut-off Date LTV:	42.6%
New York, NY 10001		UW NCF DSCR:	1.87x
		UW NOI Debt Yield:	13.8%

The following table presents certain information relating to the lease rollover schedule at 145 West 30th Street Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2025	1	363	0.4%	0.4%	$6,799	0.2%	0.2%	$18.73
2026	0	0	0.0%	0.4%	0	0.0%	0.2%	$0.00
2027	1	5,422	5.5%	5.8%	$590,998	15.5%	15.7%	$109.00
2028	1	8,323	8.4%	14.2%	$436,178	11.5%	27.2%	$52.41
2029	0	0	0.0%	14.2%	0	0.0%	27.2%	$0.00
2030	1	16,692	16.8%	31.1%	$950,724	25.0%	52.2%	$56.96
2031	1	127	0.1%	31.2%	$4,020	0.1%	52.3%	$31.65
2032	1	8,301	8.4%	39.6%	$453,732	11.9%	64.2%	$54.66
2033	0	0	0.0%	39.6%	0	0.0%	64.2%	$0.00
2034	0	0	0.0%	39.6%	0	0.0%	64.2%	$0.00
2035 & Thereafter	4	34,387	34.7%	74.3%	$1,361,494	35.8%	100.0%	$39.59
Vacant	0	25,469	25.7%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(3)	10	99,084	100.0%		$3,803,945	100.0%		$51.67

(1)	Based on the underwritten rent roll dated May 1, 2025, inclusive of rent steps through June 1, 2026.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease that are not considered in the lease rollover schedule.
(3)	UW Rent PSF Rolling excludes vacant space.

The Market. The 145 West 30th Street Property is located on the north side of West 30th Street between Sixth and Seventh Avenues in the Penn Plaza / Garment office submarket of New York City. According to the appraisal, the Penn Plaza/Garment submarket has been driven by its access to major transportation connecting the submarket to the Greater New York City region. The 145 West 30th Street Property is located one block south of Penn Station, which provides access to the 1, 2, 3, A, C, and E subway lines, as well as New Jersey Transit and the Long Island Railroad. Furthermore, the 145 West 30th Street Property is located four blocks south of Herald Square, which provides access to the B, D, F, M, N, Q, and R trains and the PATH Train to New Jersey. The Port Authority Bus Terminal is also located seven blocks north of the 145 West 30th Street Property.

According to a third party market research report, the 145 West 30th Street Property is located in the Penn Plaza / Garment office submarket of New York City. As of May 12, 2025, the Penn Plaza / Garment office submarket had a total inventory of 88,822,080 square feet, an overall vacancy rate of 15.3%, market asking rent of $74.29 per square foot, and positive net absorption of 112,961 square feet.

The following table presents certain information relating to comparable office rents with respect to the 145 West 30th Street Property:

Market Rental Comparables(1)
Property Name/Address	Distance from Subject	Year Built / Renovated	NRA (SF)	Tenant	Suite Size (SF)	Lease Commencement	Lease Term (mos.)	Rent (PSF)
145 West 30th Street(2) New York, NY	-	1913 / 2007	99,084 SF	Spada Menswear Corp.	9,325	Oct-24	140 mos.	$32.07(3)
29 West 30th Street New York, NY	0.2 mi	1915 / 1988	78,770 SF	Amplitude, Inc	6,500 SF	Feb-25	36 mos.	$46.03
254 West 31st Street New York, NY	0.5 mi	1926 / NAP	68,432 SF	Polise Consulting Engineers, D.P.C.	3,663 SF	Dec-24	64 mos.	$36.00
224-232 West 35th Street New York, NY	0.6 mi	1924 / NAP	153,757 SF	NY RESTORATION TECHNOLOGY	4,722 SF	Aug-24	126 mos.	$35.58
20 West 33rd Street New York, NY	0.7 mi	1912 / NAP	176,746 SF	Vanderbilt Home Collections	14,000 SF	Dec-24	96 mos.	$31.50
10 West 33rd Street New York, NY	0.7 mi	1914 / 2022	412,150 SF	Welspun USA	6,018 SF	Aug-24	125 mos.	$38.00
10 West 33rd Street New York, NY	0.7 mi	1914 / 2022	412,150 SF	MJM Jewelry	11,520 SF	Feb-25	131 mos.	$38.00
19 West 34th Street New York, NY	0.8 mi	1940 / 2007	262,000 SF	Patientpoint Network Solutions, LLC	19,093 SF	Dec-24	91 mos.	$55.00
19 West 34th Street New York, NY	0.8 mi	1940 / 2007	262,000 SF	Practice for Architecture and Urbanism	4,289 SF	Feb-25	89 mos.	$51.49

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated May 1, 2025, inclusive of rent steps through June 1, 2026.
(3)	Rent (PSF) represents base rent and does not include rent steps.

Appraisal. The appraisal concluded to an “As-Is” value for the 145 West 30th Street Property of $35,200,000 as of May 2, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated May 13, 2025, there was a recognized environmental condition at the 145 West 30th Street Property related to its historic occupation by fur and clothing manufacturers. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

A-3-102

Office – CBD	Loan #15	Cut-off Date Balance:	$15,000,000
145 West 30th Street	145 West 30th Street	Cut-off Date LTV:	42.6%
New York, NY 10001		UW NCF DSCR:	1.87x
		UW NOI Debt Yield:	13.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 145 West 30th Street Property:

Cash Flow Analysis
	2021	2022	2023	2024	3/31/2025 TTM(1)	UW(1)(2)	UW PSF
Base Rent	$3,652,406	$3,520,997	$2,862,223	$3,056,346	$3,067,088	$3,695,991	$37.30
Contractual Rent Steps	$0	$0	$0	$0	$0	$107,954	$1.09
Potential Income from Vacant Space	$0	$0	$0	$0	$0	$1,126,285	$11.37
Gross Potential Rent	$3,652,406	$3,520,997	$2,862,223	$3,056,346	$3,067,088	$4,930,230	$49.76
Reimbursements	$225,045	$172,245	$59,427	$30,064	$25,926	$9,913	$0.10
Net Rentable Income	$3,877,451	$3,693,242	$2,921,650	$3,086,410	$3,093,014	$4,940,143	$49.86
(Vacancy / Credit Loss)	$0	$0	$0	$0	$0	($1,126,285)	($11.37)
Other Income(3)	$54,686	$54,491	$55,257	$55,499	$54,960	$54,960	$0.55
Effective Gross Income	$3,932,137	$3,747,733	$2,976,907	$3,141,909	$3,147,974	$3,868,818	$39.05

Management Fee	$117,964	$112,432	$89,307	$94,257	$94,439	$116,065	$1.17
Real Estate Taxes	$975,723	$934,210	$845,030	$778,083	$778,083	$778,210	$7.85
Insurance	$80,855	$92,782	$108,813	$108,683	$108,683	$109,274	$1.10
Repairs & Maintenance	$327,835	$354,615	$401,008	$344,715	$336,618	$385,334	$3.89
Other Operating Expenses(4)	$350,492	$358,288	$417,131	$381,642	$388,293	$407,696	$4.11
Total Operating Expenses	$1,852,869	$1,852,327	$1,861,289	$1,707,380	$1,706,116	$1,796,579	$18.13

Net Operating Income	$2,079,268	$1,895,406	$1,115,618	$1,434,529	$1,441,858	$2,072,238	$20.91
Replacement Reserves	$0	$0	$0	$0	$0	$26,753	$0.27
TI/LC	$0	$0	$0	$0	$0	$148,648	$1.50
Net Cash Flow	$2,079,268	$1,895,406	$1,115,618	$1,434,529	$1,441,858	$1,896,837	$19.14

Occupancy (%)	81.7%	65.3%	56.8%	67.6%	74.3%(5)	77.5%(6)
NOI DSCR	2.05x	1.87x	1.10x	1.42x	1.42x	2.05x
NCF DSCR	2.05x	1.87x	1.10x	1.42x	1.42x	1.87x
NOI Debt Yield	13.9%	12.6%	7.4%	9.6%	9.6%	13.8%
NCF Debt Yield	13.9%	12.6%	7.4%	9.6%	9.6%	12.6%

(1)	The increase from 3/31/2025 TTM to UW Net Operating Income is primarily attributable to the borrower executing multiple new leases in the fourth quarter of 2024 accounting for $1,013,062 in underwritten rent.
(2)	Based on the underwritten rent roll dated May 1, 2025, inclusive of rent steps through June 1, 2026.
(3)	Other Income includes HVAC income, submetered water, and cleaning cost reimbursement by the New York State Department of Motor Vehicles
(4)	Other Operating Expenses includes payroll and benefits, contract services, utilities and general and administrative expenses.
(5)	Represents most recent occupancy as of May 1, 2025.
(6)	UW Occupancy represents economic occupancy.
A-3-103

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ANNEX B

FORM OF DISTRIBUTION DATE STATEMENT

B-1

 (THIS PAGE INTENTIONALLY LEFT BLANK)

Distribution Date:	08/15/25	Wells Fargo Commercial Mortgage Trust 2025-5C5
Determination Date:	08/11/25
Record Date:	07/31/25	Commercial Mortgage Pass Through Certificates Series 2025-5C5

Contacts
Role	Party and Contact Information
Depositor	Wells Fargo Commercial Mortgage Securities, Inc.
	Attention: A.J. Sfarra	cmbsnotices@wellsfargo.com
30 Hudson Yards, 15th Floor | New York, NY 10001 | United States
Master Servicer	Trimont LLC
	Attention: CMBS Servicing	trimont.commercial.servicing@cms.trimont.com
550 S. Tryon Street, Suite 2400 | Charlotte, NC 28202 | United States
Special Servicer	Argentic Services Company LP
	Attention: Andrew Hundertmark	ahundertmark@argenticservices.com; jmayfield@argenticservices.com
500 N. Central Expressway, Suite 261 | Plano, TX 75074 | United States
Certificate Administrator	Computershare Trust Company, N.A.
	Corporate Trust Services (CMBS)	cctcmbsbondadmin@computershare.com; trustadministrationgroup@computershare.com
9062 Old Annapolis Road | Columbia, MD 21045 | United States
Trustee	Computershare Trust Company, N.A.
	Corporate Trust Services (CMBS)	cctcmbsbondadmin@computershare.com; trustadministrationgroup@computershare.com
9062 Old Annapolis Road | Columbia, MD 21045 | United States
Operating Advisor & Asset Representations Reviewer	Park Bridge Lender Services LLC
	Attention: WFCM 2025-5C5 - Surveillance Manager	cmbs.notices@parkbridgefinancial.com
600 Third Avenue, 40th Floor | New York, NY 10016 | United States
Directing Certificateholder	TBD
-

This report is compiled by Computershare Trust Company, N.A. from information provided by third parties. Computershare Trust Company, N.A. has not independently confirmed the accuracy of the information.
Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificate holders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

© 2021 Computershare. All rights reserved. Confidential.	Page 1 of 25

Distribution Date:	08/15/25	Wells Fargo Commercial Mortgage Trust 2025-5C5
Determination Date:	08/11/25
Record Date:	07/31/25	Commercial Mortgage Pass Through Certificates Series 2025-5C5

Certificate Distribution Detail
Class	CUSIP	Pass-Through Rate (2)	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance	Current Credit Support¹	Original Credit Support¹
Regular Certificates
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
F-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
G-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
Regular SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Notional Certificates
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Notional SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Deal Distribution Total					0.00	0.00	0.00	0.00	0.00

*	Denotes the Controlling Class (if required)
(1)	Calculated by taking (A) the sum of the ending certificate balance of all classes in a series less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).
(2)	Pass-Through Rates with respect to any Class of Certificates on next month's Payment Date is expected to be the same as the current respective Pass-Through Rate, subject to any modifications on the underlying loans, any change in certificate or pool balance, any change in the underlying index (if and as applicable), and any other matters provided in the governing documents.

© 2021 Computershare. All rights reserved. Confidential.	Page 2 of 25

Distribution Date:	08/15/25	Wells Fargo Commercial Mortgage Trust 2025-5C5
Determination Date:	08/11/25
Record Date:	07/31/25	Commercial Mortgage Pass Through Certificates Series 2025-5C5

Certificate Factor Detail
Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Interest Shortfalls / (Paybacks)	Cumulative Interest Shortfalls	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance
Regular Certificates
A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Notional Certificates
X-A		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

© 2021 Computershare. All rights reserved. Confidential.	Page 3 of 25

Distribution Date:	08/15/25	Wells Fargo Commercial Mortgage Trust 2025-5C5
Determination Date:	08/11/25
Record Date:	07/31/25	Commercial Mortgage Pass Through Certificates Series 2025-5C5

Certificate Interest Reconciliation Detail
Class	Accrual Period	Accrual Days	Prior Cumulative Interest Shortfalls	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Interest Shortfalls / (Paybacks)	Payback of Prior Realized Losses	Additional Interest Distribution Amount	Interest Distribution	Cumulative Interest Shortfalls
A-1	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-E	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 4 of 25

Distribution Date:	08/15/25	Wells Fargo Commercial Mortgage Trust 2025-5C5
Determination Date:	08/11/25
Record Date:	07/31/25	Commercial Mortgage Pass Through Certificates Series 2025-5C5

Additional Information

Total Available Distribution Amount (1)	0.00
(1)	The Available Distribution Amount includes any Prepayment Premiums.

© 2021 Computershare. All rights reserved. Confidential.	Page 5 of 25

Distribution Date:	08/15/25	Wells Fargo Commercial Mortgage Trust 2025-5C5
Determination Date:	08/11/25
Record Date:	07/31/25	Commercial Mortgage Pass Through Certificates Series 2025-5C5

Bond / Collateral Reconciliation - Cash Flows

Total Funds Collected

Interest
Interest Paid or Advanced	0.00
Interest Reductions due to Nonrecoverability Determination	0.00
Interest Adjustments	0.00
Deferred Interest	0.00
ARD Interest	0.00
Net Prepayment Interest Excess / (Shortfall)	0.00
Extension Interest	0.00
Interest Reserve Withdrawal	0.00
Total Interest Collected	0.00

Principal
Scheduled Principal	0.00
Unscheduled Principal Collections
Principal Prepayments	0.00
Collection of Principal after Maturity Date	0.00
Recoveries From Liquidations and Insurance Proceeds	0.00
Excess of Prior Principal Amounts Paid	0.00
Curtailments	0.00
Negative Amortization	0.00
Principal Adjustments	0.00

Total Principal Collected	0.00

Other
Prepayment Penalties / Yield Maintenance	0.00
Gain on Sale / Excess Liquidation Proceeds	0.00
Borrower Option Extension Fees	0.00
Total Other Collected	0.00

Total Funds Collected	0.00
Total Funds Distributed

Fees
Master Servicing Fee	0.00
Certificate Administrator Fee	0.00
Trustee Fee	0.00
CREFC® Intellectual Property Royalty License Fee	0.00
Operating Advisor Fee	0.00
Asset Representations Reviewer Fee	0.00

Total Fees	0.00

Expenses/Reimbursements
Reimbursement for Interest on Advances	0.00
ASER Amount	0.00
Special Servicing Fees (Monthly)	0.00
Special Servicing Fees (Liquidation)	0.00
Special Servicing Fees (Work Out)	0.00
Legal Fees	0.00
Rating Agency Expenses	0.00
Taxes Imposed on Trust Fund	0.00
Non-Recoverable Advances	0.00
Workout Delayed Reimbursement Amounts	0.00
Other Expenses	0.00
Total Expenses/Reimbursements	0.00

Interest Reserve Deposit	0.00

Payments to Certificateholders and Others
Interest Distribution	0.00
Principal Distribution	0.00
Prepayment Penalties / Yield Maintenance	0.00
Total Payments to Certificateholders and Others	0.00

Total Funds Distributed	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 6 of 25

Distribution Date:	08/15/25	Wells Fargo Commercial Mortgage Trust 2025-5C5
Determination Date:	08/11/25
Record Date:	07/31/25	Commercial Mortgage Pass Through Certificates Series 2025-5C5

Bond / Collateral Reconciliation - Balances

Collateral Reconciliation
		Total
Beginning Scheduled Collateral Balance	0.00	0.00
(-) Scheduled Principal Collections	0.00	0.00
(-) Unscheduled Principal Collections	0.00	0.00
(-) Principal Adjustments (Cash)	0.00	0.00
(-) Principal Adjustments (Non-Cash)	0.00	0.00
(-) Realized Losses from Collateral	0.00	0.00
(-) Other Adjustments²	0.00	0.00

Ending Scheduled Collateral Balance	0.00	0.00
Beginning Actual Collateral Balance	0.00	0.00
Ending Actual Collateral Balance	0.00	0.00

Certificate Reconciliation
Total
Beginning Certificate Balance	0.00
(-) Principal Distributions	0.00
(-) Realized Losses	0.00
Realized Loss and Realized Loss Adjustments on Collateral	0.00
Current Period NRA¹	0.00
Current Period WODRA¹	0.00
Principal Used to Pay Interest	0.00
Non-Cash Principal Adjustments	0.00
Certificate Other Adjustments**	0.00
Ending Certificate Balance	0.00

NRA/WODRA Reconciliation
	Non-Recoverable Advances (NRA) from Principal	Workout Delayed Reimbursement of Advances (WODRA) from Principal
Beginning Cumulative Advances	0.00	0.00
Current Period Advances	0.00	0.00
Ending Cumulative Advances	0.00	0.00

Under / Over Collateralization Reconciliation
Beginning UC / (OC)	0.00
UC / (OC) Change	0.00
Ending UC / (OC)	0.00
Net WAC Rate	0.00%
UC / (OC) Interest	0.00

(1)	Current Period NRA and WODRA displayed will represent the portion applied as Realized Losses to the bonds.
(2)	Other Adjustments value will represent miscellaneous items that may impact the Scheduled Balance of the collateral.
**	A negative value for Certificate Other Adjustments represents the payback of prior Principal Shortfalls, if any.

© 2021 Computershare. All rights reserved. Confidential.	Page 7 of 25

Distribution Date:	08/15/25	Wells Fargo Commercial Mortgage Trust 2025-5C5
Determination Date:	08/11/25
Record Date:	07/31/25	Commercial Mortgage Pass Through Certificates Series 2025-5C5

Current Mortgage Loan and Property Stratification

Aggregate Pool

Scheduled Balance
Scheduled Balance	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Debt Service Coverage Ratio¹
Debt Service Coverage Ratio	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 8 of 25

Distribution Date:	08/15/25	Wells Fargo Commercial Mortgage Trust 2025-5C5
Determination Date:	08/11/25
Record Date:	07/31/25	Commercial Mortgage Pass Through Certificates Series 2025-5C5

Current Mortgage Loan and Property Stratification

Aggregate Pool

State³
State	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Property Type³
Property Type	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

Note: Please refer to footnotes on the next page of the report.

© 2021 Computershare. All rights reserved. Confidential.	Page 9 of 25

Distribution Date:	08/15/25	Wells Fargo Commercial Mortgage Trust 2025-5C5
Determination Date:	08/11/25
Record Date:	07/31/25	Commercial Mortgage Pass Through Certificates Series 2025-5C5

Current Mortgage Loan and Property Stratification

Aggregate Pool

Note Rate
Note Rate	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Seasoning
Seasoning	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 10 of 25

Distribution Date:	08/15/25	Wells Fargo Commercial Mortgage Trust 2025-5C5
Determination Date:	08/11/25
Record Date:	07/31/25	Commercial Mortgage Pass Through Certificates Series 2025-5C5

Current Mortgage Loan and Property Stratification

Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)
Anticipated Remaining Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Amortization Term (ARD and Balloon Loans)
Remaining Amortization Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 11 of 25

Distribution Date:	08/15/25	Wells Fargo Commercial Mortgage Trust 2025-5C5
Determination Date:	08/11/25
Record Date:	07/31/25	Commercial Mortgage Pass Through Certificates Series 2025-5C5

Current Mortgage Loan and Property Stratification

Aggregate Pool

Age of Most Recent NOI
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Stated Term (Fully Amortizing Loans)
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 12 of 25

Distribution Date:	08/15/25	Wells Fargo Commercial Mortgage Trust 2025-5C5
Determination Date:	08/11/25
Record Date:	07/31/25	Commercial Mortgage Pass Through Certificates Series 2025-5C5

Mortgage Loan Detail (Part 1)
Pros ID	Loan ID	Loan Group	Prop Type	City	State	Interest Accrual Type	Gross Rate	Scheduled Interest	Scheduled Principal	Principal Adjustments	Anticipated Repay Date	Original Maturity Date	Adjusted Maturity Date	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Through Date

Totals
1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse	MF - Multi-Family
SS - Self Storage	LO - Lodging	RT - Retail	SF - Single Family Rental
98 - Other	IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

© 2021 Computershare. All rights reserved. Confidential.	Page 13 of 25

Distribution Date:	08/15/25	Wells Fargo Commercial Mortgage Trust 2025-5C5
Determination Date:	08/11/25
Record Date:	07/31/25	Commercial Mortgage Pass Through Certificates Series 2025-5C5

Mortgage Loan Detail (Part 2)
Pros ID	Loan Group	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date	Appraisal Reduction Date	Appraisal Reduction Amount	Cumulative ASER	Current P&I Advances	Cumulative P&I Advances	Cumulative Servicer Advances	Current NRA/WODRA from Principal	Defease Status

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 14 of 25

Distribution Date:	08/15/25	Wells Fargo Commercial Mortgage Trust 2025-5C5
Determination Date:	08/11/25
Record Date:	07/31/25	Commercial Mortgage Pass Through Certificates Series 2025-5C5

Principal Prepayment Detail
			Unscheduled Principal		Prepayment Penalties
Pros ID	Loan Number	Loan Group	Amount	Prepayment / Liquidation Code	Prepayment Premium Amount	Yield Maintenance Amount

Totals

Note: Principal Prepayment Amount listed here may include Principal Adjustment Amounts on the loan in addition to the Unscheduled Principal Amount.

© 2021 Computershare. All rights reserved. Confidential.	Page 15 of 25

Distribution Date:	08/15/25	Wells Fargo Commercial Mortgage Trust 2025-5C5
Determination Date:	08/11/25
Record Date:	07/31/25	Commercial Mortgage Pass Through Certificates Series 2025-5C5

Historical Detail
	Delinquencies¹												Prepayments				Rate and Maturities
	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.
Distribution Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Amount	#	Amount	Coupon	Remit	WAM¹

(1)	Foreclosure and REO Totals are included in the delinquencies aging categories.

© 2021 Computershare. All rights reserved. Confidential.	Page 16 of 25

Distribution Date:	08/15/25	Wells Fargo Commercial Mortgage Trust 2025-5C5
Determination Date:	08/11/25
Record Date:	07/31/25	Commercial Mortgage Pass Through Certificates Series 2025-5C5

Delinquency Loan Detail
Pros ID	Loan ID	Paid Through Date	Months Delinquent	Mortgage Loan Status¹	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicer Advances	Actual Principal Balance	Servicing Transfer Date	Resolution Strategy Code²	Bankruptcy Date	Foreclosure Date	REO Date

Totals
1 Mortgage Loan Status
A - Payment Not Received But Still in Grace Period	0 - Current	4 - Performing Matured Balloon
B - Late Payment But Less Than 30 days Delinquent	1 - 30-59 Days Delinquent	5 - Non Performing Matured Balloon
	2 - 60-89 Days Delinquent	6 - 121+ Days Delinquent
3 - 90-120 Days Delinquent

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

Note: Outstanding P & I Advances include the current period advance.

© 2021 Computershare. All rights reserved. Confidential.	Page 17 of 25

Distribution Date:	08/15/25	Wells Fargo Commercial Mortgage Trust 2025-5C5
Determination Date:	08/11/25
Record Date:	07/31/25	Commercial Mortgage Pass Through Certificates Series 2025-5C5

Collateral Stratification and Historical Detail

Maturity Dates and Loan Status¹
	Total	Performing	Non-Performing	REO/Foreclosure

Past Maturity	0	0	0	0
0 - 6 Months	0	0	0	0
7 - 12 Months	0	0	0	0
13 - 24 Months	0	0	0	0
25 - 36 Months	0	0	0	0
37 - 48 Months	0	0	0	0
49 - 60 Months	0	0	0	0
> 60 Months	0	0	0	0

Historical Delinquency Information
	Total	Current	30-59 Days	60-89 Days	90+ Days	REO/Foreclosure

Aug-25	0	0	0	0	0	0
Jul-25	0	0	0	0	0	0
Jun-25	0	0	0	0	0	0
May-25	0	0	0	0	0	0
Apr-25	0	0	0	0	0	0
Mar-25	0	0	0	0	0	0
Feb-25	0	0	0	0	0	0
Jan-25	0	0	0	0	0	0
Dec-24	0	0	0	0	0	0
Nov-24	0	0	0	0	0	0
Oct-24	0	0	0	0	0	0
Sep-24	0	0	0	0	0	0
(1)	Maturity dates used in this chart are based on the dates provided by the Master Servicer in the Loan Periodic File.

© 2021 Computershare. All rights reserved. Confidential.	Page 18 of 25

Distribution Date:	08/15/25	Wells Fargo Commercial Mortgage Trust 2025-5C5
Determination Date:	08/11/25
Record Date:	07/31/25	Commercial Mortgage Pass Through Certificates Series 2025-5C5

Specially Serviced Loan Detail - Part 1
Pros ID	Loan ID	Ending Scheduled Balance	Actual Balance	Appraisal Value	Appraisal Date	Net Operating Income	DSCR	DSCR Date	Maturity Date	Remaining Amort Term

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 19 of 25

Distribution Date:	08/15/25	Wells Fargo Commercial Mortgage Trust 2025-5C5
Determination Date:	08/11/25
Record Date:	07/31/25	Commercial Mortgage Pass Through Certificates Series 2025-5C5

Specially Serviced Loan Detail - Part 2
Pros ID	Loan ID	Property Type¹	State	Servicing Transfer Date	Resolution Strategy Code²	Special Servicing Comments

1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse
MF - Multi-Family	SS - Self Storage	LO - Lodging
RT - Retail	SF - Single Family Rental	98 - Other
IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

© 2021 Computershare. All rights reserved. Confidential.	Page 20 of 25

Distribution Date:	08/15/25	Wells Fargo Commercial Mortgage Trust 2025-5C5
Determination Date:	08/11/25
Record Date:	07/31/25	Commercial Mortgage Pass Through Certificates Series 2025-5C5

Modified Loan Detail

		Pre-Modification		Post-Modification				Modification	Modification
Pros ID	Loan Number	Balance	Rate	Balance	Rate	Modification Code¹	Modification Booking Date	Closing Date	Effective Date

Totals
1 Modification Codes
1 - Maturity Date Extension	5 - Temporary Rate Reduction	8 - Other
2 - Amortization Change	6 - Capitalization on Interest	9 - Combination
3 - Principal Write-Off	7 - Capitalization on Taxes	10 - Forbearance

Note: Please refer to Servicer Reports for modification comments.

© 2021 Computershare. All rights reserved. Confidential.	Page 21 of 25

Distribution Date:	08/15/25	Wells Fargo Commercial Mortgage Trust 2025-5C5
Determination Date:	08/11/25
Record Date:	07/31/25	Commercial Mortgage Pass Through Certificates Series 2025-5C5

Historical Liquidated Loan Detail
Pros ID¹	Loan Number	Dist.Date	Loan Beginning Scheduled Balance	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Fees, Advances, and Expenses	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Loan	Current Period Adjustment to Loan	Cumulative Adjustment to Loan	Loss to Loan with Cumulative Adjustment	Percent of Original Loan Balance

Current Period Totals
Cumulative Totals

Note: Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

© 2021 Computershare. All rights reserved. Confidential.	Page 22 of 25

Distribution Date:	08/15/25	Wells Fargo Commercial Mortgage Trust 2025-5C5
Determination Date:	08/11/25
Record Date:	07/31/25	Commercial Mortgage Pass Through Certificates Series 2025-5C5

Historical Bond / Collateral Loss Reconciliation Detail
Pros ID	Loan Number	Distribution Date	Certificate Interest Paid from Collateral Principal Collections	Reimb of Prior Realized Losses from Collateral Interest Collections	Aggregate Realized Loss to Loan	Loss Covered by Credit Support/Deal Structure	Loss Applied to Certificate Interest Payment	Loss Applied to Certificate Balance	Non-Cash Principal Adjustment	Realized Losses from NRA/WODRA	Total Loss Applied to Certificate Balance

Current Period Totals
Cumulative Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 23 of 25

Distribution Date:	08/15/25	Wells Fargo Commercial Mortgage Trust 2025-5C5
Determination Date:	08/11/25
Record Date:	07/31/25	Commercial Mortgage Pass Through Certificates Series 2025-5C5

Interest Shortfall Detail - Collateral Level

Pros ID	Interest Adjustments	Deferred Interest Collected	Special Servicing Fees			ASER	PPIS / (PPIE)	Non- Recoverable Interest	Interest on Advances	Reimbursement of Advances from Interest	Other Shortfalls / (Refunds)	Modified Interest Reduction / (Excess)
			Monthly	Liquidation	Work Out

Total

Note: Interest Adjustments listed for each loan do not include amounts that were used to adjust the Weighted Average Net Rate of the mortgage loans.									Collateral Shortfall Total		0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 24 of 25

Distribution Date:	08/15/25	Wells Fargo Commercial Mortgage Trust 2025-5C5
Determination Date:	08/11/25
Record Date:	07/31/25	Commercial Mortgage Pass Through Certificates Series 2025-5C5

Supplemental Notes

None

© 2021 Computershare. All rights reserved. Confidential.	Page 25 of 25

 (THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: This report will be delivered annually no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of July 1, 2025 (the “Pooling and Servicing Agreement”).

Transaction: Wells Fargo Commercial Mortgage Trust 2025-5C5, Commercial Mortgage Pass-Through Certificates, Series 2025-5C5

Operating Advisor: Park Bridge Lender Services LLC

Special Servicer: Argentic Services Company LP

I.	Population of Mortgage Loans that Were Considered in Compiling this Report
1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].
(a)	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of a Final Asset Status Report.
(b)	Final Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which a Final Asset Status Report has been issued. The Final Asset Status Reports may not yet be implemented.
2.	The Special Servicer has notified the Operating Advisor that it has completed a Major Decision with respect to [●] Specially Serviced Loans [INSERT AFTER AN OPERATING ADVISOR CONSULTATION EVENT: and [●] non-Specially Serviced Loans], and provided to the Operating Advisor the Major Decision Reporting Package or Final Asset Status Report with respect to [●] Specially Serviced Loans [INSERT AFTER AN OPERATING ADVISOR CONSULTATION EVENT: and [●] non-Specially Serviced Loans] to the operating advisor.
II.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s reported actions on the loans identified in this report. Based solely on such limited review and subject to the assumptions, limitations and qualifications set forth herein, the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer [is/is not] operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement during the prior calendar year. [The Operating Advisor

1 This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

C-1-1

believes, in its sole discretion exercised in good faith, that the Special Servicer has failed to materially comply with the Servicing Standard as a result of the following material deviations.]

●	[LIST OF MATERIAL DEVIATION ITEMS]

In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

●	[ADD RECOMMENDATION OF REPLACEMENT OF SPECIAL SERVICER, IF APPLICABLE]
III.	List of Items that Were Considered in Compiling this Report

In rendering our assessment herein, we examined and relied upon the accuracy and completeness of the items listed below:

1.	Any Major Decision Reporting Packages received from the Special Servicer.
2.	Reports by the Special Servicer made available to Privileged Persons that are posted on the certificate administrator’s website that are relevant to the operating advisor’s obligations under the PSA and certain information it has reasonably requested from the special servicer and each [INSERT IF PRIOR TO AN OPERATING ADVISOR CONSULTATION EVENT: Final] Asset Status Report.
3.	The Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations, and non-discretionary portions of net present value calculations.
4.	[LIST OTHER REVIEWED INFORMATION]
5.	[INSERT IF AFTER AN OPERATING ADVISOR CONSULTATION EVENT:] Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement with respect to Major Decisions.
6.	[INSERT IF AFTER AN OPERATING ADVISOR CONSULTATION EVENT:] During the prior year, the Operating Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Loans: [LIST]. The Operating Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate.

NOTE: The Operating Advisor’s review of the above materials should be considered a limited review and not be considered a full or limited audit, legal review or legal conclusion. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), review underlying lease agreements or similar underlying documents, re-engineer the quantitative aspects of their net present value calculation, visit any related property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas. In the course of such review, the following

C-1-2

calculations of the special servicer were initially disputed by the Operating Advisor and [DISCUSS RESOLUTION].

IV.	Qualifications and Disclaimers Related to the Work Product Undertaken and Opinions Related to this Report
1.	As provided in the Pooling and Servicing Agreement, the Operating Advisor (i) is not required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial and (ii) will not be required to provide or obtain a legal opinion, legal review or legal conclusion.
2.	In rendering our assessment herein, we have assumed that all executed factual statements, instruments, and other documents that we have relied upon in rendering this assessment have been executed by persons with legal capacity to execute such documents.
3.	Except as may have been reflected in any Major Decision Reporting Package or Asset Status Report that is delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement, the Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Certificateholder or borrower directly. As such, the Operating Advisor relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report. The services that we perform are not designed and cannot be relied upon to detect fraud or illegal acts should any exist.
4.	The Special Servicer has the legal authority and responsibility to service any Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein or the actions of the Special Servicer.
5.	There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Operating Advisor does not participate in any discussions regarding such actions. As such, the Operating Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.
6.	Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of any communication held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.
7.	The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.
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8.	This report does not constitute recommendations to buy, sell or hold any security, nor does the Operating Advisor take into account market prices of securities or financial markets generally when performing its limited review of the Special Servicer as described above. The Operating Advisor does not have a fiduciary relationship with any Certificateholder or any other party or individual. Nothing is intended to or should be construed as creating a fiduciary relationship between the Operating Advisor and any Certificateholder, party or individual.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

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ANNEX D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Each sponsor will make, as of the date specified in the MLPA or such other date as set forth below, with respect to each Mortgage Loan sold by it that we include in the issuing entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are identified on Annex D-2 to this prospectus. Solely for purposes of this Annex D-1 and Annex D-2, the term “Mortgage Loans” will refer to such mortgage loans (or portions thereof) sold by the applicable mortgage loan seller, and the terms “hereof” and “herein” will refer to the related MLPA. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA.

1.    Each MLPA, together with the related representations and warranties, serves to contractually allocate risk between the related sponsor, on the one hand, and the issuing entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the Mortgage Loans, Mortgaged Properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

1.    Intentionally Omitted.

2.    Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. At the time of the sale, transfer and assignment to the depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or (with respect to any Non-Serviced Mortgage Loan) to the related Non-Serviced Trustee), participation (it being understood that a Mortgage Loan that is part of a Whole Loan does not constitute a participation) or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan), any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

3.    Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan

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is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment premium/yield maintenance charge) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

4.    Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan, together with applicable state law, contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

5.    Intentionally Omitted.

6.    Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the Mortgagor nor the guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by the Mortgage Loan Seller on or after the Cut-off Date.

7.    Lien; Valid Assignment. Subject to the Standard Qualifications, each endorsement or assignment of Mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller or its affiliate is in recordable form (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller) and constitutes a legal, valid and binding endorsement or assignment from the

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Mortgage Loan Seller, or its affiliate, as applicable. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph 8 below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances and Title Exceptions) as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, is free and clear of any recorded mechanics’ or materialmen’s liens and other recorded encumbrances that would be prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by the applicable Title Policy (as described below), and as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by the applicable Title Policy. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

8.    Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy or a “marked up” commitment, in each case with escrow instructions and binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same cross-collateralized group of Mortgage Loans, and (g) condominium declarations of record and identified in such Title Policy, provided that none of clauses (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or principal use of the Mortgaged Property, the security intended to be provided by such Mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon. Except as contemplated by clause (f) of the second preceding sentence none of the Permitted

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Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

9.    Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as of the Cut-off Date there are no subordinate mortgages or junior mortgage liens encumbering the related Mortgaged Property other than Permitted Encumbrances, mechanics’ or materialmen’s liens (which are the subject of the representation in paragraph (7) above), and equipment and other personal property financing. The Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor other than as set forth on Schedule D-1 to this Annex D-1.

10. Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related Assignment of Leases constituting security for the entire Whole Loan), each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver may be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

11. Financing Statements. Subject to the Standard Qualifications, each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed and/or recorded (or, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary at the time of the origination of the Mortgage Loan (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording) to perfect a valid security interest in, the personal property (creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate such Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed. Notwithstanding anything herein to the contrary, no representation is made as to

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the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

12. Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

13. Taxes and Assessments. As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or could become a lien on the related Mortgaged Property that became due and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon.

14. Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

15. Actions Concerning Mortgage Loan. To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph 8), an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, and the ESA (as defined in paragraph 43), as of origination there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents, or (f) the current principal use of the Mortgaged Property.

16. Escrow Deposits. All escrow deposits and escrow payments currently required to be escrowed with the Mortgagee pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no delinquencies (subject

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to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to the depositor or its servicer (or, in the case of a Non-Serviced Mortgage Loan, to the related depositor under the Non-Serviced PSA or the related Non-Serviced Master Servicer).

17. No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback).

18. Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer or insurers meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating meeting the Insurance Ratings Requirements (as defined below), in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements” means either (1) a claims paying or financial strength rating of at least “A-:VIII” from A.M. Best Company (“A.M. Best”) or “A3” (or the equivalent) from Moody’s Investors Service, Inc. (“Moody’s”) or “A-” from S&P Global Ratings (“S&P”) or (2) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P or at least “Baa3” by Moody’s, and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P or at least “Baa3” by Moody’s.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in an amount equal to the least of (a) the maximum amount available

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under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization, (b) the outstanding principal amount of the Mortgage Loan and (c) the insurable value of the Mortgaged Property.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer or insurers meeting the Insurance Ratings Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer or insurers meeting the Insurance Ratings Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer or insurers meeting the Insurance Ratings Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained from an insurer rated at least “A:VIII” by A.M. Best or “A3” (or the equivalent) from Moody’s or “A-” by S&P in an amount not less than 100% of the PML.

The Mortgage Loan documents require insurance proceeds (or an amount equal to such insurance proceeds) in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan or Whole Loan, as applicable, the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the Mortgage Loan documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee (or, in the case of a Non-Serviced Mortgage Loan, the applicable Non-Serviced Trustee). Each related Mortgage Loan obligates the related

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Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

19. Access; Utilities; Separate Tax Parcels. Based solely on evaluation of the Title Policy (as defined in paragraph 8) and survey, if any, an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, and the ESA (as defined in paragraph 43), each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has permanent access from a recorded easement or right of way permitting ingress and egress to/from a public road, (b) is served by or has access rights to public or private water and sewer (or well and septic) and other utilities necessary for the current use of the Mortgaged Property, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made or is required to be made to the applicable governing authority for creation of separate tax parcels (or the Mortgage Loan documents so require such application in the future), in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax parcels are created.

20. No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the Title Policy obtained in connection with the origination of each Mortgage Loan, and except for encroachments that do not materially and adversely affect the current marketability or principal use of the Mortgaged Property: (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except for encroachments that are insured against by the applicable Title Policy; (b) no material improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that are insured against by the applicable Title Policy; and (c) no material improvements encroach upon any easements except for encroachments that are insured against by the applicable Title Policy.

21. No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature or an equity participation by the Mortgage Loan Seller.

22. REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and distinct structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not

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produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premiums and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

23. Compliance with Usury Laws. The mortgage rate (exclusive of any default interest, late charges, yield maintenance charge or prepayment premium) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

24. Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

25. Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

26. Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use, operation or value of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the full extent necessary to

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maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, (c) title insurance policy coverage has been obtained with respect to any non-conforming use or structure, or (d) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property. The Mortgage Loan documents require the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

27. Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy and applicable governmental approvals does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan documents require the related Mortgagor to comply in all material respects with all applicable regulations, zoning and building laws.

28. Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan (a) provide that such Mortgage Loan becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect): (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) the Mortgagor or guarantor shall have solicited or caused to be solicited petitioning creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) voluntary transfers of either the Mortgaged Property or controlling equity interests in the Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages resulting from the following (or negotiated provisions of substantially similar effect): (i) the Mortgagor’s misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards; (ii) the Mortgagor’s fraud or intentional material misrepresentation; (iii) breaches of the environmental covenants in the Mortgage Loan documents; or (iv) the Mortgagor’s commission of intentional material physical waste at the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

29. Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property

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from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial defeasance (as described in paragraph 34) of not less than a specified percentage at least equal to 110% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (defined in paragraph 34 below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, unless an opinion of counsel is delivered as specified in clause (y) of the preceding paragraph, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) in an amount not less than the amount required by the REMIC Provisions and, to such extent, the award from any such taking may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans).

No such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the REMIC Provisions.

30. Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage Loan with (a) quarterly (other than for single-tenant properties) and annual operating statements, (b) quarterly (other than for single-tenant properties) rent rolls for properties that have any individual lease which accounts for more than 5% of the in-place base rent, and (c) annual financial statements.

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31. Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, and to the Mortgage Loan Seller’s knowledge with respect to each Mortgage Loan of $20 million or less, as of origination the related special-form all-risk insurance policy and business interruption policy (issued by an insurer or insurers meeting the Insurance Ratings Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended (collectively referred to as “TRIPRA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIPRA, or damages related thereto, except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated on Annex D-2; provided that if TRIPRA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

32. Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to the Mortgage Loan Seller, including, but not limited to, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold (in each case, a “Transfer”), other than as related to (i) family and estate planning Transfers or Transfers upon death or legal incapacity, (ii) Transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) Transfers of less than, or other than, a controlling interest in a Mortgagor, (iv) Transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) Transfers of common stock in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule D-1 to this Annex D-1, or future permitted mezzanine debt as set forth on Schedule D-2 to this Annex D-1 or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan as set forth on Schedule D-3 to this Annex D-1 or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such

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payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

33. Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Each Mortgage Loan with a Cut-off Date Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents and the related Mortgage Loan documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $10 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

34. Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a Yield Maintenance Charge or Prepayment Premium), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 110% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (vi) the defeased note and the defeasance collateral are required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

35. Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in situations where default interest is imposed.

36. Ground Leases. For purposes of this Annex D-1, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor

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conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a ground leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns (collectively, the “Ground Lease and Related Documents”), Mortgage Loan Seller represents and warrants that:

(a)   The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease and Related Documents permit the interest of the lessee to be encumbered by the related Mortgage and do not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease has occurred since its recordation, except by any written instruments which are included in the related Mortgage File;

(b)  The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease and Related Documents) that the Ground Lease may not be amended, modified, canceled or terminated by agreement of lessor and lessee without the prior written consent of the Mortgagee and that any such action without such consent is not binding on the Mortgagee, its successors or assigns, provided that the Mortgagee has provided lessor with notice of its lien in accordance with the terms of the Ground Lease;

(c)  The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either the Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual/360 basis, substantially amortizes);

(d)  The Ground Lease either (i) is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances and Title Exceptions; or (ii) is the subject of a subordination, non-disturbance and attornment agreement or similar agreement to which the Mortgagee on the lessor’s fee interest is subject;

(e)  Subject to the notice requirements of the Ground Lease and Related Documents, the Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);

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(f)    The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)   The Ground Lease and Related Documents require the lessor to give to the Mortgagee written notice of any default and provide that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h)   A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)    The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;

(j)    Under the terms of the Ground Lease and Related Documents, any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)   In the case of a total or substantially total taking or loss, under the terms of the Ground Lease and Related Documents, any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)    Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

37. Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects legal and have met with customary industry standards for servicing of commercial loans for conduit loan programs.

38. Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not

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address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

39. Intentionally Omitted.

40. No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments in the prior 12 months (or since origination if such Mortgage Loan has been originated within the past 12 months), and as of the Cut-off Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex D-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

41. Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

42. Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan and other than as set forth on Schedule D-4 to this Annex D-1, no Mortgage Loan has a Mortgagor that is an Affiliate of a Mortgagor with respect to another Mortgage Loan. An “Affiliate” for purposes of this paragraph (42) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.

43. Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II environmental site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements, was conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-13 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by

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the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of an operations or maintenance plan that can reasonably be expected to mitigate the identified risk, and such a plan has been required to be instituted by the related Mortgagor; (C) the Environmental Condition identified in the related environmental report was remediated or abated or contained in all material respects prior to the date hereof, and, if and as appropriate, a no further action, completion or closure letter or its equivalent was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s, S&P, Fitch Ratings, Inc. and/or A.M. Best; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-13 or its successor) at the related Mortgaged Property.

44. Intentionally Omitted.

45. Appraisal. The servicing file contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Cut-off Date. The appraisal is signed by an appraiser that (i) (A) is a Member of the Appraisal Institute or (B) has a comparable professional designation and possesses the level of experience required to evaluate commercial real estate collateral, and (ii) to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

46. Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

47. Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except in the case of a Mortgage Loan that is part of a Whole Loan.

48. Advance of Funds by the Mortgage Loan Seller. Except for loan proceeds advanced at the time of loan origination or other payments contemplated by the Mortgage Loan documents, no advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

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49. Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the U.S. Anti-Money Laundering Act of 2020 and the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of this Annex D-1, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of this Annex D-1, “Mortgagor” means the obligor or obligors on a Mortgage Note, including without limitation, any person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note and including in connection with any Mortgage Loan that utilizes an indemnity deed of trust structure, the borrower and the Mortgaged Property owner/payment guarantor/mortgagor individually and collectively, as the context may require.

For purposes of this Annex D-1, the phrases “the sponsor’s knowledge” or “the sponsor’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the sponsor, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf of the sponsor, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth in these representations and warranties). All information contained in documents which are part of or required to be part of a Mortgage File (to the extent such documents exist) shall be deemed within the sponsor’s knowledge.

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D-1-19

Schedule D-1 to Annex D-1

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

Mortgage Loan Number as Identified on Annex A-1	Wells Fargo Bank, National Association Mortgage Loans	Argentic Real Estate Finance 2 LLC Mortgage Loans	Citi Real Estate Funding Inc. Mortgage Loans	UBS AG Mortgage Loans	Bank of Montreal	Greystone Commercial Mortgage Capital LLC	Zions Bancorporation, N.A.	BSPRT CMBS Finance, LLC	Natixis Real Estate Capital LLC
		None	None	None	None	None	None	None	None
4	The Wharf

D-1-20

Schedule D-2 to Annex D-1

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE

Mortgage Loan Number as Identified on Annex A-1	Wells Fargo Bank, National Association Mortgage Loans	Argentic Real Estate Finance 2 LLC Mortgage Loans	Citi Real Estate Funding Inc. Mortgage Loans	UBS AG Mortgage Loans	Bank of Montreal	Greystone Commercial Mortgage Capital LLC	Zions Bancorporation, N.A.	BSPRT CMBS Finance, LLC	Natixis Real Estate Capital LLC
	None		None	None		None	None	None	None
12		One Glen Lakes
27					1535 Broadway

D-1-21

Schedule D-3 to Annex D-1

CROSS-COLLATERALIZED MORTGAGE LOANS

Mortgage Loan Number as Identified on Annex A-1	Wells Fargo Bank, National Association Mortgage Loans	Argentic Real Estate Finance 2 LLC Mortgage Loans	Citi Real Estate Funding Inc. Mortgage Loans	UBS AG Mortgage Loans	Bank of Montreal	Greystone Commercial Mortgage Capital LLC	Zions Bancorporation, N.A.	BSPRT CMBS Finance, LLC	Natixis Real Estate Capital LLC
	None	None	None	None	None	None	None	None	None

D-1-22

Schedule D-4 to Annex D-1

MORTGAGE LOANS WITH AFFILIATED BORROWERS

Mortgage Loan Number as Identified on Annex A-1	Wells Fargo Bank, National Association Mortgage Loans	Argentic Real Estate Finance 2 LLC Mortgage Loans	Citi Real Estate Funding Inc. Mortgage Loans	UBS AG Mortgage Loans	Bank of Montreal	Greystone Commercial Mortgage Capital LLC	Zions Bancorporation, N.A.	BSPRT CMBS Finance, LLC	Natixis Real Estate Capital LLC
	None		None	None	None	None		None	None
21		1339 Morris Avenue
23		2783 Webb Avenue
29		50 Clifford Place
30							377 Ocean Parkway
31							8201 Bay Parkway

D-1-23

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ANNEX D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Wells Fargo Bank, National Association

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
(8) Permitted Liens; Title Insurance	The Wharf (Loan No. 4)	The Mortgaged Property is part of a mixed-use project and is security for 14 senior pari passu notes aggregating $718,600,000 and 3 subordinate notes aggregating $306,400,000, totaling $1,025,000,000. The collateral property consists of the borrower’s leasehold interests in four office buildings, three multifamily buildings, retail space, two hotels, two parking garages and a marina located in Washington, D.C. The three multifamily properties are subject to certain affordable housing and workforce housing unit requirements, as follows: The Channel (501 units total/ 153 affordable and workforce units), The Tides (255 units total/ 136 affordable and workforce units) and Incanto (148 units total/ 47 affordable and workforce units). In the aggregate, there are 568 market-rate units (62.8% of total units) and 336 affordable and workforce units (37.2% of total units). The affordable housing covenants pertain to set-asides for low-income households (30% of area median income), moderate income households (60% of AMI), Tier 1 workforce households (between 60% and 100% of AMI) and Tier 2 workforce households (between 100% and 120% of AMI). The affordable housing and workforce housing restrictions expire on June 30, 2064 (50 years from the June 30, 2014 effective date of the Affordable Housing Covenant agreement with the District of Columbia)
(8) Permitted Liens; Title Insurance	200 Wood Avenue South (Loan No. 5)	The Mortgaged Property is a suburban mid-rise office project located in Woodbridge, NJ. On April 28, 2021 the Township of Woodbridge entered into a Financial Agreement with borrower that approved the project for tax exemption within a redevelopment area and for a payment in lieu of taxes (“PILOT”) arrangement. The Financial Agreement has a 30-year term (the loan matures in June 2030). PILOT payments for 2025 are approximately $1,247,000 and increase by 2.75% annually until expiration (trailing 12-month taxes were approximately $1,219,000). The lender underwrote the property’s tax liability based on the 2025 PILOT expense. The appraiser concluded to unabated property taxes of approximately $1,540,000 for 2025, and a present value (applying a 7.75% discount rate) of the PILOT savings equal to approximately $4.7 million. The as-is appraisal includes the PILOT savings value. The Township of Woodbridge executed a Consent and Estoppel Agreement in connection with loan origination providing that upon acquisition of the Mortgaged Property by lender, its designee or any third-party transferee, the Township would recognize such successor owner as successor-in-interest to borrower’s rights under the Financial Agreement.
(8) Permitted Liens; Title Insurance	The Roosevelt New Orleans (Loan No. 7)	The Mortgaged Property has been designated as a landmark by the City of New Orleans’ Central Business District Historic Landmarks Commission. The Commission has promulgated design guidelines which regulate exterior elements of designated commercial buildings, among other things, including new construction, additions and demolition.
D-2-1

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
(8) Permitted Liens; Title Insurance	Marriott Dallas Fort Worth Airport South (Loan No. 8)	Franchisor (Marriott International, Inc.) has a Right of First Refusal (“ROFR”) to acquire the subject property if there is transfer of hotel or controlling direct or indirect interest in the borrower to a competitor (generally, any person that exclusively develops, operates or franchises through or with a competitor of franchisor comprising at least 10 luxury service hotels, 20 full service hotels or 50 limited service hotels). The ROFR is not extinguished by foreclosure or deed-in-lieu thereof, and if transfer to competitor is by foreclosure, or if franchisee or its affiliates become a competitor, franchisor has right to purchase hotel upon notice to franchisee. Franchisor comfort letter provides that, if lender exercises remedies against franchisee, lender may appoint a lender affiliate to acquire the property and enter into a management or franchise agreement if it is not competitor or competitor affiliate; provided, however, that a lender affiliate will not be deemed a competitor simply due to its ownership of multiple or competing hotels or having engaged managers to manage such other hotels
(18) Insurance	The Wharf (Loan No. 4)	The Mortgaged Property is security for 14 senior pari passu notes aggregating $718,600,000 and 3 subordinate notes aggregating $306,400,000, totaling $1,025,000,000. In addition, there is existing mezzanine debt in the amount of $125,000,000. The Mortgaged Property is comprised of various co-borrower leasehold interests in four office buildings, three multifamily buildings, retail space, two hotels, two parking garages and a marina located in Washington, D.C. Portions of the Mortgaged Property are in a special flood hazard area. (i) Certain Buildings Located Within SFHA Are Ineligible for NFIP Coverage. There are seven structures built partially or wholly over water, including portions of the Fish Market retail space, Water Buildings 1 and 2, Pier 4- The Wharf, Pier- Dockage, The Wharf Marina – Office and The Wharf Marina – Fuel Attendant’s Office, that are considered to be in a special flood hazard area (“SFHA”) but ineligible for National Flood Insurance Program coverage. The in-place flood coverage approved in connection with the loan provides for a $25 million per occurrence and in the aggregate limit, except for a $5 million per occurrence/ $10 million in the aggregate limit for SFHA properties. The deductible for the in-place flood insurance is $250,000 per occurrence, except for damage to SFHA properties which is subject to a combined minimum of $1 million per occurrence. The Mortgage Loan documents provide that the borrower and guarantor have personal liability in the amount of unpaid excess flood deductibles for claims involving a casualty to SFHA properties (up to $3.5 million in the aggregate). (ii) lender Control of Disbursement of Casualty Proceeds. The Mortgage Loan documents provide that the lender controls the disbursement of casualty proceeds where the restoration costs are equal or greater than the lesser of (A) 7.5% of the allocated loan amount for affected properties of the mortgage loan and mezzanine loan combined, or (B) 5.0% of the outstanding principal balance of the mortgage loan and mezzanine loan combined.
(18) Insurance	200 Wood Avenue South (Loan No. 5)	The Mortgaged Property is security for 6 pari passu notes aggregating $130,000,000. (i) Property Insurance Deductible. The Mortgage Loan documents permit a property insurance deductible up to $250,000. The in-place deductible is $100,000. (ii) Excess Named Storm/ Qualified Insurers. The Mortgaged Property is located within 25 miles of the Gulf of America. The property policy includes
D-2-2

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
Named Storm coverage at a limit of $125,000,000 and includes non-collateral properties. Excess named storm coverage, excluding storm surge, of $35,000,000 applies to the Mortgaged Property only, and is provided by two carriers. One of the two named storm carriers, Amwins Special Risk Underwriters, which has coverage for $17,500,000 p/o $35,000,000 in excess of $125,000, is rated PA-1 by AM Best.
(18) Insurance	Marriott Dallas Fort Worth Airport South (Loan No. 8)	The Mortgage Loan documents permit a property insurance deductible up to $100,000. The in-place deductible is $100,000.
(18) Insurance	The Roosevelt New Orleans (Loan No. 7)	The Mortgaged Property is security for 6 pari passu notes aggregating $130,000,000. (i) Property Insurance Deductible. The Mortgage Loan documents permit a property insurance deductible up to $250,000. The in-place deductible is $100,000. (ii) Excess Named Storm/ Qualified Insurers. The Mortgaged Property is located within 25 miles of the Gulf of America. The Mortgaged Property policy includes Named Storm coverage at a limit of $125,000,000 and includes non-collateral properties. Excess named storm coverage, excluding storm surge, of $35,000,000 applies to the mortgaged property only, and is provided by two carriers. One of the two named storm carriers, Amwins Special Risk Underwriters, which has coverage for $17,500,000 p/o $35,000,000 in excess of $125,000, is rated PA-1 by AM Best.
(19) Access; Utilities; Separate Tax Parcels	The Wharf (Loan No. 4)	The Mortgaged Property is comprised of various borrower leasehold interests in four office buildings, three multifamily buildings, retail space, two hotels, two parking garages and a marina located in Washington, D.C. There are 27 co-borrower entities, corresponding to various phases of 18 constituent properties. The ground lessor is the District of Columbia. There are 13 related ground leases with various co-borrower entities. One of the co-borrowers, Wharf Phase 3 REIT Leaseholder LLC, is included as a ground lessee with a non-borrower party, Wharf 8 Hotel REIT Parking Lessee, with respect to a parcel comprised of a parking area benefiting the non-collateral Pendry Hotel and known as the Parcel 8 Hotel Parking Parcel (the “Parcel 8 Hotel Parking Parcel”). The ground lessor has not agreed to bifurcate the related ground lease to separate the ownership interests of the co-borrower and non-borrower parties. Lease amendments are proposed to synthetically separate the collateral parcels within the lease documentation so that the co-borrower is not jointly and severally liable with a non-borrower party. The Mortgage Loan documents provide that within 120 days after the closing date the borrower is to provide evidence reasonably acceptable to lender that the borrower or an affiliate has obtained certain indicia from the District of Columbia that the Parcel 8 Hotel Parking Parcel has been separated for property tax assessment purposes, among other things related to such separation of ownership. Once completed, the Parcel 8 Hotel Parking Parcel will be deemed a prior owned property. The Mortgage Loan documents further provide that the borrower and guarantor have personal liability for losses related to the borrower’s nominee title ownership of the Parcel 8 Hotel Parking Parcel.
(28) Recourse Obligations	All WFB Mortgage Loans (Loans No. 4, 5, 7 and 8)	With respect to actions or events triggering recourse to the borrower or guarantor, the Mortgage Loan documents may provide additional qualifications or limitations, including those related to knowledge or intent, or recast the effect of
D-2-3

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
a breach from springing recourse to a losses carve-out, in circumstances where, apart from identified bad acts of the borrower or guarantor, actions other than borrower-affiliated parties are involved, the property cash flow is inadequate for debt service or other required payments, the effect of the exercise of lender remedies restricts the borrower's access to adequate property cash flow for such purposes, inadequate property cash flow results in involuntary liens from other creditors, or there are lesser or time-limited violations of the triggering actions or events, including transfer violations that do not result in a property transfer or a change in control of the borrower, related to the borrower's inadvertent failure to provide adequate notice or timely or complete information otherwise required by the Mortgage Loan documents, or otherwise obtain necessary prior approval therefor.
(28) Recourse Obligations	The Wharf (Loan No. 4)	The Mortgaged Property is security for 14 senior pari passu notes aggregating $718,600,000 and 3 subordinate notes aggregating $306,400,000, totaling $1,025,000,000. (i) 20% Cap on Guarantor Liability for Bankruptcy-Related Recourse Events. The Mortgage Loan documents provide that the personal liability of the guarantor (PSPIB-RE Finance, II Inc., a Canadian corporation) for enumerated bankruptcy-related recourse events, including voluntary or collusive, involuntary bankruptcy filings, is capped at 20% of the then-outstanding principal amount at the time of the related bankruptcy event, together with lender’s reasonable costs incurred in connection with such remedies’ enforcement. The Mortgage Loan documents further provide that the guarantor maintain a minimum of net worth of $287.5 million while the loan is outstanding. (ii) Environmental Claims Sequencing if Approved Environmental Insurance Provided. The Mortgage Loan documents provide that if the borrower delivers an environmental insurance policy that covers the Mortgaged Property, includes the lender as an additional named insured, is issued by an insurance carrier reasonably acceptable to lender and is otherwise in form and substance acceptable to lender, then lender agrees to allow the borrower to seek payment from the environmental insurance provider prior to pursuing claims against the borrower or guarantor for related losses. The Phase I environmental site assessment required in connection with loan origination did not identify any recognized environmental conditions (REC’s) or controlled recognized environmental conditions (CREC’s) at the Mortgaged Property.
(31) 31. Acts of Terrorism Exclusion	All WFB Mortgage Loans (Loans No. 4, 5, 7 and 8)	To the extent exceptions have been taken to the Insurance representation (#18) for failure to provide required insurance, such as self-insurance and leased fee situations, such exceptions also apply to the Acts of Terrorism representation.
(33) Single-Purpose Entity	The Wharf (Loan No. 4)	The Mortgaged Property is comprised of various borrower leasehold interests in four office buildings, three multifamily buildings, retail space, two hotels, two parking garages and a marina located in Washington, D.C. There are 27 co-borrower entities, corresponding to various phases of 18 constituent properties. The ground lessor is the District of Columbia. There are 13 related ground leases with various co-borrower entities. One of the co-borrowers, Wharf Phase 3 REIT Leaseholder LLC, is included as a ground lessee with a non-borrower party,
D-2-4

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
Wharf 8 Hotel REIT Parking Lessee, with respect to a parcel comprised of a parking area benefiting the non-collateral Pendry Hotel and known as the Parcel 8 Hotel Parking Parcel (the “Parcel 8 Hotel Parking Parcel”). The ground lessor has not agreed to bifurcate the related ground lease to separate the ownership interests of the co-borrower and non-borrower parties. Lease amendments are proposed to synthetically separate the collateral parcels within the lease documentation so that the co-borrower is not jointly and severally liable with a non-borrower party. The Mortgage Loan documents provide that within 120 days after the closing date the borrower is to provide evidence reasonably acceptable to lender that the borrower or an affiliate has obtained certain indicia from the District of Columbia that the Parcel 8 Hotel Parking Parcel has been separated for property tax assessment purposes, among other things related to such separation of ownership. Once completed, the Parcel 8 Hotel Parking Parcel will be deemed a prior owned property. The Phase I environmental site assessment required in connection with loan origination did not identify any recognized environmental conditions (“REC’s”) or controlled recognized environmental conditions (“CREC’s”) at the Mortgaged Property. The Mortgage Loan documents further provide that the borrower and guarantor have personal liability for losses related to the borrower’s nominee title ownership of the Parcel 8 Hotel Parking Parcel.
(36) Ground Leases	The Wharf (Loan No. 4)	The Mortgaged Property is comprised of various co-borrower leasehold interests in four office buildings, three multifamily buildings, retail space, two hotels, two parking garages and a marina located in Washington, D.C. There are 27 co-borrower entities, corresponding to various phases of 18 constituent properties. The ground lessor is The District of Columbia. There are 13 related ground leases that (including renewal options) expire in April 2113 (the loan matures in July 2030). Each ground lease has an annual ground rent of $1 and has been prepaid for its current term. Variations: (E) The related ground leases are not freely assignable without the ground lessor’s consent. The related ground lessees can only assign or transfer their interests to “Qualified Transferees”; namely, parties who are (i) qualified to do business in the District of Columbia, (ii) not otherwise “prohibited persons” having committed fraud, perjury or similar crimes, and (iii) in connection with the conveyance of the entirety of any ground lessee’s interest, have experience owning and operating projects of a similar nature and quality as the subject property. The foreclosure on a leasehold mortgage does not require the ground lessor’s consent, and the leasehold mortgagee or its transferee may further assign the leasehold estate to any transferee other than a “prohibited person” without the ground lessor’s consent.
(36) Ground Leases	The Roosevelt New Orleans (Loan No. 7)	The Mortgaged Property is comprised of the borrower’s (i) fee interest in the core, revenue-producing hotel property (core property), and (ii) sub-leasehold interests in pool, spa and a portion of the meeting room space for the hotel (annex property). The fee interest in the sub-leasehold property was acquired by a borrower affiliate, subject to an existing ground lease with a third party. Thereafter the ground lessee executed two sub-ground leases to the borrower for the annex property. Variations: (C) The term of the prime ground lease (borrower affiliate to third party) and the sub-ground leases (third party to borrower) expire
D-2-5

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
on September 30, 2049 (the loan matures on July 6, 2030). The borrower affiliate has agreed to enter into a direct lease with the borrower upon expiration or earlier termination of either the prime ground lease or the sub-ground leases, including provision for an extension of such direct lease term to December 31, 2060. (K) Neither the prime ground lease nor the sub-ground leases (including related estoppels) provide affirmatively that casualty or condemnation proceeds attributable to the leasehold will be applied (to the extent not made available for restoration) to the debt first.

D-2-6

Argentic Real Estate Finance 2 LLC

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
(7) Liens; Valid Assignment	Parkwyn Townhomes (Loan No. 13)	In connection with the related ground lease and pursuant to a Purchase Option and Right of First Refusal Agreement (the “Parkwyn Townhomes Purchase Option and ROFR Agreement”), in the event the borrower sponsor, acting through its affiliate (the 99% controlling member of the Mortgagor or “Parkwyn Townhomes Special Member”), proposes to transfer either (i) the leasehold estate and/or the improvements of the Mortgaged Property or (ii) the Parkwyn Townhomes Special Member’s interest in the Mortgagor (the “Parkwyn Townhomes SM Interest”) to an unaffiliated third party, the Mortgagor has granted Pecos Housing Finance Corporation, a Texas public nonprofit housing finance corporation (“PHFC”), a right of first refusal to acquire the leasehold estate and/or the improvements of the Mortgaged Property or the Parkwyn Townhomes SM Interest, as applicable, on the same terms and conditions as any offer by an unaffiliated third party acceptable to the Parkwyn Townhomes Special Member (the “Parkwyn Townhomes Third-Party Offer”). To exercise such right, PHFC is required to deliver written notice to the Parkwyn Townhomes Special Member of its intent to exercise the right of first refusal and purchase the leasehold estate and/or the improvements or the Parkwyn Townhomes SM Interest, as applicable, on terms not less favorable than those set forth in the Parkwyn Townhomes Third-Party Offer. If PHFC declines to exercise such right of first refusal and the leasehold interest and/or the improvements are permitted to be transferred pursuant to the Parkwyn Townhomes Third-Party Offer, PHFC must cause the ground lease to be terminated and the fee interest to be transferred to the Mortgagor prior to effecting such transfer; provided, however, a termination of the ground lease will not be required in the event of a transfer of the Parkwyn Townhomes SM Interest to a transferee satisfying certain conditions including, among other things, (i) the maintenance of adequate financials as reasonably agreed to by Tarillas Parkwyn, LLC, an entity wholly-owned and controlled by PHFC, and (ii) at least five years of experience in the affordable housing industry. PHFC has agreed that (i) its rights, title and interests in and to the Mortgaged Property are subject to the lien of the Mortgage Loan, (ii) any right to require a termination of the ground lease will not apply to an acquisition of the Mortgaged Property by the Mortgagee or its designee in connection with a foreclosure, deed-in-lieu of foreclosure or other exercise of the Mortgagee’s remedies and (iii) its right of first refusal will terminate in connection with a foreclosure, deed-in-lieu of foreclosure or other exercise of the Mortgagee’s remedies. In addition, in order to comply with the applicable regulations, PHFC has a purchase option to acquire (i) the leasehold estate for a purchase price equal to the greater of (x) the fair market value of the Mortgaged Property, as determined under the Parkwyn Townhomes Purchase Option and ROFR Agreement, and (y) the diminution of economic value to the Parkwyn Townhomes Special Member and any investment member as a result of the exercise of the purchase option, as determined under the Parkwyn Townhomes Purchase Option and ROFR Agreement, or (ii) the Parkwyn Townhomes SM Interest for a purchase price determined by calculating the amount that would be distributed to the Parkwyn Townhomes Special Member pursuant to the

D-2-7

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
Mortgagor’s operating agreement if the leasehold estate were sold at the aforementioned purchase price, subject in each instance to the terms and restrictions set forth in the Mortgage Loan documents including, without limitation, any restrictions on timing and satisfaction of any conditions precedent to prepay, defease or assume the payment of the Mortgage Loan.
(8) Permitted Liens; Title Insurance	Parkwyn Townhomes (Loan No. 13)

In connection with a prospective property tax exemption, the Mortgagor has, among other things, (i) transferred the fee interest in the Mortgaged Property to PHFC, (ii) entered into a ground lease with PHFC, pursuant to which PHFC has leased the Mortgaged Property back to the Mortgagor and (iii) entered into a certain land use restriction agreement with respect to the Mortgaged Property pursuant to which the Mortgaged Property is required to reserve (a) at least 40% of the units to tenants earning less than 140% of the area median income and (b) at least 50% of the units to tenants earning less than 80% of the area median income, subject to certain rent restrictions.  Notwithstanding the foregoing, the related property tax exemption has not yet been granted pending final approval of the applicable governmental authority.

In addition, see exception to Representation and Warranty No. 7, above.

(26) Local Law Compliance	Gateway Industrial Center (Loan No. 2)	As of the origination date, the zoning report provided for the Mortgaged Property did not include information regarding open building, zoning, fire code and/or other municipal code violations. The Mortgagor is required under the Mortgage Loan documents to provide a final zoning report addressing such violations within 90 days of the origination date, which 90-day period will be automatically extended for an additional 30 days if the Mortgagor is diligently pursuing such final zoning report but has been unable to satisfy such condition by the 90 day deadline, and may be further extended by the Mortgagee in its sole discretion.
(28) Recourse Obligations	Parkwyn Townhomes (Loan No. 13)	The Mortgage Loan documents do provide for recourse against the Mortgagor and the guarantor for intentional physical waste in compliance with Representation and Warranty No. 28, except to the extent that such physical waste is due to (i) the failure of the Mortgaged Property to generate sufficient net cash flow or (ii) the failure of the Mortgagee to make funds available for maintenance and repair purposes that would have otherwise prevented such waste where the Mortgagee has unrestricted access to sufficient funds that are on deposit in the capital expense reserve subaccount or the cash collateral subaccount.

D-2-8

Citi Real Estate Funding Inc.

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
(18) Insurance	149-153 Wooster Street (Loan No. 18)

The 149-153 Wooster Street is part of a condominium and subject to condominium bylaws. The 149-153 Wooster Street Condominium Bylaws provide that if any portion of the building is damaged or destroyed, by fire or casualty, or the common elements are taken by eminent domain, the net insurance proceeds are payable to the condominium board and held for the benefit of all condominium unit owners and their permitted mortgagees. If the insurance proceeds are more than sufficient for repair, such excess is required to be paid to the unit owners after first paying off any unpaid liens on the unit owner’s unit in the order of priority of such liens. If either 75% or more of the building is destroyed or substantially damaged by casualty or 75% or more of the common elements are taken, repair work may not be performed unless a majority of the unit owners of the building promptly resolve to proceed with the same, in which case, such work is required to be performed pursuant to the 149-153 Wooster Street Condominium Bylaws. The Mortgagor does not hold a majority of the unit owners’ votes, and therefore such a determination would not require the Mortgagor’s consent. Conversely, in the event that a sufficient number of unit owners either fail to or refuse to so resolve, such work will not be performed and the Mortgaged Property will be subject to an action for partition by any unit owner or lienor, as if owned in common, in which event the net proceeds of the resulting sale, together with any trust funds, are required to be paid to all unit owners in proportion to their respective common interests, except that no payment may be made to a unit owner until there first has been paid, out of such unit owner's share of such funds, such amounts as may be necessary to reduce unpaid liens on the unit owner's unit in the order of priority of such liens.

In addition, the property coverage that is provided by the condominium does not name the 149-153 Wooster Street lender as a loss payee or additional insured.

(18) Insurance	All CREFI Mortgage Loans (Loans No. 2, 6, 11, 15 and 18)	The Mortgage Loan documents may permit the related Mortgagor to cause the insurance required at the related Mortgaged Property under the Mortgage Loan documents to be maintained by a tenant, or by a condominium board or association, at the related Mortgaged Property.
(26) Local Law Compliance	Gateway Industrial Center (Loan No. 2)	As of the origination date, the zoning report provided for the Mortgaged Property did not include information regarding open building, zoning, fire code and/or other municipal code violations. The Mortgagor is required under the Mortgage Loan documents to provide a final zoning report addressing such violations within 90 days of the origination date, which 90-day period will be automatically extended for an additional 30 days if the Mortgagor is diligently pursuing such final zoning report but has been unable to satisfy such condition by the 90 day deadline, and may be further extended by the lender in its sole discretion.
(28) Recourse Obligations	All CREFI Mortgage Loans (Loans No. 2, 6, 11, 15 and 18)	The Mortgage Loan documents with respect to certain of the Mortgage Loans provide loss recourse for any material breach of the environmental covenants contained in the Mortgage Loan documents.
D-2-9

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
(31) Acts of Terrorism Exclusion	All CREFI Mortgage Loans (Loans No. 2, 6, 11, 15 and 18)	All exceptions to Representation and Warranty No. 18 are also exceptions to this Representation and Warranty No. 31.

D-2-10

UBS AG

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
(7) Lien; Valid Assignment (8) Permitted Liens; Title Insurance	Century Business Center (Loan No. 1)	Provided that the sole tenant at the Mortgaged Property, SpaceX, is not in default under its lease, such tenant has a right of first refusal in the event of a proposed transfer of the Mortgaged Property or any portion thereof. The right of first refusal has been subordinated to the Mortgage Loan and is not applicable to the lender’s exercise of its right of foreclosure under the mortgage or a conveyance by the borrower to the lender or its nominee by deed-in-lieu of foreclosure, or to the first transfer of title by the lender or its nominee subsequent to any such foreclosure or deed in lieu of foreclosure.
(18) Insurance	Century Business Center (Loan No. 1)	The Mortgage Loan documents provide that, except with respect to the commercial general liability insurance, umbrella liability insurance and business income or rental loss insurance, the borrower may rely on the sole tenant’s, SpaceX, insurance, provided that (i) the SpaceX lease is in full force and effect, (ii) no default beyond any applicable notice and cure period has occurred and is continuing under the SpaceX lease, (iii) SpaceX remains fully liable for the obligations and liabilities under its lease, (iv) SpaceX maintains coverage for the Mortgaged Property that satisfies the requirements of the related loan agreement (except with respect to SpaceX’s $250,000 property deductible, which is acceptable to the lender) and (v) the borrower has provided evidence satisfactory to the lender that SpaceX maintains in full force and effect the insurance described in clause (iv) above.
(18) Insurance	All Purpose Storage – Syracuse (Loan No. 32)	The Mortgage Loan documents permit the borrower to maintain insurance policies that do not meet the requirements set forth in the Mortgage Loan documents (any such policy, a “Non-Conforming Policy”) so long as the borrower has received the lender’s prior written consent thereto and confirmed that the lender has received the Rating Agency Confirmation with respect to any such Non- Conforming Policy.

D-2-11

Bank of Montreal

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
(7) Lien; Valid Assignment	347-363 Flushing Avenue (Loan No. 14)	Hoopla, the largest tenant at the Mortgaged Property, has a right of first offer to purchase the Mortgaged Property pursuant to the terms of its lease if the Mortgagor intends to offer the Mortgaged Property for sale.
(7) Lien; Valid Assignment	1535 Broadway (Loan No. 27)	The owner of the Hotel Unit has a right of first offer until September 21, 2028 on any intended sale by the related Mortgagor of all or any portion of the portion of the Mortgaged Property constituting the Commercial Unit in the condominium regime (or the related Mortgagor’s interest in the commercial unit), whether direct or indirect, or structured as a lease of all or substantially all of such Commercial Unit; provided that the right of first offer does not apply to (i) any transfer to the holder of a permitted mortgage under the declaration of condominium (or its nominee) in connection with a foreclosure or deed in lieu of foreclosure or (ii) a third party purchaser at a foreclosure sale of such mortgage; provided further, however, the right of first offer applies to any subsequent transfer by the applicable mortgagee (or its nominee) or such third-party purchaser at a foreclosure sale.
(8) Permitted Liens; Title Insurance	347-363 Flushing Avenue (Loan No. 14)	See exception to Representation and Warranty No. 7, above.
(8) Permitted Liens; Title Insurance	1535 Broadway (Loan No. 27)	See exception to Representation and Warranty No. 7, above.
(18) Insurance	All BMO Mortgage Loans (Loans No. 3, 14, 26, 27, 28)	The Mortgage Loan documents may permit the related Mortgagor to cause the insurance required at the related Mortgaged Property under the Mortgage Loan documents to be maintained by a tenant, or by a condominium board or association, at the related Mortgaged Property.
(26) Local Law Compliance	347-363 Flushing Avenue (Loan No. 14)	The Mortgaged Property is the subject of certain fire and elevator code violations.
(28) Recourse Obligations	1535 Broadway (Loan No. 27)

With respect to Clause (a)(iii), Mortgagor is responsible for losses in connection with a voluntary transfer of the Mortgaged Property or equity interests in violation of the Mortgage Loan documents. The Mortgage Loan would not become full recourse in such case.

With respect to Clause (b)(i), Mortgagor is responsible for losses in connection with intentional misappropriation of the enumerated funds.

With respect to Clause (b)(iii), the Mortgage Loan agreement does not provide for the Mortgagor’s liability for losses in connection with breaches of the environmental covenants, however, Mortgagor and the guarantor have executed a separate environmental indemnity covering losses related to breaches of the covenants contained in that agreement.

The recourse carve out guaranty includes a cap on Guarantor’s aggregate liability following the occurrence of one or more “springing” recourse events (including recourse for voluntary bankruptcy, among others) in the amount of 25% of the loan amount.

D-2-12

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
(28) Recourse Obligations	Shaw Park Plaza (Loan No. 28)	With respect to Clause (b)(iii), the Mortgage Loan agreement does not provide for the Mortgagor’s liability for losses in connection with breaches of the environmental covenants, however, Mortgagor and the guarantor have executed a separate environmental indemnity covering losses related to breaches of the covenants contained in that agreement.
(31) Acts of Terrorism Exclusion	All BMO Mortgage Loans (Loans No. 3, 14, 26, 27, 28)	The Mortgage Loan documents may permit the related Mortgagor to cause the insurance required at the related Mortgaged Property under the Mortgage Loan documents to be maintained by a tenant, or by a condominium board or association, as applicable, at the related Mortgaged Property.
(32) Due on Sale or Encumbrance	1535 Broadway (Loan No. 27)

With respect to Clause (a)(iv), the “specific criteria” is limited to a transferee that has a net worth of $600,000,000 or a transferee of which 20% or more of its ownership interests are owned by, or it is controlled by, an entity or individual that satisfies the foregoing net worth requirement. The Mortgagee must receive a rating agency confirmation with respect to a transfer of (i) the entire Mortgaged Property or (ii) any equity transfer that results in the Mortgagor not being controlled by (a) Vornado Realty, L.P., (b) Vornado Realty Trust, or (c) a Crown Sponsor owning in the aggregate 20% or more of the direct or indirect interests in the Mortgagor.

“Crown Sponsor” refers to (i) Crown Jewel Partners LLC, a Delaware limited liability company or (ii) any wholly owned and controlled subsidiary or any commonly owned and controlled affiliate of Crown Jewel Partners LLC, in any such case, provided that, and for so long as, the related ownership and control requirements described in the Mortgage Loan agreement are satisfied with respect to any person described in clause (i) or (ii) above, as applicable.

(45) Appraisal	1535 Broadway (Loan No. 27)	The appraisal of the 1535 Broadway Mortgaged Property is dated as of December 17, 2024 and the effective date of the valuation is October 1, 2024, which is more than six months before the Mortgage Loan origination date of April 14, 2025.

D-2-13

Greystone Commercial Mortgage Capital LLC

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
None	None	None

D-2-14

Zions Bancorporation, N.A.

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
(26) Local Law Compliance	3030 Brighton 12th Street (Loan No. 17)	The Mortgaged Property does not comply with current zoning laws and is considered to be a “legal non-conforming” structure. The Mortgaged Property is nonconforming with respect to setbacks (encroaches 20 feet into the required rear yard), density (floor area ratio is excessive 1.77) and parking (parking is deficient 67 spaces). While law and ordinance insurance coverage has been obtained for the Mortgaged Property (including coverage for the full replacement cost of a loss to an undamaged portion of building (Coverage A)), the aggregate coverage for demolition costs (Coverage B) and increased cost of construction (Coverage C) amounts to $1,000,000, which may not be considered the amount customarily required for similar commercial and multifamily loans intended for securitization.
(26) Local Law Compliance	8201 Bay Parkway (Loan No. 31)	The Mortgaged Property does not comply with current zoning laws and is considered to be a “legal non-conforming” structure. The Mortgaged Property is nonconforming with respect to setbacks (encroaches 20 feet into the required rear yard), density (floor area ratio is excessive 2.37) and parking (parking is deficient 34 spaces). While law and ordinance insurance coverage has been obtained for the Mortgaged Property (including coverage for the full replacement cost of a loss to an undamaged portion of building (Coverage A)), the aggregate coverage for demolition costs (Coverage B) and increased cost of construction (Coverage C) amounts to 10% of the building limit, which may not be considered the amount customarily required for similar commercial and multifamily loans intended for securitization.

D-2-15

BSPRT CMBS Finance, LLC

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
(26) Local Law Compliance	Hotel Shocard (Loan No. 25)	Certain building code and fire code violations are open at the related Mortgaged Property. The related Mortgage Loan documents require the Mortgagor to cure, remediate and use commercially reasonable efforts to discharge of record such violations.
D-2-16

Natixis Real Estate Capital LLC

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
None	None	None

D-2-17

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

TABLE OF CONTENTS

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	15
Important Notice About Information Presented in this Prospectus	16
Summary of Terms	26
Summary of Risk Factors	63
Risk Factors	65
Description of the Mortgage Pool	175
Transaction Parties	271
Credit Risk Retention	375
Description of the Certificates	393
Description of the Mortgage Loan Purchase Agreements	434
Pooling and Servicing Agreement	446
Certain Legal Aspects of Mortgage Loans	577
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	598
Pending Legal Proceedings Involving Transaction Parties	601
Use of Proceeds	601
Yield and Maturity Considerations	601
Material Federal Income Tax Considerations	612
Certain State and Local Tax Considerations	626
Plan of Distribution (Conflicts of Interest)	627
Incorporation of Certain Information by Reference	630
Where You Can Find More Information	631
Financial Information	631
Certain ERISA Considerations	631
Legal Investment	636
Legal Matters	637
Ratings	637
Index of Defined Terms	640

Dealers will be required to deliver a prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus until the date that is ninety days from the date of this prospectus.

$522,979,000
(Approximate)

Wells Fargo
Commercial Mortgage
Securities, Inc.
Depositor

Wells Fargo Commercial
Mortgage Trust 2025-5C5
Issuing Entity

Commercial Mortgage
Pass-Through Certificates,
Series 2025-5C5

Class A-1	$4,000,000	Class X-B	$105,788,000
Class A-2	$0 - $150,000,000	Class A-S	$52,149,000
Class A-3	$263,191,000 -	Class B	$29,800,000
	$413,191,000	Class C	$23,839,000
Class X-A	$417,191,000

PROSPECTUS

Wells Fargo Securities

BMO Capital Markets

Citigroup

UBS Securities LLC

Co-Lead Managers and Joint Bookrunners

Academy Securities

Drexel Hamilton

Natixis Securities Americas LLC

Siebert Williams Shank

Co-Managers

July [_], 2025